As filed with the Securities and Exchange Commission on February 18, 2022.

Registration No. 333-262069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

AMENDMENT NO. 1 TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

Gorilla Technology Group Inc.

(Exact name of registrant as specified in its charter)

_________________

Cayman Islands	7372
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

Gorilla Technology Group Inc.
7F, No.302, Ruey Kuang Road,
Neihu, Taipei 114720, Taiwan, R.O.C.
+886 (2) 2627-7996
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies of all correspondence to:

James Chen Billy M.C. Chen K&L Gates 30/F, No. 95 Dun Hua S. Road, Sec. 2 Taipei 106046, Taiwan, R.O.C. Tel: +886 (2) 2326-5188	Robert S. Matlin David A. Bartz Jonathan M. Barron K&L Gates LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 536-3900	Michael Johns Michael Lockwood Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Tel: (345) 949-8066	Stuart Neuhauser Matthew A. Gray Jessica Yuan Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

_________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and all other conditions to the proposed Business Combination described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Gorilla Technology Group Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is effective. This proxy statement/prospectus is neither an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2022

PROXY STATEMENT/PROSPECTUS

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
GLOBAL SPAC PARTNERS CO.
PROSPECTUS FOR UP TO 21,735,000 ORDINARY SHARES,
13,085,625 WARRANTS,
AND 13,085,625 ORDINARY SHARES UNDERLYING WARRANTS
OF
GORILLA TECHNOLOGY GROUP INC.

The board of directors of Global SPAC Partners Co., a Cayman Islands exempted company (“Global”), has approved the Business Combination Agreement (the “Business Combination Agreement”), dated as of December 21, 2021, by and among Global, Gorilla Technology Group Inc., a Cayman Islands exempted company (the “Company” or “Gorilla”) and Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a direct wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Business Combination Agreement, Merger Sub will merge with and into Global, with Global surviving the merger (the “Business Combination”). As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), Global will become a wholly-owned subsidiary of the Company, with the securityholders of Global becoming securityholders of the Company.

Pursuant to the Business Combination Agreement, immediately prior to the effective time of the Business Combination, and contingent upon the closing of the Business Combination, Gorilla will effect a recapitalization (the “Recapitalization”) pursuant to which (a) the preference shares of Gorilla will be converted into Gorilla ordinary shares in accordance with Gorilla’s organizational documents; (b) Gorilla will effect a recapitalization of Gorilla ordinary shares so that the holders of Gorilla’s ordinary shares (and options to acquire Gorilla ordinary shares that are not converted to Gorilla ordinary shares in the Recapitalization) will have shares (or the right to acquire shares, as applicable) valued at $10.00 per share having a total value of $650,000,000, on a fully diluted basis (the ratio at which Gorilla ordinary shares are recapitalized being referred to as the Conversion Ratio); and (c) with respect to outstanding options to purchase Gorilla ordinary shares, the number of Gorilla ordinary shares issuable upon exercise of such security shall, as a result of the Recapitalization, become and be converted into such number of Gorilla ordinary shares equal to the quotient obtained by dividing (A) $650,000,000, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Gorilla ordinary shares then outstanding and (ii) without duplication, the number of Gorilla ordinary shares issuable upon the exercise of all outstanding options to purchase Gorilla ordinary shares, and taking such quotient to five decimal places, which ratio is referred to as the “Conversion Ratio.”

Additionally, to raise additional proceeds in connection with the Transactions, Global, Gorilla and certain accredited investors (the “PIPE Investors”) entered into a series of subscription agreements, providing for the purchase by the PIPE Investors at the effective time of the Business Combination an aggregate of 5 million Global subunits (“PIPE Subunits”) at a price per subunit of $10.10, for gross proceeds to Global of $50.5 million (collectively, the “PIPE Investment”); provided, however, that if a PIPE Investor acquires ownership of subunits of Gorilla in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such subunits in connection with any redemption conducted by Global in accordance with Global’s organizational documents and the prospectus for Global’s IPO in conjunction with the Closing or in conjunction with an amendment to Global’s organizational documents to extend Global’s deadline to consummate its Business Combination) at least prior to Global’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such PIPE Subunits in connection with any redemption (such subunits. “non-redeemed subunits”), the number of subunits for which the PIPE Investor is obligated to purchase under the Subscription Agreement shall be reduced by the number of non-redeemed subunits. The closing of the PIPE Investment is conditioned upon the consummation of the Transactions. It is anticipated that, upon completion of the Business Combination, Global’s existing public shareholders will own approximately __________%, Global SPAC Sponsors LLC (the “Sponsor”) will own approximately _______%, PIPE Investors will own approximately _______% Gorilla’s existing securityholders will own approximately _________% of the Company’s outstanding ordinary shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. These relative percentages assume that none of Global’s existing shareholders exercise their redemption rights in connection with the Business Combination. If any of Global’s shareholders exercise their redemption rights, or any of the other assumptions underlying these percentages become inaccurate, these percentages may vary from the amounts shown above. Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

This proxy statement/prospectus covers the Gorilla ordinary shares and Gorilla warrants issuable to the securityholders of Global as described above. Accordingly, we are registering up to an aggregate of 21,735,000 Gorilla ordinary shares, 13,085,625 Gorilla warrants, and 13,085,625 Gorilla ordinary shares issuable upon the exercise of the Gorilla warrants. We are not registering the Gorilla ordinary shares issuable to the Gorilla securityholders or the PIPE Subunits.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the extraordinary general meeting of Global shareholders scheduled to be held on ____________, 2022 in virtual format. For the purposes of the amended and restated memorandum and articles of association of Global, the physical place of the meeting shall be at the offices of Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, 11th Fl., New York, NY 10105, United States of America.

Although Gorilla is not currently a public reporting company, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Business Combination, Gorilla will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Gorilla intends to apply for listing of the Gorilla ordinary shares and Gorilla warrants on The Nasdaq Capital Market (“Nasdaq”) under the proposed symbols “GRRR” and “GRRRW”, respectively, to be effective at the consummation of the Business Combination. It is a condition of the consummation of the Transactions that the Gorilla ordinary shares and Gorilla warrants are approved for listing on Nasdaq (subject only to official notice of issuance thereof and round lot holder requirements). While trading on Nasdaq is expected to begin on the first business day following the date of completion of the Business Combination, there can be no assurance that Gorilla’s securities will be listed on Nasdaq or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the Nasdaq condition set forth in the Business Combination Agreement is waived by the applicable parties. See “Risk Factors” beginning on page 28 for more information.

Gorilla will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Gorilla will also be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Gorilla’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Gorilla will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The accompanying proxy statement/prospectus provides Global shareholders with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of Global shareholders, including Global shareholders’ right to redeem the shares included in their subunits for a pro rata portion of the cash held in Global’s trust account in connection with the Business Combination. Throughout this proxy statement/prospectus, references to the redemption of public shares are to the redemption of public subunits and redemption price per share shall mean redemption price per public subunit. See “Questions and Answers About the Business Combination and the Extraordinary General Meeting” for additional detail regarding the redemption process. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 28 of the accompanying proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the Business Combination, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated ______________, 2022, and is first being mailed to Global shareholders on or about _____________, 2022.

Notice of Extraordinary General Meeting
of Global SPAC Partners Co.
To Be Held on ____________, 2022

TO THE SHAREHOLDERS OF GLOBAL SPAC PARTNERS CO.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of Global SPAC Partners Co., a Cayman Islands exempted company (“Global”), will be held at _______ a.m. Eastern Time, on ___________, 2022 (the “extraordinary general meeting”). Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our shareholders, the extraordinary general meeting will be a virtual meeting. You are cordially invited to attend and participate in the extraordinary general meeting online by visiting https://www.cstproxy.com/globalspacpartners/2022. For the purposes of the amended and restated memorandum and articles of association of Global, the physical place of the meeting shall be at the offices of Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, 11th Fl., New York, NY 10105, United States of America. The extraordinary general meeting will be held for the following purposes:

1.      Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt by special resolution the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Business Combination whereby Gorilla Merger Sub, Inc., a Cayman Islands exempted company (“Merger Sub”), will merge with and into Global, with Global surviving the merger as a wholly-owned subsidiary of Gorilla Technology Group Inc., a Cayman Islands exempted company (“Gorilla”) (the “Business Combination Proposal”);

2.      Proposal No. 2 — The Charter Proposals — to consider and vote upon a proposal to approve and adopt by ordinary resolution the following material differences between Global’s amended and restated memorandum and articles of association (the “Global Articles”) and Gorilla’s amended and restated memorandum and articles of association (the “Gorilla Articles”) to be effective upon the consummation of the Business Combination:

i.       the name of the new public entity will be “Gorilla Technology Group Inc.” as opposed to “Global SPAC Partners Co.”;

ii.      the Gorilla Articles will provide for one class of ordinary shares as opposed to the two classes of ordinary shares provided for in the Global Articles;

iii.     Gorilla’s corporate existence is perpetual as opposed to Global’s corporate existence terminating if a business combination is not consummated within a specified period of time; and

iv.      the Gorilla Articles will not include the various provisions applicable only to special purpose acquisition corporations that the Global Articles contain (collectively, the “Charter Proposals”);

3.      Proposal No. 3 — The Nasdaq Proposal — to consider and vote upon a proposal to by ordinary resolution approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of five million PIPE Subunits (one Global Class A ordinary share and one-quarter of redeemable
Global warrant) in the PIPE Investment, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus (the “Nasdaq Proposal”); and

4.      Proposal No. 4 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of extraordinary general meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination (the “Adjournment Proposal”).

We also will transact any other business as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.

The items of business listed above are more fully described elsewhere in the proxy statement/prospectus. Whether or not you intend to attend the extraordinary general meeting, we urge you to read the attached proxy statement/prospectus in its entirety, including the annexes and accompanying financial statements, before voting. IN PARTICULAR, WE URGE YOU TO CAREFULLY READ THE SECTION IN THE PROXY STATEMENT/PROSPECTUS ENTITLED “RISK FACTORS.”

Only holders of record of Class A ordinary shares of Global, par value $0.0001 per share (“Class A ordinary share”), or Class B ordinary shares of Global, par value $0.0001 per share (“Class B ordinary share” and, together with the Class A ordinary share, the, “Global Ordinary Share”), at the close of business on _________, 2022 (the “record date”) are entitled to notice of the extraordinary general meeting and to vote and have their votes counted at the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting. `

After careful consideration, Global’s board of directors has determined that each of the proposals listed is in the best interests of Global and recommends that you vote or give instruction to vote “FOR” each of the proposals set forth above. When you consider the recommendations of Global’s board of directors, you should keep in mind that Global’s directors and officers may have interests in the Business Combination that conflict with, or are different from, your interests as a shareholder of Global. See the section titled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

The closing of the Business Combination is conditioned on approval of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal. If any of these proposals is not approved and the applicable closing condition in the Business Combination Agreement is not waived, the remaining proposals will not be presented to shareholders for a vote. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

All Global shareholders are cordially invited to attend the extraordinary general meeting, which will be held virtually over the Internet at https://www.cstproxy.com/globalspacpartners/2022. To ensure your representation at the extraordinary general meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a holder of record of Global Ordinary Share on the record date, you may also cast your vote at the extraordinary general meeting. If your Global Ordinary Share is held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the extraordinary general meeting, obtain a proxy from your broker or bank.

A complete list of Global shareholders of record entitled to vote at the extraordinary general meeting will be available for ten days before the extraordinary general meeting at the principal executive offices of Global for inspection by shareholders during business hours for any purpose germane to the extraordinary general meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the extraordinary general meeting virtually or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly voted and counted.

If you have any questions or need assistance voting your Global Ordinary Share, please contact __________. Questions can also be sent by email to ________________. This notice of extraordinary general meeting is and the proxy statement/prospectus relating to the Business Combination will be available at https://____________________.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Bryant B. Edwards
Chief Executive Officer

__________, 2022

IF YOU RETURN YOUR SIGNED PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (I) IF YOU: (A) HOLD PUBLIC SUBUNITS, OR (B) HOLD PUBLIC SUBUNITS THROUGH PUBLIC UNITS AND YOU ELECT TO SEPARATE YOUR PUBLIC UNITS INTO THE UNDERLYING PUBLIC SUBUNITS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SUBUNITS; AND (II) PRIOR TO ____________ P.M., EASTERN TIME, ON ____________, 2022, (A) SUBMIT A WRITTEN REQUEST TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, GLOBAL’S TRANSFER AGENT, THAT GLOBAL REDEEM YOUR PUBLIC SUBUNITS FOR CASH AND (B) DELIVER YOUR SUBUNIT CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SUBUNITS WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF GLOBAL SHAREHOLDERS — REDEMPTION RIGHTS” IN THIS PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the Securities and Exchange Commission (the “SEC”), by Gorilla, constitutes a prospectus of Gorilla under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Gorilla ordinary shares to be issued to Global shareholders in connection with the Business Combination, as well as the warrants to acquire Gorilla ordinary shares to be issued to Global warrant holders and the Gorilla ordinary shares underlying such warrants. This document also constitutes a proxy statement of Global under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and a notice of meeting with respect to the extraordinary general meeting of Global shareholders to consider and vote upon the proposals to adopt the Business Combination Agreement, to adopt the Charter Proposals (as defined herein) and the Nasdaq Proposal (as defined herein) and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt the Business Combination Agreement.

Unless otherwise indicated or the context otherwise requires, all references in this proxy statement/prospectus to the terms “Gorilla” and the “Company” refer to Gorilla Technology Group Inc., together with its subsidiaries. All references in this proxy statement/prospectus to “Global” refer to Global SPAC Partners Co.

Throughout this proxy statement/prospectus, unless otherwise indicated or the context otherwise requires, all references to the redemption of public shares are to the redemption of public subunits, and all references to the redemption price per share shall mean the redemption price per public subunit.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this proxy statement/prospectus concerning Gorilla’s industry and the regions in which it operates, including Gorilla’s general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts, which Gorilla believes to be reliable based upon its management’s knowledge of the industry. Gorilla has not independently verified the accuracy and completeness of such third-party information to the extent included in this proxy statement/prospectus. Such assumptions and estimates of Gorilla’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements; Industry and Market Data” and “Gorilla’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

“Ancillary Documents”

means the Lock-Up Agreement, the Gorilla Voting Agreement, Sponsor Voting Agreement, the Founders Registration Rights Agreement Amendment, the Gorilla Registration Rights Agreement and the Assignment, Assumption and Amendment to Warrant Agreement, the Surviving Company Memorandum and Articles of Association, the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan, the PIPE Subscription Agreements and the other agreements, certificates and instruments to be executed or delivered by any of the Parties contemplated by the Business Combination Agreement executed or to be executed in connection with the transactions contemplated thereby.

“Class A ordinary share”	means the Class A ordinary shares, par value $0.0001 per share, of Global.
“Class B ordinary share”	means the Class B ordinary shares, par value $0.0001 per share, of Global.
“Companies Act”	means the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;
“Closing”	means the consummation of the Business Combination.
“Closing Date”	means the date on which the Closing occurs.
“combined company”	means Gorilla after the Business Combination.
“Exchange Act”	means the Securities Exchange Act of 1934, as amended.
“Founder Shares”	means the 4,187,500 Class B ordinary shares of Global currently held by the Sponsor and directors of Global.
“GAAP”	means accounting principles generally accepted in the United States of America.
“Global IPO” or the “IPO”	means the initial public offering of Global, which was consummated on April 13, 2021.
“Gorilla preference shares”

means, collectively, the Series A Convertible Preference shares of Gorilla, no par value (“Series A Preference shares”) and Series B Convertible Preference shares of Gorilla, no par value (“Series B Preference shares”).

“Gorilla warrants”	means the warrants to be received by warrant holders of Global in exchange for Global warrants pursuant to the Business Combination Agreement.
“I-Bankers”	means I-Bankers Securities, Inc., representative of the several underwriters in Global IPO.
“PCAOB”	means the Public Company Accounting Oversight Board.
“PIPE Investment”

means the purchases of PIPE Subunits pursuant to the PIPE Subscription Agreements with the PIPE Investors, such purchases to be consummated immediately prior to the consummation of the Business Combination.

“PIPE Investors”	means certain accredited investors who executed PIPE Subscription Agreements pursuant to which they agreed, in the aggregate, to purchase the PIPE Subunits.
“PIPE Subunits”

means 5 million subunits of Global, each subunit consisting of one Class A ordinary share and one-quarter of redeemable Global warrant, subscribed for and to be purchased by the PIPE Investors pursuant to the PIPE Subscription Agreements; provided, however, that if a PIPE Investor acquires ownership of subunits of Global in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such subunits in connection with any redemption conducted by Global in accordance with Global’s organizational documents and the prospectus for Global’s IPO in conjunction with the Closing or in conjunction with an amendment to Global’s organizational documents to extend Global’s deadline to consummate its Business Combination) at least prior to Global’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such PIPE Subunits in connection with any redemption (such subunits. “non-redeemed subunits”), the number of subunits for which the PIPE Investor is obligated to purchase under the Subscription Agreement shall be reduced by the number of non-redeemed subunits.

“PIPE Subscription Agreements”

means the subscription agreements entered into by the PIPE Investors, pursuant to which the PIPE Investors have committed to subscribe for and purchase the PIPE Subunits at a purchase price per subunit of $10.10.

“private placement units” or “placement units”	means the 697,500 units Global sold to the Sponsor and I-Bankers via private placement in connection with the Global IPO.
“public shareholders”	means holders of public subunits.
“public shares”	means the 17,447,500 Class A ordinary shares included in the public subunits issued to public shareholders in the Global IPO.
“public subunits”	means subunits sold in the Global IPO as part of the units, whether they were purchased in the Global IPO or thereafter in the open market.
“public subunit warrants”	means the 4,361,875 public warrants underlying the public subunits, with each whole warrant exercisable to purchase one Class A ordinary share.
“public unit warrants”

means the 8,723,750 public warrants directly underlying the public units (excluding the redeemable warrants underlying the public subunits), with each whole warrant exercisable to purchase one Class A ordinary share;

“representative shares”	means the 100,000 Class B ordinary shares issued to I-Bankers upon the closing of Global IPO.
“Securities Act”	means the Securities Act of 1933, as amended.
“Sponsor”

means Global SPAC Sponsors LLC, a Delaware limited liability company. Members of Global SPAC Sponsors LLC include the anchor investors and SPAC Partners — Global LLC, whose members include certain officers and directors of Global. The sole manager of Global SPAC Sponsors LLC is Global’s Chief Executive Officer and director, Bryant B. Edwards.

“subunits”	means the subunit underlying the units, each subunit consisting of one Class A ordinary share and one-quarter of redeemable Global warrant.
“Transactions”	means the transactions contemplated by the Business Combination Agreement and the Ancillary Documents.
“units”

means the 17,447,500 units sold as part of the Global IPO including the 750,000 units sold to the underwriter following the partial exercise of its over-allotment option, each consisting of one subunit and one-half of one redeemable Global warrant.

Additionally, unless the context indicates otherwise or the context otherwise requires, all references in this proxy statement/prospectus to the redemption of public shares are to the redemption of public subunits and all references to the redemption price per share are to the redemption price per public subunit.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND
THE EXTRAORDINARY GENERAL MEETING

The questions and answers below highlight only selected information set forth elsewhere in this proxy statement/prospectus and only briefly address some commonly asked questions about the extraordinary general meeting and the proposals to be presented at the extraordinary general meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that may be important to Global shareholders. Global shareholders are urged to carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the extraordinary general meeting.

Q: Why am I receiving this proxy statement/prospectus?

A: Global and Gorilla have agreed to a business combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A, and Global encourages its shareholders to read it in its entirety. Global’s shareholders are being asked to consider and vote upon a proposal to approve the Business Combination Agreement, which, among other filings, provides for Merger Sub to be merged with and into Global with Global being the surviving corporation in the Business Combination and becoming a wholly-owned subsidiary of Gorilla, and the other Transactions contemplated by the Business Combination Agreement. See the section titled “Proposal One — The Business Combination Proposal.”

Q: Are there any other matters being presented to shareholders at the meeting?

A: In addition to voting on the Business Combination Proposal, the shareholders of Global will vote on the following proposals:

•        To approve the following material differences between the Global Articles and the Gorilla Articles to be effective upon the consummation of the Business Combination: (i) the name of the new public entity will be “Gorilla Technology Group Inc.” as opposed to “Global SPAC Partners Co.”; (ii) the Gorilla Articles will provide for one class of ordinary shares as opposed to the two classes of Global Ordinary Share provided for in the Global Articles; (iii) Gorilla’s corporate existence is perpetual as opposed to Global’s corporate existence terminating if a business combination is not consummated within a specified period of time; and (iv) the Gorilla Articles will not include the various provisions applicable only to special purpose acquisition corporations that the Global Articles contain. See the section of this proxy statement/prospectus titled “Proposal Two — The Charter Proposals.”

•        To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of five million Pipe Subunits in the PIPE Investment. See the section of this proxy statement/prospectus titled “Proposal Three — The Nasdaq Proposal.”

•        To consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination for any reason. See the section of this proxy statement/prospectus titled “Proposal Four — The Adjournment Proposal.”

Global will hold the extraordinary general meeting of its shareholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the extraordinary general meeting. Global shareholders should read it carefully.

The vote of shareholders is important. Regardless of how many shares you own, you are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q: Why is Global providing shareholders with the opportunity to vote on the Business Combination?

A: Pursuant to the Global Articles, Global is required to provide shareholders with an opportunity to have their public subunits redeemed for cash, either through a shareholder meeting or tender offer. Due to the structure of the Transactions, Global is providing this opportunity through a shareholder vote.

Q: What will happen to Global’s securities upon consummation of the Business Combination?

A: Global’s units, subunits and the Global warrants are currently listed on Nasdaq under the symbols GLSPU, GLSPT and GLSPW, respectively. Global’s securities will cease trading upon consummation of the Business Combination. If you own Global units, immediately prior to the consummation of the Business Combination, your Global units will split into the underlying subunits and warrants. If you have tendered your public shares underlying your public subunits, you will also forfeit the public subunit warrants underlying such public subunits. Any public shares underlying public subunits that are not tendered for redemption will split into the underlying Class A ordinary shares and warrants, and you will receive Gorilla ordinary shares in exchange for your Class A ordinary share and Gorilla warrants in exchange for your Global warrants as described herein. Gorilla intends to apply for listing of the Gorilla ordinary shares and Gorilla warrants on Nasdaq under the proposed symbols “GRRR” and “GRRRW,” respectively, to be effective upon the consummation of the Business Combination. It is a condition of the consummation of the Transactions that the Gorilla ordinary shares and Gorilla warrants are approved for listing on Nasdaq (subject only to official notice of issuance thereof and round lot holder requirements). While trading on Nasdaq is expected to begin on the first business day following the consummation of the Business Combination, there can be no assurance that Gorilla’s securities will be listed on Nasdaq or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the Nasdaq condition set forth in the Business Combination Agreement is waived by the applicable parties. See “Risk Factors — Risks Related to the Business Combination and the Combined Company” for more information.

Q: What will happen to Global’s warrants in the Business Combination?

A: Contemporaneously with the consummation of the Business Combination, (i) every four one-quarter public subunit warrants of Global that are not forfeited in connection with redemptions will automatically be combined to form a whole warrant and fractional warrants will no longer exist, (ii) every two public unit warrants held by a holder of unseparated units will automatically be combined to form a whole warrant and fractional warrants will no longer exist, and (iii) every whole Global warrant will be exchanged for a Gorilla warrant. Since no fractional warrants will then exist and only whole warrants will trade, (A) with respect to public subunit warrants, you will need to have a number of unredeemed public subunits divisible by four at that time, or you could lose up to three-quarters of a Global warrant, and (B) with respect to public unit warrants, you will need to have a number of unseparated public units divisible by two, or you could lose up to half of a Global warrant. Accordingly, in order to avoid such a situation, shareholders that do not intend to transfer the component pieces of the public units prior to the consummation of the Business Combination should continue to hold their securities as a combined unit so as to ensure that no portion of the warrant is lost.

Q: Why is Global proposing the Business Combination?

A: Global was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities.

On April 13, 2021, Global consummated the Global IPO of units, with each unit consisting of one subunit and one-half of one Global warrant, raising total gross proceeds of $167,500,000, including $7,500,000 pursuant to the partial exercise of the underwriters’ overallotment option. Simultaneously with the closing of the Global IPO, Global consummated the sale of 697,500 private placement units at a price of $10.00 per private placement unit in a private placement to Sponsor and I-Bankers, generating gross proceeds of $6,975,000. The aggregate proceeds held in the trust account (the “Trust Account”) resulting from the Global IPO and the private placement units was $169,175,000. Simultaneously with the consummation of its initial public offering, Global issued 100,000 Class B ordinary shares to I-Bankers as representative shares. Since the Global IPO, Global’s activity has been limited to the evaluation of business combination candidates.

Global believes Gorilla is a company with an appealing market opportunity and growth profile, a strong position in its industry and a compelling valuation. As a result, Global believes that the Business Combination will provide Global shareholders with an opportunity to participate in the ownership of a company with significant growth potential. See the section titled “Proposal One — The Business Combination Proposal — Global’s Board of Directors’ Reasons for the Business Combination and the Recommendation of the Board of Directors.”

Q: Did Global’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A: No. Global’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. We note that the prospectus for the Global IPO provides that if Global seeks to complete a business combination with an entity affiliated with the Sponsor or Global’s officers or directors, Global would be required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair from a financial point of view. Gorilla is not an entity affiliated with the Sponsor or Global’s officers or directors. In light of the foregoing and the fact that a majority of Global’s board of directors did not have an interest in the proposed transaction, except as disclosed in “Security Ownership of Certain Beneficial Owners and Management of Global, Gorilla and the Combined Company” of this proxy statement/prospectus, Global’s board of directors determined that hiring an independent valuation firm or appointing a committee of independent directors was not necessary to evaluate the proposed transaction.

Additionally, in analyzing the Business Combination, Global’s board of directors reviewed the significant business, financial and legal due diligence completed and/or commission by Global’s management on Gorilla and again concluded that its members’ collective experience and backgrounds, together with the experience and sector expertise of Global’s management, enabled it to make the necessary analyses and determinations regarding the Business Combination, including that the Business Combination was fair from a financial perspective to its shareholders and that Gorilla’s fair market value was at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the Business Combination.

Q: Do I have redemption rights?

A: If you are a holder of public shares, you have the right to demand that Global redeem such shares for a pro rata portion of the cash held in Global’s Trust Account, calculated as of two business days prior to the consummation of the Business Combination. We sometimes refer to these rights to demand redemption of the public shares as “redemption rights.” The redemption of public shares, as used herein, refers to the redemption of public subunits, consisting of one ordinary share and one-quarter public subunit warrant, and upon a redemption of the public subunit (public shares), both the ordinary share and the public subunit warrant contained therein will be forfeited.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to 15% or more of the public shares. Accordingly, all public shares in excess of 15% held by a public shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be converted.

Under the Global Articles, the Business Combination may not be consummated if Global has net tangible assets of less than $5,000,001 either immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all public shares properly demanded to be redeemed by holders of public shares.

If you are a holder of public shares (through your ownership of Global subunits) and you exercise your redemption rights, it will result in the loss of your Global subunit warrants contained in the public subunits that are redeemed, but will not result in the loss of any public unit warrants that you may hold directly (including those contained in any unseparated public units you hold). Your whole warrants will be exchanged for Gorilla warrants and become exercisable to purchase one Gorilla ordinary share following consummation of the Business Combination as further described herein.

Q. Will how I vote affect my ability to exercise redemption rights?

A. No. You may exercise your redemption rights whether or not you are a holder of public shares on the record date (so long as you are a holder at the time of exercise), or whether you are a holder and vote your Class A ordinary shares of Global on the Business Combination Proposal (for or against) or any other proposal described by this proxy statement/prospectus. As a result, the Business Combination Agreement can be approved by shareholders who will redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q. If I am a unit holder, can I exercise redemption rights with respect to my units?

A. No. Holders of outstanding units must separate the units into their individual component parts prior to exercising redemption rights with respect to the public subunits. If the units are registered in a holder’s own name, the holder must deliver the certificate for its units to Continental Stock Transfer & Trust Company Global’s transfer agent (“Continental”), with written instructions to separate the units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder of the public subunits may then exercise his, her or its redemption rights upon the separation of the public subunits from the units. See “How do I exercise my redemption rights?” below. The address of Continental is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental, Global’s transfer agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. As detailed above, this must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public subunits from the public units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation of units. If you fail to cause your public units to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q: How do I exercise my redemption rights?

A: A holder of public shares may exercise redemption rights regardless of whether it votes for or against the Business Combination Proposal or does not vote on such proposal at all, or if it is a holder of public shares on the record date. If you are a holder of public shares and wish to exercise your redemption rights, you must demand that Global convert your public shares into cash and deliver your subunit certificates (if any) and other redemption forms to Global’s transfer agent electronically using The Depository Trust Company’s Deposit/Withdrawal at Custodian (“DWAC”) System no later than two (2) business days prior to the extraordinary general meeting. Any holder of public shares seeking redemption will be entitled to their pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was $_________, or $_______ per share, as of the record date), less any owed but unpaid taxes on the funds in the Trust Account. Such amount will be paid promptly upon consummation of the Business Combination. There are currently no owed but unpaid income taxes on the funds in the Trust Account.

Any request for redemption, once made by a holder of public shares, may not be withdrawn once submitted to Global unless the Board of Directors of Global determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If you deliver your subunit certificates (if any) and other redemption forms for redemption to Global’s transfer agent and later decide prior to the time the vote is counted at the extraordinary general meeting not to elect redemption, you may request that Global’s transfer agent return the shares (physically or electronically). You may make such request by contacting Global’s transfer agent at the address listed at the end of this section.

Any written demand of redemption rights must be received by Global’s transfer agent at least two (2) business days prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No demand for redemption will be honored unless the holder’s subunit certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the transfer agent.

If you are a holder of public shares (through your ownership of Global subunits) and you exercise your redemption rights, it will result in the loss of your Global warrants contained in the Global subunits, but will not result in the loss of any Global unit warrants that you may hold directly (including those contained in any unseparated units you hold). Your whole warrants will be exchanged for Gorilla warrants and become exercisable to purchase one Gorilla ordinary share following consummation of the Business Combination as further described herein.

Value of the Public Warrants:

	Assuming no redemption(1)	Assuming 50% redemption(1)	Assuming Maximum redemption
Number of public warrants	12,562,500	10,468,750	9,593,515
Closing price per public warrant as of December 31, 2021	$0.48	$0.48	$0.48
Aggregate trading value of public Warrants as of December 31, 2021	$6,030,000	$5,025,000	$4,604,887

____________

(1)      Includes warrants included in subunits that are not redeemed.

Assuming maximum redemptions and based on the market value per warrant as of the closing price on December 31, 2021 for Global’s public warrants, redeeming shareholders may retain public warrants with an aggregate value of approximately $4.6 million (after redeeming their shares). Additionally, as a result of redemptions, the trading market for the Gorilla ordinary shares may be less liquid than the market for the Global securities prior to consummation of the Business Combination, and Gorilla may not be able to meet the listing standards for the Nasdaq or another national securities exchange.

Q. If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A. No. The holders of warrants (whether unit warrants or subunit warrants) have no redemption rights with respect to such securities.

If holders redeem all of their public shares at closing but continue to hold any public unit warrants, the aggregate value of all Global warrants that may be retained by public shareholders, based on the closing trading price per Global public unit warrant as of December 31, 2021, would be $4.6 million, regardless of the amount of redemptions by the public shareholders.

Q: Do I have appraisal rights if I object to the proposed Business Combination?

A: None of the subunit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Act. Global shareholders may be entitled to give notice to Global prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her Global shares if they follow the procedures set out in the Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is Global’s view that such fair market value would equal the amount which Global shareholders would obtain if they exercise their redemption rights as described herein.

Q: What equity stake will the current Gorilla shareholders and Global shareholders hold in the public company immediately after the consummation of the Business Combination?

A: It is anticipated that, upon completion of the Business Combination, the ownership interests in Gorilla as the public company will be as set forth in the table below:

	No Redemption Scenario		50% Redemption Scenario		Max Redemption Scenario
	Shares	%	Shares	%	Shares	%
Global Public Shareholders	16,750,000	19.0	8,375,000	10.5	—	0.0
Gorilla Shareholders	61,615,207	69.7	61,615,207	77.0	61,615,207	86.0
Sponsor	4,985,000	5.6	4,985,000	6.2	4,985,000	7.0
PIPE Investors	5,000,000	5.7	5,000,000	6.3	5,000,000	7.0
Closing Shares	88,350,207	100.0%	79,975,207	100.0%	71,600,207	100.0%

The share numbers set forth above do not take into account (a) Global’s public warrants and warrants underlying the private placement units that will remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing 30 days after the Closing of the Business Combination), or (b) the issuance of any shares upon completion of the Business Combination under Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan. If the actual facts are different than the assumptions set forth above, the share numbers set forth above will be different.

Based on Global’s public trading price at market close on February 1, 2022 ($10.02), the estimated implied dollar value of the Sponsor post-Business Combination ordinary shares is approximately $267.9 million if none of the Redemption Equity is forfeited, or approximately $100.1 million if the max Redemption Equity is forfeited.

The table below reflects the ownership percentages immediately after the consummation of the Business Combination if all Global warrants are exercised assuming no redemptions, 50% redemptions and maximum redemptions.

	No Redemption Scenario		50% Redemption Scenario		Max Redemption Scenario
	Shares	%	Shares	%	Shares	%
Global Public Shareholders	21,286,458	22.0	12,155,382	13.9	3,024,306	3.9
Gorilla Shareholders	65,000,000	67.1	65,000,000	74.0	65,000,000	82.6
Sponsor	5,173,906	5.3	5,173,906	5.9	5,173,906	6.6
PIPE Investors	5,451,389	5.6	5,451,389	6.2	5,451,389	6.9
Closing Shares	96,911,753	100.0%	87,780,677	100.0%	78,649,601	100.0%

For more information, please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

It should be noted that when the Global warrants become exercisable, we may require the public warrants to be exercised on a cashless basis and the warrants underlying the private placement units may be exercised on a cashless basis at the option of each holder thereof.

Q: What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A: The net proceeds of the Global IPO, together with the partial exercise of the over-allotment option by the underwriter and a portion of the amount raised from the simultaneous private placement of Global units for a total of $169,175,000, was placed in the Trust Account immediately following the Global IPO. After consummation of the Business Combination, the funds in the Trust Account will be used to pay, on a pro rata basis, holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of approximately $5.86 million to the underwriter of the Global IPO, subject to a maximum reduction of 20% for redemption and after any reductions due to redemptions, up to 30% to a firm or firms who assists Global with the Business Combination) and for working capital and general corporate purposes.

Q: What happens if a substantial number of public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A: Global’s public shareholders may vote in favor of the Business Combination and still exercise their redemption rights, although they are not required to vote in any way to exercise such redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public shareholders are substantially reduced as a result of redemptions by public shareholders. Nonetheless, the consummation of the Business Combination is conditioned upon, among other things, Global having an aggregate cash amount of at least $50 million available at Closing from the Trust Account and the PIPE Investors but without taking into account any expenses which may be payable from the Trust Account (the “Minimum Cash Condition”). If the Business Combination is consummated, but we experience a significant level of redemptions, this may result in fewer public shares and public shareholders, which may result in the trading market for Gorilla ordinary shares being less liquid than the market for Global’s securities was prior to consummation of the Business Combination. In addition, Gorilla may not be able to meet the listing standards for the Nasdaq or another national securities exchange. Furthermore, with less funds available from the Trust Account, the capital infusion from the Trust

Account into Gorilla’s business will be reduced. As such, Gorilla’s ability to perform against its business plan may be negatively impaired if redemptions by Global’s public shareholders are significant. See a discussion of risks related to redemption rights in “Risk Factors Related to Redemption”.

Public shareholders who purchased units as part of Global’s IPO for $10.00 may experience dilution if they elect not to redeem in connection with the Business Combination. The expense of the deferred underwriting commission would be borne by those shareholders who elect not to redeem.

Global’s IPO investors will also face dilution from the Founder Shares, which will automatically convert into Gorilla ordinary shares at the closing on a one-for-one basis, resulting in the issuance of 4,187,500 ordinary shares. The table below illustrates how the conversion of the Founder Shares and other sources of possible dilution affect the public shareholder ownership percentage in the combined entity.

	No Redemption Scenario		50% Redemption Scenario		Max Redemption Scenario
	Shares	%	Shares	%	Shares	%
Global Public Shareholders	21,286,459	22.0	12,155,382	13.9	3,024,306	3.9
Gorilla Shareholders	65,000,000	67.1	65,000,000	74.0	65,000,000	82.6
Sponsor	5,173,906	5.3	5,173,906	5.9	5,173,906	6.6
PIPE Investors	5,451,389	5.6	5,451,389	6.2	5,451,389	6.9
Closing Shares	96,911,753	100.0%	87,780,677	100.0%	78,649,601	100.0%

The tables above in Q&A discussing the ownership of Gorilla shareholders and Global shareholders post-Business Combination show possible sources of dilution and the extent of such dilution that non-redeeming Global public shareholders could experience in connection with the closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table above shows the effect of the exercise of all public warrants and warrants underlying the private placement units, which are exercisable for one whole share at a price of $11.50 per share at any time commencing 30 days after the completion of the Business Combination. The table is presented assuming (i) no redemptions, (ii) 50% of the maximum redemptions and (iii) maximum redemptions that may occur but which would still provide for the satisfaction of the Minimum Cash Condition.

The deferred underwriting commissions in connection with the IPO will be released to the underwriters only on completion of the Business Combination, in an amount equal to approximately 3.5% of the gross proceeds of the IPO, subject to a maximum reduction of 20% for redemption and after any reductions due to redemptions, up to 30% to a firm or firms who assists Global with the Business Combination. Below is a summary of the total deferred underwriting commission to be paid upon closing of the Business Combination, assuming (i) no redemptions, (ii) 50% of the maximum redemptions and (iii) maximum redemptions that may occur but which would still provide for the satisfaction of the Minimum Cash Condition of a trust account balance greater than $50 million, before payment of deferred underwriting fees.

Underwriting Fee (In thousands, except for number of shares)
	No Redemptions	50% Redemptions	Maximum Redemptions
Redemptions	$—	$84,588	$169,196
Redemptions (Shares)	—	8,375,000	16,750,000
Effective Underwriting (Total Underwriting less redemptions)	$5,863	$4,690	$4,690
Total Deferred Fee	3.5%	2.8%	2.8%
Total Deferred Underwriting Fee	$5,863	$4,690	$4,690
Effective Deferred Underwriting Fee (as a percentage of cash left in Trust Account post redemptions)	3.5%	2.8%	2.8%

Q: What happens if the Business Combination is not consummated?

A: If Global does not complete the Business Combination with Gorilla for whatever reason, Global would search for another target business with which to complete a business combination. If Global does not complete the Business Combination with Gorilla or another business combination by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles), Global must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to an amount then held in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of outstanding public shares. Both the private placement units and the Sponsor and Global’s officers and directors have waived their redemption rights with respect to their units and Founder Shares, respectively, in the event a business combination is not effected in the required time period, and, accordingly, their Founder Shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Global’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q: How do the Sponsor and the officers and directors of Global intend to vote on the proposals?

A: The Sponsor, as well as Global’s officers and directors, beneficially own and are entitled to vote an aggregate of approximately 21.7% of the outstanding Global Ordinary Share. These holders have agreed to vote their shares in favor of the Business Combination Proposal. These holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. In addition to the Global Ordinary Shares held by the Sponsor and Global’s officers and directors, Global would need 6,075,001 shares, or approximately 36.3%, of the 16,750,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved.

Q: What interests do the Sponsor and the current officers and directors of Global have in the Business Combination?

A: In considering the recommendation of Global’s board of directors to vote in favor of the Business Combination, shareholders should be aware that, aside from any interests as holders of public shares, the Sponsor and certain of Global’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other holders of public shares generally. Global’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, in recommending to shareholders that they approve the Business Combination and in agreeing to vote their shares in favor of the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things, the fact that:

•        If the Business Combination with Gorilla or another business combination is not consummated by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles), Global will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor and certain directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the Global IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $___________ million based upon the closing price of $___________ per share on Nasdaq on ___________, 2022. On the other hand, if the Business Combination is consummated, each outstanding share of Global Ordinary Share will be converted into one Gorilla ordinary share. In the aggregate, the 4,187,500 Founder Shares will be converted into Global Class A ordinary share and exchanged for 4,187,500 Gorilla ordinary shares.

•        The Sponsor and I-Bankers purchased 697,500 private placement units from Global for $10.00 per unit. This purchase took place on a private placement basis simultaneously with the consummation of the Global IPO and the subsequent partial exercise of the underwriter’s over-allotment option. Nearly all of the proceeds Global received from these purchases were placed in the Trust Account. Such private placement units had an aggregate market value of approximately _________ million based upon the closing price of $_________ per unit on Nasdaq on _________, 2022. The warrants underlying the private placement units will become worthless if Global does not consummate a business combination by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). On the other hand, if the Business Combination is consummated, each outstanding warrant underlying the private placement unit will be exchanged for one warrant of Gorilla.

•        If Global is unable to complete a business combination within the required time period under the Global Articles, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of potential target businesses or claims of vendors or other entities that are owed money by Global for services rendered or contracted for or products sold to Global. If Global consummates a business combination, on the other hand, Global and ultimately the combined company will be liable for all such claims.

•        The Sponsor and Global’s officers and directors and their affiliates are entitled to reimbursement of activities on Global’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Global fails to consummate a business combination within the required time period under the Global Articles, they will not have any claim against the Trust Account for reimbursement. Accordingly, Global may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). As of the record date, the Sponsor and Global’s officers and directors and their affiliates had incurred approximately $___________ of unpaid reimbursable expenses.

•        The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate;

•        Based on the difference in the purchase price of $0.00435 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the combined company after the Closing falls below the price initially paid for the units in the IPO and the public shareholders experience a negative rate of return following the Closing of the Business Combination.

•        In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in Global. In total, the Sponsor has invested $5,325,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and Global’s officers and directors have no loans outstanding to Global.

•        The Business Combination Agreement provides for the continued indemnification of Global’s current directors and officers and the continuation of directors and officers liability insurance covering Global’s current directors and officers.

•        Global’s Sponsor, officers and directors (or their affiliates) may make loans from time to time to Global to fund certain capital requirements. On August 7, 2020, the Sponsor agreed to loan Global an aggregate of up to $300,000 to cover expenses related to the Global IPO pursuant to a promissory note that was repaid in full upon the completion of the Global IPO. Additional loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Global outside of the Trust Account.

•        Jay Chandan, Global’s Chairman, will be Executive Chairman of Gorilla following the closing of the Business Combination. Such position may provide Mr. Chandan with compensation, including equity incentives. The terms of such position have not been negotiated or approved, and will not be considered by Gorilla until after the Business Combination.

•        In addition to these interests of the Sponsor and Global’s current officers and directors, the Global Articles waive the application of the “corporate opportunity” doctrine. The “corporate opportunity” doctrine generally provides that a director or officer may not take a business opportunity for his or her own if: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation’s line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his or her own, the self-interest of the director or officer will be brought into conflict with the director’s or officer’s duties to the corporation. However, Global does not believe that the waiver of the application of the “corporate opportunity” doctrine in the Global Articles had any impact on its search for a potential business combination target.

Q: When do you expect the Business Combination to be completed?

A: It is currently anticipated that the Business Combination will be consummated promptly following the Global extraordinary general meeting, which is set for ______________, 2022; however, such meeting could be adjourned or postponed to a later date, as described above. The Closing (as defined below) is also subject to the approval of the holders of Gorilla ordinary shares and Gorilla preference shares, as well as other customary closing conditions. For a description of the conditions for the completion of the Business Combination, see the section titled “The Business Combination Agreement and Ancillary Agreements — Conditions to Closing.”

Q: Will Global obtain new financing in connection with the Business Combination?

A: Yes. On February 10, 2022, Global and Gorilla entered into the PIPE Subscription Agreements with the PIPE Investors for an aggregate of fifty million five hundred thousand U.S. Dollars ($50,500,000) for five million subunits, each subunit consisting of one Class A ordinary share and one-quarter of redeemable Global warrant, at a price of $10.10 per subunit in a private placement in Global to be consummated simultaneously with the closing of the Transactions; provided, however, that if a PIPE Investor acquires ownership of subunits of Gorilla in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such subunits in connection with any redemption conducted by Global in accordance with Global’s organizational documents and the prospectus for Global’s IPO in conjunction with the Closing or in conjunction with an amendment to Global’s organizational documents to extend Global’s deadline to consummate its Business Combination) at least prior to Global’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such PIPE Subunits in connection with any redemption (such subunits. “non-redeemed subunits”), the number of subunits for which the PIPE Investor is obligated to purchase under the Subscription Agreement shall be reduced by the number of non-redeemed subunits.

Consummation of the PIPE Investment is conditioned on the concurrent Closing and other customary closing conditions in the PIPE Subscription Agreements. Each PIPE Investor agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account held for the public shareholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom). In addition, Global and Gorilla granted certain customary registration rights to the PIPE Investors.

Q: What do I need to do now?

A: Global urges you to carefully read and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder and/or a warrant holder of Global. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q: When and where will the extraordinary general meeting take place?

A: The extraordinary general meeting will be held on __________, 2022, at ______ a.m., Eastern Time, over the Internet by means of a live audio webcast. You may attend the extraordinary general meeting webcast by accessing the web portal located at https://www.cstproxy.com/globalspacpartners/2022 and following the instructions set forth below. For the purposes of the amended and restated memorandum and articles of association of Global, the physical place of the meeting shall be at the offices of Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, 11th Fl., New York, NY 10105, United States of America. Shareholders participating in the extraordinary general meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the extraordinary general meeting, virtual attendees will be able to:

•        vote via the web portal during the extraordinary general meeting webcast; and

•        submit questions or comments to Global’s directors and officers during the extraordinary general meeting.

Shareholders may submit questions or comments during the meeting through the extraordinary general meeting webcast by typing in the “Submit a question” box.

Q: How do I attend the extraordinary general meeting?

A: Due to health concerns stemming from the COVID-19 pandemic and to support the health and well-being of Global’s shareholders, the extraordinary general meeting will be held virtually. To register for and attend the extraordinary general meeting, please follow these instructions as applicable to the nature of your ownership of Global Ordinary Share:

•        Shares Held of Record.    If you are a record holder, and you wish to attend the extraordinary general meeting, go to https://www.cstproxy.com/globalspacpartners/2022, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to register for the online meeting” link at the top of the page. Immediately prior to the start of the extraordinary general meeting, you will need to log back into the meeting site using your control number.

•        Shares Held in Street Name.    If you hold your shares in “street” name, which means your shares are held of record by a broker, bank or nominee, and you who wish to attend the extraordinary general meeting, you must obtain a legal proxy from the shareholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to proxy@continentalstock.com no later than 72 hours prior to the extraordinary general meeting. Holders should contact their bank, broker or other nominee for instructions regarding obtaining a proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the extraordinary general meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the extraordinary general meeting. “Street” name holders should contact Continental Stock Transfer on or before ____________, 2022.

Shareholders will also have the option to listen to the extraordinary general meeting by telephone by calling:

•        Within the U.S. and Canada: +1 800-450-7155 (toll-free)

•        Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

The passcode for telephone access: 7502829#. You will not be able to vote or submit questions unless you register for and log in to the extraordinary general meeting webcast as described above.

Q: How do I vote?

A: If you are a holder of record of Global Ordinary Share on the record date, you may vote by virtually attending the extraordinary general meeting and submitting a ballot via the extraordinary general meeting webcast or by submitting a proxy for the extraordinary general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly voted and counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote through the web portal, obtain a legal proxy from your broker, bank or nominee.

Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A: Your broker, bank or nominee can vote your shares without receiving your instructions on “routine” proposals only. Your broker, bank or nominee cannot vote your shares with respect to “non-routine” proposals unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

The Charter Proposal to approve the name of the public company being “Gorilla Technology Group Inc.” is considered a routine proposal. Accordingly, your broker, bank or nominee may vote your shares with respect to such proposal without receiving voting instructions.

The Business Combination Proposal, each other Charter Proposal, the Nasdaq Proposal and the Adjournment Proposal are non-routine proposals. Accordingly, your broker, bank or nominee may not vote your shares with respect to these proposals unless you provide voting instructions.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. Shareholders of record may send a later-dated, signed proxy card to Global’s transfer agent at the address set forth below so that it is received prior to the vote at the extraordinary general meeting or virtually attend the extraordinary general meeting and submit a ballot through the web portal during the extraordinary general meeting webcast. Shareholders of record also may revoke their proxy by sending a notice of revocation to Global’s transfer agent, which must be received prior to the vote at the extraordinary general meeting. If you hold your shares in “street name,” you should contact your broker, bank or nominee to change your instructions on how to vote. If you hold your shares in “street name” and wish to virtually attend the extraordinary general meeting and vote through the web portal, you must obtain a legal proxy from your broker, bank or nominee.

Q: What constitutes a quorum for the extraordinary general meeting?

A: A quorum is the minimum number of Global Ordinary Shares that must be present to hold a valid meeting. A quorum will be present at the Global extraordinary general meeting if the holders of a majority of the issued and outstanding Global Ordinary Shares entitled to vote at the meeting are represented at the extraordinary general meeting or by proxy. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting. The Class A ordinary share and Class B ordinary share are entitled vote together as a single class on all matters to be considered at the extraordinary general meeting.

Q: What shareholder vote thresholds are required for the approval of each proposal brought before the extraordinary general meeting?

•        Business Combination Proposal — The approval of the Business Combination Proposal will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting. The Transactions will not be consummated if Global has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) either immediately prior to or upon consummation of the Transactions.

•        Charter Proposals — The approval of each of the charter proposals will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

•        Nasdaq Proposal — The approval of the Nasdaq Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

•        Adjournment Proposal — The approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Q: What happens if I fail to take any action with respect to the extraordinary general meeting?

A: If you fail to take any action with respect to the meeting and the Business Combination is approved by the Global shareholders and consummated, you will become a shareholder and/or warrant holder of Gorilla.

If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is not approved, you will continue to be a shareholder and/or warrant holder of Global, as applicable, and Global will continue to search for another target business with which to complete an initial business combination. If Global does not complete an initial business combination by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles), Global must cease all operations except for the purpose of winding up, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to an amount then held in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), and as promptly as reasonably possible following such redemption, subject to the approval of Global’s remaining shareholders and its board of directors, dissolve and liquidate.

Q: What should I do with my subunit and/or warrant certificates?

A: Warrant holders and those shareholders who do not elect to have their Global Ordinary Shares redeemed for a pro rata share of the Trust Account should wait for instructions from Global’s transfer agent regarding what to do with their certificates. Global shareholders who exercise their redemption rights must deliver their subunit certificates (if any) and other redemption forms to Global’s transfer agent (either physically or electronically) no later than two (2) business days prior to the extraordinary general meeting as described above.

Upon consummation of the Transactions, the Global warrants, by their terms, will be exchanged for Gorilla warrants and entitle holders to purchase shares of Gorilla. Therefore, warrant holders need not deliver their warrants to Global or Gorilla at that time.

Q: What should I do if I receive more than one set of voting materials?

A: Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Global Ordinary Shares.

Q: Who can help answer my questions?

A: If you have questions about the Business Combination or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitor at _______________.

Tel: _____________

Attn: _____________

Email: _____________

You may also obtain additional information about Global from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your subunit certificates (if any) and other redemption forms (either physically or electronically) to Global’s transfer agent at the address below at least two (2) business days prior to the vote at the extraordinary general meeting. If you have questions regarding the certification of your position or delivery of your subunit certificates (if any) and other redemption forms, please contact:

Mr. Mark Zimkind
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes, to fully understand the Business Combination Agreement, the Business Combination and the other matters being considered at the extraordinary general meeting of Global shareholders. For additional information, see “Where You Can Find More Information.” Each item in this summary refers to the sections of this proxy statement/prospectus on which that subject is discussed in more detail.

The Parties to the Business Combination

Gorilla Technology Group Inc.

Gorilla is a leading market provider of video intelligence, Internet of Things (“IoT”) security, edge AI data analytics and operational technology (“OT”) security solutions and services in Asia Pacific with operations and established distribution and sales channels in the United States, Europe, the Middle East and Latin America. Since its founding in 2001, Gorilla has produced revolutionary and transformational technology using AI and edge AI computing. Its established technologies form the foundation of its line of product and service offerings for a wide range of commercial, industrial, municipal and government customers, enabling such customers to securely move, store and analyze data for use in biometric authentication, account management, device management, business intelligence and other applications.

The main address of Gorilla’s principal executive offices is 7F, No.302, Ruey Kuang Road, Neihu, Taipei 114720, Taiwan, R.O.C. and its telephone number is +886 (2) 2627-7996.

Global SPAC Partners Co.

Global was incorporated as a Cayman Islands exempted company on August 6, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

On April 13, 2021, Global closed its initial public offering of 16,750,000 units, including 750,000 units issued pursuant to the partial exercise of the underwriters’ over-allotment option, with each unit consisting of one subunit and one-half of one redeemable Global warrant, and each subunit consisting of one Class A ordinary share and one-quarter of redeemable Global warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 commencing 30 days after the consummation of an initial business combination.

Global’s units, subunits and the Global warrants are listed on the Nasdaq under the symbols GLSPU, GLSPT, GLSPW, respectively.

The mailing address of Global’s principal executive office is 2093 Philadelphia Pike #1968, Claymont, DE 19703, and its telephone number is (650) 560-4753. After the consummation of the Business Combination, Global’s principal executive office will be that of Gorilla.

Gorilla Merger Sub, Inc.

Gorilla Merger Sub, Inc. (“Merger Sub”) is a Cayman Islands exempted company and a direct wholly owned subsidiary of Gorilla. Merger Sub was formed solely for the purpose of effecting the Business Combination and has not carried on any activities other than those in connection with the Business Combination. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Gorilla.

The Business Combination Agreement

The terms and conditions of the merger of Merger Sub with and into Global, with Global surviving the merger as a wholly-owned subsidiary of Gorilla (the “Business Combination”) are contained in the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Business Combination Agreement carefully, as it is the legal document that governs the Business Combination. See the section of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal.”

The Charter Proposals

The Global shareholders will vote on separate proposals to approve the following material differences between the Global Articles and the Gorilla Articles to be effective upon the consummation of the Business Combination: (i) the name of the new public entity will be “Gorilla Technology Group Inc.” as opposed to “Global SPAC Partners Co.”; (ii) the Gorilla Articles provide for one class of ordinary shares as opposed to the two classes of Global Ordinary Share provided for in the Global Articles; (iii) Gorilla’s corporate existence is perpetual as opposed to Global’s corporate existence terminating if a business combination is not consummated within a specified period of time; and (iv) the Gorilla Articles do not include the various provisions applicable only to special purpose acquisition corporations that the Global Articles contain. The Gorilla Articles to be in effect upon consummation of the Business Combination is attached as Annex B to this proxy statement/prospectus. See the section of this proxy statement/prospectus titled “Proposal Two — The Charter Proposals.”

The Nasdaq Proposal

The Global shareholders will vote to consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of five million PIPE Subunits in the PIPE Investment. See the section of this proxy statement/prospectus titled “Proposal Three — The Nasdaq Proposal.”

The Adjournment Proposal

If Global is unable to consummate the Business Combination at the time of the extraordinary general meeting for any reason, the chairman presiding over the extraordinary general meeting may submit a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary. See the section of this proxy statement/prospectus titled “Proposal Four — The Adjournment Proposal.”

Date, Time and Place of Extraordinary General Meeting of Global’s Shareholders

The extraordinary general meeting will be held at _______ a.m. Eastern Time, on ___________, 2022, via live webcast at https://www.cstproxy.com/globalspacpartners/2022, or such other date, time and place to which such meeting may be adjourned, to consider and vote upon the proposals.

Voting Power; Record Date

Global shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned Global Ordinary Share at the close of business on ____________, 2022, which is the record date for the extraordinary general meeting. Global shareholders will have one vote for each share of Global Ordinary Share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Global warrants do not have voting rights. On the record date, there were 21,735,000 Global Ordinary Shares outstanding, of which were 16,750,000 public shares with the rest being held by the initial shareholders and their respective affiliates (including the Sponsor and I-Bankers).

Redemption Rights

Pursuant to the Global Articles, a holder of public shares may demand that Global redeem such shares for cash if the Business Combination is consummated; provided that Global may not consummate the Business Combination if it has less than $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Business Combination. Any request for redemption, once made by a holder of public shares, may not be withdrawn once submitted to Global unless the Board of Directors of Global determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If you deliver your subunit certificates (if any) and other redemption forms for redemption to Global’s transfer agent and later decide prior to the time the vote is counted at the extraordinary general meeting not to elect redemption, you may request that Global’s transfer agent return the shares (physically or electronically). You may make such request by contacting Global’s transfer agent at the address listed at the end of this section.

You will be entitled to receive cash for any public subunits to be redeemed only if you:

(i)     (a)     hold public subunits, or

(b)    hold public subunits through units and you elect to separate your units into the underlying public subunits prior to exercising your redemption rights with respect to the public subunits; and

(ii)    prior to _________, Eastern Time, on _________, 2022, (a) submit a written request to Continental that Global redeem your public subunits for cash and (b) deliver your subunit certificates (if any) and other redemption forms to Continental, physically or electronically through DWAC.

Holders of outstanding units must separate the units into their individual component parts prior to exercising redemption rights with respect to the public subunits. The holder must deliver the certificate for its units to Continental (if the units are registered in the holder’s own name) or to its broker dealer, commercial bank, trust company or other nominee (if the units are held in “street name”), as applicable, with written instructions to separate the units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder of the public subunits may then exercise his, her or its redemption rights upon the separation of the public subunits from the units.

Holders of public subunits do not need to affirmatively vote on the Business Combination Proposal or be a holder of such public subunits as of the record date to exercise redemption rights. If the Business Combination is not consummated, these public subunits will not be redeemed for cash. If a holder of public subunits properly demands redemption, delivers his, her or its subunit certificates (if any) and other redemption forms to Global’s transfer agent as described above, and the Business Combination is consummated, Global will redeem each public subunit for a pro rata portion of the Trust Account, calculated as of two (2) business days prior to the date of the extraordinary general meeting. It is anticipated that this would amount to approximately $_____________ per share. If a holder of public subunits exercises his, her or its redemption rights, then such holder will be exchanging his, her or its public subunits for cash and will no longer own securities of the combined company. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of Global Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares into cash.

If you are a holder of public shares (through your ownership of Global subunits) and you exercise your redemption rights, it will result in the loss of your Global warrants contained in the Global subunits, but will not result in the loss of any separated Global warrants that you may hold directly (including those contained in any units you hold and do not tender for redemption which are split into Global Ordinary Shares and Global warrants at merger closing). Your whole warrants will be exchanged for Gorilla warrants and become exercisable to purchase one Gorilla ordinary share following consummation of the Business Combination.

Appraisal Rights

None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Act. Global shareholders may be entitled to give notice to Global prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her Global shares if they follow the procedures set out in the Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is Global’s view that such fair market value would equal the amount which Global shareholders would obtain if they exercise their redemption rights as described herein.

See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of Global Shareholders — Appraisal Rights.”

Global’s Board of Directors’ Reasons for the Business Combination

Global’s Board of Directors listened to and reviewed a presentation provided by the Global management team and certain board members who have had multiple interactions with Gorilla, in order to determine that the consideration to be paid to Gorilla was reasonable and that the Business Combination was in the best interests of Global’s shareholders.

The presentation provided to the Board was primarily derived from due diligence that Global management team and certain board members conducted of Gorilla that included:

•        Review of Gorilla’s historical financials and projected financials;

•        Gorilla’s customer contracts;

•        Gorilla’s existing debt and equity financing agreements;

•        Market research conducted by Global;

•        Discussions with Gorilla management and investors;

•        Discussions with investment professionals in the AI & Tech industry;

•        Management presentation materials from Gorilla; and

•        Financial data of public companies that are comparable to Gorilla.

See the section of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — Global’s Board of Directors’ Reasons for the Business Combination and the Recommendation of the Board of Directors.”

Interests of Global’s Directors and Officers in the Business Combination

In considering the recommendation of Global’s board of directors to vote in favor of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal, shareholders should keep in mind that the Sponsor and Global’s directors and executive officers have interests in such proposals that are different from, or in addition to, those holders of public shares generally. In particular:

•        If the Business Combination with Gorilla or another business combination is not consummated by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles), Global will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor and certain directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the Global IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $______ million based upon the closing price of $___________ per share on Nasdaq on __________, 2022. On the other hand, if the Business Combination is consummated, each outstanding share of Global Ordinary Share will be converted into one Gorilla ordinary share. In the aggregate, the 4,187,500 Founder Shares will be converted into Global Class A ordinary share and exchanged for 4,187,500 Gorilla ordinary shares.

•        The Sponsor and I-Bankers purchased 697,500 private placement units from Global for $10.00 per unit. This purchase took place on a private placement basis simultaneously with the consummation of the Global IPO and the subsequent partial exercise of the underwriter’s over-allotment option. Nearly all of the proceeds Global received from these purchases were placed in the Trust Account. Such private placement units had an aggregate market value of approximately $_________ million based upon the closing price of $_________ per unit on Nasdaq on ___________, 2022. The warrants underlying the private placement units will become worthless if Global does not consummate a business combination by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). On the other hand, if the Business Combination is consummated, each outstanding warrant underlying the private placement unit will be exchanged for one warrant of Gorilla.

•        If Global is unable to complete a business combination within the required time period under the Global Articles, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of potential target businesses or claims of vendors or other entities that are owed money by Global for services rendered or contracted for or products sold to Global. If Global consummates a business combination, on the other hand, Global and ultimately the combined company will be liable for all such claims.

•        The Sponsor and Global’s officers and directors and their affiliates are entitled to reimbursement of activities on Global’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Global fails to consummate a business combination within the required time period under the Global Articles, they will not have any claim against the Trust Account for reimbursement. Accordingly, Global may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). As of the record date, the Sponsor and Global’s officers and directors and their affiliates had incurred approximately $_________ of unpaid reimbursable expenses.

•        The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate;

•        Based on the difference in the purchase price of $0.00435 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the combined company after the Closing falls below the price initially paid for the units in the IPO and the public shareholders experience a negative rate of return following the Closing of the Business Combination.

•        In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in Global. In total, the Sponsor has invested $5,325,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and Global’s officers and directors have no loans outstanding to Global.

•        The Business Combination Agreement provides for the continued indemnification of Global’s current directors and officers and the continuation of directors and officers liability insurance covering Global’s current directors and officers.

•        Global’s Sponsor, officers and directors (or their affiliates) may make loans from time to time to Global to fund certain capital requirements. On August 7, 2020, the Sponsor agreed to loan Global an aggregate of up to $300,000 to cover expenses related to the Global IPO pursuant to a promissory note that was repaid in full upon the completion of the Global IPO. Additional loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Global outside of the Trust Account.

•        Jay Chandan, Global’s Chairman, will be Executive Chairman of Gorilla following the closing of the Business Combination. Such position may provide Mr. Chandan with compensation, including equity incentives. The terms of such position have not been negotiated or approved, and will not be considered by Gorilla until after the Business Combination.

•        In addition to these interests of the Sponsor and Global’s current officers and directors, the Global Articles waive the application of the “corporate opportunity” doctrine. The “corporate opportunity” doctrine generally provides that a director or officer may not take a business opportunity for his or her own if: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation’s line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his or her own, the self-interest of the director or officer will be brought into conflict with the director’s or officer’s duties to the corporation. However, Global does not believe that the waiver of the application of the “corporate opportunity” doctrine in the Global Articles had any impact on its search for a potential business combination target.

Recommendation to Global Shareholders

Global’s board of directors has determined that each of the proposals outlined above is in the best interests of Global and recommended that Global shareholders vote “FOR” the Business Combination Proposal, “FOR” each of the Charter Proposals, “FOR” the Nasdaq Proposal, and “FOR” the Adjournment Proposal, if presented.

Certain Material U.S. Federal Income Tax Considerations

It is intended that the Business Combination qualify for the Intended Tax Treatment (as defined below). The parties intend to report the Business Combination in a manner consistent with the Intended Tax Treatment. However, there are significant factual and legal uncertainties as to whether the Business Combination will qualify for the Intended Tax Treatment. For example, under Section 368(a) of the Code, the acquiring corporation must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the provisions of Section 368(a) of the Code apply in the case of an acquisition of a corporation with only investment-type assets, such as Global. There are significant factual and legal uncertainties concerning the determination of certain of these requirements. Moreover, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify for the Intended Tax Treatment, and neither Global nor Gorilla intends to request a ruling from the IRS (as defined below) regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court will not sustain a challenge by the IRS.

If, as of the Closing Date, any requirement for Section 368(a) of the Code is not met, then a U.S. Holder of Global Ordinary Share and/or Global warrants may recognize gain or loss in an amount equal to the difference, if any, between the fair market value (as of the Closing Date) of Gorilla ordinary shares and/or Gorilla warrants received in the Business Combination, over such U.S. Holder’s aggregate tax basis in the corresponding Global Ordinary Share and/or Global warrants surrendered by such U.S. Holder in the Business Combination.

For a detailed discussion of the material U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of Global Ordinary Shares and the ownership and disposition of Gorilla ordinary shares and/or Gorilla warrants, please see the section titled “Certain Material U.S. Federal Income Tax Considerations” of this proxy statement/prospectus.

Certain Material Cayman Islands Tax Considerations

For a description of certain material Cayman Islands tax consequences of the ownership and disposition of Gorilla ordinary shares and/or Gorilla warrants, please see the section titled “Certain Material Cayman Islands Tax Considerations” of this proxy statement/prospectus.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Global will be treated as the accounting acquiree for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Gorilla issuing shares at the closing of the Business Combination for the net assets of Global as of the closing date, accompanied by a recapitalization. The net assets of Global will be stated at historical cost, with no goodwill or other intangible assets recorded.

Gorilla has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•        The former owners of Gorilla will hold the largest portion of voting rights in the Combined Company;

•        Gorilla has the right to appoint a majority of the directors in the Combined Company;

•        Gorilla’s existing senior management team will comprise a majority of management of the Combined Company;

•        The operations of Gorilla will represent the ongoing operations of the Combined Company; and

•        Gorilla is the larger of the combining entities based on fair value, assets, revenues and profits.

The Business Combination is not within the scope of IFRS 3 — Business Combinations, since Global does not meet the definition of a business. The Business Combination will be accounted for within the scope of IFRS 2 — Share-based Payments. As a result, any excess of fair value of Gorilla ordinary shares issued over the fair value of Global’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as upon consummation.

Comparison of Rights of Shareholders of Global and Shareholders of Gorilla

If the Business Combination is successfully completed, holders of Global Ordinary Share will become holders of Gorilla ordinary shares and their rights as shareholders will be governed by Gorilla’s organizational documents. Please see the section titled “Comparison of Rights of Gorilla Shareholders and Global Shareholders” for more information.

Emerging Growth Company

Each of Global and Gorilla is, and, following the Business Combination, the combined company will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the combined company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.

The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date on which Gorilla ordinary shares were offered in exchange for Global Ordinary Share in connection with the Transactions, (b) in which the combined company has total annual gross revenue of at least $1.07 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Regulatory Matters

The Business Combination is not subject to any federal or state regulatory requirement or approval, except for filings with the Cayman Islands necessary to effectuate the Business Combination.

Summary Risk Factors

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under the section titled “Risk Factors” of this proxy statement/prospectus. Such risks include, but are not limited to:

•        Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

•        If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

•        If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

•        Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

•        Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

•        Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

•        Historically, a single customer has accounted for a material portion of Gorilla’s revenues and, therefore, the loss of that customer could materially and adversely affect its business, results of operations and financial condition;

•        Gorilla’s business depends on expanding its base of clients and its clients increasing their use of its services, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

•        If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

•        The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use its services and products;

•        The competitive position of Gorilla’s platforms depends, in part, on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition and results of operations could be adversely impacted;

•        Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected;

•        If Global’s shareholders fail to properly demand redemption rights, they will not be entitled to convert their Global Class A ordinary share into a pro rata portion of the Trust Account;

•        If the PIPE Investors fail, for any reason, to purchase the 5,000,000 PIPE Subunits covered by the PIPE Subscription Agreements, the Business Combination may not be completed;

•        Global’s board of directors did not obtain a third-party fairness opinion in determining whether or not to proceed with the Business Combination;

•        The Gorilla securities to be received by Global’s securityholders as a result of the Business Combination will have different rights from Global securities;

•        Global’s current directors’ and executive officers’ affiliates own Global Ordinary Shares and warrants underlying the private placement units that will be worthless if the Business Combination is not approved. Such interests may have influenced their decision to approve the Business Combination;

•        Global and Gorilla have no history operating as a combined company. The unaudited pro forma condensed combined financial information may not be an indication of Gorilla’s financial condition or results of operations following the Business Combination, and accordingly, you have limited financial information on which to evaluate Gorilla and your investment decision; and

•        The other matters described in the section titled “Risk Factors” beginning on page 28.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The summary unaudited pro forma condensed combined financial information and the unaudited pro forma combined financial information have been presented for illustrative purposes and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination been consummated as of the dates indicated. In addition, the pro forma information does not purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information presents two scenarios with respect to the potential redemption by public shareholders of Global Class A ordinary shares for cash:

•        Assuming no redemptions:    This presentation assumes that no public shareholders exercise their rights to redeem any of their Global Class A ordinary shares for a pro rata portion of the funds in the Trust Account. Thus, the full amount of funds held in the Trust Account as of closing is available for the Business Combination.

•        Assuming maximum redemptions:    This presentation assumes that holders of 16,750,000 Class A ordinary shares subject to possible redemption exercise their rights to redeem their Class A ordinary shares for approximately $10.10 per subunit. The Business Combination Agreement contains a condition to the Closing that Global will have cash, prior to the payment of transaction costs, of $50.0 million comprising (i) the funds held in the Trust Account or Global’s operating account after giving effect to the Global shareholder redemption, prior to payment of transaction expenses, and (ii) aggregate net proceeds from any PIPE Investment. As Global has received commitments from PIPE Investors to purchase $50.5 million of PIPE Subunits in the PIPE Investment and, as of September 30, 2021, the Trust Account had a balance of approximately $169.2 million, the maximum redemption scenario assumes that all Class A ordinary shares subject to possible redemption are redeemed for aggregate redemption payments of approximately $169.2 million using a per subunit redemption price of approximately $10.10 per subunit.

Refer to the section “Unaudited Pro Forma Combined Financial Information” for further information.

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
	(in $ thousands, except per share data)
Summary of Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data for the Nine Months Ended September 30, 2021
Revenue	$33,508	$33,508
Pro forma net income	6,065	2,441
Pro forma net income per share – basic	$0.07	$0.03
Pro forma net income per share – diluted	$0.06	$0.03
Summary of Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data for the Year Ended December 31, 2020
Revenue	$45,413	$45,413
Pro forma net loss	(77,418)	(76,213)
Pro forma net loss per share – basic and diluted	$(0.88)	$(1.06)
Summary of Unaudited Pro Forma Condensed Combined Statement of Financial Position Data as of September 30, 2021
Total assets	$287,656	$119,633
Total liabilities	44,024	42,223
Total equity	243,632	77,410

RISK FACTORS

If the Business Combination is completed, the combined company will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties not presently known to Gorilla and Global or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, the combined company’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of Gorilla’s ordinary shares or, if the Business Combination is not consummated, Global Ordinary Share could decline, and you may lose part or all of the value of any Gorilla ordinary shares or, if the Business Combination is not consummated, Global Ordinary Shares that you hold.

Risks Related to Gorilla

In this sub-section the terms “we,” “us” and “our” refer to Gorilla.

Risks Related to Gorilla’s Business and Industry

Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla.

Gorilla’s future growth depends on its ability to enhance its existing services and introduce new services that achieve market acceptance and penetrate new markets. Therefore, Gorilla plans to incur substantial research and development costs as part of its efforts to develop and commercialize new services and enhance existing services. Gorilla’s research and development expenses were approximately US$14.34 million and US$11.34 million during the years ended December 31, 2020 and 2019, respectively, and are likely to grow in the future. Future research and development expenses will adversely affect Gorilla’s future results of operations. In addition, Gorilla’s research and development program may not produce successful results, and even if it does successfully produce new services, those services may not achieve market acceptance, create additional revenue or become profitable.

If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected.

Gorilla’s ability to attract new clients and increase revenue from existing clients depends, in part, on its ability to enhance and improve its existing services, increase adoption and usage of its services, and introduce new services. The success of any enhancements or new services depends on several factors, including timely completion, adequate quality testing, actual performance quality, market accepted pricing levels and overall market acceptance.

Enhancements, such as additional technology features, and new services, such as software licenses and data services, that Gorilla develops may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with its platform or other services or may not achieve the broad market acceptance necessary to generate significant revenue. Furthermore, Gorilla’s ability to increase the usage of its services depends, in part, on the development of new uses for its services, which may be outside of its control. Its ability to generate usage of additional services by its data consumers may also require increasingly sophisticated and more costly sales efforts and result in a longer sales cycle. If Gorilla is unable to successfully enhance its existing services to meet evolving data consumer requirements, increase adoption and usage of its services, develop new services, or if its efforts to increase the usage of its services are more expensive than Gorilla expects, then its business, results of operations and financial condition would be adversely affected.

If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected.

Gorilla continues to invest significantly in growth opportunities, including the development of new technologies and services to meet its clients’ needs. For example, Gorilla and ITOCHU Techno-Solutions Corporation, are collaborating on project which aims to deliver edge AI computer vision solutions like IVAR® video analytics to clients and customers in Japan. Gorilla also continues to invest significantly in growth opportunities outside the Asia-Pacific and in particular the European Union and United States. Gorilla considers its presence in these markets to be an important component of its growth strategy.

There is no assurance that Gorilla’s growth strategy will be successful or will produce a sufficient or any return on its investments. Further, if Gorilla is unable to develop new technologies and services or its new technologies and services do not work as intended or there are delays in the availability or adoption of its new technologies and services, then Gorilla may not be able to grow its business or growth may occur slower than anticipated. Additionally, although Gorilla anticipates continued growth in the video intelligence, IoT technologies and cybersecurity markets, such growth may occur more slowly or not at all, and Gorilla may not benefit from its investments.

Gorilla plans to fund growth opportunities with cash from operations or from future financings. There can be no assurance that those sources will be available in sufficient amounts to fund future growth opportunities when needed.

Any of the foregoing could adversely affect our business, results of operations and financial condition.

Seasonality may cause fluctuations in our results of operations and position.

Historically, the first quarter of Gorilla’s fiscal year generally has relatively lower sales, and sales generally increase in each subsequent quarter with substantial increases during the fourth quarter ending December 31. Gorilla believes that this seasonality results from a number of factors, including:

•        The fiscal year end procurement cycle of Gorilla’s government customers;

•        The fiscal year budgeting process for Gorilla’s government customers;

•        Seasonal reductions in business activity during the first quarter of each fiscal year in Asia and certain other regions; and

•        Timing of projects and Gorilla’s customers’ evaluation of our work progress.

This seasonality has historically impacted and may in the future continue to impact the timing of collections and recognized revenue. Because a significant portion of Gorilla’s customer contracts are typically finalized near the end of the year, and Gorilla typically invoices customers upon delivery of our services and acceptance by Gorilla’s customers, Gorilla receives a significant portion of its customer payments near the end of the year and records an increase in contract contingent liabilities. While Gorilla has historically billed and collected payments for multiple contract years from certain customers in advance, it has and may continue to shift to collecting payments on an annual or other basis.

While this has been the historical seasonal pattern of Gorilla’s quarterly sales, Gorilla believes that its customers’ required timing for certain new government or commercial programs requiring new services may outweigh the nature or magnitude of seasonal factors that might have influenced our business to date. As a result, Gorilla may experience future growth from additional government or commercial mandates that do not follow the seasonal purchasing and evaluation decisions by its customers that Gorilla has historically observed.

For example, increased government spending on technology aimed at surveillance or cybersecurity may drive customer demand at different times throughout Gorilla’s fiscal year, the timing of which Gorilla may not be able to anticipate and may cause fluctuations in its results of operations.

Gorilla’s growth in recent years may obscure the extent to which seasonality trends have affected its business and may continue to affect its business. We expect that seasonality will continue to materially impact Gorilla’s business in the future and may become more pronounced over time. The seasonality of Gorilla’s business may cause continued or increased fluctuations in its results of operations and cash flows, which may prevent Gorilla from achieving its quarterly or annual forecasts or meeting or exceeding the expectations of research analysts or investors, which in turn may cause a decline in the trading price of our ordinary shares.

Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected.

Gorilla may require additional capital in the future in order to fund its growth strategy or to respond to technological advancements, competitive dynamics or technologies, data consumer demands, business opportunities, challenges, acquisitions or unforeseen circumstances. It may also determine there is a need to raise equity or debt financing for other reasons. For example, in order to further enhance business relationships with current or potential customers or partners, Gorilla may issue equity or equity-linked securities to such current or potential customers or partners.

Gorilla may not be able to timely secure debt or equity financing on favorable terms, or at all. If Gorilla raises additional funds through the issuance of equity or convertible debt or other equity-linked securities, its existing shareholders could experience significant dilution. In addition, any debt financing obtained by Gorilla in the future, whether in the form of a credit facility or otherwise, could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for Gorilla to obtain additional capital and to pursue business opportunities, including potential acquisitions. If Gorilla is unable to obtain adequate financing or financing on terms satisfactory to Gorilla when Gorilla requires it, Gorilla’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited. In addition, because Gorilla’s decision to issue debt or equity in the future will depend on market conditions and other factors beyond its control, it cannot predict or estimate the amount, timing, nature or success of its future capital raising efforts.

Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected.

Gorilla has experienced moderate growth in its business since 2016 when Gorilla developed its edge AI capabilities in video analytics and cyber analytics. For example, Gorilla has also experienced significant growth in the number of data consumers, usage and amount of data that its platform and associated infrastructure support. This growth has placed, and may continue to place, significant demands on its corporate culture, operational infrastructure and management. Any failure to manage Gorilla’s anticipated growth and organizational changes in a manner that preserves the key aspects of its culture and services could adversely affect Gorilla’s overall chance for future success, including its ability to recruit and retain personnel, and effectively focus on and pursue its corporate objectives. This, in turn, could adversely affect its business, financial condition and results of operations.

In addition, Gorilla’s ability to manage its operations and future growth will require Gorilla to continue to improve its operational, financial and management controls, compliance programs with multiple and changing foreign laws and regulations and reporting systems. Gorilla is currently in the process of strengthening its compliance programs, including its compliance programs related to data protection, privacy and cybersecurity and anti-corruption. Gorilla may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on its business, reputation, results of operations and financial condition.

Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted.

Historically, Gorilla has relied, in part, on a variety of partnerships to grow its business, including partnering with leading technology companies and government agencies. The majority of the partnerships allow Gorilla to provide data services as part of services provided by the partners, thereby increasing Gorilla’s customer base without the need to address the customers directly.

Any partnerships Gorilla enters into may not be on favorable terms, and the expected benefits and growth from these partnerships may not materialize as planned. Gorilla may have difficulty assimilating new partnerships and their services, technologies, IT systems and personnel into its operations. IT and data security profiles of partners may not meet its technological standards and may take longer to integrate and remediate than planned. This may result in significantly greater transaction and integration costs for future partnerships than Gorilla has experienced historically, or it could mean that Gorilla will not pursue certain partnerships where the costs of integration and remediation are too significant. These difficulties could disrupt its ongoing business, increase its expenses and adversely affect its business, results of operations and financial condition.

Despite its past experience, opportunities to grow its business through partnerships may not be available to Gorilla in the future.

Historically, a single customer has accounted for a material portion of Gorilla’s revenues and, therefore, the loss of that customer could materially and adversely affect its business, results of operations and financial condition.

Gorilla’s products and services are widely used by organizations of all sizes across a broad range of industries, including public sector. In 2020, we had 92 total customers. One of Gorilla’s customers, Criminal Investigation Bureau of Taiwan (“CIB”) accounted for approximately 25% of our revenue in fiscal year 2020. Gorilla’s relationship with CIB was built based upon winning the bids, of which CIB set out the specifications and the requirements of services or products, pursuant to Taiwan’s Government Procurement Act, which strictly governs the bidding process and the performance of the relevant obligations and agreements. Failure to (1) meet or maintain the qualifications specified in the tender documentations; (2) provide a competitive pricing with respect to certain project; or (3) perform obligations under the tender documentations or agreements with governmental agencies (such as CIB) would lead to loss of bid and loss of customer or termination or cancellation of existing agreements with governmental agencies. The loss of this customer could result in a significant reduction of Gorilla’s anticipated revenues, which could materially and adversely affect our business, results of operations and financial condition.

In Gorilla’s ordinary course of business, it has entered into multiple agreements with CIB pursuant to which revenue was generated during fiscal year 2020. The agreements between Gorilla and CIB govern the establishment of facilities and utilization of Gorilla’s technologies by CIB, and the contents of which are subject to confidentiality provided in those agreements. The contents of, entering into and performance of those agreement are strictly governed by Taiwan’s Government Procurement Act.

Gorilla’s business depends on expanding our base of clients and our clients increasing their use of our services, and our inability to expand our base of, or lose any of, our clients or decline in their use of our services could materially and adversely affect its business, results of operations and financial condition.

Gorilla’s ability to grow as a business and generate revenue growth depends, in part, on our ability to expand our base of clients, maintain and grow our relationships with existing clients and that our clients increase their use of our services. If Gorilla is not successful in attracting new clients or its existing clients do not increase their use of our services, then our revenue growth may decline, and our financial condition and results of operations may be adversely affected. Clients are charged based on the use of our services. Many of Gorilla’s clients do not have long-term contractual financial commitments to Gorilla and, therefore, most of our clients may reduce or cease their use of its services at any time without penalty or termination charges. Clients may terminate or reduce their use of its services for any number of reasons, including if they are not satisfied with its services, the value proposition of its services or its ability to meet their needs and expectations.

Gorilla cannot accurately predict our clients’ usage levels and our inability to attract new clients or the loss of clients or reductions in their use levels of our services may each have a negative impact on our business, financial condition and results of operations, and may slow our growth in the future if clients are not satisfied with our services, the value proposition of our products and services, or our ability to meet the needs of our clients and their expectations. If a significant number of clients cease using, or reduce their use of our services, then Gorilla may be required to spend significantly more on sales and marketing than we currently spend in order to maintain or increase revenue from our clients, which could adversely affect its business, results of operations and financial condition.

If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, our products and services may become less competitive.

The markets for video intelligence, IoT technologies, and cybersecurity are subject to rapid technological change, evolving industry standards, changing regulations, as well as changing customer needs, requirements and preferences. The success of Gorilla’s business will depend, in part, on its ability to adapt and respond effectively to these changes on a timely basis. If Gorilla is unable to develop new services that satisfy our clients’ needs and provide enhancements and new features to our existing services that keep pace with rapid technological and industry changes, our business, financial condition and results of operations could be adversely affected. If new technologies emerge and we are not able to deliver services at competitive prices, more efficiently, more conveniently or more securely, such technologies could adversely impact our ability to compete effectively.

Our platform must integrate with a variety of networks, hardware, mobile and software platforms and technologies, and Gorilla needs to continuously modify and enhance our services and products to adapt to changes and innovation in our markets. If data providers, partners or clients adopt new software platforms or infrastructures, Gorilla may be required to develop new or enhanced versions of our services or products to work with those new platforms or infrastructures. This development effort may require significant resources, which would adversely affect its business, financial condition and results of operations. Any failure of its services and products to operate effectively with evolving or new platforms and technologies could reduce the demand for our services. If Gorilla is unable to respond to these changes in a cost-effective manner, our services may become less marketable and less competitive or obsolete, and our business, results of operations and financial condition could be adversely affected.

The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and our business is dependent on our clients’ continuing adoption and use our services and products.

The edge AI market is relatively new and is subject to a number of risks and uncertainties. Gorilla has developed an edge AI and video management system, IVAR® (Intelligent Video Analytics Recorder), which is an edge AI based platform. Through IVAR®, we deliver our edge AI services to our clients, which include managed service providers, distributors, system integrators and hardware manufacturers in the healthcare, transportation, manufacturing or retail sectors, among others. Gorilla believes that our future success will significantly depend on the growth, if any, of this market and the use of our services and products, including our IVAR® real-time analytics technology.

The use of edge AI is still relatively new, and consumers may not recognize the need for or benefits of our services and products. If consumers do not recognize the need for and benefits of our services and products, then they may decide to adopt alternative services to satisfy some portion of their business needs. In order to grow our business and extend our market position, Gorilla intends to focus on educating potential customers about the benefits of our services and products, expanding the range of Gorilla’s services and bringing new technologies to market to increase market acceptance and use of our platform. Gorilla’s ability to expand the market that our services and products address depends upon a number of factors, including the cost, performance and perceived value associated with our services and products. The market for our services and products could fail to grow significantly or there could be a reduction in demand for our services and/or products as a result of a lack of acceptance, technological challenges, competing services, a decrease in spending by current and prospective customers, weakening economic conditions and other causes. If the edge AI market does not experience significant growth, or demand for its services and/or products decreases, then our business, financial condition and results of operations could be adversely affected.

The competitive position of our platforms depends, in part, on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of our platforms with such third-party products and services, our business, financial condition, and results of operations could be adversely impacted.

The competitive position of our platforms depends, in part, on their ability to operate with products and services of third parties, software services, and infrastructure, including but not limited to, in connection with our sales relationships, platform partnerships, strategic alliances, and other similar arrangements, where applicable. As such, we must continuously modify and enhance our platforms to adapt to changes in, or to be integrated or otherwise compatible with, hardware, software, networking, browser, and database technologies. In the future, one or more technology companies may choose not to support the operation of their hardware, software or infrastructure, or our platforms may not support the capabilities needed to operate with such hardware, software or infrastructure. In addition, to the extent that a third-party was to develop software or services that compete with ours, that provider may choose not to support one or more of our platforms. We intend to facilitate the compatibility of our platforms with various third-party hardware, software and infrastructure by maintaining and expanding our business and technical relationships. If we are not successful in achieving this goal, our business, financial condition and results of operations could be adversely impacted.

Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected.

Gorilla believes that our continued growth depends, in part, upon developing and expanding strategic relationships with technology companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers. An important aspect of our business is that our edge AI harmonizes with a potential client’s existing IT infrastructure, which often utilizes hardware manufactured or software created by other technology companies.

If Gorilla fails to develop or expand relationships with other technology companies, Gorilla will be unable to grow its business and meet its customers’ needs, which would adversely affect its business, results of operations and financial condition.

Our platforms are complex and may have a lengthy implementation process, and any failure of our platforms to satisfy our customers or perform as desired could harm our business, results of operations, and financial condition.

Our platforms and services are complex and are deployed in a wide variety of network environments. Implementing our platforms can be a complex and lengthy process since we often configure our existing platforms for a customer’s unique environment. Inability to meet the unique needs of our customers may result in customer dissatisfaction and/or damage to our reputation, which could materially harm our business. Further, the proper use of our platforms may require training of the customer and the initial or ongoing services of our technical personnel as well as operations and maintenance services over the contract term. If training and/or ongoing services require more of our expenditures than we originally estimated, our margins will be lower than projected.

In addition, if our customers do not use our platforms correctly or as intended, inadequate performance or outcomes may result. It is possible that our platforms may also be intentionally misused or abused by customers or their employees or third parties who obtain access and use of our platforms. Similarly, our platforms sometimes used by customers with smaller or less sophisticated IT departments, potentially resulting in sub-optimal performance at a level lower than anticipated by the customer. Because our customers rely on our platforms and services to address important business goals and challenges, the incorrect or improper use or configuration of our platforms and operations and maintenance services, failure to properly train customers on how to efficiently and effectively use our platforms, or failure to properly provide implementation or analytical or maintenance services to our customers may result in contract terminations or non-renewals, reduced customer payments, negative publicity or legal claims against us. For example, as we continue to expand our customer base, any failure by us to properly provide these services may result in lost opportunities for follow-on expansion sales of our platforms and services.

Furthermore, if customer personnel are not well trained in the use of our platforms, customers may defer the deployment of our platforms and services, may deploy them in a more limited manner than originally anticipated, or may not deploy them at all. If there is substantial turnover of Gorilla or customer personnel responsible for procurement and use of our platforms, our platforms may go unused or be adopted less broadly, and our ability to make additional sales may be substantially limited, which could negatively impact our business, results of operations and growth prospects.

Any failure to offer high quality customer support to our clients may adversely affect Gorilla’s relationships with its clients and prospective clients, and adversely affect its business, results of operations and financial condition.

Many of Gorilla’s clients depend on our customer support team to assist them with implementing our services effectively, resolving post-implementation issues quickly and providing ongoing technology support. If Gorilla does not devote sufficient resources to customer support services, or is otherwise unsuccessful in assisting its clients effectively, it could adversely affect our ability to retain existing clients and our reputation, which could prevent prospective clients from adopting our services and products.

Gorilla may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. We also may be unable to modify the nature, scope and delivery of its customer support to compete with changes in the support services provided by our competitors. Increased demand for customer support could increase costs, and without corresponding revenue, could adversely affect our business, results of operations and financial condition. Gorilla’s revenues are highly dependent on its business reputation. Any failure to maintain high quality customer support, or a market perception that it does not maintain high quality customer support, could erode customer trust and adversely affect its reputation, business, results of operations and financial condition.

We face intense competition in our markets, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

The markets for our platforms are very competitive, and we expect such competition to continue or increase in the future. A significant number of companies are developing products that currently, or in the future may, compete with some or all aspects of our proprietary platforms. We may not be successful in convincing the management teams of our potential customers to deploy our platforms in lieu of existing software solutions or in-house software development projects often favored by internal IT departments or other competitive products and services. In addition, our competitors include large enterprise software companies, government contractors and system integrators, and we may face competition from emerging companies as well as established companies who have not previously entered this market. Additionally, we may be required to make substantial additional investments in our research, development, services, marketing and sales functions in order to respond to competition, and there can be no assurance that we will be able to compete successfully in the future.

Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

•        Greater name recognition, longer operating histories, and larger customer bases;

•        Larger sales and marketing budgets and resources and the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products;

•        Broader, deeper, or otherwise more established relationships with technology, channel and distribution partners, and customers;

•        Wider geographic presence or greater access to larger potential customer bases;

•        Greater focus in specific geographies;

•        Lower labor and research and development costs;

•        Larger and more mature intellectual property portfolios; and

•        Substantially greater financial, technical and other resources to provide services, to make acquisitions and to develop and introduce new products and capabilities.

In addition, some of our larger competitors have substantially broader and more diverse product and service offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages customers from purchasing our platforms, including by selling at zero or negative margins, product bundling or offering closed technology platforms. Potential customers may also prefer to purchase from their existing provider rather than a new provider regardless of platform performance or features. As a result, even if the features of our platforms offer advantages that others do not, customers may not purchase our platforms. These larger competitors often have broader product lines and market focus or greater resources and may therefore not be as susceptible to economic downturns or other significant reductions in capital spending by customers. If we are unable to sufficiently differentiate our platforms from the integrated or bundled products of our competitors, such as by offering enhanced functionality, performance, or value, we may see a decrease in demand for those platforms, which could adversely affect our business, financial condition, and results of operations.

In addition, new, innovative start-up companies and larger companies that are making significant investments in research and development may introduce products that have greater performance or functionality, are easier to implement or use, incorporate technological advances that we have not yet developed, or implemented or may invent similar or superior platforms and technologies that compete with our platforms. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we do. These competitive pressures in our market, or our failure to compete effectively, may result in fewer orders, reduced revenue and margins, and loss of market share. In addition, it is possible that industry consolidation may impact customers’ perceptions of the viability of smaller or even mid-size software firms and consequently customers’ willingness to purchase from such firms.

We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model. Increased competition could result in fewer customer orders, price reductions, reduced margins, and loss of market share, any of which could harm our business and results of operations.

Our reputation and business may be harmed by news or social media coverage of Gorilla, including, but not limited to, coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information.

Publicly available information regarding Gorilla has historically been limited, in part due to the sensitivity of our work with customers or contractual requirements limiting or preventing public disclosure of certain aspects of our work or relationships with certain customers. As our business has grown and as interest in Gorilla and the technology industry overall has increased, we may attract significant attention from news and social media outlets, including unfavorable coverage and coverage, that is not directly attributable to statements authorized by our leadership, that incorrectly reports on statements made by our leadership or employees and the nature of our work, perpetuates unfounded speculation about company involvements, or that is otherwise misleading. If such news or social media coverage presents, or relies on, inaccurate, misleading, incomplete or otherwise damaging information regarding Gorilla, such coverage could damage our reputation in the industry and with current and potential customers, employees, and investors, and our business, financial condition, results of operations, and growth prospects could be adversely affected. Due to the sensitive nature of our work and our confidentiality obligations and despite our ongoing efforts to provide increased transparency into our business, operations, and product capabilities, we may be unable to or limited in our ability to respond to such harmful coverage, which could have a negative impact on our business.

Our relationships with government customers and customers that are engaged in certain sensitive industries, including organizations whose products or activities are or are perceived to be harmful, could result in public criticism, including from political and social activists, and unfavorable coverage in the media. Activist criticism of our relationships with customers could potentially engender dissatisfaction among potential and existing customers, investors and employees with how we address political and social concerns in our business activities. Conversely, being perceived as yielding to activism targeted at certain customers could damage our relationships with certain customers, including governments and government agencies with which we do business, whose views may or may not be aligned with those of political and social activists. Actions we take in response to the activities of our customers, up to and including terminating our contracts or refusing a particular product use case could harm our brand and reputation. In either case, the resulting harm to our reputation could:

•        cause certain customers to cease doing business with us;

•        impair our ability to attract new customers, or to expand our relationships with existing customers;

•        diminish our ability to hire or retain employees;

•        undermine our standing in professional communities to which we contribute and from which we receive expert knowledge; or

•        prompt us to cease doing business with certain customers.

Any of these factors could adversely impact our business, financial condition, and results of operations.

We may not enter into relationships with potential customers if we consider their activities to be inconsistent with our organizational mission or values.

We generally do not enter into business with customers or governments whose positions or actions we consider inconsistent with our mission to support Western liberal democracy and its strategic allies. Our decisions to not enter into these relationships may not produce the long-term financial benefits and results that we expect, in which case our growth prospects, business and results of operations could be harmed. Although we endeavor to do business with customers and governments that are aligned with our mission and values, we cannot predict how the activities and values of our government and private sector customers will evolve over time, and they may evolve in a manner inconsistent with our mission.

We do not work with the Chinese communist party and have chosen not to host our platforms in China, which may limit our growth prospects.

Our leadership believes that working with the Chinese communist party is inconsistent with our culture and mission. We do not consider any sales opportunities with the Chinese communist party, do not host our platforms in China, and impose limitations on access to our platforms in China in order to protect our intellectual property, to promote respect for and defend privacy and civil liberties protections and to promote data security. Our decision to avoid this large potential market may limit our growth prospects and could adversely impact our business, results of operations, and financial condition, and we may not compete successfully against our current or potential competitors who choose to work in China.

Gorilla expects its results of operations to fluctuate on a quarterly and annual basis, which could cause the share price of the combined company to fluctuate or decline.

Gorilla’s quarterly results of operations have fluctuated in the past and may vary significantly in the future. As such, historical comparisons of its operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Gorilla’s quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of its control and may not fully reflect the underlying performance of Gorilla’s business. These fluctuations could adversely affect Gorilla’s ability to meet its expectations or those of securities analysts or investors. If Gorilla does not meet these expectations for any period, the value of its business and its securities, or those of the combined company, could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:

•        The timing of revenues generated in any quarter;

•        Pricing changes Gorilla may adopt to drive market adoption or in response to competitive pressure; Gorilla’s ability to retain its existing customers and attract new customers;

•        Gorilla’s ability to develop, introduce and sell services and products in a timely manner that meet customer requirements;

•        Disruptions in Gorilla’s sales channels or termination of its relationship with partners;

•        Delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new services or updates from Gorilla or its competitors;

•        Fluctuations in demand pressures for Gorilla’s products;

•        The mix of services sold in any quarter;

•        The duration of the global COVID-19 pandemic and the time it takes for economic recovery;

•        The timing and rate of broader market adoption of Gorilla’s data service platform;

•        Market acceptance of Gorilla’s services and further technological advancements by Gorilla’s competitors and other market participants;

•        Any change in the competitive dynamics of Gorilla’s markets, including consolidation of competitors, regulatory developments and new market entrants;

•        Changes in the source, cost, availability of and regulations pertaining to materials Gorilla uses;

•        Adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and

•        General economic, industry and market conditions, including trade disputes.

The ongoing global COVID-19 outbreak has significantly affected the growth of our business and operations.

The outbreak of the novel coronavirus and the COVID-19 disease that it causes has evolved into a global pandemic. In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19, we have taken precautionary measures intended to minimize the risk of the virus to our employees, our customers and the communities in which we operate, including temporarily closing our offices worldwide and virtualizing, postponing, or cancelling customer, employee or industry events, which may negatively impact our business. While the COVID-19 pandemic has provided certain new opportunities for our business to expand, it has also created many negative headwinds that present risks to our business and results of operations. For example, the COVID-19 pandemic has generally disrupted the operations of our customers and prospective customers, and may continue to disrupt their operations, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets or other harm to their business and financial results, which could result in a reduction to information technology budgets, delayed purchasing decisions, longer sales cycles, extended payment terms, the timing of payments and postponed or cancelled projects, all of which would negatively impact our business and operating results, including sales and cash flows. We do not yet know the net impact of the COVID-19 pandemic on our business and cannot guarantee that it will not be materially negative. Although we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, the ongoing effects of the COVID-19 pandemic and/or the precautionary measures that we have adopted may create operational and other challenges, any of which could harm our business and results of operations.

Historically, a significant portion of our field sales, operations and maintenance, and professional services have been conducted in person. Currently, as a result of the work and travel restrictions related to the COVID-19 pandemic, and the precautionary measures that we have adopted, substantially all of our field sales and professional services activities are being conducted remotely, which has resulted in a decrease in our travel and office expenditures. However, we expect our travel expenditures to increase in the future, which could negatively impact our financial condition and results of operations. We do not yet know the extent of the negative impact of such restrictions and precautionary measures on our ability to attract new customers or retain and expand our relationships with existing customers.

In addition, COVID-19 may disrupt the operations of our customers and partners for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, all of which could negatively impact our business, financial condition and results of operations.

Furthermore, as a result of the COVID-19 pandemic, we are not requiring employees who are able to work remotely to come into the office through at least from May 17, 2021 to July 27, 2021. It is possible that widespread remote work arrangements may have a negative impact on our operations; the execution of our business plans; our ability to recruit, train, manage, and retain employees; the productivity and availability of key personnel and other employees necessary to conduct our business; and on third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in increased consumer privacy, data security, and fraud risks, and our understanding of applicable legal and regulatory requirements, as well as the latest guidance from regulatory authorities in connection with the COVID-19 pandemic, may be subject to legal or regulatory challenge, particularly as regulatory guidance evolves in response to future developments.

More generally, the COVID-19 pandemic has and is expected to continue to adversely affect economies and financial markets globally, leading to a continued economic downturn, which is expected to decrease technology spending generally and could adversely affect demand for our platforms and services. It is not possible at this time to estimate the full impact that COVID-19 will have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.

Moreover, to the extent the COVID-19 pandemic adversely affects our business, financial condition, and results of operations, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to, those related to our ability to increase sales to existing and new customers, continue to perform on existing contracts, develop and deploy new technologies, expand our marketing capabilities and sales organization, generate sufficient cash flow to service our indebtedness, and comply with the covenants in the agreements that govern our indebtedness.

Risks Related to Gorilla’s Intellectual Property, Information Technology, Data Privacy and Security

Gorilla may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Gorilla’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

The success of Gorilla’s services and its business depends, in part, on Gorilla’s ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products in the United States and other international jurisdictions. Gorilla relies on a combination of patent, copyright, service mark, and trade secret laws, as well as confidentiality procedures and contractual obligations, to establish and protect its proprietary rights, all of which provide only limited protection. Gorilla cannot assure you that any patents will be issued with respect to its currently pending patent applications, including in a manner that gives Gorilla adequate defensive protection or competitive advantages, if at all, or that any of Gorilla’s patents will not be challenged, invalidated or circumvented. Gorilla has filed for patents in the United States and in certain international jurisdictions, but such protections may not be available or applied for in all countries in which it operates or in which Gorilla seeks to enforce its intellectual property rights or may be difficult to enforce in practice. Gorilla cannot be certain that the steps it has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to Gorilla or infringe Gorilla’s intellectual property.

Protecting against the unauthorized use of Gorilla’s intellectual property, products and other proprietary rights is expensive and can be difficult, particularly with respect to international jurisdictions. Unauthorized parties may attempt to copy or reverse engineer Gorilla’s solutions or certain aspects of Gorilla’s solutions that are considered proprietary. Litigation may be necessary in the future to enforce or defend Gorilla’s intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S. Any such litigation, regardless of merit, could be costly, divert the attention of management and may not ultimately be resolved in Gorilla’s favor.

Effective patent, trademark, service mark, copyright and trade secret protection may not be available or applied for in every country in which Gorilla’s products are available and competitors based in other countries may sell infringing products in one or more markets. An inability to adequately protect and enforce Gorilla’s intellectual property and other proprietary rights or an inability to prevent authorized parties from copying or reverse engineering its smart vision solutions or certain aspects of its solutions that Gorilla considers proprietary could adversely affect its business, operating results, financial condition and prospects.

In addition to patented technology, Gorilla relies on its unpatented proprietary technology, trade secrets, processes and know-how.

Gorilla relies on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that Gorilla believes is best protected by means that do not require public disclosure.

Gorilla generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, Gorilla may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Gorilla has limited control over the protection of trade secrets used by its current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, Gorilla’s proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for Gorilla, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Gorilla’s proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where Gorilla operates may afford limited or no protection for its trade secrets.

Gorilla also relies on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or that these measures will provide adequate protection. There is a risk that third parties may obtain and improperly utilize Gorilla’s proprietary information to its competitive disadvantage. Gorilla may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.

Third-party claims that Gorilla is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.

Although Gorilla has pending patents related to its products, a number of companies, both within and outside of the Gorilla’s industry, hold other patents covering systems and methods. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Gorilla may receive, in the future, inquiries from other intellectual property holders and may become subject to claims that it infringes their intellectual property rights, particularly as Gorilla expands its presence in the market. In addition, third parties may claim that the names and branding of Gorilla’s products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, Gorilla may be liable for damages, be forced to change the branding of its products in the affected territories, or may be required to pay royalties for a license (if a license is available at all).

Gorilla currently has a number of agreements in effect pursuant to which it has agreed to defend, indemnify and hold harmless its customers, suppliers, and partners from damages and costs which may arise from the infringement by Gorilla’s products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Gorilla’s insurance may not cover all intellectual property infringement claims. A claim that its products infringe a third party’s intellectual property rights, even if without merit, could adversely affect Gorilla’s relationships with its customers, may deter future customers from purchasing its products and could expose Gorilla to costly litigation and settlement expenses. Even if Gorilla is not a party to any litigation between a customer and a third party relating to infringement by its products, an adverse outcome in any such litigation could make it more difficult for Gorilla to defend its products against intellectual property infringement claims in any subsequent litigation in which it is a named party. Any of these results could adversely affect Gorilla’s brand and operating results.

Gorilla’s defense of intellectual property rights claims brought against it or its customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force Gorilla to acquire intellectual property rights or licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires Gorilla to pay substantial damages or obtain an injunction. An adverse determination also could invalidate Gorilla’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that Gorilla procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect Gorilla’s business, operating results, financial condition and prospects.

If any of the systems of any third parties upon which we rely, our customers’ cloud or on-premises environments, or our internal systems, are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of our platforms and operations and maintenance services may be harmed, and we may lose business and incur losses or liabilities.

Our success depends, in part, on our ability to provide effective data security protection in connection with our platforms and services, and we rely on information technology networks and systems to securely store, transmit, index, and otherwise process electronic information. Because our platforms and services are used by our customers to store, transmit, index or otherwise process and analyze large data sets that often contain proprietary, confidential and/or sensitive information (including in some instances personal or identifying information), our software is perceived as an attractive target for attacks by computer hackers or others seeking unauthorized access, and our software faces threats of unintended exposure, exfiltration, alteration, deletion or loss of data. Additionally, because many of our customers use our platforms to store, transmit, and otherwise process proprietary, confidential, or sensitive information, and complete mission critical tasks, they have a lower risk tolerance for security vulnerabilities in our platforms and services than for vulnerabilities in other, less critical, software products and services.

We, and the third-party vendors upon which we rely, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Our and our third-party vendors’ technology systems may be damaged or compromised by malicious events, such as cyberattacks (including computer viruses, malicious and destructive code, phishing attacks and denial of service attacks), physical or electronic security breaches, natural disasters, fire, power loss, telecommunications failures, personnel misconduct and human error. Such attacks or security breaches may be perpetrated by internal bad actors, such as employees or contractors, or by third parties (including traditional computer hackers, persons involved with organized crime or foreign state or foreign state-supported actors). Cybersecurity threats can employ a wide variety of methods and techniques, which may include the use of social engineering techniques, are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our third-party vendors may be unable to anticipate these techniques or implement adequate preventative measures. Although prior cyberattacks directed at us have not had a material impact on our financial results, and we are continuing to bolster our threat detection and mitigation processes and procedures, we cannot guarantee that future cyberattacks, if successful, will not have a material impact on our business or financial results. While we have security measures in place to protect our information and our customers’ information and to prevent data loss and other security breaches, we have not always been able to do so and there can be no assurance that in the future we will be able to anticipate or prevent security breaches or unauthorized access of our information technology systems or the information technology systems of the third-party vendors upon which we rely. Despite our implementation of network security measures and internal information security policies, data stored on personnel computer systems is also vulnerable to similar security breaches, unauthorized tampering or human error.

Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of data, including personal data. In addition, most of our customers, including U.S. government customers, contractually require us to notify them of data security breaches. If an actual or perceived breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may face direct or indirect liability, costs, or damages, contract termination, our reputation in the industry and with current and potential customers may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition and results of operations could be materially and adversely affected.

Further, unauthorized access to our or our third-party vendors’ information technology systems or data or other security breaches could result in the loss of information; significant remediation costs; litigation, disputes, regulatory action or investigations that could result in damages, material fines and penalties; indemnity obligations; interruptions in the operation of our business, including our ability to provide new product features, new platforms or services to our customers; damage to our operation technology networks and information technology systems; and other liabilities. Moreover, our remediation efforts may not be successful. Any or all of these issues, or the perception that any of them have occurred, could negatively affect our ability to attract new customers, cause existing customers to terminate or not renew their agreements, hinder our ability to obtain and maintain required or desirable cybersecurity certifications, and result in reputational damage, any of which could materially adversely affect our results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in our license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim.

We maintain cybersecurity insurance and other types of insurance, subject to applicable deductibles and policy limits, but our insurance may not be sufficient to cover all costs associated with a potential data security incident. We also cannot be sure that our existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could harm our financial condition.

Issues in the use of artificial intelligence (“AI”) (including machine learning) in our platforms may result in reputational harm or liability.

AI is enabled by or integrated into many of our platforms and is a significant and potentially growing element of our business. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Datasets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. For example, Article 22 of the EU/UK General Data Protection Regulation (further described later in this document) states that data subjects “shall have the right not to be subject to a decision based solely on automated processing, including profiling, which produces legal effects concerning him or her or similarly significantly affects him or her.” The use of AI can be categorized as automated individual decision-making. Further, some AI scenarios present ethical issues. Though our technologies and business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

We depend on computing infrastructure operated by Amazon Web Services (“AWS”), and other third parties to support some of our customers and any errors, disruption, performance problems, or failure in their or our operational infrastructure could adversely affect our business, financial condition, and results of operations.

We rely on the technology, infrastructure, and software applications, including software-as-a-service offerings, of certain third parties, such as AWS, in order to host or operate some or all of certain key platform features or functions of our business, including our cloud-based services (including IVAR®), customer relationship management activities, billing and order management, and financial accounting services. Additionally, we rely on computer hardware purchased in order to deliver our platforms and services. We do not have control over the operations of the facilities of the third parties that we use. If any of these third-party services experience errors, disruptions, security issues or other performance deficiencies; if they are updated such that our platforms become incompatible; if these services, software or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise; or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in errors or defects in our platforms, cause our platforms to fail, our revenue and margins could decline, or our reputation and brand to be damaged, we could be exposed to legal or contractual liability, our expenses could increase, our ability to manage our operations could be interrupted and our processes for managing our sales and servicing our customers could be impaired until equivalent services or technology, if available, are identified, procured and implemented, all of which may take significant time and resources, increase our costs, and could adversely affect our business. Many of these third-party providers attempt to impose limitations on their liability for such errors, disruptions, defects, performance deficiencies, or failures, and if enforceable, we may have additional liability to our customers or third-party providers.

We have experienced, and may in the future experience, disruptions, failures, data loss, outages, and other performance problems with our infrastructure and cloud-based offerings due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, employee misconduct, capacity constraints, denial of service attacks, phishing attacks, computer viruses, malicious or destructive code, or other security-related incidents, and our disaster recovery planning may not be sufficient for all situations. If we experience disruptions, failures, data loss, outages, or other performance problems, our business, financial condition, and results of operations could be adversely affected.

Our systems and the third-party systems upon which we and our customers rely are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, cybersecurity threats, terrorist attacks, natural disasters, public health crises such as the COVID-19 pandemic, geopolitical and similar events, or acts of misconduct. Despite any precautions we may take, the occurrence of a catastrophic disaster or other unanticipated problems at our or our third-party vendors’ hosting facilities, or within our systems or the systems of third parties upon which we rely, could result in interruptions, performance problems, or failure of our infrastructure, technology, or platforms, which may adversely impact our business. In addition, our ability to conduct normal business operations could be severely affected. In the event of significant physical damage to one of these facilities, it may take a significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. In addition, any negative publicity arising from these disruptions could harm our reputation and brand and adversely affect our business.

Furthermore, our platforms are in many cases important or essential to our customers’ operations, including in some cases, their cybersecurity or oversight and compliance programs, and subject to service level agreements (“SLAs”). Any interruption in our service, whether as a result of an internal or third-party issue, could damage our brand and reputation, cause our customers to terminate or not renew their contracts with us or decrease use of our platforms and services, require us to indemnify our customers against certain losses, result in our issuing credit or paying penalties or fines, subject us to other losses or liabilities, cause our platforms to be perceived as unreliable or unsecure, and prevent us from gaining new or additional business from current or future customers, any of which could harm our business, financial condition, and results of operations.

Moreover, to the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations could be adversely affected. The provisioning of additional cloud hosting capacity requires lead time. AWS and other third parties have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If AWS or other third parties increase pricing terms, terminate or seek to terminate our contractual relationship, establish more favorable relationships with our competitors, or change or interpret their terms of service or policies in a manner that is unfavorable with respect to us, we may be required to transfer to other cloud providers or invest in a private cloud. If we are required to transfer to other cloud providers or invest in a private cloud, we could incur significant costs and experience possible service interruption in connection with doing so, or risk loss of customer contracts if they are unwilling to accept such a change.

A failure to maintain our relationships with our third-party providers (or obtain adequate replacements), and to receive services from such providers that do not contain any material errors or defects, could adversely affect our ability to deliver effective products and solutions to our customers and adversely affect our business and results of operations.

Our policies regarding customer confidential information and support for individual privacy and civil liberties could cause us to experience adverse business and reputational consequences.

We strive to protect our customers’ confidential information and individuals’ privacy consistent with applicable laws, directives, and regulations. Consequently, we do not provide information about our customers to third parties without legal process. From time to time, government entities may seek our assistance with obtaining information about our customers or could request that we modify our platforms in a manner to permit access or monitoring. In light of our confidentiality and privacy commitments, we may legally challenge law enforcement or other government requests to provide information, to obtain encryption keys, or to modify or weaken encryption. To the extent that we do not provide assistance to or comply with requests from government entities, or if we challenge those requests publicly or in court, we may experience adverse political, regulatory, legal, business and reputational consequences, including among certain customers or portions of the public. Conversely, to the extent that we do provide such assistance, or do not challenge those requests publicly in court, we may experience adverse political, business, and reputational consequences from other customers or portions of the public arising from concerns over privacy or the government’s activities.

Failure to adequately obtain, maintain, protect and enforce our intellectual property and other proprietary rights could adversely affect our business.

Our success and ability to compete depends, in part, on our ability to protect proprietary methods and technologies that we develop under a combination of patent and other intellectual property and proprietary rights in Taiwan, the United States and other jurisdictions so that we can prevent others from using our inventions and proprietary information and technology. Despite our efforts, third parties may attempt to disclose, obtain, copy or use our intellectual property or other proprietary information or technology without our authorization, and our efforts to protect our intellectual property and other proprietary rights may not prevent such unauthorized disclosure or use, misappropriation, infringement, reverse engineering or other violation of our intellectual property or other proprietary rights. Effective protection of our rights may not be available to us or applied for in every country in which our platforms or services are available. The laws of some countries may not be as protective of intellectual property and other proprietary rights as those in Taiwan and the United States, and mechanisms for enforcement of intellectual property and other proprietary rights may be inadequate. Also, our involvement in standard setting activity or the need to obtain licenses from others may require us to license our intellectual property. Accordingly, despite our efforts, we may be unable to prevent third parties from using our intellectual property or other proprietary information or technology.

In addition, we may be the subject of intellectual property infringement or misappropriation claims, which could be very time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages if we are found to have infringed patents, copyrights, trademarks or other intellectual property rights, or breached trademark co-existence agreements or other intellectual property licenses and could require us to cease using or to rebrand all or portions of our platforms. Any of our patents, copyrights, trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation.

While we have issued patents and patent applications pending, we may be unable to obtain patent protection for the technology covered in our patent applications or such patent protection may not be obtained quickly enough to meet our business needs. Furthermore, the patent prosecution process is expensive, time-consuming and complex, and we may not be able to prepare, file, prosecute, maintain and enforce all necessary or desirable patent applications at a reasonable cost or in a timely manner. The scope of patent protection also can be reinterpreted after issuance and issued patents may be invalidated. Even if our patent applications do issue as patents, they may not issue in a form that is sufficiently broad to protect our technology, prevent competitors or other third parties form competing with us or otherwise provide us with any competitive advantage.

In addition, any of our patents, copyrights, trademarks, or other intellectual property or proprietary rights may be challenged, narrowed, invalidated, held unenforceable, or circumvented in litigation or other proceedings, including, where applicable, opposition, re-examination, inter partes review, post-grant review, interference, nullification and derivation proceedings, and equivalent proceedings in foreign jurisdictions, and such intellectual property or other proprietary rights may be lost or no longer provide us meaningful competitive advantages. Such proceedings may result in substantial cost and require significant time from our management, even if the eventual outcome is favorable to us. Third parties also may legitimately and independently develop products, services, and technology similar to or duplicative of our platforms. In addition to protection under intellectual property laws, we rely on confidentiality or license agreements that we generally enter into with our corporate partners, employees, consultants, advisors, vendors, and customers, and generally limit access to and distribution of our proprietary information. However, we cannot be certain that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached or challenged, or that such breaches will be detected. Furthermore, non-disclosure provisions can be difficult to enforce, and even if successfully enforced, may not be entirely effective. We cannot guarantee that any of the measures we have taken will prevent infringement, misappropriation, or other violation of our technology or other intellectual property or proprietary rights. Because we may be an attractive target for cyberattacks, we also may have a heightened risk of unauthorized access to, and misappropriation of, our proprietary and competitively sensitive information. We may be required to spend significant resources to monitor and protect our intellectual property and other proprietary rights, and we may conclude that in at least some instances the benefits of protecting our intellectual property or other proprietary rights may be outweighed by the expense or distraction to our management. We may initiate claims or litigation against third parties for infringement, misappropriation, or other violation of our intellectual property or other proprietary rights or to establish the validity of our intellectual property or other proprietary rights. Any such litigation, whether or not it is resolved in our favor, could be time-consuming, result in significant expense to us and divert the efforts of our technical and management personnel. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.

We have been, and may in the future be, subject to intellectual property rights claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Our success and ability to compete also depends, in part, on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property or other proprietary rights of third parties. Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently pursue litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantial resources to enforce their intellectual property rights and to defend claims that may be brought against them. Such litigation also may involve non-practicing patent assertion entities or companies who use their patents as a means to extract license fees by threatening costly litigation or that have minimal operations or relevant product revenue and against whom our patents may provide little or no deterrence or protection. We have received notices, and may continue to receive notices in the future, that claim we have infringed, misappropriated, misused or otherwise violated other parties’ intellectual property rights, and, to the extent we become exposed to greater visibility, we face a higher risk of being the subject of intellectual property infringement, misappropriation or other violation claims, which is not uncommon with respect to software technologies in particular. There may be third-party intellectual property rights, including issued patents or pending patent applications that cover significant aspects of our technologies, or business methods. There may also be third-party intellectual property rights, including trademark registrations and pending applications that cover the goods and services that we offer in certain regions. We may also be exposed to increased risk of being the subject of intellectual property infringement, misappropriation, or other violation claims as a result of acquisitions and our incorporation of open source and other third-party software into, or new branding for, our platforms, as, among other things, we have a lower level of visibility into the development process with respect to such technology or the care taken to safeguard against infringement, misappropriation, or other violation risks. In addition, former employers of our current, former, or future employees may assert claims that such employees have improperly disclosed to us confidential or proprietary information of these former employers. Any intellectual property claims, with or without merit, are difficult to predict, could be very time-consuming and expensive to settle or litigate, could divert our management’s attention and other resources, and may not be covered by the insurance that we carry. These claims could subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed a third party’s intellectual property rights. These claims could also result in our having to stop using technology, branding or marks found to be in violation of a third party’s rights and any necessary rebranding could result in the loss of goodwill. We could be required to seek a license for the intellectual property, which may not be available on commercially reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our expenses. As a result, we could be required to develop alternative non-infringing technology, branding or marks, which could require significant effort and expense. If we cannot license rights or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of one or more of our platforms or features, we could lose existing customers, and we may be unable to compete effectively. Any of these results would harm our business, financial condition, and results of operations.

Further, our agreements with customers and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of third-party claims of intellectual property infringement, misappropriation, or other violations of intellectual property rights, damages caused by us to property or persons, or other liabilities relating to or arising from our platforms, services, or other contractual obligations.

Large indemnity payments could harm our business, financial condition, and results of operations. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other existing customers and new customers and harm our business and results of operations.

Real or perceived errors, failures, defects or bugs in our platforms could adversely affect our results of operations and growth prospects.

Because we offer very complex platforms, undetected errors, defects, failures or bugs may occur, especially when platforms or capabilities are first introduced or when new versions or other product or infrastructure updates are released. Our platforms are often installed and used in large-scale computing environments with different operating systems, software products and equipment, and data source and network configurations, which may cause errors or failures in our platforms or may expose undetected errors, failures, or bugs in our platforms. Despite testing by us, errors, failures, or bugs may not be found in new software or releases until after commencement of commercial shipments. In the past, errors have affected the performance of our platforms and can also delay the development or release of new platforms or capabilities or new versions of platforms, adversely affect our reputation and our customers’ willingness to buy platforms from us, and adversely affect market acceptance or perception of our platforms. Many of our customers use our platforms in applications that are critical to their businesses or missions and may have a lower risk tolerance to defects in our platforms than to defects in other, less critical, software products. Any errors or delays in releasing new software or new versions of platforms or allegations of unsatisfactory performance or errors, defects or failures in released software could cause us to lose revenue or market share, increase our service costs, cause us to incur substantial costs in redesigning the software, cause us to lose significant customers, subject us to liability for damages and divert our resources from other tasks, any one of which could materially and adversely affect our business, results of operations and financial condition. In addition, our platforms could be perceived to be ineffective for a variety of reasons outside of our control. Hackers or other malicious parties could circumvent our or our customers’ security measures, and customers may misuse our platforms resulting in a security breach or perceived product failure.

Real or perceived errors, failures, or bugs in our platforms and services, or dissatisfaction with our services and outcomes, could result in customer terminations and/or claims by customers for losses sustained by them. In such an event, we may be required, or we may choose, for customer relations or other reasons, to expend additional resources in order to help correct any such errors, failures, or bugs. Although we have limitation of liability provisions in our standard software licensing and service agreement terms and conditions, these provisions may not be enforceable in some circumstances, may vary in levels of protection across our agreements, or may not fully or effectively protect us from such claims and related liabilities and costs. We generally provide a warranty for our software products and services and a service level agreement for our performance of software operations via our operations and maintenance services to customers. In the event that there is a failure of warranties in such agreements, we are generally obligated to correct the product or service to conform to the warranty provision as set forth in the applicable service level agreement, or, if we are unable to do so, the customer is entitled to seek a refund of the purchase price of the product and service (generally prorated over the contract term). The sale and support of our products also entail the risk of product liability claims. We maintain insurance to protect against certain claims associated with the use of our products, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation and divert management’s time and other resources.

In addition, our platforms integrate a wide variety of other elements, and our platforms must successfully interoperate with products from other vendors and our customers’ internally developed software. As a result, when problems occur for a customer using our platforms, it may be difficult to identify the sources of these problems, and we may receive blame for a security, access control, or other compliance breach that was the result of the failure of one of other elements in a customer’s or another vendor’s IT, security or compliance infrastructure. The occurrence of software or errors in data, whether or not caused by our platforms, could delay or reduce market acceptance of our platforms and have an adverse effect on our business and financial performance, and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems could harm our business, financial condition, and results of operations. If an actual or perceived breach of information correctness, auditability, integrity, or availability occurs in one of our customers’ systems, regardless of whether the breach is attributable to our platforms, the market perception of the effectiveness of our platforms could be harmed. Alleviating any of these problems could require additional significant expenditures of our capital and other resources and could cause interruptions, delays, or cessation of our product licensing, which could cause us to lose existing or potential customers and could adversely affect our business, financial condition, results of operations, and growth prospects.

The mishandling or even the perception of mishandling of sensitive information could harm Gorilla’s business.

Gorilla’s products are in some cases used by customers to compile and analyze highly sensitive or confidential information and data, including, in some cases, information or data used in intelligence gathering or law enforcement activities. Gorilla or its partners may receive or come into contact with customer’s sensitive or confidential information or data, including personally identifiable information, when Gorilla is asked to perform services or support functions for its customers. Gorilla or its partners may also receive or come into contact with such information in connection with Gorilla’s SaaS or other hosted or managed services offerings. Gorilla has implemented policies and procedures and use information technology systems to help ensure the proper handling of such information and data, including background screening of certain services personnel, non-disclosure agreements with employees and partners, access rules and controls on Gorilla’s information technology systems. Customers are also increasingly focused on the security of Gorilla’s products and Gorilla works to ensure their security, including through the use of encryption, access rights and other customary security features. However, these measures are designed to mitigate the risks associated with handling or processing sensitive data and cannot safeguard against all risks at all times. The improper handling of sensitive data, or even the perception of such mishandling (whether or not valid), or other security lapses by Gorilla or its partners or within Gorilla’s products, could reduce demand for Gorilla’s products or otherwise expose it to financial or reputational harm or legal liability.

Legal and Regulatory Risks Related to Gorilla’s Business

Gorilla’s operations and platform are subject to a variety of U.S. and international laws and regulations, including those regarding privacy, data protection and information security, and its data consumers may be subject to regulations related to the handling and transfer of certain types of sensitive and confidential information. Any failure of Gorilla’s platform and operations to comply with or enable data consumers to comply with applicable laws and regulations would harm its business, results of operations and financial condition.

Privacy is at the core of Gorilla’s technology. As a result, the platform and marketplace were designed to take into consideration the requirements of the General Data Protection Regulation 2016/679 (“GDPR”) and California Consumer Privacy Act of 2018 (“CCPA”). Gorilla has and continues to invest time and resources, including the review of its technology and systems to ensure its taking into consideration the requirements of applicable data privacy laws.

Gorilla and its data providers and data consumers may be subject to privacy and data protection-related laws and regulations that impose obligations in connection with the collection, processing and use of personal data. The U.S. federal and various state and foreign governments have adopted or proposed limitations on, or requirements regarding, the collection, distribution, use, security and storage of personal data of individuals. The U.S. Federal Trade Commission and numerous state attorneys general are applying federal and state consumer protection laws to impose standards on the online collection, use and dissemination of data, and to the security measures applied to such data.

Similarly, many foreign countries and governmental bodies, including the EU member states, have laws and regulations concerning the collection and use of personal data obtained from EU residents or by businesses operating within their jurisdiction. For example, from 1 January 2021, we are subject to the GDPR and also the UK GDPR, which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of personal data that identifies or may be used to identify an individual, such as names, telephone numbers, email addresses, vehicle identification number, GPS location and, in some jurisdictions, IP addresses and other online identifiers.

For example, the GDPR, and national implementing legislation in the European Economic Area (“EEA”) member states and the United Kingdom, impose a strict data protection compliance regime including: providing detailed disclosures about how personal data is collected and processed (in a concise, intelligible and easily accessible form); demonstrating that an appropriate legal basis is in place or otherwise exists to justify data processing activities; granting new rights for data subjects in regard to their personal data (including the right to be “forgotten” and the right to data portability), as well as enhancing current rights (e.g., data subject access requests); introducing the obligation to notify data protection regulators or supervisory authorities (and in certain cases, affected individuals) of significant data breaches; defining for the first time pseudonymized (i.e., key-coded) data; imposing limitations on retention of personal data; maintaining a record of data processing; and complying with the principal of accountability and the obligation to demonstrate compliance through policies, procedures, training and audit.

Noncompliance with GDPR and the UK GDPR can respectively trigger fines equal to or greater of €20 million or 4% of global annual revenues. In addition to the foregoing, a breach of the GDPR or UK GDPR could result in regulatory investigations, reputational damage, orders to cease/ change our processing of our data, enforcement notices, and/ or assessment notices (for a compulsory audit). We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm. Although Gorilla believes that its Gorilla Vehicle Data Platform currently meets the material requirements of GDPR, to the extent the requirements of GDPR change or are expanded, Gorilla may need to invest significant time and resources, including a review of its technology and systems currently in use against such changed or expanded requirements of GDPR. There are also additional EU laws and regulations (and member states implementations thereof) which govern the protection of consumers and of electronic communications. If Gorilla’s efforts to comply with GDPR or other applicable EU laws and regulations are not successful, Gorilla may be subject to penalties and fines, as well as the other action as noted above, that would adversely impact Gorilla’s business and results of operations, and its ability to conduct business in the EU could be significantly impaired.

We are also subject to European Union rules with respect to cross-border transfers of personal data out of the EEA and the United Kingdom. Recent legal developments in Europe have created complexity and compliance uncertainty regarding certain transfers of information from the EU to the United States. On July 16, 2020, the Court of Justice of the European Union (the “CJEU”) invalidated the EU-US Privacy Shield Framework. The CJEU also imposed substantial requirements upon the continued use of standard contractual clauses for data transfers from the EU to the United States. Further, the EU Commission published revised standard contractual clauses in 2021, which went into effect on June 27, 2021. Companies are required to use the revised standard contractual clauses after September 27, 2021, and must cease use of the legacy clauses by December 27, 2022. The terms of these revised standard contractual clauses may make the use of the clauses difficult or impossible to use under some circumstances. These recent developments may require us to review and amend the legal mechanisms by which we make and/ or receive personal data transfers to/ in the United States. As supervisory authorities issue further guidance on personal data export mechanisms, including circumstances where the standard contractual clauses cannot be used, and/or start taking enforcement action, we could suffer additional costs, complaints and/or regulatory investigations or fines, and/or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results. We and our customers are at risk of enforcement actions taken by European regulators until such point in time that we are able to ensure that all data transfers to the United States (and other countries deemed to be “third countries”) from the EU are legitimized.

We are also subject to evolving EU and U.K. privacy laws on cookies and e-marketing. In the EU and the U.K., regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that implement the European Directive 2002/58/EC, (the “ePrivacy Directive”) are highly likely to be replaced by an EU regulation known as the ePrivacy Regulation which will significantly increase fines for non-compliance. In the EU and the UK, informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. If regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities. Regulation of cookies and similar technologies, and any decline of cookies or similar online tracking technologies as a means to identify and potentially target users, may lead to broader restrictions and impairments on our marketing and personalization activities and may negatively impact our efforts to understand users.

Furthermore, outside of the EU, Gorilla continues to see increased regulation of data privacy and security, including the adoption of more stringent subject matter specific state laws in the United States. For example, on July 8, 2019,

Brazil enacted the General Data Protection Law (Lei Geral de Proteção de Dados Pessoais) (Law No. 13,709/2018) (“LGPD”) regulating the processing of personal data, which was enacted in August 2020. Also, on June 28, 2018, California enacted the California Consumer Privacy Act (“CCPA”), which took effect on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Although Gorilla believes that its Gorilla Vehicle Data Platform currently meets the requirements of the CCPA, to the extent the requirements of CCPA change or are expanded may increase Gorilla’s compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent state privacy legislation in the U.S., which could increase Gorilla’s potential liability and adversely affect its business. For example, the states of Virginia and Colorado also have passed data protection laws, similar to the CCPA, which go into effect in 2023. Furthermore, California voters approved the California Privacy Rights Act (“CPRA”) on November 3, 2020, which will amend and expand the CCPA, including by providing consumers with additional rights with respect to their personal data. The CPRA will come into effect on January 1, 2023, applying to information collected by businesses on or after January 1, 2022. Gorilla continues to invest time and resources in reviewing our technology and systems to meet the evolving data privacy regulations, be they GDPR, CCPA or others. Restrictions on the collection, use, sharing or disclosure of personal data or additional requirements and liability for security and data integrity may require us to modify our business practices, limit our ability to develop new products and features and subject us to increased compliance obligations and regulatory scrutiny.

In addition, additional jurisdictions may impose data localization laws, which require personal information, or certain subcategories of personal information to be stored in the jurisdiction of origin. These regulations may inhibit Gorilla’s ability to expand into those markets or prohibit Gorilla from continuing to offer its marketplace in those markets without significant additional costs.

The uncertainty and changes in the requirements of multiple jurisdictions may increase the cost of compliance, delay or reduce demand for Gorilla’s platform, restrict its ability to offer its marketplace in certain locations, limit its ability to transfer data between jurisdictions or subject Gorilla to sanctions, by national data protection regulators, all of which could harm its business, financial condition and results of operations. Any such regulations may also restrict OEMs or other data providers from collecting, processing and sharing vehicle data which may adversely impact Gorilla’s business. Additionally, although Gorilla endeavors to have its platform and operations comply with applicable laws and regulations, Gorilla expects that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and Gorilla cannot yet determine the impact such future laws, rules, regulations and standards may have on its business or that of its data providers and data consumers, which may indirectly impact Gorilla. Furthermore, these and other obligations may be modified, they may be interpreted and applied in an inconsistent manner from one jurisdiction to another, and they may conflict with one another, other regulatory requirements, contractual commitments or its internal practices. As a result, it is possible that Gorilla or its platform or operations or the businesses of its data providers and data consumers, may not be, or may not have been, compliant with each such applicable law, regulation and industry standard and compliance with such new laws or to changes to existing laws may impact Gorilla’s business and practices, require Gorilla to expend significant resources to adapt to these changes and modify its platform and business, or to stop offering its platform in certain countries. These developments could adversely affect Gorilla’s business, results of operations and financial condition.

Gorilla also may be bound by contractual obligations relating to its collection, use and disclosure of personal and other data or may find it necessary or desirable to join industry or other self-regulatory bodies or other privacy or data protection-related organizations that require compliance with their rules pertaining to privacy and data protection.

Any failure or perceived failure by Gorilla, its platform or operations, or Gorilla’s data providers and data consumers, to comply with new or existing U.S., EU or other applicable privacy or data security laws, regulations, policies, industry standards or legal obligations, or any security incident that results in the unauthorized access to, or acquisition, share or transfer of, personal data or other customer data may result in governmental investigations, inquiries, enforcement actions and prosecutions, private litigation, fines and penalties, adverse publicity or potential loss of business.

Gorilla is subject to complex, evolving regulatory requirements that may be difficult and expensive to comply with and that could negatively impact its business.

Gorilla’s business and operations are subject to a variety of regulatory requirements in the United States and abroad, including, among other things, with respect to labor, tax, import and export, anti-corruption, data privacy and protection and communications monitoring and interception. Compliance with these regulatory requirements may be onerous and expensive, especially where these requirements are inconsistent from jurisdiction to jurisdiction or where the jurisdictional reach of certain requirements is not clearly defined or seeks to reach across national borders. Regulatory requirements in one jurisdiction may make it difficult or impossible to do business in another jurisdiction. Gorilla may also be unsuccessful in obtaining permits, licenses or other authorizations required to operate its business, such as for the import or export of its products. While Gorilla has implemented policies and procedures designed to achieve compliance with these laws and regulations, Gorilla also cannot assure you that it or its personnel will not violate applicable laws and regulations or its policies regarding the same.

Regulatory requirements may also influence market demand for many of Gorilla’s products and/or customer requirements for specific functionality and performance or technical standards. The domestic and international regulatory environment is subject to constant change, often based on factors beyond Gorilla’s control or anticipation, including political climate, budgets and current events, which could reduce demand for Gorilla’s products or require Gorilla to change or redesign products to maintain compliance or competitiveness.

Failure to comply with governmental laws and regulations could harm our business, and we have been, and expect to be, the subject of legal and regulatory inquiries, which may result in monetary payments or may otherwise negatively impact our reputation, business and results of operations.

As noted previously, our business is subject to regulation by various federal, state, local, and foreign governments in which we operate. Noncompliance with applicable regulations or requirements could subject us to investigations, administrative proceedings, sanctions, enforcement actions, disgorgement of profits, fines, damages, litigation, civil and criminal penalties, termination of contracts, exclusion from sales channels or sales opportunities, injunctions or other consequences. Such matters may include, but are not limited to, claims, disputes, allegations or investigations related to alleged violations of laws or regulations relating to anticorruption requirements, lobbying or conflict-of-interest requirements, export or other trade controls, data privacy or data protection requirements, or laws or regulations relating to employment, procurement, cybersecurity, securities, or antitrust/competition requirements. We may be subject to government inquiries that drain our time and resources, tarnish our brand among customers and potential customers, prevent us from doing business with certain customers or markets, including government customers, affect our ability to hire, attract and maintain qualified employees, or require us to take remedial action or pay penalties. From time to time, we receive formal and informal inquiries from governmental agencies and regulators regarding our compliance with laws and regulations or otherwise relating to our business or transactions. Any negative outcome from such inquiries or investigations or failure to prevail in any possible civil or criminal litigation could adversely affect our business, reputation, financial condition, results of operations, and growth prospects.

As the regulatory framework for artificial intelligence and machine learning technology evolves, our business, financial condition and results of operations may be adversely affected.

The regulatory framework for artificial intelligence and machine learning technology is evolving and remains uncertain. It is possible that new laws and regulations will be adopted in the United States and globally, or existing laws and regulations may be interpreted in new ways, that would affect the operation of our platform and the way in which we use artificial intelligence and machine learning technology, including with respect to fair lending laws. Further, the cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could adversely affect our business, financial condition and results of operations.

Risks Related to Gorilla’s Incorporation in the Cayman Islands

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a United States company.

Recently introduced economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, (2020 Revision) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019 onwards. As we are a Cayman Islands company, compliance obligations include filing annual notifications for us, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

Failure to maintain our status as tax resident solely in the Cayman Islands could adversely affect our financial and operating results.

Our intention is that prior to our initial business combination we should be resident solely in the Cayman Islands. Continued attention must be paid to ensure that major decisions by Gorilla are not made from another jurisdiction, since this could cause us to lose our status as tax resident solely in the Cayman Islands. The composition of the Board, the place of residence of the individual members of the Board and the location(s) in which the Board makes decisions will all be important factors in determining and maintaining our tax residence in the Cayman Islands. If we were to be considered as tax resident within another jurisdiction, we may be subject to additional tax in that jurisdiction, which could negatively affect our financial and operating results, and/or our shareholders’ or warrant holders’ investment returns could be subject to additional or increased taxes (including withholding taxes).

We may re-domicile or continue out of the Cayman Islands into another jurisdiction, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with the business combination, we may relocate the home jurisdiction of our business or re-domicile or continue out of the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

Risks Related to Gorilla Being Located in Taiwan

Conditions in Taiwan could materially and adversely affect Gorilla’s business.

Many of Gorilla’s employees, including certain management members operate from its offices that are located in Neihu District of Taipei City, Taiwan. In addition, a number of Gorilla’s officers and directors are residents of Taiwan. Accordingly, political, economic and military conditions in Taiwan and the surrounding region may directly affect Gorilla’s business and operations.

Because our Company is located outside of the U.S., Gorilla is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect Gorilla’s revenue and cost of doing business in Taiwan.

Gorilla’s offices and employees are located in Taiwan. Foreign economic downturns may affect our results of operations in the future. Additionally, other facts relating to the operation of Gorilla’s business outside of the U.S. may have a material adverse effect on Gorilla’s business, financial condition and results of operations, including:

•        international economic and political changes;

•        the imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;

•        changes in, or impositions of, legislative or regulatory requirements regarding the pharmaceutical industry;

•        compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;

•        difficulties in achieving headcount reductions due to unionized labor and works councils;

•        restrictions on transfers of funds and assets between jurisdictions; and

•        China — Taiwan geo-political instability.

As Gorilla continues to operate its business, its success will depend in part, on its ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect Gorilla’s business, financial condition and results of operations.

Gorilla may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act (“FCPA”) and Chinese anti-corruption law.

Gorilla is subject to the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments, foreign government officials and political parties by U.S. persons as defined by the statute for purposes of obtaining or retaining businesses. Gorilla may have agreements with third parties who may make sales in mainland China and the U.S., during the process of which Gorilla may be exposed to corruption. Activities in Taiwan create the risk of unauthorized payments or offers of payments by an employee, consultant or agent of Gorilla, because these parties are not always subject to Gorilla’s control.

Although Gorilla believes to date it has complied in all material aspects with the provisions of the FCPA and Chinese anti-corruption law, the existing safeguards and any future improvements may prove to be less than effective and any of Gorilla’s employees, consultants or agents may engage in corruptive conduct for which Gorilla might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions against Gorilla and individuals and therefore could negatively affect Gorilla’s business, operating results and financial condition. In addition, the Taiwanese government may seek to hold Gorilla liable as a successor for FCPA violations committed by companies in which Gorilla invests or acquires.

International operations expose Gorilla to currency exchange and repatriation risks, and Gorilla cannot predict the effect of future exchange rate fluctuations on its business and operating results.

Gorilla has business operations in Taiwan and collaborative activities in the U.S. Substantial amounts of revenues are received and expenses are incurred in both New Taiwan Dollars and U.S. Dollars. Thus, Gorilla has exposure to currency fluctuations. Gorilla cannot assure you that the effect of currency exchange fluctuations will not materially affect its revenues and net income in the future.

It may be difficult to enforce a U.S. judgment against Gorilla, its officers and directors and the Taiwanese experts named in this proxy statement/prospectus in Taiwan or the United States, or to assert U.S. securities laws claims in Taiwan or serve process on Gorilla’s officers and directors and these experts.

Most of Gorilla’s directors or officers are not residents of the United States and most of their and Gorilla’s assets are located outside the United States. Service of process upon Gorilla or its non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against Gorilla or its non-U.S. directors and executive officers may be difficult to obtain within the United States. Gorilla have been informed by its legal counsel in Taiwan that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Taiwan or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Taiwanese courts may refuse to hear a claim based on a violation of U.S. securities laws against Gorilla or its non-U.S. officers and directors because Taiwan may not be the most appropriate forum to bring such a claim. In addition, even if a Taiwanese court agrees to hear a claim, it may determine that Taiwanese law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Taiwanese law. Taiwanese courts might not enforce judgments rendered outside Taiwan, which may make it difficult to collect on judgments rendered against Gorilla or its non-U.S. officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Taiwan, a Taiwanese court will not enforce a non-Taiwanese judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Taiwanese courts (subject to exceptional cases) or if its enforcement is likely to prejudice its sovereignty or security.

Risks Related to the Gorilla Financial Statements and Internal Control Over Financial Reporting

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that has been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and investor confidence and the market price of our shares may be materially and adversely affected.

Prior to the proposed transaction, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In connection with the preparation of our consolidated financial statements as of and for the years ended December 31, 2020 and 2019, we identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB. The material weaknesses identified arose from: (i) lack of sufficient number of professionals with an appropriate level of accounting and regulatory knowledge, training, and experience to appropriately analyze, record and disclose accounting matters timely and accurately with respect to Gorilla’s financial reporting and internal control over financial reporting framework; and (ii) lack of policies and procedures over evaluation of significant complex transactions and evaluation of certain general ledger accounts. Following the identification of the material weaknesses, we have taken and plan to continue to take remedial measures to remedy the weakness. For details of these remedies, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control over Financial Reporting.” However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our shares may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such firm might have identified additional material weaknesses and deficiencies.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with the applicable accounting standards, which for us, is IFRS. Upon completion of the Proposed Transactions, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report on Form 20-F. This assessment will need to include disclosures of any material weaknesses identified by our management in our internal control over financial reporting. The SEC defines a “material weakness” as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our remediation efforts may not enable us to avoid material weaknesses in our internal control over financial reporting in the future. Our management may conclude that our internal control over financial reporting is not effective. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation. During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other material weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not able to obtain sufficient appropriate evidence with the level at which our controls are documented, designed or operating.

If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Risks Related to Ownership of Our Ordinary Shares

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act (“HFCAA”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. In September 2021, the PCAOB adopted a new rule to provide a framework for its determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. In addition, in June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three.

The audit work on our People’s Republic of China (“PRC”) subsidiary may not be inspected fully by the Public Company Accounting Oversight Board (“PCAOB”) and, as such, our investors are deprived of the benefits of such inspection.

Auditors of companies that are registered with the SEC and traded publicly in the United States, including our independent registered public accounting firm, must be registered with the PCAOB, and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the relevant professional standards. Our auditor, which is based in Taiwan, is currently subject to inspection by the PCAOB every three years, without restriction. The audit work on our PRC subsidiary is performed directly by our auditor under a temporary license issued by the Ministry of Finance of the PRC. However, our auditor is unable to provide audit working papers of Gorilla’s subsidiary in PRC for PCAOB’s inspection without the approval of the PRC authorities. Gorilla has one subsidiary in PRC, which is Gorilla Intelligence Technology Co., Ltd. The aforementioned subsidiary in PRC was incorporated for the purposes of provision of processing services of information, software and data in PRC. Due to the change of regulatory and economic environments in PRC, Gorilla decided to exit from the PRC market. Gorilla Intelligence Technology Co., Ltd. is a dormant company and does not currently carry out operational activities. The PCAOB’s inspections of other firms outside PRC have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB’s inspections in PRC prevents the PCAOB from regularly evaluating audits and quality control procedures of any auditors operating in PRC. Also, the potential inability of the PCAOB to fully inspect our auditor’s working paper of our PRC subsidiary prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, investors may be deprived of the benefits of PCAOB inspections. The inability of the PCAOB to fully inspect our auditor’s working paper makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to other auditors that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

In December 2020, the United States enacted the HFCAA. The HFCAA requires that the SEC identify issuers that retain an auditor that has a branch or office that is located in a foreign jurisdiction and that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. Amongst other things, the HFCAA also requires the SEC to prohibit the securities of any issuer from being traded on any of the U.S. national securities exchanges, such as Nasdaq, or on the U.S. “over-the-counter” markets, if the auditor of the issuer’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years after the law became effective. On April 5, 2021, the SEC’s interim final rule to implement the disclosure and submission requirements of the HFCAA was published in the U.S. Federal Register, along with the SEC’s request for public comment on the interim final rule. Regarding how the term “retain” should be interpreted for purposes of determining whether an issuer has retained an auditor that has a branch or office that is located in a foreign jurisdiction and that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction, the SEC noted in the interim final rule that the HFCAA does not define the term “retain,” and requested comment on how the term “retain” should be understood for purposes of the HFCAA. Enactment of any of such legislations or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, the market price of our ordinary shares could be adversely affected, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting PRC-based companies from accessing U.S. capital markets. If any such deliberations were to materialize, the resulting legislation may have material and adverse impact on the stock performance of PRC-based issuers listed in the United States. Our auditor, which is based in Taiwan, conducts audit work directly on our PRC subsidiary under a temporary license issued by the Ministry of Finance of the PRC. However, given the restriction imposed by the PRC government, our auditor is unable to provide audit working papers of our subsidiary in PRC for PCAOB’s inspection without the approval of the PRC authorities. Given the current question as to how “retain” should be understood for purposes of the HFCAA, we cannot assure you that we will not be identified by the SEC as an issuer that has retained an auditor that has a branch or office that is located in a foreign jurisdiction that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction as a result of the fact that the auditor of our PRC subsidiary is located in, and organized under the laws of, the PRC. In addition, there can be no assurance that, if we have a “noninspection” year, we will be able to take remedial measures in response thereto. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCAA, so we cannot assure you that we will be able to maintain the listing of the ordinary shares on Nasdaq or that you will be allowed to trade our ordinary shares in the United States on the “over-the-counter” markets or otherwise. Should the ordinary shares not be listed or tradeable in the United States, the value of the ordinary shares could be materially affected.

We are dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including engineering, finance, marketing, sales, and technology and support personnel. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and harm our business, financial condition and results of operations. Additionally, our financial condition and results of operations may be adversely affected if we are unable to attract and retain skilled employees to support our operations and growth.

Our forecasted operating and financial results rely in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, our actual operating and financial results may be significantly below our forecasts.

The projected financial and operating information appearing elsewhere in this proxy statement reflects current estimates of future performance. Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside of our control, including, but not limited to:

•        whether we can obtain sufficient capital to begin production and grow our business;

•        our ability to manage our growth;

•        whether we can manage relationships with our partners and suppliers;

•        whether we can rapidly deploy our facilities and successfully execute our production methodologies in such facilities;

•        the ability to obtain necessary regulatory approvals and certifications;

•        demand for our products and services;

•        the timing and costs of new and existing marketing and promotional efforts;

•        inflationary pressures in labor markets and for other resources

•        competition, including from established and future competitors;

•        our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

•        the overall strength and stability of the economies in the markets in which we operate or intend to operate in the future; and

•        regulatory, legislative and political changes.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, results of operations and financial results.

Gorilla will be a foreign private issuer and, as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Upon the closing of the Business Combination, Gorilla will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Gorilla qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

Gorilla may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, Gorilla is a foreign private issuer and, therefore, is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Gorilla on June 30, 2021. In the future, Gorilla would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Gorilla loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Gorilla would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Gorilla would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

As Gorilla is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, Gorilla has the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that it discloses the requirements it is not following and describes the home country practices it is following. Gorilla may in the future elect to follow home country practices with regard to certain matters. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Risks Related to the Business Combination and the Combined Company

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an initial public offering and may create risks for our unaffiliated investors.

An initial public offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of an initial public offering company’s business, financial condition and results of operations. Going public via a business combination with a special purpose acquisition company does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.

In addition, going public via a business combination with a special purpose acquisition company does not involve a book-building process as is the case in an initial public offering. In any initial public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a special purpose acquisition company transaction, the value of the company is established by means of negotiations between the target company, the special purpose acquisition company and, in many cases, “PIPE” investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a special purpose acquisition company business combination may be less effective than an initial public offering bookbuilding process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, initial public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the initial public offering. There is no such book of demand built up in connection with special purpose acquisition company transaction which may result in the share price being harder to sustain after the transaction.

Global may not have sufficient funds to consummate the Business Combination.

As of September 30, 2021, Global had approximately $458,401 available to it outside the Trust Account to fund its working capital requirements. If Global is required to seek additional capital, it would need to borrow funds from the Sponsor, its management team or other third parties to operate or it may be forced to liquidate. None of such persons is under any obligation to advance funds to Global in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to Global from the Trust Account upon completion of the Business Combination. If Global is unable to consummate the Business Combination because it does not have sufficient funds available, and if Global is not able to consummate another business combination within the timeline set forth in its Charter, Global may be forced to cease operations and liquidate the Trust Account. Consequently, Global’s public shareholders may receive less than $10 per share and their warrants will expire worthless.

If Global’s shareholders fail to properly demand redemption rights, they will not be entitled to convert their Global Class A ordinary share into a pro rata portion of the Trust Account.

Global shareholders holding public shares may demand that Global convert their public shares into a pro rata portion of the Trust Account, calculated as of two (2) business days prior to the extraordinary general meeting. To demand redemption rights, Global shareholders must deliver their subunit certificates (if any) and other redemption forms (either physically or electronically) to Global’s transfer agent no later than two (2) business days prior to the extraordinary general meeting. Any shareholder who fails to properly demand redemption rights by delivering his, her or its shares will not be entitled to convert his, her or its shares into a pro rata portion of the Trust Account. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of Global Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

The Business Combination remains subject to conditions that Global cannot control and if such conditions are not satisfied or waived, the Business Combination may not be consummated.

The Business Combination is subject to a number of conditions, including the condition that Global have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-5(g)(1) of the Exchange Act) immediately after consummation of the Business Combination, that the Minimum Cash Condition is satisfied, that there is no legal prohibition against consummation of the Business Combination, that the Gorilla ordinary shares be approved for listing on Nasdaq subject only to official notice of issuance thereof, that Gorilla does not receive evidence that it will not qualify as a “foreign private issuer” pursuant to Rule 3b-4 of the Exchange Act, the consummation of the Recapitalization, receipt of securityholder approvals, continued effectiveness of the registration statement of which this proxy statement/prospectus is a part, the truth and accuracy of Global’s and Gorilla’s representations and warranties made in the Business Combination Agreement, the non-termination of the Business Combination Agreement and agreements by both Global and Gorilla. There are no assurances that all conditions to the Business Combination will be satisfied or that the conditions will be satisfied in the time frame expected.

If the conditions to the Business Combination are not met (and are not waived, to the extent waivable), either Global or Gorilla may, subject to the terms and conditions of the Business Combination Agreement, terminate the Business Combination Agreement. See the section of this proxy statement/prospectus titled “The Business Combination Agreement and Ancillary Agreements — Termination.”

The exercise of Global’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Global’s best interests.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require Global to agree to amend the Business Combination Agreement, to consent to certain actions taken by Gorilla or to waive rights that Global is entitled to under the Business Combination Agreement. Waivers may arise because of changes in the course of Gorilla’s business, a request by Gorilla to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Gorilla’s business and would entitle Global to terminate the Business Combination Agreement. In any of such circumstances, it would be at Global’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors and officers described in these risk factors may result in a conflict of interest on the part of one or more of the directors or officers between what he or they may believe is best for Global and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Global does not believe there will be any changes or waivers that Global’s directors and officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, Global will circulate a new or amended proxy statement/prospectus and resolicit Global’s shareholders if changes to the terms of the Business Combination that would have a material impact on its shareholders or represent a fundamental change in the proposals being voted upon.

Gorilla may issue additional Gorilla ordinary shares or other equity securities without seeking approval of the Gorilla shareholders, which would dilute your ownership interests and may depress the market price of the Gorilla ordinary shares.

Upon consummation of the Business Combination, Gorilla will have warrants outstanding to purchase up to an aggregate of _______ Gorilla ordinary shares. Further, Gorilla may choose to seek third party financing to provide additional working capital for the Gorilla business, in which event Gorilla may issue additional equity securities. Following the consummation of the Business Combination, Gorilla may also issue additional Gorilla ordinary shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding warrants or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

The issuance of additional Gorilla ordinary shares or other equity securities of equal or senior rank would have the following effects:

•        Gorilla’s existing shareholders’ proportionate ownership interest in Gorilla will decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding Gorilla ordinary share may be diminished; and

•        the market price of the Gorilla ordinary shares may decline.

Future resales of the Gorilla ordinary shares issued in connection with the Business Combination may cause the market price of the Gorilla ordinary shares to drop significantly, even if Gorilla’s business is doing well.

Certain equityholders of Gorilla, including all of Gorilla’s existing equityholders owning more than one percent (1%) of Gorilla’s equity prior to the Transactions, entered into Lock-Up Agreements with Gorilla. Pursuant to the Lock-Up Agreements, certain Gorilla equityholders have agreed that, until 12 months following the Closing, they will not, subject to certain exceptions in the Lock-Up Agreements, transfer any Gorilla securities. Notwithstanding the foregoing, up to seventy-five percent (75%) of the restricted securities (pro rata among each type of restricted security owned by parties to the Lock-Up Agreements) (the “Early Release Securities”) shall be subject to early release from the restrictions thereunder (and the lock-up period with respect to such Early Release Securities shall be deemed to have expired) if and to the extent that the following occurs after the Closing: (i) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $12.50 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period; (ii) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $15.00 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period; and (iii) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $17.50 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period. See the section of this proxy statement/prospectus titled “Business Combination Agreement and Ancillary Agreements — Lock-Up Agreements.”

Simultaneously with the execution and delivery of the Business Combination Agreement, Gorilla, Global and the Sponsor entered into the Founder Registration Rights Agreement Amendment, pursuant to which Gorilla will assume the obligations of Global under the Founder Registration Rights Agreement, and, among other things, Gorilla will be added as a party to the Founder Registration Rights Agreement, which will reflect the issuance of Gorilla ordinary shares and Gorilla warrants be issued to the Sponsor pursuant to the Business Combination Agreement. Upon expiration of the applicable lockup periods set forth in the Lock-Up Agreements and upon the effectiveness of any registration statement Gorilla files pursuant to the Founders Registration Rights Agreement Amendment, in a registered offering of securities pursuant to the Securities Act or otherwise in accordance with Rule 144 under the Securities Act, the Gorilla shareholders may sell large amounts of Gorilla ordinary shares and warrants in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of the Gorilla ordinary shares or the Gorilla warrants or putting significant downward pressure on the price of the Gorilla ordinary shares or warrants. Additionally, downward pressure on the market price of the Gorilla ordinary shares or Gorilla warrants likely will result from sales of Gorilla ordinary shares issued in connection with the exercise of warrants. Further, sales of Gorilla ordinary shares or warrants upon expiration of the applicable lockup period could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. Short sales of Gorilla ordinary shares or warrants could have a tendency to depress the price of the Gorilla ordinary shares or the Gorilla warrants, respectively, which could increase the potential for short sales.

We cannot predict the size of future issuances of Gorilla ordinary shares or warrants or the effect, if any, that future issuances and sales of shares of Gorilla ordinary shares or warrants will have on the market price of the Gorilla ordinary shares or warrants. Sales of substantial amounts of Gorilla ordinary shares (including those shares issued in connection with the Business Combination), or the perception that such sales could occur, may adversely affect prevailing market prices of Gorilla ordinary shares or warrants.

Global’s board of directors did not obtain a third-party fairness opinion in determining whether or not to proceed with the Business Combination.

Global’s board of directors did not obtain a third-party fairness opinion in connection with their determination to approve the Business Combination. In analyzing the Business Combination, Global’s board of directors reviewed the significant business, financial and legal due diligence completed and/or commission by Global’s management on Gorilla and researched the industry in which Gorilla operates and concluded that the Business Combination is in the best interests of Global. Accordingly, investors will be relying solely on the judgment of Global’s board of directors and management in valuing Gorilla’s business, and Global’s board of directors and management may not have properly valued such business. The lack of a third-party fairness opinion may lead an increased number of shareholders to vote against the proposed Business Combination or demand redemption of their shares for cash, which could potentially impact Global’s ability to consummate the Business Combination or adversely affect Gorilla’s liquidity following the consummation of the Business Combination.

Global and Gorilla will incur significant transaction and transition costs in connection with the Transactions.

Global and Gorilla have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Transactions and operating as a public company following the consummation of the Transactions. Gorilla may also incur additional costs to retain key employees. All expenses incurred in connection with the Transactions, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by Gorilla following the Closing.

Subsequent to the completion of the Business Combination, the combined company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the combined company’s ordinary share price, which could cause you to lose some or all of your investment.

Although Global has conducted extensive due diligence on Gorilla, Global cannot assure you that this diligence will surface all material issues that may be present in Gorilla’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Gorilla’s business and outside of its control will not later arise. As a result of these factors, the combined company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in its reporting losses. Even if Global’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Global’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on the combined company’s liquidity, the fact that the combined company reports charges of this nature could contribute to negative market perceptions of the combined company or its securities. In addition, charges of this nature may cause the combined company to violate net worth or other covenants to which the combined company may be subject as a result of assuming pre-existing debt held by Gorilla’s business or by virtue of the combined company obtaining post-combination debt financing. Accordingly, any shareholders of Gorilla following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The Gorilla securities to be received by Global’s securityholders as a result of the Business Combination will have different rights from Global securities.

Following completion of the Business Combination, Global’s securityholders will no longer be securityholders of Global but will instead be securityholders of Gorilla. There will be important differences between your current rights as a Global securityholder and your rights as a Gorilla securityholder. See the section of this proxy statement/prospectus titled “Comparison of Rights of Gorilla Shareholders and Global Shareholders” for a discussion of the different rights associated with the Gorilla securities.

Global’s shareholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise less influence over management.

After the completion of the Business Combination, Global’s current shareholders will own a smaller percentage of the combined company than they currently own of Global. At the Closing, existing Gorilla shareholders would hold approximately ________% of the issued and outstanding Gorilla ordinary shares and current shareholders of Global (including the Sponsor) will own the remaining Gorilla ordinary shares (assuming no holder of Class A ordinary share exercises redemption rights as described in this proxy statement/prospectus). Consequently, Global’s current shareholders, as a group, will have reduced ownership and voting power in the combined company compared to their ownership and voting power in Global.

Even if the Business Combination is consummated, there is no guarantee that the Global warrants will ever be in the money, and they may expire worthless.

The exercise price for the Global warrants, once exchanged for Gorilla warrants upon consummation of the Business Combination, will be $11.50 per ordinary share. There is no guarantee that such Gorilla warrants, following the Business Combination, will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Global may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

Global has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of its Class A ordinary shares equal or exceed $18.00 per share (as adjusted for share sub divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date Global sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by Global, Global may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Global is unable to effect such registration or qualification. Global will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by Global in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants will be redeemable by Global so long as they are held by the Sponsor, its designees or its permitted transferees.

Global warrants are accounted for as derivative liabilities with changes in fair value each period reported in earnings which may have an adverse effect on the market price of Global Ordinary Shares.

Global accounts for its public warrants and private warrants as a warrant liability. At each reporting period the fair value of the liability of the public and private warrants are remeasured and the change in the fair value of the liability will be recorded as other income (expense) in Global’s income statement. Changes in the inputs and assumptions for the valuation model Global uses to determine the fair value of such liability may have a material impact on the estimated fair value of the embedded derivative liability. The share price of Global Ordinary Shares represents the primary underlying variable that impacts the value of the derivative instruments. Additional factors that impact the value of the derivative instruments include the volatility of Global’s stock price, discount rates and stated interest rates. As a result, Global’s consolidated financial statements and results of operations will fluctuate quarterly, based on various factors, such as the share price of Global Ordinary Shares, many of which are outside of its control. In addition, Global may change the underlying assumptions used in its valuation model, which could result in significant fluctuations in its results of operations. If Global’s share price is volatile, it expects that it will recognize non-cash gains or losses on its warrants or any other similar derivative instruments each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of Global Ordinary Shares.

Global’s current directors’ and executive officers’ affiliates own Global Ordinary Shares and warrants underlying the private placement units that will be worthless if the Business Combination is not approved. Such interests may have influenced their decision to approve the Business Combination.

If the Business Combination or another business combination is not consummated by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles), Global will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the 4,187,500 Class B ordinary shares held by the directors and the Sponsor, which is affiliated with certain of Global’s directors and officers and other certain officers, that were acquired for an aggregate purchase price of $25,000 prior to the Global IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Further, the Sponsor and I-Bankers purchased an aggregate of 697,500 private placement units at a price of $10.00 per unit, simultaneously with the consummation of the Global IPO and the subsequent partial exercise of the underwriter’s overallotment option, for an aggregate purchase price of $6,975,000. Even if the trading price of Global units was as low as $1.43 per unit, the value of the Founder Shares and private placement units would be equal to such parties’ initial investment in Global. The Class B ordinary share and the private placement units (including the securities underlying the private placement units) will become worthless if Global does not consummate a business combination by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). On the other hand, if the Business Combination is consummated, each outstanding Class B ordinary share will convert into one Gorilla ordinary share, subject to adjustment described herein, at the closing and each outstanding Global warrant will become a Gorilla warrant. Such shares and warrants had an aggregate market value of approximately $__________ million and approximately $__________ million, respectively, based upon the closing price of $__________ per share and $__________ per warrant on Nasdaq on _________, 2022.

As such, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In addition, based on the difference in the purchase price of $0.00435 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the units in the IPO and the public shareholders experience a negative rate of return following the Closing of the Business Combination. In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in Global. In total, the Sponsor and I-Bankers have invested $6,825,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and Global’s officers and directors have no loans outstanding to Global.

These financial interests may have influenced the decision of Global’s directors and officers to approve the Business Combination and to continue to pursue the Business Combination. In considering the recommendations of Global’s board of directors to vote for the Business Combination Proposal and other proposals, its shareholders should consider these interests. See the section of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Transactions.”

The Sponsor, an affiliate of current officers and directors of Global, is liable to ensure that proceeds of the Trust Account are not reduced by vendor claims in the event the Business Combination is not consummated. Such liability may have influenced Global’s board of directors’ decision to pursue the Business Combination and Global’s board of directors’ decision to approve it.

If the Business Combination or another business combination is not consummated by Global on or before April 13, 2022, the Sponsor, an affiliate of current officers and directors of Global, will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of potential target businesses or claims of vendors or other entities that are owed money by Global for services rendered or contracted for or for products sold to Global, but only if such a vendor or target business has not executed a waiver agreement. If Global consummates a business combination, on the other hand, Global will be liable for all such claims. Global has no reason to believe that the Sponsor will not be able to fulfill its indemnity obligations to Global.

These obligations of the Sponsor may have influenced Global’s board of directors’ decision to pursue the Business Combination with Gorilla or Global’s board of directors’ decision to approve the Business Combination. In considering the recommendations of Global’s board of directors to vote for the Business Combination Proposal and other proposals, shareholders should consider these interests. See the section of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Global’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Global’s public shareholders in the event a business combination is not consummated.

If proceeds in the Trust Account are reduced below $10.10 per public share and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, Global’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While Global currently expects that its independent directors would take legal action on Global’s behalf against the Sponsor to enforce the Sponsor’s indemnification obligations, it is possible that Global’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If Global’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Global’s public shareholders may be reduced below $10.10 per share.

Activities taken by existing Global shareholders to increase the likelihood of approval of the Business Combination Proposal and the other proposals could have a depressive effect on Global’s shares.

At any time prior to the extraordinary general meeting, the Sponsor, Global’s officers, directors and shareholders from prior to Global IPO, Gorilla or its shareholders and/or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire ordinary shares of Global or vote their shares in favor of the Business Combination Proposal. The purpose of such transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on ordinary shares of the combined company. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the extraordinary general meeting.

In addition, if such transactions occur, the public “float” of the Gorilla ordinary shares following the Business Combination may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Gorilla securities on Nasdaq or another national securities exchange.

In connection with the PIPE Investment, Global and the PIPE Investors agreed that the number of subunits for each a PIPE Investor is obligated to purchase under the PIPE Subscription Agreement shall be reduced by the number of subunits that such PIPE Investor may purchase in the open market or in privately negotiated transactions with third parties in connection with any redemption conducted by Global.

Other than as described above, neither Global nor any of its affiliates currently has any intention to enter into any non-redemption arrangements with its investors. To the extent that Global or its affiliates do decide to enter into such arrangements, Global will file a Current Report on Form 8-K and will (i) amend the proxy statement/prospectus, if such arrangements are entered into prior to effectiveness of the F-4, or (ii) file a proxy supplement, if such arrangements are entered into after effectiveness, to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such disclosures will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons, and will describe the material costs of such arrangements to Global or Gorilla, as well as their potential impact to the post-combined entity and its shareholders.

The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

In general, either Global or Gorilla may refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to consummate the

Business Combination, even if such change could be said to have a material adverse effect on Gorilla or Global, including the following events (except, in certain cases where the change has a disproportionate effect on a party):

•        changes generally affecting the economy and the financial or securities markets, including the COVID-19 pandemic;

•        the outbreak or escalation of war or any act of terrorism, civil unrest or natural disasters;

•        changes (including changes in law) or general conditions in the industry in which the party operates;

•        changes in GAAP, or the authoritative interpretation of GAAP; or

•        changes attributable to the public announcement or pendency of the Transactions or the execution or performance of the Business Combination Agreement.

Furthermore, Global or Gorilla may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still consummate the Business Combination, the market trading price of the Gorilla ordinary shares and Gorilla warrants may suffer.

Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, Global expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that Global expects to achieve from the Business Combination.

Global and Gorilla have no history operating as a combined company. The unaudited pro forma condensed combined financial information may not be an indication of Gorilla’s financial condition or results of operations following the Business Combination, and accordingly, you have limited financial information on which to evaluate Gorilla and your investment decision.

Gorilla and Global have no prior history as a combined entity and their operations have not been previously managed on a combined basis. The unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus has been prepared using the consolidated historical financial statements of Global and Gorilla, and is presented for illustrative purposes only and should not be considered to be an indication of the results of operations including, without limitation, future revenue, or financial condition of Global following the Business Combination. Certain adjustments and assumptions have been made regarding Global after giving effect to the Business Combination. Gorilla and Global believe these assumptions are reasonable, however, the information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments are difficult to make with accuracy. These assumptions may not prove to be accurate, and other factors may affect Global’s results of operations or financial condition following the consummation of the Business Combination. For these and other reasons, the historical and pro forma condensed combined financial information included in this proxy statement/prospectus does not necessarily reflect Gorilla’s results of operations and financial condition and the actual financial condition and results of operations of Gorilla following the Business Combination may not be consistent with, or evident from, this pro forma financial information.

The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or Gorilla’s future results.

This proxy statement/prospectus contains projections and forecasts prepared by Gorilla. None of the projections and forecasts included in this proxy statement/prospectus have been prepared with a view toward public disclosure other than to certain parties involved in the Business Combination or toward complying with SEC guidelines or GAAP. The projections and forecasts were prepared based on numerous variables and assumptions, which are inherently uncertain and may be beyond the control of Gorilla and Global, and exclude, among other things, transaction-related expenses. Important factors that may affect actual results and results of Gorilla’s operations following the Business Combination, or could lead to such projections and forecasts not being achieved include, but are not limited to: client demand for Gorilla’s products, an evolving competitive landscape, regulation changes in a highly regulated environment, successful management and retention of key personnel, unexpected expenses and general economic conditions. While Gorilla assumes responsibility for the accuracy and completeness of the projections and forecasts to the extent included in this proxy statement/prospectus, you are cautioned not to place undue reliance on the projections, as the projections may be materially different than actual results.

The projections and forecasts presented in this proxy statement/prospectus have been prepared by Gorilla’s management. Investors should note that the projections and forecasts have not been independently verified or confirmed by Global or any third party. In particular, none of PricewaterhouseCoopers, Taiwan nor any independent accountants, have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the projections and forecasts, and none of them have expressed an opinion or any other form of assurance with respect to the projections and forecasts.

If Global is unable to complete the Business Combination or another business combination by April 13, 2022 (or such other date as approved by Global shareholders through approval of an amendment to the Global Articles), Global will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, Global public shareholders may only receive $10.10 per share (or less than such amount in certain circumstances) and Global warrants will expire worthless.

If Global is unable to complete the Business Combination or another business combination within the required time period, Global will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Global to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Global public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Global’s remaining shareholders and its board of directors, dissolve and liquidate, subject (in each case above) to Global’s obligations under Companies Act to provide for claims of creditors and the requirements of other applicable law. In such case, Global public shareholders may only receive $10.10 per share, and Global warrants will expire worthless. In certain circumstances, Global public shareholders may receive less than $10.10 per share on the redemption of their shares.

If the Business Combination is not completed, potential target businesses may have leverage over Global in negotiating a business combination, Global’s ability to conduct due diligence on a business combination as it approaches its dissolution deadline may decrease, and it may have insufficient working capital to continue to pursue potential target businesses, each of which could undermine the ability to complete a business combination on terms that would produce value for Global shareholders.

Any potential target business with which Global enters into negotiations concerning an initial business combination will be aware that, unless Global amends its existing charter to extend its life and amend certain other agreements it has entered into, then Global must complete its initial business combination by April 13, 2022. Consequently, if Global is unable to complete this Business Combination, a potential target business may obtain leverage over it in negotiating an initial business combination, knowing that if Global does not complete its initial business combination with that particular target business, it may be unable to complete its initial business combination with any target business. This risk will increase as Global gets closer to the timeframe described above. In addition, Global may have limited time to conduct due diligence and may enter into its initial business combination on terms that it would have rejected upon a more comprehensive investigation. Additionally, Global may have insufficient working capital to continue efforts to pursue a business combination.

In the event of liquidation by Global, third parties may bring claims against Global and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by shareholders could be less than $10.00 per share.

Under the terms of the Global Articles, Global must complete the Business Combination or another business combination by April 13, 2022 (unless such date is extended by Global’s shareholders) or Global must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against Global. Although Global has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of Global’s public shareholders. If Global is unable to complete a business combination within the required time period, the Sponsor has agreed that it will be liable to Global if and to the extent any claims by a vendor for services rendered or products sold to it, or a prospective target business with which it has discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account to below $10.10 per public share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Global’s indemnity of the underwriter of the initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. Furthermore, the Sponsor will not be liable to public shareholders and instead will only have liability to Global. Global has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and, therefore, the Sponsor may not be able to satisfy those obligations. Global has not asked the Sponsor to reserve for such eventuality. Therefore, the per-share distribution from the Trust Account in such a situation may be less than the approximately $______ estimated to be in the Trust Account as of two business days prior to the extraordinary general meeting date, due to such claims.

Additionally, if Global is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if Global otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in its bankruptcy.

Global’s shareholders may be held liable for claims by third parties against Global to the extent of distributions received by them.

If Global is unable to complete the Business Combination or another business combination within the required time period, Global will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Global to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Global public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Global’s remaining shareholders and its board of directors, dissolve and liquidate, subject (in each case above) to Global’s obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law. Global cannot assure you that it will properly assess all claims that may be potentially brought against Global. As a result, Global’s shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Global cannot assure you that third parties will not seek to recover from its shareholders amounts owed to them by Global.

Additionally, if Global is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Global’s shareholders. Because Global intends to distribute the proceeds held in the Trust Account to its public shareholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, Global’s board of directors may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and Global to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. Global cannot assure you that claims will not be brought against it for these reasons.

Global may be a target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into business combination agreements or similar agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Global’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Transactions, then that injunction may delay or prevent the Transactions from being completed. Currently, Global is not aware of any securities class action lawsuits or derivative lawsuits being filed in connection with the Transactions.

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how Global’s public shareholders vote.

The Sponsor, as well as Global’s officers and directors, beneficially own and are entitled to vote an aggregate of approximately 21.7% of the outstanding Global Ordinary Share. These holders have agreed to vote their shares in favor of the Business Combination Proposal. These holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. In addition to the Global Ordinary Shares held by the Sponsor and Global’s officers and directors, Global would need 6,075,001 shares, or approximately 36.3%, of the 16,750,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved. Accordingly, it is more likely that the necessary shareholder approval for the Business Combination Proposal and the other proposals will be received than would be the case if the Sponsor agreed to vote its Founder Shares in accordance with the majority of the votes cast by Global’s public shareholders.

The ongoing COVID-19 pandemic may adversely affect Global’s and Gorilla’s ability to consummate the Transactions.

The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this proxy statement/prospectus.

Global and Gorilla may be unable to complete the Transactions if continued concerns relating to COVID-19 restrict travel and limit the ability to have meetings with potential investors or the Gorilla personnel. The extent to which COVID-19 impacts Global’s and Gorilla’s ability to consummate the Transactions will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, Global’s and Gorilla’s ability to consummate the Transactions may be materially adversely affected.

The Business Combination may not qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) potentially causing U.S. Holders of Global Ordinary Share and/or Global warrants to recognize gain or loss for U.S. federal income tax purposes.

It is intended that the Business Combination qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). The parties intend to report the Business Combination in a manner consistent with the Intended Tax Treatment. However, there are significant factual and legal uncertainties as to whether the Business Combination will qualify for the Intended Tax Treatment. For example, under Section 368(a) of the Code, the acquiring corporation must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the provisions of Section 368(a) of the Code apply in the case of an acquisition of a corporation with only investment-type assets, such as Global. There are significant factual and legal uncertainties concerning the determination of certain of these requirements. Moreover, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify for the Intended Tax Treatment, and neither Global nor Gorilla intends to request a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court will not sustain a challenge by the IRS.

If, as of the Closing Date, any requirement for Section 368(a) of the Code is not met, then a U.S. Holder of Global Ordinary Share and/or Global warrants may recognize gain or loss in an amount equal to the difference, if any, between the fair market value (as of the Closing Date) of Gorilla ordinary shares and/or Gorilla warrants received in the Business Combination, over such U.S. Holder’s aggregate tax basis in the corresponding Global Ordinary Share and/or Global warrants surrendered by such U.S. Holder in the Business Combination.

If the Adjournment Proposal is not approved, Global’s board of directors will not have the ability to adjourn the extraordinary general meeting to a later date.

If, at the extraordinary general meeting, the chairman presiding over the extraordinary general meeting determines that it would be in the best interests of Global to adjourn the extraordinary general meeting to give Global more time to consummate the Business Combination for whatever reason (such as if the Business Combination Proposal is not approved, or if Global would have net tangible assets of less than $5,000,001 either immediately prior to or upon the consummation of the Transactions, or if additional time is needed to fulfil other closing conditions), the chairman presiding over the extraordinary general meeting will seek approval to adjourn the extraordinary general meeting to a later date or dates. If the Adjournment Proposal is not approved, the chairman will not have the ability to adjourn the extraordinary general meeting to a later date in order to solicit further votes. In such event, the Business Combination would not be completed.

Global, and following the Business Combination, the combined company, may face litigation and other risks as a result of the material weakness in internal control over financial reporting.

As a result of the material weakness in Global’s internal controls over financial reporting described above, the change in accounting for complex financial instruments, and other matters raised or that may in the future be raised by the SEC, Global faces potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the material weaknesses in internal control over financial reporting and the preparation of our financial statements. As of the date of this proxy statement/prospectus, Global has no knowledge of any such litigation or dispute. However, Global can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete the Business Combination.

Risks Related to Redemption

The ability of Global public shareholders to exercise redemption rights with respect to a large number of Global Shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem Global Class A ordinary share.

The obligations of Gorilla and Merger Sub to consummate the Business Combination is conditioned upon, among other things, Global having an amount of available cash from its Trust Account, following payment by Global to its shareholders who have validly elected to redeem their Class A ordinary shares, and deferred underwriting fee, plus proceeds from the PIPE Investment, of no less than $50 million. If the Business Combination is not consummated, you would not receive your pro rata portion of the Trust Account until the Trust Account is liquidated. If you are in need of immediate liquidity, you could attempt to sell your Global Class A ordinary share in the open market; however, at such time Global Class A ordinary share may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with Global’s redemption until Global liquidates or you are able to sell your Global Class A ordinary share in the open market.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

A public shareholder of Global, together with any affiliate or any other person with whom such shareholder is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 5% of the Global public shares. Accordingly, if you hold more than 15% of the Global public shares and the Business Combination Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your public shares and may be forced to hold the shares in excess of 15% or sell them in the open market. Global cannot assure you that the value of such excess shares will appreciate over time following a business combination or that the market price of Global Class A ordinary share will exceed the per-share redemption price.

There is no guarantee that a Global shareholder’s decision to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

There is no assurance as to the price at which a Global shareholder may be able to sell its Gorilla ordinary shares in the future following the completion of the Transactions or shares with respect to any alternative business combination. Certain events following the consummation of any initial business combination, including the Transactions, may cause an increase in the share price, and may result in a lower value realized now than a shareholder of Global might realize in the future had the shareholder not redeemed his, her or its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Global shareholders do not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, Global shareholders may be forced to redeem or sell their public shares or warrants, potentially at a loss.

Global shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) Global’s completion of the Business Combination or, if the Business Combination is not completed, an alternative business combination, and then only in connection with those shares of Global Class A ordinary share that such shareholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of Global’s public shares if Global is unable to complete an initial business combination by April 13, 2022, subject to applicable law and as further described herein. In addition, if Global plans to redeem its public shares because Global is unable to complete an initial business combination by April 13, 2022, for any reason, compliance with Cayman Islands or other law may require that Global submit a plan of dissolution to Global’s then-existing shareholders for approval prior to the distribution of the proceeds held in Global’s Trust Account. In that case, public shareholders may be forced to wait beyond April 13, 2022, before they receive funds from the Trust Account. In no other circumstances will public shareholders have any right or interest of any kind in the Trust Account. Accordingly, to liquidate their investment, public shareholders may be forced to sell their public shares or warrants, potentially at a loss.

Global currently is and the combined company will be an emerging growth company within the meaning of the Securities Act, and if the combined company takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Global is currently and, following the consummation of the Business Combination, the combined company will be an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. The combined company may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the combined company stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by the combined company less attractive because the combined company will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of the combined company’s securities may be lower than they otherwise would be, there may be a less active trading market for the combined company’s securities and the trading prices of the combined company’s securities may be more volatile.

The combined company will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Global IPO, (ii) the last day of the fiscal year in which the combined company has total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which the combined company is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the combined company ordinary shares held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which the combined company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding Gorilla’s, Global’s or the combined company’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Gorilla’s or Global’s expectations concerning the outlook for their or the combined company’s business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the combined company as set forth in the sections of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — Global’s Board of Directors’ Reasons for the Business Combination and the Recommendation of the Board of Directors.” Forward-looking statements also include statements regarding the expected benefits of the proposed Business Combination between Gorilla and Global.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•        Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

•        If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

•        If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

•        Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

•        Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

•        Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

•        Historically, a single customer has accounted for a material portion of Gorilla’s revenues and, therefore, the loss of that customer could materially and adversely affect its business, results of operations and financial condition;

•        Gorilla’s business depends on expanding its base of clients and its clients increasing their use of its services, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

•        If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

•        The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use its services and products;

•        The competitive position of Gorilla’s platforms depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition, and results of operations could be adversely impacted;

•        Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected;

•        If Global’s shareholders fail to properly demand redemption rights, they will not be entitled to convert their Global Class A ordinary share into a pro rata portion of the Trust Account;

•        If the PIPE Investors fail, for any reason, to purchase the 5,000,000 PIPE Subunits covered by the PIPE Subscription Agreements, the Business Combination may not be completed;

•        Global’s board of directors did not obtain a third-party fairness opinion in determining whether or not to proceed with the Business Combination;

•        The Gorilla securities to be received by Global’s securityholders as a result of the Business Combination will have different rights from Global securities;

•        Global’s current directors’ and executive officers’ affiliates own Global Ordinary Shares and warrants underlying the private placement units that will be worthless if the Business Combination is not approved. Such interests may have influenced their decision to approve the Business Combination;

•        Global and Gorilla have no history operating as a combined company. The unaudited pro forma condensed combined financial information may not be an indication of Gorilla’s financial condition or results of operations following the Business Combination, and accordingly, you have limited financial information on which to evaluate Gorilla and your investment decision; and

•        The other matters described in the section titled “Risk Factors” of this proxy statement/prospectus.

In addition, the Transactions are subject to the satisfaction of the conditions to the completion of the Business Combination set forth in the Business Combination Agreement and the absence of events that could give rise to the termination of the Business Combination Agreement, the possibility that the Business Combination does not close, and risks that the proposed Business Combination disrupts current plans and operations and business relationships, or poses difficulties in attracting or retaining employees for Gorilla.

Gorilla and Global caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this proxy statement/prospectus. Neither Gorilla nor Global undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Gorilla or Global will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Business Combination, in Global’s public filings with the SEC or, upon and following the consummation of the Business Combination, in Gorilla’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section of this proxy statement/prospectus titled “Where You Can Find More Information”.

EXTRAORDINARY GENERAL MEETING OF GLOBAL SHAREHOLDERS

General

Global is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its board of directors for use at the extraordinary general meeting of Global shareholders and at any adjournment or postponement thereof. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting.

Date, Time and Place of Extraordinary General Meeting of Global’s Shareholders

The extraordinary general meeting will be held on _______ a.m. Eastern Time, on ___________, 2022, solely over the Internet by means of a live audio webcast. You may attend the extraordinary general meeting webcast by accessing the web portal located at https://www.cstproxy.com/globalspacpartners/2022 and following the instructions set forth on your proxy card.

Purpose of the Global Extraordinary General Meeting

At the extraordinary general meeting, Global is asking its shareholders:

1.      Proposal One — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated thereby, including the Business Combination;

2.      Proposal Two — The Charter Proposals — to approve the following material differences between the Global Articles and the Gorilla Articles to be effective upon the consummation of the Business Combination:

i.       the name of the new public entity will be “Gorilla Technology Group Inc.” as opposed to “Global SPAC Partners Co.”;

ii.      the Gorilla Articles will provide for one class of ordinary shares as opposed to the two classes of Global Ordinary Share provided for in the Global Articles;

iii.     Gorilla’s corporate existence is perpetual as opposed to Global’s corporate existence which terminates if a business combination is not consummated within a specified period of time;

iv.      the Gorilla Articles will not include the various provisions applicable only to special purpose acquisition corporations that the Global Articles contain;

3.      Proposal Three — The Nasdaq Proposal — to consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of five million PIPE Subunits in the PIPE Investment; and

4.      Proposal Four — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination.

Recommendation of Global’s Board of Directors

Global’s board of directors has determined that each of the proposals outlined above is in the best interests of Global and recommended that Global shareholders vote “FOR” the Business Combination Proposal, “FOR” the Charter Proposals, “FOR” the Nasdaq Proposal, and “FOR” the Adjournment Proposal, if presented.

Record Date; Persons Entitled to Vote

Global shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned Global Ordinary Shares at the close of business on _____________, 2022, which is the record date for the extraordinary general meeting. Shareholders will have one vote for each share of Global Ordinary Share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. Global’s warrants do not have voting rights. On the record date, there were Global Ordinary Shares outstanding, of which were public shares.

Quorum

A quorum is the minimum number of Global Ordinary Shares that must be present to hold a valid meeting. A quorum will be present at the Global extraordinary general meeting if a majority of the voting power of the issued and outstanding Global Ordinary Shares entitled to vote at the meeting are represented at the extraordinary general meeting or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The Class A ordinary share and Class B ordinary share are entitled vote together as a single class on all matters to be considered at the extraordinary general meeting.

Vote Required

The proposals to be presented at the extraordinary general meeting will require the following votes:

Business Combination Proposal — The approval of the Business Combination Proposal will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting. The Transactions will not be consummated if Global has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) either immediately prior to or upon consummation of the Transactions.

Charter Proposals — The approval of each of the charter proposals will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Nasdaq Proposal — The approval of the Nasdaq Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Adjournment Proposal — The approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Voting Your Shares

If you are a holder of record of Global Ordinary Share, there are two ways to vote your Global Ordinary Shares at the extraordinary general meeting:

•        By Mail.    You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” all of the proposals in accordance with the recommendation of Global’s board of directors. Proxy cards received after a matter has been voted upon at the extraordinary general meeting will not be counted.

•        In Person.    You may attend the extraordinary general meeting webcast and vote electronically using the ballot provided to you during the webcast. You may attend the extraordinary general meeting webcast by accessing the web portal located at https://www.cstproxy.com/globalspacpartners/2022 and following the instructions set forth on your proxy card. See the section of this proxy statement/prospectus titled “Questions and Answers about the Business Combination and the Extraordinary General Meeting — When and where will the extraordinary general meeting take place?” for more information.

Revoking Your Proxy

If you are a holder of record of Global Ordinary Share and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card to Global’s secretary with a later date so that it is received prior to the vote at the extraordinary general meeting or attend the live webcast of the extraordinary general meeting and vote electronically;

•        you may notify Global’s secretary in writing, prior to the vote at the extraordinary general meeting, that you have revoked your proxy; or

•        you may attend the live webcast of the extraordinary general meeting and vote electronically or revoke your proxy electronically, although your attendance alone will not revoke any proxy that you have previously given.

If you hold your Global Ordinary Share in “street name,” you may submit new instructions on how to vote your shares by contacting your broker, bank or other nominee.

Who Can Answer Your Questions About Voting Your Shares

If you are a Global shareholder and have any questions about how to vote or direct a vote in respect of your Global Ordinary Shares, you may call ______________, Global’s proxy solicitor, at ___________________.

Redemption Rights

Pursuant to the Global Articles, a holder of public shares may demand that Global redeem such shares for cash if the Business Combination is consummated; provided that Global may not consummate the Business Combination if it has less than $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Business Combination. Any request for redemption, once made by a holder of public shares, may not be withdrawn once submitted to Global unless the Board of Directors of Global determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If you deliver your subunit certificates (if any) and other redemption forms for redemption to Global’s transfer agent and later decide prior to the time the vote is counted at the extraordinary general meeting not to elect redemption, you may request that Global’s transfer agent return the shares (physically or electronically). You may make such request by contacting Global’s transfer agent at the address listed at the end of this section.

You will be entitled to receive cash for any public subunits to be redeemed only if you:

(i)     (a) hold public subunits, or

(b) hold public subunits through units and you elect to separate your units into the underlying public subunits prior to exercising your redemption rights with respect to the public subunits; and

(ii)    prior to ________, Eastern Time, on ________, 2022, (a) submit a written request to Continental that Global redeem your public subunits for cash and (b) deliver your subunit certificates (if any) and other redemption forms to Continental, physically or electronically through DWAC.

Holders of outstanding units must separate the underlying subunits prior to exercising redemption rights with respect to the public subunits. The holder must deliver the certificate for its units to Continental (if the units are registered in the holder’s own name) or to its broker dealer, commercial bank, trust company or other nominee (if the units are held in “street name”), as applicable, with written instructions to separate the units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the public subunits from the units.

Holders of public subunits do not need to affirmatively vote on the Business Combination Proposal or be a holder of such public subunits as of the record date to exercise redemption rights. If the Business Combination is not consummated, these public subunits will not be redeemed for cash. If a holder of public subunits properly demands redemption, delivers his, her or its subunit certificates (if any) and other redemption forms to Global’s transfer agent as described above, and the Business Combination is consummated, Global will redeem each public subunit for a pro rata portion of the Trust Account, calculated as of two (2) business days prior to the date of the extraordinary general meeting. It is anticipated that this would amount to approximately $_____________ per share. If a holder of public subunits exercises his, her or its redemption rights, then such holder will be exchanging his, her or its public subunits for cash and will no longer own securities of the combined company. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of Global Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares into cash.

If you are a holder of public shares (through your ownership of Global subunits) and you exercise your redemption rights, it will result in the loss of your Global warrants contained in the Global subunits, but will not result in the loss of any separated Global warrants that you may hold directly (including those contained in any units you hold and do not tender for redemption which are split into Global Ordinary Shares and Global warrants at merger closing). Your whole warrants will be exchanged for Gorilla warrants and become exercisable to purchase one Gorilla ordinary share following consummation of the Business Combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

Holders of Founder Shares will not have redemption rights with respect to such shares.

Holders may demand redemption by delivering their subunit certificates (if any) and other redemption forms, either physically or electronically using Depository Trust Company’s DWAC System, to Global’s transfer agent prior to the vote at the extraordinary general meeting. If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $____________ and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed merger is not consummated this may result in an additional cost to shareholders for the return of their shares.

Global’s transfer agent can be contacted at the following address:

Continental Stock Transfer & Trust Company

1 State Street — 30th Floor

New York, New York 10004

Attn: Mark Zimkind

Email: mzimkind@continentalstock.com

Any request for redemption, once made by a holder of public ordinary shares, may not be withdrawn once submitted to Global unless the Board of Directors of Global determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the Business Combination is not approved or completed for any reason, then Global’s public shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares for their pro rata portion of the Trust Account, as applicable. In such case, Global will promptly return any shares delivered by public holders. If Global would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, Global will not be able to consummate the Business Combination.

The closing price of Class A ordinary share on _____________, 2022, the extraordinary general meeting record date, was $__________. The cash held in the Trust Account on such date was approximately $________ million ($____ per public share). Prior to exercising redemption rights, shareholders should verify the market price of Class A ordinary share as they may receive higher proceeds from the sale of their Class A ordinary share in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Global cannot assure its shareholders that they will be able to sell their shares of Class A ordinary share in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a holder of public shares exercises his, her or its redemption rights, then he, she or it will be exchanging its shares of Class A ordinary share for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the Business Combination Proposal by delivering your subunit certificates (if any) and other redemption forms (either physically or electronically) to Global’s transfer agent prior to the vote at the extraordinary general meeting, and the Business Combination is consummated.

For a detailed discussion of the material U.S. federal income tax considerations for shareholders with respect to the exercise of these redemption rights, see the section of this proxy statement/prospectus titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders Exercising Redemption Rights with Respect to Global Ordinary Share”. The consequences of a redemption to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the exercise of your redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws in light of your particular circumstances.

Appraisal Rights

None of the subunit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Act. Global shareholders may be entitled to give notice to Global prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her Global shares if they follow the procedures set out in the Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is Global’s view that such fair market value would equal the amount which Global shareholders would obtain if they exercise their redemption rights as described herein.

Proxy Solicitation Costs

Global is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone. Global and its directors, officers and employees may also solicit proxies online. Global will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Global will bear the cost of the solicitation.

Global has hired to assist in the proxy solicitation process. Global will pay to a fee of $_____________, plus disbursements.

Global will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Global will reimburse them for their reasonable expenses.

Other Matters

As of the date of this proxy statement/prospectus, Global’s board of directors does not know of any business to be presented at the extraordinary general meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the extraordinary general meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Interests of Global’s Officers and Directors in the Transactions

In considering the recommendation of Global’s board of directors to vote in favor of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal, shareholders should keep in mind that the Sponsor and Global’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of holders of public shares generally. In particular:

•        If the Business Combination with Gorilla or another business combination is not consummated by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles), Global will cease all operations except for the purpose of winding up, redeeming 100%

of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor and certain directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the Global IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $________ million based upon the closing price of $________ per share on Nasdaq on ________, 2022. On the other hand, if the Business Combination is consummated, each outstanding share of Global Ordinary Share will be converted into one Gorilla ordinary share. In the aggregate, the 4,187,500 Founder Shares will be converted into Global Class A ordinary share and exchanged for 4,187,500 Gorilla ordinary shares.

•        The Sponsor and I-Bankers purchased 697,500 private placement units from Global for $10.00 per unit. This purchase took place on a private placement basis simultaneously with the consummation of the Global IPO and the subsequent partial exercise of the underwriter’s over-allotment option. Nearly all of the proceeds Global received from these purchases were placed in the Trust Account. Such private placement units had an aggregate market value of approximately $________ million based upon the closing price of $________ per unit on Nasdaq on ________, 2022. The warrants underlying the private placement units will become worthless if Global does not consummate a business combination by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). On the other hand, if the Business Combination is consummated, each outstanding warrant underlying the private placement unit will be exchanged for one warrant of Gorilla.

•        If Global is unable to complete a business combination within the required time period under the Global Articles, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of potential target businesses or claims of vendors or other entities that are owed money by Global for services rendered or contracted for or products sold to Global. If Global consummates a business combination, on the other hand, Global and ultimately the combined company will be liable for all such claims.

•        The Sponsor and Global’s officers and directors and their affiliates are entitled to reimbursement of activities on Global’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Global fails to consummate a business combination within the required time period under the Global Articles, they will not have any claim against the Trust Account for reimbursement. Accordingly, Global may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). As of the record date, the Sponsor and Global’s officers and directors and their affiliates had incurred approximately $___________ of unpaid reimbursable expenses.

•        The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate;

•        Based on the difference in the purchase price of $0.00435 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the units in the IPO and the public shareholders experience a negative rate of return following the Closing of the Business Combination.

•        In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in Global. In total, the Sponsor has invested $5,325,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and Global’s officers and directors have no loans outstanding to Global.

•        The Business Combination Agreement provides for the continued indemnification of Global’s current directors and officers and the continuation of directors and officers liability insurance covering Global’s current directors and officers.

•        Global’s Sponsor, officers and directors (or their affiliates) may make loans from time to time to Global to fund certain capital requirements. On August 7, 2020, the Sponsor agreed to loan Global an aggregate of up to $300,000 to cover expenses related to the Global IPO pursuant to a promissory note that was repaid in full upon the completion of the Global IPO. Additional loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Global outside of the Trust Account.

•        Jay Chandan, Global’s Chairman, will be Executive Chairman of Gorilla following the closing of the Business Combination. Such position may provide Mr. Chandan with compensation, including equity incentives. The terms of such position have not been negotiated or approved, and will not be considered by Gorilla until after the Business Combination.

•        In addition to these interests of the Sponsor and Global’s current officers and directors, the Global Articles waive the application of the “corporate opportunity” doctrine. The “corporate opportunity” doctrine generally provides that a director or officer may not take a business opportunity for his or her own if: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation’s line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his or her own, the self-interest of the director or officer will be brought into conflict with the director’s or officer’s duties to the corporation. However, Global does not believe that the waiver of the application of the “corporate opportunity” doctrine in the Global Articles had any impact on its search for a potential business combination target.

Purchases of Global Shares

At any time prior to the extraordinary general meeting, the Sponsor, Global’s officers, directors and shareholders from prior to Global IPO, Gorilla or its shareholders and/or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire ordinary shares of Global or vote their shares in favor of the Business Combination Proposal. The purpose of such transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on ordinary shares of the combined company. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the extraordinary general meeting.

In addition, if such transactions occur, the public “float” of the Gorilla ordinary shares following the Business Combination may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Gorilla securities on Nasdaq or another national securities exchange.

In connection with the PIPE Investment, Global and the PIPE Investors agreed that the number of subunits for each a PIPE Investor is obligated to purchase under the PIPE Subscription Agreement shall be reduced by the number of subunits that such PIPE Investor may purchase in the open market or in privately negotiated transactions with third parties in connection with any redemption conducted by Global.

Other than as described above, neither Global nor any of its affiliates currently has any intention to enter into any non-redemption arrangements with its investors. To the extent that Global or its affiliates do decide to enter into such arrangements, Global will file a Current Report on Form 8-K and will (i) amend the proxy statement/prospectus, if such arrangements are entered into prior to effectiveness of the F-4, or (ii) file a proxy supplement, if such arrangements are entered into after effectiveness, to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such disclosures will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons, and will describe the material costs of such arrangements to Global or Gorilla, as well as their potential impact to the post-combined entity and its shareholders.

PROPOSAL ONE — THE BUSINESS COMBINATION PROPOSAL

The following is a discussion of the proposed Business Combination and the Business Combination Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. Global shareholders are urged to read this entire proxy statement/prospectus carefully, including the Business Combination Agreement, for a more complete understanding of the Business Combination.

General

The Business Combination Agreement provides for the merger of Merger Sub with and into Global, with Global surviving the merger as a wholly-owned subsidiary of Gorilla.

Pursuant to the Business Combination Agreement, at the Closing, and following the Recapitalization, (i) Merger Sub will merge with and into Global, with Global continuing as the surviving entity and a wholly-owned subsidiary of Gorilla (which we refer to as the Merger); (ii) the Global Ordinary Shares (including Global Class A ordinary shares and Global Class B ordinary shares) will be converted into Gorilla ordinary shares on a one-for-one basis; (iii) warrants to purchase Global Ordinary Shares will be converted into warrants to purchase the same number of Gorilla ordinary shares at the same exercise price and for the same exercise period; (iv) Global will become a wholly owned subsidiary of Gorilla; and (v) Global will have a restated certificate of incorporation (as described under “Proposal No. 2. — The Charter Proposals”).

Pursuant to the Business Combination Agreement, immediately prior to the Effective Time, and contingent upon the Closing, Gorilla will effect the Recapitalization pursuant to which (a) the preference shares of Gorilla will be converted into Gorilla ordinary shares in accordance with Gorilla’s organizational documents; (b) Gorilla will effect a recapitalization of Gorilla ordinary shares so that the holders of Gorilla’s ordinary shares (and options to acquire Gorilla ordinary shares that are not converted to Gorilla ordinary shares in the Recapitalization) will have shares (or the right to acquire shares, as applicable) valued at $10.00 per share having a total value of $650,000,000, on a fully diluted basis (the ratio at which Gorilla ordinary shares are recapitalized being referred to as the Conversion Ratio); and (c) with respect to outstanding options to purchase Gorilla ordinary shares, the number of Gorilla ordinary shares issuable upon exercise of such security shall, as a result of the Recapitalization, become and be converted into such number of Gorilla ordinary shares equal to the quotient obtained by dividing (A) $650,000,000, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Gorilla ordinary shares then outstanding and (ii) without duplication, the number of Gorilla ordinary shares issuable upon the exercise of all outstanding options to purchase Gorilla ordinary shares, and taking such quotient to five decimal places, which ratio is referred to as the “Conversion Ratio.”

In addition, immediately prior to the effective time of the Closing, Global agreed to sell 5,000,000 PIPE Subunits pursuant to the PIPE Subscription Agreements; provided, however, that if a PIPE Investor acquires ownership of subunits of Gorilla in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such subunits in connection with any redemption conducted by Global in accordance with Global’s organizational documents and the prospectus for Global’s IPO in conjunction with the Closing or in conjunction with an amendment to Global’s organizational documents to extend Global’s deadline to consummate its Business Combination) at least prior to Global’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such subunits in connection with any redemption, the number of PIPE Subunits for which the PIPE Investor is obligated to purchase under the Subscription Agreement shall be reduced by the number of non-redeemed subunits.

Background of the Business Combination

The following is a discussion of Global’s formation, the background of Global’s previous attempts at a business combination, its negotiations with and evaluation of Gorilla, the Business Combination Agreement and related matters.

On April 13, 2021, Global closed its IPO of 16,000,000 units, with each unit consisting of one subunit and three-quarters of a warrant to acquire one Class A ordinary share at a price of $11.50. On April 14, 2021, Global consummated the sale of an additional 750,000 units which were subject to an over-allotment option granted to the underwriters of its IPO. The units from the IPO (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $167,500,000. Simultaneously with the consummation of the IPO and the exercise of the underwriters’ over-allotment option, Global consummated the private sale of an aggregate of 697,500 units to its initial shareholders, in each case at $10.00 per unit for an aggregate purchase price of $6,975,000.

Promptly following its IPO, Global commenced consideration and evaluation of potential target businesses with the objective of consummating a business combination. Global focused its search for potential target businesses by utilizing internal research and the networks of relationships of its management, Board of Directors and with professional service providers (including lawyers, accountants, consultants and investment bankers). Global educated these parties on its structure as a special purpose acquisition company (“SPAC”) and its criteria for an acquisition. Global also responded to inquiries from investment bankers or other similar professionals who represented companies engaged in either a sale or financing process. On a regular basis, Global’s directors were updated with respect to the status of the search for a potential target for the business combination. Input received from Global’s directors was material to its management’s evaluation of a potential business combination.

From the closing of the IPO through the signing of the Business Combination Agreement with Gorilla on December 21, 2021, representatives of Global contacted and were contacted by numerous individuals and entities with respect to business combination opportunities and engaged in discussions with several possible target businesses in discussions with respect to potential transactions. In all, prior to the execution of the Business Combination Agreement, representatives of Global evaluated over 23 potential transactions from a wide range of industry segments including, but not limited to, technology, telecommunications, software, financial, and retail. Global executed over 13 non-disclosure agreements during the course and had active discussions with over nine target companies. During the target search process, Global evaluated various features of the companies under consideration, including but not limited to the target’s financial strength, total addressable market, customer solutions, internal processes, operational management, management team, and competitive barriers. Global issued over six term sheets to potential targets. Key reasons for terminating discussions with other parties included, but not limited to: (i) overestimated potential TAM, (ii) lack of a strategic plan, (iii) lack of cultural fit, (iv) valuation expectations that were inconsistent with Global’s due diligence and (v) the targets were negotiating with other SPACs and/or pursuing their own IPO interests, which posed a significant transaction risk in being able to close the deal.

The following is not intended to be a list of all opportunities initially evaluated or explored or discussions held by Global, but rather sets forth the significant discussions and steps that Global took to reaching the Business Combination Agreement with Gorilla.

On May 17, 2021, Mr. Jay Chandan, Chairman of the Board of Directors of Global, spoke with Mr. Tomoyuki Nii, an Executive Director of SBI Holdings of Tokyo, Japan (“SBI”) and Chairman of the board of Gorilla (after his appointment as Chairman of the board of Gorilla on May 21, 2021) regarding certain portfolio companies of SBI, including Gorilla.

On May 17, 2021, Mr. Chandan immediately contacted fellow directors and officers of Global to determine Global’s interest in, exploring a potential transaction with Gorilla.

On May 17, 2021, Global’s management and Board unanimously agreed that Global was unable to prioritize entering into discussions with Gorilla at that time, given Global’s ongoing advanced discussions with multiple other potential targets. Thereafter, Mr. Stephen Cannon, Chief Operating Officer of Global, informed Mr. Chandan that he had satisfied his obligation to first present Gorilla as a potential transaction to Global, and given that Global had determined it would not proceed, Mr. Chandan could introduce Gorilla to other SPACs if he desired. Mr. Chandan proceeded to do so.

After much evaluation, based primarily on grounds that Gorilla was entrepreneur led, an EBITDA profitable business, a category leader with growth in a fast growing market, with growing top-line and underpenetrated opportunity, made Global decide to pursue Gorilla further as opposed to the other targets. By mid-June 2021, Mr. Chandan had learned from the other SPAC he had introduced to Gorilla that this party was likely to proceed with a different merger target. At that time, Global was no longer in advanced stages of negotiations with any one specific target. Mr. Chandan informed Mr. Nii of the change in Global’s status and suggested that, if the other SPAC chose not to proceed with Gorilla, he believed Global would be interested in commencing discussions with Gorilla and could prioritize a potential transaction with Gorilla.

On June 29, 2021, Mr. Chandan learned that Gorilla had terminated negotiations with the other SPAC, and thus was available again to commence discussions with Global. Mr. Chandan had multiple conversations with Mr. Nii about a potential transaction between Gorilla and Global. These included discussions on Global’s current financials, possible global expansion potential, and potential valuation, amongst others.

On June 30, 2021, Global executed a non-disclosure agreement with Gorilla related to a potential transaction. Mr. Chandan discussed and negotiated on a high-level, possible terms of a potential transaction with Mr. Nii, Global management prepared a letter of intent consistent with those discussions, as well as discussion from the June 29, 2021 conversations, and submitted it to Gorilla for consideration.

On July 1, 2021, Dr. Koh, Chief Executive Officer of Gorilla, and Mr. Long Long, Chief Financial Officer of Global, executed the letter of intent. Later that day, Mr. Chandan discussed next steps of a transaction with Mr. Nii.

On July 2, 2021, Messrs. Chandan, Long and Cannon, of Global, exchanged communications with the management of Gorilla, Dr. Koh and Mr. Stardi Yen, Senior Vice President — Finance. Plans were immediately made to hold virtual organizational meetings and commence due diligence.

On July 3, 2021, Mr. Long emailed materials to Gorilla senior management in advance of the organizational meeting, consisting of a list of items to discuss as well as a proposed transaction timeline and responsibilities checklist.

On July 5, 2021, Global and Gorilla held a teleconference to review the items sent on July 3, 2021. Attending the meeting from Gorilla were Messrs. Nii, Koh and Yen, and from Global were Messrs. Chandan, Bryant Edwards (Chief Executive Officer of Global), Cannon and Long. Following this meeting, Global sent Gorilla a preliminary list of items to review as part of Global’s due diligence, which the parties had agreed to commence immediately.

On July 7, 2021, representatives from both Global and Gorilla discussed and agreed upon the following — the transaction consideration, the timelines to closing, minimum cash on closing conditions, type of investors to approach, amongst others.

Global conducted a due diligence call with a key technology partner of Gorilla to confirm Gorilla’s capabilities and gain insights into why this globally recognized leading technology company elected to partner with Gorilla.

From July 12, 2021 to July 14, 2021, Global conducted series of due diligence call with Gorilla for a detailed discussion on topics, such as business operations, R&D investment, addressable market and value chain. Gorilla’s technology, and its corporate organizational structure.

On July 14, 2021, Global (Messrs. Chandan, Edwards, Cannon, and Long) conducted a due diligence call with Gorilla (Dr. Koh, Mr. Yen, Mr. Song, Mr, Luo), for a detailed discussion of Gorilla’s technology.

On July 14, 2021, Global (Messrs. Chandan, Edwards, Cannon, and Long) conducted a due diligence call with Gorilla (Dr. Koh, Mr. Yen), for a detailed discussion on Gorilla’s organizational structure, work flow, procedures, and systems.

On July 19, 2021, Global’s representatives conducted a financial due diligence call with Gorilla to understand Gorilla’s historical five-year performance and CAGR growth.

On July 19, 2021, Mr. Chandan spoke with a senior technology professional with considerable experience and understanding of the edge AI markets, to gain a better understanding of relevant technologies, competitive market positioning and industry opportunities

On July 20, 2021, in a teleconference, Global (Messrs. Chandan, Cannon and Long) and its legal counsel, Ellenoff Grossman & Schole LLP (“EGS”), and Gorilla (Mr. Yen) and its legal counsel, K&L Gates LLP (“K&L Gates”), held a “kick off” call to discuss transaction structure and plans for the preparation of definitive agreements relating to the proposed transaction.

On July 23, 2021, Mr. Chandan introduced Dr. Koh to a candidate to serve the position of Chief Growth Officer (“CGO”) for Gorilla who would focus on bolstering Gorilla’s profile and geographic expansion after the proposed transaction with Global. The potential candidate had nearly 30 years of experience in information technology, outsourcing services, IoT and AI. There seemed to be a good meeting of the minds between Dr. Koh and the potential CGO, as they both seemed to understand the current market issues and the demand for edge AI. The meeting resulted in the candidate expressing interest, subject to further negotiations post-merger.

On July 28, 2021, Global (Mr. Cannon) and Gorilla (Dr. Koh and Mr.Yen) had a call with PricewaterhouseCoopers (“PwC”), Gorilla’s auditor, to discuss the procedures and timing for financial audits and reviews required for requisite filings with the SEC.

On July 29, 2021, Mr. Bruce Bower, an advisor to Global, introduced Mr. Chandan to Ms. Ruth Kelly, as a potential board member candidate. Mr. Bower began to assist Global in April 2021 to provide general public markets guidance. Mr. Bower does not receive any compensation from Global for his services.

On July 29, 2021, Global (Mr. Cannon) spoke with partners at the Taiwanese law firm of Lee & Li, regarding prospects for engaging Lee & Li for Global’s Taiwanese legal matters.

On July 30, 2021, Global (Mr. Cannon) reached tentative agreement to retain Lee & Li, regarding Taiwanese legal matters, and Global, EGS and Lee & Li exchanged drafts of a due diligence request list for Lee & Li to review. The engagement letter was formally executed on September 1, 2021.

On August 2, 2021, representatives of Global held an introductory call with Mr. Peter Wright, President and Co-Founder of Intro-Act, an investor relations company, to discuss Global’s potential engagement for assistance with Global and Gorilla’s investor relations needs prior to closing of a business combination.

On August 3, 2021, representatives of Global had a discussion with Dr. Koh and Mr. Yen to discuss further queries about Global’s financial information.

On August 4, 2021, Mr. Chandan and Dr. Koh discussed topics for inclusion in a management presentation to be used in connection with the transaction, including but not limited to appropriate market case studies, expansion and recruitment plans, as well as a general business update.

On the same day, representatives of Global had a call with K&L Gates to discuss the status of the business combination agreement.

On August 5, 2021, Mr. Cannon and Mr. Yen had a call to discuss Gorilla’s capital needs pre-merger closing in order to support a potential strategic customer opportunity.

On August 10, 2021, Messrs. Chandan and Cannon spoke with Mr. Nii. The purpose of the call was to provide Mr. Nii with a status update on various items relating to preparation for a potential transaction. This included a status of Gorilla’s management presentation, Gorilla’s expansion strategy into the U.S. and Europe and potential opportunities to expand into Southeast Asia and Far East.

On August 11, 2021, Mr. Chandan and Dr. Koh had a call to review expansion plans and sales strategy.

On August 16, 2021, Mr. Cannon and Mr. Yen spoke to discuss timing and process for conducting an audit of Gorilla’s financials for the fiscal years ended December 31, 2019 and 2020.

On August 18, 2021, representatives of Global had a call with Gorilla and Mr. Hsu to discuss PCAOB requirements and the possibility of Gorilla retaining PwC to complete a PCAOB-compliant audit for the proxy statement/prospectus on Form F-4.

On August 18, 2021, representatives of Global had a call with Mr. Nii to discuss the tax-related implications for the proposed transaction structure.

On August 19, 2021, Mr. Cannon introduced Global’s auditors, UHY LLP, to PwC to discuss coordination and timing of financial statements for the proxy statement/prospectus to be included in a registration statement on Form F-4.

On August 19, 2021, Mr. Cannon and I-Bankers spoke regarding engaging I-Bankers, a registered FINRA broker-dealer, to assist Global with potential backstop or financing arrangements to satisfy funding requirements for closing a proposed business combination.

On August 27, 2021, and over the course of several days, Global and I-Bankers negotiated the terms of I-Bankers’ engagement.

On August 30, 2021, and over the course of several weeks, various members of Global and Gorilla, respectively, worked with representatives of I-Bankers (Messrs. McCloskey, Busch and Liu) to prepare an investor presentation for use in discussions with potential investors for backstop or financing arrangements in connection with the proposed transaction.

On September 1, 2021, Global engaged Intro-Act to assist with Global’s and Gorilla’s investor relations needs prior to closing of a business combination, including but not limited to investor research, education, and outreach. As consideration for such services, Global agree to pay Intro-Act $60,000 per year, for an initial 12 month engagement.

On September 6, 2021, Mr. Chandan introduced to Dr. Koh a potential Chief Innovation Officer (“CIO”) to focus on strengthening Gorilla’s profile and expanding awareness of it edge AI technology expertise. The potential CIO had over 26 years of experience in technology. There was a good meeting of the minds, understanding of current technology challenges customers face and synergies on how Gorilla’s technology solutions could be positioned in a global market. The meeting resulted in the candidate expressing interest, subject to further negotiations Gorilla post-merger.

On September 7, 2021, Messrs. Chandan and Cannon had an update call with Mr. Nii regarding Gorilla’s board structure and to determine next steps in working with I-Bankers to secure potential financing in connection with the proposed transaction.

On September 8, 2021, Mr. Chandan had a call with Mr. Nii, to introduce Ms. Ruth Kelly, as a potential candidate for board member after the business combination. There was a good meeting of the minds between Mr. Nii and Ms. Kelly with a view to moving forward. The meeting resulted in the candidate expressing interest and tentative agreement to join Gorilla’s board post-merger.

On September 10, 2021, K&L Gates delivered a first draft of a business combination agreement to Global and its counsel.

On September 13, 2021, Global (Mr. Cannon) and its counsel, EGS, and I-Bankers (Mr. McCloskey and Mr. Liu) and its counsel Haynes & Boone) met via teleconference to discuss the particulars of potential backstop financing arrangements.

On September 14, 2021, Global (Mr. Cannon) and Gorilla (Mr. Nii) had an online meeting to review a draft backstop term sheet prepared by Global and EGS. Key items of discussions included the amount of investment, consideration structure, potential call rights, and closing conditions.

On September 15, 2021, Global (Mr. Cannon) and its counsel, EGS, and Gorilla (Messrs Koh and Yen) and its counsel met via teleconference to discuss the process of negotiating the business combination agreement and certain open issues.

On September 15, 2021 and various times over the course of several months, representatives of both Global and Gorilla along with representatives from I-Bankers engaged in discussions with various potential investors regarding a potential financing transaction to support the business combination.

On September 17, 2021, Global (Mr. Chandan) & Gorilla (Dr. Koh, Mr. Alan Luo (CTO), and Mr. Felix Song (Chief Solutions Officer)) had a due diligence call to discuss Global’s current and potential customer arrangements and research & development activities.

On September 22, 2021 EGS received Lee & Li’s initial due diligence report regarding Taiwanese legal matters and Gorilla. The report did not indicate any major issues impacting the proposed transaction.

On September 24, 2021, Global had an update call with Mr. Nii to review efforts to secure potential financing to support the transaction.

On September 24, 2021, Global (Mr. Cannon) and its counsel, EGS, and Gorilla’s counsel, K&L Gates, met via teleconference on which Mr. Cannon updated the legal advisors on the state of negotiations between Global and Gorilla.

On September 29, 2021, Messrs. Chandan and Cannon had an update call with Mr. Nii, to discuss the composition of the board of directors after the business combination and recruitment of additional potential board members.

Throughout October, November and December 2021, Global’s U.S., Cayman Islands and Taiwan counsel conducted a legal due diligence investigation of Gorilla.

On October 15, 2021, representatives of Global and Gorilla had a call to review the draft PCAOB audit financials.

On October 21, 2021, Mr. Chandan of Global and Messrs. Koh, Luo and Song of Gorilla, as part of Global’s due diligence process, had a call to further discuss Gorilla’s existing technology capabilities, as well as its current and incoming customers. This included understanding Gorilla’s smart city solutions, convergence of IoT, IT and CT devices and its Platform for Regional and Vertical Business Needs.

On October 21, 2021, Global (Messrs. Chandan and Cannon) had a further update call with Mr. Nii, Chairman of Gorilla, to review efforts to secure potential financing to support the transaction. This included potentially exploring some of SBI’s investor relationships in Japan.

On October 28, 2021, EGS sent to Gorilla and its counsel, K&L Gates, a revised draft of the business combination agreement.

On October 29, 2021, Messrs. Chandan and Cannon were invited to a meeting of the Gorilla Board of Directors to provide Gorilla’s board with updates on the potential financing discussions and to discuss timelines for closing and availability of cash at closing.

On November 2, 2021, Messrs. Chandan and Cannon conducted a call with Dr. Koh and Mr. Yen to discuss the updated projections for Gorilla based on current market trends. The numbers were further revised and tightened in line with the competitors following the call.

On November 3, 2021, Messrs. Chandan and Cannon had a call with Mr. Yen to provide him a status update on Global’s call with a potential investor and to discuss next steps.

On November 9, 2021, Messrs. Chandan and Cannon conducted a call with Dr. Koh and Mr. Yen to discuss the various proposed financing term sheets and Gorilla’s options for moving forward.

On November 11 & 12, 2021, Messrs. Chandan conducted various calls with Dr. Koh to discuss various post de-SPAC business objectives, including but not limited to:

On November 12, 2021, EGS received from Lee & Li, an updated, in process due diligence report regarding Gorilla and related Taiwanese legal matters. The report did not indicate any major issues impacting the proposed transaction.

From December 11 to 13, 2021, Global received final due diligence reports from (i) Lee & Li, regarding Taiwanese legal matters, (ii) EGS, regarding U.S. legal matters, and (iii) Maples and Calder (Cayman) LLP, regarding Cayman legal matters.

From November 16 to November 18, 2021, Messrs. Chandan and Cannon conducted various calls with Dr. Koh & Mr. Yen to discuss topics including, (i) post-announcement coordination with various third-party advisors, (ii) seeking Gorilla board and shareholder feedback on various financing term sheets presented and status of discussions, including with potential anchor investors and backstop investors, (iii) developing a marketing plan and message and (iv) preparing documentation for all of the above.

On November 26, 2021, Messrs. Chandan and Cannon were invited to a meeting of the Gorilla Board of Directors to provide Gorilla’s board with updates on the potential financing discussions, discuss timelines for closing and respond any concerns the Board members may have on the various financing options available. The call also included discussions on the BCA around various covenants, representations and warranties and closing conditions.

On November 30 2021, Messrs. Chandan and Cannon conducted a call with Mr. Yen to understand the Board’s interest and their approval on the items discussed on November 26, 2021.

On December 1, 2021, Messrs. Chandan and Cannon had a further update call with Mr. Nii to review ongoing financing efforts.

On December 3, 2021, Global reconvened an adjourned board meeting of Global, originally held on November 28, 2021, to further discuss and agree on the financing terms laid out in the term sheets secured from potential investors. On that same day, Messrs. Chandan and Cannon were invited by the Gorilla Board to discuss the submitted term sheets and to understand the best possible solutions for the business.

On December 6, 2021, Global (Mr. Cannon) and its counsel, EGS, and Gorilla, and its counsel, K&L Gates, met by teleconference on which Mr. Cannon updated the advisors on the current state of negotiations related to the business combination and the fund raising and backstop financing discussions.

On December 7, 2021, K&L Gates circulated a revised draft of the business combination agreement. This draft reflected the deletion of a proposed earnout payment to Gorilla holders and other negotiated changes.

On December 11, 2021, EGS circulated a revised draft of the business combination agreement. This draft reflected the addition of provisions relating to a proposed PIPE transaction as well as a proposed backstop facility.

On December 13, 2021, Global’s Board of Directors met by virtual teleconference to consider the business combination and to receive an update on the status of potential PIPE and backstop financing transactions. After a detailed presentation from Mr. Chandan and Mr. Cannon the meeting was adjourned to allow Global management to continue to negotiate the financing transactions. On the same day, Messrs. Cannon and Chandan and Global’s counsel, EGS, met with Gorilla (Mr. Yen) and its counsel, K&L Gates, for an update on the status of the financing transaction and a discussion of the steps necessary to get to executed definitive agreements.

Key issues included timing of the F-4 filing and post-deal announcement calendar, proposed PIPE Investor deal consideration and default provisions, amongst others.

On December 17, 2021, K&L Gates circulated a revised draft of the business combination agreement. This draft reflected the deletion of the provisions concerning the proposed PIPE and backstop financing transaction. PIPE discussions stalled due to failure to agree on terms relating to certain default penalties, and the parties determined to proceed to finalize the business combination agreement prior to securing definitive PIPE commitments. .

On December 19, 2021, Global’s Board of Directors reconvened its adjourned meeting and passed resolutions authorizing the execution of the Business Combination Agreement.

On December 21, 2021, Global and Gorilla executed the Business Combination Agreement and issued a press release publicly announcing the transaction, following both Global and Gorilla Boards of Directors approval.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take actions and exercise their respective rights under the Business Combination Agreement to facilitate the completion of the Business Combination.

Global’s Board of Directors’ Reasons for the Business Combination and The Recommendation of the Board of Directors

Global’s Board of Directors listened to and reviewed a presentation provided by the Global management team and certain board members who have had multiple interactions with Gorilla, in order to determine that the consideration to be paid to Gorilla was reasonable and that the Business Combination was in the best interests of Global’s shareholders.

The presentation provided to the Board was primarily derived from due diligence that Global management team and certain board members conducted of Gorilla that included:

•        review of Gorilla’s historical financials and projected financials;

•        Gorilla’s customer contracts;

•        Gorilla’s existing debt and equity financing agreements;

•        market research conducted by Global;

•        discussions with Gorilla management and investors;

•        discussions with investment professionals in the AI & Tech industry;

•        management presentation materials from Gorilla; and

•        financial data of public companies that are comparable to Gorilla.

The presentation to the Global Board of Directors included the following qualitative and quantitative evaluations made by the Global management team regarding Gorilla in order to enable its board of directors to ascertain the reasonableness of the consideration being paid:

Evaluation Criteria	Evaluation of Gorilla by Global Management
A high-quality senior management team

Gorilla’s management team has extensive industry experience, solid understanding of business operations, and in-depth knowledge of industry trends and customer needs. There is deep R&D investment in the edge AI space, helping them keep abreast of the competition. Gorilla management has a proven track record of implementing their solutions at various government agencies and strong financial performance.

Operating stability with significant growth potential	Gorilla has been profitable at an EBITDA level since 2018 with stable revenue, consistently good profit margins and expansion plans underway that will significantly increase revenue and profit.
Demonstration of industry leadership	Gorilla has received the Intel Partner of the Year Award — Best Innovative Design 2020, for IoT Market Ready Solution (Intel® IMRS) in recognition of the industry-leading technology.
Competitive advantages

•   Gorilla is unique because of its 20-year history of tech development and the quality of its solutions.

•   Gorilla’s approach is differentiated because it addresses all of the key challenges faced by companies currently wanting to deploy remote security through edge devices on their networks — to provide protection in the physical and cyber spheres. It processes and analyses at the edge and generates immediate alerts when a trigger event occurs.

•   Gorilla combines deep technology, market potential, and a proven business model. The deal is priced current performance metrics, but significant value also lies in anticipated market growth and the geographic expansion of Gorilla within that market.

•   Gorilla is competitive on the basis of: Cost, Latency, Reliability & Security.

An attractive valuation	Gorilla’s valuation expectations are at a lower entry multiple to comparable public market companies.
Alignment with public investors

Gorilla’s investors have expressed that they are not planning to sell all of their shares at the time of the Business Combination and have expressed commitment to remain as majority owners. Significant company shareholders will be required to subject their Gorilla shares to a lock-up for a period of at least twelve (12) months commencing upon Closing.

Use of proceeds	Gorilla has reasonable expectations relating to the use of the funds it will receive in the Business Combination, with a significant portion of the funds earmarked for its ongoing expansion plans.

Evaluation Criteria	Evaluation of Gorilla by Global Management
Large and Growing Total-Addressable Market

The global edge computing market is expected to see massive growth in the coming years and is anticipated to reach $250 billion by 2024, exhibiting a compound annual growth rate (CAGR) of 12.5% over the forecast period. The 5G market is poised to grow enormously, at a 55% CAGR — more than US$6 billion annually — through 2025. These trends suggest significant growth for edge AI technologies over the next 2-5 years.

Category Leader

As an edge AI innovation & smart solutions supplier, Gorilla has demonstrated itself to be a category leader. One of the few companies on the planet which can provide a single platform for AI lifecycle management and work cross platform(s) with cost/ performance optimization. Gorilla also provides a wide-range of data, network, and endpoint security solutions to ward off cyber-attacks, provide AI-based forensic tools and comprehensive data monitoring and alerting systems — all that can be seamlessly integrated with a wide range of devices.

Global’s management and Board members also discussed a variety of uncertainties and risks factors concerning the Business Combination, including, but not limited to, the following:

•        level of public company readiness and internal preparation;

•        ability to meet increased filing requirements, transparency, compliance, scrutiny by investors and analysts, and overall accountability for delivering on promises;

•        ability to successfully execute business strategy and global expansion plan;

•        ability to meet financial goals, improve internal systems and functions, and maintain effective leadership;

•        understanding of the current macro-economic trend and the potential for weak macroeconomic conditions globally or in parts of the world to result in lower market growth that falls below expectations and thereby generates lower revenues;

•        changes in government legislation and regulations in several jurisdictions, which may cause increased obligations and restrictions relating to protection of privacy and processing of personal data, and related challenges and costs of compliance;

•        potential for intellectual property infringement by third parties in jurisdictions in which Gorilla operates. Gorilla’s business and operating results may be adversely affected if it is not able to adequately protect its intellectual properties, such as patents, copyrights, domain names, trademarks, and other intellectual properties or confidential information or technology; and

•        various other risks associated with the business of Gorilla, as described in the section titled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The potential benefits expected to be achieved by Global and its shareholders resulting from the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, Global’s Board determined that the Business Combination was advisable, fair to, and in the best interests of, Global and its shareholders.

Certain Projected Financial Information

In connection with Global’s due diligence of Gorilla, Gorilla’s management provided Global with Gorilla’s historical financial performance and an internally prepared forecast for a period of five years (the “Projections”) prepared by Gorilla management in June 2021. The Projections were disclosed to Global for use as a component in its overall evaluation of Gorilla and should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were reviewed by Global’s management in June 2021 and once again in November 2021.

The Projections were not prepared with a view to public disclosure or in compliance with GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Projections included herein have not been updated to reflect actual results that have been set forth in Gorilla’s audited financial statements included elsewhere in this proxy statement/prospectus. Except to the extent required by applicable federal securities law (including a registrant’s responsibility to make full and prompt disclosure of material facts, both favorable and unfavorable, regarding its financial condition, which responsibility may extend to situations where management knows or has reason to know that its previously disclosed projections no longer have a reasonable basis), neither Global, Gorilla nor any of their respective affiliates intends to make publicly available any update or other revision to the Projections.

The Projections included in this proxy statement/prospectus, which are included only because such projections were provided to Global, have been prepared by, and are the responsibility of, Gorilla’s management. Neither PricewaterhouseCoopers, Taiwan nor any independent accountants, have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Projections and, accordingly, PricewaterhouseCoopers, Taiwan does not express an opinion or any other form of assurance with respect thereto. The report of PricewaterhouseCoopers, Taiwan included in this proxy statement/prospectus, relates to Gorilla’s previously issued historical financial statements. It does not extend to the Projections and should not be read to do so.

Gorilla believes that the assumptions used to derive the Projections were prepared on a reasonable basis, reflected the best estimates and judgments of Gorilla based on information available to management in August 2021 and November 2021 and presented, to the best of its knowledge and belief, the expected course of action and the expected future financial performance of Gorilla as of that date. The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the Projections cover multiple years, that information by its nature becomes less predictive with each successive year. Gorilla has not warranted the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including Global. Neither Gorilla’s management nor its representatives has made or makes any representations to any person regarding the ultimate performance of Gorilla relative to the Projections. The Projections are not fact nor a guarantee of actual future performance; they are forward-looking in nature and inherently subject to significant risks and uncertainties, including the various risks and uncertainties set forth in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” The future financial results of Gorilla may differ materially from those expressed in the Projections due to factors beyond Gorilla’s ability to control or predict.

The Projections were initially developed in good faith by Gorilla’s management in June 2021 based on management’s reasonable best estimates and facts, circumstances and information available at the time and updated in November 2021 for certain immaterial changes to market launch timing and estimated transaction expenses, and considered the following material assumptions:

•        No COVID-19 impact on recruitment efforts, key members are appointed in early Q1 2022, including Exec Chair, CSO, CTO, and CFO, as well as key additions to the internal sales team, and no staff attrition following the Business Combination;

•        Active sales discussions are not delayed by the Business Combination or COVID-19 and are concluded within the first three months post-Merger completion;

•        Sales colleagues will become increasingly productive over an 18-month period, reaching 100% productivity within 18 months from the date of the Business Combination, and maintaining 100% productivity thereafter;

•        Shorter delivery lead times and revenues from new lines of business and geographies will start to be recognized on a SaaS-based approach beginning at contract signing, rather than at delivery;

•        Completion of Business Combination is in Q1 2022 with over $75 million in cash available for use by the post-combination entity;

•        No P&L impact of share-based incentive payments;

•        75% year-over-year retention of new lines of business;

•        Other receivables, prepayments and restricted assets will grow in a linear fashion proportionate with revenue growth, as payment cycles shorten and revenue is recognized on a quarterly basis; and

•        Other current liabilities, other non-current liabilities and deferred income tax do not vary over the next two years.

In preparing the financial model associated with the Projections, Gorilla’s management relied on a number of factors, including its executive team’s significant experience and management’s observations regarding the emergence of decision intelligence, increased need of cybersecurity, data processing at the device level and other AI trends at the time the Projections were prepared in November 2021. While prepared and provided to Global with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance, consumer and market trends and general business, economic, market, regulatory and financial conditions and various other factors and future events, as well as matters specific to Gorilla’s business and the market in which Gorilla operates, all of which are difficult to predict and many of which are beyond Gorilla’s control. These projections and forecasts are inherently subject to change over time and are based on various estimates and assumptions that are subject to the judgment of those preparing them and subject to interpretation by others and which estimates and assumptions are also subject to risks and uncertainties, including the following risks:

•        Future valuation depends on overall market conditions;

•        COVID-19 impact and further lockdowns;

•        Decreased government infrastructure spending plans;

•        Recruitment and staffing retention; and

•        Timely completion of the merger.

For additional risks that may cause the projections and the underlying estimates and assumptions to be wrong, see the risks and uncertainties contained in the sections of this proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” including but not limited to the risk factor titled “The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or Gorilla’s future results.”

The Projections are not included in this proxy statement/prospectus in order to induce shareholders to vote in favor of any of the proposals at the extraordinary general meeting.

Certain of the measures included in the Projections are non-GAAP financial measures, including EBITDA. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Gorilla are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies.

Global encourages you to review the financial statements of Gorilla included in this proxy statement/prospectus, as well as the historical financial information included herein and the financial information in the section of this proxy statement/prospectus titled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” and to not rely on any single financial measure.

The key elements of the Projections provided to Global are summarized below:

(1)     EBITDA is defined as gross profit (loss) from operations adjusted for depreciation, amortization, and interest expense. We caution investors that amounts presented in accordance with our definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate EBITDA in the same manner. EBITDA should not be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

(2)    Gorilla estimates that it will have revenue of approximately $45.2 million and gross profit (loss) of approximately $18.1 million for the year ended December 31, 2021. In addition, Gorilla’s EBITDA for the year ending December 31, 2021 is estimated to be $3.2million. EBITDA of $3.2 million was calculated by taking Gorilla’s nearest comparable GAAP measure, gross profit (loss) from operations of $6 million, and subtracting depreciation, amortization expense and an interest expense of $9.2 million.

The preliminary financial data included in this proxy statement/prospectus has been prepared by, and is the responsibility of, Gorilla’s management. PricewaterhouseCoopers, Taiwan has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers, Taiwan does not express an opinion or any other form of assurance with respect thereto.

(3)     Based on its results of operations to date and its best estimates for its financial performance for the remainder of the fiscal year, Gorilla expects that it will achieve the projected 2021 financial results provided in this proxy statement/prospectus in all material respects. Investors are cautioned, however, to not place undue reliance on such expectation for 2021 results. There can be no assurance the projected results for 2021 will be realized or that actual results will not be significantly higher or lower than estimated.

Using a future valuation date of December 31, 2025, Gorilla’s enterprise value (“EV”) was calculated by applying 2026E revenue of $403 million to an EV / NTM revenue multiple range of 10.1x – 20.6x, based on blended upper and lower peer quartiles discussed in more detail below, which blend results in an implied midpoint future EV of $6.2 billion.

Gorilla’s implied future EV is then discounted 20% p.a. over a 4-year period to arrive at an implied discounted EV of $3.0 billion.

The fully diluted pro forma transaction value of $708 million reflects a discount of over 75% to Gorilla’s implied discounted EV of $3.0 billion as of the end of 2021.

Benchmark Analysis

Global’s management primarily relied upon a discounted future valuation methodology based on a comparable company analysis to assess the value that the public markets would likely ascribe to the post-combination entity, and this analysis was presented to the Global Board of Directors. The relative valuation analysis was based on selected companies with publicly available information and with businesses similar or adjacent to Gorilla’s business. The selected companies were chosen because they were determined by Global’s management to be the most relevant in their particular sector (but, for the avoidance of doubt, each of the selected companies is not necessarily a direct competitor of Gorilla). Global’s management presented data from comparable companies based on various metrics, but not limited to:

•        Unique product positioning, with significant differentiators to competition;

•        Proven track record with proven growth stories;

•        Generating high gross margins, path to profitability;

•        Highly visible SaaS models with proven revenues;

•        Rapidly evolving with the market needs; and

•        Local to global expansion proof.

The table below shows a comparison of Gorilla’s pro forma EV multiples against comparable companies based on revenues and gross margins for 2020 and 2022. The 2022 values are based on projected results; the 2020 numbers are actuals. Valuations are taken from S&P Capital IQ as at November 22, 2021. Both Gorilla’s projected pro-forma 2022 EV/revenue and EV/gross margin are lower than the average for the peer group — implying that the transaction is appropriately priced.

There is considerable variability in the multiples of individual companies within the peer groups, as illustrated by the analysis of lower and upper quartile thresholds below.

60.0 X
50.0 X
40.0 X
30.0 X
20.0 X
10.0 X
0.0 X
Saas: 28.1x (17.9x to 36.4x)
Gorilla: 10.9x
Automation Tech: 10.6x (5.9x to 12.1x)
Edge AI: 15.0x (6.5x to 13.2x)
Overall Average: 17.9x
Gorilla
SaaS
Automation Tech
Edge AI
Overall

Components of the Peer Group:

SaaS: Five9, Inc., HubSpot, Inc., RingCentral, Inc., ServiceNow, Inc., Veeva Systems Inc., Atlassian Corporation Plc, Twilio Inc., Shopify Inc., Okta, Inc., Paycom Software, Inc., MongoDB, Inc., DocuSign, Inc., Smartsheet Inc., Zscaler, Inc., CrowdStrike Holdings, Inc., Dynatrace, Inc., Datadog, Inc., Cloudflare, Inc., Sprout Social, Inc., Snowflake Inc., Unity Software Inc., Olo Inc. and Alkami Technology, Inc.

Automation Software: NVIDIA Corporation, Alphabet Inc., salesforce.com, inc., Microsoft Corporation, Twilio Inc., Facebook, Inc., Tencent Holdings Limited, DocuSign, Inc., C3.ai, Inc., Palantir Technologies Inc., Cloudera, Inc., Arista Networks, Inc., Akamai Technologies, Inc., Fastly, Inc., Cloudflare, Inc., Darktrace plc, Xilinx, Inc.

Automation Technology: Trimble Inc., Rockwell Automation, Inc., Keyence Corporation, Hexagon AB (publ) and Cognex Corporation.

Satisfaction of 80% Test

It is a requirement under the Global Articles that any business acquired by Global have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of the execution of a definitive agreement for an initial business combination. The balance of the funds in the Trust Account (excluding deferred underwriting commissions and taxes payable) at the time of the execution of the Business Combination Agreement with Gorilla was approximately $163.3 million and 80% thereof represents $130.7 million. Global’s board of directors has determined that the fair market value of the Gorilla meets this test.

In making such determination, Global’s board of directors considered, among other factors, the implied valuation of Gorilla based on comparable publicly traded companies in addition to Gorilla’s likely prospects of substantial revenue generation based on the strength of its proprietary technology, its existing technology partners and sales distribution channels (as discussed in the section of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — Global’s Board of Directors’ Reasons for the Business Combination and the Recommendation of the Board of Directors”). As a result, Global’s board of directors concluded that the fair market value of Gorilla was significantly in excess of 80% of the funds held in the Trust Account (excluding the deferred underwriting commissions and taxes payable).

Interests of Certain Persons in the Business Combination

In considering the recommendation of Global’s board of directors to vote in favor of approval of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal, shareholders should keep in mind that the Sponsor and Global’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of holders of public shares generally. In particular:

•        If the Business Combination with Gorilla or another business combination is not consummated by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles), Global will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor and certain directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the Global IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $_____ million based upon the closing price of $_____ per share on Nasdaq on ________, 2022. On the other hand, if the Business Combination is consummated, each outstanding share of Global Ordinary Share will be converted into one Gorilla ordinary share. In the aggregate, the 4,187,500 Founder Shares will be converted into Global Class A ordinary share and exchanged for 4,187,500 Gorilla ordinary shares.

•        The Sponsor and I-Bankers purchased 697,500 private placement units from Global for $10.00 per unit. This purchase took place on a private placement basis simultaneously with the consummation of the Global IPO and the subsequent partial exercise of the underwriter’s over-allotment option. Nearly all of the proceeds Global received from these purchases were placed in the Trust Account. Such private placement units had an aggregate market value of approximately $_____ million based upon the closing price of $_____ per unit on Nasdaq on _____, 2022. The warrants underlying the private placement units will become worthless if Global does not consummate a business combination by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). On the other hand, if the Business Combination is consummated, each outstanding warrant underlying the private placement unit will be exchanged for one warrant of Gorilla.

•        If Global is unable to complete a business combination within the required time period under the Global Articles, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of potential target businesses or claims of vendors or other entities that are owed money by Global for services rendered or contracted for or products sold to Global. If Global consummates a business combination, on the other hand, Global and ultimately the combined company will be liable for all such claims.

•        The Sponsor and Global’s officers and directors and their affiliates are entitled to reimbursement of activities on Global’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Global fails to consummate a business combination within the required time period under the Global Articles, they will not have any claim against the Trust Account for reimbursement. Accordingly, Global may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by April 13, 2022 (or such later date as may be approved by Global’s shareholders in an amendment to the Global Articles). As of the record date, the Sponsor and Global’s officers and directors and their affiliates had incurred approximately $___________ of unpaid reimbursable expenses.

•        The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate;

•        Based on the difference in the purchase price of $0.00435 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the units in the IPO and the public shareholders experience a negative rate of return following the Closing of the Business Combination.

•        In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in Global. In total, the Sponsor has invested $5,325,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and Global’s officers and directors have no loans outstanding to Global.

•        The Business Combination Agreement provides for the continued indemnification of Global’s current directors and officers and the continuation of directors and officers liability insurance covering Global’s current directors and officers.

•        Global’s Sponsor, officers and directors (or their affiliates) may make loans from time to time to Global to fund certain capital requirements. On August 7, 2020, the Sponsor agreed to loan Global an aggregate of up to $300,000 to cover expenses related to the Global IPO pursuant to a promissory note that was repaid in full upon the completion of the Global IPO. Additional loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Global outside of the Trust Account.

•        Jay Chandan, Global’s Chairman, will be Executive Chairman of Gorilla following the closing of the Business Combination. Such position may provide Mr. Chandan with compensation, including equity incentives. The terms of such position have not been negotiated or approved, and will not be considered by Gorilla until after the Business Combination.

•        In addition to these interests of the Sponsor and Global’s current officers and directors, the Global Articles waive the application of the “corporate opportunity” doctrine. The “corporate opportunity” doctrine generally provides that a director or officer may not take a business opportunity for his or her own if: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation’s line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his or her own, the self-interest of the director or officer will be brought into conflict with the director’s or officer’s duties to the corporation. However, Global does not believe that the waiver of the application of the “corporate opportunity” doctrine in the Global Articles had any impact on its search for a potential business combination target.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Global will be treated as the accounting acquiree for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Gorilla issuing shares at the closing of the Business Combination for the net assets of Global as of the closing date, accompanied by a recapitalization. The net assets of Global will be stated at historical cost, with no goodwill or other intangible assets recorded.

Gorilla has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•        The former owners of Gorilla will hold the largest portion of voting rights in the Combined Company;

•        Gorilla has the right to appoint a majority of the directors in the Combined Company;

•        Gorilla’s existing senior management team will comprise a majority of management of the Combined Company;

•        The operations of Gorilla will represent the ongoing operations of the Combined Company; and

•        Gorilla is the larger of the combining entities based on fair value, assets, revenues and profits.

The Business Combination is not within the scope of IFRS 3 — Business Combinations, since Global does not meet the definition of a business. The Business Combination will be accounted for within the scope of IFRS 2 — Share-based Payments. As a result, any excess of fair value of Gorilla ordinary shares issued over the fair value of Global’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed upon consummation.

Regulatory Matters

The Business Combination is not subject to any U.S. or other federal or state regulatory requirement or approval, except for filings with the Companies Act necessary to effectuate the Business Combination.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution, that:

(a)     Global’s entry into the Business Combination Agreement dated as of December 21, 2021 (as amended, restated, supplemented and/or otherwise modified from time to time), a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Business Combination whereby Gorilla Merger Sub, Inc., a Cayman Islands exempted company (“Merger Sub”), will merge with and into Global, with Global surviving the merger as a wholly-owned subsidiary of Gorilla Technology Group Inc., a Cayman Islands exempted company a Cayman Islands exempted company (“Gorilla”) be confirmed, ratified and approved in all respects;

(b)    Global be authorized to merge with Merger Sub so that Global be the surviving company and all the undertaking, property and liabilities of Merger Sub vest in Global by virtue of such merger pursuant to the Companies Act (As Revised);

(c)     the Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex C (the “Plan of Merger”), be authorized, approved and confirmed in all respects and Global be authorised to enter into the Plan of Merger;

(d)    upon the Effective Date (as defined in the Plan of Merger):

i.       the name of Global is changed from “Global SPAC Partners Co.” to “Gorilla Technology Group Inc.”;

ii.      the Amended and Restated Memorandum and Articles of Association of Global currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed to the Plan of Merger;

iii.     the authorized share capital of Global be re-designated as follows:

From: US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each;

To: US$22,100 divided into 221,000,000 shares of a par value of US$0.0001 each;

By: the re-designation of the 200,000,000 Class A ordinary shares of a par value of US$0.0001 each into 200,000,000 shares of a par value of US$0.0001 each;

By: the re-designation of the 20,000,000 Class B ordinary shares of a par value of US$0.0001 each into 20,000,000 shares of a par value of US$0.0001 each;

By: the re-designation of the 1,000,000 preference shares of a par value of US$0.0001 each into 1,000,000 shares of a par value of US$0.0001 each;

(e)     the Plan of Merger be executed by any one Director on behalf of Global and any Director or Maples and Calder (Cayman) LLP, on behalf of Maples Corporate Services Limited, be authorised to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands; and

(f)     all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any Director or officer of Global in connection with the transactions contemplated be confirmed, ratified and approved in all respects.

Vote Required for Approval

The approval of the Business Combination Proposal will require will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting. The Transactions will not be consummated if Global has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) either immediately prior to or upon consummation of the Transactions.

The approval of the Business Combination Proposal is a condition to the consummation of the Transactions. If the Business Combination Proposal is not approved, the other proposals (except an Adjournment Proposal, as described below) will not be presented to the Global shareholders for a vote.

Recommendation of Global’s Board of Directors

GLOBAL’S BOARD OF DIRECTORS RECOMMENDS THAT THE GLOBAL SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

No Appraisal Rights

None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Act. Global shareholders may be entitled to give notice to Global prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her Global shares if they follow the procedures set out in the Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is Global’s view that such fair market value would equal the amount which Global shareholders would obtain if they exercise their redemption rights as described herein.

Resale of Gorilla Ordinary Shares

The Gorilla ordinary shares to be issued in connection with the Business Combination will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed for purposes of Rule 144 under the Securities Act an “affiliate” of Global immediately prior to the Effective Time or an “affiliate” of Gorilla following the Business Combination. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Gorilla or Global (as appropriate) and may include the executive officers, directors and significant shareholders of Gorilla or Global (as appropriate).

Stock Exchange Listing of Gorilla Ordinary Shares

Gorilla will use commercially reasonable efforts to cause, prior to the Effective Time, the Gorilla ordinary shares and warrants issuable pursuant to the Business Combination Agreement to be approved for listing on Nasdaq under the symbols “GRRR” and “GRRRW,” respectively, subject to official notice of issuance. Approval of the listing on Nasdaq of the Gorilla ordinary shares and warrants (subject to official notice of issuance) is a condition to each party’s obligation to complete the Business Combination.

Delisting and Deregistration of Global Securities

If the Business Combination is completed, Global units, subunits and warrants will be delisted from Nasdaq and will be deregistered under the Exchange Act.

Combined Company Status as a Foreign Private Issuer under the Exchange Act

Following the consummation of the Business Combination, Gorilla expects to be a “foreign private issuer” under SEC rules. Consequently, upon consummation of the Business Combination, the combined company will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. The combined company will be required to file its annual report on Form 20-F with the SEC. In addition, the combined company will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by the combined company that is distributed or required to be distributed by the combined company to its shareholders.

Based on its foreign private issuer status, the combined company will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. The combined company will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, the combined company officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the Gorilla ordinary shares.

Given the substantial number of Gorilla ordinary shares that Gorilla will issue in the Business Combination to Global shareholders who are U.S. residents and the prospective, increased U.S.-oriented profile of the combined company’s officers and directors, assets and business administration, it is possible that the combined company will lose its status as a foreign private issuer after the Business Combination, potentially as soon as December 31, 2022. If that happens, the combined company will no longer be exempt from such rules and, among other things, will be required to file quarterly reports on Form 10-Q containing interim financial statements as if it were a company incorporated in the United States, as well as annual reports on Form 10-K. The combined company’s qualification for foreign private issuer status will be tested again as of June 30, 2022, (the final business day of the second fiscal quarter in 2022) to determine whether the combined company will instead be subject to the reporting requirements applicable to U.S. companies registered under the Exchange Act beginning at the start of 2022. If it no longer meets the definition of a “foreign private issuer” as of that test date, the combined company will begin to be required to file a quarterly report on Form 10-Q for the quarter ending March 31, 2023, and will be required to continue to file quarterly reports with the SEC thereafter.

Despite its initial exemption due to its foreign private issuer status, Gorilla, and following the consummation of the Business Combination, the combined company, nevertheless expects to issue interim quarterly financial information publicly and to furnish it to the SEC on Form 6-K.

Combined Company Status as an Emerging Growth Company under U.S. Federal Securities Laws and Related Implications

Each of Global and Gorilla is, and, following the Business Combination, the combined company will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by JOBS Act. As such, the combined company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.

The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the combined company’s initial public offering, (b) in which the combined company’s has total annual gross revenue of at least $1.07 billion or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

PROPOSAL TWO — THE CHARTER PROPOSALS

The Charter Proposals, if approved, will approve the following material differences between the Global Articles and the Gorilla Articles to be in effect following the Business Combination:

•        the name of the new public entity will be “Gorilla Technology Group Inc.” as opposed to “Global SPAC Partners Co.”;

•        the Gorilla Articles provide for one class of ordinary shares as opposed to the two classes of Global Ordinary Share provided for in the Global Articles;

•        Gorilla’s corporate existence is perpetual as opposed to Global’s corporate existence terminating if a business combination is not consummated within a specified period of time; and

•        the Gorilla Articles do not include the various provisions applicable only to special purpose acquisition corporations that the Global Articles contain.

In the judgment of Global’s board of directors, the Charter Proposals are desirable for the following reasons:

•        the name of the new public entity is desirable to reflect the Business Combination and the combined business going forward;

•        the single class of ordinary shares is desirable because all shares of Class B ordinary share will be exchanged for Gorilla ordinary shares upon the closing of the Business Combination and because it will allow Gorilla to have a streamlined capital structure; and

•        the provisions that relate to the operation of Global as a blank check company prior to the consummation of its initial business combination would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

For a comparison of the Global Articles and Gorilla Articles, see “Comparison of Rights of Gorilla Shareholders and Global Shareholders.”

Pursuant to the Business Combination Agreement, the approval of the Charter Proposals is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved, the Charter Proposals will not be presented at the extraordinary general meeting.

A copy of the Gorilla Articles, as will be in effect assuming approval of all of the Charter Proposals and upon consummation of the Transactions, is attached to this proxy statement/prospectus as Annex B.

Resolution to be Voted Upon

“RESOLVED, as an ordinary resolution, that the following material differences between the Global Articles and the Gorilla Articles to be in effect following the Business Combination be approved in all respects:

•        the name of the new public entity will be “Gorilla Technology Group Inc.” as opposed to “Global SPAC Partners Co.”;

•        the Gorilla Articles provide for one class of ordinary shares as opposed to the two classes of Global Ordinary Share provided for in the Global Articles;

•        Gorilla’s corporate existence is perpetual as opposed to Global’s corporate existence terminating if a business combination is not consummated within a specified period of time; and

•        the Gorilla Articles do not include the various provisions applicable only to special purpose acquisition corporations that the Global Articles contains.”

Vote Required for Approval

The approval of each of the charter proposals will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Recommendation

GLOBAL’S BOARD OF DIRECTORS RECOMMENDS THAT GLOBAL SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER PROPOSALS.

PROPOSAL THREE — THE NASDAQ PROPOSAL

Overview

Global’s units, subunits and public warrants are currently listed on Nasdaq and, as such, we are seeking shareholder approval for the issuance of five million PIPE Subunits in connection with the PIPE Investment, in order to comply with the applicable listing rules of Nasdaq.

Why Global Needs Shareholder Approval?

We are seeking shareholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, Global may issue 20% or more of our outstanding ordinary shares or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of ordinary shares in connection with the PIPE Investment. Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the ordinary shares (or securities convertible into or exercisable for ordinary shares) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the greater of book or market value of the stock if the number of ordinary shares to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Resolution to be Voted Upon

“RESOLVED, as an ordinary resolution, that, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of five million PIPE Subunits in the PIPE Investment be approved in all respects.”

Vote Required for Approval

The approval of the Nasdaq Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Recommendation

GLOBAL’S BOARD OF DIRECTORS RECOMMENDS THAT GLOBAL SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL FOUR — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow Global’s board of directors to adjourn the extraordinary general meeting to a later date or dates, if necessary. In no event will Global solicit proxies to adjourn the extraordinary general meeting or consummate the Transactions beyond the date by which it may properly do so under the Global Articles. The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Transactions. See the section of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Consequences If the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the meeting and is not approved by the shareholders, Global’s board of directors may not be able to adjourn the extraordinary general meeting to a later date or dates. In such event, the Transactions would not be completed.

Resolution to be Voted Upon

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination be approved in all respects.”

Vote Required for Approval

The approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

Recommendation

GLOBAL’S BOARD OF DIRECTORS RECOMMENDS THAT GLOBAL SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE BUSINESS COMBINATION AGREEMENT AND ANCILLARY AGREEMENTS

For a discussion of the Business Combination structure and merger consideration provisions of the Business Combination Agreement, see the section titled “Proposal One — The Business Combination Proposal.” Such discussion and the following summary of other material provisions of the Business Combination Agreement and the ancillary agreements is qualified by reference to the complete text of the Business Combination Agreement and the ancillary agreement and a copy of the Business Combination Agreement is attached as Annex A to this proxy statement/prospectus. Global shareholders are encouraged to read the Business Combination Agreement and the ancillary agreements in their entirety for a more complete understanding of the Business Combination.

The Business Combination Agreement and the ancillary agreements summary below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the Business Combination Agreement and the ancillary agreements and not to provide any other factual information regarding Global, Gorilla or their respective businesses. Accordingly, the representations and warranties and other provisions of the Business Combination Agreement and the ancillary agreements should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.

Business Combination Agreement

The Merger

Pursuant to the Business Combination Agreement, at the Closing of the Merger and following the Recapitalization, which is described below (i) Merger Sub will merge with and into Global, with Global continuing as the surviving entity and a wholly-owned subsidiary of Gorilla; (ii) the Global Ordinary Shares will be converted into an equal number of Gorilla ordinary shares; (iii) Global warrants will be converted into Gorilla warrants purchase the same number of Global Ordinary Shares at the same exercise price and for the same exercise period; (iv) Global will become a wholly owned subsidiary of Gorilla; and (v) Global will have a restated certificate of incorporation.

The Recapitalization

Prior to the Closing, but subject to the completion of the Closing, Gorilla will affect the Recapitalization of its outstanding equity securities so that the only class of outstanding equity of Gorilla will be the Gorilla ordinary shares (and certain options to be rolled over in connection with the Merger). To effect the Recapitalization, (a) the preference shares of Gorilla will be converted into Gorilla ordinary shares in accordance with Gorilla’s organizational documents; (b) Gorilla will effect a recapitalization of Gorilla ordinary shares so that the holders of Gorilla’s ordinary shares (and options to acquire Gorilla ordinary shares that are not converted to Gorilla ordinary shares in the Recapitalization) will have shares (or the right to acquire shares, as applicable) valued at $10.00 per share having a total value of $650,000,000, on a fully diluted basis, treating rolled-over options on a net exercise basis (the ratio at which Gorilla ordinary shares are recapitalized being referred to as the “Conversion Ratio”); and (c) with respect to outstanding options to purchase Gorilla ordinary shares, the number of Gorilla ordinary shares issuable upon exercise of such security shall, as a result of the Recapitalization, become and be converted into such number of Gorilla ordinary shares equal to the quotient obtained by dividing (A) $650,000,000, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Gorilla ordinary shares then outstanding and (ii) without duplication, the number of Gorilla ordinary shares issuable upon the exercise of all outstanding options to purchase Gorilla ordinary shares, and taking such quotient to five decimal places, which ratio is referred to as the “Conversion Ratio”.

Closing and Effective Time of the Merger

The closing of the Merger will take place on the second business day following the satisfaction or waiver of the conditions set forth in the Business Combination Agreement and summarized below under the subsection titled “— Conditions to Closing,” unless Global and Gorilla agree in writing to another time or unless the Business Combination Agreement is terminated pursuant to its terms.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of Gorilla and its subsidiaries, including Merger Sub, that are customary for transactions of this nature, including with respect to, among other things: (i) organization and standing; (ii) authorization; (iii) capitalization; (iv) subsidiaries; (v) noncontravention; (vi) government approvals; (vii) financial statements; (viii) absence of certain changes; (ix) litigation; (x) taxes; (xi) privacy and data security; (xii) compliance with laws; (xiii) material contracts; (xiv) intellectual property; (xv) company permits (xvi) anti-bribery and anti-corruption; (xvii) employee and labor matters; (xviii) employee benefit plans; (xix) real property; (xx) related party transactions; (xxi) customers and suppliers; (xxii) the Investment Company Act; (xxiii) information to be supplied for the Registration Statement (as defined below); (xxiv) finders and brokers; and (xxv) insurance.

The Business Combination Agreement contains representations and warranties of Global that are customary for transactions of this nature, including with respect to, among other things: (i) organization and standing; (ii) authorization; (iii) capitalization; (iv) noncontravention; (v) government approvals; (vi) reports filed with the SEC, financial statements and Nasdaq listing; (vii) absence of certain changes; (viii) compliance with laws; (ix) litigation and permits; (x) taxes; (xi) employee and employee benefit plans; (xii) properties, (xiii) material contracts; (xiv) transactions with affiliates; (xv) the Investment Company Act and JOBS Act; (xvi) finders and brokers; (vii) anti-bribery and anti-corruption; (viii) insurance; (xix) information to be supplied for the Registration Statement (as defined below); and (xxi) Global’s trust account.

Certain of the representations and warranties are qualified by materiality or Material Adverse Effect (as hereinafter defined), as well as information provided in the disclosure schedules to the Business Combination Agreement. As used in the Business Combination Agreement, “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, Liabilities, results of operations or condition (financial or otherwise), of such person or entity and its subsidiaries, taken as a whole, or (ii) the ability of such person or entity or any of its Affiliates on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents relating to the Business Combination Agreement to which such person or entity is a party or bound or to perform the obligations of such person or entity thereunder, in each case, subject to certain customary exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreement will survive until fully performed.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including those relating to: (1) the provision of access to their properties, contracts, books, financial and operating data and other similar information; (ii) the operation of their respective businesses in the ordinary course of business; (iii) the provision of financial statements by Gorilla to Global; (iv) efforts to minimize the amount of funds in Global’s trust account redeemed by Global’s shareholders; (v) efforts to enter into and consummate a private placement and/or backstop arrangements with potential investors (the “PIPE Investment”); (vi) Global’s public filings; (vii) no insider trading; (viii) efforts to obtain all necessary regulatory approvals and consummate the Closing; (ix) further assurances; (x) public announcements; (xi) confidentiality; (xii) appointment of the post-Closing board of directors of Gorilla (the “Post-Closing Board”); (xiii) approval and adoption of the equity plan of Gorilla; (xiv) filing under Section 16 of the Exchange Act; (xv) Nasdaq listing; and (xvi) notification of certain matters during the Interim

Period. Each party also agreed during the Interim Period not to solicit, initiate or knowingly facilitate or assist the making, submission or announcement of or intentionally encourage or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing (and in any event within 48 hours) of the receipt of any bona fide inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the other party informed of the status of any such inquiries, proposals, offers or requests for information. The Business Combination Agreement also contains certain customary post-Closing covenants regarding (a) maintenance of books and records; (b) tax matters; (c) indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance; and (d) use of Trust Account proceeds.

In addition, Gorilla agreed to obtain its required shareholder approvals in the manner required under its organizational documents and applicable law for, among other things: (i) the adoption and approval of the Business Combination Agreement and the Transactions (including, to the extent required, the Recapitalization and the issuance of securities of Gorilla pursuant to the Business Combination Agreement (including, if applicable, in connection with a PIPE Investment)); (ii) the approval of the restated Gorilla organizational documents; (iii) the issuance of Gorilla ordinary shares and Gorilla warrants pursuant to the Business Combination Agreement; and (iv) the appointment of the members of the Post-Closing Board, and agreed to enforce the Voting Agreements (as defined and described below) in connection therewith.

The parties made customary covenants regarding the registration statement on Form F-4 to be filed by Gorilla with the SEC under the Securities Act to register the Gorilla ordinary shares and the warrants to purchase Gorilla ordinary shares to be issued under the Business Combination Agreement to the holders of the ordinary shares of Global and Gorilla ordinary shares issuable upon exercise or conversion of the warrants to purchase Gorilla ordinary shares that were outstanding prior to the Effective Time. The Registration Statement also will contain the Global proxy statement to seek the consent of Global shareholders to, among other things, (i) adopt and approve the Business Combination Agreement and the Transactions; and (ii) approve the amended memorandum and articles of association of Gorilla in connection with the Merger.

Conditions to Closing

The Business Combination Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived) in addition to the delivery of customary certificates and other Closing deliverables: (i) approval of the shareholders of Global and Gorilla; (ii) approvals of certain specified governmental authorities and, if applicable; (iii) no law or order preventing the Transactions; (iv) the Registration Statement having been declared effective by the SEC; (v) the representations and warranties of the other applicable parties being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to certain materiality qualifiers), and such parties having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior to the date of the Closing; (vi) no occurrence of a Material Adverse Effect with respect to the other party; (vii) the satisfaction of the $5,000,001 minimum net tangible asset test by Global; (viii) approval of Gorilla’s Nasdaq listing application and approval of Gorilla ordinary shares and Gorilla warrants on Nasdaq; (ix) Gorilla shall not have received evidence that it will not qualify as a “foreign private issuer” pursuant to Rule 3b-4 of the Exchange Act as of Closing; (x) the consummation of the Recapitalization and evidence that Gorilla’s shareholders have adopted Global’s restated certificate of incorporation; (xi) resignation of certain officers and directors; and (xi) execution and/or effectiveness of certain ancillary documents.

In addition, unless waived by Gorilla, the obligations of Gorilla and Merger Sub to consummate the Transactions are subject to requirement that at the Closing Global will have at least $50,000,000, including funds remaining in the trust account (after giving effect to the completion and payment of any redemptions) and the proceeds of any PIPE Investment, prior to paying any of Global’s expenses and liabilities due at the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Global and Gorilla; (ii) by either Global or Gorilla if any of the conditions to Closing have not been satisfied or waived by April 13, 2022 (the “Outside Date”) (provided, that, if Global seeks and obtains an Extension, Global shall have the right, with the prior written consent of Gorilla, to extend the Outside Date for an additional period, as long as the terminating party’s breach did not cause or result in the Closing to occur by the Outside Date, equal to the shortest of (a) three (3) additional months, (b) the period ending on the last date for SPAC to consummate its Business Combination pursuant to such Extension and (c) such period as mutually agreed by the Parties); (iii) by either Global or Gorilla if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable, so long as the terminating party’s breach did not cause or result in such action; (iv) by either Global or Gorilla in the event of the other party’s uncured breach, if such breach would result in the failure of the related closing condition (and so long as the terminating party is not also in breach under the Business Combination Agreement where such breach would result in the failure of the related closing condition); (v) by Global if there has been a Material Adverse Effect on Gorilla following the date of the Business Combination Agreement that is uncured and continuing; and (vi) by either Global or Gorilla if Global holds an extraordinary general meeting of its shareholders to approve the Business Combination Agreement and the Transactions and such approval is not obtained.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination. The Business Combination Agreement does not provide for any termination fees.

Trust Account Waiver

Gorilla and Merger Sub each agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Global’s Trust Account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom) other than in connection with the Closing.

Ancillary Agreements

Voting Agreements

Simultaneously with the execution and delivery of the Business Combination Agreement, Global and Gorilla have entered into Voting Agreements, (collectively, the “Voting Agreements”), with certain shareholders of Gorilla required to approve the Transactions. Under the Voting Agreements, each Gorilla shareholder party thereto agreed to vote all of such shareholder’s shares of Gorilla in favor of the Business Combination Agreement and the Transactions and to otherwise take certain other actions in support of the Business Combination Agreement and the Transactions and the other matters submitted to the Gorilla shareholders for their approval in the manner and subject to the conditions set forth in the Voting Agreements, and provide a proxy to Gorilla to vote such Gorilla shares accordingly. The Voting Agreements prevent transfers of the Gorilla shares held by the Gorilla shareholders party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreements

Certain Gorilla shareholders, including all of Gorilla’s existing equityholders owning more than one percent (1%) of Gorilla’s equity prior to the Transactions, each entered into a Lock-Up Agreement with Gorilla, as amended (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each Gorilla shareholder party thereto agreed not to, during the period commencing from the Closing and ending on the twelve (12) month anniversary of the Closing (subject to early release if Gorilla consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all Gorilla shareholders having the right to exchange their equity holdings in Gorilla for cash, securities or other property): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, whether any such transaction is to be settled by delivery of such restricted securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement). Notwithstanding the foregoing, up to seventy-five percent (75%) of the restricted securities (pro rata among each type of restricted security owned by parties to the Lock-Up Agreements) shall be subject to early release from the restrictions thereunder (and the lock-up period with respect to such Early Release Securities shall be deemed to have expired) if and to the extent that the following occurs after the Closing: (i) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $12.50 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period; (ii) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $15.00 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period; and (iii) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $17.50 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period.

Sponsor Voting Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, Gorilla entered into a Sponsor Voting Agreement (the “Sponsor Voting Agreement”) with the Sponsor, and Global, pursuant to, and on the terms and subject to the conditions of which, the Sponsor has agreed among other things to vote its shares of Global, and take certain other actions, in support of the Business Combination.

The Sponsor Voting Agreement will terminate with no further force and effect upon the earliest to occur of: (a) the Merger Effective Time and (b) the date of termination of the Business Combination Agreement in accordance with its terms.

First Amendment to Founder Registration Rights Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, Gorilla, Global and the Sponsor entered into the First Amendment to Founder Registration Rights Agreement (the “Amendment to Founder Registration Rights Agreement”), which amended that certain Registration Rights Agreement, dated as of April 8, 2021, by and between Global and the Sponsor, pursuant to which Global granted certain registration rights to the Sponsor with respect to Global’s securities. Pursuant to the First Amendment to Founder Registration Rights Agreement, which will become effective as of the Closing, Gorilla will assume the obligations of Global under the original Registration Rights Agreement, and, among other things, Gorilla will be added as a party thereto and the Amendment to Founder Registration Rights Agreement will reflect the issuance of Gorilla ordinary shares and warrants to purchase Gorilla ordinary shares pursuant to the Business Combination Agreement.

Gorilla Registration Rights Agreement

Simultaneously with, or immediately prior to, the closing of the Business Combination, certain Gorilla shareholders will enter into a Registration Rights Agreement (the “Gorilla Registration Rights Agreement”) pursuant to which Gorilla will grant certain registration rights to such Gorilla shareholders with respect to the Company Ordinary Shares. The Gorilla Registration Rights Agreement provides, among other things, certain Gorilla shareholders with certain demand rights in the event of an underwritten offering, as well as piggyback rights in the event Gorilla or any holder of Gorilla Company Ordinary Shares conducts a registered offering.

PIPE Subscription Agreements

The PIPE Investors agreed to purchase a total of 5,000,000 PIPE Subunits in a private placement in Global to be consummated simultaneously with the closing of the Transactions; provided, however, that if a PIPE Investor acquires ownership of subunits of Gorilla in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such subunits in connection with any redemption conducted by Global in accordance with Global’s organizational documents and the prospectus for Global’s IPO in conjunction with the Closing or in conjunction with an amendment to Global’s organizational documents to extend Global’s deadline to consummate its Business Combination) at least prior to Global’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such PIPE Subunits in connection with any redemption, the number of subunits for which the PIPE Investor is obligated to purchase under the Subscription Agreement shall be reduced by the number of non-redeemed subunits. The consummation of the transactions contemplated by the PIPE Subscription Agreements is conditioned on the concurrent Closing and other customary closing conditions. Among other things, each PIPE Investor agreed in the PIPE Subscription Agreement that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom). In addition, Global and Gorilla granted certain customary resale registration rights to the PIPE Investors in the PIPE Subscription Agreements.

Assignment, Assumption and Amendment to Warrant Agreement

In connection with the Merger, Gorilla will assume the obligations of Global under Global’s warrant agreement dated April 8, 2021, between Global and Continental, as warrant agent, by executing an assumption and amendment to the warrant agreement with Continental and Global.

Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan

Simultaneously with, or immediately prior to, the closing of the Business Combination, and effective as of the closing date of the Business Combination, Gorilla’s board of directors and its shareholders will approve and adopt the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan (the “Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan”) which will reserve for grant a number of Gorilla’s ordinary shares equal to 10% of the number of issued and outstanding Gorilla ordinary shares immediately after the closing of the Business Combination. Additionally, pursuant to the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan, the Gorilla ordinary shares reserved for issuance thereunder will automatically increase annually by 5% on the first day of each fiscal year beginning with the 2023 fiscal year.

INFORMATION ABOUT THE COMPANIES

Global SPAC Partners Co.

Global is a blank check company that was incorporated as a Cayman Islands exempted company on August 6, 2020, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On April 13, 2021, Global consummated its initial public offering of 16,750,000 units including 750,000 units issued pursuant to the partial exercise of the underwriters’ over-allotment option. The units sold in the initial public offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $167,500,000. I-Bankers Securities, Inc. acted as sole book-running manager. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-249465). The SEC declared the registration statement effective on April 8, 2021.

Simultaneously with the consummation of its initial public offering, Global consummated the private placement of an aggregate of 697,500 private placement units to the Sponsor and I-Bankers at $10.00 per unit generating gross proceeds of $6,975,000. The issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Simultaneously with the consummation of its initial public offering, Global issued 100,000 Class B ordinary shares to I-Bankers as representative shares. I-Bankers has agreed not to transfer, assign or sell any such shares without Global’s prior consent until the completion of its initial business combination. In addition, I-Bankers has agreed (i) to waive its redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of Global’s initial business combination, (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if Global fails to complete its initial business combination by April 13, 2022, and (iii) to vote in favor of its initial business combination with respect to such shares if Global submits its initial business combination to its public shareholders for a vote.

Of the gross proceeds received from the initial public offering, and the sale of private placement units, $169,175,000 was placed in Global’s Trust Account. Global’s units, subunits and warrants are traded on the Nasdaq under the symbols “GLSPU,” “GLSPT” and “GLSPW,” respectively.

Global’s principal executive offices are located at Global SPAC Partners Co., 2093 Philadelphia Pike #1968, Claymont, DE 19703 and its phone number is (650) 560-4753.

Gorilla Technology Group Inc.

Gorilla is a leading market provider of video intelligence, IoT security, edge AI data analytics and OT security solutions and services in Asia Pacific with operations and established distribution and sales channels in the United States, Europe, the Middle East and Latin America. Since its founding in 2001, Gorilla has produced revolutionary and transformational technology using AI and edge AI computing. Its established technologies form the foundation of its line of product and service offerings for a wide range of commercial, industrial, municipal and government customers, enabling such customers to securely move, store and analyze data for use in biometric authentication, account management, device management, business intelligence, and other applications.

Gorilla Merger Sub, Inc.

Merger Sub is a Cayman Islands exempted company and a wholly-owned subsidiary of Gorilla. Merger Sub was formed solely for the purpose of effecting the Business Combination and has not carried on any activities other than those in connection with the Business Combination. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Gorilla.

GLOBAL’S BUSINESS

Introduction

Global was incorporated on August 6, 2020, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Global’s efforts to identify a prospective target business were not limited to any particular industry or geographic region, although it initially concentrated its efforts on identifying businesses within industries with relatively secure and predictable cash flows and growth.

Initial Public Offering and Simultaneous Private Placement

On April 13, 2021, Global consummated its initial public offering of 16,750,000 units including 750,000 units issued pursuant to the partial exercise of the underwriters’ over-allotment option. The units sold in the initial public offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $167,500,000. I-Bankers Securities, Inc. acted as sole book-running manager. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-249465). The SEC declared the registration statement effective on April 8, 2021.

Simultaneously with the consummation of its initial public offering, Global consummated the private placement of an aggregate of 697,500 private placement units to the Sponsor and I-Bankers at $10.00 per unit generating gross proceeds of $6,975,000. The issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Simultaneously with the consummation of its initial public offering, Global issued 100,000 Class B ordinary shares to I-Bankers as representative shares. I-Bankers has agreed not to transfer, assign or sell any such shares without Global’s prior consent until the completion of its initial business combination. In addition, I-Bankers has agreed (i) to waive its redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of Global’s initial business combination, (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if Global fails to complete its initial business combination by April 13, 2022, and (iii) to vote in favor of its initial business combination with respect to such shares if Global submits its initial business combination to its public shareholders for a vote.

Of the gross proceeds received from the initial public offering, and the sale of private placement units, $169,175,000 was placed in Global’s Trust Account.

Global may withdraw from the Trust Account interest earned on the funds held therein necessary to pay its income taxes, if any. Except as described in the prospectus for Global’s IPO and described in the subsection below titled “Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” these proceeds will not be released until the earlier of the completion of an initial business combination and Global’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the required time period.

The remaining proceeds from the Global IPO and simultaneous private placement, net of underwriting discounts and commissions and other costs and expenses, became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Fair Market Value of Target Business

The target business or businesses that Global acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the amount of deferred underwriting commissions held in trust and taxes payable) at the time of the execution of a definitive agreement for its initial business combination, although Global may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. Global’s board of directors determined that this test was met in connection with the proposed business combination with Gorilla as described in the section titled “Proposal One — The Business Combination Proposal — Satisfaction of 80% Test” above.

Shareholder Approval of Business Combination

Under the Global Articles, Global must seek shareholder approval of an initial business combination at a meeting called for such purpose at which public shareholders may seek to have their public shares redeemed for cash, regardless of whether they vote for or against the proposed business combination or do not vote at all, subject to the limitations described in the prospectus for the Global IPO. Accordingly, in connection with the Business Combination, the Global public shareholders may seek to have their public shares redeemed for cash in accordance with the procedures set forth in this proxy statement/prospectus. See the section titled “Extraordinary General Meeting of Global Shareholders — Redemption Rights.”

Voting in Connection with the Shareholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Business Combination Proposal, Global shareholders prior to its initial public offering and its officers and directors have each agreed to vote their Global shares in favor of such proposed Business Combination.

At any time prior to the extraordinary general meeting, the Sponsor, Global’s officers, directors and shareholders from prior to Global IPO, Gorilla or its shareholders and/or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire ordinary shares of Global or vote their shares in favor of the Business Combination Proposal. The purpose of such transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on ordinary shares of the combined company. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the extraordinary general meeting.

In addition, if such transactions occur, the public “float” of the Gorilla ordinary shares following the Business Combination may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Gorilla securities on Nasdaq or another national securities exchange.

In connection with the PIPE Investment, Global and the PIPE Investors agreed that the number of subunits for each a PIPE Investor is obligated to purchase under the PIPE Subscription Agreement shall be reduced by the number of subunits that such PIPE Investor may purchase in the open market or in privately negotiated transactions with third parties in connection with any redemption conducted by Global.

Other than as described above, neither Global nor any of its affiliates currently has any intention to enter into any non-redemption arrangements with its investors. To the extent that Global or its affiliates do decide to enter into such arrangements, Global will file a Current Report on Form 8-K and will (i) amend the proxy statement/prospectus, if such arrangements are entered into prior to effectiveness of the F-4, or (ii) file a proxy supplement, if such arrangements are entered into after effectiveness, to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such disclosures will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons, and will describe the material costs of such arrangements to Global or Gorilla, as well as their potential impact to the post-combined entity and its shareholders.

Liquidation if No Business Combination

Under the Global Articles, if Global does not complete the Business Combination with Gorilla or another initial business combination by April 13, 2022 (or such later date as may be approved by Global shareholders in an amendment to the Global Articles), Global will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Global’s remaining shareholders and its board of directors, dissolve and liquidate, subject (in each case above) to Global’s obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law. At such time, the Global warrants will expire. Holders of warrants will receive nothing upon a liquidation and the warrants will be worthless.

Each of the initial shareholders of Global and its officers and directors has agreed to waive its rights to participate in any distribution from the Trust Account or other assets with respect to the shares held by them prior to the Global IPO. There will be no distribution from the trust account with respect to the Global warrants, which will expire worthless if Global is liquidated.

The proceeds deposited in the trust account could, however, become subject to the claims of Global’s creditors which would be prior to the claims of the Global public shareholders. Although Global has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses Global has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although Global will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. The Sponsor has agreed that it will be liable under certain circumstances to pay debts and obligations to target businesses or vendors or other entities that are owed money by Global for services rendered or contracted for or products sold to it, but Global cannot ensure that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally there are two exceptions to the Sponsor’s indemnity: the Sponsor will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with Global waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims under the indemnity with the underwriters of Global’s IPO against certain liabilities, including liabilities under the Securities Act. Moreover, the Sponsor will not be liable to the Global public shareholders and instead will only have liability to Global. Furthermore, the Sponsor may not be able to satisfy its indemnification obligations if it is required to as the Sponsor’s only assets are securities of Global and Global has not taken any further steps to ensure that the Sponsor will be able to satisfy any indemnification obligations that arise. Accordingly, the actual per-share redemption price could be less than approximately $10.10, plus interest, due to claims of creditors. Additionally, if Global is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Global’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Global’s shareholders. To the extent any bankruptcy claims deplete the trust account, Global cannot assure you it will be able to return to the Global public shareholders at least approximately $10.10 per share. Global’s public shareholders are entitled to receive funds from the trust account only in the event of its failure to complete a business combination within the required time period or if the shareholders properly seek to have Global redeem their respective shares for cash upon a business combination which is actually completed by Global. In no other circumstances does a shareholder have any right or interest of any kind to or in the trust account.

If Global is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor, creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Global’s shareholders. Because Global intends to distribute the proceeds held in the trust account to its public shareholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, by paying public shareholders from the trust account prior to addressing the claims of creditors, Global’s board of directors may be viewed as having breached their fiduciary duties to Global’s creditors and/or may be viewed as having acted in bad faith, which may subject Global and Gorilla to claims of punitive damages. Global cannot assure you that such claims will not be brought against it.

Global will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account plus the up to $100,000 of interest earned on the funds in the trust account that Global may use for liquidation and dissolution expenses.

Employees

Global has three executive officers. Members of Global’s management team are not obligated to devote any specific number of hours to Global’s matters but they devote as much of their time as they deem necessary to Global’s affairs until Global has completed its initial business combination. The amount of time that any member of Global’s management team devotes in any time period varies based on the current stage of the business combination process.

Facilities

Global’s executive offices are located at 2093 Philadelphia Pike #1968, Claymont, DE 19703, and its telephone number is (650) 560-4753. The cost for Global’s use of its office space is included in the $10,000 per month fee it pays to an affiliate of its Chief Executive Officer for office space, administrative and shared personnel support services.

Directors and Executive Officers

Global’s current directors and executive officers are as follows:

Name	Age	Position
Jayesh Chandan	47	Chairman
Bryant B. Edwards	66	Chief Executive Officer and Director
Stephen N. Cannon	54	Chief Operating Officer and President
Long Long	36	Chief Financial Officer
Amir Kazmi	56	Director
Marwan Abedin	47	Director

The experience of Global’s directors and executive officers is as follows:

Jayesh “Jay” Chandan has been Global’s Chairman of the Board since April 2021. Since 2019, Mr. Chandan has been the Founder & Managing Partner of KASS Capital, an investment advisory firm that invests globally in the technology industry and provide alternative liquidity solutions to equity investors, debt holders, founders and management teams. Since 2017, Mr. Chandan has also been the Co-Founder and a Partner of Shackleton-Victoria, an investment firm where Mr. Chandan led the firm’s investment in FinLeap, a financial technology accelerator and incubator. Since 2014, Mr. Chandan has also been the Co-Founder and a Director of Mathern Ltd., an investment firm focused on investing in UK companies. From 2010 to 2012, Mr. Chandan was a Co-Founder and Partner at Cortis Capital LLP, a transformation and project management firm focused on global mergers & acquisitions, where he worked on the Minna Airport City, an urban regeneration project in Nigeria. From 2007 to 2008, Mr. Chandan served as the CEO of Invensis (UK) Ltd., a business process outsourcing company. From 2005 to 2007, Mr. Chandan served as Director of Business Development of EXLservice (UK) Ltd., a data analytics company that is now publicly traded on the Nasdaq with approximately $1 billion in revenues and approximately $3 billion in market cap. From 2004 to 2005, Mr. Chandan served as Director of Sales & Strategic Accounts at Exevo (UK) Ltd., a global market research & outsourcing firm that was later acquired by Copal Partners and is now part of Moody’s Corporation. From 1995 to 2004, Mr. Chandan served as the Co-Founder and Executive Director of NPL, an IT services business in Southeast Asia. Mr. Chandan serves as an Advisory Board Member of ConsolFreight LLC, a Fintech FreightTech ecosystem. Mr. Chandan graduated from Madras University, India, with an Engineering degree, majoring in Computer Sciences.

Bryant B. Edwards has been Global’s Chief Executive Officer since August 2020, and its Director since August 2020. Since March 2021, Mr. Edwards has been a director of Archimedes Tech SPAC Partners Co., a blank check company which completed a $133 million IPO in December 2020, and which announced in November 2021, its intention to merge with SoundHound AI, Inc. a leading voice analytics AI company. From 2018 to 2019, Mr. Edwards was the Chief Operating Officer and Director of Twelve Seas, a blank check company with $207 million held in trust that consummated its initial business combination with Brooge Energy Limited, a petroleum and gas company located in the UAE, in December 2019. Mr. Edwards retired from Latham & Watkins, a global law firm, in 2016, after a 35-year legal career. From 1981 to 2016, Mr. Edwards served as both a practicing corporate and securities attorney, as well as in various management roles building the Latham & Watkins’ practices in Europe (from 2000 to 2008), the Middle East (from 2008 to 2012) and then East Asia (from 2012 to 2016). From 2004 to 2008, Mr. Edwards served as Chair of the European High Yield Association (EHYA) and helped establish the Gulf Bond & Sukuk Association, the trade association representing the Arabian Gulf fixed income market (GBSA) and, from 2008 to 2012, served on its Steering Committee and as Chair of its Regulatory Committee. Additionally, from 2012 to 2016, Mr. Edwards served as Vice-Chair of the Credit Markets Committee of the Asia Securities & Financial Markets Committee (ASIFMA). Mr. Edwards graduated from Brigham Young University with a Bachelor of Arts degree and received his Juris Doctor from the University of Chicago Law School.

Stephen N. Cannon has been our Chief Operating Officer and President since August 2020. Since September 2020, Mr. Cannon has been the Chief Executive Officer and President of Archimedes Tech SPAC Partners Co., a blank check company which completed a $133 million IPO in December 2020, and which announced in November 2021, its intention to merge with SoundHound AI, Inc. a leading voice analytics AI company. Since August 2019, Mr. Cannon has been the Chief Operating Officer and President of Ackrell SPAC Partners I Co., a blank check company which completed a $140 million IPO in December 2020 and which announced in December 2021 its intention to merger with Blackstone Products, a consumer brand of outdoor cooking products. Since 2014, Mr. Cannon has been President of Everest Partners Limited, a privately-owned investment firm focused on Asian private investments. From 2017 until 2019, Mr. Cannon was the Chief Financial Officer of Twelve Seas. From 2017 until 2019, Mr. Cannon was the President, Chief Financial Officer and a director of CM Seven Star, a Nasdaq-listed SPAC, sponsored by a leading Chinese private investment firm, which consummated its business combination with Kaixin Auto Holdings in April 2019. From 2014 until 2016, Mr. Cannon was Chief Executive Officer and a director of DT Asia Acquisition Corp, a Nasdaq-listed SPAC, which consummated its business combination with China Direct Lending Corp. in July 2016. From 2010 until 2014, Mr. Cannon was a Partner and Head of China for RedBridge Group Ltd., a boutique merchant banking firm focused on Chinese and Arabian Gulf cross-border investments. From 2009 until 2014, Mr. Cannon was a registered representative of, and senior advisor to, Ackrell Capital. From 2007 until 2010, Mr. Cannon served in various capacities with Hambrecht Asia Acquisition Corp., a Nasdaq-listed SPAC, as a co-founder, initial Chief Financial Officer and a director, and then Vice President of Acquisitions. Hambrecht Asia Acquisition Corp. merged with SGOCO Ltd, a Chinese company, in April 2010. From 2005 until 2008, Mr. Cannon served as a Managing Director of Asian investment banking for WR Hambrecht+Co. Prior to WR Hambrecht + Co. Mr. Cannon worked at ABN AMRO, Donaldson, Lufkin & Jenrette, Smith Barney Shearson and Salomon Brothers. Mr. Cannon graduated from the University of Notre Dame with a Bachelor of Arts degree in Economics and a Bachelor of Science degree, majoring in Mechanical Engineering.

Long Long has been our Chief Financial Officer since August 2020. Since September 2020, Mr. Long has been the Chief Financial Officer of Archimedes Tech SPAC Partners Co., a blank check company which completed a $133 million IPO in December 2020, and which announced in November 2021, its intention to merge with SoundHound AI, Inc. a leading voice analytics AI company. Since August 2019, Mr. Long has been the Chief Financial Officer of Ackrell SPAC Partners I Co., a blank check company which completed a $140 million IPO in December 2020, and which announced in December 2021 its intention to merger with Blackstone Products, a consumer brand of outdoor cooking products. From 2017 to 2019, Mr. Long was Vice President of Twelve Seas sponsors I LLC, sponsor of Twelve Seas. From 2006 to 2016, Mr. Long worked for IBM in a variety of Corporate Finance, Audit, and Managerial roles, both within the US and internationally. From 2015 to 2016, Mr. Long served as Finance Controller for IBM China’s Consulting Business Unit and Sales Channels. From 2013 to 2014, Mr. Long served as the Strategy and Planning Manager for IBM China and, from January 2012 to December 2012, as a Senior Finance Analyst for IBM China. From 2010 to 2011, Mr. Long served as Internal Auditor for IBM’s Asia Pacific region and, from 2006 to 2009, as a financial analyst for IBM’s worldwide operations. Mr. Long graduated from Washington University in St. Louis with a Bachelor of Science and Business Administration degree, majoring in Finance and a Bachelor of Science degree, majoring in Electrical Engineering.

Amir Kazmi is one of our independent directors as of the date of this prospectus. Since February 2021, Amir Kazmi has been CEO of SSMA Technologies Limited, a technology company focused on e-Marketplace technology. Since March 2019, Mr. Kazmi has been a minority owner in and has served as the CEO (until September 2020) and Managing Director of Innvotec Limited, a London based investment manager of globally focused venture capital and private equity funds until May 2021.From 2020 till September 2021, Mr. Kazmi has served as Chief Financial Officer and Director of Tap Once Technologies Ltd., an e-commerce software developer. From 2016 to 2019, Mr. Kazmi served as the CEO and Managing Partner of Kerdos Ventures, a full-service corporate finance firm. From 2012 to 2017, Mr. Kazmi was a Founder, Head of Sales and board member of Xoomworks Ltd, a procurement consulting and technology company. From 2011 to 2012, Mr. Kazmi served as the Vice President for SaaS and Strategic Initiatives for Eka Software Solutions, a provider of digital commodity management solutions. From 2005 to 2011, Mr. Kazmi served as the Senior Vice President of Global Operations for Aspect Enterprise Solutions, a developer of risk management and market data tools and software. From 2000 to 2005, Mr. Kazmi served as a Vice President of i2 Technologies, a supply chain management company that provides consulting, technology, and managed services. Mr. Kazmi graduated from the London School of Economics and Political

Science with a Bachelor of Science in Economics, Accounting and Finance. Mr. Kazmi is a qualified Chartered Accountant and Member of the Institute of Chartered Accountants in England and Wales. We believe that Mr. Kazmi is well-qualified to serve as a director of the company given his extensive finance, operational and accounting experience.

Marwan Abedin has been Global’s independent directors since April 2021. Since 2017, Mr. Abedin has served as the founder & CEO of Flatrace Investments, a Dubai, UAE based international boutique consulting firm focused on the Gulf region. From 2015 to 2017, Mr. Abedin has served as CEO of an Investment Fund (Investment Company for CP of Dubai) within the Government of Dubai. From April 2016 to March 2017, Mr. Abedin served as a member of the Board of Directors of Noor Bank. From 2011 to 2015, Mr. Abedin served as a member of the Board of Directors of the Dubai Healthcare Authority. From 2012 to 2017, Mr. Abedin served as a member of the Board of Directors for Emaar Properties PJSC as well as Chairman of its Investment Committee. From 2008 to 2011, Mr. Abedin was the Director of Debt Management at the Government of Dubai Department of Finance where he was responsible for the treasury and debt issues related to the public sector entities. Mr. Abedin has executed over $40 billion of transactions in his career representing both the Government of Dubai, UAE as well as the private sector and other government entities. Mr. Abedin graduated from Wake Forest University with a Bachelor of Arts, majoring in Economics and Political Science.

Executive Compensation

None of Global’s officers or directors had received any cash compensation from Global for services rendered to Global, as of December 31, 2021. Commencing on the date that Global’s securities were first listed on the Nasdaq through the earlier of consummation of its initial business combination and its liquidation, Global has and continues to pay to an affiliate of its Chief Executive Officer a total of $10,000 per month for office space, administrative and shared personnel support services. The Sponsor, affiliates, officers and directors, or entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Global’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Global’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or any entity with which they are affiliated.

After the completion of the Business Combination, directors or members of its management team who remain with Global may be paid consulting, management or other fees from the combined company. The directors of the combined company will be responsible for determining officer and director compensation. Any compensation to be paid to Global’s officers will be determined by a compensation committee constituted solely by independent directors.

Global is not party to any agreements with its officers and directors that provide for benefits upon termination of employment.

GORILLA’S BUSINESS

In this section the terms “we,” “us” and “our” refer to Gorilla.

Gorilla is a leading market provider of video intelligence, Internet of Things (“IoT”) security, edge AI data analytics and operational technology (“OT”) security solutions and services in Asia Pacific with operations and established distribution and sales channels in other key regions around the world, including the United States, Europe, the Middle East and Latin America.

We have been working in the field of video analytics since our incorporation in 2001. We have used this core competence to produce revolutionary and transformational technology using artificial intelligence (“AI”) and edge AI computing as video technologies transitioned from analog to digital formats.

Our established technologies in edge AI computing, video analytics, and OT security solutions and services form the foundation of our line of product and service offerings for a wide range of commercial, industrial, municipal and government customers. To provide end-to-end solutions for various sectors, we partner with industry-leading firms such as cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers.

Our proprietary machine learning and deep learning algorithms are foundational to our products and services, which enable our customers to securely move, store and analyze data for use in biometric authentication, account management, device management, business intelligence, and other applications. We divided our products and services into two segments, namely Video IoT and Security Convergence, each containing the video intelligence and Internet of Things (IoT) and convergence of information technology (IT) and operational technology (OT) security solutions, respectively.

History

Gorilla was incorporated in 2001 as a Cayman Islands exempted company. Our initial operations focused on supporting broadcasting firms with video content for storage, labeling, processing and retrieval. Gorilla’s video analysis and AI capabilities were built on this foundation. We invested in research and development to enhance our platform to deploy facial recognition technology in 2010 as Gorilla’s expertise developed. Since then, we have grown our expertise in IoT, video intelligence, edge AI computing and cybersecurity, with product and service offerings spanning a wide range of sectors and customers.

As of December 31, 2021, Gorilla has been deploying our products and solutions in over 900 retail stores, 100 offices, 6 highways, 22 train station, 97 parking buildings, 2 international airports, 9 ports, 300 city traffic, 6 logistics of air-freight and container ships, seven city police departments, five national law enforcement agencies, one national weather bureau, one ocean affairs council, and 12 correctional facilities, among many other vertical entities, to collect, process and analyze raw data in order to create actionable data points for our customers.

An Overview of Our Business

Edge AI significantly underlies Gorilla’s business offering. When data is processed at a network’s “edge” (or where the data is generated and consumed) on devices where it was originally created it lessens the need for additional computation or power requirements or traditional hardware and software, not to mention the bandwidth needed in constantly pushing video data from edge to server. There are four primary advantages to moving AI processing to the edge:

•        Highly economical and cost-effective.    Moving AI processing to the edge reduces the quantity of data processed by larger devices, which have become computationally more powerful, and reduces the volume of data being transferred to the cloud.

•        Faster speeds for processing and storage.    Latency for real-time processing is minimized by keeping and processing data closer to the edge.

•        Ensures security and reduces disruption.    Keeping data on the local device and dispersing storage, processing and applications across a variety of devices and data centers ensures security and prevents the entire network from being brought down by a single outage.

•        Reliable connections and workflows.    Our proprietary edge AI virtualization technology enables a highly dependable mesh architecture for distributed computing and storage, especially inside the low latency of a 5G Private Network, and minimizes workflow interruptions due to network outages.

A significant portion of our customers are governmental agencies. To meet the accounting, invoicing and budgeting procedures applicable to those customers, our income generated by particular governmental agency customers will be recognized upon the customers’ acceptance of our invoice. For example, a project with governmental agency was won by the end of previous fiscal year or at the beginning of the current fiscal year, the customer will accept our billing upon the completion of such project, which could be by the end of the current fiscal year or potentially, the next fiscal year. Seasonality may cause fluctuations in our results of operations and position. See the sections of this proxy statement/prospectus titled “Risk Factors — Seasonality may cause fluctuations in our results of operations and position” and “Gorilla’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Disclosures about Market Risk — Quarterly Revenue Trends” for more information.

AI Lifecycle Framework: Turning Video & Network Intelligence into Actionable Insights Using a Big Data Platform

Edge AI Computing

By boosting accuracy and minimizing human error through automation, edge AI and edge computing devices help numerous sectors become more efficient and safer. According to MarketsandMarkets Research, “edge AI may considerably increase surveillance and monitoring while minimizing the amount of raw data that is transmitted to the cloud leading to the adoption of edge AI for video surveillance.” Machine learning intelligent camera systems can gather raw data, process it, and analyze it using facial recognition to identify persons of interest and questionable actions that may be occurring immediately at the edge, due to the emergence of edge AI.

Numerous industries across the board are already seeing the potential of these edge computing devices to benefit people’s daily life. Transportation/driverless cars, education, medical/healthcare, agriculture, manufacturing/factories, retail/shopping and video surveillance are all early users of edge AI and edge computing technologies.

As edge AI and video analytics grow more entwined, Fortune Business Insights forecasts a 21.3% compound annual growth rate (CAGR) for the worldwide video analytics market to 2027. Additionally, increased usage of video analysis solutions in retail, healthcare, building and construction, and other sectors is offering attractive prospects for market participants.

To make the most of these new trends, Gorilla is increasingly turning to AI at the edge. Gorilla’s technology in edge AI computing makes up a comprehensive video surveillance system that is designed for CPU efficiency. Recognizing the high computing demand it needs, Gorilla’s edge AI and deep learning technology can “piggyback” on big data at the edge, and with better algorithms, a new generation of video analytics is created. The result is increased accuracy with optimized video processing.

Gorilla IVAR® has cutting-edge edge AI technology that enables real-time responses to events from edge and IoT devices and security equipment. Users obtain advanced insights about people, vehicles and moving objects in the form of information for unique use-cases in surveillance and security, retail and customer service, traffic and parking, staff and visitor management, and other areas. As the first certified computer vision MRS partner of Intel® to optimize their solution with OpenVINO™, Gorilla’s IVAR® is on the pulse of the market, enabling clients to benefit from the Open Visual Inference & Neural Network Optimization toolkit in new and unexpected ways. Gorilla’s AI technology is helping fast-track the deployment of computer vision for edge computing involving cameras and IoT devices, and it is being used to help develop solutions that emulate human sight, useful for addressing the growing markets in deep learning and computer vision. It has been used successfully in edge implementations, useful for single, stand-alone device locations like when pointed at a point-of-sale system, in an edge/gateway configuration, used in larger areas encompassing multiple moving pieces like for large train stations, and in server configurations, which ensure expansive areas like hospitals, airports and smart cities can keep their citizens safe.

Gorilla is not only working with Intel®, but also working with cross-platform edge device manufactories, including NVidia GPU, VPU, TPU, ARM and Qualcomm SoC to provide optimized AI capabilities on various edge devices.

Gorilla OT Security uses AI technology to deliver endpoint and network security in the OT environment. Gorilla OT Security may be used in a wide range of OT fields, including ports, airports, power, medical care, factory automation, intelligent traffic management, retail, financial, entertainment, logistics and smart cities, among others and easily converges with existing IT security.

By boosting accuracy and minimizing human error through automation, Gorilla’s edge AI system is assisting industries in becoming more efficient and safer. Gorilla offers high-performance video analysis to bring edge and IoT data and business intelligence into the age of machine learning while ensuring operational security. This solution delivers advanced dataset services for cloud servers and enables value-added applications in numerous sectors such as retail, industrial markets, banking, education and public safety. Interest in the solution is expected to continue to rise as industries understand the potential of these devices to improve their day-to-day lives, as well as their businesses and overall safety.

AI Big Data Platform

Edge AI devices not only process various types of structured data but can also analyze and transform the unstructured video and image data into structured data via deep learning, a form of AI technology.

Once processed, the data is encrypted and sent with the time of collection as an event for analysis in vertical application services built on top of Gorilla’s AI Big Data Platform, which is a distributed system that can be easily scaled out by adding more nodes to improve its capacity and computation power. It can accommodate structured data, such as relational database, CSV/Excel/JSON/XML files and OpenAPI, and unstructured data such as video, images and text from edge AI devices and various other heterogeneous data sources. The data can be pre-processed according to the characteristics of the data source to ensure consistency and availability during the import process.

After data is imported into the AI Big Data Platform, it will be indexed according to its time, location information, and the characteristics of each data field to form a temporal-spatial database, so that we can build various vertical applications and services to process, correlate and analyze data on top of the platform.

The core of the Gorilla AI Big Data Platform is AI Hyper Learning. After the data is collected by the edge device being sent to the Big Data Platform, in addition to analyzing with pre-trained analysis models, you can also use the AI Hyper Learning core to train a more accurate AI algorithm based on the field-specific data and then apply the new AI model to the edge AI device to form a complete AI Lifecycle. Integrating the features of 5G multi-access edge computing (MEC), data can stay in the field and the AI Hyper Learning core can be deployed to the MEC Server on the field side. In this way, data privacy and real-time and in-field training can be taken into account at the same time.

Vertical AI Application Services

We are building Vertical AI Application on the rapidly evolving Hybrid Edge-Cloud environment, which will eventually overlap with our core technology. Multiple vertical applications will be built on top of the AI Big Data Platform to provide real-time and statistics AI data and visualization dashboard, which will support both video analytics data and cybersecurity analytics AI data.

Gorilla provides a variety of AI solutions and services that combines video analytics and IoT technology to deliver business intelligence insights for improving performance in sales, operations and understanding of customer needs. Smart cities, commercial and major enterprise settings, in retail and hospitality, and academia are just a few of the key industries where this technology is already implemented. While security and safety are at the root of these solutions, governments and enterprises are using Gorilla’s vertical solutions and services in new and innovative ways, like to ease traffic congestion or better manage customers in a busy retail environment.

Enterprises, small business and smart cities are increasingly seeing the advantage of implementing AI. Gorilla’s vertical solutions are a real-time video analytics solution that creates many benefits in the business and security intelligence fields by being an Intel certified Market Ready Solution (MRS), performance-driven edge AI and computer vision software. Gorilla’s vertical solutions are fueled by the need to make sense of large data sets from video applications and the need for AI optimization.

Gorilla’s solutions and services have already been implemented in the following key vertical markets:

•        Smart City — For public safety, driverless cars and to monitor changes in the environment;

•        Transportation — Traffic monitoring, parking management and more;

•        Business and Enterprise — In building safety and security, as well as employer/employee turnout;

•        Retail and Hospitality — For targeted marketing, customer management and loss prevention; and

•        Education — For campus security and professor/student course engagement.

Business for Major Verticals

Smart City & Transportation

•        Stadium and Public Spaces

•        Airports, Ports & Stations

•        Traffic & Parking Management

•        Highway, Street & Intersection

•        Power Plants & Key Infrastructure Projects

•        Environmental Monitoring

Government, smart parking, campus and arena administrators can use Gorilla Smart City and Safe City solutions to better monitor, manage and make large-scale decisions. Gorilla’s comprehensive Smart Municipal solution, which is based on IVAR®’s cutting-edge AI technology, has been used in a number of city projects and excels at traffic control, public safety, and central management. Our edge computing technologies like IVAR® are influencing how people use intelligent video analytics around the world.

Scenarios	Benefits

•   Enhanced Post-pandemics management (ID & temperature checking, AI social distancing)

•   Public space customers entrance control

•   Traffic violation & abnormal situation notification

•   Intelligent Transportation System connected with road site unit (includes traffic light signal)

•   Best Cost & Performance:

- Improve predictive maintenance & performance operation management

•   Low Latency:

- Edge AI & data analytics to shorten data transform latency & response time (detect dangerous situations and respond on time)

•   Advanced Security:

- On-site big data collection & analytics for instant response & decision making

•   High Reliability:

- Vertical certificated AI appliance & SaaS, and provide AI training/machine learning eco-system

Industrial

•        Automobiles

•        Energy & Oil

•        Manufacturing & Robotics

•        Architecture & Construction

•        Medical Instruments

•        Defense

To efficiently manage people and spaces, Gorilla Industrial Solutions delivers AI-based video surveillance and OT security. Integrating access control, attendance, scheduling and intrusion detection can easily be integrated with current departments or company-wide systems. It merges traditional processes with IoT, facial recognition, and temperature and mask detection technologies, which allows businesses to access, control and manage employee and visitor records in a single location.

Scenarios	Benefits
AI plug-in instrument for vertical based scenario (production line, operation/medical process) Automatically vehicle/people access control & management Risk prediction and real-time alerting

•   Best Cost & Performance:

- Improve predictive maintenance & provide performance operation management

•   Low Latency:

- Edge AI & data analytics to shorten data transform latency & response time (detect dangerous/abnormal situations on time)

•   Advanced Security

- Big data collection & analytics for prediction and instant response & decision making

•   High Reliability

- AI Appliance & SaaS for easy plug & play, and provide AI training/machine learning eco-system

Commercial

•        Retail

•        Healthcare

•        Education

•        Financial & Banking

•        Telecommunication

•        Data Center & ISP

Scenarios	Benefits

•   Shopper Behavior Analysis

- Shopper Demographics

- Number of Passers/Visitors

- Shopper Path

•   Heatmap

- Customer Stay Time

- Best Sellers

•   Membership/VIP

- Loyal customer target based special service

- Watch list

•   POS/Merchandise

- Customer type/behavior and shopping item connection & analytics

•   Loss Prevention

- Prevent money loss from improper operation & robbery

•   Best Cost & Performance

- Increase customer loyalty

- Precise marketing and promotion

- Less human resource since customer self-service POS/Kiosk

•   Low Latency

- Interactive & real time response for customer service

- Real-time alert when abnormal physical/cyber behavior occurs

•   Advanced Security

- Lost prevention: prevent money loss and intrusion

- Prevent malware/ransomware attack

•   High Reliability

- Easy Plug & play AI Appliance with high stability

- Multi-tenancy AI SaaS with data backup mechanism

Intelligent video analytics are used by Gorilla’s Commercial Solutions to safely manage personnel. Access control, attendance, scheduling and performance monitoring are all easily integrated into current departments or corporate systems. It combines traditional processes with IoT, facial recognition and temperature and mask detection technologies to enable enterprises to access, regulate and manage employee and visitor records in a single location.

Government & Public Services

•        Criminal Investigation Agencies

•        Prosecutors’ Offices

•        State & City Police

•        Correction Agencies

•        Border & Coast Guards

•        Intelligence Agencies

•        National Security Agencies

Intelligent video analytics are used by Government and Public Service Solutions to help people and traffic flow more safely. Access control, attendance, scheduling and behavior tracking may all be simply linked into current departmental or corporate systems. Organizations can effectively control and monitor traffic in crucial locations by using license plate recognition and vehicle detection analytics.

Scenarios	Benefits
Target vehicle/people search & tracking Watch list target monitoring & alerting Abnormal behavior detection Criminal investigation big data analytics National level cyber security

•   Best Cost & Performance:

- Easy integration with existing device/Infrastructure — provide performance operation management

•   Low Latency:

- Edge AI & data analytics to shorten data transform latency & response time (detect dangerous target/situations on time)

•   Advanced Security:

- Big data collection for criminal investigation & public safety analytics

- Intelligent data/device/network/s cyber security

•   High Reliability:

- AI Appliance & SaaS for easy plug & play

- Stable E2E solution with AI training/machine learning eco-system

Gorilla’s Suite of Products and Services

By creating and modifying our unique technology to meet industry standards, we hope to distinguish ourselves from our competition. Our edge AI platform was one of the first to use Intel’s OpenVINO toolkit to bring edge computing, IoT data and business intelligence into the machine-learning era.

To provide various and highly accurate insights in edge computing, we use a combination of machine learning and deep learning. All of the data is encrypted, and the service is protected by our endpoints and network security solution. Edge AI is the corner stone of our product and service offerings, and it underlies our entire array of solutions.

AI Models, AI Appliances and AI SaaS Platforms are among our products and services we offer to our customers.

AI Models and Platform Independent Offerings

OT security and video analytics AI Models can be easily incorporated into AI Boards, AI Appliances, OEM hardware, and third party platforms to enable AI functionality and address business and operational needs.

Video Analytics

Intelligent video analytics (IVAs) are AI models that can scan video for patterns and distinguish specific items using AI algorithms and metadata. The video data can then be queried and searched for various/specific outcomes after it has been processed.

Gorilla is a one of the leading companies in combining our video analytic specialization of over 40 IVAs with leading industrial PCs, network appliances, car PCs and servers from various partners. Given the digital transformations that COVID-19 has prompted, the delivery and quick deployment of cutting-edge AI appliances that focus on physical, data, and network security has proven invaluable.

Based on the categories below, video is processed to generate analytic data. Video analytics for various verticals will be launched in tandem with the launch of vertical applications on a well-defined timeline:

•        Behavioral Analytics

•        People/Face Recognition

•        Vehicle Analysis

•        Object Recognition

•        Business Intelligence

Behavioral Analytics

Algorithms are used in these analytics to look for specific behavior. A behavior might be characterized as action over time. As a result, each behavior analytics algorithm requires more than one frame from the video to identify whether or not an event or behavior has occurred. Behavior analytics algorithms search for changes from frame to frame over time in frames to detect a very particular and predefined event or activity.

The following behavior analytics algorithms are used in our solutions:

•        The People Counting IVA detects and counts people for a specified amount of time as they enter a zone and/or cross a line that users define in the software.

•        The Line Crossing IVA detects when people cross a line (or lines) of user-defined length and position.

•        The Intrusion Detection IVA monitors user-created zones to detect any activity or entries by moving objects (like people).

•        The Direction Detection IVA monitors a user-created zone for people moving within the zone and in the marked direction. Movements in the opposite direction do not trigger an alert.

•        The Direction Violation Detection IVA operates the same as the Direction Detection IVA but also detects and alerts to movements in the opposite direction. Security checks at airports and other transportation hubs benefit from this type of IVA.

•        The Loitering Detection IVA monitors figures or people entering and then remaining in a user-created zone for a specified period.

People/Face Recognition

We categorize People/Face Recognition IVAs into two core groups:

•        The Human Detection IVA detects human figures within the video. Once detected, features like clothing color, gender, eyewear, masks and age group can be detected as well.

•        The Face Recognition IVA, which is subject to the privacy regulation applied to each region, recognizes and identifies faces and is used in conjunction with our Business Automation Platform (BAP) software and its facial recognition database. While there are a myriad of uses for this, Face Recognition IVAs are often used for watch lists, VIP identification, attendance systems and black lists.

Vehicle Analysis

Vehicle analysis IVAs have been widely deployed by transportation authorities to keep traffic flowing smoothly, reduce traffic violations and assist with criminal investigations. These IVAs generate real-time events and statistical data that can be used to make quick decisions and deploy fewer workers.

•        The Vehicle Classification IVA detects vehicle types, e.g. motorbikes, cars and buses.

•        The Vehicle Direction Detection & Counting IVA counts the number of vehicles moving in a specific direction.

•        The Traffic Violation Detection IVA recognizes the vehicles that violate traffic regulations or enter into prohibited areas.

•        The License Plate Recognition IVA recognizes license plates on static or moving vehicles under the privacy regulation applied to each region.

Object Recognition

Similar to the People/Face Recognition IVAs, the Object Recognition IVAs utilize algorithms to train software to detect and recognize specific objects. Once trained, the IVAs generate real-time recognition and identification of objects within the parameters set by the end-user for a number of uses — most notably, the identification of weapons for immediate security response.

Business Intelligence

Gorilla’s business intelligence analytics models provide visual overviews of top-performing traffic, people count, gender, and ages for single and multi-store environments to assist clients in better target product marketing strategies, especially when combined with POS data, conversion rate, and consumer preference analysis. Additionally, clients utilize Gorilla’s business intelligence analytics models to further optimize shop layout, product promotion, and marketing/advertising strategy and compare analytics data from one period of time to another and across multiple data sources.

Smart Retail also offers targeted marketing management solutions such as tailored content delivery and smart signage. It provides a comprehensive, real-time, portable analytical tool for single to multi-store operational managers and retail marketers, incorporating camera and IoT correlation analytical data to store operation overviews of top-performing traffic, shopper, revenue count and conversion rates to deliver actionable insight for better advertising strategy, staffing management and drive business outcomes. In almost every retail or commercial scenario, business intelligence dashboards that present data about numerous business activities are a valuable asset.

IT-OT Security Convergence

Industrial systems are becoming increasingly connected in order to create powerful, networked businesses, but they are also becoming more vulnerable to cyber assaults. When an OT network is connected to an IT network, the OT network and any connected OT devices are instantaneously exposed to the dangerous landscape. Malicious attacks are always developing and other risk factors such as the fact that certain endpoints are running old software make them more vulnerable to hackers. Furthermore, the growing use of third-party suppliers to gain remote access to OT networks widens the attack surface and introduces new vulnerabilities.

The enormous cost of industrial equipment, as well as the potential for a cyber-attack to destroy businesses and communities, are important considerations for companies trying to define their industrial networks.

The blending of various IT and OT technologies into an integrated system, fueled by digital transformation, is known as security convergence. Having a strong security convergence plan in place and providing endpoint protection would secure processes, people and profits while lowering security vulnerabilities and incidents dramatically. Security convergence provides businesses with a unified picture of industrial systems, as well as process management solutions that ensure accurate data is supplied to people, machines, switches, sensors and devices.

AI algorithms for anomaly detection applied to both network and endpoints are at the heart of Gorilla IT-OT Security Convergence, allowing system administrators and security engineers to detect suspicious behaviors in real time and respond quickly to reduce security risk and damage caused by hackers or malware. These algorithms can be used to offer AI features to third-party software and hardware platforms, in addition to Gorilla’s own products and solutions.

Network Anomaly Detection

A network anomaly is a state or condition in which network operation deviates from normal. Many network security devices compare network packets for known anomalies using rules or signatures. We employ AI to learn diverse anomalous in network behaviors in order to create AI models for network anomaly detection. These AI models can detect a variety of anomalous network behaviors, including denial of service, network topology abnormality, abnormal network traffic, abnormal communication protocol, network intrusion, and so on.

Endpoint Malware and Suspicious Behavior Detection

Traditional antivirus software detects harmful programs in the endpoint environment mostly through signatures or rules. The advantage of this strategy is that it can detect malware rapidly and effectively, but the disadvantage is that it has a very poor detection rate for unknown malware.

We collect a huge number of harmful programs and footprints created by various malicious behaviors in the endpoint environment and train AI models to detect malicious programs and behaviors using Deep Learning technology. The key benefit of employing these AI models is that they still have a high detection rate when confronted with unknown dangerous programs or behaviors; therefore, there is no need to update virus patterns or detection criteria on a regular basis.

AI Appliances

Intelligent Video Analytics (IVA) Appliances

Our edge AI IVA Appliances install Gorilla software on hardware bundles, resulting in all-in-one solutions. IVA Appliances use deep learning to analyze and turn unstructured video and picture data into structured data. Once processed, the encrypted data is delivered to in public, private, or hybrid servers as an event with the time of capture for analysis. The data is then transformed into useful, real-time insights by our numerous AI algorithms, which include people, vehicle and object detection capabilities.

IVAR® Appliance

IVAR® by Gorilla is a comprehensive all-in-one surveillance solution that combines video management and intelligent video analytics (IVAs). The real-time analytics solution from IVAR® provides insight into business and operations in a single, easy-to-read statistics dashboard. People and face recognition, vehicle detection and recognition, object detection and classification, behavior analysis, business intelligence and COVID-19 management and prevention are among the platform’s primary capabilities.

IVAR® allows government, transportation, business and retail administrators to better monitor, manage and make decisions on a large scale. Many projects throughout the world have used IVAR®, including traffic control, public safety, enterprise security and retail analytics. Our edge computing solutions, such as IVAR® are having an impact on how society employs intelligent video analytics around the world.

Smart Attendance

We offer a complete workforce management solution with our Smart Attendance. Smart Attendance makes use of IVAs to allow businesses to track employee health and safety, work hours, clock-ins/outs, absenteeism and HR management departments in a secure environment, ensuring the protection of company assets and intellectual property.

Smart Attendance’s primary features include:

•        contactless access via facial recognition and RFID/card recognition;

•        biometric security temperature detection; and

•        two-factor authentication.

Smart Attendance automatically logs employee timestamps directly to a database, minimizing manual data input costs and payroll processing. Smart Attendance works with existing systems such as clock-in machines, iPads and computers with webcams. Clients can install clock-in/out devices anywhere within a facility, and attendance records will be synchronized over the network. Our product enables accurate facial recognition, even when staff wear masks, and is combined with temperature detection to empower organizations to create the safest work environments possible.

Event & Video Management System Appliances

Gorilla Event & Video Management System (EVMS) is an advanced VMS with AI-based event search and management system to store event/object attributes in temporal-spatial big data database from Gorilla, which delivers comprehensive operational management and business insights.

The primary benefits of EVMS are:

•        Cost Efficiency — AI-based video analytics are embedded to replace manual video monitoring, save human resource costs and increase efficiency.

•        Event Alert — Real-time abnormal event alerts provide management efficiency and perform effective and near instant event handling and event searches.

•        Interoperable — Interoperability to work with standard camera and NVR in one VMS platform, manage video and events from any number of Gorilla or third party VMS/NVR and IVA systems.

•        At-a-Glance Awareness — The visualized and customizable event dashboard gives at-a-glance situational and system awareness.

Operation Technology (OT) Security Appliance

OT is a type of hardware and software used to monitor and control physical devices, processes, and infrastructure. OT Security is a common form of cybersecurity used to protect industrial systems and networks from various threats.

Gorilla offers robust cybersecurity solutions leveraging AI and machine learning for OT networks to protect customer’s data and devices. To defend against attacks, we offer a wide-range of data, network, and endpoint security solutions to ward off attacks, along with AI-based forensic tools and comprehensive data monitoring and alert systems.

Security convergence is a guiding philosophy for Gorilla’s cybersecurity products. We see how digital transformation is enabling businesses to become more resilient and strong in their networks, but we also see the potential for cyber threats and endpoint protection. Malicious attacks are always developing and other risk factors such as the fact that certain endpoints are running obsolete software make them to be more vulnerable to hackers, highlighting the significance of solid endpoint protection and other advanced network security measures.

Our OT Security Appliance includes the following:

•        NetProbe is an AI-based intrusion detection and prevention system that learns localized cyber-attack patterns and blocks threats from outside of your network, ensuring the safety and security of your data.

•        NetTrap imitates many network services and HW devices to broaden the breadth of threat detection. It adopts AI-based technology detects suspicious activities in your networks. It can also isolate and control cyber risks before they occur, preventing internal users or devices from connecting to hostile IPs with or without their awareness. By utilizing automated methods and deep learning to identify harmful websites, network administrators can save time.

•        EdgeGuard recognizes threat patterns and prevents attacks from outside the network. EdgeGuard is a cybersecurity system designed for tough industrial OT environments. It leverages edge AI to identify cyber threats and offers a comprehensive protection system.

•        FR-MOTP strengthens authentication processes by combining facial recognition with a one-time password sent to a mobile device. The additional stages of verification protect IT and OT systems from identity theft and brute force attacks

AI SaaS Platform

Smart Retail SaaS

Smart Retail is a comprehensive, real-time, analytical tool for single/multi-store operations and retail marketers, incorporating camera and IoT-gathered data to store information relating to traffic, shopper identification, revenue and conversion rates to deliver insights for more targeted advertising and efficient staffing management.

The core capabilities of Smart Retail are:

•        Shopper Demographics.    Smart Retail provides detailed information on customer traffic, gender and age. This data, when combined with point-of-sale data, conversion rates and shopper preferences, allows companies to create more targeted promotional campaigns to increase sales.

•        Visualized Shopper Behavior.    Smart Retail leverages IoT devices and cameras to gather data relating to a shopper’s location and their time spent in certain areas to visualize behaviors and help clients understand product attractiveness.

•        Advanced Data Analytics.    Smart Retail’s analytics dashboard provides clients with real-time, actionable data so they can take advantage of market momentum or avoid potential losses. It provides high-priority items that are integrated with external databases, such as point-of-sale devices, to produce comprehensive and in-depth and insights.

Smart City and Transportation SaaS

Through our Smart City SaaS, we provide superior traffic management, public safety and planning data for governments, transportation entities, campus and arena managers. Smart City can provide IVAs for the management of large-scale areas with considerable traffic volumes using camera and IoT data.

The core capabilities of Smart City are:

•        People tracking and experience reporting.    Smart City gives clients actionable items to manage services within defined zones by giving real-time data on foot traffic and congestion in defined locations.

•        Access control.    Face recognition is used in Smart City to improve security by authenticating access to specific areas.

•        Vehicle management.    Smart City improves traffic management by diverting traffic to less congested regions using license plate recognition and vehicle location searches.

•        Public safety.    Smart City employs video analytics to detect and warn clients to area intrusions into restricted areas, suspicious loiterers and black-listed individuals. It can also monitor and identify traffic violations in real time, allowing for increased enforcement while lowering the number of officers on the street.

Endpoint Security SaaS

Endpoint Security SaaS, as the name suggests, is a service that protects endpoints against security threats. Malware and suspicious activities detection, vulnerability warning, policy conformance and Biometric Multi-factor Authentication are all part of the solution. The endpoint’s safety factor may be assessed, and information security risks and threats can be reduced, due to different protective measures.

•        AI-based malware and behavior detection can supplement the endpoint’s existing antivirus software, detect unknown malware, and lower the risk of APT assaults on endpoints.

•        Examine whether the endpoint adheres to the organization’s security policies. Many government organizations, for example, have established a government configuration baseline (GCB) that sets the organization’s standard security setup for each endpoint. When an endpoint’s configuration does not match the GCB, it may indicate that there is a risk.

•        Check for the presence of software with known vulnerabilities on the endpoint to prevent hackers or malware from exploring these flaws to compromise the system.

•        When logging or executing high-privilege commands, the user must pass biometric multi-factor authentication. It can prevent a hacker from gaining access to the endpoint’s high privileges and causing significant damage.

The global edge AI software market size to grow from $590 million in 2020 to $1,835 million by 2026, at a Compound Annual Growth Rate (CAGR) of 20.8% during the forecast period. According to MarketsandMarkets, various factors such as increasing enterprise workloads on the cloud and rapid growth in the number of intelligent applications are expected to drive the adoption of the edge AI solutions and services. Enterprises are increasingly adopting edge AI software, as they support critical AI applications, such as autonomous vehicles and robotics. Moreover, the considerable growth in the use of wearable devices is a potential factor, which is expected to drive the growth of edge AI software, as they need computing on-the-go and cannot depend on distant cloud services. With the proliferation of digital devices, edge AI software is expected to gain significant market traction in the coming years.

As edge AI and video analytics grow more entwined, Fortune Business Insights forecasts a 21.3% CAGR for the worldwide video analytics market to 2027, with Gorilla cited as a key player in that prediction. “...the rise of intuitive technology, most notably AI-enabled surveillance systems, is luring consumers and employees, resulting in disruptive corporate outcomes.” Additionally, increased usage of video analysis solutions in retail, healthcare, building & construction, and other sectors is offering attractive prospects for market participants.”

Despite the rising cloud computing market, the demand for more efficient and responsive systems has grown significantly. Moving AI and computation closer to the network edge reduces bandwidth requirements, provides for more agile transfer and response times, and ensures secure and private data protection by allowing close physical proximity to the end-user.

Gorilla, along with a dozen other significant companies, has been recognized by market research firms such as Fortune Business Insights and MarketsandMarkets as a key player in the development of edge computing solutions. Gorilla has a distinct advantage over its competitors in terms of end-to-end solutions and a diverse variety of vertical solutions.

Edge AI Computing, AI Big Data Platforms, and Vertical AI Application Services are all part of Gorilla AI lifecycle framework. Gorilla also offers a wide range of vertical solutions for edge computing in Government & Public Service, Smart City and Safe City, Industrial, and Commercial, whereas cloud-based solutions providers such as Alphabet, Microsoft, and Amazon Web Services mostly provide cloud-based AI services for general use. As a result, clients would have to customize solutions to meet their specific needs while also being willing to accept privacy concerns and the risk of network latency.

Gorilla has advanced edge AI technology that allows for real-time responses to events from edge and IoT devices, as well as security equipment. Users obtain advanced insights about people, cars, and moving objects in the form of information for unique use-cases in surveillance and security, retail and customer service, traffic and parking, employee and visitor management, and other areas. As the first certified computer vision MRS (Market Ready Solution) partner of a global leading technology company, Gorilla’s AI technology is helping fast-track the deployment of computer vision for edge computing involving cameras and IoT devices.

Gorilla is engaging with a variety of cross-platform edge device makers for SoC to provide optimized AI capabilities on various edge devices.

Avigilon, Axis, and Genetec, for instance, are three leading video surveillance system providers that specialize in video surveillance equipment and video management systems. However, they have recently shifted their focus to video analytics as well. In addition to video analytics, Gorilla provides comprehensive end-to-end solutions including OT security and Big Data, which are ideal for solving complex issues that customers face in a range of circumstances.

Nozomi Networks, Claroty, and Dragos are OT security companies that provide solutions for network visualization and threat detection in the OT environment. With our AI-based threat detection and comprehensive data monitoring and alerting systems, Gorilla also provides a wide range of data, network, and endpoint security solutions to defend against cyberattacks, all of which can work alone or seamlessly with Vision AI Appliance and SaaS.

Gorilla is building Vertical AI Applications on the rapidly evolving Hybrid Edge-Cloud environment, which will converge with our core technology. On top of the AI Big Data platform, multiple vertical applications will be developed to provide a real-time and statistical AI data and visualization dashboard that would integrate both video analytics and cybersecurity analytics AI data.

Gorilla offers a wide range of AI solutions and services that integrate video analytics and IoT technology to provide business intelligence insights for improving sales, operations, and customer experience. Smart cities, commercial and major enterprise settings, retail, and hospitality are just a few of the key industries that have already implemented this technology. Governments and businesses are using Gorilla’s vertical solutions and services in innovative ways, such as easing traffic congestion or better managing customers in a busy retail setting.

Key Industry Drivers

Acceleration of Digital Transformation

The rise of the Internet of Things, referred to as IoT, is a sign of global digital change. The COVID-19 epidemic, as well as the increasing acceptance of remote learning and working, have promoted businesses and individuals throughout the world to use a wide range of technology solutions and tools to achieve their potential and become more productive with data. The market for IoT devices has grown considerably and the International Data Corporation (“IDC”) predicts that by 2025 there will be 55.7 billion connected devices worldwide, 75% of which will be connected to an IoT platform, which bridges the gap between devices and networks.

IDC predicts that data generated by these devices is estimated to be 73.1 zettabytes (73.1 billion terabytes) by 2025, mostly arising from security and video surveillance but an increasing portion of this data will be generated from industrial IoT applications. The increasing need to process, store and analyze this data is anticipated to help drive demand for edge AI and security coverage and fuel growth for the market.

Cloud-based Data and Computing Solutions

We anticipate that customers will continue to seek open, cloud-based solutions that facilitate the sharing of data across enterprise functions in an agile and convenient manner. Accordingly, the need for off-site servers along with the increased bandwidth required to share data between devices in the cloud is expected to generate additional demand for efficient computing technology.

Further, as the market transitions to more cloud-based solutions, operators will require agile, efficient and robust solutions to deal with increased data, computational capacity and security requirements.

5G Networks

Fifth Generation, or“5G,” technology enables mobile devices to process data at faster speeds, which, in turn, improves functionality and connectivity. The improvement in the capabilities of mobile networks with the growing adoption of 5G will increase the volume of data being generated, processed and shared from IoT devices exponentially. The faster and more reliable data flows will lead to improved connection density. The IoT market will continue to grow as more devices become equipped to handle the bandwidth capabilities provided by 5G networks.

The adoption of 5G networks and the increased bandwidth provided is expected to transform industries from all business sectors, exponentially increasing the agility of such companies to process and share data. The increase in the volume of data being shared will require technology capable of securely processing, storing and analyzing data from end-to-end and from cloud-to-edge.

Proliferation of AI and Machine Learning

The value of AI and machine learning in driving innovation in technology has grown considerably over the last decade. The automation of processing vast amounts of data is a key concern of many businesses, organizations and individuals globally and helps stakeholders make sense of data to realize potential.

This growing market has expanded the range of solutions required by end-users from edge to cloud. With machine learning and AI no longer limited to the realm of supercomputers and prohibitively expensive technology, businesses and individuals are increasingly exposed to, and have increased access to, the capabilities of these technologies.

The Intelligent Edge

Despite the aforementioned growing cloud computing market, the need for more efficient and responsive systems has increased considerably. The movement of AI and computing closer to the network edge ensures lower bandwidth requirements, enables more agile transfer and response times and allows close physical proximity to the end-user to ensure secure and private data retention.

Edge AI and edge computing is projected to grow as businesses seek to ensure transferability, reduce latency and maintain the security of their data. According to Valuates Reports, the edge AI market size is projected to reach $2,773.2 million by 2027 and was valued at approximately $576 million in 2020.

Cybersecurity Issues and Ransomware

Cybersecurity threats and the entry of hostile attackers have increased as a result of digital transformation and the adoption of cloud solutions. Industrial systems and OT devices have become more networked and interwoven with IT systems, making them more vulnerable to cyberattacks. For commercial and government entities, this is becoming an increasingly serious operational and reputational challenge.

Malware, ransomware and malicious attackers have increased in recent years, attempting to gain access to networks or data centers, disrupt systems and services or demand ransom to return control of data and services. Cybersecurity threats are continually growing and becoming more complex and sophisticated, which makes detecting and properly protecting against them more difficult. These considerations have prompted businesses and governments to look for ways to protect their IT, OT and data, necessitating the development of more complex and comprehensive cybersecurity solutions.

Key Strengths

Visionary leadership with a strong track record in video analytics and technology development

Gorilla’s basis is built on the digitization and archiving of large volume of video for the purpose of storage, retrieval and analysis by broadcasting industry clients. Based on their breadth of experience, Gorilla’s leadership group has built a strong track record in video analytics and has extended this knowledge to developing advanced AI and machine learning solutions for a variety of digital applications.

With over 20 years of tech development and video processing experience, as well as the vision and expertise of our leadership group and robust research and development team, Gorilla has been at the forefront of high-performance video analysis optimized by Intel’s OpenVINO toolkit. We have been recognized in the marketplace for innovative design, best-in-class edge computing products and are a consistent top performer in facial recognition technology.

Diverse product portfolio which easily integrates with existing system infrastructure of clients

Gorilla has strong, market-exclusive technology that may be applied across a wide range of industries and sectors. Gorilla’s extensive product offering can meet a wide range of customer objectives and provide solutions to satisfy all video analysis needs, including retail, education, government and law enforcement.

Gorilla’s product offerings and solutions are compatible with the existing architecture of leading CPU manufacturers. As a result, Gorilla’s products are readily accepted and incorporated into existing system infrastructures.

Gorilla has integrated our video analytics and IoT technology on edge gateways, which are compatible with most of the enterprise level servers in the market. Softbank’s AI analytics platform is a global IoT partner. In its AI engine for retail industry applications, Softbank’s AI analytics platform uses Gorilla’s technology. Gorilla’s technology is deployed by market leaders thanks to strategic collaborations with other important companies in several fields.

Diverse customer base including government (from state to municipal level), transportation, enterprise and retail administrators

Gorilla engages with both private and public sector customers. Retail, construction, manufacturing, medical and office administration are among our private sector customers, while state and local governments, transportation entities, correctional facilities, educational institutions and law enforcement agencies are among our public sector customers.

This broad customer base helps ensure the proliferation and general acceptance of our technology, as well as a diversified source of revenue.

Pursue geographic diversity to capitalize on the global opportunity

While some competitors are focused on specific regions, Gorilla offers global coverage and a large ecosystem of partners across the world that provides our product and service offerings and help customers integrate these offerings.

Gorilla’s solutions meet a variety of market needs without the need to engage additional partners, allowing for faster scaling and lower costs.

In geographic regions where Gorilla does not have an operating subsidiary, we provide our product and service solutions through a suite of non-exclusive agreements that appoint sales representatives, resellers and distributors to engage with end customers.

Sales representatives are granted rights to use our products and services to market, promote and solicit orders of products on a non-transferable, non-sub-licensable and limited basis in designated regions. Sales representatives earn sales commission and contracts are not automatically renewed.

Resellers purchase our products and services for resale to end customers and provide maintenance services in their areas of operation. They are permitted to use our software for demonstration, training and maintenance services. The contracts are automatically renewed unless prior notice is otherwise provided.

Distributors purchase our products at a discount and are permitted to market, distribute, sell, bundle, promote and advertise the products directly to end customers in their region of operation. The contracts are automatically renewed unless prior notice otherwise is provided.

Our agreements provide us with the flexibility to enter markets without an established presence in a cost effective and efficient manner.

Core Strategies

Gorilla’s core strategies revolve around the growth of our business, which requires continuous refinement and development of our product and service offerings, expansion of our customer base and geographic reach, scaling of our sales and marketing efforts and the pursuit of key partnerships to ensure that our technology is the foremost choice in the market.

Gorilla provides edge AI appliances and smart edge devices with embedded Gorilla AI models to generate actionable insights across the edge to the edge datacenter using our AI Lifecycle eco-growth recurring business model. AI data analytics SaaS and new scenario-based AI inference educated by AI training SaaS can be dispatched to edge AI appliance to generate a new set of AI data analytics forming an eco-growth AI Lifecycle for the public sectors, Fortune 500 enterprises, and small and media size companies.

We will continue to innovate across all areas that are key to product leadership as we pursue end-to-end solutions for our customers’ rapidly evolving needs, while leveraging existing core competencies.

We have been investing in continuous research and development, or “R&D,” to help develop new solutions to market problems as they arise as well as improve our current offerings. Gorilla is committed to introducing new product features, capabilities and solutions in response to our customers’ requirements and preferences. We plan to utilize a strong intellectual property framework to secure the valuable, unique technology we develop.

We are committed to thoughtfully deploying capital and scaling investment as we seek market penetration in new geographies.

Gorilla will seek reseller partnerships for AI SaaS services and AI Appliances in regions without operating subsidiaries in order to expand into new markets while avoiding regulatory hurdles and overhead expenditures. We intend to execute this strategy in order to enter and establish a foothold in such markets, after which we plan to use additional capital to grow our operations in successful markets.

Gorilla is recruiting key salesforce in the United States to allow cross-ecosystem relationships that are reshaping sectors and introducing new business models. We are strategically hiring key sales heads in important regions in Europe and the Middle Ease, with a focus on backend infrastructure. In Asia, we are growing market access and promoting innovation by building on existing ties in the Asia Pacific region.

Our sales and marketing expenditures have begun to grow, with a significant increase in staff specializing in such operations, increasing from 97 to 137 employees from 2019 to 2020. We intend to engage with new customer segments, expand existing customer segments and continue to leverage sales and lead generation activities.

We are pursuing collaborative partnerships with other key players in sectors relating to chipset production, cloud services, telecommunications and consumer devices.

To ensure uptake and easy integration of our products, Gorilla will seek to pair our video analysis expertise with leading industrial IT and OT infrastructures. We anticipate that Gorilla’s product and service offerings will be able to operate with third-party products and services, as well as pre-existing infrastructure, due to these strategic alliances, partnerships and other similar arrangements.

This strategy is designed to help Gorilla increase the likely that its potential future innovations are adopted in a timely and cost-effective manner, avoiding resistance from the market due to incompatibilities with their respective systems.

Marketing and Sales

Within Asia, Gorilla has established a strong brand and is recognized as one of the leading companies in edge AI technology, IoT technologies and cybersecurity products and services. Gorilla believes that its reputation as a reliable and proven partner in Asia, as well as its well-publicized ties with top firms like Intel and Telstra, will allow for further worldwide brand recognition.

Gorilla is developing new AI models for all verticals in Asia’s rising economies, leveraging its extensive manufacturing supply chain to produce AI Appliances and AI SaaS that can be delivered and implemented quickly in the United States and European markets. Gorilla is accelerating cooperative growth by utilizing hybrid cloud business infrastructure, which comprises Edge, Private Cloud and Public Cloud.

In each location, Gorilla has sales, pre-sales and after-sales teams that provide around the clock service. Gorilla regional sales and support teams educate and collaborate with all reseller and deployment partners to discover the right customers and deliver quality service under reseller and/or memorandum of understanding agreements.

The majority of Gorilla’s global sales forces are based in Taiwan, Tokyo, Japan and Bangkok, Thailand (covering Thailand, Indonesia, Philippines, Vietnam, Singapore and Malaysia). We plan to expand our sales force in United Kingdom to cover European business opportunities, as well as in certain regions of the United States to expand our business into North America.

Research and Development

Gorilla has invested a significant amount of time and resources into research and development in order to expand our product line, improve our current product and service offerings and further drive our efficiency.

Our development process takes place at our headquarters in Taipei, Taiwan and, as of June 30, 2021, our expenses for R&D activities constitute approximately 48.03% of our revenue. For segment disclosure, as of June 30, 2021, our expenses for R&D activities in security convergence constitute approximately 18% of our revenue and in Video IoT constitute approximately 30% of our revenue. As we reach the maturity of our product offerings, R&D expenses will likely decrease, but will continually constitute a large portion of our use of proceeds in order to maintain our innovative approach to the market.

As of June 30, 2021, we had more than 200 employees within our R&D department, and approximately 65% of the R&D employees hold master degrees or philosophy doctor degrees in ICT, Physics or Math. Approximately 60% of our R&D employees have over 20 years of professional experience in the relevant vertical fields.

Intellectual Property

The ability of Gorilla to develop and maintain proprietary IT and OT is crucial to our success.

Gorilla currently holds 24 patents and 6 applications for patents currently under review. Of the total 30 patents or patent applications, 12 are located in Taiwan (expiring between 2028 and 2038), 10 are located in PRC (expiring between 2029 and 2035), and 7 are located in the United States (expiring between 2030 and 2038). Our application in Europe is still pending. Our patents relate to hardware platforms, AI models, AI appliances and AI SaaS modules.

In addition to our patents, Gorilla relies on copyright and trademarks to protect our software and marketing materials. Gorilla currently holds 33 trademarks, all of which are granted. Out of the total 33 trademarks, 13 are located in Taiwan, 6 in the United States, 10 in China, 2 in Australia, 1 in Japan and 1 in Europe. Gorilla currently holds 5 software copyrights in China. Also, Gorilla currently holds 13 different domain names covering our business operations, 8 of which are currently not in use.

Regulation

Data Privacy

Gorilla primarily deals with significant amounts of data, including vehicle data and personal identifiable information (“PII”), which are subject to emerging regulatory federal, state, national and international frameworks that are prone to constant change.

To operate its business, Gorilla’s devices receive, process and share video data and depending on the natural of such data, may be subject to the EU and UK GDPR, the EU Directive on Privacy and Electronic Communications, California’s CCPA promoting open access to data and neutrality. Neither any data received by Gorilla’s devices nor any PII contained therein is transmitted to, or stored in Gorilla’s servers.

Currently, in certain markets such as the U.K. and the U.S., Gorilla’s services only deal with images and videos without PII. For example, the edge AI computing detects the number of people walking by a certain area during a period of time to control the brightness of street lamps for the energy saving purpose. However, the edge AI computing applied in such markets does not catch clear facial images of such pedestrians so no PII is collected, processed or shared accordingly. If in the future other applications of the edge AI computing involving PII are desired by the U.K. or the U.S. customers, local data privacy regulations will apply.

In Taiwan, the major market where Gorilla’s revenues come from, the facial recognition technology is comprehensively used by Gorilla’s customers to collect and process PII, therefore Gorilla and its customers are subject to Taiwan’s Personal Data Protection Act and the Enforcement Rules thereof.

In other markets where Gorilla only supplies hardware devices to local service integrators, except that such hardware devices will be in compliance with EU ETSI Standards, it is local integrators’ sole discretion whether to activate any function to collect, process or share PII, and if yes, it is local integrators’ responsibility to obtain sufficient assurances from data providers that the subject of the date has been provided with clear and appropriate notice and explicitly consented to provide such data, or with sufficient authorization under applicable laws and regulations.

Criminal Investigation and Security Surveillance

Gorilla’s services are utilized by its customers who are regulatory authorities empowered to conduct criminal investigations and transportation/public facilities (airports, seaports, railway stations and hospitals) authorized to conduct security surveillance for the protection of public safety. Gorilla’s processing and sharing of data with such customers are subject to local laws and regulations regarding human right protection. Gorilla ensures that all services and data provided to its customers are authorized by applicable laws and/or court writs.

Government Procurement Laws

Many customers of Gorilla are government agencies or state-owned companies in Taiwan. The procurement of Gorilla’s services and/or products by such customers is subject to the Government Procurement Act of Taiwan and public tender processes. Subject to the tendering agencies’ discretion and the rules set forth in the tender documents, ownership of 30% or above of the equity interests or controlling power in Gorilla by ultimate beneficiaries who are nationals or corporations of the People’s Republic of China may disqualify Gorilla from tendering such bids, or constitute a termination cause of the awarded contracts.

Radio Frequency Regulation

Radio frequency devices Gorilla imports, exports, installs and uses are subject to local radio frequency regulations, approvals authorizations and/or certifications. Gorilla compliances with the standards, criteria and procedures regarding radio frequency devices promulgated by various regulators including the Federal Communications Commission of the U.S., European Commission and National Communications Commission of Taiwan.

Supply Chain Restrictions

As there are national security concerns that the hardware devices might automatically collect, process and transmit data to People’s Republic of China, in many service contracts with Taiwan government agencies and state-owned companies, it is expressly stated that no hardware or equipment supplied by People’s Republic of China’s manufacturers is allowed for the services.

Subsidiaries

The following diagram shows the current ownership structure of Gorilla Technology Group Inc. and all subsidiaries thereof.

For more information about the ownership interests of Gorilla Technology Group Inc., prior to business combination, please see section of this proxy statement/prospectus titled “Security Ownership Of Certain Beneficial Owners and Management of Global, Gorilla and the Combined Company.”

Facilities

Our headquarters are located in Taipei, Taiwan, where we own an office with approximately 1,910.4 square meters. Our headquarters houses our Chief Executive Officer’s office and business units that operate at our headquarters include Video IoT & Security Convergence, R&D, general administrative, human resources and finance & accounting.

We lease additional offices in the United States and around the world, including in New Taipei City, China, Hong Kong and Japan.

We lease part of our facilities and own real property in Taipei, Taiwan, where our headquarters is located. We intend to procure additional space as we add employees and expand geographically. We believe our facilities are adequate and suitable for our current needs and that, if necessary, additional or alternative space will be available to accommodate any expansion of our business.

Legal Proceedings

Gorilla may become involved in actions, claims, litigation, and other legal proceedings occurring in the ordinary course of its business from time to time, including assertions by third parties relating to intellectual property infringement, contract or warranty breaches, or employment-related matters. Gorilla is not currently a party to any actions, claims, suits, or other legal procedures whose conclusion, if not determined in its favor, would have a major adverse effect on Gorilla’s business, financial condition, or results of operations, either individually or in the aggregate.

GLOBAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of Global’s financial condition and results of operations should be read in conjunction with Global’s financial statements and notes to those statements included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements.” Global’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those described under “Risk Factors” and elsewhere in this proxy statement/prospectus. References in this section to “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of Global.

Overview

Global is a blank check company incorporated as a Cayman Islands exempted company on August 6, 2020, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. Global will effectuate its business combination using cash from the proceeds of the Global IPO and the sale of the private placement units, its shares, debt or a combination of cash, share and debt.

Global expects to continue to incur significant costs in the pursuit of its acquisition plans. Global cannot assure you that its plans to complete a business combination will be successful.

Results of Operations

Global has neither engaged in any operations nor generated any revenues to date. The only activities through September 30, 2021 were activities related to its formation, the Global IPO and search for a prospective initial business combination target. Global does not expect to generate any operating revenues until after the completion of its initial business combination. It will generate non-operating income in the form of interest income on marketable securities held in the Trust Account. It will incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses for due diligence on prospective targets.

For the three months ended September 30, 2021, Global had net income of $1,229,478, which consisted of $17,119 in interest earned on marketable securities held in the Trust Account, $19 in interest earned in our operating bank account, and $1,552,928 in change in fair value of warrants, offset by $340,588 in operating costs.

For the nine months ended September 30, 2021, Global had net income of $9,752,573, which consisted of $20,732 in interest earned on marketable securities held in the Trust Account, $33 in interest earned in its operating bank account, and $11,325,264 in change in fair value of warrants, offset by $613,445 in formation and operating costs, and $980,011 in warrant issuance costs.

For the period from August 6, 2020 (inception) through September 30, 2020, Global had net loss of $2,238, which consisted of $2,238 in formation and operating costs.

Liquidity and Capital Resources

As of September 30, 2021, Global had cash of approximately $0.5 million. Until the consummation of the Global IPO, Global’s only source of liquidity was an initial purchase of ordinary shares by the Sponsor and loans from the Sponsor.

Subsequent to the consummation of the Global IPO, partial exercise of the over-allotment option, and associated private placements, $169,175,000 of cash was placed in the Trust Account, and its liquidity needs have been satisfied through the proceeds from the consummation of the private placement not held in the Trust Account.

Global intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions and income taxes payable) to complete its initial business combination. To the extent that its shares or debt is used, in whole or in part, as consideration to complete its initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue its growth strategies.

Global intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to finance transactions costs in connection with Global’s initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of Global’s officers and directors may, but are not obligated to, loan Global funds as may be required. If Global completes its initial business combination, it would repay the working capital loans. In the event that a business combination does not close, Global may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of an initial business combination. The units would be identical to the private placement units sold in the private placement.

Global does not believe it will need to raise additional funds following the Global IPO in order to meet the expenditures required for operating its business. However, if its estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, it may have insufficient funds available to operate its business prior to its initial business combination. Moreover, Global may need to obtain additional financing either to complete its initial business combination or because it becomes obligated to redeem a significant number of its public warrants upon completion of its initial business combination, in which case it may issue additional securities or incur debt in connection with such business combination. In addition, Global intends to target businesses larger than it could acquire with the net proceeds of the Global IPO and the sale of the private placement units, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, Global would only complete such financing simultaneously with the completion of its initial business combination. If Global is unable to complete an initial business combination because it does not have sufficient funds available, it will be forced to cease operations and liquidate the Trust Account. In addition, following its initial business combination, if cash on hand is insufficient, Global may need to obtain additional financing in order to meet its obligations.

Critical Accounting Policies

The preparation of these unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statement. Actual results could differ from those estimates.

Class A Ordinary Shares (Underlying the Public Subunits) Subject to Possible Redemption

Global accounts for its Class A ordinary shares (underlying the public subunits) subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Global’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Global’s Class A ordinary shares feature certain redemption rights that are considered to be outside of Global’s control and subject to the occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value of $10.10 per share (plus any interest earned on the Trust Account) as temporary equity, outside of the shareholders’ equity section of Global’s balance sheets.

Derivative Financial Instruments

Global evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value at inception and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. Global applies this guidance to allocate IPO proceeds from the units between Class A ordinary shares and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A ordinary shares.

Net Income (Loss) Per Ordinary Share

Global complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per Class A redeemable public share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the public Class A redeemable shares and the non-redeemable shares, Global first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the Class A ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, Global split the amount to be allocated using a ratio of 77% for the Class A redeemable public shares and 23% for the non-redeemable shares for the three months ended September 30, 2021 and 68% for the Class A redeemable public shares and 32% for the non-redeemable shares for the nine months ended September 30, 2021, reflective of the respective participation rights.

The calculation of diluted net income per ordinary share does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of overallotment option granted in connection with the IPO and (iii) private placement since the exercise price of the warrants is higher than the market price.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

Registration Rights Agreement

Pursuant to a registration rights agreement entered into on April 8, 2021, the holders of the Founder Shares, the representative shares, and the private placement units and its underlying securities are entitled to certain registration rights. Global will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

Underwriting Agreement

Pursuant to the underwriting agreement, the underwriters received a cash underwriting discount of $3,350,000 following the consummation of the Global IPO and the partial exercise of the over-allotment option. In addition, the underwriters also received 100,000 representative shares upon the consummation of the IPO.

Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO and partial exercise of the over-allotment option, or $5,862,500, upon the completion of Global’s initial business combination subject to the terms of the underwriting agreement.

The underwriter has agreed that the deferred underwriting discount will be reduced pro rata for redemptions from the Trust Account prior to completion of the initial business combination, up to a maximum reduction of 20%. In addition, the underwriter has agreed that Global may allocate up to 30% of the net deferred underwriting commissions, after any reductions due to redemptions, to a firm or firms who assists Global in connection with completing the initial business combination.

GORILLA’S MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Gorilla’s financial condition and results of operations should be read in conjunction with the section titled “Selected Consolidated Financial and Other Data” and the consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis, including information with respect to Gorilla’s planned investments in its research and development, sales and marketing, and general and administrative functions, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. In this section “we,” “us” and “our” refer to Gorilla.

Overview

Gorilla Technology Group Inc. (Gorilla) is a market-leading provider of video intelligence, Internet of Things (IoT) security and edge content management in the Asia Pacific region with operations and established distribution and sales channels in other key regions across the globe.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of commercial, industrial, municipal and government entities. We partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Video IoT and Security Convergence. For additional details see the section titled “— Sales and Marketing” below.

Business Combination and Public Company Costs

On December 21, 2021, Gorilla entered into the Business Combination Agreement with Global SPAC Partners Co. Pursuant to the Business Combination Agreement, Gorilla Merger Sub, Inc. a wholly owned subsidiary of Gorilla, will merge with and into Global SPAC with Global SPAC surviving the merger. As a result of the Business Combination, and upon consummation of the Business Combination and other transactions contemplated thereof, Global SPAC will become a wholly owned subsidiary of Gorilla, with the security holders of Global SPAC becoming security holders of Gorilla.

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Global will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Gorilla issuing shares at the closing of the Business Combination for the net assets of Global as of the closing date, accompanied by a recapitalization. The net assets of Global will be stated at historical cost, with no goodwill or other intangible assets recorded.

As a consequence of the Business Combination, the Gorilla ordinary shares would be registered under the Exchange Act and listed on Nasdaq, which would require Gorilla to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Gorilla expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting Gorilla’s Performance

The performance of our business depends on a number of factors, such as the following.

Adoption of Gorilla’s product and service offering

Gorilla’s future success depends in a large part on the market adoption of our product and services and the level to which they can be integrated into their pre-existing IT and OT infrastructure. While Gorilla sees growing demand for our platform, particularly from large enterprises, seeking access to our product and service offerings, it is difficult to predict customer adoption rates and future demand, we believe that the benefits of our platform put it in a strong position to capture the significant market opportunity ahead.

Recurring revenue from existing customers

Gorilla’s diverse base of customers represents a significant opportunity for further adoption of our broad product and service offerings. While we have seen an increase in the number of our customers, we believe that there is a substantial opportunity to expand the sale of our products and services among our existing customers. We plan to continue investing in our direct sales force to encourage increased sales among our existing customers.

Once utilized, Gorilla’s customers often expand their use more broadly within the enterprise as they identify new use cases and realize the benefits of our products and services. In any given period, there is a risk that customer consumption of our products and services will be lower than we expect, which may cause fluctuations in Gorilla’s revenue and results of operations. Gorilla’s ability to increase usage of our products and services by existing customers, and, in particular, by large enterprise customers, will depend on a number of factors, including customers’ satisfaction, competition, pricing, overall changes in our customers’ spending levels and the effectiveness of our sales and marketing efforts.

Expansion of Gorilla’s geographic coverage and customer base/Acquiring new customers

We believe there is a substantial opportunity to further grow our customer base by continuing to make significant investments in sales, marketing and brand awareness. Gorilla’s ability to attract new customers will depend on a number of factors, including our success in recruiting and scaling our sales and marketing organization and competitive dynamics in our target markets. We intend to expand our direct sales force, with a focus on increasing sales in targeted geographies and customer segments. We may not achieve anticipated revenue growth from expanding our sales force to focus on large enterprises if we are unable to hire, develop, integrate, and retain talented and effective sales personnel; if our new and existing sales personnel are unable to achieve desired productivity levels in a reasonable period of time; or if our sales and marketing programs are not effective.

Investing in growth and scaling our business

We are focused on our long-term revenue potential. We believe that our market opportunity is large, and we will continue to invest significantly in scaling across all organizational functions in order to grow our operations both domestically and internationally. We have a history of introducing successful new features and capabilities on our platform, and we intend to continue to invest heavily into research and development & sales and marketing to grow our business to take advantage of our expansive market opportunity rather than optimize for profitability or cash flow in the near future.

Key Business Metric(s)

Gorilla monitors the key business metric set forth below to help it evaluate its business and growth trends, establish budgets, measure the effectiveness of its sales and marketing efforts, and assess operational efficiencies. The calculation of the key metric discussed below may differ from other similarly titled metrics used by other companies, securities analysts or investors.

Number of contracts of sale

Gorilla will continue to monitor the number of direct and indirect agreements with customers for the provision of our suite of products and services. The number of agreements will directly impact the results of operations, including revenues and gross margins for the foreseeable future.

Number of strategic partnerships with industry leaders

Gorilla will monitor the number of partnerships held with leading companies within the cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers for the provision of our technology. The number of partnerships will influence the dissemination of our product and service offering and will impact future revenue and gross margins.

Number of US & European Clients

Gorilla will monitor the number of clients within the US and EU regions for the provision of our product and service offering. The number of clients within these regions will determine the success of our efforts to broaden our client base and will impact future revenue and gross margins.

Impact of COVID-19

Our financial performance has been affected by the outbreak of COVID-19. The Group’s significant operation is in Taiwan, which has been affected by the spread of COVID-19 since 2020. More broadly, the COVID-19 pandemic has affected almost all countries of the world, and resulted in border closures, production stoppages, workplace closures, movement controls and other measures imposed by the various governments.

Resultantly, COVID-19 has disrupted our operations and the operations of our suppliers, customers, and other business partners and may continue to do so for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns.

Gorilla has experienced, and may continue to experience, a modest adverse impact on certain parts of its business following the implementation of shelter-in-place orders to mitigate the outbreak of COVID-19, including a lengthening of the sales cycle for some prospective customers and delays in the delivery of professional services and trainings to Gorilla’s customers. Gorilla has also experienced, and may continue to experience, a modest positive impact on other aspects of its business, including an increase in consumption of its service and product offering by new and existing customers.

Moreover, Gorilla has seen slower growth in certain operating expenses due to reduced business travel, deferred hiring for some positions and the virtualization or cancellation of customer and employee events. While a reduction in operating expenses may have an immediate positive impact on our results of operations, we do not yet have visibility into the full impact this will have on our business. We cannot predict how long we will continue to experience these impacts as shelter-in-place orders and other related measures are expected to change over time. Our results of operations, cash flows, and financial condition have not been adversely impacted to date. However, as certain of our customers or partners experience downturns or uncertainty in their own business operations or revenue resulting from the spread of COVID-19, they may continue to decrease or delay their spending, request pricing discounts, or seek renegotiations of their contracts, any of which may result in decreased revenue and cash receipts for Gorilla. In addition, we may experience customer losses, including due to customer bankruptcies or customers ceasing operations, which may result in an inability to collect accounts receivable from these customers. In addition, in response to the spread of COVID-19, we have required substantially all of our employees to work remotely to minimize the risk of the virus to our employees and the communities in which we operate. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, and business partners.

The global impact of COVID-19 continues to rapidly evolve, and Gorilla will continue to monitor the situation and the effects on our business and operations closely. Gorilla has considered the market conditions (including the impact of COVID-19) as of the balance sheet date, in making estimates and judgements on the recoverability of assets and provisions for sales and service contracts as of June 30, 2021. However, we do not yet know the full extent of potential impacts on our business or operations or on the global economy as a whole, particularly if the

COVID-19 pandemic continues and persists for an extended period of time. Given the uncertainty, we cannot reasonably estimate the impact on our future results of operations, cash flows, or financial condition. For additional details, see the section of this proxy statement/prospectus titled “Risk Factors.”

Components of Results of Operations

Revenue

Our primary sources of revenue are derived from the sale of hardware, software and services to customers directly under sales contracts and through resellers and distributors under reseller agreements and distribution and software license agreements.

Reseller

Under our typical reseller agreement, resellers purchase Gorilla products and sets their own prices for the end customer’s license of our product line. Resellers earn the difference on the purchase price from Gorilla and the price they set to provide the products and services to end customers. Warranty coverage is maintained by Gorilla. However, the reseller provides maintenance services to customers.

These contracts are automatically renewed for an additional year unless prior notice otherwise is given.

Distribution

Under our typical distribution and software license agreement, distributors purchase our products and are permitted to distribute, sell, bundle, promote and advertise our products directly to end customers. Distributors receive a discount on the purchase price and earn an agreed margin on the resale price. These contracts are automatically renewed for a year unless prior notice otherwise is given.

Cost of Revenue

Cost of revenue consists primarily of expenses associated with salaries, labor, health insurance fees, benefits for personnel, outsourcing costs, warranties and hardware such as servers and storage devices needed for total solutions. We expect that cost of revenue will increase in absolute dollars as our revenue grows and will vary from period-to-period as a percentage of revenue.

Operating Expenses

Our operating expenses consist of research and development, sales and marketing, and general and administrative expenses. Personnel costs are the most significant component of operating expenses and consist of salaries, benefits, bonuses, share-based compensation, and sales commissions.

Research and Development

Research and development expenses consist primarily of personnel-related expenses associated with Gorilla’s research and development and product development teams, including salaries, benefits, bonuses, and share-based compensation. Research and development expenses also include contractor or professional services fees, third-party cloud infrastructure expenses incurred in developing Gorilla’s platform, and computer equipment, software, and subscription services dedicated for use by its research and development and organization. Gorilla expects that our research and development expenses will decrease in absolute dollars as our business grows, as our product and service offerings reach their maturity but will continue to maintain a relatively large expenditure to maintain our innovative approach to the market.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel-related expenses associated with Gorilla’s sales and marketing staff, including salaries, benefits, bonuses, share-based compensation and travel. Marketing expenses also include third-party software tools required for marketing automation and consultation and advertising costs. Gorilla expects these costs to increase over time as our expansion into different markets continues and additional tools and personnel are implemented.

In addition to the costs paid to our directly employed sales and marketing staff, we contract with sales representatives to support marketing activities for Gorilla in specific regions and territories. We license these representatives to use our software to market, promote and solicit orders of our product line on a non-transferable and non-sub-licensable and limited basis. The contracts are not automatically renewed. We pay these sales representatives commission on their sales, which are included in our sales and marketing expenses.

Gorilla expects increases in sales and marketing expenses with:

•        the establishment of sales support operations for Intel AI manufacturer ecosystems in Taiwan, Indonesia, Thailand, Malaysia, Singapore, Japan, US and Vietnam; and

•        enhancement of technical support for AI models to device manufacture, AI Appliances to distributors and system integrators, and AI SaaS to telecommunication and managing service providers in US, Europe, MEA, Latam, India and expand the local support in Australia, Thailand, Indonesia, Singapore, Malaysia, Vietnam and Japan.

Prior to the disruption of international travel caused by the COVID-19 pandemic, sales and marketing expenses also included international travel of personnel and expenses related to trade shows, demonstrations and other marketing events. Gorilla expects that our sales and marketing expenses will grow in absolute dollars as well as a percentage of its revenue over time as Gorilla grows its business.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses for Gorilla’s finance, legal, human resources, facilities and administrative personnel, including salaries, benefits, bonuses, and share-based compensation. General and administrative expenses also include external legal, accounting, bookkeeping and other professional services fees, software and subscription services dedicated for use by Gorilla’s general and administrative functions, and other corporate expenses. General and administrative expenses also include allocated overhead costs.

Following the closing of this Business Combination, Gorilla expects to incur additional expenses as a result of becoming a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations, and increased expenses for insurance, investor relations, and professional services. We expect that our general and administrative expenses will increase in absolute dollars as our business grows but will decrease as a percentage of our revenue over time.

Financial Income (Expense), Net

Financial income (expense), net consists primarily of interest expenses relating to Gorilla’s short-term and long-term borrowings and bank facilities, as well as interest income relating to bank deposits.

Provision for (benefit from) Income Taxes

Provision for (benefit from) income taxes consists primarily of income taxes in certain foreign and state jurisdictions in which Gorilla conducts business. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

Results of Operations

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this proxy statement/prospectus. The following table sets forth Gorilla’s consolidated results of operations data for the periods presented:

Comparison of the Six Months Ended June 30, 2021 and June 30, 2020

The following table summarizes our historical results of operations for the periods indicated:

	Six months ended June 30
Items	2021	2020
	(Unaudited)	(Unaudited)
	(dollars in thousands)
Revenue	$15,101	$14,755
Cost of revenue	(10,256)	(9,224)
Gross profit	4,845	5,531
Operating expense	$10,505	11,580
Financial Income (Expense), Net	(228)	(114)
Loss for the period	$(5,828)	$(6,121)
Total comprehensive loss for the period	$(5,639)	$(5,983)

Revenue

	Six Months Ended June 30,		Change $	Change %
	2021	2020
	(dollars in thousands)
Total	$15,101	$14,755	$346	2.34%
Security Convergence	$4,194	$3,698	496	13.41%
Video IoT	$10,907	$11,057	$(150)	(1.36)%

Our revenue increased by $0.35 million, or 2.34%, to $15.10 million for the six months ended June 30, 2021 compared to approximately $14.76 million for the six months ended June 30, 2020. For segment disclosure, our revenue increased by $0.50 million, or 13% in security convergence and decreased by $0.15 million, or -1% in Video IoT for the six months ended June 30, 2021, compared to six months ended June 30, 2020. The primary reason for the increase in the revenue from security convergence sector is increase in hardware and software sales, while the primary reason for the decrease in the revenue from Video IoT is decrease in hardware sales. Our revenue remained relatively flat as no new material services were rendered under the circumstances of the COVID-19 pandemic. The amount of the increase in revenue between new customers and existing customers for the six months ended June 30, 2021 is $1.61 million, or 10.68%.

Cost of Revenue and Gross Margin

	Six Months Ended June 30,		Change $	Change %
	2021	2020
	(dollars in thousands)
Cost of revenue	$10,256	$9,224	$1,032	11.19%
Gross margin	32.08%	37.49%	$(686)	(12.41)%

Our cost of revenue increased by $1.03 million, or 11.19%, to $10.26 million for the six months ended June 30, 2021, compared to $9.22 million for the six months ended June 30, 2020. For segment disclosure, our cost of revenue increased by $0.7 million, or 35% in security convergence and increased by $0.33 million, or 5% in Video IoT for the six months ended June 30, 2021, compared to six months ended June 30, 2020.

Our gross margin decreased by $0.69 million, or 12.41%, to $4.85 million for the six months ended June 30, 2021, compared to $5.53 million, for the six months ended June 30, 2020. The increase in cost of revenue and decrease in gross margin are due to increased software outsourcing costs as well as entering into new territories with lower profit margins.

Operating Expenses

	Six Months Ended June 30,		Change $	Change %
	2021	2020
	(dollars in thousands)
Research and development	$7,254	$7,014	$240	3.42%
Sales and marketing	$2,193	$2,717	$(524)	(19.29)%
General and administrative	$983	$1,473	$(490)	(33.27)%
Other income	(27)	(17)	(10)	58.82%
Other losses – net	102	393	(291)	(74.05)%
Total operating expenses	$10,505	$11,580	$(1,075)	(9.28)%

Research and Development

Research and development expenses increased by $0.24 million, or 3.42%, to $7.25 million for the six months ended June 30, 2021, compared to $7.01 million, for the six months ended June 30, 2020. For segment disclosure, our research and development expenses increased by $0.52 million, or 24% in security convergence and decreased by $0.28 million, or -6% in Video IoT for the six months ended June 30, 2021, compared to six months ended June 30, 2020. The increase was primarily due to increased expenditure on developing 5G related technologies.

Sales and Marketing

Sales and marketing expenses decreased by $0.52 million, or 19.29%, to $2.19 million for the six months ended June 30, 2021, compared to $2.72 million, for the six months ended June 30, 2020. For segment disclosure, our sales and marketing expenses increased by $0.22 million, or 71% in security convergence, decreased by $0.75 million, or -33% in Video IoT and increased by $0.01 million in others for the six months ended June 30, 2021, compared to six months ended June 30, 2020. The decrease was primarily due to reduced traveling expenditure as well as marketing events due to the restrictions on international travel imposed by governments during the COVID-19 pandemic.

General and Administrative

General and administrative expenses decreased by $0.49 million, or 33.27%, to $0.98 million for the six months ended June 30, 2021, compared to $1.47 million, for the six months ended June 30, 2020. For segment disclosure, our general and administrative expenses decreased by $0.07 million, or -32% in security convergence, decreased by $0.23 million, or -22% in Video IoT and decreased by $0.19 million, or -82% in others for the six months ended June 30, 2021, compared to six months ended June 30, 2020. The decrease was primarily due to improvements in our expense control.

Financial Income (Expense), Net

	Six Months Ended June 30,		Change $	Change %
	2021	2020
	(dollars in thousands)
Financial Income (Expense), Net	$(228)	$(114)	$(114)	(100)%

Financial expense increased by $0.11 million, or 100%, to $0.23 million for the six months ended June 30, 2021, compared to $0.11 million, for the six months ended June 30, 2020. For segment disclosure, our financial expense increased by $0.08 million, in Video IoT and increased by $0.03 million in others for the six months ended June 30, 2021, compared to six months ended June 30, 2020.

The increase was primarily due to additional short-term borrowing facilities, see Facilities 2 and 11 in the section titled “Credit Facilities.”

Provision for (benefit from) Income Taxes

	Six Months Ended June 30,		Change $	Change %
	2021	2020
	(dollars in thousands)
Provision for (benefit from) income taxes	$(61)	$(42)	$(19)	45.24%

Benefit from income taxes increased by $0.02 million, or 45.24%, to $0.06 million for the six months ended June 30, 2021, compared to $0.04 million, for the six months ended June 30, 2020. The increase was primarily due to temporary tax difference for deferred assets or liabilities.

Comparison of the Years Ended December 31, 2020 and December 31, 2019

The following table summarizes our historical results of operations for the periods indicated:

	Year ended December 31
Items	2020	2019
	(dollars in thousands)
Revenue	$45,413	$39,265
Cost of revenue	(26,857)	(21,073)
Gross profit	18,556	18,192
Operating expenses	$24,249	$18,642
Finance Income (Expense), Net	(302)	(115)
Loss for the year	$(5,921)	$(536)
Total comprehensive loss for the year	$(5,150)	$(180)

Revenue

	Year Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Total	$45,413	$39,265	$6,148	15.66%
Security Convergence	$8,904	$12,114	(3,210)	(26.50)%
Video IoT	$36,508	$27,151	9,357	34.46%

Our revenue increased by $6.15 million, or 15.66%, to $45.41 million for the year ended December 31, 2020 compared to $39.27 million, for the year ended December 31, 2019. For segment disclosure, our revenue decreased by $3.21 million, or -26% in security convergence and increased by $9.36 million, or 34% in Video IoT for the year ended December 31, 2020, compared to the year ended December 31, 2019.

The primary reason for the increase in the revenue from Video IoT sector is increase in software and service sales, while the primary reason for the decrease in the revenue from security convergence is decrease in software sales. The increase was primarily due to expanding into varied public service sectors. The amount of the increase in revenue between new customers and existing customers for the year ended December 31, 2020 is $5.70 million, or 12.56%.

Cost of Revenue and Gross Margin

	Year Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Cost of services	$26,857	$21,073	$5,784	27.45%
Gross margin	40.86%	46.33%	$364	2.00%

Our cost of revenue increased by $5.79 million, or 27.45%, to $26.86 million for the year ended December 31, 2020 compared to $21.07 million, for the year ended December 31, 2019. For segment disclosure, our cost of revenue about flat in security convergence and increased by $5.79 million, or 35% in Video IoT for the year ended December 31, 2020, compared to the year ended December 31, 2019.

Our gross margin increased by $0.36 million, or 1.99%, to $18.56 million for the year ended December 31, 2020 compared to $18.19 million, for the year ended December 31, 2019.

Our gross margin rate dropped 5.47% due to lower margin rates incurred in the underlying businesses of our new public service sector clients.

Operating Expenses

	Year Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Research and development	$14,343	$11,343	$3,000	26.45%
Sales and marketing	5,331	4,739	592	12.49%
General and administrative	2,932	2,612	320	12.25%
Expected credit losses	—	191	(191)	(100)%
Other income	(59)	(21)	(38)	180.95%
Other losses – net	1702	(222)	1,924	867%
Total operating expenses	$24,249	$18,642	$5,607	30.08%

Research and Development

Research and development expenses increased by $3 million, or 26.45%, to $14.34 million for the year ended December 31, 2020 compared to $11.34 million, for the year ended December 31, 2019. For segment disclosure, our research and development expenses increased by $0.68 million, or 18% in security convergence and increased by $2.32 million, or 31% in Video IoT for the year ended December 31, 2020, compared to the year ended December 31, 2019. The increase was primarily due to additional research and development relating to our new service offerings.

Sales and Marketing

Sales and marketing expenses increased by $0.59 million, to $5.33 million or 12.49%, for the year ended December 31, 2020 compared to $4.74 million for the year ended December 31, 2019. For segment disclosure, our sales and marketing expenses decreased by $0.6 million, or -50% in security convergence, increased by $1.3 million, or 40%, in Video IoT and decreased by $0.11 million in others for the year ended December 31, 2020, compared to the year ended December 31, 2019. The increase was primarily due to additional marketing efforts in promoting our AI appliances.

General and Administrative

General and administrative expenses increased by $0.32 million, or 12.25%, to $2.93 million for the year ended December 31, 2020 compared to $2.61 million, for the year ended December 31, 2019. For segment disclosure, our general and administrative expenses increased by $0.12 million, or 35% in security convergence, increased by $0.27 million, or 16% in Video IoT and decreased by $0.07 million in others for the year ended December 31, 2020, compared to the year ended December 31, 2019. The increase was primarily due to additional leasing costs and sundry expenses.

Financial Income (Expense), Net

	Year Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Financial Income (Expense), Net	$(302)	$(115)	$(187)	162.61%

Financial expense increased by $0.19 million, or 162.61%, to $0.30 million for the year ended December 31, 2020 compared to $0.12 million, for the year ended December 31, 2019. For segment disclosure, our financial expense about flat in security convergence, increased by $0.09 million in Video IoT and increased by $0.1 million in financial income in others for the year ended December 31, 2020, compared to the year ended December 31, 2019. The increase was primarily due to additional short-term borrowing facilities. See Facilities 1, 3, 7 and 9 in the section titled “Credit Facilities”.

Provision for (benefit from) Income Taxes

	Year Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Provision for (benefit from) income taxes	$(75)	$(28)	$(47)	167.86%

Benefit from income taxes increased by $0.05 million, or 167.86%, to $0.08 million for the year ended December 31, 2020 compared to $0.03 million, for the year ended December 31, 2019. The increase was primarily due to temporary tax difference for deferred assets or liabilities.

Liquidity and Capital Resources

Overview

Our capital requirements have primarily been for capital expenditures related to the research and development, debt service, and operating expenses. Historically, we have generated negative cash flows from operations and have financed our operations through the borrowings under our credit facilities, equity contributions and payments received from our customers. We anticipate funding our future capital requirements and debt service payments with cash generated from our operations, funds received through the business combination and future borrowings. To the extent we choose to seek additional financing in the future (whether for development, acquisition opportunities as they arise or the refinancing of the financing facilities when due at more favorable terms), we expect to fund such activities through cash generated from operations and through securing further debt financing from banks and the capital markets.

As of December 31, 2020, December 31, 2019, we had cash and cash equivalents of $12,153 thousand, and $17,632 thousand and time deposits (recognized under financial assets at amortized cost — current) of $7,435 thousand and $5,220 thousand, respectively. For the years ended December 31, 2020 and 2019, we incurred net losses of $5,828 thousand and $6,121 thousand and net cash outflow from operating activities of $4,883 thousand and $6,007 thousand, respectively. We also had unused credit lines from bank loans of $3,348 thousand and $4,013 thousand as of December 31, 2020 and 2019 and of $3,113 thousand as of June 30, 2021, respectively. Also, in August 2021, we entered into shareholder loan agreements in the amount of $5,000,000 with certain of our shareholders by issuing promissory notes with an interest rate of 7.5% per annum and maturity date of September 1, 2022.

Our management minimizes liquidity risk through credit facilities and ongoing future cash flow management and planning. Cash flow forecasting is performed in the operating entities of Gorilla and aggregated by our treasury. Our treasury monitors rolling forecasts of our liquidity requirements to ensure it has sufficient cash to meet operational needs while maintain sufficient headroom on its undrawn committed borrowing facilities at all times so that Gorilla does not breach borrowing limits or covenants on any of its borrowing facilities. The forecasting takes into consideration Gorilla’s debt financing plans, covenant compliance and compliance with internal balance sheet ratio targets.

We believe that we will have sufficient cash flows, after taking into the amount of cash and cash equivalent, time deposits recognized under financial assets at amortized cost — current, account the inventory management, unused credit lines from bank loans and shareholder loans, to meet our obligations on a timely basis for the next 12 months from the date our financial statements as of and for the six months ended June 30, 2021 was authorized for issuance. Accordingly, the financial statements have been prepared on a basis that assumes we will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

The following table shows a summary of Gorilla’s cash flows for the periods presented:

	Six Months Ended June 30,		Year Ended, December 31
	2021	2020	2020	2019
	(dollars in thousands)
Net cash provided by (used in) operating activities	$(4,883)	$(6,007)	$(1,946)	$11,104
Net cash used in investing activities	$(3,532)	$(4,423)	$(7,734)	$(10,384)
Net cash provided by financing activities	$307	$1,736	$3,875	$395
Net increase (decrease) in cash and cash equivalents and short-term restricted bank deposits	$(8,108)	$(8,694)	$(5,805)	$1,115

Working Capital

Year Ended December 31, 2020

As of December 31, 2020, we had a working capital of $26,250,241. This was due to the following:

•        Our cash and cash equivalent and our current account of financial assets at amortization costs are $1,803,139 higher than short-term borrowings, and

•        Our accounts receivable of $33,386,894 is $26,660,907 more than the accounts and notes payable.

Year Ended December 31, 2019

As of December 31, 2019, we had a working capital of $28,456,989. This was due to the following:

•        Our cash and cash equivalent and our current account of financial assets at amortization costs are $9,415,931 higher than short-term borrowings, and

•        Our accounts and notes receivable of $31,401,134 is $21,901,435 more than the accounts and notes payable.

Six Months Ended June 30, 2021

As of June 30, 2021, we had a working capital of $21,098,206.

At the end of June 2021, the working capital of Gorilla has been decreasing from Year Ended December 31, 2019 because of the incremental borrowing from the banks to finance its expenditures.

Capital Expenditures

Gorilla books its capital expenditures of $5,526,079 and $11,144,507 for the twelve months ended December 31, 2020 and 2019 respectively, and $2,320,192 for the six months ended June 30, 2021 on acquisition of property, plants and equipment as well as intangible assets. The acquired equipment and intangible assets are mainly for the purpose of research and development of new technology and services.

Operating Activities

Gorilla’s primary uses of cash from operating activities are for personnel-related expenses, sales and marketing expenses and overhead expenses. Gorilla has generated negative cash flows and has supplemented working capital through short-term bank borrowings.

Cash used in operating activities mainly consist of Gorilla’s net loss adjusted for certain non-cash items including depreciation and amortization expenses as well as cash items including changes in operating assets and liabilities.

During the fiscal years ending December 31, 2020 and 2019, net cash provided by (used in) operating activities was approximately $(1.95) million and $11.10 million, respectively, and approximately $(4.88) million for the six months ended June 30, 2021. The primary factors affecting operating cash flows between these periods were eroded gross profit, increased expenditures in research and development, decreased in notes payables and account payables. The primary reasons for eroded profit are due to the change of the product combination resulting in the increase in the cost of revenue due to higher costs for taking new projects. and increased expenditures in research and development to develop products or services to meet the new customers’ needs in different applications of our products or services. The primary reason for less working capital for the fiscal year ending December 31, 2020, compared to fiscal year ending December 31, 2019 is due to increase in research and development expenditures and increase in project expenditures.

During the six months ending June 30, 2021 and 2020, net cash used in operating activities was $(4.88) million and $(6.00) million, respectively. The primary reason for less net cash used in operating activities was due to less payments made to suppliers for six months ending June 30, 2021, compared to six months ending June 30, 2020. The primary reason for greater working capital for six months ending June 30, 2021, compared to six months ending June 30, 2020 was due to the paid-off of greater amounts in notes payable as of June 30, 2020.

Investing Activities

Cash used in investing activities during the six months ended June 30, 2021 was $3.53 million. The primary factors affecting the investing cash flows were as a result of purchase of property, plant and equipment, acquisition of intangible assets and the investment in financial assets at amortized cost. The significant portion of the equipment we purchased was the equipment for research and development activities and the intangible assets we acquired was software, which were for the purposes of developing products and services that meet our new customers’ needs. As to the investment in financial assets at amortized cost, it was invested in the time deposits as collateral to secure the provision of the performance guarantee and deposit letter of credit issued by the relevant banks as bid bond or performance bond.

Cash used in investing activities during the six months ended June 30, 2020 was $4.42 million. The primary factors affecting the investing cash flows were as a result of purchase of property, plant and equipment, acquisition of tangible assets and the investment in financial assets at amortized cost. The significant portion of the equipment we purchased was the equipment for research and development activities and the significant portion of the intangible assets we acquired was software, which were for the purposes of developing products and services that meet our new customers’ needs. As to the investment in financial assets at amortized cost, it was invested in the time deposits as collateral to secure the provision of the performance guarantee and deposit letter of credit issued by the relevant banks as bid bond or performance bond.

Cash used in investing activities during the fiscal year ended December 31, 2020 was $7.73 million. The primary factors affecting the investing cash flows were as a result of purchases of property, plant and equipment, acquisition of intangible assets and the investment in financial assets at amortized cost. The significant portion of the equipment we purchased was the equipment for research and development activities and, while the significant portion of the intangible assets we acquired was software, which were for the purposes of developing products and services that meet our new customers’ needs. As to the investment in financial assets at amortized cost, it was invested in the time deposits as collateral to secure the provision of the performance guarantee and deposit letter of credit issued by the relevant banks as bid bond or performance bond.

Cash used in investing activities during the fiscal year ended December 31, 2019 was $10.38 million. The primary factors affecting the investing cash flows were as a result of purchases of property, plant and equipment, the acquisition of intangible assets. The significant portion of the equipment we purchased was the equipment for research and development activities, while the significant portion of the intangible assets we acquired was software, which were for the purposes of developing products and services that meet our new customers’ needs.

Financing Activities

Cash provided by financing activities for the six months ended June 30, 2021 and 2020 was $0.31 million and $1.74 million, respectively, primarily as a result of proceeds from short term borrowings for the purpose of supporting the working capital needs.

Cash provided by financing activities for the fiscal years ended December 31, 2020 and 2019 was $3.88 million and $0.4 million respectively, primarily as a result of proceeds from short term and long term borrowings for the purpose of supporting the working capital needs.

Credit Facilities

Facility 1

In November 2020, we entered into Facility 1, a revolving credit facility consisting of a letter of credit, a short-term bank loan and a letter of guarantee which had a maturity date of November 2021. A renewal letter to Facility 1 was made on November 18, 2021, which extended the maturity date of Facility 1 to November 4, 2022. The revolving credit facility allows for the drawdown of up to $4,612,347 to supplement working capital.

As of June 30, 2021 there is an outstanding amount of $4,498,961. The amounts outstanding under Facility 1 bear interest at 1.68% per annum, subject to certain adjustments.

Facility 1 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to provision of contracts with our customers or governmental entities upon execution of the same and creation on mortgage on our real properties and charge on our certificate of deposit in an amount of US$2 million in favor of the bank. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 1.

Facility 2

In November 2020, we entered into Facility 2, a revolving credit facility consisting of a letter of credit, a short-term bank loan and a letter of guarantee which had a maturity date of November, 2021. An renewal letter to Facility 2 was made on November 18, 2021, which extended the maturity date of Facility 2 to November 4, 2022 The revolving credit facility allows for the drawdown of up to $4,307,251 to supplement working capital.

As of June 30, 2021, there is an outstanding amount of $2,816,643. The amounts outstanding under Facility 2 bear interest at 1.68% per annum, subject to certain adjustments.

Facility 2 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to provision of contracts with our customers or governmental entities upon execution of the same and creation on mortgage on our real properties and charge on our certificate of deposit in an amount of US$2 million in favor of the bank. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 2.

Facility 3

In September 2020, we entered into Facility 3, a long-term bank loan which has a maturity date of September 29, 2025. The loan was for an amount of $1,076,813 to supplement working capital and for repayment of certain bank loans.

As of June 30, 2021 there is an outstanding amount of $1,076,813. The amounts outstanding under Facility 3 bear interest at 2.10% per annum, subject to certain adjustments in accordance with the fluctuation of the interest rate for the one-year time deposit of the Taiwan Post Office.

Facility 3 contains customary representations and warranties, and is partially guaranteed by the Small and Medium Enterprise Credit Guarantee Fund of Taiwan. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 3.

Facility 4

In March 2016, we entered into Facility 4, a long-term bank loan which will mature in March 2031. The loan was for an amount of $3,409,907 for capital expenditures, research and development and to supplement working capital.

As of June 30, 2021, there is an outstanding amount of $3,366,190. The amounts outstanding under Facility 3 bear interest at 2.05% per annum, subject to certain adjustments in accordance with the fluctuation of the interest rate for the one-year time deposit of the Taiwan Post Office.

Facility 4 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to terms relating to cross default and material adverse changes. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 4.

Facility 5

In March 2016, we entered into Facility 5, a long-term bank loan which will mature in March, 2031. The loan was for an amount of $1,794,688 for capital expenditures, research and development and to supplement working capital.

As of June 30, 2021, there is an outstanding amount of $1,771,679. The amounts outstanding under Facility 5 bear interest at 2.05% per annum, subject to certain adjustments in accordance with the fluctuation of the interest rate for the one-year time deposit of the Taiwan Post Office.

Facility 5 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to terms relating to cross default and material adverse changes. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 5.

Facility 6

In March 2016, we entered into Facility 6, a long-term bank loan which has a maturity date of March 14, 2026. The loan was for an amount of $358,938 for capital expenditures, research and development and to supplement working capital.

As of June 30, 2021, there is an outstanding amount of $351,460. The amounts outstanding under Facility 6 bear interest at 2.05% per annum, subject to certain adjustments in accordance with the fluctuation of the interest rate for the one-year time deposit of the Taiwan Post Office.

Facility 6 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to terms relating to cross default and material adverse changes. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 6.

Facility 7

In April 2020, we entered into Facility 7, a revolving credit facility consisting of a short-term bank loan and a letter of credit which has a maturity date of April 30, 2021. An renewal letter to Facility 7 was made on May 14, 2021, which extended the maturity date of Facility 7 to April 4, 2022 The loan was for an amount of $5,743,001 to supplement working capital.

As of June 30, 2021, there is an outstanding amount of $4,657,561. The amounts outstanding under Facility 7 bear interest at 1.41-1.86% per annum, subject to certain adjustments from time-to-time.

Facility 7 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to maintaining a cash flow with non-related parties for an amount greater than NT$45,000,000 within every six-months period, and the average amount of deposit divided by the average credit facility should be greater than (or at least equal to) 50% and etc. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 7.

Facility 8

In May 2019, we entered into Facility 8, a revolving credit facility consisting of a long-term bank loan which has a maturity date of March 14, 2026. The revolving facility was amended in May 2020 to include a short-term bank loan and a letter of guarantee for a total amount of $11,486,001.

As of June 30, 2021, there is an outstanding amount of $11,199,637. The amounts outstanding under Facility 8 bear interest at 1.80% per annum for the short-term bank loan and 1.63% per annum for the long-term bank loan.

Facility 8 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to terms relating to cross default and material adverse changes. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 8.

Facility 9

In April 2020, we entered into Facility 9, a revolving credit facility consisting of a short-term bank and a letter of guarantee which had a maturity date of October 20, 2021. A renewal letter to Facility 9 was made on November 4, 2021, which extended the maturity date of Facility 9 to May 3, 2022. The revolving credit facility allows for the drawdown of up to $2,692,032 to supplement working capital.

As of June 30, 2021, there is an outstanding amount of $2,689,089. The amounts outstanding under Facility 9 bear interest at 1.80% per annum, subject to certain adjustments in accordance with the fluctuation of the interest rate for the one-year time deposit of the Taiwan Post Office.

Facility 9 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to using a bank account designated by the bank for receiving payment under construction contract with the customers and the like. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 9.

Facility 10

In June 2020, we entered into Facility 10, a long-term bank loan which has a maturity date of June 4, 2023. The loan was for an amount of $179,469 to supplement working capital.

As of June 30, 2021, there is an outstanding amount of $119,644. The amounts outstanding under Facility 10 bear interest at 1.50% per annum, subject to certain adjustments in accordance with the fluctuation of the interest rate for the one-year time deposit of the Taiwan Post Office.

Facility 10 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to terms relating to cross default and material adverse changes, and is partially guaranteed by the Small and Medium Enterprise Credit Guarantee Fund of Taiwan. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 10.

Facility 11

In January 2021, we entered into Facility 11, a revolving credit facility consisting of a credit loan and a letter of guarantee which has a maturity date of January 4, 2022. The revolving credit facility was for an amount of $1,076,813 for trade finance.

As of June 30, 2021, there is an outstanding amount of $1,076,813. The amounts outstanding under Facility 11 bear interest at 2.07% per annum subject to certain adjustments.

Facility 11 contains customary representations and warranties, and certain financial and nonfinancial covenants, including but not limited to the use of proceeds under this Facility 11, and is partially guaranteed by the Small and Medium Enterprise Credit Guarantee Fund of Taiwan. As of June 30, 2021, we are in compliance with all the covenants associated with Facility 11.

Material Unused Sources of Liquidity

As on December 31, 2020, the unused credit lines of the above Facility 1 to 11 equaled to $3,287,452. The short-term revolving facilities including Facility 1, 2, 7, 8, and 10 was renewed and extended for one year respectively.

In 2021, Gorilla obtained two additional facilities with an total amount of $2,625,000, including a short term revolving credit facility consisting of a letter of credit, a $1,050,000 short-term bank loan and a letter of guarantee which had a maturity date of January 4, 2022 from Lender D, and a $1,575,000 short-term financing to working capital loan and equipment procurement with its maturity date on August 20, 2026, partially guaranteed by the Small and Medium Enterprise Credit Guarantee Fund of Taiwan which is sponsored by the “Action Plan for Accelerated Investment by SMEs” by Minister of Economic Affairs of Taiwan.

Disclosures about Market Risk

Gorilla is exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Gorilla’s market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

Quarterly Revenue Trends

Gorilla’s revenue generally increased sequentially in each of the quarterly periods presented due to the fiscal year and procurement cycle of our customers. We generally experience seasonality in the timing of the execution of our contracts as we typically execute many of our contracts in the fourth quarter due to the fiscal year ends and procurement cycles of our customers. In certain instances we have experienced a decline in revenue in the three months ended March 31 followed by sequential increases in revenue throughout the year as a result of the timing of when contracts are executed and the period of performance begins. Because we recognize the majority of our revenue ratably over the contractual term with respect to the multi-year contracts, a substantial portion of revenue recognized each period is from agreements that we entered into during previous periods. As such, increases or decreases in such multi-year contracts with new or existing customers may not immediately be reflected as revenue for that period.

Interest Rate Risk

Our businesses are exposed to the risk of interest rate fluctuation on their activities since interest-bearing liabilities have various maturities or remeasurement dates, or are due or remeasured in different amounts. The risk arising from fluctuations in market interest rates primarily relates to our short-term credit facilities bearing variable interest rates.

Foreign Currency Exchange Risk

The activities of our business are transacted mainly in US dollars and the presentation of our historical financial information is in US dollars while Taiwanese activity is conducted in NT dollars.

Our financial statements are presented in US dollars incurring some translation risk when converting our NT dollar denominated figures to US dollars.

We also have certain borrowings in NT dollars, including our short and long term credit facilities. Therefore, we are exposed to foreign exchange risk as a result of certain currency fluctuations. Our management regularly reviews potential currency risks prior to the conclusion of significant contracts or business transactions and analyzes potential mitigants. We seek to manage our currency risk by matching the currency of our costs and liabilities (including financial debt) with those of our revenues to the extent feasible.

Our management also regularly monitors potential currency risks prior to the conclusion of significant contracts or business transactions.

Liquidity Risk

Liquidity risk is the risk that we will encounter in meeting our obligations associated with our financial liabilities that are settled by delivering cash or another financial asset.

For more details, please refer to the section titled, “Liquidity and Capital Resources” above.

Credit Risk

Credit risk is a risk of financial loss if a customer or counterparty fails to meet its contractual obligations. We are exposed to credit risk primarily as a result of our receivables from our customers.

Under our systems and procedures, each new customer is analyzed individually for creditworthiness before our standard payment and terms and conditions are offered. The exposure to credit risk is monitored on an ongoing basis. The review includes external ratings, when available.

Critical Accounting Estimates

Our consolidated financial statements for the years ended December 31, 2020 and 2019 have been prepared in accordance with IFRS as issued by the IASB. The preparation of these consolidated financial statements requires management to make critical judgements in applying the Group’s accounting policies and make critical assumptions and estimates concerning future events. Assumptions and estimates may differ from the actual results and are continually evaluated and adjusted based on historical experience and other factors. Such assumptions and estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Revenue recognition-sales of system integration services

Gorilla recognizes revenue from providing system integration services based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided, because the customer receives and uses the benefits simultaneously. This is determined based on the proportion of labor services that have been performed as of the financial reporting date to the total labor services expected to be rendered. Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date, such as engineering progress, material quantities, the achievement of milestones, labor productivity and cost estimates. Any significant variances in estimations of the total costs will impact the measurement of progress which drives the revenue recognition of contract works in an accounting period. Management continuously monitors factors that may affect the quality of its estimates and conducts periodic review of the relevance of factors by reviewing the actual amounts incurred and comparing with previous estimated amounts in order to mitigate the exposure to significant variances.

Recent Accounting Pronouncements

For information on recently issued accounting pronouncements, refer to Note 3 to our consolidated financial statements included elsewhere in this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined statement of financial position as of September 30, 2021 combines the historical unaudited balance sheet of Global as of September 30, 2021 with the historical unaudited consolidated balance sheet of Gorilla as of June 30, 2021 on a pro forma basis, giving effect to the Business Combination and related transactions as if they had been consummated on September 30, 2021.

The following unaudited pro forma condensed combined statement of profit or loss for the nine months ended September 30, 2021 combines the historical unaudited condensed statement of operations of Global for the nine months ended September 30, 2021 and the unaudited consolidated statement of comprehensive income (loss) of Gorilla for the nine months ended June 30, 2021 on a pro forma basis, giving effect to the Business Combination and related transactions as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2020 combines the historical statement of operations of Global and the historical consolidated statement of comprehensive loss of Gorilla for such period on a pro forma basis, giving effect to the Business Combination and related transactions as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with Gorilla’s and Global’s financial statements and related notes, as applicable, and the sections titled “Gorilla Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Global Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

Description of the Proposed Transactions

On December 21, 2021, Global entered into the Business Combination Agreement with Gorilla, which provides for, among other things, the following transactions:

•        Recapitalization:    Each Gorilla preference share shall become and be converted into ordinary shares of Gorilla, and immediately following such conversion, each then outstanding Gorilla ordinary share shall become and be converted into such number of Gorilla ordinary shares as is determined by multiplying (1) such Gorilla ordinary share by (2) the quotient obtained by dividing (A) $650 million, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Gorilla ordinary shares then outstanding and (ii) the number of Gorilla ordinary shares issuable upon the exercise of all then outstanding options to purchase Gorilla ordinary shares, on a net exercise basis.

•        Merger:    Immediately following the consummation of the Recapitalization, each Global Class A ordinary share and each Global Class B ordinary share issued and outstanding immediately prior to the Merger shall automatically be cancelled in exchange for the right of the holder thereof to receive an equivalent number of Gorilla ordinary shares.

Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Global will be treated as the accounting acquiree for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Gorilla issuing shares at the closing of the Business Combination for the net assets of Global as of the closing date, accompanied by a recapitalization. The net assets of Global will be stated at historical cost, with no goodwill or other intangible assets recorded.

Gorilla has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•        The former owners of Gorilla will hold the largest portion of voting rights in the Combined Company;

•        Gorilla has the right to appoint a majority of the directors in the Combined Company;

•        Gorilla’s existing senior management team will comprise a majority of management of the Combined Company;

•        The operations of Gorilla will represent the ongoing operations of the Combined Company; and

•        Gorilla is the larger of the combining entities based on fair value, assets, revenues and profits.

The Business Combination is not within the scope of IFRS 3 — Business Combinations, since Global does not meet the definition of a business. The Business Combination will be accounted for within the scope of IFRS 2 — Share-based Payments. As a result, any excess of fair value of Gorilla ordinary shares issued over the fair value of Global’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed upon consummation.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated or if the businesses had always been combined, nor is it indicative of the future consolidated results of operations or financial position of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information presents two scenarios with respect to the potential redemption by public shareholders of Global Class A ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account:

•        Assuming no redemptions:    This presentation assumes that no public shareholders exercise their rights to redeem any of their Global Class A ordinary shares for a pro rata portion of the funds in the Trust Account. Thus, the full amount of funds held in the Trust Account as of closing is available for the Business Combination.

•        Assuming maximum redemptions:    This presentation assumes that holders of 16,750,000 Class A ordinary shares subject to possible redemption exercise their rights to redeem their Class A ordinary shares for approximately $10.10 per subunit. The Business Combination Agreement contains a condition to the Closing that Global will have cash, prior to the payment of transaction costs, of $50.0 million comprising (i) the funds held in the Trust Account or Global’s operating account after giving effect to the Global shareholder redemption, prior to payment of transaction expenses, and (ii) aggregate net proceeds from any PIPE Investment. As Global has received commitments from PIPE Investors to purchase $50.5 million of PIPE Subunits in the PIPE Investment and, as of September 30, 2021, the Trust Account had a balance of approximately $169.2 million, the maximum redemption scenario assumes that all Global Class A ordinary shares subject to possible redemption are redeemed for aggregate redemption payments of approximately $169.2 million using a per share redemption price of approximately $10.10 per subunit.

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by public shareholders is unknowable prior to the Global shareholder vote with respect to the Business Combination. Accordingly, the actual financial position and results of operations may differ significantly from the pro forma amounts presented herein.

The following summarized the number of Gorilla ordinary shares outstanding under the two redemption scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions
Shareholders	Ownership in Shares	%	Ownership in Shares	%
Gorilla shareholders(1)	61,615,207	69.7%	61,615,207	86.0%
Global shareholders	16,750,000	19.0%	—	0.0%
Sponsor and underwriter	4,985,000	5.6%	4,985,000	7.0%
PIPE Investor	5,000,000	5.7%	5,000,000	7.0%
Total	88,350,207	100.0%	71,600,207	100.0%

____________

(1)      This number excludes 3,384,793 ordinary shares issuable with exercise of Gorilla options.

Unaudited Pro Forma Condensed Combined Statement of Financial Position
As of September 30, 2021
(In thousands)

	Gorilla (IFRS, Historical)	Global (US GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Non-current assets
Financial assets at amortized cost – non-current	$57	$—	$—	$—		$57	$—		$57
Property, plant and equipment	33,119	—	—	—		33,119	—		33,119
Right-of-use assets	26	—	—	—		26	—		26
Intangible assets	2,949	—	—	—		2,949	—		2,949
Deferred income tax assets	233	—	—	—		233	—		233
Other non-current assets	654	—	—	—		654	—		654
Total non-current assets	37,038	—	—	—		37,038	—		37,038

Current assets
Marketable securities held in Trust Account	—	169,196	—	(169,196)	B	—	—		—
Financial assets at amortized cost – current	8,734	—	—	—		8,734	—		8,734
Contract assets	2,134	—	—	—		2,134	—		2,134
Accounts receivable	33,177	—	—	—		33,177	—		33,177
Inventories	236	—	—	—		236	—		236
Other current assets	340	—	150	—		490	—		490
Prepaid expenses	—	150	(150)	—		—	—		—
Cash and cash equivalents	4,206	458	—	50,500	A	205,847	1,173	C	37,824
	—	—	—	169,196	B	—	(169,196)	I	—
	—	—	—	(5,863)	C	—	—		—
	—	—	—	(12,650)	D	—	—		—
Total current assets	48,827	169,804	—	31,987		250,618	(168,023)		82,595
Total Assets	$85,865	$169,804	$—	$31,987		$287,656	$(168,023)		$119,633

Commitments and contingencies
Class A ordinary shares subject to possible redemption	$—	$169,196	$(169,196)	$—		$—	$—		$—

Equity
Gorilla preferred share	5,845	—	—	(5,845)	E	—	—		—
Gorilla ordinary share	6,191	—	—	1	E	9	(2)	I	7
	—	—	—	(6,186)	F	—	—		—
	—	—	—	3	G	—	—		—

Gorilla treasury shares	(30)	—	—	—		(30)	—		(30)
Global preference shares	—	—	—	—		—	—		—
Global Class A ordinary shares	—	—	—	1	A	—	—		—
	—	—	—	(1)	G	—	—		—
Global Class B ordinary shares	—	—	—	—		—	—		—
Capital surplus	40,963	—	—	50,099	A	311,468	1,173	C	144,043
	—	—	—	(9,407)	D	—	408	D	—
	—	—	—	5,844	E	—	(169,194)	I	—
	—	—	—	6,186	F	—	(1,613)	J	—
	—	—	—	169,194	G	—	1,801	K	—
	—	—	—	(21,164)	H	—	—		—
	—	—	—	69,753	J	—	—		—
Accumulated deficit	(6,747)	(11,014)	—	(3,243)	D	(69,593)	(408)	D	(68,388)
	—	—	—	21,164	H	—	1,613	J	—
	—	—	—	(69,753)	J	—	—		—
Financial statements translation differences of foreign operations	1,778	—	—	—		1,778	—		1,778
Total equity	48,000	(11,014)	—	206,646		243,632	(166,222)		77,410

Unaudited Pro Forma Condensed Combined Statement of Financial Position — (Continued)
As of September 30, 2021
(In thousands)

	Gorilla (IFRS, Historical)	Global (US GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Non-current liabilities
Long-term borrowings	9,869	—	—	—		9,869	—		9,869
Provisions – non-current	165	—	—	—		165	—		165
Deferred income tax liabilities	90	—	—	—		90	—		90
Lease liabilities – non-current	12	—	—	—		12	—		12
Warrant liabilities	—	5,637	—	400	A	6,037	(1,801)	K	4,236
Class A ordinary shares subject to possible redemption	—	—	169,196	(169,196)	G	—	—		—
Total non-current liabilities	10,136	5,637	169,196	(168,796)		16,173	(1,801)		14,372

Current liabilities
Short-term borrowings	18,890	—	—	—		18,890	—		18,890
Accounts payable	4,642	—	121	—		4,763	—		4,763
Other payables	2,779	—	—	—		2,779	—		2,779
Provisions – current	96	—	—	—		96	—		96
Lease liabilities – current	15	—	—	—		15	—		15
Long-term borrowings, current portion	1,212	—	—	—		1,212	—		1,212
Other current liabilities, others	95	—	—	—		95	—		95

Due to related parties	—	1	—	—		1	—		1
Accrued offering costs and expenses	—	121	(121)	—		—	—		—
Deferred underwriting discount	—	5,863	—	(5,863)	C	—	—		—
Total current liabilities	27,729	5,985	—	(5,863)		27,851	—		27,851
Total liabilities	37,865	11,622	169,196	(174,659)		44,024	(1,801)		42,223
Total Equity and Liabilities	$85,865	$169,804	$—	$31,987		$287,656	$(168,023)		$119,633

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Profit or Loss
For the Nine Months Ended September 30, 2021
(In thousands, except per share data)

	Gorilla (IFRS, Historical)	Global (US GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$33,508	$—	$—	$—		$33,508	$—		$33,508
Cost of revenue	(19,524)	—	—	—		(19,524)	—		(19,524)
Gross profit	13,984	—	—	—		13,984	—		13,984

Operating expenses
Selling expenses	(3,508)	—	—	—		(3,508)	—		(3,508)
General and administrative expenses	(1,774)	—	(1,593)	58	BB	(3,309)	—		(3,309)
Research and development expenses	(10,886)	—	—	—		(10,886)	—		(10,886)
Other income	64	—	—	—		64	—		64
Other losses – net	(1,383)	—	—	—		(1,383)	—		(1,383)
Formation and operating costs	—	(613)	613	—		—	—		—
Total operating expenses	(17,487)	(613)	(980)	58		(19,022)	—		(19,022)

Operating loss	(3,503)	(613)	(980)	58		(5,038)	—		(5,038)

Non-operating income and expenses
Interest income	78	—	21	(21)	AA	78	—		78
Finance costs	(373)	—	—	—		(373)	—		(373)
Warrant issuance costs	—	(980)	980	—		—	—		—
Change in fair value of warrants	—	11,325	—	—		11,325	(3,624)	CC	7,701
Trust interest income	—	21	(21)	—		—	—		—
Total other non-operating income and (expenses)	(295)	10,366	980	(21)		11,030	(3,624)		7,406

(Loss) income before income tax	(3,798)	9,753	—	37		5,992	(3,624)		2,368
Income tax benefit	73	—	—	—		73	—		73
(Loss) income for the period	(3,725)	9,753	—	37		6,065	(3,624)		2,441

Net loss per share – basic and diluted	$(0.61)
Basic and diluted net income per share, redeemable ordinary shares		$1.47
Basic and diluted net loss per share, non-redeemable ordinary shares		$(1.13)
Weighted average shares outstanding – basic						88,350,207			71,600,207
Net income per share – basic						$0.07			$0.03
Weighted average shares outstanding – diluted						96,911,753			78,649,601
Net income per share – diluted						$0.06			$0.03

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Profit or Loss
For the Year Ended December 31, 2020
(In thousands, except per share data)

	Gorilla (IFRS, Historical)	Global (US GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$45,413	$—	$—	$—		$45,413	$—		$45,413
Cost of revenue	(26,857)	—	—	—		(26,857)	—		(26,857)
Gross profit	18,556	—	—	—		18,556	—		18,556

Operating expenses
Selling expenses	(5,331)	—	—	—		(5,331)	—		(5,331)
General and administrative expenses	(2,932)	—	(2)	(1,743)	DD	(74,430)	(408)	DD	(73,225)
	—	—	—	(69,753)	EE	—	1,613	EE	—
Research and development expenses	(14,343)	—	—	—		(14,343)	—		(14,343)
Other income	59	—	—	—		59	—		59
Other losses – net	(1,702)	—	—	—		(1,702)	—		(1,702)
Formation and operating costs	—	(2)	2	—		—	—		—
Total operating expenses	(24,249)	(2)	—	(71,496)		(95,747)	1,205		(94,542)

Operating loss	(5,693)	(2)	—	(71,496)		(77,191)	1,205		(75,986)

Non-operating income and expenses
Interest income	159	—	—	—		159	—		159
Finance costs	(461)	—	—	—		(461)	—		(461)
Total other non-operating expenses	(302)	—	—	—		(302)	—		(302)

Loss before income tax	(5,995)	(2)	—	(71,496)		(77,493)	1,205		(76,288)
Income tax benefit	75	—	—	—		75	—		75
Loss for the period	(5,920)	(2)	—	(71,496)		(77,418)	1,205		(76,213)

Net loss per share – basic and diluted	$(0.96)
Basic and diluted net loss per share		$—
Weighted average shares outstanding – basic and diluted						88,350,207			71,600,207
Net loss per share – basic and diluted						$(0.88)			$(1.06)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of the presentation

The unaudited pro forma condensed combined statement of financial position as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statements of profit or loss for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the pro forma effect of the Business Combination as if they had been completed on January 1, 2020. These periods are presented on the basis that Gorilla is the accounting acquirer.

The historical financial information of Gorilla was derived from Gorilla’s unaudited condensed consolidated financial statements as of June 30, 2021, and Gorilla’s unaudited consolidated statements of comprehensive income (loss) for the nine months ended June 30, 2021 and Gorilla’s consolidated financial statements as of and for the year ended December 31, 2020, included elsewhere in this proxy statement/prospectus. The historical financial information of Global was derived from Global’s condensed financial statements as of and for the nine months ended September 30, 2021 and Global’s financial statements as of December 31, 2020 and for the period from August 6, 2020 (inception) through December 31, 2020, included elsewhere in this proxy statement/prospectus. This information should be read together with Gorilla’s and Global’s financial statements and related notes, as applicable, and the sections titled “Gorilla’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

Gorilla’s historical consolidated financial statements are prepared in accordance with IFRS. The historical financial statements of Global were prepared in accordance with U.S. GAAP and, for purposes of the unaudited pro forma financial information, have been converted to IFRS on a basis consistent with the accounting policies and presentation adopted by Gorilla.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. Global and Gorilla have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of Gorilla upon consummation of the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Gorilla believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Gorilla management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes that the Global warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of profit or loss.

2. Conversion and Reclassification of Global’s Financial Statement

The historical financial information of Global has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert Global’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify Global Class A ordinary shares subject to redemption to non-current financial liabilities under IFRS 2.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Global’s historical financial information in accordance with the presentation of Gorilla’s historical financial information.

3. Adjustments to Unaudited pro forma Condensed Combined Statement of Financial position as of September 30, 2021

The Transaction Account Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows. The exchange of Global warrants to Gorilla warrants is not adjusted because the Gorilla warrants to be converted from the Global warrants have the same terms and conditions set forth in the Global warrants.

A.     To record proceeds received from the PIPE Investment of $50.5 million with the corresponding issuance of 5,000,000 Global Class A ordinary shares and 1,250,000 Global warrants. The fair value of warrants issued was estimated based on a market price of $0.32 per warrant (as of February 1, 2022). The value is preliminary and will change based on fluctuations in the price of the Global warrants through the closing date.

B.      Reflects the liquidation and reclassification of $169.2 million of funds held in the Trust Account to cash and cash equivalents that becomes available following the Business Combination.

C.     Reflects the settlement of deferred underwriting commissions upon the closing of the Business Combination. The underwriters have agreed that the deferred underwriting commissions will be reduced pro rata for redemptions from the trust account up to a maximum reduction of 20%.

D.     Represents preliminary estimated transaction costs expected to be incurred by Global and Gorilla of approximately $10.2 million and $2.5 million, respectively, for legal, accounting and printing fees incurred as part of the Business Combination.

For the Global transaction costs, none of these fees have been accrued as of the pro forma balance sheet date. $8.65 million represent equity issuance costs capitalized in share premium related to the PIPE Financing. The remaining amount of $1.5 million is reflected as an adjustment to accumulated deficit. These costs have been excluded from the unaudited pro forma condensed combined statement of profit or loss. The Global estimated transaction costs excludes the deferred underwriting commissions included in (C) above.

For the Gorilla transaction costs, none of these fees have been accrued as of the pro forma balance sheet date. The amount of $2.5 million is allocated between newly issued shares and newly listed but previously existing shares. Under Scenario 1, approximately $0.8 million is allocated to newly issued shares and included as adjustment to capital surplus and approximately $1.7 million is allocated to the newly listed but previously existing shares and included as an adjustment to accumulated deficit and is reflected in the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2020 as discussed in (DD) below. Under Scenario 2, approximately $0.3 million is allocated to newly issued shares and included as adjustment to capital surplus and approximately $2.2 million is allocated to the newly listed but previously existing shares and included as an adjustment to accumulated deficit and is reflected in the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2020 as discussed in (DD) below.

E.      Represents the exchange of 5,844,892 Gorilla preference shares into 5,844,892 ordinary shares at par value of $0.0001 per share after giving effect to the Recapitalization.

F.      Represents the exchange of outstanding Gorilla ordinary shares, including the shares converted from preference shares in (D) above, into 61,615,207 Gorilla ordinary shares at par value of $0.0001 per share after giving effect to the Recapitalization.

G.     Represents the exchange of 22,447,500 Global Class A ordinary shares, of which 16,750,000 (held by the Global shareholders excluding the Sponsor and underwriter) shares were subject to possible redemption, and 4,287,500 Global Class B ordinary shares into an equivalent number of Gorilla ordinary shares at par value of $0.0001 per share.

H.     Represents the elimination of Global’s historical accumulated deficit after recording the transaction costs to be incurred by Global as described in (D) above.

I.       Reflects the maximum redemption of 16,750,000 Global Class A ordinary shares for aggregate redemption payments of $169.2 million at a redemption price of $10.10 per share. The Business Combination Agreement provides that consummating the Business Combination is conditioned on Global having a minimum of $50 million of cash on hand whether in or outside the trust account, after giving effect to share redemptions and prior to payment of any transaction expenses.

J.       Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of Gorilla ordinary shares issued and the fair value of Global’s identifiable net assets at the date of the Business Combination should be recorded as a share-based compensation, resulting in a $70.0 million and $68.1 million increase to accumulated loss assuming no redemptions and maximum redemptions, respectively. The fair value of shares issued was estimated based on a market price of $10.02 per share (as of February 1, 2022). The value is preliminary and will change based on fluctuations in the share price of the Global ordinary shares and warrants through the closing date. A one percent change in the market price per share would result in a change of $2.7 million and $1.0 million in the estimated expense, assuming no redemptions and maximum redemptions, respectively.

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	Shares	(in 000s)	Shares	(in 000s)
Global shareholders
Class A shareholders	22,447,500		5,697,500
Class B shareholders	4,287,500		4,287,500
Total Gorilla shares to be issued to Global shareholders		$267,885		$100,050

Net assets of Global as of September 30, 2021		158,182		158,182
Less: Global transaction costs, net		(10,150)		(10,150)
Add: Effect of PIPE financing		50,100		50,100
Add: Effect of 20% reduction in deferred underwriting commissions for redemptions		—		1,173
Add: Effect of elimination of warrant liability		—		1,801
Less: Effect of maximum redemption of 16,750,000 Global Class A ordinary shares		—		(169,196)
Adjusted net assets of Global as of September 30, 2021		198,132		31,910

Difference – being IFRS 2 charge for listing services		$69,753		$68,140

K.     Represents the elimination of warrant liability after giving effect to the forfeiture of one-quarter warrant included in the Public Subunit when Global public shareholders redeem the shares upon consummation.

4. Unaudited Gorilla Statement of Comprehensive Income (Loss) for the Nine Months Ended June 30, 2021

The following table sets forth the calculation for Gorilla’s unaudited statement of comprehensive income (loss) for the nine months ended June 30, 2021 used in the pro forma calculation. Gorilla’s unaudited statement of comprehensive loss for nine months ended June 30, 2021 is derived from Gorilla’s unaudited condensed interim consolidated statements of comprehensive loss for six month ended June 30, 2021, included elsewhere in this proxy statement/prospectus, combined with Gorilla’s unaudited statement of comprehensive income for three months ended December 31, 2020 (not included elsewhere in this proxy statement/prospectus).

Gorilla Unaudited Statement of Comprehensive Income (Loss)
For the Nine Months Ended June 30, 2021
(In thousands)

	3 months ended December 31, 2020 (Unaudited)	6 months ended June 30, 2021 (Unaudited)	9 months ended June 30, 2021 (Unaudited)
Revenue	$18,407	$15,101	$33,508
Cost of revenue	(9,268)	(10,256)	(19,524)
Gross profit	9,139	4,845	13,984

Operating expenses
Selling expenses	(1,315)	(2,193)	(3,508)
General and administrative expenses	(791)	(983)	(1,774)
Research and development expenses	(3,632)	(7,254)	(10,886)
Other income	37	27	64
Other losses – net	(1,281)	(102)	(1,383)
Total operating expenses	(6,982)	(10,505)	(17,487)

Operating income (loss)	2,157	(5,660)	(3,503)

Non-operating income and expenses
Interest income	56	22	78
Finance costs	(122)	(251)	(373)
Total other non-operating expenses	(66)	(229)	(295)

Income (loss) before income tax	2,091	(5,889)	(3,798)
Income tax benefit	12	61	73
Income (loss) for the period	2,103	(5,828)	(3,725)

5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Profit or Loss for the Nine Months Ended September 30, 2021 and for the Year Ended December 31, 2020

The Transaction Accounting Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

AA.  To eliminate interest income earned on funds in the Trust Account which will be released upon closing of the Business Combination.

BB.   To eliminate administrative service fees that will be ceased paying upon closing of the Business Combination.

CC.   To eliminate change in fair value of warrants after giving effect to the forfeiture of one-quarter warrant included in the Public Subunit when Global public shareholders redeem the shares upon consummation.

DD.   To reflect the recognition of transaction costs incurred by Gorilla, assuming no redemptions and maximum redemptions respectively, as described in (D) above, during the year ended December 31, 2020. These costs are a nonrecurring item.

EE.   Represents $70.0 million and $68.1 million of share-based compensation expense recognized assuming no redemptions and maximum redemptions, respectively, in accordance with IFRS 2, for the difference between the fair value of Gorilla ordinary shares issued and the fair value of Global’s identifiable net assets, as described in (J) above. This cost is a nonrecurring item.

6. Profit (Loss) per Share

Represents the net profit (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net profit (loss) per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Global’s redeemable shares:

	For the nine months ended September 30, 2021
	(in thousands, except share and per share data)
	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming Maximum Redemptions
Weighted average shares outstanding – basic
Gorilla shareholders	61,615,207	61,615,207
Global shareholders	16,750,000	—
Sponsor and underwriter	4,985,000	4,985,000
PIPE Investor	5,000,000	5,000,000
Total	88,350,207	71,600,207
Weighted average shares outstanding – diluted
Gorilla shareholders	65,000,000	65,000,000
Global shareholders	21,286,458	3,024,306
Sponsor and underwriter	5,173,906	5,173,906
PIPE Investors	5,451,389	5,451,389
Total	96,911,753	78,649,601
	For the year ended December 31, 2020
	(in thousands, except share and per share data)
	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming Maximum Redemptions
Weighted average shares outstanding – basic and diluted(1)
Gorilla shareholders	61,615,207	61,615,207
Global shareholders	16,750,000	—
Sponsor and underwriter	4,985,000	4,985,000
PIPE Investors	5,000,000	5,000,000
Total	88,350,207	71,600,207

____________

(1)      For purpose of applying the “if converted” method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the Global IPO and warrants sold in the private placement concurrent with the Global IPO and all outstanding options of Gorilla are exchange for ordinary shares. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share for the year ended December 31, 2020.

DIRECTOR AND EXECUTIVE COMPENSATION

The aggregate compensation paid by Gorilla to Gorilla’s directors for the fiscal year ended December 31, 2021 was zero. In fiscal year 2021, Gorilla did not grant any stock option awards to its directors as a group.

The aggregate compensation paid by Gorilla to Gorilla’s senior executive officers for the fiscal year ended December 31, 2021 was approximately US$784,770. In fiscal year 2021, Gorilla granted stock option awards to its executive officers as a group to acquire an aggregate of 12,312 of Gorilla’s ordinary shares. The stock option awards granted to its executive officers are subject to the same vesting conditions as those of Gorilla’s employees.

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION

Management and Board of Directors

Global and Gorilla anticipate that the current executive officers and directors of Gorilla, as of the date of this proxy statement/prospectus, will remain as the executive officers and directors of Gorilla following the Business Combination and one additional director from Global’s board of directors will join the Gorilla board of directors at such time. The following persons are expected to serve as Gorilla’s executive officers and directors following the Business Combination. For biographical information concerning these executive officers and directors, see below. In this section “we,” “us” and “our” refer to Gorilla.

Name	Age	Position
Jayesh Chandan	47	Executive Chairman
Dr. Sih-Ping “Spincer” Koh	65	Director/Chief Executive Officer
Feng-Shiuh “Felix” Song	48	Chief Solutions Officer
Yi-Chen “Mike” Wang	49	Sales Director, Southeast Asia and Head of Sales — Asia
Ming-Hsing “Stardi” Yen	56	Senior Vice President of Finance
Jiann-Cherng “Alan” Luo	48	Chief Technology Officer
Tomoyuki Nii	54	Director
Yoichiro Hirano	58	Director
Rt. Hon. Ruth Kelly	53	Director
Gregg Walker	49	Director

Jayesh “Jay” Chandan will become our Executive Chairman of the Board as of the date of the Closing. Since April 2021, Mr. Chandan has been the Chairman of Global SPAC Partners Co., a blank check company which completed a $168 million IPO in April 2021, and which announced in December 2021, its intention to merge with Gorilla. Since 2019, Mr. Chandan has been the Founder & Managing Partner of KASS Capital, an investment advisory firm that invests globally in the technology industry and provide alternative liquidity solutions to equity investors, debt holders, founders and management teams. Since 2017, Mr. Chandan has also been the Co-Founder and a Partner of Shackleton-Victoria, an investment firm where Mr. Chandan led the firm’s investment in FinLeap, a financial technology accelerator and incubator. Since 2014, Mr. Chandan has also been the Co-Founder and a Director of Mathern Ltd., an investment firm focused on investing in UK companies. From 2010 to 2012, Mr. Chandan was a Co-Founder and Partner at Cortis Capital LLP, a transformation and project management firm focused on global mergers & acquisitions, where he worked on the Minna Airport City, an urban regeneration project in Nigeria. From 2007 to 2008, Mr. Chandan served as the CEO of Invensis (UK) Ltd., a business process outsourcing company. From 2005 to 2007, Mr. Chandan served as Director of Business Development of EXLservice (UK) Ltd., a data analytics company that is now publicly traded on the Nasdaq with approximately $1 billion in revenues and approximately $3 billion in market cap. From 2004 to 2005, Mr. Chandan served as Director of Sales & Strategic Accounts at Exevo (UK) Ltd., a global market research & outsourcing firm that was later acquired by Copal Partners and is now part of Moody’s Corporation. From 1995 to 2004, Mr. Chandan served as the Co-Founder and Executive Director of NPL, an IT services business in Southeast Asia. Mr. Chandan serves as an Advisory Board Member of ConsolFreight LLC, a Fintech FreightTech ecosystem. Mr. Chandan graduated from Madras University, India, with an Engineering Degree, majoring in Computer Sciences. We believe Mr. Chandan is well qualified to serve as a director of our company given his extensive investment and operational experience in emerging markets.

Dr. Sih-Ping “Spincer” Koh has been Chief Executive Officer since September 2000 of Gorilla, a company he co-founded in July 2000. He has also served on the Gorilla board of directors since September 2000. Dr. Koh graduated from the Chung-Cheng Institute of Technology, Taiwan, with a Bachelor of Science and received his Master of Science in Naval Architecture and Marine Engineering from the University of Michigan, Ann Arbor, Rackham Graduate School and his Ph.D. from the University of Washington, Seattle. Dr. Koh’s knowledge of the company, as well as his experience with Edge Analytics AI solutions makes him a valuable asset to our board.

Feng-Shiuh “Felix” Song has been with Gorilla since 2003 and since 2019, he has been the Chief Solutions Officer. From 2011 to 2019, Mr. Song served as Vice President of the Broadcasting Solutions and Services Dept. and from 2009 to 2011, he served as the same unit’s Director. Prior to 2009, he served in various roles at Gorilla. Mr. Song graduated from the National Cheng-Kung University, Taiwan with a Bachelor of Electrical Engineering degree and received his Master of Science in Computer Science Group of Electrical Engineering from the National Cheng-Kung University, Taiwan.

Yi-Chen “Mike” Wang has been with Gorilla since 2002 and since 2011, he has been the Sales Director, Southeast Asia, of Gorilla as well as the Head of Sales — Asia, since 2016. Mr. Wang graduated from Chinese Culture University with a Bachelor degree of Journalism and received his Master of Science in Administrative Studies of Business from Boston University’s Metropolitan College. He also received his Master of Arts in Integrated Marketing Communication from Emerson College, Boston.

Ming-Hsing “Stardi” Yen has been the Senior Vice President of Finance of Gorilla since 2018. Prior to his role, he was the Assistant Vice President of Strategic Investment for the Pou Chen Corporation from 2016 to 2018. Mr. Yen graduated from National Taiwan University with a Bachelor of Science degree and from Simon School of University of Rochester with a Master of Business Administration.

Jiann-Cherng “Alan” Luo has been with Gorilla since 2003 and since 2019, he has been the Chief Technology Officer. From 2011 to 2019, he served as Vice President of Security Convergences. Prior to his role, he was the Supervisor Software Engineer of Trend Management Infrastructure. Mr. Luo graduated from National Chiao Tung University, Taiwan with a Bachelor of Computer Science degree and from National Chiao Tung University, Taiwan with a Master of Computer Science.

Tomoyuki Nii has been the Executive Officer of SBI Investment Co., Ltd (formerly Softbank Investment) since 2018 and has been responsible for overseas investments by the company’s funds. Between 2016 and 2018, Mr. Nii was the General Manager of SBI Investment Co., Ltd mainly investing in Europe.

Mr. Nii graduated from the Keio University, Japan with a degree in Law and received a Master of Business Administration in Corporate Finance, Venture Finance, Risk Analysis from the Waseda Graduate School of Finance, Accounting and Law, Tokyo.

Yoichiro Hirano is the founder of Asteria Corporation (TSE:3853) and has been the Chief Executive Officer since 1998. He also serves as a director and Chairman of the Board of the company. Mr. Hirano has over thirty (30) years of experience in the software industry, beginning in 1998 when he founded the Infoteria Corporation, the predecessor to Asteria. He has served as a Visiting Professor at Aoyama Gakuin University, Graduate School of Social Informatics from 2008 to 2011. Prior to founding Asteria, he led the Marketing and Strategic Planning team for ten (10) years at Lotus Development Corporation, which was acquired by IBM. Mr. Hirano attended Kumamoto University where he studied Applied Chemistry.

Rt. Hon. Ruth Kelly is our director nominee as of the date of this proxy statement/prospectus. Since November 2021, Ms. Kelly has been non-executive Chair of Thames Freeport, a private-sector led, UK government sponsored regeneration initiative, north of the Thames Estuary. Since September 2020, Ms. Kelly has been a member of the Vatican’s Council for the Economy, which oversees the Holy See’s finances. Since April 2019, Ms Kelly has also been a non-executive Director of Heathrow Airport and a member of the airport’s Audit and Finance committees. From April 2016 to March 2019, Ms. Kelly served as a non-executive director of the Financial Conduct Authority, the regulator of the conduct of financial services in the UK; throughout that time, she also served as Chair of the regulator’s Audit Committee and member of its Risk Committee. Between October 2011 and July 2017, Ms. Kelly was a non-executive director of National Grid, one of the world’s largest publicly listed utilities focused on transmission and distribution of electricity and gas across the UK and US, serving on its finance, audit and nomination committees. From September 2015 to August 2019, Ms. Kelly served as Pro Vice Chancellor of St Mary’s University, Twickenham, London, overseeing the development, enterprise and research agendas. From May 2010-August 2015, Ms. Kelly worked as a Managing Director at HSBC Bank, during which time she became Global Head of Client Strategy in HSBC Global Asset Management, overseeing global marketing and managing global relationships across the banking group. From May 1997 to April 2010, Ms. Kelly was a UK politician, serving in various ministerial capacities including as Economic Secretary to the Treasury, Financial Secretary to the Treasury, Minister of State in the Cabinet Office, Secretary of State for Education, Secretary of State for Communities and Local Government and Secretary of State for Transport. From September 1994 to April 1997, Ms. Kelly worked as an economist at the Bank of England. From August 1990 to September 1994, Ms. Kelly was an

economics journalist on The Guardian newspaper. In 1992, Ms. Kelly received a Master of Science from the London School of Economics. Ms. Kelly graduated from The Queen’s College, Oxford, in 1989 in Philosophy, Politics and Economics.

Gregg Walker is our director nominee as of the date of this proxy statement/prospectus. Mr. Walker joined Muller & Monroe Asset Management as a Partner and Managing Director in July 2021 and leads the co-investment efforts of the firm as well as the firm’s New York City office. Mr. Walker founded G.A. Walker, LLC in July 2016 when he left his position as the Senior Vice President for Corporate Development at Sony Corporation of America (Sony), a position he had held since March 2009, and he has been the Managing Member of G.A. Walker, LLC since its inception. Mr. Walker is currently a member of the Board of Vewd Software A/S and of Blue Whale Acquisition Corp I (a SPAC sponsored by Mubadala Capital). While serving as the Managing Member of G.A. Walker, LLC, Mr. Walker also served as the President and COO of Remarkable, LLC, a live entertainment company based in New York City, from 2017 until January 2021. When Remarkable, LLC invested in the Big Apple Circus in 2017, Mr. Walker added the role of CEO of the Big Apple Circus to his list of responsibilities and served as the CEO of the Big Apple Circus until January 2021. During Mr. Walker’s tenure as CEO, the Big Apple Circus achieved record levels of revenues. At Sony, Mr. Walker worked across all of Sony’s business units including PlayStation, Sony Pictures, Sony Music, and Sony Electronics, and Mr. Walker had helped lead many major transactions and strategic efforts, including Sony’s purchase of the 50% of Sony/ATV Music Publishing previously owned by the Michael Jackson Estate. Mr. Walker served on the Board of Directors of movie studio Metro-Goldwyn-Mayer (MGM) as well as on the Boards of EMI Music Publishing and Sony/ATV Music Publishing. In 2010, he was chosen by Crain’s New York Business as one of New York City’s 40 Under 40 Rising Stars. Prior to joining Sony, Mr. Walker was Vice President of Mergers and Acquisitions at Viacom for three years. Before, Viacom, Mr. Walker was a Vice President at Goldman Sachs in the investment banking division. Mr. Walker was at Goldman Sachs for nearly a decade. Mr. Walker earned an undergraduate degree from Washington University in St. Louis and a law degree from Yale Law School. In 2012, Mr. Walker was honored by Washington University as one of six alumni to receive a Distinguished Alumni Award, and Washington University honored him again in 2016 with the Alumnus of the Year Award for the New York City metro area. Mr. Walker is the former President of the Levitt Foundation, the former Chairman of the Harlem YMCA (where his leadership resulted in the Harlem YMCA achieving the Transformational Leadership Award from the YMCA of New York City — an award that had only ever been awarded once before), and a member of the Board of Harlem RBI (now called “Dream”).

Family Relationships

There are no family relationships between any of our executive officers and our directors.

Arrangements for Election of Directors and Members of Management

Following the Business Combination, there will be no arrangements or understandings with major shareholders or others pursuant to which any of our executive officers or directors are selected.

Corporate Governance Practices

After the closing of the Business Combination, we will be a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we will be permitted to comply with Cayman Islands corporate governance practices instead of the certain listing rules of Nasdaq, provided that we disclose which requirements we are not following and the equivalent Cayman Islands requirements.

We intend to rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings and with respect to Nasdaq shareholder approval rules. Whereas under the corporate governance rules of Nasdaq, a quorum requires the presence, in person or by proxy, of holders of at least 33 1/3% of the total issued and outstanding voting power of our shares at each general meeting, pursuant to the Gorilla Articles to be effective upon the closing of the Business Combination, the quorum required for a general meeting will consist of at least two shareholders present in person or by proxy who hold or represent at least 33 1/3% of the total outstanding voting power of our shares, except if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting, we qualify as a “foreign private issuer,”

then in such case, the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares (and if the meeting is adjourned for a lack of quorum, the quorum for such adjourned meeting will be, subject to certain exceptions, any number of shareholders). We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other Nasdaq listing rules.

Independence of Directors

As a result of the Gorilla ordinary shares being listed on Nasdaq following consummation of the Business Combination, Gorilla will adhere to the rules of Nasdaq in determining whether a director is independent. The board of directors of Gorilla has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure and Role in Risk Oversight

Upon consummation of the Business Combination, Mr. Jayesh “Jay” Chandan will be appointed as Executive Chairman of the Board and Dr. Sih-Ping “Spincer” Koh as Chief Executive Officer of Gorilla. Gorilla has determined that this structure, with separate Chairman and CEO roles, is in the best interests of Gorilla at this time. A number of factors support this leadership structure, including, among others:

•        The planned separation of the Chairman and CEO roles will allow the CEO to focus his time and energy on operating and managing Gorilla and leverage the experience and perspectives of the Chairman.

•        The Chairman serves as a liaison between the board and senior management but having an executive chairman also enables non-management directors to raise issues and concerns for board consideration without immediately involving management.

•        The Chairman sets the agenda for, and presides over, board meetings and independent sessions and coordinates the work of the committees of our board, providing independent oversight and streamlining the CEO’s duties.

Gorilla also believes in the importance of independent oversight. Gorilla will look to ensure that this oversight is truly independent and effective through a variety of means.

Meetings and Committees of the Board of Directors

Upon consummation of the Business Combination, Gorilla will establish a separately standing audit committee and compensation committee.

Audit Committee Information

Effective upon consummation of the Business Combination, Gorilla will establish an audit committee comprised of independent directors. It is expected that the audit committee will initially consist of _______, _______, and _______. Each of the members of the audit committee will be independent under the applicable Nasdaq listing standards. The audit committee will have a written charter. The purpose of the audit committee will be, among other things, to appoint, retain, set compensation of, and supervise Gorilla’s independent accountants, review the results and scope of the audit and other accounting related services and review Gorilla’s accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under Nasdaq’s listing standards. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Gorilla will be required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

_______  will serve as a financial expert on the audit committee.

Compensation Committee Information

Effective upon consummation of the Business Combination, the board of directors of Gorilla will establish a compensation committee. It is expected that the compensation committee will initially consist of _______, _______, and _______. The compensation committee will have a written charter. The purpose of the compensation committee will be to review and approve compensation paid to Gorilla’s officers and directors and to administer Gorilla’s incentive compensation plans, if any, including authority to make and modify awards under such plans.

The compensation committee assists the Board in determining its responsibilities in relation to remuneration, including, amongst other matters, making recommendations to the Board on the Company’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors and recommending and monitoring the remuneration of senior management below Board level.

Corporate Governance Practices

As a foreign private issuer, Gorilla may generally follow home country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of the Nasdaq Listing Rules, except for certain matters including the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC.

Gorilla intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

•        Executive Sessions.    We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring Gorilla’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Gorilla will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

•        Nomination of Directors.    Gorilla’s director nominees may not be selected or recommended for the board of director’s selection by either (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or (ii) a nominations committee comprised solely of independent directors, as required under Nasdaq rules. Gorilla will follow Cayman Islands practice which does not require director nominations to be made or recommended solely by independent directors. Further, Gorilla will not have a formal written charter or board resolution addressing the director nominations process. Gorilla will follow Cayman Islands practice which does not require Gorilla to have a formal written charter or board resolution addressing the director nominations process.

•        Proxy Statements.    We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. Gorilla will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

•        Shareholder Approval.    Gorilla will not be required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of Gorilla’s Amended and Restated Memorandum and Articles of Association, Gorilla’s board of directors is authorized to issue securities, including ordinary shares, warrants and convertible notes.

Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan

Simultaneously with, or immediately prior to, the closing of the Business Combination, and effective as of the closing date of the Business Combination, Gorilla’s board of directors and its shareholders will approve and adopt the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan, which will reserve for grant a number of Gorilla’s ordinary shares equal to 10% of the number of issued and outstanding Gorilla ordinary shares immediately after the closing of the Business Combination. Additionally, pursuant to the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan, the Gorilla ordinary shares reserved for issuance thereunder will automatically increase annually by 5% on the first day of each fiscal year beginning with the 2023 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions — Global

Founder Shares

On August 7, 2020, Global issued 5,750,000 Founder Shares to the Sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On September 17, 2020, the Sponsor transferred 50,000 Founder Shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. The Sponsor subsequently repurchased the 100,000 Founder Shares from the two former director nominees and 25,000 Founder Shares from Mr. Abedin at the same price of approximately $0.00435 per share.

On March 5, 2021, the Sponsor transferred 25,000 Founder Shares to each of the other two directors including Mr. Jayesh Chandan and Mr. Amir Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full.

On April 8, 2021, the Sponsor returned to Global for cancellation, at no cost, an aggregate of 1,150,000 Founder Shares. This resulted in an aggregate of 4,600,000 Founder Shares outstanding, of which up to 600,000 are subject to forfeiture by the Sponsor if the underwriters’ over-allotment is not exercised in full.

On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result of the over-allotment option being only partially exercised, 412,500 Founder Shares were forfeited on April 15, 2021.

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of the Initial Business Combination and the date on which the closing price of the Class A ordinary share equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the Initial Business Combination or earlier, in any case, if, following a Business Combination, Global engages in a subsequent transaction (1) resulting in the shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of the Board of Directors or management team in which Global is the surviving entity. Notwithstanding the foregoing, in connection with an Initial Business Combination, the initial holders may transfer, assign or sell their Founder Shares with Global’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

Due to Related Parties

The balance of $586 and $122, respectively, as of September 30, 2021 and December 31, 2020, consist of operating costs paid by a related party on behalf of Global.

Related Party Loans

On August 7, 2020, Global issued an unsecured promissory note to the Sponsor, pursuant to which Global may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due at the earlier of June 30, 2021 or the closing of the IPO. Global had drawn down $300,000 under the promissory note with the Sponsor and the promissory note was fully paid as of September 30, 2021.

Administrative Service Fee

Global has agreed, commencing on the Effective Date of Global’s registration statement for the IPO, to pay an affiliate of Global’s CEO a monthly fee of an aggregate of $10,000 for office space, administrative and shared personnel support services. This arrangement will terminate upon completion of a Business Combination or the distribution of the Trust Account to the public shareholders.

For the three months ended March 31, 2021, Global had not incurred any administrative service fee. For the three and nine months ended September 30, 2021, Global incurred $30,000 and $57,667, respectively, administrative service fees.

Reimbursement of Expenses

Other than as described above, no compensation of any kind was or will be paid by Global to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Global’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, which totaled $0 as of the date of this proxy statement/prospectus. Global’s audit committee reviews on a quarterly basis all payments that were made to the Sponsor, officers, directors or its or their affiliates.

Registration Rights

The holders of the Founder Shares, private placement units and any warrants the Sponsor or its affiliates may be issued in payment of working capital loans made to Global (and any shares of Class A ordinary share issuable upon the exercise of the warrants underlying the private placement units and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares), are entitled to registration rights pursuant to an agreement signed on the effective date of the Global IPO. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that Global register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination and rights to require Global to register for resale such securities pursuant to Rule 415 under the Securities Act. Global will bear the expenses incurred in connection with the filing of any such registration statements. In connection with the Closing, the registration rights agreement will be amended in order that these registration rights will be assumed by Gorilla.

Certain Relationships and Related Person Transactions — Gorilla

Rights of Appointment

Gorilla’s board of directors currently consists of seven directors. Pursuant to Gorilla’s articles of association in effect immediately prior to the Business Combination, certain of Gorilla’s shareholders, including related parties, had rights to appoint directors.

Related Party Loans

On September 6, 2021, Gorilla entered into a loan and promissory agreement with Asteria Corporation. Pursuant to the agreement, Asteria Corporation agreed to provide a loan to Gorilla for the principal amount of $3,000,000 by subscribing the promissory note issued by Gorilla. The loan was guaranteed by a letter of guarantee made by Dr. Koh on August 23, 2021. Gorilla has drawn down $3,000,000 under the loan with Asteria Corporation. The maturity date of the promissory note is September 1, 2022.

On or about August 30, 2021, Gorilla entered into a loan and promissory agreement with Dr. Koh. Pursuant to the agreement, Dr. Koh agreed to provide a loan to Gorilla for the principal amount of $1,000,000 by subscribing the promissory note issued by Gorilla. Gorilla has drawn down $1,000,000 under the loan with Koh, Sih-Ping. The maturity date of the promissory note is on or about August 30, 2022.

Other Arrangements with Related Party

As of June 30, 2021, Gorilla has 11 credit facilities. Dr. Koh acts as joint guarantor for each such credit facility by entering into the relevant facility agreements or promissory notes, as applicable, in the capacity as a joint guarantor. For the details of the credit facilities, please refer to the section titled “Gorilla’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Credit Facilities.”

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations of the Business Combination to U.S. Holders (as defined below) of Global Ordinary Share and Global warrants (collectively “Global securities”). The following discusses the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of Global Ordinary Share that elect to have their ordinary shares redeemed for cash and the material U.S. federal income tax consequences of the ownership and disposition of Gorilla ordinary shares and Gorilla warrants following the Business Combination. This discussion applies only to the Global securities, Gorilla ordinary shares and Gorilla warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the Business Combination, the redemptions of Global Ordinary Share or the ownership and disposal of Gorilla ordinary shares and Gorilla warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Neither Global nor Gorilla has sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address the tax treatment of Gorilla ordinary shares or Gorilla warrants to be issued to holders of outstanding Gorilla preference shares in connection with the Business Combination. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        banks, insurance companies, and certain other financial institutions;

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers or traders in securities;

•        traders in securities that elect to mark to market;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding Global securities or Gorilla ordinary shares and/or Gorilla warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to Global securities or Gorilla ordinary shares and/or Gorilla warrants, as the case may be, being taken into account in an applicable financial statement;

•        persons that actually or constructively own 5% or more (by vote or value) of the outstanding Global Ordinary Share or, after the Business Combination, the issued Gorilla ordinary shares;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        U.S. Holders having a functional currency other than the U.S. dollar;

•        persons who hold or received Global securities or Gorilla ordinary shares and/or Gorilla warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of Global securities and Gorilla ordinary shares and/or Gorilla warrants, as the case may be, that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Global securities, Gorilla ordinary shares and/or Gorilla warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT TO HOLDERS OF GLOBAL SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT OF OWNING GORILLA ORDINARY SHARES AND GORILLA WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF GLOBAL SECURITIES, GORILLA ORDINARY SHARES AND GORILLA WARRANTS.

U.S. Holders

U.S. Federal Income Tax Considerations of the Business Combination.

Tax Consequences of the Business Combination Under Section 368(a) of the Code

This section is subject in its entirety to the discussion in the section below titled “— Passive Foreign Investment Company Rules”. The parties to the Business Combination Agreement intend for the Business Combination to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code (a “reorganization”). Although this disclosure assumes that the Business Combination will so qualify, this treatment is not entirely free from doubt, and the IRS or a court could take a different position. Moreover, the qualification of the reorganization will be based on facts and representations which cannot be confirmed until the time of closing or following the closing. The parties to the Business Combination Agreement have agreed to report the Business Combination for all applicable tax purposes in a manner consistent with such tax treatment.

To qualify as a reorganization, a transaction must satisfy certain requirements, including, among others, that the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Business Combination, its corporate parent) continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with only investment-type assets, such as Global, the qualification of the Business Combination as a reorganization is not free from doubt. Moreover, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify as a reorganization, and neither Global nor Gorilla intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the IRS will not challenge the Business Combination’s qualification as a reorganization or that a court will not sustain such a challenge by the IRS. If the Business Combination qualifies as a reorganization, U.S. Holders will generally not recognize gain or loss.

If, notwithstanding the above, at the Effective Time any requirement for Section 368(a) is not met, a U.S. Holder of Global securities may recognize gain or loss in an amount equal to the difference, if any, between the fair market value as of the Closing Date of Gorilla ordinary shares and/or Gorilla warrants received by such U.S. Holder in the Business Combination over such U.S. Holder’s adjusted tax basis in the Global securities surrendered by such U.S. Holder in the Business Combination. Any gain or loss so recognized would generally be long-term capital gain or loss if the U.S. Holder had held the Global securities for more than one year (or short-term capital gain otherwise). It is unclear, however, whether certain redemption rights (described above) may suspend the running of the applicable holding period for this purpose. Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are eligible for preferential U.S. federal income tax rates. However, the deductibility of capital losses is subject to limitations. A U.S. Holder’s holding period in the Gorilla ordinary shares and/or Gorilla warrants received in the Business Combination, if any, will begin on the day following the Closing Date and would not include the holding period for the Global securities surrendered in exchange therefor.

U.S. Holders Exchanging Global Securities for Gorilla ordinary shares and/or Gorilla Warrants

This section is subject in its entirety to the discussion in the section below titled “— Passive Foreign Investment Company Rules”. If the Business Combination qualifies as a reorganization under Section 368(a) of the Code a U.S. Holder generally should not recognize gain or loss if, pursuant to the Business Combination, the U.S. Holder either (i) exchanges only Global Ordinary Share (but not Global warrants) for Gorilla ordinary shares, (ii) exchanges Global warrants for Gorilla warrants, or (iii) both exchanges Global Ordinary Share for Gorilla ordinary shares and exchanges its Global warrants for Gorilla warrants.

In such a case, the aggregate tax basis of the Gorilla ordinary shares received by a U.S. Holder in the Business Combination should be equal to the aggregate adjusted tax basis of the Global Ordinary Share surrendered in exchange therefor. The tax basis in a Gorilla warrant received by a U.S. Holder in the Business Combination should be equal to the adjusted tax basis of a Gorilla warrant exchanged therefor. The holding period of the Gorilla ordinary shares and/or Gorilla warrants received by a U.S. Holder in the Business Combination should include the period during which the Global Ordinary Share and/or warrants exchanged therefor were held by such U.S. Holder. It is unclear whether the redemption rights with respect to Global Ordinary Share have suspended the running of the applicable holding period for this purpose.

Notwithstanding the discussion below under the subsection titled “— U.S. Holders Exercising Redemption Rights with Respect to Global Ordinary Share”, if a U.S. Holder exercises its redemption rights to receive cash from the trust account in exchange for a portion of its Global Ordinary Share, such redemption may be treated as integrated with the Business Combination rather than as a separate transaction. In such case, cash received by such U.S. Holder in the redemption may also be treated as taxable boot received in a “reorganization”. Under this characterization, such U.S. Holder may be required to recognize more gain or income than if the redemption of Global Ordinary Share was treated as a separate transaction from the exchange pursuant to the Business Combination, and would not be entitled to recognize any loss with respect to its redeemed Global Ordinary Share.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to Gorilla in connection with the Business Combination. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. In addition, certain U.S. Holders (and to the extent provided in IRS guidance, certain individual

Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Gorilla Class A ordinary share, subject to certain exceptions, by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Gorilla Class A ordinary share. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Gorilla Class A ordinary share.

U.S. Holders Exercising Redemption Rights with Respect to Global Ordinary Shares

This section is subject in its entirety to the discussion in the subsection below titled “— Passive Foreign Investment Company Rules”. In the event that a U.S. Holder’s Global Ordinary Shares are redeemed for cash pursuant to the redemption provisions described herein, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of stock under Section 302 of the Code. Whether a redemption qualifies as a sale of stock under Section 302 of the Code will depend largely on the total number of Global Ordinary Shares treated as held by the U.S. Holder relative to all of the Global Ordinary Shares outstanding, both before and after the redemption.

The redemption of Global Ordinary Share generally will be treated as a sale of stock under Section 302 of the Code (rather than a distribution) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in Global, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests (determined immediately after the Business Combination) are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only Global Ordinary Share actually owned by such U.S. Holder but also Global Ordinary Share constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Global Ordinary Share which could be directly or constructively acquired pursuant to the exercise of Global warrants.

There will be a complete termination of a U.S. Holder’s interest if either (i) all of the Global Ordinary Share actually and constructively owned by the U.S. Holder is redeemed or (ii) all of the Global Ordinary Share actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules set forth in the Code and Treasury regulations, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption. The redemption of the Global Ordinary Share will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Global. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Global will depend on such U.S. Holder’s particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of a redemption.

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Global Ordinary Shares redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such U.S. Holder’s Global Ordinary Share generally will equal the cost of such shares.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under

U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Global Ordinary Share. Any remaining excess will be treated as gain realized on the sale or other disposition of the Global Ordinary Share.

U.S. Federal Income Tax Considerations of Ownership and Disposition of Gorilla Ordinary Shares and Gorilla Warrants

Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules”, if Gorilla makes distributions of cash or property on the Gorilla ordinary shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of Gorilla’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If Gorilla does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•        either (a) the shares are readily tradable on an established securities market in the United States, or (b) Gorilla is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•        Gorilla is neither a PFIC (as discussed below under below under the subsection titled “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Gorilla’s in any taxable year in which the dividend is paid or the preceding taxable year;

•        the U.S. Holder satisfies certain holding period requirements; and

•        the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

It is not expected that Gorilla will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. In addition, there also can be no assurance that Gorilla ordinary shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, Gorilla will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the subsection titled “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Gorilla ordinary shares. Subject to certain exceptions, dividends on Gorilla ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Gorilla with respect to the Gorilla ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of Gorilla ordinary shares and Gorilla Warrants.

Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Gorilla ordinary shares or Gorilla warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Gorilla ordinary shares and/or Gorilla warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Gorilla ordinary shares or Gorilla warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Gorilla ordinary shares and/or Gorilla warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any Cayman Island tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of a Gorilla Warrant

Except as discussed below with respect to the cashless exercise of a Gorilla warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Gorilla ordinary share on the exercise of a Gorilla warrant for cash. A U.S. Holder’s tax basis in a Gorilla ordinary shares received upon exercise of the Gorilla warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Gorilla warrant received therefore and the exercise price. The U.S. Holder’s holding period for a Gorilla ordinary share received upon exercise of the Gorilla warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Gorilla warrant and will not include the period during which the U.S. Holder held the Gorilla warrant. If a Gorilla warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such Gorilla warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Gorilla warrant.

The tax consequences of a cashless exercise of a Gorilla warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the Gorilla ordinary shares received would equal the U.S. Holder’s basis in the Gorilla warrants exercised therefore. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Gorilla ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Gorilla warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Gorilla ordinary shares would include the holding period of the Gorilla warrants exercised therefore.

It is also possible that a cashless exercise of a Gorilla warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under the subsection titled “— Sale, Exchange, Redemption or Other Taxable Disposition of Gorilla ordinary shares and Gorilla Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of Gorilla ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the Gorilla warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such Gorilla warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Gorilla ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the Gorilla warrants deemed exercised and (ii) the exercise price of such Gorilla warrants. A U.S. Holder’s holding period for the Gorilla ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Gorilla warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of Gorilla warrants.

Possible Constructive Distributions

The terms of each Gorilla warrant provide for an adjustment to the number of Gorilla ordinary shares for which the Gorilla warrant may be exercised or to the exercise price of the Gorilla warrant in certain events, as discussed under the section titled “Description of Share Capital and Gorilla Articles — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Gorilla warrant would, however, be treated as receiving a constructive distribution from Gorilla if, for example, the adjustment increases the holder’s proportionate interest in Gorilla’s assets or earnings and profits (for instance, through an increase in the number of Gorilla ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Gorilla ordinary shares which is taxable to the U.S. Holders of such shares as described under the subsection titled “— Distributions on Gorilla ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Gorilla warrant received a cash distribution from Gorilla equal to the fair market value of such increase interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the Global Ordinary Shares or Gorilla ordinary shares could be materially different from that described above, if Global and/or Gorilla are treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•        at least 75% of its gross income for such year is passive income; or

•        at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Global or Gorilla will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Gorilla owns, directly or indirectly, 25% or more (by value) of the stock.

Because Global is a blank check company, with no current active business, we believe that it is likely that Global will meet the PFIC asset or income test for its current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to Global is uncertain. After the acquisition of a company or assets in a business combination, Global may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of its passive income and assets as well as the passive income and assets of the acquired business. If the company that Global acquires in a business combination is a PFIC, then it will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. The actual PFIC status of Global for its current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to the status of Global as a PFIC for its current taxable year or any future taxable year.

Gorilla believes it was not a PFIC in 2020. Based on the current and anticipated composition of the income, assets and operations of Gorilla and its subsidiaries, there is a risk Gorilla may be treated as a PFIC for the taxable year that includes the Business Combination or future taxable years. However, there can be no assurances in this regard, nor can there be any assurances that Gorilla will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Gorilla can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Global, Gorilla or any of their respective subsidiaries are treated as a PFIC is determined on an annual basis. The determination of whether Global, Gorilla or any of their respective subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of Global or Gorilla’s income and assets, and the market value of their and their respective subsidiaries’ shares and assets. Changes in the composition of Global’s, Gorilla’s or any of their respective subsidiaries’ income or composition of Global’s, Gorilla’s or any of their subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Global or Gorilla were considered a PFIC at any time that a U.S. Holder owns Global Ordinary Shares or Global warrant, or Gorilla ordinary shares or Gorilla warrants, Global or Gorilla, respectively, would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Global Ordinary Shares or Global warrants, or Gorilla ordinary shares or Gorilla warrants at their fair market value on the last day of the last taxable year in which Global or Gorilla, respectively, is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Global Ordinary Shares or Global warrants, or Gorilla ordinary shares or Gorilla warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Global or Gorilla subsequently becomes a PFIC.

For each taxable year that Global or Gorilla is treated as a PFIC with respect to a U.S. Holder’s Global Ordinary Shares or Global warrants, or Gorilla ordinary shares or Gorilla warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of such securities (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Global Ordinary Shares or Gorilla ordinary shares will be treated as excess distributions. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•        the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Global or Gorilla is a PFIC, will be treated as ordinary income; and

•        the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Global Ordinary Shares or Global warrants, or Gorilla ordinary shares or Gorilla warrants cannot be treated as capital gains, even though the U.S. Holder holds the Global Ordinary Shares or Global warrants, or Gorilla ordinary shares or Gorilla warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Global or Gorilla may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Global or Gorilla does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Global’s or Gorilla’s subsidiaries.

If Global or Gorilla is a PFIC, a U.S. Holder of Global Ordinary Shares (but not Global warrants) or Gorilla ordinary shares (but not Gorilla warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if Global or Gorilla, respectively, provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Global and Gorilla will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the Global Ordinary Shares or Gorilla ordinary shares in the event Global or Gorilla is treated as a PFIC for any taxable year. There can be no assurance, however, that Global or Gorilla will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, U.S. Holders of Global warrants or Gorilla warrants will not be able to make a QEF election with respect to their warrants.

In the event Global or Gorilla is a PFIC, a U.S. Holder that makes a QEF election with respect to its Global Ordinary Shares or Gorilla ordinary shares would generally be required to include in income for each year that Global or Gorilla is treated as a PFIC the U.S. Holder’s pro rata share of Global’s or Gorilla’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Global Ordinary Shares or Gorilla ordinary shares. Any net deficits or net capital losses of Global or Gorilla for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount.

If Global or Gorilla owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Global’s or Gorilla’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the Gorilla ordinary shares in which Gorilla is a PFIC, then the Gorilla ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its Gorilla ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Gorilla ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its Gorilla ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its Global Ordinary Shares or Gorilla ordinary shares to elect out of the Excess Distribution Rules discussed above if Global or Gorilla is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder will include in income for each year that Global or Gorilla is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Gorilla makes would generally be subject to the rules discussed above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Gorilla ordinary shares and Gorilla Warrants,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of Gorilla warrants will not be able to make a mark-to-market election with respect to their Gorilla warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Global Ordinary Shares are listed on Nasdaq and Gorilla ordinary shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Global Ordinary Shares or Gorilla ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Global or Gorilla.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Global Ordinary Shares or Gorilla ordinary shares in which Global or Gorilla, respectively, is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to such ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Global Ordinary Shares or Gorilla ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Global or Gorilla is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

This section applies to Non-U.S. Holders of Global Ordinary Share and Global warrants (and Gorilla ordinary shares and Gorilla warrants following the Business Combination). For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Global Ordinary Share and Global warrants (and Gorilla ordinary shares or Gorilla warrants following the Business Combination) that is not a U.S. Holder, including:

•        a nonresident alien individual, other than certain former citizens and residents of the United States;

•        a foreign corporation; or

•        a foreign estate or trust.

Tax Consequences to Non-U.S. Holders of the Business Combination

The U.S. federal income tax consequences of the Business Combination to Non-U.S. Holders generally will correspond to the U.S. federal income tax consequences of the Business Combination to U.S. Holders, as described under the subsection titled “— U.S. Holders Exchanging Global Securities for Gorilla ordinary shares and/or Gorilla Warrants” above. In the event the Business Combination does not qualify for the Intended Tax Treatment, any gain recognized by a Non-U.S. Holder may not be subject to U.S. federal income tax unless one of the exceptions described below under the subsection titled “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Gorilla ordinary shares and Gorilla Warrants to Non-U.S. Holders” applies in respect of gain from the disposition of Global Ordinary Share.

Non-U.S. Holders Exercising Redemption Rights with Respect to Global Ordinary Share

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Global Ordinary Share generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Global Ordinary Share, as described above under the subsection titled “— U.S. Holders Exercising Redemption Rights with Respect to Global Ordinary Share.” Any redeeming Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing such Non-U.S. Holder’s U.S. federal income tax liability unless one of the exceptions described below under the subsection titled “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Gorilla ordinary shares and Gorilla Warrants to Non-U.S. Holders” applies in respect of gain from the disposition of Global Ordinary Share.

If a Non-U.S. Holder receives cash for Global Ordinary Share, and the redemption is treated as a distribution (rather than a sale of stock under Section 302 of the Code), the Non-U.S. Holder will generally not be subject to U.S. federal income tax on the distribution unless one of the exceptions described below under the subsection titled “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Gorilla ordinary shares and Gorilla Warrants to Non-U.S. Holders” applies to the distribution with respect to Global Ordinary Share. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Global Ordinary Share and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Global Ordinary Share, which will be treated as described in the paragraph immediately above. A redemption treated as a dividend by Global to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same corporate or graduated individual rates applicable to U.S. Holders (together with branch profits tax, at a 30% rate, or such lower rate specified by an applicable tax treaty, as adjusted for certain items, if such Non-U.S. Holder is a corporation).

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Gorilla ordinary shares and Gorilla Warrants to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of Gorilla ordinary shares or (ii) gain realized upon the sale or other taxable disposition of Gorilla ordinary shares and/or Gorilla warrants generally will not be subject to U.S. federal income taxation unless one of the following exceptions applies:

•        the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•        in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Gorilla warrant, or the lapse of a Gorilla warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under the subsection titled “— U.S. Holders — Exercise or Lapse of a Gorilla Warrant,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the Gorilla ordinary shares and Gorilla warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of Global Ordinary Shares, dividends received by U.S. Holders of Gorilla ordinary shares, and the proceeds received on sale or other taxable the disposition of Gorilla ordinary shares or Gorilla warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Global Ordinary Share and Gorilla ordinary shares and proceeds from the sale, exchange, redemption or other disposition of Gorilla ordinary shares or Gorilla warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of Global Ordinary Share or Global warrants or their Gorilla ordinary shares or Gorilla warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to Gorilla ordinary shares and proceeds from the sale of other disposition of Gorilla ordinary shares or Gorilla warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

CERTAIN MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Gorilla ordinary shares and Gorilla warrants and should not be construed as legal or professional tax advice. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of Gorilla. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of Gorilla ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Gorilla Technology Group Inc. (the “Company”):

1.      That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of the Company; or

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the date hereof.

DESCRIPTION OF SHARE CAPITAL AND GORILLA ARTICLES

A summary of the material provisions governing the combined company’s share capital immediately following the completion of the Business Combination is described below. This summary is not complete and should be read together with the Gorilla Articles, the form of which is appended to this proxy statement/prospectus as Annex B. In this section “we,” “us” and “our” refer to Gorilla.

General

The constitutional documents of Gorilla will provide for the issuance of _______ ordinary shares, par value $0.0001, and _______ preference shares, par value $0.0001.

In the Merger, Gorilla will issue its ordinary shares in exchange for the outstanding securities of Global as follows:

•        each ordinary share of Global will be exchanged for one ordinary share of Gorilla, except for public shares that have been converted into a pro rata portion of Global’s Trust Account; and

•        each Global warrant will remain outstanding but will be deemed converted into one warrant of Gorilla.

This proxy statement/prospectus covers an aggregate of 21,735,000 ordinary shares, 13,085,625 warrants, and 13,085,625 ordinary shares issuable upon exercise of warrants, all of which will be issued by Gorilla as a result of the Merger in exchange for the outstanding securities of Global.

As part of the Recapitalization, the holders of Gorilla’s securities will receive approximately 65 million ordinary shares of Gorilla.

Ordinary Shares

The holders of ordinary shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of Gorilla’s ordinary shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to the ordinary shares.

Preference Shares

The amended and restated memorandum and articles of association of Gorilla will authorize the issuance of up to _______ blank check preference shares with such designations, rights and preferences as may be determined from time to time by Gorilla’s board of directors. Accordingly, Gorilla’s board of directors will be empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of Gorilla.

Warrants

Upon the Closing, each outstanding warrant of Global shall automatically represent the right to purchase one ordinary share of Gorilla in lieu of one ordinary share of Global at a price of $11.50 per share, subject to adjustment as discussed below. However, no Gorilla warrants to be issued in exchange for public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the shares issuable upon exercise of such warrants is not effective within a specified period following the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by

(y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the ten (10) trading days ending on the trading day prior to the date of exercise. The Gorilla warrants will become exercisable thirty (30) days after the Closing and will expire on the fifth anniversary of the Closing.

The Gorilla warrants to be issued in exchange for private warrants are identical to warrants to be issued in exchange for the public warrants, except that such private warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant,

•        at any time while the warrants are exercisable;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of Redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the Redemption price for such holder’s warrant upon surrender of such warrant. In the event that we elect to redeem the warrants upon fulfilment above the above condition, we will fix a date for the redemption, or the Redemption Date. Notice of redemption will be mailed by first class mail, postage prepaid, by is not less than thirty (30) days prior to the Redemption Date to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in such manner shall be conclusively presumed to have been duly given whether or not the person in whose name such warrant is registered in the warrant register received such notice.

The redemption criteria for Gorilla’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our Redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of Redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

COMPARISON OF RIGHTS OF GORILLA SHAREHOLDERS AND GLOBAL SHAREHOLDERS

The rights of the shareholders of Gorilla and the relative powers of the Gorilla board of directors are governed by the laws of the Cayman Islands and the Gorilla Articles. As a result of the Business Combination, securities held by the Global shareholders will be canceled and automatically converted into the right to receive Gorilla ordinary shares and/or Gorilla warrants. Each Gorilla Ordinary Share will be issued in accordance with, and subject to the rights and obligations of, the Gorilla Articles which will be effective upon the consummation of the Business Combination, in substantially the form attached hereto as Annex B.

Many of the principal attributes of Gorilla ordinary shares and Global Ordinary Share will be similar. In addition, there are differences between the Gorilla Articles as such will be in effect from and after the consummation of the Business Combination and the Global Articles.

The following is a summary comparison of the material differences between the rights of Global securityholders under the Global Articles and the Gorilla Articles to be effective upon consummation of the Business Combination. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or Nasdaq listing requirements or of Gorilla’s or Global’s governance or other policies.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Companies Act, the Gorilla Articles and the Global Articles as they will be in effect from and after the Effective Time. The Global Articles are filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You are also urged to carefully read the relevant provisions of the Companies Act for a more complete understanding of the differences between being a shareholder of Gorilla and a shareholder of Global.

	Global Articles	Gorilla Articles
Shareholder Meetings; Quorum

All general meetings other than annual general meetings shall be called extraordinary general meetings.

Global may, but shall not (unless required by the Companies Act) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings, and, for the avoidance of doubt, shareholders shall not have the ability to call general meetings.

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by Global.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

Gorilla may, but shall not (unless required by the Companies Act) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

The Directors or the chairman of the board of Directors may call general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if the Company did not hold an annual general meeting the previous year,

	Global Articles	Gorilla Articles

or if the date of this year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by Gorilla, provided that a general meeting of Gorilla shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)     in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)    in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Gorilla ordinary shares giving that right.

The holders of a majority of Global ordinary shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

The holders of a majority of Gorilla ordinary shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

Shareholder Written Resolutions Without Meeting

Shareholder written resolutions may be permitted by the articles of association. The articles of association may provide that shareholders may not act by written resolution.

The Global Articles permit the use of written resolutions.

Shareholder written resolutions may be permitted by the articles of association. The articles of association may provide that shareholders may not act by written resolution.

The Gorilla Articles do not permit the use of written resolutions.

	Global Articles	Gorilla Articles
Inspection of Books and Records	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.
Removal of Directors

A company’s memorandum and articles of association may provide that a director may be removed for any or no reason and that, in addition to shareholders, boards may be granted the power to remove a director.

Gorilla may, by Ordinary Resolution, remove any Director.
Number of Directors

There shall be a board of Directors consisting of not less than one person; provided, however that Global may by Ordinary Resolution increase or reduce the limits in the number of Directors.

Prior to the closing of a Business Combination, Global may by Ordinary Resolution of the holders of the Class B Shares appoint any person to be a Director or may by Ordinary Resolution of the holders of the Class B Shares remove any Director. For the avoidance of doubt, prior to the closing of a Business Combination, holders of Class A Shares shall have no right to vote on the appointment or removal of any Director.

There shall be a board of Directors consisting of not less than one person; provided, however that Gorilla may by Ordinary Resolution increase or reduce the limits in the number of Directors.

Gorilla may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director

The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

After the closing of a Business Combination, Global may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

Classified or Staggered Boards

Commencing at Global’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the second succeeding annual general meeting after their

The Directors shall be divided into two classes: Class I and Class II. The number of Directors in each class shall be as nearly equal as possible, provided that notwithstanding anything herein, a managing director (if any) shall not be classified as Class I or Class II

Global Articles	Gorilla Articles

appointment. Except as the Companies Act or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

Director, and the term of a managing director (if any) shall be indefinite until he is removed pursuant to the Articles, resigns as a Director or his death. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I or Class II Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class II Directors shall stand appointed for a term expiring at the Company’s third annual general meeting. A Director whose term expired shall be eligible for re-appointment. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the Companies Act or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GLOBAL, GORILLA AND THE COMBINED COMPANY

The following table sets forth information regarding the beneficial ownership of Global Ordinary Share as of September 30, 2021, by:

•        each person known by Global to beneficially own more than 5% of the outstanding Global Ordinary Shares;

•        each of Global’s current executive officers and directors; and

•        all of Global’s current executive officers and directors as a group.

Unless otherwise indicated, Global believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the Global warrants because such warrants are not exercisable within 60 days of the date of this proxy statement/prospectus. The calculation of the percentage of beneficial ownership is based on 17,447,500 shares of Class A ordinary share and 4,287,500 shares of Class B ordinary share outstanding as of September 30, 2021.

Unless otherwise noted, the business address of each of the following entities or individuals is c/o Global SPAC Partners Co., 2093 Philadelphia Pike #1968, Claymont, DE 19703.

	Class A ordinary share		Class B ordinary share		All Shares
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding	Number of Shares Beneficially Owned	Percentage Outstanding	Percentage Outstanding
Current Directors and Executive Officers of Global:
Jayesh Chandan(1)	—	—	25,000	*	*
Bryant B. Edwards(2)	530,000	3.0%	4,112,500	23.6%	21.4%
Stephen N. Cannon(1)	—	—	—	—	—
Long Long(1)	—	—	—	—	—
Marwan Abedin	—	—	25,000	*	*
Amir Kazmi(1)	—	—	25,000	*	*
All executive officers and directors as a group (6 individuals)	530,000	3.0%	4,187,500	100.0%	21.7%
Five Percent or More Holders:
Global SPAC Sponsors LLC	530,000	3.0%	4,112,500	23.6%	21.4%
Karpus Investment Management(3)	2,030,985	11.6%	—	—	9.3%
ATW SPAC Management LLC(4)	1,600,000	9.2%	—	—	7.4%
Boothbay Absolute Return Strategies, LP(5)	1,600,000	6.1%	—	—	4.9%
Polar Asset Management Partners Inc.(6)	1,595,000	9.1%	—	—	7.3%
Shaolin Capital Management LLC(7)	1,304,367	7.5%	—	—	6.0%
Hudson Bay Capital Management LP(8)	900,000	5.2%	—	—	4.1%

____________

*        Less than 1%.

(1)      Does not include any securities held by Global SPAC Sponsors LLC, a limited liability company, of which each person is a direct or indirect member. Each such person disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.

(2)      Shares are held by Global SPAC Sponsors LLC, a limited liability company, of which Bryant B. Edwards is sole manager. Members of this limited liability company include the anchor investors and SPAC Partners — Global LLC, a limited liability company, of which Bryant Edwards is the sole manager, and whose members include certain officers and directors of the company. Mr. Edwards disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(3)      Based solely on the Schedule 13G, these securities are held by Karpus Management, Inc. (“Karpus”), d/b/a Karpus Investment Management, a New York corporation and a registered investment adviser under Section 203 of the Investment Advisers Act and controlled by City of London Investment Group plc (“CLIG”), which is listed on the London Stock Exchange. In accordance with SEC Release No. 34-39538 (January 12, 1998), effective informational barriers have been established between Karpus and CLIG such that voting and investment power over the subject securities is exercised by Karpus independently of CLIG, and, accordingly, attribution of beneficial ownership is not required between Karpus and CLIG. The business address of the reporting person is 183 Sully’s Trail, Pittsford, New York 14534.

(4)      Based solely on the Schedule 13G, these securities are held by ATW SPAC Management LLC, one or more separately managed accounts managed by ATW SPAC Management LLC, a Delaware limited liability company (the “ATW”), which has been delegated exclusive authority to vote and/or direct the disposition of such shares held by such separately managed accounts, which are sub-accounts of one or more pooled investment vehicles managed by a Delaware limited liability company. Antonio Ruiz-Gimenez is the Managing Member of ATW. The business address of the reporting persons is 7969 NW 2nd Street, #401, Miami, Florida 33126.

(5)      Based solely on the Schedule 13G/A, these securities are held by Boothbay Absolute Return Strategies, LP, a Delaware limited partnership, and one or more other private funds (the “Fund”), which is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all Units held by the Fund. Ari Glass is the Managing Member of the Adviser. The business address of the reporting persons is 140 East 45th Street, 14th Floor, New York, NY 10017.

(6)      Based solely on the Schedule 13G, these securities are held by Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada, which serves as the investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) with respect to the shares directly held by PMSMF. The business address of the reporting person is 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

(7)      Based solely on the Schedule 13G, these securities are held by Shaolin Capital Management LLC, a company incorporated under the laws of State of Delaware, which serves as the investment advisor to Shaolin Capital Partners Master Fund, Ltd. a Cayman Islands exempted company, MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, and DS Liquid DIV RVA SCM LLC being managed accounts advised by the Shaolin Capital Management LLC. The address of the business office of the reporting person is 7610 NE 4th Court, Suite 104 Miami FL 33138.

(8)      Based solely on the Schedule 13G, these securities are held by Hudson Bay Capital Management LP (the “Investment Manager”) and Mr. Sander Gerber (“Mr. Gerber”). The Investment Manager serves as the investment manager to HB Strategies LLC and Hudson Bay SPAC Master Fund LP, in whose name the securities reported herein are held. As such, the Investment Manager may be deemed to be the beneficial owner of all Class A ordinary shares held by HB Strategies LLC and Hudson Bay SPAC Master Fund LP. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager. Mr. Gerber disclaims beneficial ownership of these securities. The business address of each of the reporting persons is 28 Havemeyer Place, 2nd Floor, Greenwich, Connecticut 06830.

The following table shows the beneficial ownership of Gorilla ordinary shares and Gorilla preference shares as of January 31, 2022 by:

•        each person known by Gorilla to beneficially own more than 5% of the outstanding Gorilla ordinary shares and Gorilla preference shares;

•        each of Gorilla’s named executive officers and directors; and

•        all of Gorilla’s executive officers and directors as a group.

Unless otherwise indicated, Gorilla believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise noted herein, the number and percentage of Gorilla ordinary shares and Gorilla preference shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Gorilla ordinary shares and Gorilla preference shares (including series A, series B, series C and series D preference shares) as to which the holder has sole or shared voting power or investment power and also any Gorilla ordinary shares and Gorilla preference shares which the holder has the right to acquire within 60 days of September 30, 2021 through the exercise of any option, conversion or any other right. As of September 30, 2021, there were 6,191,100 Gorilla ordinary shares outstanding, 1,639,344 Gorilla series A preference shares, 1,558,312 Gorilla series B preference shares, 1,182,926 Gorilla series C preference shares and 1,432,665 Gorilla series D preference shares outstanding.

Unless otherwise noted, the business address of each beneficial owner is c/o Gorilla Technology Group Inc., 7F-1, No.302, Ruey Kuang Road, Neihu, Taipei 114720, Taiwan, R.O.C.

	Gorilla ordinary shares		Gorilla series A preference shares		Gorilla series B preference shares		Gorilla series C preference shares		Gorilla series D preference shares†		All Capital Shares
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding	Number of Shares Beneficially Owned	Percentage Outstanding	Number of Shares Beneficially Owned	Percentage Outstanding	Number of Shares Beneficially Owned	Percentage Outstanding	Number of Shares Beneficially Owned	Percentage Outstanding	Percentage Outstanding
Current Directors and Executive Officers of Gorilla:
Koh, Sih-Ping, Chief Executive Officer and Director(1)	1,434,564	23.16%	—	—	—	—	—	—	—	—	11.95%
Pu, Chun-Chuan, Director(2)	—	—	—	—	—	—	939,024	79.38%	—	—	7.82%
Yoichiro Hirano, Director(3)	1,221,572	19.72%	491,804	30.00%	—	—	—	—	—	—	14.27%
Tomoyuki Nii, Director(4)	—	—	—	—	—	—	—	—	1,432,665	100%	10.34%
Technology Associates Management Co., Ltd., Director(5)	—	—	546,446	33.33%	149,451	9.59%	—	—	—	—	5.79%
Rivetel Inv. Co., Ltd., Director(6)	1,735,580	28.02%	—	—	—	—	—	—	—	—	14.45%
Landtek Corporation, Director(7)	—	—	—	—	764,293	49.05%	—	—	—	—	6.36%
Feng-Shiuh “Felix” Song, Chief Solutions Officer	90,688	1.46%	—	—	—	—	—	—	—	—	*
Yi-Chen “Mike” Wang, Sales Director, Southeast Asia and Head of Sales – Asia	29,813	*	—	—	—	—	—	—	—	—	*
Jiann-Cherng “Alan” Luo, Chief Technology Officer	95,400	1.54%	—	—	—	—	—	—	—	—	*
Ming-Hsing “Stardi” Yen, Senior Vice President of Finance	—	—	—	—	—	—	—	—	—	—	—
All executive officers and directors as a group (including 8 individuals and 3 entities)	4,607,617	73.93%	1,038,250	63.33%	913,744	58.64%	—	—	1,432,665	100%	70.98%
Five Percent or More Holders:
Asteria Vision Fund I, L.P.(8)	1,221,572	19.72%	491,804	30.00%	—	—	—	—	—	—	14.27%
Rivetel Inv. Co., Ltd and affiliates(9)	1,735,580	28.02%	—	—	—	—	—	—	—	—	14.45%
SBI Capital 22 and affiliates(10)	—	—	—	—	—	—	—	—	1,432,665	100%	10.34%
Origin Rise Limited(11)	1,434,564	23.16%	—	—	—	—	—	—	—	—	11.95%
Technology Associates Management Co., Ltd. and affiliates(12)	—	—	546,446	33.33%	149,451	9.59%	—	—	—	—	5.79%
Telstra Ventures Pty Ltd(13)	—	—	—	—	—	—	939,024	—	—	—	7.82%
Landtek Corporation and affiliates(14)	—	—	—	—	764,293	49.05%	—	—	—	—	6.36%
EMC Corporation and affiliate (15)	—	—	491,804	30.00%	143,845	9.23%	—	—	—	—	5.30%
Berwick Resources Ltd.(16)	772,693	12.47%	—	—	—	—	—	—	—	—	6.43%

____________

*        Less than 1%.

(1)      The number of shares represents 1,434,564 Gorilla ordinary shares owned by Origin Rise Limited, which is an investment vehicle controlled by Koh, Sih-Ping. Origin Rise Limited is controlled by its sole director, Mr. Koh, Sih-Ping. The registered address of Origin Rise Limited is at the Offshore Chambers, P.O. Box 217, Apia, Samoa.

(2)      Pu, Chun-Chuan is a series C director appointed by Telstra Ventures Fund II, L.P. The number of shares represents 939,024 Gorilla series C preference shares held by T Ventures Fund II, GP, Ltd., as general partner for and on behalf of Telstra Ventures Fund II, L.P. T Ventures Fund II, GP, Ltd. is controlled by its board of directors. The registered office of T Ventures Fund II, GP Ltd. is Langham Hall (Guernsey) Limited North Suite 2, Town Mills Rue Du Pre, St Peter Port Guernsey, GY1 1LT.

(3)      Yoichiro Hirano is an ordinary share director nominated by Asteria Vision Fund I, L.P. The number of shares represents 1,221,572 Gorilla ordinary shares and 491,804 Gorilla series A preference shares held by Asteria Vision Fund Inc., as general partner for and on behalf of Asteria Vision Fund I, L.P. Asteria Vision Fund Inc. is controlled by its board of directors. The registered office of Asteria Vision Fund Inc. is 251 Little Falls Drive, Wilmington, DE 19808-1674, U.S.A.

(4)      Tomoyuki Nii is a series D director appointed by SBI & Capital 22 JV Fund II, L.P. and SBI AI & Blockchain Investment LPS. The number of shares represents 1,432,665 series D preference shares held by SBI & Capital 22 JV Fund II, L.P. and SBI AI & Blockchain Investment LPS. 191,022 series D preference shares were issued to SBI & Capital 22 Management II Co. Ltd., as general partner for and on behalf of SBI & Capital 22 JV Fund II, L.P. 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. SBI & Capital 22 Management II Co. Ltd. is controlled by its directors. 1,241,643 series D preference shares were issued to SBI Investment Co., Ltd., as general partner for and on behalf of SBI AI & Blockchain Investment LPS. Izumi Garden Tower 19F, 1-6-1 Roppongi, Minato-ku, Tokyo 106-6019 Japan. SBI Investment Co., Ltd. is controlled by its directors.

(5)      Technology Associates Management Co., Ltd. is a series A director. 23,224 series A preference shares and 404 series B preference shares are held by Upper Class Investment Holdings S.A. 12F-2, No. 70, Duen-Hwa South Road, Sec. 2, Taipei, Taiwan. Upper Class Investment Holdings S.A. is controlled by its directors. 163,935 series A preference shares and 60,633 series B preference shares are held by Techgains Pan Pacific Corporation. Techgains Pan Pacific Corporation is controlled by its board of directors. 163,935 series A preference shares and 60,633 series B preference shares are held by Techgains Global Corporation. Techgains Global Corporation is controlled by its board of directors. 176,226 series A preference shares and 20,707 series B preference shares are held by Technology Associates Management Co., Ltd. Technology Associates Management Co., Ltd. is controlled by its board of directors. 10,929 series B preference shares and 4,042 series B preference shares are held by Alan D. Moore Charitable Remainder Trust. Moore Alan D Ttee 12231 Cross Creek Dallas TX, U.S.A. Alan D. Moore Charitable Remainder Trust is controlled by its trustee(s). 8,197 series A preference shares and 3,032 series B preference shares are held by Tekkang Management Consulting Inc. Tekkang Management Consulting Inc. is controlled by its board of directors. Except for Upper Class Investment Holdings S.A. and Alan D. Moore Charitable Remainder Trust, the business address of each of the foregoing entities is 5052 Tennyson Parkway, Ste 100 Plano, TX 75024, U.S.A.

(6)      The number of shares represents 344,827 Gorilla ordinary shares held by Rivetel Inv. Co., Ltd., 920,164 Gorilla ordinary shares held by Ampa Global Inc. and 470,589 Gorilla ordinary shares held by Reich Holding Co., Ltd. Ampa Global Inc. and Reich Holding Co., Ltd. are wholly-owned subsidiaries of Rivetel Inv. Co., Ltd. Rivetel Inv. Co., Ltd. makes decision by its sole director/chairman, Mr. Hsu, Chang-Yi. Ampa Global Inc. and Reich Holding Co., Ltd. each is controlled by its sole director, Rivetel Inv. Co., Ltd. The registered address of Rivetel Inv. Co., Ltd. is No. 106, Ln. 737, Sec. 1, Neihu Rd., Neihu Dist., Taipei City, Taiwan (R.O.C.). The registered address of Ampa Global Inc. and Reich Holding Co., Ltd. is Intershore Chambers, Road Town, Tortola, British Virgin Islands.

(7)      Landtek Corporation is a series B director. The number of shares represents shares 384,546 Gorilla series B preference shares held by Landtek Corporation and 379,747 Gorilla series B preference shares held by Vast Treasures International Investment. Landtek Corporation is controlled by its directors and Vast Treasures International Investment is controlled by its directors. The registered address of Landtek Corporation and Vast Treasures International Investment is 3rd Floor, Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town.

(8)      The number of shares represents 1,221,572 Gorilla ordinary shares and 491,804 Gorilla series A preference shares held by Asteria Vision Fund Inc., as general partner for and on behalf of Asteria Vision Fund I, L.P. Asteria Vision Fund Inc. is controlled by its board of directors. The registered office of Asteria Vision Fund Inc. is 251 Little Falls Drive, Wilmington, DE 19808-1674, U.S.A.

(9)      The number of shares represents 344,827 Gorilla ordinary shares held by Rivetel Inv. Co., Ltd., 920,164 Gorilla ordinary shares held by Ampa Global Inc. and 470,589 Gorilla ordinary shares held by Reich Holding Co., Ltd. Ampa Global Inc. and Reich Holding Co., Ltd. are wholly-owned subsidiaries of Rivetel Inv. Co., Ltd. Rivetel Inv. Co., Ltd. makes decision by its sole director/chairman. Ampa Global Inc. and Reich Holding Co., Ltd. each is controlled by its sole director, Rivetel Inv. Co., Ltd. The registered address of Rivetel Inv. Co., Ltd. is No. 106, Ln. 737, Sec. 1, Neihu Rd., Neihu Dist., Taipei City, Taiwan (R.O.C.). The registered address of Ampa Global Inc. and Reich Holding Co., Ltd. is Intershore Chambers, Road Town, Tortola, British Virgin Islands.

(10)    The number of shares represents 1,432,665 series D preference shares held by SBI & Capital 22 JV Fund II, L.P. and SBI AI & Blockchain Investment LPS. 191,022 series D preference shares were issued to SBI & Capital 22 Management II Co. Ltd., as general partner for and on behalf of SBI & Capital 22 JV Fund II, L.P. 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. SBI & Capital 22 Management II Co. Ltd. is controlled by its directors. 1,241,643 series D preference shares were issued to SBI Investment Co., Ltd., as general partner for and on behalf of SBI AI & Blockchain Investment LPS. Izumi Garden Tower 19F, 1-6-1 Roppongi, Minato-ku, Tokyo 106-6019 Japan. SBI Investment Co., Ltd. is controlled by its directors.

(11)    Origin Rise Limited is controlled by its sole director. The registered address of Origin Rise Limited is at the Offshore Chambers, P.O. Box 217, Apia, Samoa.

(12)    23,224 series A preference shares and 404 series B preference shares are held by Upper Class Investment Holdings S.A. 12F-2, No. 70, Duen-Hwa South Road, Sec. 2, Taipei, Taiwan. Upper Class Investment Holdings S.A. is controlled by its directors. 163,935 series A preference shares and 60,633 series B preference shares are held by Techgains Pan Pacific Corporation. Techgains Pan Pacific Corporation is controlled by its board of directors. 163,935 series A preference shares and 60,633 series B preference shares are held by Techgains Global Corporation. Techgains Global Corporation is controlled by its board of directors. 176,226 series A preference shares and 20,707 series B preference shares are held by Technology Associates Management Co., Ltd. Technology Associates Management Co., Ltd. is controlled by its board of directors. 10,929 series B preference shares and 4,042 series B preference shares are held by Alan D. Moore Charitable Remainder Trust. Moore Alan D Ttee 12231 Cross Creek Dallas TX, U.S.A. Alan D. Moore Charitable Remainder Trust is controlled by its trustee(s). 8,197 series A preference shares and 3,032 series B preference shares are held by Tekkang Management Consulting Inc. Tekkang Management Consulting Inc. is controlled by its board of directors. Except for Upper Class Investment Holdings S.A. and Alan D. Moore Charitable Remainder Trust, the business address of each of the foregoing entities is 5052 Tennyson Parkway, Ste 100 Plano, TX 75024, U.S.A.

(13)    The number of shares represents 939,024 Gorilla series C preference shares held by T Ventures Fund II, GP, Ltd., as general partner for and on behalf of Telstra Ventures Fund II, L.P. T Ventures Fund II, GP, Ltd. is controlled by its board of directors. The registered office of T Ventures Fund II, GP Ltd. is Langham Hall (Guernsey) Limited North Suite 2, Town Mills Rue Du Pre, St Peter Port Guernsey, GY1 1LT.

(14)    The number of shares represents shares 384,546 Gorilla series B preference shares held by Landtek Corporation and 379,747 Gorilla series B preference shares held by Vast Treasures International Investment. Landtek Corporation is controlled by its directors and Vast Treasures International Investment is controlled by its directors. The registered address of Landtek Corporation and Vast Treasures International Investment is 3rd Floor, Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town.

(15)    EMC Corporation and EMC Ireland Holdings are collectively referred to as EMC Corporation and affiliate. EMC Corporation holds 491,804 series A preference shares. EMC Corporation is controlled by its board of directors. EMC Ireland Holdings holds 143,845 series B preference shares. EMC Ireland Holdings is controlled by its board of directors. The business address of EMC Corporation and EMC Ireland Holdings is 176 South St., Hopkinton, MA 01748, U.S.A.

(16)    Berwick Resources Limited is controlled by its sole director, Chen, Hsiu-Hsia. The business address of Berwick Resources Limited is 7F, No. 320, Sec. 4, Chung Hsiao E Rd., Taipei, Taiwan, R.O.C.

The following table shows the beneficial ownership of Gorilla ordinary shares following the consummation of the Business Combination by:

•        each person known to Gorilla who will beneficially own more than 5% of the Gorilla ordinary shares issued and outstanding immediately after the consummation of the Business Combination;

•        each person who will become an executive officer or a director of Gorilla upon consummation of the Business Combination; and

•        all of the executive officers and directors of Gorilla as a group upon consummation of the Business Combination.

Except as otherwise noted herein, the number and percentage of Gorilla ordinary shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Gorilla ordinary shares as to which the holder has sole or shared voting power or investment power and also any Gorilla ordinary shares which the holder has the right to acquire within 60 days of September 30, 2021 through the exercise of any option, warrant or any other right.

The expected beneficial ownership of Gorilla ordinary shares post-Business Combination assuming none of the Public Shares are converted has been determined based upon the following: (i) that no holders of shares of Class A ordinary share exercise their redemption rights (no conversions scenario), (ii) none of the investors set forth in the table below has purchased or purchases shares of Gorilla ordinary shares (post-Business Combination), (iii) 22,447,500 Gorilla ordinary shares are issued to holders of shares of Class A ordinary share, (iv) 4,287,500 Gorilla ordinary shares are issued to holders of shares of Class B ordinary share, and (v) there will be an aggregate of 88,350,207 Gorilla ordinary shares issued and outstanding at Closing.

The expected beneficial ownership of Gorilla ordinary shares post-Business Combination assuming the maximum number of shares of Class A ordinary share have been converted has been determined based on the following: (i) holders of 16,750,000 shares of Class A ordinary share exercise their redemption rights (maximum redemption scenario), (ii) none of the investors set forth in the table below has purchased or purchases shares of Gorilla ordinary shares (post-Business Combination), (iii) 5,697,500 Gorilla ordinary shares are issued to holders of shares of Class A ordinary share, (iv) 4,287,500 Gorilla ordinary shares are issued to holders of shares of Class B ordinary share, and (v) there will be an aggregate of 71,600,207 Gorilla ordinary shares issued and outstanding at Closing.

Unless otherwise noted, the business address of each beneficial owner is c/o Gorilla Technology Group Inc., 7F-1, No. 302, Ruey Kuang Road, Neihu, Taipei 114720, Taiwan, R.O.C.

	Post-Business Combination (assuming no redemptions)		Post-Business Combination (assuming maximum redemptions)
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding	Number of Shares Beneficially Owned	Percentage Outstanding
Directors and Executive
Officers of Gorilla Post-Business Combination:
Yoichiro Hirano	—	—	—	—
Tomoyuki Nii	—	—	—	—
Jayesh Chandan, Director and Chairman	250,000	*	250,000	*
Gregg Walker	—	—	—	—
Ruth Kelly	—	—	—	—
Dr. Sih-Ping “Spincer” Koh, Director and Chief Executive Officer(1)	6,895,591	7.80%	6,895,591	9.63%
Feng-Shiuh “Felix” Song, Chief Solutions Officer	435,915	*	435,915	*
Yi-Chen “Mike” Wang, Sales Director, Southeast Asia and Head of Sales – Asia	143,304	*	143,304	*
Jiann-Cherng “Alan” Luo, Chief Technology Officer	458,564	*	458,564	*
Ming-Hsing “Stardi” Yen, Senior Vice President of Finance	—	—	—	—
All executive officers and directors as a group (11 individuals)	8,183,374	9.26%	8,183,374	11.43%
Five Percent or More Holders:
Global SPAC Sponsors LLC(2)	4,717,500	5.34%	4,717,500	6.59%
Rivetel Inv. Co., Ltd and affiliates(3)	8,342,501	9.44%	8,342,501	11.65%
Asteria Vision Fund I, L.P.(4)	9,125,240	10.33%	9,125,240	12.74%
Telstra Ventures Pty Ltd(5)	4,513,654	5.11%	4,513,654	6.30%
SBI AB Fund and(6) affiliate	6,886,463	7.79%	6,886,463	9.62%
Origin Rise Limited(7)	6,895,591	7.80%	6,895,591	9.63%

____________

*        Less than 1%.

(1)      The number of shares represents 1,434,564 Gorilla ordinary shares owned by Origin Rise Limited, which is an investment vehicle controlled by Koh, Sih-Ping. Origin Rise Limited is controlled by its sole director, Mr. Koh, Sih-Ping. The registered address of Origin Rise Limited is at the Offshore Chambers, P.O. Box 217, Apia, Samoa.

(2)      Shares are held by Global SPAC Sponsors LLC, a limited liability company, of which Bryant B. Edwards is sole manager. Members of this limited liability company include the anchor investors and SPAC Partners — Global LLC, a limited liability company, of which Bryant Edwards is the sole manager, and whose members include certain officers and directors of the company. Mr. Edwards disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

(3)      The number of shares represents 1,657,498 Gorilla ordinary shares held by Rivetel Inv. Co., Ltd., 4,422,999 Gorilla ordinary shares held by Ampa Global Inc. and 2,262,004 Gorilla ordinary shares held by Reich Holding Co., Ltd. Ampa Global Inc. and Reich Holding Co., Ltd. are wholly-owned subsidiaries of Rivetel Inv. Co., Ltd. Rivetel Inv. Co., Ltd. makes decision by its sole director/chairman, Mr. Hsu, Chang-Yi. Ampa Global Inc. and Reich Holding Co., Ltd. each is controlled by its sole director, Rivetel Inv. Co., Ltd. The registered address of Rivetel Inv. Co., Ltd. is No. 106, Ln. 737, Sec. 1, Neihu Rd., Neihu Dist., Taipei City, Taiwan (R.O.C.). The registered address of Ampa Global Inc. and Reich Holding Co., Ltd. is Intershore Chambers, Road Town, Tortola, British Virgin Islands.

(4)      Asteria Vision Fund Inc., as general partner for and on behalf of Asteria Vision Fund I, L.P. Asteria Vision Fund Inc. is controlled by its board of directors. The registered office of Asteria Vision Fund Inc. is 251 Little Falls Drive, Wilmington, DE 19808-1674, U.S.A.

(5)      T Ventures Fund II, GP, Ltd., as general partner for and on behalf of Telstra Ventures Fund II, L.P. T Ventures Fund II, GP, Ltd. is controlled by its board of directors. The registered office of T Ventures Fund II, GP Ltd. is Langham Hall (Guernsey) Limited North Suite 2, Town Mills Rue Du Pre, St Peter Port Guernsey, GY1 1LT.

(6)      The number of shares represents 6,886,463 Gorilla ordinary shares held by SBI & Capital 22 JV Fund II, L.P. and SBI AI & Blockchain Investment LPS. 918,195 Gorilla ordinary shares were issued to SBI & Capital 22 Management II Co. Ltd., as general partner for and on behalf of SBI & Capital 22 JV Fund II, L.P. 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. SBI & Capital 22 Management II Co. Ltd. is controlled by its directors. 5,968,268 Gorilla ordinary shares were issued to SBI Investment Co., Ltd., as general partner for and on behalf of SBI AI & Blockchain Investment LPS. Izumi Garden Tower 19F, 1-6-1 Roppongi, Minato-ku, Tokyo 106-6019 Japan. SBI Investment Co., Ltd. is controlled by its directors.

(7)      Origin Rise Limited is controlled by its sole director. The registered address of Origin Rise Limited is at the Offshore Chambers, P.O. Box 217, Apia, Samoa.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

If the Business Combination is completed, Gorilla shareholders will be entitled to attend and participate in Gorilla’s annual general meetings of shareholders. Gorilla will provide notice of the date on which its annual general meeting will be held in accordance with the Gorilla Articles.

APPRAISAL RIGHTS

None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Act. Global shareholders may be entitled to give notice to Global prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her Global shares if they follow the procedures set out in the Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is Global’s view that such fair market value would equal the amount which Global shareholders would obtain if they exercise their redemption rights as described herein.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with Global’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Global SPAC Partners Co., 2093 Philadelphia Pike #1968, Claymont, DE 19703. Following the Business Combination, such communications should be sent in care of Gorilla, 7F-1, No.302, Ruey Kuang Road, Neihu 114720, Taipei, Taiwan, R.O.C. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The legality of the Gorilla ordinary shares offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon for Gorilla by Maples and Calder (Cayman) LLP. The legality of the Gorilla warrants offered by this proxy statement/prospectus and certain legal matters relating to U.S. law and certain Taiwan legal matters will be passed upon for Gorilla by K&L Gates LLP. Certain legal matters will be passed upon for Global by Ellenoff Grossman & Schole LLP. Certain Cayman Islands legal matters will be passed upon for Global by Maples and Calder (Cayman) LLP.

EXPERTS

The consolidated financial statements of Gorilla Technology Group Inc. and its subsidiaries as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan.

The financial statements of Global SPAC Partners Co. as of December 31, 2020 and for the period from August 6, 2020 (inception) through December 31, 2020, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Global and service providers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Global’s proxy statement. Upon written or oral request, Global will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of such document was delivered and who wishes to receive separate copies of such document. Shareholders receiving multiple copies of such document may likewise request that Global delivers single copies of such document in the future. Shareholders may notify Global of their requests by writing or calling Global at its principal executive offices at 2093 Philadelphia Pike #1968, Claymont, DE 19703 or (650) 560-4753.

ENFORCEABILITY OF CIVIL LIABILITIES

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided, that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in Gorilla you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How Gorilla May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

1.      where this is necessary for the performance of our rights and obligations under any purchase agreements;

2.      where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

3.      where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

TRANSFER AGENT AND REGISTRAR

The transfer agent and warrant agent for Gorilla’s securities will be Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

Gorilla has filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Global files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Global at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:

Global SPAC Partners Co.
2093 Philadelphia Pike #1968
Claymont, DE 19703
Telephone: (650) 560-4753

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the extraordinary general meeting, or no later than _____________, 2022.

All information contained in this proxy statement/prospectus relating to Gorilla has been supplied by Gorilla, and all such information relating to Global has been supplied by Global. Information provided by one another does not constitute any representation, estimate or projection of the other.

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Condensed Consolidated Financial Statements of Gorilla Technology Group Inc.
Unaudited Condensed Interim Consolidated Balance Sheets as at June 30, 2021 and December 31, 2020	F-2
Unaudited Condensed Interim Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2021 and 2020	F-4
Unaudited Condensed Interim Consolidated Statements of Changes in Equity for the six months ended June 30, 2021 and 2020	F-5
Unaudited Condensed Interim Consolidated Statements of Cash Flows for the six months ended June 30, 2021 and 2020	F-6
Notes to the Unaudited Condensed Interim Consolidated Financial Statements	F-7

Audited Consolidated Financial Statements of Gorilla Technology Group Inc.
Report of Independent Registered Public Accounting Firm	F-32
Consolidated Balance Sheets as at December 31, 2020 and 2019	F-33
Consolidated Statements of Comprehensive Loss for the years ended December 31, 2020 and 2019	F-34
Consolidated Statements of Changes in Equity for the years ended December 31, 2020 and 2019	F-35
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-36
Notes to the Consolidated Financial Statements	F-37

Financial Statements of Global SPAC Partners Co.
Unaudited Condensed Balance Sheets as of September 30, 2021 and December 31, 2020	F-80
Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2021 and for the period from August 6, 2020 (inception) through September 30, 2020	F-81
Unaudited Condensed Statements of Changes in Shareholders’ Equity for the three and nine months ended September 30, 2021 and for the period from August 6, 2020 (inception through September 30, 2020	F-82
Unaudited Condensed Statements of Cash Flows for the nine months ended September 30, 2021 and for the period from August 6, 2020 (inception) through September 30, 2020	F-83
Notes to Unaudited Condensed Financial Statements	F-84

Report of Independent Registered Public Accounting Firm	F-100
Financial Statements:
Balance Sheet as of December 31, 2020	F-101
Statement of Operations for the period from August 6, 2020 (inception) through December 31, 2020	F-102
Statement of Changes in Shareholders’ Equity for the period from August 6, 2020 (inception) through December 31, 2020	F-103
Statement of Cash Flows for the period from August 6, 2020 (inception) through December 31, 2020	F-104
Notes to Financial Statements	F-105

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)

Items	Notes	June 30, 2021	December 31, 2020
		(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	5	$4,206,390	$12,153,256
Financial assets at amortized cost – current	27	8,733,750	7,434,940
Contract assets	17	2,134,157	1,480,923
Accounts receivable	6	33,177,472	33,386,894
Inventories	7	235,964	89,778
Other current assets		338,539	219,806
Total current assets		48,826,272	54,765,597
Non-current assets
Financial assets at amortized cost – non-current	27	56,956	180,745
Property, plant and equipment	8 and 27	33,119,285	32,391,612
Right-of-use assets		26,244	34,075
Intangible assets	9	2,949,236	4,108,878
Deferred income tax assets		233,246	214,608
Other non-current assets		653,587	591,927
Total non-current assets		37,038,554	37,521,845
Total assets		$85,864,826	$92,287,442
Liabilities and Equity
Liabilities
Current liabilities
Short-term borrowings	10 and 27	$18,889,931	$17,785,057
Notes payable		—	36,503
Accounts payable		4,641,651	6,689,484
Other payables	11	2,778,830	2,433,858
Provisions – current	14	96,301	109,669
Lease liabilities – current		14,503	15,488
Long-term borrowings, current portion	12 and 27	1,211,964	1,344,507
Other current liabilities, others		94,886	100,790
Total current liabilities		27,728,066	28,515,356
Non-current liabilities
Long-term borrowings	12 and 27	9,869,364	9,977,459
Provisions – non-current	14	165,156	147,814
Deferred income tax liabilities		90,008	127,774
Lease liabilities – non-current		12,339	19,197
Total non-current liabilities		10,136,867	10,272,244
Total liabilities		37,864,933	38,787,600
Equity
Equity attributable to owners of parent
Share capital	15
Ordinary share		6,191,100	6,153,300
Preferred share		5,844,892	5,844,892
Capital surplus
Capital surplus		40,963,116	40,861,797
Retained earnings	16
Accumulated deficit		(6,746,946)	(919,358)

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars) — (Continued)

Items	Notes	June 30, 2021	December 31, 2020
		(Unaudited)	(Unaudited)
Other equity interest
Financial statements translation differences of foreign operations		1,777,731	1,589,211
Treasury shares	15	(30,000)	(30,000)
Equity attributable to owners of the parent		47,999,893	53,499,842
Total equity		47,999,893	53,499,842
Significant contingent liabilities and unrecognized contract commitments	28
Total liabilities and equity		$85,864,826	$92,287,442

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Expressed in United States dollars)

		Six months ended June 30
Items	Notes	2021	2020
		(Unaudited)	(Unaudited)
Revenue	17	$15,100,718	$14,754,919
Cost of revenue	7, 20 and 21	(10,256,101)	(9,223,825)
Gross profit		4,844,617	5,531,094
Operating expenses	20, 21 and 26
Selling expenses		(2,193,321)	(2,717,181)
General and administrative expenses		(982,828)	(1,472,518)
Research and development expenses		(7,253,697)	(7,014,162)
Other income		27,326	16,556
Other losses – net	18	(102,357)	(392,703)
Total operating expenses		(10,504,877)	(11,580,008)
Operating loss		(5,660,260)	(6,048,914)
Non-operating income and expenses
Interest income		22,329	109,672
Finance costs	19	(250,526)	(224,166)
Total non-operating income and expenses		(228,197)	(114,494)
Loss before income tax		(5,888,457)	(6,163,408)
Income tax benefit	22	60,869	42,113
Loss for the period		$(5,827,588)	$(6,121,295)
Other comprehensive income
Components of other comprehensive income that may be reclassified to profit or loss
Exchange differences on translation of foreign operations		$188,520	$138,055
Other comprehensive income for the period, net of tax		$188,520	$138,055
Total comprehensive loss for the period		$(5,639,068)	$(5,983,240)

Loss per share
Basic loss per share	23	$(0.95)	$(1.00)
Diluted loss per share	23	$(0.95)	$(1.00)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Expressed in United States dollars)
(Unaudited)

		Equity attributable to owners of the parent
		Share Capital		Capital Surplus				Retained Earnings	Other Equity Interest
	Notes	Share capital – ordinary share	Share capital – preferred share	Additional paid in capital in excess of par value of common share	Additional paid in capital-treasury share transactions	Employee share Options	Additional paid in capital in excess of par value of preferred share	(Accumulated deficit)/ unappropriated retained earnings	Financial statements translation differences of foreign operations	Treasury shares	Total
Year 2020 (Unaudited)
Balance at January 1, 2020		$6,099,525	$5,844,892	$142,966	$935,731	$978,828	$38,603,627	$5,009,084	$810,453	$(30,000)	$58,395,106
Loss for the period		—	—	—	—	—	—	(6,121,295)	—	—	(6,121,295)
Other comprehensive income		—	—	—	—	—	—	—	138,055	—	138,055
Total comprehensive loss for the period		—	—	—	—	—	—	(6,121,295)	138,055	—	(5,983,240)
Exercise of share options	13	53,775	—	79,678	—	(21,449)	—	—	—	—	112,004
Employee share option plans	13	—	—	—	—	71,208	—	—	—	—	71,208
Balance at June 30, 2020		$6,153,300	$5,844,892	$222,644	$935,731	$1,028,587	$38,603,627	$(1,112,211)	$948,508	$(30,000)	$52,595,078
Year 2021 (Unaudited)
Balance at January 1, 2021		$6,153,300	$5,844,892	$222,644	$935,731	$1,099,795	$38,603,627	$(919,358)	$1,589,211	$(30,000)	$53,499,842
Loss for the period		—	—	—	—	—	—	(5,827,588)	—	—	(5,827,588)
Other comprehensive income		—	—	—	—	—	—	—	188,520	—	188,520
Total comprehensive loss for the period		—	—	—	—	—	—	(5,827,588)	188,520	—	(5,639,068)
Exercise of share options	13	37,800	—	82,895	—	(18,895)	—	—	—	—	101,800
Employee share option plans	13	—	—	—	—	37,319	—	—	—	—	37,319
Balance at June 30, 2021		$6,191,100	$5,844,892	$305,539	$935,731	$1,118,219	$38,603,627	$(6,746,946)	$1,777,731	$(30,000)	$47,999,893

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(Expressed in United States dollars)

		Six months ended June 30
	Notes	2021	2020
		(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		$(5,888,457)	$(6,163,408)
Adjustments
Adjustments to reconcile profit (loss)
Depreciation expenses	8 and 20	2,958,335	2,557,527
Amortization expenses	9 and 20	1,198,619	1,467,268
Loss on disposal of property, plant and equipment	18	—	125
Share option expenses	13	37,319	71,208
Interest expense	19	250,526	224,166
Interest income		(22,329)	(109,672)
Losses on disposal of subsidiaries	18	—	124,171
Changes in operating assets and liabilities
Changes in operating assets
Contract assets		(653,234)	(224,148)
Notes receivable		—	3,048,276
Accounts receivable		209,422	(1,308,559)
Inventories		(146,186)	(52,310)
Other current assets		(118,733)	(222,994)
Other non-current assets		(25,368)	(5,192)
Changes in operating liabilities
Notes payable		(36,503)	(5,763,177)
Accounts payable		(2,047,833)	124,225
Other payables		(368,380)	436,842
Provisions		3,974	8,242
Other current liabilities		(5,904)	(105,350)
Cash outflow generated from operations		(4,654,732)	(5,892,760)
Interest received		22,329	109,672
Interest paid		(250,248)	(223,670)
Net cash flows used in operating activities		(4,882,651)	(6,006,758)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	24	(2,314,652)	(1,552,513)
Proceeds from disposal of property, plant and equipment		—	6,043
Acquisition of intangible assets		(5,540)	(645,288)
Disposal in financial assets at amortized cost		—	4,555
Investment in financial assets at amortized cost		(1,175,021)	(2,194,855)
Decrease in other non-current assets		(36,292)	(40,521)
Net cash flows used in investing activities		(3,531,505)	(4,422,579)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	25	701,257	1,901,242
Exercise of share options		101,800	112,004
Proceeds from long-term borrowings	25	—	169,210
Repayments of long-term borrowings	25	(487,167)	(432,223)
Principal repayment of lease liabilities	25	(8,520)	(14,575)
Net cash flows from financing activities		307,370	1,735,658
Effect of foreign exchange rate changes		159,920	(234,557)
Net decrease in cash and cash equivalents		(7,946,866)	(8,928,236)
Cash and cash equivalents at beginning of period	5	12,153,256	17,632,485
Cash and cash equivalents at end of period	5	$4,206,390	$8,704,249

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

1. Corporate and group information

Gorilla Technology Group Inc. (the “Company”) was incorporated in the Cayman Islands in May 2001. The Company and its subsidiaries (collectively referred herein as the “Group”) are primarily engaged in providing information, software and data processing services.

2. The authorization of the condensed consolidated financial statements

The accompanying unaudited condensed interim consolidated financial statements were authorized for issuance by the Board of Directors on January 7, 2022.

3. Application of new and revised International Financial Reporting Standards (“IFRS”), International Accounting Standards (“IAS”), International Financial Reporting Interpretations Committee (“IFRIC”) Interpretations and Standing Interpretations Committee (“SIC”) Interpretations issued by the International Accounting Standards Board (“IASB”), (collectively, “IFRSs”)

a)      Amendments to IFRSs and the new interpretation that are mandatorily effective for the current year

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 4, “Extension of the temporary exemption from applying IFRS 9”	January 1, 2021
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, “Interest Rate Benchmark Reform-Phase 2”	January 1, 2021
Amendment to IFRS 16, “Covid-19-related rent concessions beyond 30 June 2021”	April 1, 2021

The Group has adopted the above new standards, interpretations and amendments as of the effective date. Based on the Group’s assessment, the above standards and interpretations have no significant impact to the Group’s financial condition and financial performance.

b)      New standards, interpretations and amendments in issue but not yet effective

New standards, interpretations and amendments in issue but not yet effective are as follows:

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 3, “Reference to the conceptual framework”	January 1, 2022
Amendments to IAS 16, “Property, plant and equipment: proceeds before intended use”	January 1, 2022
Amendments to IAS 37, “Onerous contracts-cost of fulfilling a contract”	January 1, 2022
Annual improvements to IFRS Standards 2018 – 2020	January 1, 2022
Amendments to IFRS 10 and IAS 28, “Sale or contribution of assets between an investor and its associate or joint venture”	To be determined by IASB
IFRS 17, “Insurance contracts”	January 1, 2023
Amendments to IFRS 17, “Insurance contracts”	January 1, 2023
Amendments to IAS 1, “Classification of liabilities as current or non-current”	January 1, 2023
Amendments to IAS 1, “Disclosure of accounting policies”	January 1, 2023
Amendments to IAS 8, “Definition of accounting estimates”	January 1, 2023
Amendments to IAS 12, “Deferred tax related to assets and liabilities arising from a single transaction”	January 1, 2023

Based on the Group’s assessment, the above standards and interpretations have no significant impact to the Group’s financial position and financial performance.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies

The significant accounting policies applied in these condensed interim consolidated financial statements are consistent with those applied in the consolidated financial statements for the year ended December 31, 2020, except for the estimation of employee benefit and income tax.

a)      Statement of compliance

The condensed consolidated financial statements of the Group have been prepared in accordance with IAS 34 Interim Financial Reporting.

b)      Basis of preparation

(a)     Except for the following items, the condensed consolidated financial statements have been prepared under the historical cost convention:

Defined benefit assets are recognized based on the net amount of pension fund assets less present value of defined benefit obligation.

(b)    The preparation of financial statements in conformity with IAS 34 Interim Financial Reporting requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the condensed consolidated financial statements are disclosed in Note 4 f).

c)      Basis of condensed consolidation

(a)     Basis for preparation of condensed consolidated financial statements:

i)       All subsidiaries are included in the Group’s condensed consolidated financial statements. Subsidiaries are all entities controlled by the Group. The Group controls an entity when the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Condensed consolidation of subsidiaries begins from the date the Group obtains control of the subsidiaries and ceases when the Group loses control of the subsidiaries.

ii)      Inter-company transactions, balances and unrealized gains or losses on transactions between companies within the Group are eliminated. Accounting policies of subsidiaries have been adjusted where necessary to ensure consistency with the policies adopted by the Group.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

(b)    Subsidiaries included in the condensed consolidated financial statements:

Name of Investor	Name of Subsidiary	Main Business Activities	Ownership (%)		Note
			June 30, 2021	December 31, 2020
The Company	Gorilla Science & Technology Holding, Inc. (Gorilla BVI)	Information, software and data processing services	100%	100%
The Company	Gorilla Intelligence Technology Co. Ltd. (Gorilla Shanghai)	Information, software and data processing services	100%	100%
The Company	ISSCore Technology, Inc.	Information, software and data processing services	100%	100%
The Company	Telmedia Technology Limited (Telmedia)	Information, software and data processing services	100%	100%
Gorilla BVI	Gorilla Technology Inc. (Gorilla Taiwan)	Information, software and data processing services	100%	100%
Telmedia	NSGUARD Technology Inc.	Information, software and data processing services	100%	100%
Telmedia	Gorilla Technology Japan Inc.	Iinformation, software and data processing services	100%	100%	Note

Note: Gorilla Technology Japan Inc. was established in February 2020.

(c)     Subsidiaries not included in the condensed consolidated financial statements: None.

(d)    Adjustments for subsidiaries with different balance sheet dates: None.

(e)     Significant restrictions: None.

(f)     Subsidiaries that have non-controlling interests that are material to the Group: None.

d)      Employee benefits

Pension cost for the interim period is calculated on a year-to-date basis by using the pension cost rate derived from the actuarial valuation at the end of the prior financial year, adjusted for significant market fluctuations since that time and for significant curtailments, settlements, or other significant one-off events. Also, the related information is disclosed accordingly.

e)      Income tax

(a)     The interim period income tax expense is recognized based on the estimated average annual effective income tax rate expected for the full financial year applied to the pretax income of the interim period, and the related information is disclosed accordingly.

(b)     If a change in tax rate is enacted or substantively enacted in an interim period, the Group recognizes the effect of the change on items recognized outside profit or loss immediately in the interim period in which the change occurs and spread the effect of the change on items recognized in profit or loss over the remainder of the annual reporting period via an adjustment to the estimated annual effective income tax rate.

f)      Critical accounting judgments, estimates and key sources of assumption uncertainty

There have been no material changes to our critical accounting judgements, estimates and key resources of assumption uncertainty from our consolidated financial statements ended December 31, 2020.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

5. Cash and cash equivalents

	June 30, 2021	December 31, 2020
Cash on hand and petty cash	$9,773	$9,914
Checking accounts	28,570	45,000
Demand deposits	2,168,047	6,518,286
Time deposits	10,790,706	13,195,741
	12,997,096	19,768,941
Transferred to financial assets at amortized cost	(8,790,706)	(7,615,685)
	$4,206,390	$12,153,256

a)      The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

b)      As of June 30, 2021 and December 31, 2020, range of interest rate of time deposits was 0.35%~2.07% and 0.20%~1.75%, respectively. Some of time deposits were provided as guarantees and were reclassified as “financial assets at amortized cost” based on its nature.

c)      Details of time deposits pledged to others as collaterals are provided in Note 27.

6. Accounts receivable

	June 30, 2021	December 31, 2020
Accounts receivable	$35,259,998	$35,469,123
Less: Allowance for uncollectable accounts	(2,082,526)	(2,082,229)
	$33,177,472	$33,386,894

a)      The aging analysis of accounts receivable is as follows:

	June 30, 2021	December 31, 2020
Not past due	$30,340,605	$33,532,018
Up to 180 days	3,075,711	93,423
181 to 365 days	—	—
Over 366 days	1,843,682	1,843,682
	$35,259,998	$35,469,123

The above aging analysis was based on days overdue.

b)      As at June 30, 2021 and December 31, 2020, accounts receivable were all from contracts with customers.

c)      As at June 30, 2021 and December 31, 2020, without taking into account any collateral held or other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the Group’s accounts receivable were $33,177,472 and $33,386,894, respectively.

d)      Information relating to credit risk of accounts receivable is provided in Note 31.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

7. Inventories

	June 30, 2021
	Cost	Allowance for valuation loss	Book value
Finished goods	$725,117	$(489,153)	$235,964
	December 31, 2020
	Cost	Allowance for valuation loss	Book value
Finished goods	$575,769	$(485,991)	$89,778

The cost of inventories recognized as expense for the six months ended June 30, 2021 and 2020:

	Six months ended June 30, 2021	Six months ended June 30, 2020
Cost of goods sold	$8,005,689	$7,108,394
Cost of services	2,250,412	2,115,431
	$10,256,101	$9,223,825

8. Property, plant and equipment

	Land	Buildings and structures	Transportation equipment	Office equipment	Other equipment	Total
At January 1, 2021
Cost	$13,713,844	$3,469,595	$44,903	$5,905,654	$27,338,767	$50,472,763
Accumulated depreciation	—	(750,555)	(27,493)	(2,357,547)	(14,564,161)	(17,699,756)
Accumulated impairment	—	—	—	(381,395)	—	(381,395)
	$13,713,844	$2,719,040	$17,410	$3,166,712	$12,774,606	$32,391,612

2021
January 1	$13,713,844	$2,719,040	$17,410	$3,166,712	$12,774,606	$32,391,612
Additions	—	—	—	1,407,176	1,620,828	3,028,004
Depreciation expense		(39,942)	(2,858)	(580,643)	(2,326,399)	(2,949,842)
Net exchange differences	305,189	60,062	356	7,503	276,401	649,511
June 30	$14,019,033	$2,739,160	$14,908	$4,000,748	$12,345,436	$33,119,285

At June 30, 2021
Cost	$14,019,033	$3,546,807	$45,902	$7,286,815	$29,586,119	$54,484,676
Accumulated depreciation	—	(807,647)	(30,994)	(2,902,190)	(17,240,683)	(20,981,514)
Accumulated impairment	—	—	—	(383,877)	—	(383,877)
	$14,019,033	$2,739,160	$14,908	$4,000,748	$12,345,436	$33,119,285

Note: Information relating to property, plant and equipment that were pledged to others as collaterals is provided in Note 27.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

9. Intangible assets

	Six months ended June 30, 2021	Six months ended June 30, 2020
	Computer software	Computer software
January 1
Cost	$17,338,683	$15,646,987
Accumulated amortization	(12,705,022)	(9,655,980)
Accumulated impairment	(524,783)	—
	$4,108,878	$5,991,007

At January 1	$4,108,878	$5,991,007
Additions acquired separately	5,540	645,288
Amortization expense	(1,198,619)	(1,467,268)
Net exchange differences	33,437	13,811
At June 30	$2,949,236	$5,182,838

June 30
Cost	$17,531,963	$16,355,151
Accumulated amortization	(14,054,529)	(11,172,313)
Accumulated impairment	(528,198)	—
	$2,949,236	$5,182,838

Details of amortization on intangible assets are as follows:

	Six months ended June 30, 2021	Six months ended June 30, 2020
Selling expenses	$291,175	$488,877
General and administrative expenses	12,907	108,905
Research and development expenses	894,537	869,486
	$1,198,619	$1,467,268

10. Short-term borrowings

Type of borrowings	June 30, 2021	Interest rate range
Bank collateralized borrowings	$18,889,931	1.41%~2.07%
Type of borrowings	December 31, 2020	Interest rate range
Bank collateralized borrowings	$17,785,057	1.41%~1.86%

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

10. Short-term borrowings (cont.)

Refer to table below for details of short-term and long-term borrowing. Lender A refers to Shanghai Commercial & Savings Bank, Ltd.; Lender B refers to Taishin International Bank; Lender C refers to Hua Nan Commercial Bank; Lender D refers to MEGA International Commercial Bank, and Taiwan SMEG stands for Small and Medium Enterprise Credit Guarantee Fund of Taiwan.

As of June 30, 2021
Lender	Facility Period	Credit Facility	Type	Outstanding Amount	Undrawn Amount	Interest Rate	Guarantor (Note)	Collateral
Lender A	11.2020 – 11.2021	$4,612,347	LC Loan	$2,540,098	$—	1.68%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Short-Term Bank loan	717,875	—	1.68%	Kow Shyh-Pin	Same as above
			Letter of guarantee	1,240,988	113,386	—	Kow Shyh-Pin	Same as above
Lender A	11.2020 – 11.2021	4,307,251	LC Loan	1,962,553	—	1.68%	Kow Shyh-Pin	Same as above
			Letter of credit	24,049	—	—	Kow Shyh-Pin	Same as above
			Letter of guarantee	830,041	1,490,608	—	Kow Shyh-Pin	Same as above
Lender A	09.2020 – 09.2025	1,076,813	Long-Term Bank loan	1,076,813	—	2.10%	Kow Shyh-Pin	80% guaranteed by Taiwan SMEG
Lender A	03.2016 – 03.2031	3,409,907	Long-Term Bank loan	3,366,190	43,717	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2031	1,794,688	Long-Term Bank loan	1,771,679	23,009	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2026	358,938	Long-Term Bank loan	351,460	7,478	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender B	04.2020 – 04.2021	5,743,001	Short-Term Bank loan	215,364	1,085,440	1.41%~1.86%	Kow Shyh-Pin	Time deposit $3,900,000, Promissory note $5,743,001
			LC Loan	4,442,197	—	1.86%	Kow Shyh-Pin	Same as above
Lender C	05.2020 – 05.2021	11,486,001	Short-Term Bank loan	5,742,999	286,364	1.80%	Kow Shyh-Pin	Time deposit $500,000, Land, Buildings and Structures
			Letter of guarantee	1,061,096	—	—	Kow Shyh-Pin	Same as above
	05.2019 – 03.2026		Long-Term Bank loan	4,395,542	—	1.63%	Kow Shyh-Pin	Same as above
Lender C	04.2021 – 10.2021	2,692,032	Short-Term Bank loan	2,491,027	2,943	1.80%	Kow Shyh-Pin	Time deposit $700,000
			Letter of guarantee	198,062	—	—	Kow Shyh-Pin	Same as above
Lender D	06.2020 – 06.2023	179,469	Long-Term Bank loan	119,644	59,825	1.50%	Kow Shyh-Pin	85% guaranteed by Taiwan SMEG
Lender D	01.2021 – 01.2022	1,076,813	Credit Loan	753,769	—	2.07%	Kow Shyh-Pin	65% guaranteed by Taiwan SMEG
			Letter of guarantee	323,044	—	—	Kow Shyh-Pin	Same as above

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

10. Short-term borrowings (cont.)

As of December 31, 2020
Lender	Facility Period	Credit Facility	Type	Outstanding Amount	Undrawn Amount	Interest Rate	Guarantor (Note)	Collateral
Lender A	11.2020 – 11.2021	$4,511,939	LC loan	$4,015,156	$—	1.56%~1.81%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Letter of guarantee	481,499	15,284	—	Kow Shyh-Pin	Same as above
Lender A	11.2020 – 11.2021	4,213,483	LC loan	3,127,765	—	1.56%~1.81%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Letter of credit	321,278	—	—	Kow Shyh-Pin	Same as above
			Letter of guarantee	719,570	44,870	—	Kow Shyh-Pin	Same as above
Lender A	09.2020 – 09.2025	1,053,371	Long-Term Bank loan	1,053,371	—	2.095%	Kow Shyh-Pin	80% guaranteed by Taiwan SMEG
Lender A	03.2016 – 03.2031	3,335,674	Long-Term Bank loan	3,292,909	42,765	2.045%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2031	1,755,618	Long-Term Bank loan	1,733,110	22,508	2.045%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2026	351,124	Long-Term Bank loan	343,808	7,316	2.045%	Kow Shyh-Pin	Land, Buildings and Structures
Lender B	04.2020 – 04.2021	5,617,978	Short-Term Bank loan	3,600,353	2,017,625	1.41%~1.86%	Kow Shyh-Pin	Time deposit $3,900,000, Promissory note $1,600,000
Lender C	05.2020 – 05.2021	11,235,955	Short-Term Bank loan	4,810,393	—	1.80%	Kow Shyh-Pin	Time deposit $500,000, Land, Buildings and Structures
			Letter of guarantee	829,298	—	—	Kow Shyh-Pin	Same as above
	05.2019 – 03.2026		Long-Term Bank loan	4,752,467	843,797	1.63%	Kow Shyh-Pin	Same as above
Lender C	10.2020 – 04.2021	2,633,427	Short-Term Bank loan	1,910,112	324,180	1.80%	Kow Shyh-Pin	Time deposit $700,000
			Letter of guarantee	399,135	—	—	Kow Shyh-Pin	Same as above
Lender C	06.2020 – 06.2023	175,562	Long-Term Bank loan	146,301	29,261	1.50%	Kow Shyh-Pin	85% guaranteed by Taiwan SMEG

Note: Kow Shyh-Pin is the director of the Company.

11. Other payables

	June 30, 2021	December 31, 2020
Salaries and bonuses payable	$1,179,085	$1,740,776
Pension payable	114,913	114,325
Payables on machinery and equipment	841,798	128,446
Others	643,034	450,311
	$2,778,830	$2,433,858

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

12. Long-term borrowings

Type of borrowings	Interest rate	June 30, 2021
Bank borrowings
Collateralized borrowings	1.50%	$119,645
Collateralized borrowings	2.10%	1,076,813
Collateralized borrowings	1.63%	4,395,541
Uncollateralized borrowings	2.05%	351,460
Collateralized borrowings	2.05%	3,366,190
Collateralized borrowings	2.05%	1,771,679
		11,081,328
Less: Current portion		(1,211,964)
		$9,869,364
Type of borrowings	Interest rate	December 31, 2020
Bank borrowings
Collateralized borrowings	1.50%	$146,301
Collateralized borrowings	2.10%	1,053,371
Collateralized borrowings	1.63%	4,752,467
Uncollateralized borrowings	2.05%	343,808
Collateralized borrowings	2.05%	3,292,909
Collateralized borrowings	2.05%	1,733,110
		11,321,966
Less: Current portion		(1,344,507)
		$9,977,459

Please refer to Note 10 for details of long-term borrowings.

13. Share-based payment

a)      For the six months ended June 30, 2021 and 2020, the Company’s share-based payment transactions were as follow:

Type of arrangement	Grant date	Quantity granted (Units)	Contract period	Vesting conditions
Employee share options	2016.1.1	22,500	5 years	Note
Employee share options	2017.1.1	106,300	5 years	Note
Employee share options	2018.1.1	34,000	5 years	Note
Employee share options	2019.1.1	186,000	5 years	Note

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

13. Share-based payment (cont.)

Note: Employee share options granting period and exercise conditions are as follows:

Vesting period	Accumulated maximum exercisable employee share options
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

The share-based payment arrangements above are settled by equity.

b)      Details of the share-based payment arrangements are as follows:

	Six months ended June 30, 2021		Six months ended June 30, 2020
	No. of options	Weighted average exercise price	No. of options	Weighted average exercise price
Options outstanding at January 1	209,818	$5.24	263,593	$5.27
Options granted	—	—	—	—
Options cancelled	—	—	—	—
Options exercised	(37,800)	5.16	(53,775)	5.37
Options outstanding at June 30	172,018	$5.26	209,818	$5.24
Options exercisable at June 30	152,619	$4.95	111,831	$5.27

c)      The weighted-average share price of share options at exercise dates for the six months ended June 30, 2021 and 2020 was $5.16 and $5.37, respectively.

d)      As of six months ended June 30, 2021 and 2020, the range of exercise prices of share options outstanding was $1.20 ~ $5.62 for both period; the weighted-average remaining contractual period was 1.54 years and 2.38 years, respectively.

e)      The fair value of share options granted on grant date is measured using the Black-Scholes option-pricing model. Relevant information is as follows:

Type of arrangement	Grant date	Share price (par value)	Exercise price	Expected price volatility (Note 1)		Expected option life	Expected dividends	Risk-free interest rate	Fair value per share
Employee share options	2016.1.1	$1.00	$1.20	42.02	%~48.12%	4.5 Years	—	1.01%	$2.85
Employee share options	2016.1.1	$1.00	$1.50	42.02	%~48.12%	4.5 Years	—	1.01%	$2.85
Employee share options	2016.1.1	$1.00	$2.00	42.02	%~48.12%	4.5 Years	—	1.01%	$2.85
Employee share options	2017.1.1	$1.00	$5.62	32.11	%~42.11%	4.5 Years	—	1.05%	$5.73
Employee share options	2018.1.1	$1.00	$5.62	34.14	%~40.79%	4.5 Years	—	0.96%	$6.13
Employee share options	2019.1.1	$1.00	$5.62	33.35	%~38.93%	4.5 Years	—	1.01%	$6.86

Note 1: Expected price volatility rate was estimated by using the share prices of the most recent period with length of this period approximate to the length of the share options’ expected life, and the standard deviation of return on the share during this period.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

13. Share-based payment (cont.)

Note 2: Share-based payment expenses are recorded over each vesting period based on the fair value of share options granted. Relevant information is as follows:

Grant date	Exercise price	Fair value of first year	Fair value of second year	Fair value of third year	Fair value of fourth year
2016.1.1	$1.20	$1.60	$1.70	$1.70	$1.80
2016.1.1	1.50	1.40	1.50	1.50	1.60
2016.1.1	2.00	1.00	1.10	1.20	1.30
2017.1.1	5.62	0.90	1.50	1.70	2.00
2018.1.1	5.62	1.20	1.60	2.00	2.30
2019.1.1	5.62	1.70	2.10	2.40	2.80

f)      Expenses incurred on share-based payment transactions are shown below:

	Six months ended June 30, 2021	Six months ended June 30, 2020
Equity-settled	$37,319	$71,208

14. Provisions

	Six months ended June 30, 2021	Six months ended June 30, 2020
	Warranty	Warranty
At January 1	$257,483	$153,633
Additional provisions	49,900	43,506
Used during the period	(51,636)	(37,158)
Net exchange differences	5,710	1,894
At June 30	$261,457	$161,875

Analysis of total provisions:

	June 30, 2021	December 31, 2020
Current	$96,301	$109,669
Non-current	$165,156	$147,814

The Group’s warranty provisions were associated with the sales of information, software and data processing services, and were estimated in accordance with the historical warranty data of products.

15. Share capital

a)      As of June 30, 2021, the Company’s authorized capital was $8,350,000, and the issued and outstanding capital was $6,191,100, consisting of 6,191,100 shares of ordinary shares with par value of $1.

Movements in the number of the Company’s ordinary shares outstanding are as follows:

	2021	2020
At January 1	6,153,300	6,099,525
Employee share options exercised	37,800	53,775
At June 30	$6,191,100	$6,153,300

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

15. Share capital (cont.)

b)      As of June 30, 2021, the Company’s authorized preferred share amounting to $5,920,000 (Series A: $1,650,000, Series B: $1,600,000, Series C: $1,220,000 and Series D: $1,450,000), with par value of $1 per share. The Company issued 1,639,344 shares of Series A preferred share, 1,589,957 shares of Series B preferred share, 1,182,926 shares of Series C preferred share and 1,432,665 shares of Series D preferred share in the sum of $5,844,892.

c)      Preferred shares are embedded with conversion option. Preferred shareholders are entitled to exercise their conversion option under the prescribed conditions at the prescribed exercise price. Preferred shareholders are also entitled to convert any or all of their preferred shares at any time at certain conversion price for each of Series A, Series B, Series C, and Series D. In addition, all preferred shares will be converted into ordinary shares either before the date of Qualified IPO or with the acknowledgement of 80% of the preferred shareholders. When either condition stated above is met, the Company shall retract all outstanding preferred shares in accordance with the decisions of the Board of Directors and preferred shareholders’ meeting at the price prescribed in the Company’s Articles of Incorporation.

Preferred shares are non-cumulative and non-participating and are classified as equity instrument as the following criteria are met: i) holders of preferred shares have no redemption right, and ii) the conversion option to the holders of preferred shares are to be settled by the Company by delivering a fixed number of the Company’s ordinary shares.

d)      At the issuance of preferred shares, the Company accounted for the preferred shares as equity instrument. The portion of proceeds from each preferred share in excess of par value and the par value are recognized under “additional paid-in capital — preferred shares” and “preferred shares”.

16. Retained earnings

a)      Under the Company’s Articles of Incorporation, the Company shall first take into consideration the Company’s financial structure, operating results and future expansion plans, then appropriate the remaining earnings to the preferred shareholders, then to the common shareholders. If preferred shareholders were to convert their preferred share to common share prior to the ex-dividend date, they shall enjoy the same rights as all other common shareholders.

b)      The Group was in a net loss position for the six months ended June 30, 2021 and 2020, and no earnings distribution was resolved by the Board of Directors.

17. Revenue

	Six months ended June 30, 2021	Six months ended June 30, 2020
Revenue from contracts with customers
Hardware sales
Government
– Video IoT	$—	$—
– Security Convergence	—	1,839
Non-Government
– Video IoT	1,877,325	$3,951,031
– Security Convergence	1,048,028	588,299

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

17. Revenue (cont.)

	Six months ended June 30, 2021	Six months ended June 30, 2020
Software sales
Government
– Video IoT	—	—
– Security Convergence	—	—
Non-Government
– Video IoT	6,389,615	5,969,910
– Security Convergence	1,258,930	380,209
Service revenue
Government
– Video IoT	1,638,711	706,522
– Security Convergence	1,776,212	2,727,658
Non-Government
– Video IoT	1,001,058	429,385
– Security Convergence	110,839	66
	$15,100,718	$14,754,919

a)      Disaggregation of revenue from contracts with customers

The Group derives revenue from the transfer of goods and services over time and at a point in time in the following major products lines and all revenue took place in Asia :

Six months ended June 30, 2021	Hardware	Software	Service	Total
Total segment revenue	$3,091,734	$7,648,545	$4,526,820	$15,267,099
Inter-segment revenue	(166,381)	—	—	(166,381)
Revenue from external customer contracts	$2,925,353	$7,648,545	$4,526,820	$15,100,718
Timing of revenue recognition
At a point in time	$2,925,353	$7,648,545	$—	$10,573,898
Over time	—	—	4,526,820	4,526,820
	$2,925,353	$7,648,545	$4,526,820	$15,100,718
Six months ended June 30, 2020	Hardware	Software	Service	Total
Total segment revenue	$4,544,186	$6,350,119	$3,863,631	$14,757,936
Inter-segment revenue	(3,017)	—	—	(3,017)
Revenue from external customer contracts	$4,541,169	$6,350,119	$3,863,631	$14,754,919
Timing of revenue recognition
At a point in time	$4,541,169	$6,350,119	$—	$10,891,288
Over time	—	—	3,863,631	3,863,631
	$4,541,169	$6,350,119	$3,863,631	$14,754,919

b)      Contract assets

The Group has recognized the following revenue-related contract assets:

	June 30, 2021	December 31, 2020
Contract assets:
Contract assets relating to service revenue	$2,134,157	$1,480,923

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

17. Revenue (cont.)

c)      Significant changes in contract assets

The increase in contract assets during the six months ended June 30, 2021 was attributed to progress of projects towards contract activities and is ahead of the agreed payment schedule.

d)      Unfulfilled long-term contracts

Aggregate amount of the transaction price allocated to long-term service contracts that are partially or fully unsatisfied as of June 30, 2021 and 2020, amounting to $6,558,719 and $8,696,934 respectively. Management expects that the transaction price allocated to the unsatisfied contracts as of June 30, 2021 and 2020, will be recognized as revenue from the second-half of 2021 to 2026 and from the second-half of 2020 to 2026, respectively. Except for the abovementioned contracts, all other service contracts are for periods of one year or less or are billed based on the amount of time incurred.

18. Other losses — net

	Six months ended June 30, 2021	Six months ended June 30, 2020
Net currency exchange losses	$(84,589)	$(251,870)
Loss on disposal of subsidiaries	—	(124,171)
Loss on disposal of property, plant and equipment	—	(125)
Other losses	(17,768)	(16,537)
	$(102,357)	$(392,703)

19. Finance costs

	Six months ended June 30, 2021	Six months ended June 30, 2020
Interest expense:
Bank borrowings	$250,248	$223,670
Lease liabilities	278	496
	$250,526	$224,166

20. Expenses by nature

	Six months ended June 30, 2021	Six months ended June 30, 2020
Change in inventory of finished goods	$8,005,689	$7,108,394
Outsourcing charges	2,103,484	1,997,407
Depreciation charges on property, plant and equipment	2,949,842	2,542,873
Depreciation charges on right-of-use asset	8,493	14,654
Amortization charges on intangible assets	1,198,619	1,467,268
Employee benefit expense	5,710,300	5,760,433
Others	709,520	1,536,657
	$20,685,947	$20,427,686

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

21. Employee benefit expense

	Six months ended June 30, 2021
	Operating costs	Operating expenses	Total
Wages and salaries	$70,603	$4,852,090	$4,922,693
Labour and health insurance fees	7,553	385,230	392,783
Pension	4,051	219,304	223,355
Share option expenses	—	37,319	37,319
Other personnel expenses	—	134,150	134,150
	$82,207	$5,628,093	$5,710,300
	Six months ended June 30, 2020
	Operating costs	Operating expenses	Total
Wages and salaries	$72,174	$4,890,954	$4,963,128
Labour and health insurance fees	7,117	354,408	361,525
Pension	4,083	211,911	215,994
Share option expenses	—	71,208	71,208
Other personnel expenses	1,900	146,678	148,578
	$85,274	$5,675,159	$5,760,433

22. Income tax

Income tax benefit

Components of income tax benefit:

	Six months ended June 30, 2021	Six months ended June 30, 2020
Current tax:
Current tax on profits for the year	$1,392	$800
Prior year income tax underestimation	—	1,845
Total current tax	1,392	2,645
Deferred tax:
Origination and reversal of temporary differences	(62,169)	(44,833)
Effect of exchange rates	(92)	75
Total deferred tax	(62,261)	(44,758)
Income tax benefit	$(60,869)	$(42,113)

23. Loss per share

	Six months ended June 30, 2021
	Amount after tax	Weighted average number of ordinary shares outstanding	Loss per share
Basic/diluted loss per share
Basic/diluted loss per share
Loss attributable to the parent (Note)	$(5,827,588)	6,153,648	$(0.95)

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

23. Loss per share (cont.)

	Six months ended June 30, 2020
	Amount after tax	Weighted average number of ordinary shares outstanding	Loss per share
Basic/diluted loss per share
Basic/diluted loss per share
Loss attributable to the parent (Note)	$(6,121,295)	6,121,865	$(1.00)

Note: Employee share options and convertible preference shares were excluded in the computation of diluted EPS since they were anti-dilutive for six months ended June 30, 2021 and 2020. The number of shares that were excluded from the EPS calculation above for six months ended June 30, 2021 and 2020 that could be dilutive in the future were 6,723,678 and 6,792,658, respectively.

24. Supplemental cash flow information

Investing activities with partial cash payments:

	Six months ended June 30, 2021	Six months ended June 30, 2020
Purchase of property, plant and equipment	$3,028,004	$1,426,233
Add: Opening balance of payable on equipment	128,446	319,387
Less: Ending balance of payable on equipment	(841,798)	(193,107)
Cash paid during the year	$2,314,652	$1,552,513

25. Changes in liabilities from financing activities

	Short-term borrowings	Long-term borrowings (including current portion)	Lease liabilities	Liabilities from financing activities-gross
At January 1, 2021	$17,785,057	$11,321,966	$34,685	$29,141,708
Changes in cash flow from financing activities	701,257	(487,167)	(8,520)	205,570
Changes in other non-cash items	—	—	278	278
Impact of changes in foreign exchange rate	403,617	246,529	399	650,545
At June 30, 2021	$18,889,931	$11,081,328	$26,842	$29,998,101
	Short-term borrowings	Long-term borrowings (including current portion)	Lease liabilities	Liabilities from financing activities-gross
At January 1, 2020	$13,436,684	$10,475,782	$59,878	$23,972,344
Changes in cash flow from financing activities	1,901,242	(263,013)	(14,575)	1,623,654
Changes in other non-cash items	—	—	495	495
Impact of changes in foreign exchange rate	(11,153)	120,456	29	109,332
At June 30, 2020	$15,326,773	$10,333,225	$45,827	$25,705,825

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

26. Related party transactions

a)      Names of related parties and relationship

Names of related parties	Relationship with the Company
Kow Shyh-Pin	Director of the Company

b)      The Group lists Kow Shyh-Pin, the chairman of the Board of Directors of Gorilla Taiwan, as the joint guarantor for its short-term borrowings and long-term borrowings for the six months ended June 30, 2021 and 2020. Please refer to Note 10 and Note 12 for further details.

c)      Key management compensation

	Six months ended June 30, 2021	Six months ended June 30, 2020
Salaries and other short-term employee benefits	$348,099	$327,512
Post-employment benefits	7,667	7,200
Share option expenses	4,098	9,146
	$359,864	$343,858

27. Pledged assets

The Group’s assets pledged as collateral are as follows:

	Book value
Pledged assets	June 30, 2021	December 31, 2020	Purpose
Time deposits (shown as “Financial assets at amortized cost”)	$8,451,479	$7,111,117	Performance guarantee, deposit letter of credit and short-term borrowings
Land	14,019,033	13,713,844	Long-term and short-term borrowings
Buildings and structures	2,739,160	2,719,040	Long-term and short-term borrowings
	$25,209,672	$23,544,001

28. Significant contingent liabilities and unrecognized contract commitments

The significant unrecognized contract commitments are listed below:

a)      As of June 30, 2021 and December 31, 2020, the guaranteed notes secured for service project or warranty of Gorilla Technology Inc. amounted to $1,798,066 and $1,758,817, respectively.

b)      As of June 30, 2021 and December 31, 2020, the banker’s letter of guarantee issued by the bank at the request of Gorilla Technology Inc. amounted to $2,691,499 and $1,670,918, respectively.

c)      As of June 30, 2021 and December 31, 2020, the banker’s letter of guarantee issued by the bank at the request of NSGUARD Technology Inc. amounted to $638,688 and $862,271, respectively.

29. Significant events after the balance date

a)      In August 2021, the Group entered into shareholder loan agreements in the amount of $5,000,000 with Kow Shyh-Pin, Asteria Corporation, and Berwick Resources Limited. The Company issued promissory notes with an interest rate of 7.5% per annum and maturity date of September 1, 2022 to the lenders in the same amount as loans made.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

29. Significant events after the balance date (cont.)

b)      In December 2021, management of the Group formalized its decision to exit its business operations in Mainland China that the Group determined represented the culminating event with respect to the conditions which existed as of December 31, 2020 and that gave rise to the impairment recorded as of that date. See Note 12 of the consolidated financial statements as of and for the year ended December 31, 2020 for additional information.

c)      On December 21, 2021, the Group entered into a business combination agreement with Global SPAC Partners Co. in respect of de-SPAC merger. The business combination agreement was entered into to raise capital through a merger with Global SPAC Partners Co., a NASDAQ-listed entity, and includes a minimum of $50 million gross cash at closing, along with customary closing conditions.

30. Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital. In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt. The Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including ‘current and non-current borrowings’ as shown in the condensed interim consolidated balance sheet) less cash and cash equivalents. Total capital is calculated as ‘equity’ as shown in the condensed consolidated balance sheet plus net debt.

The gearing ratios at June 30, 2021, December 31, 2020, and June 30, 2020 were as follows:

	June 30, 2021	December 31, 2020
Total borrowings	$29,971,259	$29,107,023
Less: Cash and cash equivalents	(4,206,390)	(12,153,256)
Net debt	25,764,869	16,953,767
Total equity	47,999,893	53,499,842
Total capital	$73,764,762	$70,453,609
Gearing ratio	34%	24%

31. Financial instruments

a)      Financial instruments by category

	June 30, 2021	December 31, 2020
Financial assets
Financial assets at amortized cost (Note)	$46,360,088	$53,305,063
	June 30, 2021	December 31, 2020
Financial liabilities
Financial liabilities at amortized cost (Note)	$37,391,740	$38,266,868

Note: Financial assets at amortized cost include cash and cash equivalents, financial assets at amortized cost, accounts receivable and other non-current assets. Financial liabilities at amortized cost include short-term borrowings, notes and accounts payable, other payables and long-term borrowings (including current portion).

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

31. Financial instruments (cont.)

b)      Financial risk management policies

i)       The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial condition and financial performance.

ii)      Risk management is carried out by a central treasury department (Group treasury) under policies approved by the Board of Directors. Group treasury identifies and evaluates financial risks in close cooperation with the Group’s operating units. The Board provides written principles for overall risk management, as well as written policies covering specific areas and matters, such as foreign exchange risk, interest rate risk, credit risk, use of non-derivative financial instruments, and investment of excess liquidity.

c)      Significant financial risks and degrees of financial risks

i)       Market risk

Foreign exchange risk

1.      The Group’s businesses involve some non-functional currency operations (the Company’s and certain subsidiaries’ functional currency: USD; other certain subsidiaries’ functional currency: NTD). The information on assets and liabilities denominated in foreign currencies whose values would be materially affected by the exchange rate fluctuations is as follows:

	June 30, 2021
	Foreign currency amount (in thousands)	Exchange rate	Book value (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	$391,417	0.036	$14,090,918
Financial liabilities
Monetary items
NTD:USD	288,222	0.036	10,375,706
	December 31, 2020
	Foreign currency amount (in thousands)	Exchange rate	Book value (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	$889,943	0.035	$31,147,511
Financial liabilities
Monetary items
NTD:USD	775,686	0.035	27,148,937

2.      The total exchange loss (including realized and unrealized) arising from significant foreign exchange variation on the monetary items held by the Group for the six months ended June 30, 2021 and 2020 amounting to $84,589 and $251,870, respectively.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

31. Financial instruments (cont.)

3.      Analysis of foreign currency market risk arising from significant foreign exchange variation:

	Six months ended June 30, 2021
	Sensitivity analysis
	Degree of variation	Effect on profit or loss (USD)	Effect on other comprehensive income
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	1%	$140,909	$—
Financial liabilities
Monetary items
NTD:USD	1%	$103,757	$—
	Six months ended June 30, 2020
	Sensitivity analysis
	Degree of variation	Effect on profit or loss (USD)	Effect on other comprehensive income
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	1%	$159,070	$—
Financial liabilities
Monetary items
NTD:USD	1%	$271,816	$—

Price risk

The Group is not exposed to material price risk of equity instrument.

Cash flow and interest rate risk

The Group held short-term borrowings with variable rates, of which short-term effective rate would change with market interest rate, and then affect the future cash flow. Every 1% increase in the market interest rate would result to an increase of $94,450 and $76,634 in the cash outflow for the six months ended June 30, 2021 and 2020, respectively.

ii)      Credit risk

1.      Credit risk refers to the risk of financial loss to the Group arising from default by the clients or counterparties of financial instruments on the contract obligations. The main factor is that counterparties could not repay in full the accounts receivable based on the agreed terms.

2.      The Group manages its credit risk taking into consideration the entire Group’s concern. For banks and financial institutions, only independently rated parties with at least BBB+ credit rating determined by Standard & Poor’s are accepted. According to the Group’s credit policy, each local entity in the Group is responsible for managing and analyzing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. Internal risk control assesses the credit quality of the customers, taking into account

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

31. Financial instruments (cont.)

their financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board of Directors. The utilization of credit limits is regularly monitored.

3.      The Group adopts the following assumption under IFRS 9 to assess whether there has been a significant increase in credit risk on that instrument since initial recognition: If the domestic and foreign contract payments were past due over 180 days based on the terms, there has been a significant increase in credit risk on that instrument since initial recognition.

4.      The Group adopts the assumption under IFRS 9, that is, the default occurs when the contract payments are past due over one year. Longer payment terms are given to customers and default barely occurred even though the contract payments are past due within one year in the past because of the industry characteristics of the Group and positive long-term relationship with customers. Therefore, a more lagging default criterion is appropriate to determine the risk of default occurring.

5.      The Group classifies customer’s accounts receivable in accordance with customer types. The Group applies the modified approach using the provision matrix and loss rate methodology to estimate expected credit loss.

6.      The Group used the forecastability to adjust historical and timely information to assess the default possibility of accounts receivable. On June 30, 2021 and December 31, 2020, the provision matrix is as follows:

	Not past due	Up to 180 days past due	Up to 365 days past due	Over 366 days past due	Total
At June 30, 2021
Expected loss rate	0.03%~5%	5%	15%	100%
Total book value	$30,340,605	$3,075,711	$—	$1,843,682	$35,259,998
Loss allowance	85,058	153,786	—	1,843,682	2,082,526
	Not past due	Up to 180 days past due	Up to 365 days past due	Over 366 days past due	Total
At December 31, 2020
Expected loss rate	0.03%~5%	5%	15%	100%
Total book value	$33,532,018	$93,423	$—	$1,843,682	$35,469,123
Loss allowance	233,876	4,671	—	1,843,682	2,082,229

7.      Movements in relation to the Group applying the modified approach to provide loss allowance for accounts receivable are as follows:

2021
Notes and accounts receivable
At January 1	$2,082,229
Effect of foreign exchange	297
At June 30	$2,082,526
2020
Notes and accounts receivable
At January 1	$2,081,562
Effect of foreign exchange	150
At June 30	$2,081,712

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

31. Financial instruments (cont.)

8.      The Group’s credit risk exposure in relation to contract assets under IFRS 9 as at June 30, 2021 and December 31, 2020 are immaterial.

9.      The Group held cash and cash equivalents and financial assets at amortized cost of $12,997,096 and $19,768,941 with banks as at June 30, 2021 and December 31, 2020, respectively which are considered to have low credit risk. The balances are measured on 12-months expected credit losses and subject to immaterial credit loss.

10.    Other non-current assets of $194,836 and $149,228 as at June 30, 2021 and December 31, 2020, respectively are considered to have low credit risk. The other receivables and other non-current assets are measured on 12-months expected credit losses and subject to immaterial credit loss.

iii)     Liquidity risk

1.      Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group treasury. Group treasury monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities. Such forecasting takes into consideration the Group’s debt financing plans, covenant compliance, compliance with internal balance sheet ratio targets.

2.      Please refer to Note 12 for undrawn borrowing facilities as at June 30, 2021 and December 31, 2020.

3.      The table below analyses the Group’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date for non-derivative financial liabilities. The amounts disclosed in the table are the contractual undiscounted cash flows.

Non-derivative financial liabilities:	Less than 1 year	Over 1 year
June 30, 2021
Lease liabilities	$14,860	$12,437
Long-term borrowings (including current portion)	1,420,211	10,716,008
Non-derivative financial liabilities:	Less than 1 year	Over 1 year
December 31, 2020
Lease liabilities	$15,971	$22,753
Long-term borrowings (including current portion)	1,509,668	11,266,890

Except for the above, the Group’s non-derivative financial liabilities are due less than 1 year.

4.      The Group does not expect the timing of occurrence of the cash flows estimated through the maturity date analysis will be significantly earlier, nor expect the actual cash flow amount will be significantly different.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

32. Fair value information

Details of the fair value of the Group’s financial assets and financial liabilities not measured at fair value are provided in Note 31. The Group has no financial assets and non-financial assets that are measured at fair value.

33. Segment Information

a)      General information

The Group uses the product line as basis for providing information to the chief operating decision-maker. The Group currently divides the sales order district into two major product lines: video IoT and security convergence. The chief operating decision-maker makes decision concerning financial management as well as evaluation of the business performance based on these two product lines; therefore, the reportable segments are video IoT and security convergence.

b)      Measurement of segment information

The Group evaluates the performance of the operating segments based on a measure of revenue and income before tax, in a manner consistent with that in the statement of income. Sale transactions among segments are based on arms-length principle.

c)      Reconciliation of segment income, assets and liabilities

The segment information provided to the chief operating decision-maker for the reportable segments is as follows:

	Six months ended June 30, 2021
	Security Convergence	Video IoT	Other segment (Note 1)	Adjustment and write-off (Note 2)	Consolidation
Revenue from external customers	$4,194,009	$10,906,709	$—	$—	$15,100,718
Inter-segment revenue	166,381	—		(166,381)	—
Total segment revenue	$4,360,390	$10,906,709	$—	$(166,381)	$15,100,718
Segment loss before tax	$(1,881,237)	$(3,815,873)	$(191,347)	$—	$(5,888,457)
Segment assets	$26,663,668	$64,081,232	$58,299,118	$(63,179,192)	$85,864,826
Segment liabilities	$24,697,247	$54,570,898	$1,914,989	$(43,318,201)	$37,864,933
	Six months ended June 30, 2020
	Security Convergence	Video IoT	Other segment (Note 1)	Adjustment and write-off (Note 2)	Consolidation
Revenue from external customers	$3,698,071	$11,056,848	$—	$—	$14,754,919
Inter-segment revenue	3,017	$—		$(3,017)	—
Total segment revenue	$3,701,088	$11,056,848	$—	$(3,017)	$14,754,919
Segment loss before tax	$(1,104,983)	$(4,603,949)	$(454,476)	$—	$(6,163,408)
Segment assets	$17,098,287	$86,726,536	$59,753,752	$(78,166,867)	$85,411,708
Segment liabilities	$14,457,271	$74,882,333	$1,692,674	$(58,215,648)	$32,816,630

Note 1: Other segment is composed of holding companies and oversea subsidiaries which are excluded from reportable segments of Security Convergence or Video IoT.

Note 2: Adjustment and write-off represents elimination for intercompany transactions for consolidation purpose.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

33. Segment Information (cont.)

d)      Reconciliation for segment income (loss)

i)       Sales between segments are carried out at arm’s length. The revenue from external customers reported to the chief operating decision-maker is measured in a manner consistent with that in the statement of comprehensive income.

ii)      Please refer to Note 33 c) for information on total condensed consolidated profit or loss after reconciliation and reconciliation for profit after tax of reportable segments during the current period.

e)      Information on product and service

The main business of the Group are providing information, software and data processing services. Please refer to Note 17 for the disclosure information by products and services.

f)      Geographical information

Geographical information for the six months ended June 30, 2021 and 2020 is as follows:

	Six months ended June 30, 2021		Six months ended June 30, 2020
	Revenue	Non-current assets	Revenue	Non-current assets
Asia
– Taiwan	$10,878,878	$31,744,573	$10,652,604	$31,853,993
– Hong Kong	4,218,330	5,003,622	4,095,520	4,788,311
– Others	—	—	—	975,757
Europe	—	—	—	49,425
Americas	3,510	158	6,795	269
	$15,100,718	$36,748,353	$14,754,919	$37,667,755

         Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Revenue from Taiwan and Hong Kong accounted for approximately 72 and 72 percent of total revenue during the six months ended June 30, 2021 and 2020, respectively. No individual country other than Taiwan and Hong Kong exceeded 10% of total revenue or non-current assets for any period presented.

g)      Major customer information

Information of major customers that exceed 10% of the revenue in the statements of comprehensive income for the six months ended June 30, 2021 and 2020 is as follows:

	Six months ended June 30, 2021		Six months ended June 30, 2020
Customer	Revenue	Segment	Revenue	Segment
Customer A	$2,324,427	Video IoT	$2,616,514	Video IoT
Customer B	1,734,351	Note 1	1,318,999	Note 1
Customer C	—	—	1,484,610	Video IoT

Note 1: The Group sells products from both segments, Video IoT and security convergence.

Note 2: No customer accounted for over 10% of total accounts receivable as of June 30, 2021 and 2020.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2021 and 2020
Expressed in US dollars, except as otherwise indicated

34. Other disclosure

The COVID-19 pandemic has affected almost all countries of the world, and resulted in border closures, production stoppages, workplace closures, movement controls and other measures imposed by the various governments. The Group’s significant operation is Taiwan, of which has been affected by the spread of COVID-19 since 2020.

Our financial performance has been affected by the outbreak of COVID-19. COVID-19 has disrupted our operations and the operations of our suppliers, customers, and other business partners and may continue to do so for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns. A slowdown in economic activity as a result of COVID-19 can be expected to result in a reduction in demand for our products.

The Group has considered the market conditions (including the impact of COVID-19) as at the balance sheet date, in making estimates and judgements on the recoverability of assets and provisions for sales and service contracts as at June 30, 2021. Estimates and judgements may differ from the actual result.

This is a rapidly evolving situation and the impact of COVID-19 on the global economy and our business is uncertain at this time. While it is not possible at this time to estimate the impact that COVID-19 could have on worldwide economic activity and our business, the continued spread of COVID-19 and the measures taken by governments, businesses and other organizations in response to COVID-19 are expected to reduce our financial performance and could have an adverse impact our business, financial condition and results of operations.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Gorilla Technology Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gorilla Technology Group Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of comprehensive loss, of changes in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China

January 7, 2022

We have served as the Company’s auditor since 2007.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019
(Expressed in United States dollars)

Items	Notes	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	5	$12,153,256	$17,632,485
Financial assets at amortized cost – current	6 and 34	7,434,940	5,220,130
Contract assets	21	1,480,923	508,734
Notes receivable	7	—	3,074,266
Accounts receivable	7	33,386,894	28,326,868
Inventories	8	89,778	158,346
Other current assets		219,806	501,391
Total current assets		54,765,597	55,422,220
Non-current assets
Financial assets at amortized cost – non-current	6 and 34	180,745	123,739
Property, plant and equipment	9 and 34	32,391,612	32,591,659
Right-of-use assets	10	34,075	59,338
Intangible assets	11	4,108,878	5,991,007
Deferred income tax assets	29	214,608	166,435
Other non-current assets	16	591,927	593,535
Total non-current assets		37,521,845	39,525,713
Total assets		$92,287,442	$94,947,933

Liabilities and Equity
Liabilities
Current liabilities
Short-term borrowings	13 and 34	$17,785,057	$13,436,684
Notes payable		36,503	5,887,215
Accounts payable		6,689,484	3,612,484
Other payables	14	2,433,858	2,601,044
Provisions – current	18	109,669	84,394
Lease liabilities – current		15,488	28,706
Long-term borrowings, current portion	15 and 34	1,344,507	1,149,692
Other current liabilities, others		100,790	165,012
Total current liabilities		28,515,356	26,965,231
Non-current liabilities
Long-term borrowings	15 and 34	9,977,459	9,326,090
Provisions – non-current	18	147,814	69,239
Deferred income tax liabilities	29	127,774	161,095
Lease liabilities – non-current		19,197	31,172
Total non-current liabilities		10,272,244	9,587,596
Total liabilities		38,787,600	36,552,827

Equity
Equity attributable to owners of parent
Share capital	19
Ordinary share		6,153,300	6,099,525
Preferred share		5,844,892	5,844,892
Capital surplus
Capital surplus		40,861,797	40,661,152
Retained earnings	20
(Accumulated deficit)/Unappropriated retained earnings		(919,358)	5,009,084
Other equity interest
Financial statements translation differences of foreign operations		1,589,211	810,453
Treasury shares	19	(30,000)	(30,000)
Equity attributable to owners of the parent		53,499,842	58,395,106
Total equity		53,499,842	58,395,106
Significant contingent liabilities and unrecognized contract commitments	35
Total liabilities and equity		$92,287,442	$94,947,933

The accompanying notes are an integral part of these financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
YEARS ENDED DECEMBER 31, 2020 AND 2019
(Expressed in United States dollars)

		Year ended December 31
Items	Notes	2020	2019
Revenue	21	$45,412,589	$39,265,254
Cost of revenue	8, 26 and 27	(26,857,201)	(21,072,554)
Gross profit		18,555,388	18,192,700
Operating expenses	26, 27 and 33
Selling expenses		(5,331,150)	(4,739,389)
General and administrative expenses		(2,932,144)	(2,611,796)
Research and development expenses		(14,342,826)	(11,342,919)
Expected credit losses	38	—	(190,135)
Other income	22	59,198	20,781
Other (losses)/gains – net	23	(1,702,379)	221,537
Total operating expenses		(24,249,301)	(18,641,921)
Operating loss		(5,693,913)	(449,221)
Non-operating income and expenses
Interest income	24	159,275	353,916
Finance costs	25	(461,118)	(468,847)
Total non-operating income and expenses		(301,843)	(114,931)
Loss before income tax		(5,995,756)	(564,152)
Income tax benefit	29	74,903	28,283
Loss for the year		$(5,920,853)	$(535,869)
Other comprehensive income
Components of other comprehensive income that may not be reclassified to profit or loss
Remeasurement of defined benefit plans	16	$(7,589)	$10,965
Components of other comprehensive income that may be reclassified to profit or loss
Exchange differences on translation of foreign operations		778,758	345,041
Other comprehensive income for the year, net of tax		$771,169	$356,006
Total comprehensive loss for the year		$(5,149,684)	$(179,863)

Loss per share
Basic loss per share	30	$(0.96)	$(0.09)
Diluted loss per share	30	$(0.96)	$(0.09)

The accompanying notes are an integral part of these financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2020 AND 2019
(Expressed in United States dollars)

		Equity attributable to owners of the parent
		Share Capital		Capital Surplus				Retained Earnings	Other Equity Interest
	Notes	Share capital – ordinary share	Share capital – preferred share	Additional paid in capital in excess of par value of common share	Additional paid in capital- treasury share transactions	Employee share options	Additional paid in capital in excess of par value of preferred share	Unappropriated retained earnings	Financial statements translation differences of foreign operations	Treasury shares	Total
Year 2019
Balance at January 1, 2019		$6,099,525	$5,844,892	$142,966	$935,731	$733,380	$38,603,627	$5,533,988	$465,412	$(30,000)	$58,329,521
Loss for the year		—	—	—	—	—	—	(535,869)	—	—	(535,869)
Other comprehensive income		—	—	—	—	—	—	10,965	345,041	—	356,006
Total comprehensive loss for the year		—	—	—	—	—	—	(524,904)	345,041	—	(179,863)
Employee share option plans	17	—	—	—	—	245,448	—	—	—	—	245,448
Balance at December 31, 2019		$6,099,525	$5,844,892	$142,966	$935,731	$978,828	$38,603,627	$5,009,084	$810,453	$(30,000)	$58,395,106

Year 2020
Balance at January 1, 2020		$6,099,525	$5,844,892	$142,966	$935,731	$978,828	$38,603,627	$5,009,084	$810,453	$(30,000)	$58,395,106
Loss for the year		—	—	—	—	—	—	(5,920,853)	—	—	(5,920,853)
Other comprehensive income		—	—	—	—	—	—	(7,589)	778,758	—	771,169
Total comprehensive loss for the year		—	—	—	—	—	—	(5,928,442)	778,758	—	(5,149,684)
Exercise of share options	17	53,775	—	79,678	—	(21,449)	—	—	—	—	112,004
Employee share option plans	17	—	—	—	—	142,416	—	—	—	—	142,416
Balance at December 31, 2020		$6,153,300	$5,844,892	$222,644	$935,731	$1,099,795	$38,603,627	$(919,358)	$1,589,211	$(30,000)	$53,499,842

The accompanying notes are an integral part of these financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2020 AND 2019
(Expressed in United States dollars)

		Year ended December 31
	Notes	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		$(5,995,756)	$(564,152)
Adjustments
Adjustments to reconcile profit (loss)
Expected credit losses	38	—	190,135
Depreciation expenses	9, 10 and 26	5,307,581	4,146,964
Amortization expenses	11 and 26	2,897,975	2,268,152
Loss on disposal of property, plant and equipment	23	856	6,252
Impairment loss	12 and 23	1,238,548	—
Share option expenses	17	142,416	245,448
Interest expense	25	461,118	468,847
Interest income	24	(159,275)	(353,916)
Gains on reversal of accounts payable	22	(25,523)	—
Losses on disposal of subsidiaries	23	124,441	—
Changes in operating assets and liabilities
Changes in operating assets
Contract assets		(972,189)	1,254,744
Notes receivable		3,074,266	(3,074,266)
Accounts receivable		(5,060,026)	(899,227)
Inventories		68,568	(27,857)
Other current assets		(50,786)	570,781
Other non-current assets		(18,657)	(24,915)
Changes in operating liabilities
Contract liabilities		—	(335)
Notes payable		(5,850,712)	5,001,634
Accounts payable		3,102,523	1,445,382
Other payables		31,344	327,221
Provisions		103,850	153,633
Other current liabilities		(64,222)	84,288
Cash (outflow) inflow generated from operations		(1,643,660)	11,218,813
Interest received		159,275	353,916
Interest paid		(461,118)	(468,847)
Net cash flows (used in) from operating activities		(1,945,503)	11,103,882
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	31	(4,121,887)	(7,771,502)
Proceeds from disposal of property, plant and equipment		6,180	123
Acquisition of intangible assets	31	(1,404,192)	(3,373,005)
Disposal in financial assets at amortized cost		26,483	2,294,687
Investment in financial assets at amortized cost		(2,245,333)	(1,979,738)
Decrease in guarantee deposits		5,087	445,227
Net cash flows used in investing activities		(7,733,662)	(10,384,208)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	32	3,508,961	1,031,541
Exercise of share options		112,004	—
Proceeds from long-term borrowings	32	1,184,469	—
Repayments of long-term borrowings	32	(900,682)	(610,407)
Principal repayment of lease liabilities	32	(29,716)	(26,625)
Net cash flows from financing activities		3,875,036	394,509
Effect of foreign exchange rate changes		324,900	133,093
Net (decrease) increase in cash and cash equivalents		(5,479,229)	1,247,276
Cash and cash equivalents at beginning of year	5	17,632,485	16,385,209
Cash and cash equivalents at end of year	5	$12,153,256	$17,632,485

The accompanying notes are an integral part of these financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

1. Corporate and group information

Gorilla Technology Group Inc. (the “Company”) was incorporated in the Cayman Islands in May 2001. The Company and its subsidiaries (collectively referred herein as the “Group”) are primarily engaged in providing information, software and data processing services.

2. The authorization of the consolidated financial statements

The accompanying consolidated financial statements were authorized for issuance by the Board of Directors on January 7, 2022.

3. Application of new and revised International Financial Reporting Standards (“IFRS”), International Accounting Standards (“IAS”), International Financial Reporting Interpretations Committee (“IFRIC”) Interpretations and Standing Interpretations Committee (“SIC”) Interpretations issued by the International Accounting Standards Board (“IASB”), (collectively, “IFRSs”)

a)      Amendments to IFRSs and the new interpretation that are mandatorily effective for the current year

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IAS 1 and IAS 8, “Disclosure Initiative-Definition of Material”	January 1, 2020
Amendments to IFRS 3, “Definition of a Business”	January 1, 2020
Amendments to IFRS 9, IAS 39 and IFRS7 , “Interest Rate Benchmark Reform”	January 1, 2020
Amendment to IFRS 16, “Covid-19-Related Rent Concessions”	June 1, 2020

The Group has adopted the above new standards, interpretations and amendments as of the effective date. Based on the Group’s assessment, the above standards and interpretations have no significant impact to the Group’s financial condition and financial performance.

b)      New standards, interpretations and amendments in issue but not yet effective

New standards, interpretations and amendments in issue but not yet effective are as follows:

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 4, “Extension of the Temporary Exemption from Applying IFRS 9”	January 1, 2021
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, “Interest Rate Benchmark Reform-Phase 2”	January 1, 2021
Amendments to IFRS 3, “Reference to the Conceptual Framework”	January 1, 2022
Amendments to IFRS 10 and IAS 28, “Sale or Contribution of Assets between an Iinvestor and its Associate or Joint Venture”	To be determined by IASB
IFRS 17, “Insurance Contracts”	January 1, 2023
Amendments to IFRS 17, “Insurance Contracts”	January 1, 2023
Amendments to IAS 1, “Classification of Liabilities as Current or Non-current”	January 1, 2023
Amendments to IAS 1, “Disclosure of Accounting Policies”	January 1, 2023
Amendments to IAS 8, “Definition of Accounting Estimates”	January 1, 2023
Amendments to IAS 16, “Property, Plant and Equipment: Proceeds before Intended Use”	January 1, 2022
Amendments to IAS 37, “Onerous Contracts-Cost of Fulfilling a Contract”	January 1, 2022
Annual Improvements to IFRS Standards 2018 – 2020	January 1, 2022

Based on the Group’s assessment, the above standards and interpretations have no significant impact to the Group’s financial condition and financial performance.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

a)      Statement of compliance

The consolidated financial statements of the Group have been prepared in accordance with IFRSs as issued by the IASB.

b)      Basis of preparation

(a)     Except for the following items, the consolidated financial statements have been prepared under the historical cost convention:

Defined benefit assets are recognized based on the net amount of pension fund assets less present value of defined benefit obligation.

(b)    The preparation of financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4 aa).

c)      Basis of consolidation

(a)     Basis for preparation of consolidated financial statements:

i)       All subsidiaries are included in the Group’s consolidated financial statements. Subsidiaries are all entities controlled by the Group. The Group controls an entity when the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Consolidation of subsidiaries begins from the date the Group obtains control of the subsidiaries and ceases when the Group loses control of the subsidiaries.

ii)    Inter-company transactions, balances and unrealized gains or losses on transactions between companies within the Group are eliminated. Accounting policies of subsidiaries have been adjusted where necessary to ensure consistency with the policies adopted by the Group.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

(b)    Subsidiaries included in the consolidated financial statements:

Name of Investor	Name of Subsidiary	Main Business Activities	Ownership (%)		Note
			December 31, 2020	December 31, 2019
The Company	Gorilla Science & Technology Holding, Inc. (Gorilla BVI)	Information, software and data processing services	100%	100%
The Company	Gorilla Intelligence Technology Co. Ltd. (Gorilla Shanghai)	Information, software and data processing services	100%	100%
The Company	Gorilla Intelligence, B.V.	Information, software and data processing services	0%	100%	Note 2
The Company	ISSCore Technology, Inc.	Information, software and data processing services	100%	100%
The Company	Telmedia Technology Limited (Telmedia)	Information, software and data processing services	100%	100%
The Company	Gorilla Cloud Technology (Beijing) Inc.	Information, software and data processing services	0%	100%	Note 1
Gorilla BVI	Gorilla Technology Inc. (Gorilla Taiwan)	Information, software and data processing services	100%	100%
Telmedia	NSGUARD Technology Inc.	Information, software and data processing services	100%	100%
Telmedia	Gorilla Technology Japan Inc.	Information, software and data processing services	100%	0%	Note 3

Note 1: Gorilla Cloud Technology (Beijing) Inc. had been liquidated in 2020.

Note 2: Gorilla Intelligence, B.V. had been liquidated in 2020.

Note 3: Gorilla Technology Japan Inc. was established in February 2020.

(c)     Subsidiaries not included in the consolidated financial statements: None.

(d)    Adjustments for subsidiaries with different balance sheet dates: None.

(e)     Significant restrictions: None.

(f)     Subsidiaries that have non-controlling interests that are material to the Group: None.

d)      Foreign currency translation

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in United States dollars, which is the Company’s functional and the Group’s presentation currency.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

(a)     Foreign currency transactions and balances

i)       Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions are recognized in profit or loss in the period in which they arise.

ii)      Monetary assets and liabilities denominated in foreign currencies at the period end are retranslated at the exchange rates prevailing at the balance sheet date. Exchange differences arising upon re-translation at the balance sheet date are recognized in profit or loss.

iii)    Non-monetary assets and liabilities denominated in foreign currencies that are not measures at fair value are translated using the historical exchange rates at the dates of the initial transactions. All foreign exchange gains and losses are presented in the statement of comprehensive income within ‘other gains and losses’.

(b)    Translation of foreign operations

i)       The operating results and financial position of all the group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•        Assets and liabilities for each balance sheet presented are translated at the closing exchange rate at the date of that balance sheet;

•        Income and expenses for each statement of comprehensive income are translated at average exchange rates of that period; and

•        All resulting exchange differences are recognized in other comprehensive income.

ii)      When the foreign operation partially disposed of or sold is a subsidiary, cumulative exchange differences that were recorded in other comprehensive income are proportionately transferred to the non-controlling interest in this foreign operation. In addition, even when the Group retains partial interest in the former foreign subsidiary after losing control of the former foreign subsidiary, such transactions should be accounted for as disposal of all interest in the foreign operation.

e)      Classification of current and non-current items

(a)     Assets that meet one of the following criteria are classified as current assets; otherwise they are classified as non-current assets:

i)       Assets arising from operating activities that are expected to be realized, or are intended to be sold or consumed within the normal operating cycle;

ii)      Assets held mainly for trading purposes;

iii)    Assets that are expected to be realized within twelve months from the balance sheet date;

iv)     Cash and cash equivalents, excluding restricted cash and cash equivalents.

(b)    Liabilities that meet one of the following criteria are classified as current liabilities; otherwise they are classified as non-current liabilities:

i)       Liabilities that are expected to be paid off within the normal operating cycle;

ii)      Liabilities arising mainly from trading activities;

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

iii)    Liabilities that are to be paid off within twelve months from the balance sheet date;

iv)     Liabilities for which the repayment date cannot be extended unconditionally to more than twelve months after the balance sheet date.

f)      Cash equivalents

Cash equivalents refer to short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Time deposits that meet the definition above and are held for the purpose of meeting short-term cash commitments in operations are classified as cash equivalents.

g)      Financial assets at amortized cost

(a)     The group classifies its financial assets as at amortized cost only if both of the following criteria are met:

i)the asset is held within a business model whose objective is to collect the contractual cash flows, and

ii)      the contractual terms give rise to cash flows that are solely payments of principal and interest.

(b)    The Group’s time deposit which do not fall under cash equivalents are those with a short maturity period and are measured at initial investment amount as the effect of discounting is immaterial.

h)      Notes and accounts receivable

(a)     Notes and accounts receivable represent the Group’s contractual right to receive consideration in exchange for transferred goods or rendered services.

(b)    Non-interest bearing short-term accounts and notes receivable are measured at the original invoice amount as the effect of discounting is immaterial.

i)       Impairment of financial assets

For debt instruments measured at financial assets at amortized cost, at each reporting date, the Group recognizes the impairment provision for 12 months expected credit losses if there has not been a significant increase in credit risk since initial recognition or recognizes the impairment provision for the lifetime expected credit losses (ECLs) if such credit risk has increased since initial recognition after taking into consideration all reasonable and verifiable information that includes forecasts. On the other hand, for accounts receivable or contract assets that do not contain a significant financing component, the Group recognizes the impairment provision for lifetime ECLs.

j)      Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to receive the cash flows from the financial asset have expired.

k)      Operating leases (lessor)

Lease income from an operating lease (net of any incentives given to the lessee) is recognized in profit or loss on a straight-line basis over the lease term.

l)       Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the weighted-average method. The item by item approach is used in applying the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated cost of completion and applicable variable selling expenses.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

m)    Property, plant and equipment

(a)     Property, plant and equipment are initially recorded at cost. Borrowing costs incurred during the construction period are capitalized.

(b)    Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.

(c)     Land is not depreciated. Property, plant and equipment apply cost model and are depreciated using the straight-line method over their estimated useful lives. Each part of an item of property, plant, and equipment with a cost that is significant in relation to the total cost of the item must be depreciated separately.

(d)    The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end. If expectations for the assets’ residual values and useful lives differ from previous estimates or the patterns of consumption of the assets’ future economic benefits embodied in the assets have changed significantly, any change is accounted for as a change in estimate under IAS 8, ‘Accounting Policies, Changes in Accounting Estimates and Errors’, from the date of the change. The estimated useful lives of property, plant and equipment are as follows:

Buildings and structures	50 years
Transportation equipment	5 years
Office equipment	3~ 5 years
Leasehold equipment	3~ 5 years
Other equipment (Note)	2~ 5 years

Note: Other equipment primarily includes big data platform for image analytics, data storage equipment and server equipment.

n)      Leasing arrangements (lessee) — right-of-use assets/lease liabilities

(a)     Leases are recognized as a right-of-use asset and a corresponding lease liability at the date at which the leased asset is available for use by the Group. For short-term leases or leases of low-value assets, lease payments are recognized as an expense on a straight-line basis over the lease term.

(b)    Lease liabilities include the net present value of the remaining lease payments at the commencement date, discounted using the incremental borrowing interest rate. Lease payments are comprised of fixed payments, less any lease incentives receivable.

The Group subsequently measures lease liabilities at amortized cost using the interest method and recognizes interest expense over the lease term. The lease liability is remeasured and the amount of remeasurement is recognized as an adjustment to the right-of-use asset when there are changes in the lease term or lease payments and such changes do not arise from contract modifications.

(c)     At the commencement date, the right-of-use asset is stated at cost comprising the amount of the initial measurement of lease liability. The right-of-use asset is measured subsequently using the cost model and is depreciated from the commencement date to the earlier of the end of the asset’s useful life or the end of the lease term. When the lease liability is remeasured, the amount of remeasurement is recognized as an adjustment to the right-of-use asset.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

o)      Intangible assets

Computer software is stated at cost and amortized on a straight-line basis over its estimated useful life of 2 to 10 years.

p)      Impairment of non-financial assets

The Group assesses at each balance sheet date the recoverable amounts of those assets where there is an indication that they are impaired. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell or value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow (‘DCF’) model. The cash flows are derived from the budget for the next five years and do not include restructuring activities that the Group is not yet committed to or significant future investments that will enhance the asset’s performance of the cash generating unit being tested. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for the extrapolation purposes. When the circumstances or reasons for recognizing impairment loss for an asset in prior years no longer exist or diminish, the impairment loss is reversed. The increased carrying amount due to reversal should not be more than what the depreciated or amortized historical cost would have been if the impairment had not been recognized. There was no impairment of non-financial assets for the years ended December 31, 2020 and 2019.

q)      Loans

Loans comprise long-term and short-term bank borrowings. Loans are recognized initially at fair value, net of transaction costs incurred. Loans are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

r)      Notes and accounts payable

(a)     Accounts payable are liabilities for purchases of goods or services and notes payable are those resulting from operating and non-operating activities.

(b)    Non-interest bearing short-term notes and accounts payable are measured at the original invoice amount as the effect of discounting is immaterial.

s)      Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability specified in the contract is discharged, cancelled or expired.

t)      Provisions

Assurance-type warranties are recognized when the Group has a present legal obligation as a result of past events, and it is probable that an outflow of economic resources will be required to settle the obligation and the amount of the obligation can be reliably estimated. Warranties are measured at the present value of the expenditures expected to be required to settle the obligation on the balance sheet date.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

u)      Employee benefits

(a)     Short-term employee benefits

Short-term employee benefits are recognized when the employee has rendered the service and are measured at undiscounted amount of benefits expected to be paid in exchange for that service.

(b)    Pensions

i)       Defined contribution plans

Under defined contribution plans, contributions are recognized as pension expenses when they are due on an accrual basis. Prepaid contributions are recognized as an asset to the extent of a cash refund or a reduction in the future payments.

ii)      Defined benefit plans

•        Net obligation under a defined benefit plan is defined as the present value of an amount of pension benefits that employees will receive on retirement for their services with the Group in current period or prior periods. The liability recognized in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets. The net defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The rate used to discount is determined by using interest rates of government bonds (at the balance sheet date) of a currency and term consistent with the currency and term of the employment benefit obligations.

•        Remeasurements arising on defined benefit plans are recognized in other comprehensive income in the period in which they arise and are recorded as retained earnings.

(c)     Employees’ compensation and directors’ remuneration

Employees’ compensation and directors’ remuneration are recognized as expenses and liabilities, provided that such recognition is required under legal or constructive obligation and those amounts can be reliably estimated. Any difference between the resolved amounts and the subsequently actual distributed amounts is accounted for as changes in estimates.

v)      Employee share-based payment

Under the equity-settled share-based payment arrangements, the employee services received are measured at the fair value of the equity instruments granted at the grant date, and are recognized as compensation cost over the vesting period, with a corresponding adjustment to equity. The fair value of the equity instruments granted shall reflect the impact of market vesting conditions and non-vesting conditions. Compensation cost is subject to adjustment based on the service conditions that are expected to be satisfied and the estimates of the number of equity instruments that are expected to vest under the non-market vesting conditions at each balance sheet date. Ultimately, the amount of compensation cost recognized is based on the number of equity instruments that eventually vest.

Having recognized the goods or services received and a corresponding increase in equity, the Company shall make no subsequent adjustment to total equity after vesting date. However this requirement does not preclude the Company from recognizing a transfer within equity.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

w)     Income tax

(a)     The tax expense for the period comprises current and deferred tax. Tax is recognized in profit or loss.

(b)    The current income tax expense is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in accordance with applicable tax regulations. It establishes provisions where appropriate based on the amounts expected to be paid to the tax authorities.

(c)     Deferred tax is recognized, using the balance sheet liability method, on temporary differences between the tax bases of assets and liabilities and their carrying amounts in the consolidated balance sheet. Deferred tax is provided on temporary differences arising from investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not be reversed in the foreseeable future. Deferred tax assets and liabilities are measured based on the tax rates that are expected to apply when the assets and liabilities will be realized or settled.

(d)    Deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. At each balance sheet date, unrecognized and recognized deferred tax assets are reassessed.

(e)     Current income tax assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and an intention to settle on a net basis or realize the asset and settle the liability simultaneously. Deferred tax assets and liabilities are offset on the balance sheet when the entity has the legally enforceable right to offset current tax assets against current tax liabilities and they are levied by the same taxation authority on either the same entity or different entities that intend to settle on a net basis or realize the asset and settle the liability simultaneously.

x)      Share capital

(a)     Ordinary shares are classified as equity. The classification of preference shares is determined according to the special rights attached to preference shares based on the substance of the contract and the definition of financial liabilities and equity instruments. Incremental costs directly attributable to the issue of new shares or share options are shown in equity as a deduction from the proceeds.

(b)    Where the Company repurchases the Company’s equity share capital that has been issued, the consideration paid, including any directly attributable incremental costs (net of income taxes) is deducted from equity attributable to the Company’s equity holders. Where such shares are subsequently reissued, the difference between their book value and any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable to the Company’s equity holders.

y)      Revenue recognition

The Group generates revenue from offering hardware and software products as well as professional services to its customers. Sales of hardware consists of single performance obligation. Sales of software consists of both single or multiple performance obligations and transaction price of which is allocated to each performance obligation on a relative stand-alone selling price basis. Major types of sales of services offered are system integration service and maintenance service. For system integration service, services promised in the contract

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

are highly dependent on and highly interrelated with each other and is not separately identifiable from other promises in the contract. Therefore, all goods and services in the contract are exclusively accounted for as a single performance obligation. For maintenance service project, the inputs of labor hours and resources are expended evenly throughout the performance period. Therefore, the Group recognizes revenue on a straight-line basis.

(a)     Sales of goods-hardware

i)       The Group’s sales of goods-hardware are primarily selling of externally purchased server, solid state drive, hard drives, and computer peripheral to the customer. Sales are recognized when control of the products has transferred, being when the products are delivered to the customer, the customer has full discretion over the channel and price to sell the products, and there is no unfulfilled obligation that could affect the customer’s acceptance of the products. Delivery occurs when the products have been shipped to the specific location, the risks of obsolescence and loss have been transferred to the customer, and either the customer has accepted the products in accordance with the sales contract, or the Group has objective evidence that all criteria for acceptance have been satisfied.

ii)      Revenue is recognized based on the price specified in the contract, net of estimated business tax, sales return and discounts. Accumulated experience is used to estimate and provide for the discounts, using the expected value method, and revenue is only recognized to the extent that it is highly probable that a significant reversal will not occur. The estimation is subject to an assessment at each reporting date.

iii)    A receivable is recognized when the goods are delivered as the right to consideration is unconditional because only a passage of time is required before the payment of that consideration is due.

(b)    Sales of goods-software

i)       The Group develops and sells video intelligence and security convergence products. Sales are from sell of software products such as system software, database and platform which can be accounted for as a single or multiple performance obligations, depending on whether or not the customer can benefit from the good on its own and the Company’s promise to transfer the goods or services to the customer is separately identifiable from other promises in the contract.

ii)      Transaction prices are determined at contract inception based on the price specified in the contract, net of estimated business tax, sales return and discounts. Accumulated experience is used to estimate and provide for the discounts, using the expected value method, and revenue is only recognized to the extent that it is highly probable that a significant reversal will not occur. The estimation is subject to an assessment at each reporting date. The Group allocates the transaction price to each performance obligation on a relative stand-alone selling price basis. The stand-alone selling price is the price at which the Group would sell a promised product separately to a customer. Sales are recognized as the control of certain performance obligations is transferred at a point in time, being when the products are set up for the customer, the customer has full discretion over the channel and price to sell the products, and there is no unfulfilled obligation that could affect the customer’s acceptance of the products.

iii)    A receivable is recognized when the goods are delivered as the right to consideration is unconditional because only a passage of time is required before the payment of that consideration is due.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

(c)     Sales of services

i)       The Group provides information, software and data processing services. Main types of services offered are system integration service contract and maintenance service contract. System integration service includes information and communication systems, installation of software and hardware equipment as well as implementation and integration of various systems whereas maintenance service is to provide maintenance work for equipment at the performance location during the contractual period. The consideration promised in the most of service contracts with customer of the Group are generally at fixed amount, and the amounts of variable consideration in certain service contracts which also include fixed amount of consideration are insignificant.

ii)      For system integration service projects, since the services promised in the contract are significantly affected by one or more of the other goods or services in the contract to function as intended, they are highly dependent on and highly interrelated with each other and is not separately identifiable from other promises in the contract. Therefore, all goods and services in the contract are exclusively accounted for as a single performance obligation. Revenue is recognized based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided, because the customer receives and uses the benefits simultaneously. This is determined based on the proportion of labor services that have been performed as of the financial reporting date to the total labor services expected to be rendered.

iii)    For maintenance service project, the Group regularly assigns employees to perform inspection and maintenance work at each performing location and the inputs of labor hours and resources are expended evenly throughout the performance period. The Group recognizes revenue on a straight-line basis.

iv)     The customer pays at the time specified in the payment schedule. If the services rendered exceed the payment, a contract asset is recognized. If the payments exceed the services rendered, a contract liability is recognized.

v)      Estimates of revenues, costs or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimated revenues or costs are reflected in profit or loss in the period in which the circumstances that give rise to the revision become known by management.

(d)    Sales arrangement with system integrators

i)       The Group has relied, in part, on a variety of partnerships with system integrators (“partners”) to allow the Group to provide data services as part of services provided by the partners, and they integrate the Group’s products and services with theirs’ and sell directly to their customers in their region of operation.

ii)      In such arrangement, the Group enters into sales agreement with the partners directly and is only responsible for delivering goods and services to the partners. Revenue is recognized when the Group fulfils its performance obligations as stated in the executed contracts with the partners in accordance with Group’s revenue recognition policy as stated in the preceding paragraphs.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

(e)     Sales arrangement with sales representatives, resellers and distributors

i)       In geographic regions where the Group does not have an operating subsidiary, the Group provides its products and services solutions through a suite of non-exclusive agreements that appoint sales representatives, resellers and distributors to engage with end customers. Revenue recognition for each type of these arrangements is as follows:

ii)      Sales representatives are granted rights to use the Group’s products and services to market, promote and solicit orders of products on a non-transferable, non-sub-licensable and limited basis in designated regions. Sales representatives earn sales commission and contracts are not automatically renewed. In such arrangement, the Group enters into sales agreement with the customers directly. Goods and services are provided directly by the Group to the customers in accordance with the executed contracts. Revenue is recognized when the Group fulfils its performance obligations as stated in the executed contracts with customers in accordance with the Group’s revenue recognition policy as stated in the preceding paragraphs.

iii)    Resellers purchase the Group’s products and services for resale to end customers and provide maintenance services in their areas of operation. They are permitted to use the Group’s software for demonstration, training, and maintenance services. The contracts are automatically renewed unless prior notice is otherwise provided. In such arrangement, the Group enters into sales agreement with resellers directly and is only responsible for delivering its goods and services to resellers. Revenue is recognized when the Group fulfils its performance obligations as stated in the executed contracts with resellers in accordance with Group’s revenue recognition policy as stated in the preceding paragraphs.

iv)     Distributors purchase the Group’s products at a discount and are permitted to market, distribute, sell, bundle, promote and advertise the products directly to end customers in their region of operation. The contracts are automatically renewed unless prior notice otherwise is provided. In such arrangement, the Group enters into sales agreement with distributors directly and is only responsible for delivering its goods and services to distributors. Revenue is recognized when the Group fulfils its performance obligations as stated in the executed contracts with distributors in accordance with Group’s revenue recognition policy as stated in the preceding paragraphs.

z)      Operating segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer is the CODM. The Company’s CODM reviews financial information provided based on product lines and presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company currently has determined that it operates in three operating segments and has three reportable segments which are Video IoT, Security Convergence and other segment.

aa)    Critical accounting judgments, estimates and key sources of assumption uncertainty

The preparation of these consolidated financial statements requires management to make critical judgements in applying the Group’s accounting policies and make critical assumptions and estimates concerning future events. Assumptions and estimates may differ from the actual results and are continually evaluated and adjusted based

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

on historical experience and other factors. Such assumptions and estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year; and the related information is addressed below:

(a)     Critical judgements in applying the Group’s accounting policies

None.

(b)    Critical accounting estimates and assumptions

Revenue recognition-sales of system integration services

The Group recognizes revenue from providing system integration services based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided, because the customer receives and uses the benefits simultaneously. This is determined based on the proportion of labor services that have been performed as of the financial reporting date to the total labor services expected to be rendered.

Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date, such as engineering progress, material quantities, the achievement of milestones, labor productivity and cost estimates. Any significant variances in estimations of the total costs will impact the measurement of progress which drives the revenue recognition of contract works in an accounting period. Management continuously monitors factors that may affect the quality of its estimates and conducts periodic review of the relevance of factors by reviewing the actual amounts incurred and comparing with previous estimated amounts in order to mitigate the exposure to significant variances. For the years ended December 31, 2020 and 2019, the Group recognized service revenue of $20,477,655 and $15,924,198, respectively.

5. Cash and cash equivalents

	December 31, 2020	December 31, 2019
Cash on hand and petty cash	$9,914	$12,422
Checking accounts	45,000	228,941
Demand deposits	6,518,286	8,623,677
Time deposits	13,195,741	14,111,314
	19,768,941	22,976,354
Transferred to financial assets at amortized cost	(7,615,685)	(5,343,869)
	$12,153,256	$17,632,485

a)      The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

b)      As of December 31, 2020 and 2019, range of interest rate of time deposits was 0.20%~1.75% and 0.65%~2.60%, respectively. Some of the time deposits were provided as guarantees and were reclassified as “financial assets at amortized cost” based on its nature. Details of the Group’s time deposits transferred to investments in debt instruments without active market are provided in Note 6.

c)      Details of time deposits pledged to others as collaterals are provided in Note 34.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

6. Financial assets at amortized cost

Items	December 31, 2020	December 31, 2019
Current items: Time deposits	$7,434,940	$5,220,130
Non-current items: Time deposits	$180,745	$123,739

a)      Amounts recognized in profit or loss in relation to financial assets at amortized cost are listed below:

	Year ended December 31, 2020	Year ended December 31, 2019
Interest income	$20,603	$46,308

b)      As of December 31, 2020 and 2019, without taking into account any collateral held or other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the financial assets at amortized cost held by the Group was $7,615,685 and $5,343,869, respectively.

c)      As of December 31, 2020 and 2019, the interest rate of time deposits was 0.20%~1.75% and 0.66%~2.34%, respectively.

d)      Information relating to financial assets at amortized cost that were pledged to others as collaterals is provided in Note 34.

e)      The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

7. Notes and accounts receivable

	December 31, 2020	December 31, 2019
Notes receivable	$—	$3,074,266
Accounts receivable	$35,469,123	$30,408,430
Less: Allowance for uncollectable accounts	(2,082,229)	(2,081,562)
	$33,386,894	$28,326,868

a)      The aging analysis of notes and accounts receivable is as follows:

	December 31, 2020	December 31, 2019
Not past due	$33,532,018	$27,182,688
Up to 180 days	93,423	4,436,397
181 to 365 days	—	12,930
Over 366 days	1,843,682	1,850,681
	$35,469,123	$33,482,696

The above aging analysis was based on days overdue.

b)    As of December 31, 2020 and 2019, notes and accounts receivable were all from contracts with customers. As of January 1, 2019, the balance of receivables from contracts with customers amounting to $29,509,052.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

7. Notes and accounts receivable (cont.)

c)      As at December 31, 2020 and 2019, without taking into account any collateral held or other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the Group’s notes receivable were $0 and $3,074,266, respectively, and accounts receivable were $33,386,894 and $28,326,868, respectively.

d)      Information relating to credit risk of notes and accounts receivable is provided in Note 38.

8. Inventories

	December 31, 2020
	Cost	Allowance for valuation loss	Book value
Finished goods	$575,769	$(485,991)	$89,778
	December 31, 2019
	Cost	Allowance for valuation loss	Book value
Finished goods	$612,402	$(454,056)	$158,346

The cost of inventories recognized as expense for the year:

	Year ended December 31, 2020	Year ended December 31, 2019
Cost of goods sold	$14,977,217	$14,149,708
Cost of services	11,879,984	6,922,846
	$26,857,201	$21,072,554

9. Property, plant and equipment

	Land	Buildings and structures	Transportation equipment	Office equipment	Other equipment	Total
At January 1, 2020
Cost	$13,027,694	$3,295,998	$42,656	$4,877,671	$23,528,412	$44,772,431
Accumulated depreciation	—	(636,059)	(20,745)	(1,827,814)	(9,696,154)	(12,180,772)
	$13,027,694	$2,659,939	$21,911	$3,049,857	$13,832,258	$32,591,659

2020
January 1	$13,027,694	$2,659,939	$21,911	$3,049,857	$13,832,258	$32,591,659
Additions	—	—	—	1,452,821	2,478,125	3,930,946
Disposals	—	—	—	(7,036)	—	(7,036)
Impairment losses (Note)	—	—	—	(381,395)	—	(381,395)
Depreciation expenses	—	(78,065)	(5,450)	(994,636)	(4,199,674)	(5,277,825)
Net exchange differences	686,150	137,166	949	47,101	663,897	1,535,263
December 31	$13,713,844	$2,719,040	$17,410	$3,166,712	$12,774,606	$32,391,612

At December 31, 2020
Cost	$13,713,844	$3,469,595	$44,903	$5,905,654	$27,338,767	$50,472,763
Accumulated depreciation	—	(750,555)	(27,493)	(2,357,547)	(14,564,161)	(17,699,756)
Accumulated impairment	—	—	—	(381,395)	—	(381,395)
	$13,713,844	$2,719,040	$17,410	$3,166,712	$12,774,606	$32,391,612

Note: Information relating to impairment losses is provided in Note 12.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

9. Property, plant and equipment (cont.)

	Land	Buildings and structures	Transportation equipment	Office equipment	Other equipment	Total
At January 1, 2019
Cost	$12,715,946	$3,298,623	$41,077	$2,920,586	$23,407,894	$42,384,126
Accumulated depreciation	—	(625,783)	(24,346)	(1,225,664)	(12,492,908)	(14,368,701)
	$12,715,946	$2,672,840	$16,731	$1,694,922	$10,914,986	$28,015,425

2019
January 1	$12,715,946	$2,672,840	$16,731	$1,694,922	$10,914,986	$28,015,425
Additions	—	—	9,701	2,041,976	5,952,510	8,004,187
Disposals	—	—	—	(6,375)	—	(6,375)
Reclassifications (Note 1)	—	—	—	—	(45,671)	(45,671)
Depreciation expenses	—	(76,064)	(5,075)	(685,005)	(3,353,669)	(4,119,813)
Others (Note 2)	—	—	—	—	(13,546)	(13,546)
Net exchange differences	311,748	63,163	554	4,339	377,648	757,452
December 31	$13,027,694	$2,659,939	$21,911	$3,049,857	$13,832,258	$32,591,659

At December 31, 2019
Cost	$13,027,694	$3,295,998	$42,656	$4,877,671	$23,528,412	$44,772,431
Accumulated depreciation	—	(636,059)	(20,745)	(1,827,814)	(9,696,154)	(12,180,772)
	$13,027,694	$2,659,939	$21,911	$3,049,857	$13,832,258	$32,591,659

Note 1: This represents unrealized leaseback benefits in 2019.

Note 2: This represents amortization of unrealized leaseback benefits less depreciation expenses.

Note 3: Information relating to property, plant and equipment that were pledged to others as collaterals is provided in Note 34.

10. Leasing arrangements — lessee

a)      The Group leases various assets including buildings (office and warehouse) and business vehicles. Rental contracts are typically made for periods of 1 to 4 years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose covenants, but leased assets may not be used as security for borrowing purposes.

b)      Short-term leases with a lease term of 12 months or less comprise rental of office. Low-value assets comprise rental of office equipment.

c)      The carrying amount of right-of-use assets and the depreciation charge are as follows:

	December 31, 2020	Year ended December 31, 2020	December 31, 2019	Year ended December 31, 2019
	Carrying amount	Depreciation charge	Carrying amount	Depreciation charge
Buildings	$32,668	$13,484	$41,963	$12,892
(Office and warehouse)
Transportation equipment	1,407	16,272	17,375	14,259
(Business vehicles)
	$34,075	$29,756	$59,338	$27,151

d)      For the years ended December 31, 2020 and 2019, the additions to right-of-use assets were $2,486 and $85,555, respectively.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

10. Leasing arrangements — lessee (cont.)

e)      The information on profit and loss accounts relating to lease contracts is as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Items affecting profit or loss
Interest expense on lease liabilities	$887	$1,307
Expense on short-term lease contracts	12,435	19,581
Expense on leases of low-value assets	1,423	2,910

f)      For the years ended December 31, 2020 and 2019, the Group’s total cash outflow for leases were $44,461 and $50,423, respectively.

11. Intangible assets

	Year ended December 31, 2020	Year ended December 31, 2019
	Computer software	Computer software
January 1
Cost	$15,646,987	$12,301,547
Accumulated amortization	(9,655,980)	(7,781,918)
	$5,991,007	$4,519,629
At January 1	$5,991,007	$4,519,629
Additions – acquired separately	1,404,192	3,683,824
Amortization expenses	(2,897,975)	(2,268,152)
Impairment losses (Note)	(524,783)	—
Net exchange differences	136,437	55,706
At December 31	$4,108,878	$5,991,007

December 31
Cost	$17,338,683	$15,646,987
Accumulated amortization	(12,705,022)	(9,655,980)
Accumulated impairment	(524,783)	—
	$4,108,878	$5,991,007

Note: Information relating to impairment losses is provided in Note 12.

Details of amortization on intangible assets are as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Selling expenses	$915,944	$701,902
General and administrative expenses	203,336	186,515
Research and development expenses	1,778,695	1,379,735
	$2,897,975	$2,268,152

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

12. Impairment of non-financial assets

a)      The Group recognized impairment losses of $1,238,548 for the year ended December 31, 2020. Details of such losses are as follows:

	Year ended December 31, 2020
	Recognized in profit or loss	Recognized in other comprehensive income
Impairment loss – intangible assets	$524,783	$—
Impairment loss – property, plant and equipment	381,395	—
Impairment loss – other current assets	332,370	—
	$1,238,548	$—

b)      The impairment loss reported by operating segments is as follows:

	Year ended December 31, 2020
	Recognized in profit or loss	Recognized in other comprehensive income
Other segments	$1,238,548	$—

c)      Non-financial assets are purchased, generated, and utilized by the subsidiary of the Company, Gorilla Intelligence Technology Co. Ltd. (“Gorilla Shanghai”), in prior years. Management of the Group decided to terminate business operations in Mainland China and considered that the assets of Gorilla Shanghai are no longer recoverable, therefore, the Group recognized impairment losses amounting to $1,238,548 during the year ended December 31, 2020.

13. Short-term borrowings

Type of borrowings	December 31, 2020	Interest rate range
Bank collateralized borrowings	$17,785,057	1.41	%~1.86%
Type of borrowings	December 31, 2019	Interest rate range
Bank collateralized borrowings	$13,436,684	1.53	%~2.16%

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

13. Short-term borrowings (cont.)

Refer to table below for details of short-term and long-term borrowing. Lender A refers to Shanghai Commercial & Savings Bank, Ltd.; Lender B refers to Taishin International Bank; Lender C refers to Hua Nan Commercial Bank, and Taiwan SMEG stands for Small and Medium Enterprise Credit Guarantee Fund of Taiwan.

As of December 31, 2020
Lender	Facility Period	Credit Facility	Type	Outstanding Amount	Undrawn Amount	Interest Rate	Guarantor (Note 1)	Collateral
Lender A	11.2020 – 11.2021	$4,511,939	LC loan	$4,015,156	$—	1.56%~1.81%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Letter of guarantee	481,499	15,284	—	Kow Shyh-Pin	Same as above
Lender A	11.2020 – 11.2021	4,213,483	LC loan	3,127,765	—	1.56%~1.81%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Letter of credit	321,278	—	—	Kow Shyh-Pin	Same as above
			Letter of guarantee	719,570	44,870	—	Kow Shyh-Pin	Same as above
Lender A	09.2020 – 09.2025	1,053,371	Long-Term Bank loan	1,053,371	—	2.095%	Kow Shyh-Pin	80% guaranteed by Taiwan SMEG
Lender A	03.2016 – 03.2031	3,335,674	Long-Term Bank loan	3,292,909	42,765	2.045%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2031	1,755,618	Long-Term Bank loan	1,733,110	22,508	2.045%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2026	351,124	Long-Term Bank loan	343,808	7,316	2.045%	Kow Shyh-Pin	Land, Buildings and Structures
Lender B	04.2020 – 04.2021	5,617,978	Short-Term Bank loan	3,600,353	2,017,625	1.41%~1.86%	Kow Shyh-Pin	Time deposit $3,900,000, Promissory note $1,600,000
Lender C	05.2020 – 05.2021	11,235,955	Short-Term Bank loan	4,810,393	—	1.80%	Kow Shyh-Pin	Time deposit $500,000, Land, Buildings and Structures
			Letter of guarantee	829,298	—	—	Kow Shyh-Pin	Same as above
	05.2019 – 03.2026		Long-Term Bank loan	4,752,467	843,797	1.63%	Kow Shyh-Pin	Same as above
Lender C	10.2020 – 04.2021	2,633,427	Short-Term Bank loan	1,910,112	324,180	1.80%	Kow Shyh-Pin	Time deposit $700,000
			Letter of guarantee	399,135	—	—	Kow Shyh-Pin	Same as above
Lender C	06.2020 – 06.2023	175,562	Long-Term Bank loan	146,301	29,261	1.50%	Kow Shyh-Pin	85% guaranteed by Taiwan SMEG
As of December 31, 2019
Lender	Facility Period	Credit Facility	Type	Outstanding Amount	Undrawn Amount	Interest Rate	Guarantor (Note 1)	Collateral
Lender A	03.2019 – 11.2019 (Note 2)	$2,168,112	Letter of guarantee	$1,245,070	$923,042	—	Kow Shyh-Pin	Time deposit $1,400,000
Lender A	06.2019 – 11.2019 (Note 2)	2,001,334	Short-Term Bank loan	1,650,967	350,367	2.01%	Kow Shyh-Pin	Time deposit $600,000, Land, Buildings and Structures
Lender A	11.2019 – 11.2020	4,286,191	LC loan	2,976,202	406,290	1.81%~2.16%	Kow Shyh-Pin	Land, Buildings and Structures
			Letter of guarantee	903,699		—	Kow Shyh-Pin	Same as above
Lender A	03.2016 – 03.2031	3,168,779	Long-Term Bank loan	3,128,154	40,625	2.30%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2031	1,667,779	Long-Term Bank loan	1,646,397	21,382	2.30%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2026	333,556	Long-Term Bank loan	326,607	6,949	2.30%	Kow Shyh-Pin	Land, Buildings and Structures
Lender B	05.2019 – 04.2020	4,002,668	LC loan	2,438,601	1,564,067	1.53%~2.01%	Kow Shyh-Pin	Time deposit $1,500,000, Promissory note $1,200,000
Lender C	05.2019 – 05.2020	10,673,783	Short-Term Bank loan	4,302,869	—	1.80%	Kow Shyh-Pin	Time deposit $500,000, Land, Buildings and Structures
			Letter of guarantee	308,804	—	—	Kow Shyh-Pin	Same as above
	05.2019 – 03.2026		Long-Term Bank loan	5,374,624	687,486	1.88%	Kow Shyh-Pin	Same as above
Lender C	10.2020 – 04.2021	2,501,668	Short-Term Bank loan	2,068,045	12,474	1.80%	Kow Shyh-Pin	Time deposit $700,000
			Letter of guarantee	421,149	—	—	Kow Shyh-Pin	Same as above

Note 1: Kow Shyh-Pin is the director of the Company.

Note 2: The outstanding amount under the credit facility are repayable on demand as the company was negotiating for an extension as of December 31, 2019.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

14. Other payables

	December 31, 2020	December 31, 2019
Salaries and bounses payable	$1,740,776	$1,635,295
Pension payable	114,325	122,909
Payables on machinery and equipment	128,446	319,387
Others	450,311	523,453
	$2,433,858	$2,601,044

15. Long-term borrowings

Type of borrowings	Interest rate	December 31, 2020
Bank borrowings
Collateralized borrowings	1.50%	$146,301
Collateralized borrowings	2.10%	1,053,371
Collateralized borrowings	1.63%	4,752,467
Uncollateralized borrowings	2.05%	343,808
Collateralized borrowings	2.05%	3,292,909
Collateralized borrowings	2.05%	1,733,110
		11,321,966
Less: Current portion		(1,344,507)
		$9,977,459
Type of borrowings	Interest rate	December 31, 2019
Bank borrowings
Collateralized borrowings	1.88%	$5,374,625
Uncollateralized borrowings	2.30%	326,606
Collateralized borrowings	2.30%	3,128,154
Collateralized borrowings	2.30%	1,646,397
		10,475,782
Less: Current portion		(1,149,692)
		$9,326,090

Please refer to Note 13 for details of long-term borrowings.

16. Pensions

a)      Gorilla Taiwan has a defined benefit pension plan in accordance with the Labor Standards Act, covering all regular employees’ service years prior to the enforcement of the Labor Pension Act on July 1, 2005 and service years thereafter of employees who choose to continue to be subject to the pension mechanism under the Labor Standards Act. Under the defined benefit plan, two units are accrued for each year of service for the first 15 years and one unit for each additional year thereafter, subject to a maximum of 45 units. Pension benefits are based on the number of units accrued and the average monthly salaries and wages of the last 6 months prior to retirement. Gorilla Taiwan contributes monthly to the employees’ individual pension accounts based on 2% of the employees’ monthly salaries with the Trust Department, Bank of Taiwan. The trustee is under the name of the independent retirement fund committee. Also, Gorilla Taiwan would assess the balance in the aforementioned labor pension reserve

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

16. Pensions (cont.)

account by December 31, every year. If the account balance is not enough to pay the pension calculated by the aforementioned method to the employees expected to qualify for retirement in the following year, Gorilla Taiwan will make contribution for the deficit by next March.

b)      The amounts recognized in the balance sheet are as follows:

	December 31, 2020	December 31, 2019
Present value of defined benefit obligation	$86,767	$60,229
Fair value of plan assets	(472,560)	(430,975)
Net defined benefit asset	$(385,793)	$(370,746)

c)      Movements in net defined benefit assets are as follows:

	Present value of defined benefit obligation	Fair value of plan assets	Net defined benefit asset
Year ended December 31, 2020
Balance at January 1	$60,229	$(430,975)	$(370,746)
Interest expense (income)	532	(3,804)	(3,272)
Net exchange differences	4,018	(23,382)	(19,364)
	64,779	(458,161)	(393,382)
Remeasurements:
Change in financial assumptions	$6,612	$—	$6,612
Experience adjustments	15,376	(14,399)	977
	21,988	(14,399)	7,589
Balance at December 31	$86,767	$(472,560)	$(385,793)
	Present value of defined benefit obligation	Fair value of plan assets	Net defined benefit asset
Year ended December 31, 2019
Balance at January 1	$55,730	$(402,408)	$(346,678)
Interest expense (income)	665	(4,798)	(4,133)
Net exchange differences	1,460	(10,430)	(8,970)
	57,855	(417,636)	(359,781)
Remeasurements:
Change in financial assumptions	$3,460	$—	$3,460
Experience adjustments	(1,086)	(13,339)	(14,425)
	2,374	(13,339)	(10,965)
Balance at December 31	$60,229	$(430,975)	$(370,746)

d)      The Bank of Taiwan was commissioned to manage the Fund of the Group’s defined benefit pension plan in accordance with the Fund’s annual investment and utilization plan and the “Regulations for Revenues, Expenditures, Safeguard and Utilization of the Labor Retirement Fund” (Article 6: The scope of utilization for the Fund includes deposit in domestic or foreign financial institutions, investment in domestic or foreign listed, over-the counter, or private placement equity securities, investment in domestic or foreign real estate securitization products, etc.). With regard to the utilization of the Fund, its minimum earnings in the annual distributions on the final financial statements shall be no less than the earnings attainable from the amounts accrued from two-year time deposits with the interest rates

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

16. Pensions (cont.)

offered by local banks. If the earnings is less than aforementioned rates, government shall make payment for the deficit after approval by the Regulator. The Group has no right to participate in managing and operating that fund and hence the Group is unable to disclose the classification of plan asset fair value in accordance with IAS 19 paragraph 142. The composition of fair value of plan assets as of December 31, 2020 and 2019 is given in the Annual Labor Retirement Fund Utilization Report announced by the government.

e)      The principal actuarial assumptions used were as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Discount rate	0.42%	0.87%
Future salary increases	3.50%	3.50%

Future mortality rate was estimated based on the 5th Taiwan Standard Ordinary Experience Mortality Table.

Because the main actuarial assumption changed, the present value of defined benefit obligation is affected. The analysis was as follows:

	Discount rate		Future salary increases
	Increase 0.5%	Decrease 0.5%	Increase 0.5%	Decrease 0.5%
December 31, 2020
Effect on present value of defined benefit obligation	$(7,584)	$8,357	$8,076	$(7,409)
December 31, 2019
Effect on present value of defined benefit obligation	$(5,337)	$5,837	$5,670	$(5,237)

The sensitivity analysis above was based on one assumption which changed while the other conditions remain unchanged. In practice, more than one assumption may change all at once. The method of analyzing sensitivity and the method of calculating net pension liability in the balance sheet are the same.

The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the previous period.

f)      Expected contributions to the defined benefit pension plans of the Group for the year ending December 31, 2021 amount to $0.

g)      As of December 31, 2020, the weighted average duration of that retirement plan is 18 years. The analysis of timing of the future pension payment was as follows:

Within 1 year	$—
1 – 2 year(s)	—
2 – 5 years	—
Over 5 years	71,415
$71,415

h)      Effective July 1, 2005, Gorilla Taiwan and NSGUARD Technology Inc. have established a defined contribution pension plan (the “New Plan”) under the Labor Pension Act (the “Act”), covering all regular employees with R.O.C. nationality. Under the New Plan, Gorilla Taiwan and NSGUARD Technology

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

16. Pensions (cont.)

Inc. contribute monthly an amount based on 6% of the employees’ monthly salaries and wages to the employees’ individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are paid monthly or in lump sum upon termination of employment.

i)       The Company’s overseas subsidiaries have established defined contribution plans. Monthly contributions to an independent fund administered by the government are in accordance with the pension regulations. Other than the monthly contribution, the subsidiaries have no further obligations.

j)       The pension costs under the defined contribution pension plans of the Group for the years ended December 31, 2020 and 2019 were $437,658 and $405,388, respectively.

17. Share-based payment

a)      For the years ended December 31, 2020 and 2019, the Company’s share-based payment transactions were as follow:

Type of arrangement	Grant date	Quantity granted (Units)	Contract period	Vesting conditions
Employee share options	2016.1.1	22,500	5 years	Note
Employee share options	2017.1.1	106,300	5 years	Note
Employee share options	2018.1.1	34,000	5 years	Note
Employee share options	2019.1.1	186,000	5 years	Note

Note: Employee share options granting period and exercise conditions are as follows:

Vesting period	Accumulated maximum exercisable employee share options
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

The share-based payment arrangements above are settled by equity.

b)      Details of the share-based payment arrangements are as follows:

	2020		2019
	No. of options	Weighted average exercise price	No. of options	Weighted average exercise price
Options outstanding at January 1	263,593	$5.02	77,593	$4.43
Options granted	—	—	186,000	5.62
Options cancelled	—	—	—	—
Options exercised	(53,775)	5.37	—	—
Options outstanding at December 31	209,818	$5.24	263,593	$5.27
Options exercisable at December 31	111,831	$5.27	146,563	$5.32

c)      The weighted-average share price of share options at exercise dates for the year ended December 31, 2020 was $5.37.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

17. Share-based payment (cont.)

d)      As of December 31, 2020 and 2019, the range of exercise prices of share options outstanding was $1.20 ~ $5.62 for both years; the weighted-average remaining contractual period was 1.93 years and 2.68 years, respectively.

e)      The fair value of share options granted on grant date is measured using the Black-Scholes option-pricing model. Relevant information is as follows:

Type of arrangement	Grant date	Share price (par value)	Exercise price	Expected price volatility (Note 1)		Expected option life	Expected dividends	Risk-free interest rate	Fair value per share
Employee share options	2016.1.1	$1.00	$1.20	42.02	%~48.12%	4.5 Years	—	1.01%	$2.85
Employee share options	2016.1.1	$1.00	$1.50	42.02	%~48.12%	4.5 Years	—	1.01%	$2.85
Employee share options	2016.1.1	$1.00	$2.00	42.02	%~48.12%	4.5 Years	—	1.01%	$2.85
Employee share options	2017.1.1	$1.00	$5.62	32.11	%~42.11%	4.5 Years	—	1.05%	$5.73
Employee share options	2018.1.1	$1.00	$5.62	34.14	%~40.79%	4.5 Years	—	0.96%	$6.13
Employee share options	2019.1.1	$1.00	$5.62	33.35	%~38.93%	4.5 Years	—	1.01%	$6.86

Note 1: Expected price volatility rate was estimated by using the share prices of the most recent period with length of this period approximate to the length of the share options’ expected life, and the standard deviation of return on the share during this period.

Note 2: Share-based payment expenses are recorded over each vesting period based on the fair value of share options granted. Relevant information is as follows:

Grant date	Exercise price	Fair value of first year	Fair value of second year	Fair value of third year	Fair value of fourth year
2016.1.1	$1.20	$1.60	$1.70	$1.70	$1.80
2016.1.1	1.50	1.40	1.50	1.50	1.60
2016.1.1	2.00	1.00	1.10	1.20	1.30
2017.1.1	5.62	0.90	1.50	1.70	2.00
2018.1.1	5.62	1.20	1.60	2.00	2.30
2019.1.1	5.62	1.70	2.10	2.40	2.80

f)      Expenses incurred on share-based payment transactions are shown below:

	Year ended December 31, 2020	Year ended December 31, 2019
Equity-settled	$142,416	$245,448

18. Provisions

	Year ended December 31, 2020	Year ended December 31, 2019
	Warranty	Warranty
At January 1	$153,633	$—
Additional provisions	170,584	153,633
Used during the year	(66,734)	—
At December 31	$257,483	$153,633

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

18. Provisions (cont.)

Analysis of total provisions:

	December 31, 2020	December 31, 2019
Current	$109,669	$84,394
Non-current	$147,814	$69,239

The Group’s warranty provisions were associated with the sales of information, software and data processing services, and were estimated in accordance with the historical warranty data of products.

19. Share capital

a)As of December 31, 2020, the Company’s authorized capital was $8,350,000, and the issued and outstanding capital was $6,153,300, consisting of 6,153,300 shares of ordinary shares with par value of $1.

Movements in the number of the Company’s ordinary shares outstanding are as follows:

	2020	2019
At January 1	6,099,525	6,099,525
Employee share options exercised	53,775	—
At December 31	6,153,300	6,099,525

b)      As of December 31, 2020, the Company’s authorized preferred share amounting to $5,920,000 (Series A: $1,650,000, Series B: $1,600,000, Series C: $1,220,000 and Series D: $1,450,000), with par value of $1 per share. The Company issued 1,639,344 shares of Series A preferred share, 1,589,957 shares of Series B preferred share, 1,182,926 shares of Series C preferred share and 1,432,665 shares of Series D preferred share in the sum of $5,844,892.

c)      Preferred shares are embedded with conversion option. Preferred shareholders are entitled to exercise their conversion option under the prescribed conditions at the prescribed exercise price. Preferred shareholders are also entitled to convert any or all of their preferred shares at any time at certain conversion price for each of Series A, Series B, Series C, and Series D. In addition, all preferred shares should be converted into ordinary shares either before the date of Qualified IPO or with the acknowledgement of 80% of the preferred shareholders. When either condition stated above is met, the Company shall retract all outstanding preferred shares in accordance with the decisions of the Board of Directors and preferred shareholders’ meeting at the price prescribed in the Company’s Articles of Incorporation.

Preferred shares are non-cumulative and non-participating and are classified as equity instrument as the following criteria are met: i) holders of preferred shares have no redemption right, and ii) the conversion option to the holders of preferred shares are to be settled by the Company by delivering a fixed number of the Company’s ordinary shares.

d)      At the issuance of preferred shares, the Company accounted for the preferred shares as equity instrument. The portion of proceeds from each preferred share in excess of par value and the par value are recognized under “additional paid-in capital — preferred shares” and “preferred shares.”

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

20. Retained earnings

a)      Under the Company’s Articles of Incorporation, the Company shall first take into consideration the Company’s financial structure, operating results and future expansion plans, then appropriate the remaining earnings to the preferred shareholders, then to the common shareholders. If preferred shareholders were to convert their preferred share to common share prior to the ex-dividend date, they shall enjoy the same rights as all other common shareholders.

b)      The Group was in a net loss position for years ended December 31, 2020 and 2019, and no earnings distribution was resolved by the Board of Directors.

c)      For the information relating to employees’ compensation and directors’ remuneration, please refer to Note 28.

21. Revenue

	Year ended December 31, 2020	Year ended December 31, 2019
Revenue from contracts with customers
Hardware sales
Government
–Video IoT	$2,961	$—
–Security Convergence	4,681	22,995
Non-Government
–Video IoT	6,298,043	8,401,793
–Security Convergence	597,288	597,482
Software sales
Government
–Video IoT	—	11,119
–Security Convergence	—	—
Non-Government
–Video IoT	16,680,260	6,541,411
–Security Convergence	1,351,701	7,766,256
Service revenue
Government
–Video IoT	10,882,416	7,534,355
–Security Convergence	6,476,225	3,726,429
Non-Government
–Video IoT	2,644,478	4,662,311
–Security Convergence	474,536	1,103
	$45,412,589	$39,265,254

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

21. Revenue (cont.)

a)      Disaggregation of revenue from contracts with customers

The Group derives revenue from the transfer of goods and services over time and at a point in time in the following major products lines and all revenue took place in Asia :

2020	Hardware	Software	Service	Total
Total segment revenue	$7,129,051	$19,302,195	$20,477,655	$46,908,901
Inter-segment revenue	(226,078)	(1,270,234)	—	(1,496,312)
Revenue from external
customer contracts	$6,902,973	$18,031,961	$20,477,655	$45,412,589
Timing of revenue recognition
At a point in time	$6,902,973	$18,031,961	$—	$24,934,934
Over time	—	—	20,477,655	20,477,655
	$6,902,973	$18,031,961	$20,477,655	$45,412,589
2019	Hardware	Software	Service	Total
Total segment revenue	$9,045,010	$19,895,493	$15,924,198	$44,864,701
Inter-segment revenue	(22,740)	(5,576,707)	—	(5,599,447)
Revenue from external
customer contracts	$9,022,270	$14,318,786	$15,924,198	$39,265,254
Timing of revenue recognition
At a point in time	$9,022,270	$14,318,786	$—	$23,341,056
Over time	—	—	15,924,198	15,924,198
	$9,022,270	$14,318,786	$15,924,198	$39,265,254

b)      Contract assets

The Group has recognized the following revenue-related contract assets:

	December 31, 2020	December 31, 2019
Contract assets:
Contract assets relating to service contracts	$1,480,923	$508,734

As of January 1, 2019, the balance of contract assets relating to service contracts was $1,763,478.

c)      Significant changes in contract assets

The increase in contract assets during the year ended 31 December 2020 was attributed to more projects having substantial progress of the contract activities ahead of the agreed payment schedule.

d)      Unfulfilled long-term contracts

Aggregate amount of the transaction price allocated to long-term service contracts that are partially or fully unsatisfied as of December 31, 2020 and 2019, amounting to $6,235,484 and $10,141,268 respectively. Management expects that the transaction price allocated to the unsatisfied contracts as of December 31, 2020 and 2019, will be recognized as revenue from 2021 to 2026 and from 2020 to 2026, respectively. Except for the abovementioned contracts, all other service contracts are for periods of one year or less or are billed based on the amount of time incurred.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

22. Other income

	Year ended December 31, 2020	Year ended December 31, 2019
Rent income	$21,878	$20,667
Gains on reversal of accounts payable	25,523	—
Others	11,797	114
	$59,198	$20,781

23. Other (losses)/gains — net

	Year ended December 31, 2020	Year ended December 31, 2019
Impairment losses	$(1,238,548)	$—
Net currency exchange (losses) gains	(333,462)	244,134
Loss on disposal of subsidiaries	(124,441)	—
Loss on disposal of property, plant and equipment	(856)	(6,252)
Other losses	(5,072)	(16,345)
	$(1,702,379)	$221,537

24. Interest income

	Year ended December 31, 2020	Year ended December 31, 2019
Interest income from bank deposits	$138,672	$307,608
Interest income from financial assets measured at amortized cost	20,603	46,308
	$159,275	$353,916

25. Finance costs

	Year ended December 31, 2020	Year ended December 31, 2019
Interest expense:
Bank borrowings	$460,231	$467,540
Lease liabilities	887	1,307
	$461,118	$468,847

26. Expenses by nature

	Year ended December 31, 2020	Year ended December 31, 2019
Change in inventory of finished goods	$14,977,217	$14,149,708
Outsourcing charges	11,434,328	6,507,104
Depreciation expenses on property, plant and equipment	5,277,825	4,119,813
Depreciation expenses on right-of-use asset	29,756	27,151
Amortization expenses on intangible assets	2,897,975	2,268,152
Employee benefit expense	10,912,378	10,563,224
Others	4,338,475	2,079,323
	$49,867,954	$39,714,475

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

27. Employee benefit expense

	Year ended December 31, 2020
	Cost of revenue	Operating expenses	Total
Wages and salaries	$204,371	$9,145,717	$9,350,088
Labour and health insurance fees	18,991	688,530	707,521
Pension	11,649	422,737	434,386
Share option expenses	—	142,416	142,416
Other personnel expenses	1,900	276,067	277,967
	$236,911	$10,675,467	$10,912,378
	Year ended December 31, 2019
	Cost of revenue	Operating expenses	Total
Wages and salaries	$190,287	$8,788,541	$8,978,828
Labour and health insurance fees	17,866	644,780	662,646
Pension	11,125	390,130	401,255
Share option expenses	—	245,448	245,448
Other personnel expenses	131	274,916	275,047
	$219,409	$10,343,815	$10,563,224

28. Employees’ compensation and directors’ remuneration

a)      According to the Articles of Incorporation of Gorilla Technology Co., Ltd. and NSGUARD Technology Inc., employees’ compensation and directors’ remuneration are based on the current year’s earnings, which should first be used to cover accumulated deficits, if any, and then a ratio of the remaining balance distributed as employees’ compensation and directors’ remuneration. The ratio for employees’ compensation shall be 0.5% whereas the ratio for directors’ remuneration is not specified.

b)      For the years ended December 31, 2020 and 2019, Gorilla Taiwan and NSGUARD Technology Inc. have incurred net loss before tax. Accordingly, employees’ compensation was not accrued.

29. Income tax

a)      Taiwan taxation

Taiwan profits tax has been provided for at the rate of 20% on the estimated assessable profits.

b)      Hong Kong taxation

Hong Kong profits tax has been provided for at the rate of 16.5% on the estimated assessable profits.

c)      Japan taxation

Japan profits tax has been provided for at the rate of 30.62% on the estimated assessable profits.

d)    United States taxation

United States profits tax has been provided for at the rate of 29.84% on the estimated assessable profits.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

29. Income tax (cont.)

e)      Income tax benefit

Components of income tax benefit:

	Year ended December 31, 2020	Year ended December 31, 2019
Current tax:
Current tax on profits for the year	$1,403	$800
Prior year income tax under estimation	1,845	2,336
Total current tax	3,248	3,136
Deferred tax:
Origination and reversal of temporary differences	(78,272)	(31,673)
Effect of exchange rates	121	254
Total deferred tax	(78,151)	(31,419)
Income tax benefit	$(74,903)	$(28,283)

f)      Reconciliation between income tax benefit and accounting (loss) profit.

	Year ended December 31, 2020	Year ended December 31, 2019
Tax calculated based on (loss) income before tax and statutory tax rate (Note)	$(952,112)	$(108,598)
Prior year income tax underestimation	1,845	2,336
Effect from tax losses carryforward	—	(176,634)
Effects from items disallowed by tax regulation	20	—
Taxable loss not recognized as deferred tax assets	875,223	254,359
Effect of exchange rates	121	254
Income tax benefit	$(74,903)	$(28,283)

Note: The basis for computing the applicable tax rate are the rates applicable in the respective countries where the Group entities operate.

g)      Amounts of deferred tax assets or liabilities as a result of temporary differences and loss carryforwards are as follows:

	2020
	January 1	Recognized in profit or loss	Translation differences	December 31
Temporary differences:
– Deferred tax assets:
Employee share options	$77,733	$19,632	$4,831	$102,196
Tax losses carryforward	57,867	—	3,047	60,914
Provisions	30,726	18,459	2,313	51,498
Other	109	(111)	2	—
	166,435	37,980	10,193	214,608

– Deferred tax liabilities:
Prepayment of pension	(61,970)	(655)	(3,288)	(65,913)
Gain on long-term foreign investments	(8,387)	8,509	(122)	—
Unrealized exchange gain	(90,738)	32,438	(3,561)	(61,861)
	(161,095)	40,292	(6,971)	(127,774)
	$5,340	$78,272	$3,222	$86,834

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

29. Income tax (cont.)

	2019
	January 1	Recognized in profit or loss	Translation differences	December 31
Temporary differences:
– Deferred tax assets:
Employee share options	$27,959	$47,610	$2,164	$77,733
Tax losses carryforward	56,482	—	1,385	57,867
Provisions	—	29,800	926	30,726
Other	—	105	4	109
	84,441	77,515	4,479	166,435

– Deferred tax liabilities:
Prepayment of pension	(59,655)	(827)	(1,488)	(61,970)
Gain on long-term foreign investments	—	(8,133)	(254)	(8,387)
Unrealized exchange gain	(51,447)	(36,882)	(2,409)	(90,738)
	(111,102)	(45,842)	(4,151)	(161,095)
	$(26,661)	$31,673	$328	$5,340

h)      Expiration dates of unused tax losses and amounts of unrecognized deferred tax assets are as follows:

		December 31, 2020
Year incurred	Amount filed/ assessed	Unused amount	Unrecognized amount	Expiry year
2016	Assessed	$607,999	$335,807	2026
2017	Assessed	2,006,095	2,006,095	2027
2018	Assessed	1,357,953	1,357,953	2028
2020	Declared	4,771,824	4,771,824	2030
		$8,743,871	$8,471,679
		December 31, 2019
Year incurred	Amount filed/ assessed	Unused amount	Unrecognized amount	Expiry year
2016	Assessed	$607,999	$335,807	2026
2017	Assessed	2,006,095	2,006,095	2027
2018	Assessed	1,357,953	1,357,953	2028
		$3,972,047	$3,699,855

i)       Telmedia was incorporated in Hong Kong Special Administrative Region of the People’s Republic of China. Therefore, Telmedia is only subject to Hong Kong income tax on Hong Kong source income in accordance with “Hong Kong Inland Revenue Ordinance”.

j)       Gorilla Taiwan’s and NSGUARD Technology Inc.’s income tax returns through 2019 have been assessed and approved by the Tax Authority.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

30. Loss per share

	Year ended December 31, 2020
Basic/diluted loss per share	Amount after tax	Weighted average number of ordinary shares outstanding	Loss per share
Basic/diluted loss per share
Loss attributable to the parent (Note)	(5,920,853)	6,137,712	$(0.96)
	Year ended December 31, 2019
Basic/diluted loss per share	Amount after tax	Weighted average number of ordinary shares outstanding	Loss per share
Basic/diluted loss per share
Loss attributable to the parent (Note)	(535,869)	6,099,525	$(0.09)

Note: Employee share options and convertible preference shares were excluded in the computation of diluted EPS since they were anti-dilutive in 2020 and 2019. The number of shares that were excluded from the EPS calculation above in 2020 and 2019 that could be dilutive in the future were 6,792,658 and 6,796,265, respectively.

31. Supplemental cash flow information

Investing activities with partial cash payments:

	Year ended December 31, 2020	Year ended December 31, 2019
Purchase of property, plant and equipment	$3,930,946	$8,004,187
Add: Opening balance of payable on equipment	319,387	86,702
Less: Ending balance of payable on equipment	(128,446)	(319,387)
Cash paid during the year	$4,121,887	$7,771,502
	Year ended December 31, 2020	Year ended December 31, 2019
Acquisition of intangible assets	$1,404,192	$3,683,824
Add: Opening balance of payable	—	102,556
Less: Ending balance of payable	—	—
Opening balance of prepayment	—	(413,375)
Cash paid during the year	$1,404,192	$3,373,005

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

32. Changes in liabilities from financing activities

	Short-term borrowings	Long-term borrowings (including current portion)	Lease liabilities	Liabilities from financing activities-gross
At January 1, 2020	$13,436,684	$10,475,782	$59,878	$23,972,344
Changes in cash flow from financing activities	3,508,961	283,787	(29,716)	3,763,032
Changes in other non-cash items	—	—	2,486	2,486
Impact of changes in foreign exchange rate	839,412	562,397	2,037	1,403,846
At December 31, 2020	$17,785,057	$11,321,966	$34,685	$29,141,708

At January 1, 2019	$12,077,002	$10,839,417	$—	$22,916,419
Effect of initial application of IFRS 16	—	—	1,732	1,732
Balance at January 1 after adjustments	12,077,002	10,839,417	1,732	22,918,151
Changes in cash flow from financing activities	1,031,541	(610,407)	(26,625)	394,509
Changes in other non-cash items	—	—	85,555	85,555
Impact of changes in foreign exchange rate	328,141	246,772	(784)	574,129
At December 31, 2019	$13,436,684	$10,475,782	$59,878	$23,972,344

33. Related party transactions

a)      Names of related parties and relationship

Names of related parties	Relationship with the Company
Kow Shyh-Pin	Director of the Company

b)      The Group lists Kow Shyh-Pin, the chairman of the Board of Directors of Gorilla Taiwan, as the joint guarantor for its short-term borrowings and long-term borrowings in 2020 and 2019. Please refer to Note 13 and Note 15 for further details.

c)      Key management compensation

	Year ended December 31, 2020	Year ended December 31, 2019
Salaries and other short-term employee benefits	$716,665	$693,036
Post-employment benefits	14,620	13,975
Share option expenses	18,292	32,200
	$749,577	$739,211

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

34. Pledged assets

The Group’s assets pledged as collateral are as follows:

	Book value
Pledged assets	December 31, 2020	December 31, 2019	Purpose
Time deposits (shown as ‘Financial assets at amortized cost’)	$7,111,117	$5,046,529	Performance guarantee, deposit letter of credit and short-term borrowings
Land	13,713,844	13,027,694	Long-term and short-term borrowings
Buildings and structures	2,719,040	2,659,939	Long-term and short-term borrowings
	$23,544,001	$20,734,162

35. Significant contingent liabilities and unrecognized contract commitments

The significant unrecognized contract commitments are listed below:

a)      As of December 31, 2020 and 2019, the guaranteed notes secured for service project or warranty of Gorilla Technology Inc. amounted to $1,758,817 and $1,670,918, respectively.

b)      As of December 31, 2020 and 2019, the banker’s letter of guarantee of Gorilla Technology Inc. amounted to $1,670,918 and $1,968,109, respectively.

c)      As of December 31, 2020 and 2019, the banker’s letter of guarantee issued by the bank at the request of NSGUARD Technology Inc. amounted to $862,271 and $910,613, respectively.

36. Significant events after the reporting period

a)      In July 2019, Ministry of Economic Affairs, R.O.C. (“MOEA”) launched the “Action Plan for Accelerated Investment by Small and Medium Enterprises” (“Action Plan”). In June 2021, the Group entered into loan agreements with Hua Nan Bank. The lines of credit under the Action Plan amounted to $3,335,674, of which $1,179,775 have been utilized by the date of this report.

b)      In August 2021, the Group entered into shareholder loan agreements in the amount of $5,000,000 with Kow Shyh-Pin, Asteria Corporation, and Berwick Resources Limited. The Company issued promissory notes with an interest rate of 7.5% per annum and maturity date of September 1, 2022 to the lenders in the same amount as loans made.

c)      In December 2021, management of the Group formalized its decision to exit its business operations in Mainland China that the Group determined represented the culminating event with respect to the conditions which existed as of December 31, 2020 and that gave rise to the impairment recorded as of that date. See Note 12 for additional information.

d)    On December 21, 2021, the Group entered into a business combination agreement with Global SPAC Partners Co. in respect of de-SPAC merger. The business combination agreement was entered into to raise capital through a merger with Global SPAC Partners Co., a NASDAQ-listed entity, and includes a minimum of $50 million gross cash at closing, along with customary closing conditions.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

37. Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital. In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt. The Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including ‘current and non-current borrowings’ as shown in the consolidated balance sheet) less cash and cash equivalents. Total capital is calculated as ‘equity’ as shown in the consolidated balance sheet plus net debt.

The gearing ratios at December 31, 2020 and 2019 were as follows:

	December 31, 2020	December 31, 2019
Total borrowings	$29,107,023	$23,912,466
Less: Cash and cash equivalents	(12,153,256)	(17,632,485)
Net debt	16,953,767	6,279,981
Total equity	53,499,842	58,395,106
Total capital	$70,453,609	$64,675,087
Gearing ratio	24%	10%

38. Financial instruments

a)      Financial instruments by category

	December 31, 2020	December 31, 2019
Financial assets
Financial assets at amortized cost (Note)	$53,305,063	$54,531,803

	December 31, 2020	December 31, 2019
Financial liabilities
Financial liabilities at amortized cost (Note)	$38,266,868	$36,013,209

Note: Financial assets at amortized cost include cash and cash equivalents, financial assets at amortized cost, notes and accounts receivable, and other non-current assets. Financial liabilities at amortized cost include short-term borrowings, notes and accounts payable, other payables and long-term borrowings (including current portion).

b)      Financial risk management policies

i)       The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial condition and financial performance.

ii)      Risk management is carried out by a central treasury department (Group treasury) under policies approved by the Board of Directors. Group treasury identifies and evaluates financial risks in close cooperation with the Group’s operating units. The Board provides written principles for overall risk management, as well as written policies covering specific areas and matters, such as foreign exchange risk, interest rate risk, credit risk, use of non-derivative financial instruments, and investment of excess liquidity.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

c)      Significant financial risks and degrees of financial risks

i)       Market risk

Foreign exchange risk

1.      The Group’s businesses involve some non-functional currency operations (the Company’s and certain subsidiaries’ functional currency: USD; other certain subsidiaries’ functional currency: NTD). The information on assets and liabilities denominated in foreign currencies whose values would be materially affected by the exchange rate fluctuations is as follows:

	December 31, 2020
	Foreign currency amount (in thousands)	Exchange rate	Book value (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	$889,943	0.035	$31,147,511
Financial liabilities
Monetary items
NTD:USD	775,686	0.035	27,148,937
	December 31, 2019
	Foreign currency amount (in thousands)	Exchange rate	Book value (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	$739,061	0.033	$24,389,013
Financial liabilities
Monetary items
NTD:USD	810,636	0.033	26,751,227

2.      The total exchange (loss) gain (including realized and unrealized) arising from significant foreign exchange variation on the monetary items held by the Group for the years ended December 31, 2020 and 2019 amounting to ($333,462) and $244,134, respectively.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

3.      Analysis of foreign currency market risk arising from significant foreign exchange variation:

	Year ended December 31, 2020
	Sensitivity analysis
	Degree of variation	Effect on profit or loss (USD)	Effect on other comprehensive income
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	1%	$311,475	$—
Financial liabilities
Monetary items
NTD:USD	1%	$271,489	$—
	Year ended December 31, 2019
	Sensitivity analysis
	Degree of variation	Effect on profit or loss (USD)	Effect on other comprehensive income
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	1%	$243,890	$—
Financial liabilities
Monetary items
NTD:USD	1%	$267,512	$—

Price risk

The Group is not exposed to material price risk of equity instrument.

Cash flow and interest rate risk

The Group held short-term borrowings with variable rates, of which short-term effective rate would change with market interest rate, and then affect the future cash flow. Every 1% increase in the market interest rate would result to an increase of $149,228 and $154,315 in the cash outflow for the years ended December 31, 2020 and 2019, respectively.

ii)      Credit risk

1.      Credit risk refers to the risk of financial loss to the Group arising from default by the clients or counterparties of financial instruments on the contract obligations. The main factor is that counterparties could not repay in full the accounts receivable based on the agreed terms.

2.      The Group manages its credit risk taking into consideration the entire Group’s concern. For banks and financial institutions, only independently rated parties with at least BBB+ credit rating determined by Standard & Poor’s are accepted. According to the Group’s credit policy, each local entity in the Group is responsible for managing and analyzing the credit risk for each of their new clients before standard payment and delivery terms and conditions are

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

offered. Internal risk control assesses the credit quality of the customers, taking into account their financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board of Directors. The utilization of credit limits is regularly monitored.

3.      The Group adopts the following assumption under IFRS 9 to assess whether there has been a significant increase in credit risk on that instrument since initial recognition: If the domestic and foreign contract payments were past due over 180 days based on the terms, there has been a significant increase in credit risk on that instrument since initial recognition.

4.      The Group adopts the assumption under IFRS 9, that is, the default occurs when the contract payments are past due over one year. Longer payment terms are given to customers and default barely occurred even though the contract payments are past due within one year in the past because of the industry characteristics of the Group and positive long-term relationship with customers. Therefore, a more lagging default criterion is appropriate to determine the risk of default occurring.

5.      The Group classifies customer’s notes and accounts receivable in accordance with customer types. The Group applies the modified approach using the provision matrix and loss rate methodology to estimate expected credit loss.

6.      The Group used the forecastability to adjust historical and timely information to assess the default possibility of notes and accounts receivable. On December 31, 2020 and 2019, the provision matrix is as follows:

	Not past due	Up to 180 days past due	Up to 365 days past due	Over 366 days past due	Total
At December 31, 2020
Expected loss rate	0.03% – 5%	5%	15%	100%
Total book value	$33,532,018	$93,423	$—	$1,843,682	$35,469,123
Loss allowance	233,876	4,671	—	1,843,682	2,082,229
	Not past due	Up to 180 days past due	Up to 365 days past due	Over 366 days past due	Total
At December 31, 2019
Expected loss rate	0.03% – 5%	5%	15%	100%
Total book value	$27,182,688	$4,436,397	$12,930	$1,850,681	$33,482,696
Loss allowance	7,122	221,820	1,939	1,850,681	2,081,562

7.      Movements in relation to the Group applying the modified approach to provide loss allowance for notes and accounts receivable are as follows:

2020
Notes and accounts receivable
At January 1	$2,081,562
Effect of foreign exchange	667
At December 31	$2,082,229

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

2019
Notes and accounts receivable
At January 1	$1,891,276
Provision for impairment	190,135
Effect of foreign exchange	151
At December 31	$2,081,562

8.      The Group’s credit risk exposure in relation to contract assets under IFRS 9 as at December 31, 2020 and 2019 are immaterial.

9.      The Group held cash and cash equivalents and financial assets at amortized cost of $19,768,941 and $22,976,354 with banks as at December 31, 2020 and 2019, respectively, which are considered to have low credit risk. The balances are measured on 12-months expected credit losses and subject to immaterial credit loss.

10.    Other non-current assets of $149,228 and $154,315 as at December 31, 2020 and 2019, respectively, are considered to have low credit risk. The other receivables and other non-current assets are measured on 12-months expected credit losses and subject to immaterial credit loss.

iii)    Liquidity risk

1.      Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group treasury. Group treasury monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities. Such forecasting takes into consideration the Group’s debt financing plans, covenant compliance, compliance with internal balance sheet ratio targets.

2.      Please refer to Note 13 for undrawn borrowing facilities as at December 31, 2020 and 2019.

3.      The table below analyses the Group’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date for non-derivative financial liabilities. The amounts disclosed in the table are the contractual undiscounted cash flows.

Non-derivative financial liabilities:	Less than 1 year	Over 1 year
December 31, 2020
Lease liabilities	$15,971	$22,753
Long-term borrowings (including current portion)	1,509,668	11,266,890
Non-derivative financial liabilities:	Less than 1 year	Over 1 year
December 31, 2019
Lease liabilities	$29,563	$31,833
Long-term borrowings (including current portion)	1,317,364	10,405,716

Except for the above, the Group’s non-derivative financial liabilities are due less than 1 year.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

4.      The Group does not expect the timing of occurrence of the cash flows estimated through the maturity date analysis will be significantly earlier, nor expect the actual cash flow amount will be significantly different.

39. Fair value information

Details of the fair value of the Group’s financial assets and financial liabilities not measured at fair value are provided in Note 38. The Group has no financial assets and non-financial assets that are measured at fair value.

40. Segment Information

a)      General information

The Group uses the product line as basis for providing information to the chief operating decision-maker. The Group currently divides the sales order district into two major product lines: video IoT and security convergence. The chief operating decision-maker makes decision concerning financial management as well as evaluation of the business performance based on these two product lines; therefore, the reportable segments are video IoT and security convergence.

b)      Measurement of segment information

The Group evaluates the performance of the operating segments based on a measure of revenue and income before tax, in a manner consistent with that in the statement of income. The accounting policies of the operating segments are in agreement with the significant accounting policies summarized in Note 4 z). Sale transactions among segments are based on arms-length principle.

c)      Reconciliation of segment income, assets and liabilities

The segment information provided to the chief operating decision-maker for the reportable segments is as follows:

	Year ended December 31, 2020
	Security Convergence	Video IoT	Other segment (Note 1)	Adjustment and write-off (Note 2)	Consolidation
Revenue from external customers	$8,904,431	$36,508,158	$—	$—	$45,412,589
Inter-segment revenue	78,359	1,417,953	—	(1,496,312)	—
Total segment revenue	$8,982,790	$37,926,111	$—	$(1,496,312)	$45,412,589
Segment loss before tax	$(1,460,395)	$(2,421,047)	$(2,114,314)	$—	$(5,995,756)
Segment including:
Depreciation	$1,305,525	$3,793,462	$208,594	$—	$5,307,581
Amortization	$639,493	$2,047,466	$211,016	$—	$2,897,975
Interest income	$2,993	$112,510	$43,772	$—	$159,275
Interest expense	$(181,485)	$(279,633)	$—	$—	$(461,118)
Tax (expense) benefit	$(5,557)	$73,476	$6,984	$—	$74,903
Segment assets	$19,383,305	$95,515,296	$58,301,453	$(80,912,612)	$92,287,442
Segment liabilities	$16,991,493	$80,997,115	$1,905,413	$(61,106,421)	$38,787,600

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

40. Segment Information (cont.)

	Year ended December 31, 2019
	Security Convergence	Video IoT	Other segment (Note 1)	Adjustment and write-off (Note 2)	Consolidation
Revenue from external customers	$12,114,265	$27,150,989	$—	$—	$39,265,254
Inter-segment revenue	1,953,294	3,646,153	—	(5,599,447)	$—
Total segment revenue	$14,067,559	$30,797,142	$—	$(5,599,447)	$39,265,254
Segment loss before tax	$1,004,929	$(732,434)	$(836,647)	$—	$(564,152)
Segment including:
Depreciation	$986,494	$3,046,600	$113,870	—	$4,146,964
Amortization	$1,305,167	$806,143	$156,842	—	$2,268,152
Interest income	$2,272	$206,192	$145,452	—	$353,916
Interest expense	$(188,439)	$(280,408)	$—	—	$(468,847)
Tax (expense) benefit	$3,069	$34,401	$(9,187)	—	$28,283
Segment assets	$33,621,112	$78,512,573	$60,200,684	$(77,386,436)	$94,947,933
Segment liabilities	$27,595,483	$64,625,970	$1,812,605	$(57,481,231)	$36,552,827

Note 1: Other segment is composed of holding companies and oversea subsidiaries which are excluded from reportable segments of Security Convergence or Video IoT.

Note 2: Adjustment and write-off represents elimination for intercompany transactions for consolidation purpose.

d)      Reconciliation for segment income (loss)

i)       Sales between segments are carried out at arm’s length. The revenue from external customers reported to the chief operating decision-maker is measured in a manner consistent with that in the statement of comprehensive income.

ii)      Please refer to Note 40 c) for information on total consolidated profit or loss after reconciliation and reconciliation for profit after tax of reportable segments during the current period.

e)      Information on product and service

The main business of the Group are providing information, software and data processing services. Please refer to Note 40 for the disclosure information by products and services.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

40. Segment Information (cont.)

f)      Geographical information

Geographical information for the years ended December 31, 2020 and 2019 is as follows:

	Year ended December 31, 2020		Year ended December 31, 2019
	Revenue	Non-current assets	Revenue	Non-current assets
Asia
– Taiwan	$34,079,738	$31,948,903	$25,751,828	$33,254,640
– Hong Kong	11,332,851	6,098,787	13,208,322	4,765,411
– Others	—	—	305,104	1,148,149
Europe	—	—	—	66,781
Americas	—	158	—	558
	$45,412,589	$38,047,848	$39,265,254	$39,235,539

Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Revenue from Taiwan and Hong Kong accounted for approximately 75 and 66 percent of total revenue during fiscal 2020 and 2019, respectively. No individual country other than Taiwan and Hong Kong exceeded 10% of total revenue or non-current assets for any period presented.

g)      Major customer information

Information of major customers that exceed 10% of the revenue in the statements of comprehensive income for the year ended December 31, 2020 and 2019 is as follows:

	Year ended December 31, 2020		Year ended December 31, 2019
Customer	Revenue	Segment	Revenue	Segment
Customer A	$11,389,949	Note 1	$7,729,463	Note 1
Customer B	1,507,295	Video IoT	6,303,105	Video IoT
Customer C (Note 3)	—	—	5,283,036	security convergence
Customer D	5,136,502	Video IoT	817,716	Video IoT

Note 1: The Group sales products from both segments, Video IoT and security convergence.

Note 2: No customer accounted for over 10% of total accounts receivable as of December 31, 2020.

Note 3: Customer C accounted for 15% of total accounts receivable as of December 31, 2019.

41. Other disclosure

The COVID-19 pandemic has affected almost all countries of the world, and resulted in border closures, production stoppages, workplace closures, movement controls and other measures imposed by the various governments. The Group’s significant operation is Taiwan, of which has been affected by the spread of COVID-19 since 2020.

Our financial performance has been affected by the outbreak of COVID-19. COVID-19 has disrupted our operations and the operations of our suppliers, customers, and other business partners and may continue to do so for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns. A slowdown in economic activity as a result of COVID-19 can be expected to result in a reduction in demand for our products.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
Years Ended December 31, 2020 and 2019
Expressed in US dollars, except as otherwise indicated

41. Other disclosure (cont.)

The Group has considered the market conditions (including the impact of COVID-19) as at the balance sheet date, in making estimates and judgements on the recoverability of assets and provisions for sales and service contracts as at December 31, 2020. Estimates and judgements may differ from the actual result.

This is a rapidly evolving situation and the impact of COVID-19 on the global economy and our business is uncertain at this time. While it is not possible at this time to estimate the impact that COVID-19 could have on worldwide economic activity and our business, the continued spread of COVID-19 and the measures taken by governments, businesses and other organizations in response to COVID-19 are expected to reduce our financial performance and could have an adverse impact our business, financial condition and results of operations.

GLOBAL SPAC PARTNERS CO.
UNAUDITED CONDENSED BALANCE SHEETS

	September 30, 2021	December 31, 2020
Assets
Cash	$458,401	$21,432
Prepaid expenses	149,602	—
Marketable securities held in Trust Account	169,195,732	—
Deferred offering costs	—	331,705
Total Assets	$169,803,735	$353,137

Liabilities and Shareholders’ (Deficit) Equity
Accrued offering costs and expenses	$121,416	$30,252
Due to related parties	586	122
Promissory note – related party	—	300,000
Deferred underwriting discount	5,862,500	—
Total current liabilities	5,984,502	330,374
Warrant liabilities	5,637,497	—
Total Liabilities	11,621,999	330,374

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 16,750,000 and 0 shares at redemption value at September 30, 2021 and December 31, 2020, respectively	169,195,732	—

Shareholders’ (Deficit) Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 697,500 and 0 shares issued and outstanding (excluding 16,750,000 and 0 shares subject to possible redemption) at September 30, 2021 and December 31, 2020, respectively.	70	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 4,287,500 and 5,750,000 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	429	575
Additional paid-in capital	—	24,425
Accumulated deficit	(11,014,495)	(2,237)
Total shareholders’ (deficit) equity	(11,013,996)	22,763

Total Liabilities and Shareholders’ (Deficit) Equity	$169,803,735	$353,137

The accompanying notes are an integral part of these unaudited condensed financial statements.

GLOBAL SPAC PARTNERS CO.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021	For the Period from August 6, 2020 (Inception) through September 30, 2020
Formation and operating costs	$340,588	$613,445	$2,238
Loss from operations	(340,588)	(613,445)	(2,238)

Other income (expense)
Bank interest income	19	33	—
Warrant issuance costs	—	(980,011)	—
Change in fair value of warrants	1,552,928	11,325,264	—
Trust interest income	17,119	20,732	—
Total other income	1,570,066	10,366,018	—
Net income (loss)	$1,229,478	$9,752,573	$(2,238)

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	16,750,000	10,427,656	—
Basic and diluted net income per share	$0.06	$1.47	$—

Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares	4,985,000	4,971,575	5,000,000
Basic and diluted net income (loss) per share	$0.06	$(1.13)	$(0.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

GLOBAL SPAC PARTNERS CO.
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(DEFICIT)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	—	$—	5,750,000	$575	$24,425	$(2,237)	$22,763
Sale of 16,750,000 Public Units	16,750,000	1,675	—	—	167,498,325	—	167,500,000
Sale of 697,500 Private Units	697,500	70	—	—	6,974,930	—	6,975,000
Underwriting discount	—	—	—	—	(3,350,000)	—	(3,350,000)
Deferred underwriting discount	—	—	—	—	(5,862,500)	—	(5,862,500)
Forfeiture of founder shares	—	—	(1,562,500)	(156)	156	—	—
Issuance of representative shares	—	—	100,000	10	(10)	—	—
Other offering expenses	—	—	—	—	(873,350)	—	(873,350)
Initial classification of warrant liabilities	—	—	—	—	(16,962,761)	—	(16,962,761)
Reclassification of offering costs related to Warrants	—	—	—	—	980,011	—	980,011
Reclassification of offering costs related to Public Shares	—	—	—	—	9,105,839	—	9,105,839
Net income	—	—	—	—	—	8,536,260	8,536,260
Maximum number of redeemable shares	(16,750,000)	(1,675)	—	—	(151,222,866)	—	(151,222,866)
Subsequent measurement of Class A ordinary shares subject to redemption (interest earned on trust account)	—	—	—	—	—	(16,778)	(3,613)
Subsequent measurement of Class A ordinary shares subject to redemption	—	—	—	—	(6,312,199)	(20,744,099)	(27,056,298)
Balance as of June 30, 2021	697,500	70	4,287,500	429	—	(12,226,854)	(12,226,355)
Net income	—	—	—	—	—	1,229,478	1,229,478
Subsequent measurement of Class A ordinary shares subject to redemption (interest earned on trust account)	—	—	—	—	—	(17,119)	(17,119)
Balance as of September 30, 2021	697,500	$70	4,287,500	$429	$—	$(11,014,495)	$(11,013,996)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of August 6, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(2,238)	(2,238)
Balance as of September 30, 2020	—	$—	5,750,000	$575	$24,425	$(2,238)	$22,762

The accompanying notes are an integral part of these unaudited condensed financial statements.

GLOBAL SPAC PARTNERS CO.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

	For the Nine Months Ended September 30, 2021	For the Period from August 6, 2020 (Inception) through September 30, 2020
Cash Flows from Operating Activities:
Net income (loss)	$9,752,573	$(2,238)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Formation costs paid by Sponsor in exchange for issuance of Class B ordinary shares	—	2116
Warrant issuance costs	980,011	—
Change in fair value of warrants	(11,325,264)	—
Trust interest income	(20,732)	—
Changes in current assets and current liabilities:
Prepaid expenses	(149,602)	—
Accrued offering costs and expenses	91,164	—
Due to related parties	464	122
Net cash used in operating activities	(671,386)	—

Cash Flows from Investing Activities:
Marketable securities held in Trust Account	(169,175,000)	—
Net cash used in investing activities	(169,175,000)	—

Cash Flows from Financing Activities:
Proceeds from Initial Public Offering	167,500,000	—
Payment of underwriting fees	(3,350,000)	—
Proceeds from private placements	6,975,000	—
Proceeds from Sponsor loan	—	111,286
Repayment of promissory note to related party	(300,000)	—
Payments of offering costs	(541,645)	(29,854)
Net cash provided by financing activities	170,283,355	81,432

Net change in cash	436,969	81,432
Cash, beginning of the period	21,432	—
Cash, end of the period	$458,401	$81,432

Supplemental Disclosure of Non-cash Financing Activities:
Deferred underwriting commissions charged to additional paid in capital	$5,862,500	$—
Initial value of Class A ordinary shares subject to possible redemption	$151,224,541	$—
Reclassification of offering costs related to public shares	$(9,105,839)	$—
Subsequent measurement of Class A ordinary shares subject to redemption	$27,056,298	$—
Subsequent measurement of Class A ordinary shares subject to redemption (interest earned on trust account)	$20,732	$—
Forfeiture of founder shares	$156	$—
Issuance of representative shares	$10	$—
Initial classification of warrant liabilities	$16,962,761	$—
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$22,884
Deferred offering costs paid by Sponsor loan	$—	$188,714
Accrued deferred offering costs	$—	$30,252

The accompanying notes are an integral part of these unaudited condensed financial statements.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

Global SPAC Partners Co. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on August 6, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination” or “Initial Business Combination”). The Company has not selected any specific business combination target with respect to the Initial Business Combination.

The Company has selected December 31 as its fiscal year end.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (the “IPO”), which is described below, and, since the closing of the IPO, the search for target companies for the Initial Business Combination. The Company will not generate any operating revenue until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income (expense).

The Company’s sponsor is Global SPAC Sponsors LLC (formerly known as Global SPAC Partners Sponsors LLC), a Delaware limited liability company (the “Sponsor”).

Financing

The registration statement for the Company’s IPO was declared effective on April 8, 2021 (the “Effective Date”). On April 13, 2021, the Company consummated the IPO of 16,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $160,000,000, which is discussed in Note 4.

Simultaneously with the closing of the IPO, the Company consummated the sale of 675,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in the private placement (See “Note 5”) to the Sponsor and I-Bankers Securities, Inc. (“I-Bankers”), generating total gross proceeds of $6,750,000.

Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one Class A ordinary share (the “Public Shares”) and one-quarter of one warrant (the “Public Warrants”), and (ii) one-half of one warrant (the “Public Warrants”); each whole warrant will be exercisable to purchase one Class A ordinary share. Each Private Unit also consists of (i) one subunit (the “Private Subunit”), which consists of one Class A ordinary share (the “Private Shares”) and one-quarter of one warrant (the “Private Warrants”), and (ii) one-half of one warrant (the “Private Warrants”).

Transaction costs amounted to $9,673,350 consisting of $3,200,000 of underwriting discount, $5,600,000 of deferred underwriting discount, and $873,350 of other offering costs.

The Company granted I-Bankers a 45-day option to purchase up to an additional 2,400,000 Public Units to cover over-allotments. On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $7,500,000. On April 14, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and I-Bankers purchased an aggregate of 22,500 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $225,000. Transaction costs amounted to $412,500, consisting of $150,000 of underwriting discount and $262,500 of deferred underwriting discount.

Trust Account

Following the closing of the IPO on April 13, 2021 and I-Bankers’ partial exercise of the over-allotment option on April 14, 2021, an aggregate of $169,175,000 ($10.10 per Public Unit) from the net proceeds of the sale of the Public Units and the Private Units was placed in a trust account (the “Trust Account”), which has been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940,

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and up to $100,000 to pay dissolution expenses in the event that the Company is unable to consummate a Business Combination and must be liquidated, the proceeds from the IPO and the sale of the Private Units will not be released from the Trust Account until the earliest of (a) the completion of the Company’s Initial Business Combination, (b) the redemption of any Public Subunits properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association, and (c) the redemption of the Company’s Public Subunits if the Company is unable to complete the Initial Business Combination within the Combination Period (as defined below), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of taxes payable) at the time of the signing of a definitive agreement to enter into a Business Combination.

The Company has 12 months from the closing of the IPO to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete its Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Subunits, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding Public Subunits, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the Initial Business Combination within the Combination Period.

The Sponsor, officers and directors of the Company, and I-Bankers have agreed (i) to waive their redemption rights with respect to their Founder Shares, Private Subunits, Representative Shares (See Note 5, Note 7) and any Public Subunits they may hold in connection with the completion of the Initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Private Subunits and Representative Shares if the Company fails to complete the Initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Subunits they hold if the Company fails to complete the Initial Business Combination within the Combination Period).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third-party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Subunit or (ii) such lesser amount per Public Subunit held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such obligations.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

Liquidity and Capital Resources

As of September 30, 2021, the Company had cash of approximately $0.5 million. Until the consummation of the IPO, the Company’s only source of liquidity was an initial purchase of ordinary shares by the Sponsor and loans and advances from the Sponsor.

Subsequent to the consummation of the IPO, partial exercise of the over-allotment option, and associated private placements, $169,175,000 of cash was placed in the Trust Account, and the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the private placement not held in the Trust Account.

The Company’s initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans, other than the interest on such proceeds that may be released for working capital purposes. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. As of September 30, 2021 and December 31, 2020, no Working Capital Loans were outstanding.

Based on the foregoing, management believes that the Company will have sufficient working capital to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 — Revision of Prior Period Financial Statements

As a result of recent guidance to Special Purpose Acquisition Companies by the SEC regarding redeemable equity instruments, the Company revisited its application of ASC 480-10-S99 on the Company’s financial statements. The Company had previously classified a portion of its Public Subunits (and the underlying Class A ordinary shares) in permanent equity. Subsequent to the re-evaluation, the Company’s management concluded that all of its Public Subunits should be classified as temporary equity. The identified errors impacted the Company’s Form 8-K filing on May 14, 2021 containing the IPO balance sheet as of April 13, 2021. In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and has determined that the related impacts were not material to any prior 8-K report, but that correcting the cumulative impact of such errors would be significant to the Company’s financial statements for the three months and nine months ended September 30, 2021. Accordingly, the Company has corrected such immaterial errors by adjusting its April 13, 2021 balance sheet and classified all Public Subunits as temporary equity. The Company will also correct previously reported financial information for such immaterial errors in future filings, as applicable. The following summarizes the effect of the revision on each financial statement line item.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Revision of Prior Period Financial Statements (cont.)

Impact of the Revision

The impact of the revision on the audited balance sheet as of April 13, 2021 is presented below.

	As Previously Reported	Adjustments	As Revised
Audited Balance Sheet at April 13, 2021
Class A ordinary shares subject to redemption	$135,867,432	$25,732,568	$161,600,000
Class A ordinary shares	322	(254)	68
Additional paid-in capital	5,961,518	(5,961,518)	—
Accumulated deficit	$(962,303)	$(19,770,796)	$(20,733,099)

Note 3 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 8-K and the final prospectus filed by the Company with the SEC on May 14, 2021 and April 12, 2021, respectively.

Emerging Growth Company Status

The company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Use of Estimates

The preparation of these unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statement. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 and December 31, 2020.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At September 30, 2021 and December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Investment Held in Trust Account

As of September 30, 2021, the Company had $169,195,732 in the Trust Account which may be utilized for Business Combination. Previously, as of June 30, 2021, all assets held in the Trust Account were held in money market funds. However, starting in July 1, 2021 and as of September 30, 2021, the Trust Account consisted of both cash and Treasury securities. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “interest income” line item in the condensed statements of operations. Interest income is recognized when earned.

Class A Ordinary Shares (underlying the Public Subunits) Subject to Possible Redemption

The Company accounts for its Class A ordinary shares (underlying the Public Subunits) subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value of $10.10 per share (plus any interest earned on the Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Offering Costs associated with the IPO

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs are allocated to the Public Warrants issued in the IPO based on its fair value at inception compared to the total IPO proceeds received. Offering costs associated with warrant liabilities are expensed, and offering costs associated with the Class A ordinary shares are allocated between permanent equity and temporary equity.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

The Company follows the guidance in ASC 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value on a non-recurring basis. The non-recurring fair value measurements are not applicable as of September 30, 2021.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	September 30, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liabilities – Public Warrants	$5,403,131	$5,403,131	$—	$—
Warrant liabilities – Private Warrants	234,366	—	—	234,366
	$5,637,497	$5,403,131	$—	$234,366

The fair value of the Company’s U.S. Treasuries held in Trust Account approximate their carrying amount and is a level 1 Measurement. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on September 30, 2021 are as follows:

	Carrying Value/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of September 30, 2021
U.S. Treasury Securities held in Trust Account	$169,194,622	$—	$(851)	$169,193,771
	$169,194,622	$—	$(851)	$169,193,771

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

The fair value of the Company’s prepaid expenses, accrued offering costs and expenses, and due to related party approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The fair value of the Private Warrants is based on a Monte Carlo valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Warrants is classified as Level 3. See Note 6 for additional information on assets and liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value at inception and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A ordinary shares.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable Class A ordinary share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the redeemable Class A ordinary shares and the non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the Class A ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 77% for the redeemable Class A ordinary shares and 23% for the non-redeemable shares for the three months ended September 30, 2021 and 68% for the redeemable Class A ordinary shares and 32% for the non-redeemable shares for the nine months ended September 30, 2021, reflective of the respective participation rights.

The earnings per share presented in the condensed statements of operations is based on the following:

	For the three months ended September 30, 2021	For the nine months ended September 30, 2021
Net income	$1,229,478	$9,752,573
Accretion of temporary equity to redemption value	(17,119)	(27,077,030)
Net income (loss) including accretion of temporary equity to redemption value	$1,212,359	$(17,324,457)

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

	For the three months ended September 30, 2021		For the nine months ended September 30, 2021		For the period from August 6, 2020 (inception) through September 30, 2020
	Class A	Non-redeemable	Class A	Non-redeemable	Class A	Non-redeemable
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) including accretion of temporary equity	$934,300	$278,059	$(11,731,3331)	$(5,593,126)	$—	$(2,238)
Accretion of temporary equity to redemption value	17,119	—	27,077,030	—	—	—
Allocation of net income (loss)	$951,419	$278,059	$15,345,699	$(5,593,126)	$—	$(2,238)

Denominator:
Weighted-average shares outstanding	16,750,000	4,985,000	10,427,656	4,971,575	—	5,000,000
Basic and diluted net income (loss) per share	$0.06	$0.06	$1.47	$(1.13)	$—	$(0.00)

In connection with the underwriters’ partial exercise of their over-allotment option on April 14, 2021, 187,500 Founder Shares were no longer subject to forfeiture. These shares were excluded from the calculation of weighted average shares outstanding until they were no longer subject to forfeiture.

As of September 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the Company’s earnings. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, cash flows and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The ASU introduced a new credit loss methodology, the Current Expected Credit Losses (“CECL”) methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to maturity debt securities, trade receivables and other receivables measured at amortized cost at the time the financial asset is originated or acquired. After the issuance of ASU 2016-13, the FASB issued several additional ASUs to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. In November 2019, the FASB issued an amendment making this ASU effective for fiscal years beginning after December 15, 2022 for smaller reporting companies. The Company plans to adopt this standard in the first quarter of 2023 and does not expect the adoption will have a significant impact on its financial statements and related disclosures.

Other than as noted above, Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 4 — Initial Public Offering

Public Units

In connection with the IPO on April 13, 2021, the Company sold 16,000,000 Public Units at a purchase price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-quarter of one Public Warrant, and (ii) one-half of one Public Warrant. Each whole exercisable Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each whole Public Warrant will become exercisable 30 days after the completion of the Initial Business Combination and will expire five years after the completion of the Initial Business Combination, or earlier upon redemption or liquidation.

Following the closing of the IPO on April 13, 2021, on a basis of $10.10 per unit, $161,600,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in a Trust Account, which has been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

The Company granted I-Bankers a 45-day option from the date of the IPO to purchase up to an additional 2,400,000 Public Units to cover over-allotments. On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $7,500,000.

Note 5 — Private Placements

Private Units

Simultaneously with the closing of the IPO, the Sponsor and I-Bankers purchased an aggregate of 675,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $6,750,000, in a private placement. Each Private Unit consists of (i) one Private Subunit, which consists of one Private Share and one-quarter of one Private Warrant, and (ii) one-half of one Private Warrant.

On April 14, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and I-Bankers purchased an aggregate of 22,500 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $225,000.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6 — Warrant Liabilities

Public Warrants

There were 12,562,500 Public Warrants outstanding as of September 30, 2021, including Public Warrants underlying Public Units and Public Subunits. The Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company and in the case of any such issuance to the Sponsor or their affiliates, without taking into account any Founder Shares held by the initial holders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination on the date of the completion of the Initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the subunits or Class A ordinary shares, as the case may be, during the 20 trading day period starting on the trading day prior to the day on which the Company completes the Initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable 30 days after the completion of the Initial Business Combination, and will expire five years after the completion of the Company’s Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Public Warrants When the Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the last sale price of the Class A ordinary share equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by the Company in the IPO.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. In such event, each holder

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6 — Warrant Liabilities (cont.)

would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the warrant price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Private Warrants

There were 523,125 Private Warrants outstanding as of September 30, 2021, including Private Warrants underlying Private Units. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants.

The Private Warrants will not be transferable, assignable or salable until 30 days after the completion of the Company’s Initial Business Combination (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Placement Units” in the final prospectus filed by the Company with the SEC on April 12, 2021) and they will not be redeemable by the Company so long as they are held by the Sponsor, I-Bankers, their designees, or their permitted transferees. The Sponsor, I-Bankers, their designees, or their permitted transferees has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor, I-Bankers, their designees, or their permitted transferees, the Private Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, the holders would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of warrants.

The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A ordinary shares in the Business Combination is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following the Business Combination , and if the holders properly exercises the warrants within thirty days following the public disclosure of the consummation of the Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (assuming zero dividends) (“Bloomberg”). “Per Share Consideration” means (i) if the consideration paid to holders of the Class A ordinary shares consists exclusively of cash, the amount of such cash per Class A ordinary share, and (ii) in all other cases, the volume weighted average price of the Class A ordinary shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination. The warrant agreement also contains a Tender Offer provision which provides that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of the Company’s ordinary share, all holders of the warrants (both the Public Warrants and Private Warrants) would be entitled to receive cash for their warrants.

The Company accounted for the 13,085,625 warrants issued in connection with the IPO and Private Placement in accordance with the guidance contained in FASB ASC 815-40. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6 — Warrant Liabilities (cont.)

The accounting treatment of derivative financial instruments requires that the Company recorded a derivative liability upon the closing of the IPO. The warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. The fair value of the liabilities will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on derivative financial instruments.

Initial Measurement

The estimated fair value of the Public Warrants and Private Warrants is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Public Warrants and Private Warrants were as follows at April 13, 2021:

Inputs	Public Warrant	Private Warrant
Exercise price	$11.50	$11.50
Stock price	$9.02	$9.02
Volatility	14% pre-merger/ 24.4% post-merger	14% pre-merger/ 24.4% post-merger
Expected term of the warrants	5.85 years	5.85 years
Risk-free rate	1.07%	1.07%
Dividend yield	0	0

Subsequent Measurement

The fair value of the Public Warrants at September 30, 2021 is classified as Level 1 due to the use of an observable market quote in an active market. As of September 30, 2021, the aggregate value of Public Warrants was $5,403,131.

The estimated fair value of the Private Warrants on September 30, 2021 is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6 — Warrant Liabilities (cont.)

The key inputs into the Monte Carlo simulation model for the Private Warrants were as follows at September 30, 2021:

Inputs	Private Warrant
Exercise price	$11.50
Stock price	$9.87
Volatility	14% pre-merger/ 9.4% post-merger
Expected term of the warrants	5.39 years
Risk-free rate	0.75%
Dividend yield	0

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the nine months ended September 30, 2021:

Warrant Liability
Fair value as of December 31, 2020	$—
Initial fair value of warrant liability upon issuance at IPO and over-allotment	16,962,761
Transfer out of Level 3 to Level 1	(6,896,813)
Change in fair value	(9,831,582)
Fair value as of September 30, 2021	$234,366

Note 7 — Related Party Transactions

Founder Shares

On August 7, 2020, the Company issued 5,750,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On September 17, 2020, the Sponsor transferred 50,000 Founder Shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. The Sponsor subsequently repurchased the 100,000 Founder Shares from the two former director nominees and 25,000 Founder Shares from Mr. Abedin at the same price of approximately $0.00435 per share.

On March 5, 2021, the Sponsor transferred 25,000 Founder Shares to each of the other two directors including Mr. Jayesh Chandan and Mr. Amir Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full.

On April 8, 2021, the Sponsor returned to the Company for cancellation, at no cost, an aggregate of 1,150,000 Founder Shares. This resulted in an aggregate of 4,600,000 Founder Shares outstanding, of which up to 600,000 are subject to forfeiture by the Sponsor if the underwriters’ over-allotment is not exercised in full.

On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result of the over-allotment option being only partially exercised, 412,500 Founder Shares were forfeited on April 15, 2021.

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of the Initial Business Combination and the date on which the closing price of the Class A ordinary share equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the Initial Business Combination or earlier, in any

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 — Related Party Transactions (cont.)

case, if, following a Business Combination, the Company engages in a subsequent transaction (1) resulting in the shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of the Board of Directors or management team in which the Company is the surviving entity. Notwithstanding the foregoing, in connection with an Initial Business Combination, the initial holders may transfer, assign or sell their Founder Shares with the Company’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

Due to Related Parties

The balance of $586 and $122, respectively, as of September 30, 2021 and December 31, 2020, consist of operating costs paid by a related party on behalf of the Company.

Related Party Loans

On August 7, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due at the earlier of June 30, 2021 or the closing of the IPO. The Company had drawn down $300,000 under the promissory note with the Sponsor and the promissory note was fully paid as of September 30, 2021.

Administrative Service Fee

The Company has agreed, commencing on the Effective Date of the Company’s registration statement for the IPO, to pay an affiliate of the Company’s CEO a monthly fee of an aggregate of $10,000 for office space, administrative and shared personnel support services. This arrangement will terminate upon completion of a Business Combination or the distribution of the Trust Account to the public shareholders.

For the three months ended March 31, 2021, the Company had not incurred any administrative service fee. For the three and nine months ended September 30, 2021, the Company incurred $30,000 and $57,667, respectively, administrative service fees.

Note 8 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Representative Shares (as defined below), Private Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of loans made by the Sponsor or one of its affiliates, and their permitted transferees, will have registration rights to require the Company to register a sale of any of the securities held by them (in the case of the Founder Shares, only after conversion to the Class A ordinary shares) pursuant to a registration rights agreement signed on April 8, 2021. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by the Company and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

The Company granted I-Bankers (the “underwriter”) a 45-day option from the date of the IPO to purchase up to 2,400,000 additional units to cover over-allotments, if any.

On April 13, 2021, the Company paid an underwriting discount in aggregate of $3,200,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $5,600,000, upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8 — Commitments and Contingencies (cont.)

The Company also issued the underwriter 100,000 Representative Shares at $0.0001 per share upon the consummation of the IPO subject to the terms of the underwriting agreement.

On April 14, 2021, the underwriter partially exercised the over-allotment option to purchase 750,000 Public Units and were paid an underwriting discount of $150,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds from the partial exercise of the over-allotment option, or $262,500, upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

The underwriter has agreed that the deferred underwriting discount will be reduced pro rata for redemptions from the Trust Account prior to completion of the Initial Business Combination, up to a maximum reduction of 20%. In addition, the underwriter has agreed that the Company may allocate up to 30% of the net deferred underwriting commissions, after any reductions due to redemptions, to a firm or firms who assists the Company in connection with completing the Initial Business Combination.

Representative Shares

The Company issued to the underwriter 100,000 Class B ordinary shares (the “Representative Shares”) at $0.0001 per share upon the consummation of the IPO. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the Company’s Initial Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s Initial Business Combination; (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its Initial Business Combination within the Combination Period; and (iii) to vote in favor of the Initial Business Combination with respect to such shares if the Company submits the Initial Business Combination to the public shareholders for a vote.

Note 9 — Shareholders’ Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of September 30, 2021 and December 31, 2020, there were 697,500 and 0 Class A ordinary shares issued and outstanding, excluding 16,750,000 and 0 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On August 7, 2020, the Company issued 5,750,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On April 8, 2021, the Sponsor returned to the Company for cancellation, at no cost, an aggregate of 1,150,000 Founder Shares. This resulted in an aggregate of 4,600,000 Founder Shares outstanding, of which up to 600,000 are subject to forfeiture by the Sponsor if the underwriters’ over-allotment is not exercised in full.

On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result of the over-allotment option being only partially exercised, 412,500 Founder Shares were forfeited on April 15, 2021.

As of September 30, 2021 and December 31, 2020, there were 4,287,500 and 5,750,000 Class B ordinary shares issued and outstanding, respectively.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 — Shareholders’ Equity (cont.)

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the Initial Business Combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued and concluded that all such events that would require adjustment or disclosure have already been recognized or disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Global SPAC Partners Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Global SPAC Partners Co. (the Company) as of December 31, 2020, and the related statements of operations, shareholders’ equity, and cash flows as of and for the period from August 6, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 6, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provided a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2020.

New York, New York
February 16, 2021 except for Note 8 as to which the date is March 18, 2021

GLOBAL SPAC PARTNERS CO.
BALANCE SHEET
DECEMBER 31, 2020

Assets
Cash	$21,432
Deferred offering costs	331,705
Total assets	$353,137

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	$30,252
Due to Related Party	122
Promissory note – related party	300,000
Total current liabilities	330,374
Commitments
Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding(1)	575
Additional paid-in capital	24,425
Accumulated deficit	(2,237)
Total shareholders’ equity	22,763
Total Liabilities and Shareholders’ Equity	$353,137

____________

(1)      Includes up to 750,000 shares subject to forfeiture if the underwriter’s over-allotment option is not exercised in full or in part by the underwriter. (See Note 7)

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$2,238
Loss from operations	(2,238)

Other Income
Interest income	1
Total other income	1

Net loss	$(2,237)

Basic and diluted weighted average shares outstanding(1)	5,000,000
Basic and diluted net loss per share	$(0.00)

____________

(1)      Excludes up to 750,000 shares subject to forfeiture if the underwriter’s over-allotment option is not exercised in full or in part by the underwriter (see Note 7).

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class B Ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Equity
	Shares(1)	Amount
Balance as of August 6, 2020 (inception)	—	$—	$—	$—	$—
Class B ordinary shares issued to sponsor	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(2,237)	(2,237)
Balance as of December 31, 2020	5,750,000	$575	$24,425	$(2,237)	$22,763

____________

(1)      Includes up to 750,000 shares subject to forfeiture if the underwriter’s over-allotment option is not exercised in full or in part by the underwriter (see Note 7).

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash flows from operating activities:
Net loss	$(2,237)
Adjustments to reconcile net loss to net cash provided by operating activities
Formation costs paid by Sponsor in exchange for issuance of Class B ordinary shares	2,116
Changes in current assets and liabilities:
Due to related party	122
Net cash provided by operating activities	1

Cash flows from financing activities:
Payment of deferred offering costs	(89,855)
Proceeds from sponsor loan	111,286
Net cash provided by financing activities	21,431

Net change in cash	21,432
Cash, August 6, 2020 (inception)	—
Cash, end of the period	$21,432

Supplemental disclosure of cash flow information:
Deferred offering costs paid by sponsor in exchange for issuance of Class B ordinary shares	$22,884
Deferred offering costs paid by sponsor loan	$188,714
Accrued deferred offering costs	$30,252

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operation

Global SPAC Partners Co. (the “company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on August 6, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “initial business combination”). The company has not selected any specific business combination target with respect to the initial business combination.

As of December 31, 2020, the company had not commenced any operations. All activity for the period from August 6, 2020, the company’s inception, through December 31, 2020 relates to the company’s formation and the proposed initial public offering (as defined below). The company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The company has selected December 31 as its fiscal year end.

The company’s sponsor is Global SPAC Sponsors LLC (formerly known as Global SPAC Partners Sponsors LLC), a Delaware limited liability company (the “sponsor”). The company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “proposed public offering”, see Note 3) and a private placement of placement units to the sponsor or its designees and I-Bankers Securities, Inc. (the “private placement”, see Note 4).

The company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (as defined below) (less any deferred underwriting commissions and net of taxes payable) at the time of the signing of a definitive agreement to enter into a business combination.

Upon the closing of the proposed public offering, the company will place an aggregate of $10 per unit sold in the proposed public offering in a trust account (the “trust account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the company. Except with respect to interest earned on the funds held in the trust account that may be released to the company to pay its tax obligations and up to $100,000 to pay dissolution expenses in the event that the company is unable to consummate a business combination and must be liquidated, the proceeds from this offering and the sale of the placement units will not be released from the trust account until the earliest of (a) the completion of the company’s initial business combination, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the company’s amended and restated memorandum and articles of association, and (c) the redemption of the company’s public shares if the company is unable to complete the initial business combination within the combination period (as defined below), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the company’s creditors, if any, which could have priority over the claims of the company’s public shareholders.

The company will have 21 months from the closing of the proposed public offering (or 24 months if the Company executes a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the proposed public offering) to consummate a business combination (the “combination period”). However, if the company is unable to complete a business combination within the combination period, the company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the company’s warrants, which will expire worthless if we fail to complete our initial business combination within the combination period.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operation (cont.)

Going Concern Consideration

As of December 31, 2020, the company had $21,432 in cash and a working capital deficit of $308,942 (excluding deferred offering costs). The company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the company’s ability to continue as a going concern. Management plans to address this uncertainty through a proposed public offering as discussed in Note 3. There is no assurance that the company’s plans to raise capital or to consummate a business combination will be successful within the combination period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

The company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The company did not have any cash equivalents as of December 31, 2020.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Deferred Offering Costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the proposed public offering and that will be charged to shareholders’ equity upon the completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the sponsor. Weighted average shares were reduced for the effect of an aggregate of 750,000 ordinary shares that are subject to forfeiture if the underwriter’s over-allotment option is not exercised by the underwriter (see Note 5). As of December 31, 2020, the company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the company’s tax provision was zero for the period presented.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the company’s financial statements.

Note 3 — Proposed Public Offering

In the proposed public offering, the company will offer for sale 20,000,000 units, or 23,000,000 units if the underwriter’s over-allotment option is exercised in full, at a purchase price of $10.00 per unit (the “public units”). Each unit consists of one subunit and one-third of a warrant. Each subunit consists of one Class A ordinary share and one-quarter of a warrant. Each whole exercisable warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each whole warrant will become exercisable on the later of 30 days after the completion of the initial business combination or 12 months from the closing of this proposed offering and will expire five years after the completion of the initial business combination, or earlier upon redemption or liquidation.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 4 — Private Placement

The company’s sponsor and I-Bankers Securities, Inc. have agreed to purchase an aggregate of 595,000 units, or 655,000 units if the underwriter’s over-allotment option is exercised in full, at a price of $10.00 per unit (the “placement units”), for an aggregate purchase price of $5,950,000, or $6,550,000 if the underwriter’s over-allotment option is exercised in full. Each unit consists of one subunit and one-third of a warrant. Each subunit consists of one Class A ordinary share and one-quarter of a warrant.

Note 5 — Related Party Transactions

Founder Shares

On August 7, 2020, the company issued 5,750,000 Class B ordinary shares to the sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On September 17, 2020, the sponsor transferred 50,000 founder shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. The sponsor subsequently repurchased the 100,000 founder shares from the two former director nominees and 25,000 founder shares from Mr. Abedin at the same price of approximately $0.00435 per share.

The initial shareholders have agreed not to transfer, assign or sell any of their founder shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of the company’s initial business combination and the date on which the closing price of the company’s Class A ordinary share equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period ending at least 150 days after the consummation of its initial business combination or earlier, in any case, if, following a business combination, the company engages in a subsequent transaction (1) resulting in its shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of its board of directors or management team in which the company is the surviving entity. Notwithstanding the foregoing, in connection with an initial business combination, the initial shareholders may transfer, assign or sell their founder shares with the company’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

Administrative Service Fee

The company has agreed, commencing on the effective date of the prospectus, to pay the affiliate of the company’s CEO a monthly fee of an aggregate of $10,000 for office space, administrative and shared personnel support services. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to the public shareholders.

Due to Related Party

As of December 31, 2020, a related party paid $122 on behalf of the company to pay for formation costs.

Related Party Loans

On August 7, 2020, the company issued an unsecured promissory note to the sponsor, pursuant to which the company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and due at the earlier of June 30, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. As of December 31, 2020, the company had drawn down $300,000 under the promissory note with the sponsor to be used for a portion of the expenses of this offering.

Bryant B. Edwards, our CEO, funded approximately $188,714 of the aforementioned loan to us on behalf of the sponsor and, at our request, paid the funds directly to our vendor to settle outstanding offering expenses.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

In order to finance transactions costs in connection with a business combination, post the company’s proposed offering, the sponsor or an affiliate of the sponsor, or certain of the company’s officers and directors may, but are not obligated to, loan the company funds as may be required. If the company completes a business combination, the company would repay the working capital loans. In the event that a business combination does not close, the company may use a portion of proceeds held outside the trust account to repay the working capital loans but no proceeds held in the trust account would be used to repay the working capital loans. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement.

Note 6 — Commitments & Contingencies

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Underwriters Agreement

The company will grant I-Bankers Securities, Inc. (the “underwriter”) a 45-day option from the date of this prospectus to purchase up to 3,000,000 additional units to cover over-allotments, if any.

The underwriter will be entitled to a cash underwriting discount of one percent (2%) of the gross proceeds of the proposed public offering, or $4,000,000 (or up to $4,600,000 if the underwriter’s over-allotment is exercised in full). Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the proposed public offering upon the completion of the company’s initial business combination. The company has also agreed to reimburse the underwriter for up to $201,000 of background check, road show and legal expenses associated with this proposed offering.

The company will issue the underwriter 100,000 representative shares at $0.0001 per share upon the consummation of this offering.

In February 2021, the company and underwriter agreed to revise underwriter’s agreement to include a commitment by the underwriter to purchase 200,000 private units (plus an additional 30,000 private units if the underwriters’ over-allotment option is exercised in full) (See Note 8)

The underwriter has agreed that the deferred underwriting commissions will be reduced pro rata for redemptions from the trust account prior to completion of the initial business combination, up to a maximum reduction of 50%. In addition, the underwriter has agreed that the company may allocate up to 30% of the net deferred underwriting commissions, after any reductions due to redemptions, to a firm or firms who assists the company in connection with completing the initial business combination.

Legal Fees

The Company agreed to pay Ellenoff Grossman & Schole LLP $25,000 of legal fees upon filing of the Company’s amended registration statement and an additional $175,000 upon the consummation of this offering. These amounts have not been accrued in the accompanying financial statements.

Representative Shares

The company has agreed to issue the underwriter 100,000 representative shares at $0.0001 per share upon the consummation of this offering. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without the company’s prior consent until the completion of the company’s initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the company’s

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments & Contingencies (cont.)

initial business combination; (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the company fails to complete its initial business combination within the combination period; and (iii) to vote in favor of our initial business combination with respect to such shares if we submit our initial business combination to our public shareholders for a vote.

Note 7 — Shareholder’s Equity

Preference Shares — The company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 5,750,000 Class B ordinary shares issued and outstanding. Of the 5,750,000 Class B ordinary shares, an aggregate of up to 750,000 shares are subject to forfeiture to the company for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the company’s issued and outstanding ordinary shares after the proposed public offering (excluding the placement shares and representative shares and assuming our initial holders do not purchase any public units in this offering).

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of the Class B ordinary shares will have the right to appoint all of the company’s directors prior to the initial business combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

Note 8 — Subsequent Events

The Company has evaluated subsequent events to determine if events or transactions occurring after the balance sheet date through the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In February 2021, the Company elected to revise the offering terms of the proposed public offering. The changes included (i) reduction in the number of warrants contained in the unit (but outside of the subunit) from one-half to one-third and (ii) a commitment by the underwriter, I-Bankers Securities, to purchase 200,000 private units (plus an additional 30,000 private units if the underwriters’ over-allotment option is exercised in full).

On March 5, 2021, the sponsor transferred 25,000 founder shares to each of two director nominees including Mr. Jayesh Chandan and Mr. Amir Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full.

In March 2021, the Company elected to revise the offering terms of the proposed public offering. The changes included (i) the number of warrants contained in the unit (but outside of the subunit) will be one-half of one warrant, (ii) the duration of the combination period will be 12 months, (iii) the number of placement units to be sold in the private placement will be 795,000 at $10.00 per unit and will generate $7.95 million of total proceeds (if the over-allotment option is exercised in full, the number of placements units to be sold in the private placement will be 885,000 at $10.00 per unit and will generate $8.85 million of total proceeds), (iv) an amount equal to at least $10.10 per public unit sold in the proposed public offering will be placed in the trust account from the proceeds of the sale of the public and private units; and (v) the maximum reduction of the deferred underwriting commissions resulting from redemptions from the trust account will be 20%.

Annex A

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

GLOBAL SPAC PARTNERS CO.,
as SPAC,

GORILLA MERGER SUB, INC.
as Merger Sub,

and

GORILLA TECHNOLOGY GROUP INC.,
as the Company,

Dated as of December 21, 2021

Annex A Page no.
ARTICLE I THE MERGER		A-2
1.1	The Merger	A-2
1.2	[Reserved].	A-6
1.3	Withholding	A-6
1.4	[Reserved].	A-6
1.5	Intended Tax Treatment	A-6
1.6	Dissenter’s Rights	A-6
1.7	SPAC Securities and Certificates	A-6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SPAC		A-8
2.1	Organization and Standing	A-8
2.2	Authorization; Binding Agreement	A-8
2.3	Governmental Approvals	A-8
2.4	Non-Contravention	A-9
2.5	Capitalization	A-9
2.6	SEC Filings; SPAC Financials; Internal Controls	A-9
2.7	Absence of Certain Changes	A-11
2.8	Compliance with Laws	A-11
2.9	Actions; Orders; Permits	A-11
2.10	Taxes and Returns	A-11
2.11	Employees and Employee Benefit Plans	A-12
2.12	Properties	A-12
2.13	Material Contracts	A-13
2.14	Transactions with Affiliates	A-13
2.15	Investment Company Act; JOBS Act	A-13
2.16	Finders and Brokers	A-13
2.17	Certain Business Practices	A-13
2.18	Insurance	A-14
2.19	Information Supplied	A-14
2.20	Independent Investigation	A-14
2.21	Trust Account	A-14
2.22	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	A-15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF MERGER SUB		A-15
3.1	Organization and Standing	A-15
3.2	Authorization; Binding Agreement	A-15
3.3	Governmental Approvals	A-16
3.4	Non-Contravention	A-16
3.5	Capitalization	A-16
3.6	Merger Sub Activities	A-17
3.7	Compliance with Laws	A-17
3.8	Actions; Orders; Permits	A-17
3.9	Transactions with Related Persons	A-17
3.10	Finders and Brokers	A-17
3.11	Investment Company Act	A-17
3.12	Intended Tax Treatment	A-17
3.13	Information Supplied	A-17
3.14	Independent Investigation	A-17
3.15	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	A-18

Annex A-i

Annex A Page no.
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-18
4.1	Organization and Standing	A-18
4.2	Authorization; Binding Agreement	A-19
4.3	Capitalization	A-19
4.4	Subsidiaries	A-20
4.5	Governmental Approvals	A-20
4.6	Non-Contravention	A-21
4.7	Financial Statements	A-21
4.8	Absence of Certain Changes	A-22
4.9	Compliance with Laws	A-22
4.10	Company Permits	A-22
4.11	Litigation	A-22
4.12	Material Contracts	A-23
4.13	Intellectual Property	A-25
4.14	Privacy and Data Security	A-26
4.15	Taxes and Returns	A-27
4.16	Title; Real Property	A-28
4.17	Employee and Labor Matters	A-29
4.18	Benefit Plans	A-30
4.19	Transactions with Related Persons	A-31
4.20	Certain Business Practices	A-31
4.21	Investment Company Act	A-32
4.22	Finders and Brokers	A-32
4.23	Insurance	A-32
4.24	Information Supplied	A-32
4.25	Independent Investigation	A-32
4.26	Top Customers and Suppliers	A-32
4.27	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	A-33

ARTICLE V COVENANTS		A-33
5.1	Access and Information	A-33
5.2	Conduct of Business of the Company and Merger Sub	A-34
5.3	Conduct of Business of SPAC	A-37
5.4	Annual and Interim Financial Statements	A-39
5.5	Redemptions; PIPE Agreements	A-39
5.6	SPAC Public Filings	A-39
5.7	No Solicitation	A-39
5.8	No Trading	A-40
5.9	Efforts	A-40
5.10	Further Assurances	A-41
5.11	The Registration Statement	A-41
5.12	Public Announcements	A-43
5.13	Company Shareholder Approval Matters.	A-44
5.14	Confidential Information	A-44
5.15	Post-Closing Board of Directors and Executive Officers	A-45
5.16	2022 Equity Plan	A-45
5.17	Indemnification of Directors and Officers	A-46
5.18	Section 16 Matters	A-47
5.19	Trust Account Proceeds	A-47
5.20	Tax Matters	A-47

Annex A-ii

Annex A Page no.
5.21	NASDAQ Listing	A-47
5.22	Notification of Certain Matters	A-48

ARTICLE VI SURVIVAL		A-48
6.1	Non-Survival of Representations	A-48

ARTICLE VII CLOSING CONDITIONS		A-48
7.1	Conditions to Each Party’s Obligations	A-48
7.2	Conditions to Obligations of the Company and Merger Sub	A-49
7.3	Conditions to Obligations of SPAC	A-50
7.4	Frustration of Conditions	A-51

ARTICLE VIII TERMINATION AND EXPENSES		A-51
8.1	Termination	A-51
8.2	Effect of Termination	A-52
8.3	Fees and Expenses	A-52

ARTICLE IX WAIVERS AND RELEASES		A-52
9.1	Waiver of Claims Against Trust	A-52

ARTICLE X MISCELLANEOUS		A-53
10.1	Notices	A-53
10.2	Binding Effect; Assignment	A-54
10.3	Third Parties	A-54
10.4	Governing Law; Jurisdiction	A-54
10.5	WAIVER OF JURY TRIAL	A-55
10.6	Specific Performance	A-55
10.7	Severability	A-55
10.8	Amendment	A-55
10.9	Waiver	A-55
10.10	Entire Agreement	A-56
10.11	Interpretation	A-56
10.12	Counterparts	A-56
10.13	No Recourse	A-57
10.14	Legal Representation	A-57

ARTICLE XI DEFINITIONS		A-57
11.1	Certain Definitions	A-57
11.2	Section References	A-66

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of Lock-Up Agreement
Exhibit B	Form of Target Voting Agreement
Exhibit C	Form of Sponsor Voting Agreement
Exhibit D	Form of SPAC Registration Rights Agreement Amendment
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Assignment, Assumption and Amendment to Warrant Agreement.
Exhibit G	Form of Surviving Company Memorandum and Articles of Association
Exhibit H	Form of 2022 Equity Plan

Annex A-iii

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of December 21, 2021 by and among (i) Global SPAC Partners Co., a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and (iii) Gorilla Technology Group Inc., a Cayman Islands exempted company (the “Company”). SPAC, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, SPAC is a blank check company and has been incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly incorporated Cayman Islands exempted company, wholly owned by the Company, and has been incorporated for the purpose of effectuating the Merger;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “Merger” and, together with the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”), as a result of which, (i) prior to, but contingent upon, the Closing of the Merger, pursuant to the Recapitalization (as defined herein) approved by the Company’s shareholders, (a) each Company Preferred Share shall become and be converted into ordinary shares of the Company (“Company Ordinary Shares”) in accordance with the Company Organizational Documents; (b) immediately following such conversion, but for the avoidance of doubt prior to the Merger Effective Time, each then outstanding Company Ordinary Share shall, as a result of the Recapitalization, become and be converted into such number Company Ordinary Shares as is determined by multiplying (1) such Company Ordinary Share by (2) the quotient obtained by dividing (A) $650,000,000, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Company Ordinary Shares then outstanding and (ii) without duplication, the number of Company Ordinary Shares issuable upon the exercise of all then outstanding options to purchase Company Ordinary Shares, on a net exercise basis (collectively, the “Outstanding Company Options”) as more fully described in Section 1.1(h);

WHEREAS, immediately following the consummation of the Recapitalization, Merger Sub shall, at the Merger Effective Time, be merged with and into SPAC, which shall continue as a wholly-owned subsidiary of the Company, and in connection therewith, as more thoroughly described in Section 1.1(f)(i), each SPAC Class A Share, and each SPAC Class B Share, in each instance, issued and outstanding immediately prior to the Merger Effective Time, shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive an equal number of Company Ordinary Shares; (the “SPAC Shares Merger Consideration”);

WHEREAS, as more thoroughly described in Section 1.1(f)(iv), Company will assume all of the outstanding SPAC Warrants and each SPAC Warrant will become a warrant to purchase the same number of Company Shares at the same exercise price during the same exercise period and otherwise on the same terms as the SPAC Warrant being assumed pursuant to the terms of an assignment, assumption and amendment agreement substantially in the form attached hereto as Exhibit F (the “Assignment, Assumption and Amendment to Warrant Agreement”) (such transactions, the “Company Warrant Assumption”, and together with the SPAC Shares Merger Consideration, the “Merger Consideration”); and (iii) the memorandum and articles of association of SPAC shall be amended and restated in the form of Exhibit G (the “Surviving Company Memorandum and Articles of Association”) and each issued and outstanding ordinary share of Merger Sub shall become and be converted into one ordinary share of SPAC (“New SPAC Ordinary Share”), and the corporate name of SPAC shall be changed to a name mutually agreed upon by SPAC and the Company, with the result that the Surviving Company is a direct, wholly-owned subsidiary of the Company;

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain shareholders of the Company have entered into a Lock-Up Agreement with the Company, the form of which is attached as Exhibit A hereto (the “Lock-Up Agreement”), which agreement will become effective as of the Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain shareholders of the Company have entered into a Voting Agreement with the Company and SPAC, the form of which is attached as Exhibit B hereto (the “Target Voting Agreement”);

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WHEREAS, simultaneously with the execution and delivery of this Agreement, Global SPAC Sponsors LLC (“Sponsor”) and I-Bankers Securities, Inc. has entered into a Voting Agreement with the Company, the form of which is attached as Exhibit C hereto (the “Sponsor Voting Agreement”);

WHEREAS, in connection with the consummation of the Merger, the Company, the Sponsor and SPAC will on or prior to the Closing enter into an amendment to the GLSP Registration Rights Agreement, the form of which is attached hereto as Exhibit D (the “SPAC Registration Rights Agreement Amendment”), which will become effective as of the Merger Effective Time;

WHEREAS, in connection with the consummation of the Merger, certain shareholders of the Company will on or prior to the Closing enter into a registration rights agreement to provide those shareholders of the Company with registration rights, the form of which is attached as Exhibit E hereto (the “Registration Rights Agreement”), which will become effective as of the Merger Effective Time;

WHEREAS, the boards of directors of Merger Sub and the Company have each (a) determined that the Merger and the other Transactions are in the best interests of their respective companies, and (b) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of SPAC has (a) determined that the Merger and Transactions are in the commercial interests of the SPAC, and (b) approved this Agreement and the other Transactions, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company, as the sole shareholder of Merger Sub, has approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein;

WHEREAS, for (a) U.S. federal income tax purposes it is intended that (i) the Merger will qualify as a “reorganization” under Section 368(a) of the Code, and (ii) this Agreement constitutes and hereby is adopted as a “plan of reorganization” with respect to the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder, and for (b) PRC enterprise income tax purpose, it is intended that the Merger will meet the conditions for safe harbor treatment for intra-group restructuring under Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (Public Notice [2015] No.7) issued by the State Administration of Taxation of the People’s Republic of China (国家税务总局关于非居民企业间接转让财产企业所得税若干问题的公告), in which the Merger will not be subject to tax in PRC (collectively, the “Intended Tax Treatment”); and

WHEREAS, certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
THE MERGER

1.1 The Merger.

(a) Closing. As promptly as practicable (and in any event no later than the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of all the conditions set forth in Sections 7.1 to 7.3 (other than any conditions that by their terms or nature are to be satisfied at the Closing) or at such other date, time or place as SPAC and the Company may agree the consummation of the transactions contemplated by this Agreement with respect to the Merger (the “Closing”) shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) (the date on which the Closing is actually held being the “Closing Date”). At the Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the Cayman Act, SPAC and Merger Sub shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into SPAC with SPAC being the surviving company, following which the separate corporate existence of Merger Sub shall cease and SPAC shall continue as the surviving company. SPAC, as the surviving company after the Merger, is hereinafter sometimes referred to as the “Surviving Company” (provided, that references to SPAC for periods after the Merger Effective Time shall include the Surviving Company).

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(b) Merger Effective Time. On the terms and subject to the conditions set forth herein and in accordance with the Cayman Act, on the Closing Date, SPAC and Merger Sub shall cause a plan of merger, in a form reasonably satisfactory to the Company and SPAC (with such modifications, amendments or supplements thereto as may be required to comply with the Cayman Act), along with all other documentation and declarations required under the Cayman Act in connection with the Merger, to be duly executed and properly filed with the Cayman Islands Registrar of Companies (the “Cayman Registrar”), in accordance with the relevant provisions of the Cayman Act (together, the “Merger Documents”). The Merger shall become effective on the date and time at which the Merger Documents have been duly filed with the Cayman Registrar or on a subsequent date and time as is agreed by SPAC and the Company and specified in the Merger Documents in accordance with the Cayman Act (the time the Merger becomes effective being referred to herein as the “Merger Effective Time”).

(c) Effect of the Merger. At and after the Merger Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Documents and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, under the Cayman Act, at the Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Merger Effective Time, and the Surviving Company shall continue its existence as a wholly-owned Subsidiary of the Company.

(d) Organizational Documents of the Company and the Surviving Company. Prior to or in connection with the Recapitalization, the Company Organizational Documents shall be amended and restated following approval by the Company’s board of directors and shareholders, such amendment and restatement to the Company Organizational Documents (the “Amended Organizational Documents”) in a form to be mutually agreed upon by the Parties (i) to provide for the Recapitalization as described in the Recitals and this Article I, and (ii) to remain in effect until from and after its adoption through the Merger Effective Time and until amended in accordance with the terms thereof and the Cayman Act. At the Merger Effective Time, in accordance with the Merger Documents, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Merger Effective Time, the form of which is attached as Exhibit G hereto, shall, in materially the same form, become the memorandum and articles of association of the Surviving Company, save and except that all references to the share capital of the Surviving Company shall be amended to refer to the correct authorized share capital of the Surviving Company consistent with the Merger Documents, until thereafter amended in accordance with the applicable provisions of the Cayman Act and such memorandum and articles of association.

(e) Directors and Officers of the Surviving Company. At the Merger Effective Time, the board of directors and officers of Merger Sub and the SPAC shall cease to hold office, and the board of directors and officers of the Surviving Company shall be appointed as determined by the Company, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until their respective successors are duly appointed and qualified.

(f) Effect of the Merger on Issued Securities of SPAC. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of SPAC, the Company or Merger Sub:

(i) SPAC Shares. At the Merger Effective Time, following the effectiveness of the Recapitalization, by virtue of the Merger and without any action on the part of any Party or the holders of securities of SPAC, the Company or Merger Sub, each SPAC Share issued and outstanding prior to the Merger Effective Time shall become and be converted into the right to receive one Company Ordinary Share.

(ii) SPAC Units. At the Merger Effective Time, following the effectiveness of the Recapitalization, by virtue of the Merger and without any action on the part of any Party or the holders of securities of SPAC, the Company or Merger Sub, every issued and outstanding SPAC Unit outstanding immediately prior to the Merger Effective Time shall be automatically detached, and (i) each SPAC Class A Share forming part of the SPAC Unit shall become and be converted into the right to receive one Company Ordinary Share pursuant to Section 1.1(f)(i) of this Agreement and (ii) the three-fourths of one redeemable SPAC Warrant forming part of the SPAC Unit shall become and be converted into the right to receive three-fourths of one Company Warrant to purchase one Company Ordinary Share at an exercise price equal to the exercise price of the SPAC Warrants pursuant to Section 1.1(f)(iv).

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(iii) SPAC Subunits. At the Merger Effective Time, following the effectiveness of the Recapitalization, by virtue of the Merger and without any action on the part of any Party or the holders of securities of SPAC, the Company or Merger Sub, every issued and outstanding SPAC Subunit outstanding immediately prior to the Merger Effective Time shall be automatically detached, and (i) each SPAC Class A Share forming part of the SPAC Subunit shall become and be converted into the right to receive one Company Ordinary Share pursuant to Section 1.1(f)(i) of this Agreement and (ii) the one-fourth of one redeemable SPAC Warrant forming part of the SPAC Subunit shall become and be converted into the right to receive one-fourth of one Company Warrant to purchase one Company Ordinary Share at an exercise price equal to the exercise price of the SPAC Warrants pursuant to Section 1.1(f)(iv).

(iv) SPAC Warrants. At the Merger Effective Time, following the effectiveness of the Recapitalization, by virtue of the Merger and without any action on the part of any Party or the holders of securities of SPAC, the Company or Merger Sub, each outstanding SPAC Public Warrant and SPAC Private Warrant, including all SPAC Warrants that were included in the SPAC Units and SPAC Subunits, shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall become and be converted into the right to receive a Company Warrant to purchase an equal number of Company Ordinary Shares at an exercise price equal to the exercise price of the SPAC Warrants, with the public or private nature of the SPAC Warrants being preserved in the Company Warrants. Each Company Warrant shall have, and be subject to, substantially the same terms and conditions set forth in the SPAC Warrants, except that in each case they shall represent the right to acquire Company Ordinary Shares in lieu of SPAC Shares. At or prior to the Merger Effective Time, the Company shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Company Warrants remain outstanding, a sufficient number of Company Ordinary Shares for delivery upon the exercise of such Company Warrants.

(v) Cancellation of Share Capital Owned by SPAC. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of SPAC, the Company or Merger Sub, each SPAC Share, and any other share of capital stock of SPAC, (i) that are owned by SPAC as treasury shares, (ii) owned by any direct or indirect wholly-owned Subsidiary of SPAC or (iii) that is issued or outstanding and owned directly or indirectly by the Company or Merger Sub immediately prior to the Merger Effective Time, shall be automatically canceled and extinguished without any conversion thereof or payment or other consideration therefor.

(vi) Transfers of Ownership. Subject in all instances to Section 1.7 if any Company Ordinary Shares are to be issued in a name other than the name in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Company or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of the Company in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of SPAC or any agent designated by it that such tax has been paid or is not payable.

(vii) Fractional Shares. No fractional Company Ordinary Shares shall be issued to holders of SPAC Securities. All fractional Company Ordinary Shares shall be rounded to the next higher integral number of Company Ordinary Shares.

(g) Effect of the Merger on Merger Sub Shares. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or any equityholder of SPAC, the Company or Merger Sub, all of the Merger Sub Ordinary Shares issued and outstanding immediately prior to the Merger Effective Time shall be converted into an equal number of ordinary shares of the Surviving Company, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding share capital of the Surviving Company.

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(h) Effect of the Merger on Issued Securities of the Company.

(i) Prior to Closing (effective immediately prior to the Merger Effective Time and the transactions described in Section 1.1(f)), the Company shall effect the actions described in this clause (i) (collectively, the “Recapitalization”):

1. Each Company Preferred Share shall become and be converted into Company Ordinary Shares in accordance with the Company Organizational Documents;

2. immediately following such conversion, but for the avoidance of doubt prior to the Merger Effective Time, each then outstanding Company Ordinary Share shall, as a result of the Recapitalization, become and be converted into such number of Company Ordinary Shares equal to the quotient obtained by dividing (A) $650,000,000, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Company Ordinary Shares then outstanding and (ii) without duplication, the number of Company Ordinary Shares issuable upon the exercise of all Outstanding Company Options, and taking such quotient to five decimal places, which ratio is referred to as the “Conversion Ratio”, with all fractional Company Ordinary Shares being rounded up to the next higher integral number of Company Ordinary Shares (such that following such Recapitalization, for the avoidance of doubt, the Company Ordinary Shares shall be valued at $10.00 per share based on a $650,000,000 valuation on a fully-diluted basis), and

3. as a result of the Recapitalization, each Outstanding Company Option shall be adjusted to reflect the Recapitalization as set forth in Section 1.1(h); (i) as more thoroughly described in Article I, immediately following the consummation of the Recapitalization, Merger Sub shall, at the Merger Effective Time, be merged with and into SPAC, which shall continue as a wholly-owned subsidiary of the Company, and in connection therewith, (A) as more thoroughly described in Section 1.1(f)(i), each SPAC Class A Share, and each SPAC Class B Share, in each instance, issued and outstanding immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the SPAC Shares Merger Consideration, and (B) as more thoroughly described in Section 1.1(f)(iv), Company will effect the Company Warrant Assumption; and (ii) the memorandum and articles of association of SPAC shall be amended and restated in the form of the Surviving Company Memorandum and Articles of Association attached as Exhibit G and each issued and outstanding ordinary share of Merger Sub shall become and be converted into a New SPAC Ordinary Share, and the corporate name of SPAC shall be changed to a name mutually agreed upon by SPAC and the Company, with the result that the Surviving Company is a direct, wholly-owned subsidiary of the Company.

a. For the avoidance of doubt, all Company Ordinary Shares, and outstanding Company Options, in each instance, outstanding prior to the consummation of the Merger shall remain outstanding following the consummation of the Merger and shall in no way be affected by the Merger. For the avoidance of doubt, each outstanding Company Option, outstanding immediately prior to (and as part of) the consummation of the Recapitalization shall, without any action on the part of the holder thereof and in accordance with the provisions of the outstanding Company Option, become an option to purchase such number of Company Ordinary Shares, in each instance determined by (i) multiplying the number of Company Ordinary Shares issuable upon such exercise of such security by the Conversion Ratio and (ii) dividing the exercise price of such security by the Conversion Ratio. No fractional Company Ordinary Shares shall be issued to holders of Company Ordinary Shares. All fractional Company Ordinary Shares shall be rounded to the next higher integral number of Company Ordinary Shares, and the adjusted purchase price or exercise price shall be computed to two decimal places.

(i) Taking of Necessary Action; Further Action. If, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the SPAC and Merger Sub, the officers and directors of the Company are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(j) No Liability; No Further Ownership Rights. Notwithstanding anything to the contrary in this Section 1.1, none of the Company, SPAC or Merger Sub or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. All consideration issuable in accordance with the consummation of the Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to any SPAC Securities and from and after the Merger Effective Time, the holders thereof shall have no right other than to receive the consideration to be paid in connection with the Merger

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in accordance with this Section 1.1. At the close of business on the day on which the Merger Effective Time occurs, the share transfer books of SPAC shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Company or the Company of the SPAC Securities that were outstanding immediately prior to the Merger Effective Time.

(k) Certain Adjustments. Notwithstanding any provision of this Article I to the contrary (but excluding in all instances any action taken as part of the Recapitalization), if, between the effectiveness of the Recapitalization and the Merger Effective Time, (a) the outstanding Company Ordinary Shares shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, share sub-division (including share consolidation), split-up, combination or exchange or readjustment of shares, (b) a share capitalization or dividend payable in any other securities of the Company shall be declared with a record date within such period, or (c) any similar event shall have occurred, then in each case the Company Ordinary Shares issuable hereunder in exchange for SPAC Securities shall be appropriately adjusted to provide the holders thereof the same economic effect as contemplated by this Agreement prior to such event.

1.2 [Reserved].

1.3 Withholding. Each of SPAC, the Company and Merger Sub (and their respective Affiliates) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Law relating to Taxes. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

1.4 [Reserved].

1.5 Intended Tax Treatment. Each of the Parties agrees that the Merger is intended to qualify for the Intended Tax Treatment. The Parties shall, and shall cause their Affiliates to, use reasonable best efforts to cause the Merger to comply with the Intended Tax Treatment and shall not, and shall cause their Affiliates not to, take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes except to the extent required by a “determination” within the meaning of Section 1313(a) of the Code. Each of the Parties acknowledge and agree that each has had the opportunity to obtain independent legal and Tax advice with respect to the transactions contemplated by this Agreement.

1.6 Dissenter’s Rights. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Act, SPAC Shares that are outstanding immediately prior to the Merger Effective Time and that are held by shareholders of the SPAC who shall have demanded properly in writing dissenters’ rights for such SPAC Shares in accordance with Section 238 of the Cayman Act and otherwise complied with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such shareholders shall have no right to receive, the applicable merger consideration unless and until such shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Act. The SPAC Shares owned by any shareholder of the SPAC who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Act shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Merger Effective Time, the right to receive the applicable merger consideration, without any interest thereon. Prior to the Closing, the Company shall give SPAC prompt notice of any demands for dissenters’ rights received by the SPAC and any withdrawals of such demands and the SPAC shall have complete control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a shareholder of its rights to dissent from the Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands).

1.7 SPAC Securities and Certificates.

(a) Prior to the Merger Effective Time, the Company and SPAC shall appoint Continental Stock Transfer & Trust Company as exchange agent, or another exchange agent reasonably acceptable to the Company and SPAC (in such capacity, the “Exchange Agent”), for the purpose of, (i) exchanging each SPAC Share for one Company Ordinary Share and (ii) exchanging each SPAC Warrant on the warrant transfer books of SPAC immediately prior to the Merger Effective Time for the Company Warrants issuable in respect of such SPAC Warrants in accordance with the provisions of this Agreement.

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(b) All securities issued upon the surrender of SPAC Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of SPAC Securities shall also apply to the Company Ordinary Shares and Company Warrants so issued in exchange. To the extent that such SPAC Securities are represented by physical certificates, the holders of such SPAC Securities will be provided a letter of transmittal to send their certificated SPAC Securities to the transfer agent and warrant agent for the Company Ordinary Shares and Company Warrants, which shall be the same as the transfer agent and warrant agent for SPAC Securities, and such transfer agent or warrant agent will, upon receipt of completed documentation, issue the Company Ordinary Shares and Company Warrants that are issuable in respect of the holder’s SPAC Securities. To the extent that the SPAC Securities are held in book entry, the issuance of Company Ordinary Shares or Company Warrants will automatically be made by the transfer agent and warrant agent.

(c) In the event any certificates shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (a “Lost Certificate Affidavit”), such securities, as may be required pursuant to Section 1.1(f); provided, however, that the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company with respect to the certificates alleged to have been lost, stolen or destroyed.

(d) If the SPAC Shares Merger Consideration is to be issued to a Person other than the holder of the SPAC Shares in whose name the transferred SPAC Share in book-entry form is registered, it shall be a condition to the issuance of the SPAC Shares Merger Consideration that (i) the recipient of such SPAC Shares Merger Consideration, or the Person in whose name such SPAC Shares Merger Consideration is delivered or issued, shall have already executed and delivered duly executed counterparts to the applicable transmittal documents as are reasonably deemed necessary by the Exchange Agent, (ii) such SPAC Shares in book-entry form shall be properly transferred, and (iii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(e) If the SPAC Warrants to be issued to a Person other than the holder in whose name the transferred SPAC Warrant in book-entry form is registered, it shall be a condition to the issuance of the Company Warrants that (i) the recipient of such Company Warrant, or the Person in whose name such Company Warrant is to be issued, shall have already executed and delivered duly executed counterparts to the applicable transmittal documents as are reasonably deemed necessary by the Exchange Agent, (ii) such SPAC Warrant in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Warrant in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(f) After the Merger Effective Time, the register of shareholders of SPAC shall be closed, and thereafter there shall be no further registration on the register of shareholders of the Surviving Company of transfers of SPAC Shares that were issued and outstanding immediately prior to the Merger Effective Time.

(g) All securities issued upon the surrender of certificates representing the SPAC Securities (or delivery of a Lost Certificate Affidavit) in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to SPAC Shares represented by such certificates representing SPAC Securities. Any Company Ordinary Shares made available to the Exchange Agent pursuant to this Section 1.7 that remains unclaimed by any holder of SPAC Shares one year after the Merger Effective Time shall be delivered to the Company or as otherwise instructed by the Company, and any holder of SPAC Shares who has not exchanged his, her or its SPAC Shares for the SPAC Shares Merger Consideration in accordance with this Section 1.7 prior to that time shall thereafter look only to the Company for the issuance of the SPAC Shares Merger Consideration without any interest thereon (but with any dividends paid with respect thereto). None of the Company, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any SPAC Shares Merger Consideration remaining unclaimed by the holders of SPAC Shares immediately prior to

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such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

Article II
REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in the disclosure schedules delivered by SPAC to the Company on the date of this Agreement (the “SPAC Disclosure Schedules”), each section of which qualifies the correspondingly numbered representation or warranty specified therein and such other representation or warranty where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent on the face of such disclosure, or other than with respect to Sections 2.1 to 2.5 and 2.16, the SEC Reports that are available on the SEC’s website through EDGAR and at least two (2) Business Days prior to the date of this Agreement (excluding any risk factors, forward-looking statements or similar predictive statements), SPAC represents and warrants to the Company and Merger Sub, as of the date of this Agreement and as of the Closing, as follows:

2.1 Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. SPAC has made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. SPAC is not in violation of any provision of its Organizational Documents in any material respect.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required SPAC Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of SPAC and (b) other than the Required SPAC Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of SPAC are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. On or prior to the date of this Agreement, SPAC’s board of directors, at a duly called and held meeting, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of SPAC in accordance with the Cayman Act, (ii) approved and adopted this Agreement, (iii) recommended that SPAC’s shareholders vote in favor of the approval of this Agreement, the Merger and the other SPAC Shareholder Approval Matters in accordance with the Cayman Act (the “SPAC Recommendation”) and (iv) directed that this Agreement and the SPAC Shareholder Approval Matters be submitted to SPAC’s shareholders for their approval. This Agreement has been, and each Ancillary Document to which SPAC is a party shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).

2.3 Governmental Approvals. No Consent of or with any Governmental Authority, is required to be obtained or made in connection with the execution, delivery or performance by SPAC of this Agreement and each Ancillary Document to which it is a party or the consummation by SPAC of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement, (c) any filings required with NASDAQ or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on SPAC.

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2.4 Non-Contravention. The execution and delivery by SPAC of this Agreement and each Ancillary Document to which it is a party, the consummation by SPAC of the transactions contemplated hereby and thereby, and compliance by SPAC with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of SPAC Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on SPAC.

2.5 Capitalization.

(a) SPAC is authorized to issue 221,000,000 shares of which 1,000,000 are SPAC Preference Shares, 200,000,000 are SPAC Class A Shares and 20,000,000 are SPAC Class B Shares. The issued and outstanding SPAC Securities as of the date of this Agreement are set forth on Schedule 2.5(a) of the SPAC Disclosure Schedules. There are no issued or outstanding SPAC Preference Shares. All outstanding SPAC Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Act, SPAC Organizational Documents or any Contract to which SPAC is a party. None of the outstanding SPAC Securities has been issued in violation of any applicable securities Laws in any material respect. Prior to giving effect to the transactions contemplated by this Agreement, SPAC does not have, and has not had, any Subsidiaries or own any equity interests in any other Person.

(b) There are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of SPAC or (B) obligating SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any shares, or (C) obligating SPAC to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for any shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of SPAC to repurchase, redeem or otherwise acquire any shares of SPAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which SPAC is a party with respect to the voting of any shares of SPAC.

(c) All Indebtedness and unpaid SPAC Transaction Expenses as of the date of this Agreement is disclosed on Schedule 2.5(c) of the SPAC Disclosure Schedules. No Indebtedness of SPAC contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by SPAC or (iii) the ability of SPAC to grant any Lien on its properties or assets.

(d) Since the date of formation of SPAC, and except as contemplated by this Agreement, SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and SPAC’s board of directors has not authorized any of the foregoing.

2.6 SEC Filings; SPAC Financials; Internal Controls.

(a) SPAC, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by SPAC with the SEC under the Securities

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Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, SPAC has delivered to the Company copies in the form filed with the SEC of all of the following: (i) SPAC’s Form S-1, (ii) SPAC’s annual reports on Form 10-K for each fiscal year of SPAC beginning with the first year SPAC was required to file such a form, (iii) SPAC’s quarterly reports on Form 10-Q for each fiscal quarter that SPAC filed such reports to disclose its quarterly financial results in each of the fiscal years of SPAC referred to in clause (ii) above, (iv) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by SPAC with the SEC since the beginning of the first fiscal year referred to in clause (ii) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (ii), (iii) and (iv) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (v) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (ii) above (collectively, the “Public Certifications”). Except for any changes (including any required revisions to or restatements of the SPAC Financials (defined below) or the SEC Reports) to (A) the SPAC’s historical accounting of the SPAC Warrants as equity rather than as liabilities that may be required as a result of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) that was issued by the SEC on April 12, 2021, and related guidance by the SEC or (B) the SPAC’s accounting or classification of SPAC’s outstanding redeemable shares as temporary, as opposed to permanent, equity that may be required as a result of related statements by the SEC staff or recommendations or requirements of SPAC’s auditors (clauses (A) and (B), collectively, “SEC SPAC Accounting Changes”), the SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Parties acknowledge and agree that any restatement, revision or other modification of the SPAC Financials or the SEC Reports solely as a result of any SEC SPAC Accounting Changes shall be deemed not material for purposes of this Agreement. The Public Certifications are each true as of their respective dates of filing. As used in this Section 2.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) As of the date of this Agreement, (A) the SPAC Units, the SPAC Class A Shares and the SPAC Public Warrants are listed on NASDAQ, (B) SPAC has not received any written deficiency notice from NASDAQ relating to the continued listing requirements of such SPAC Securities, (C) there are no Actions pending or, to the Knowledge of SPAC, threatened against SPAC by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such SPAC Securities on NASDAQ and (D) such SPAC Securities are in compliance with all of the applicable corporate governance rules of NASDAQ.

(c) Except for any SEC SPAC Accounting Changes, the financial statements and notes of SPAC contained or incorporated by reference in the SEC Reports (the “SPAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of SPAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved, (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), and (iii) audited in accordance with the standards of the Public Company Accounting Oversight Board.

(d) Except for any SEC SPAC Accounting Changes or as and to the extent reflected or reserved against in the SPAC Financials, SPAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the SPAC Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since SPAC’s formation in the ordinary course of business consistent with past practices. SPAC does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act. As of the date of this Agreement, no financial statements other than those of SPAC are required by GAAP to be included in the financial statements of SPAC.

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(e) Except for any SEC SPAC Accounting Changes, since the IPO, SPAC has not received from its independent auditors any written notification of any (i) “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) “material weakness” in the internal controls over financial reporting of SPAC or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

(f) Except for any SEC SPAC Accounting Changes or as not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, since the IPO, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.

(g) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

2.7 Absence of Certain Changes. As of the date of this Agreement, SPAC has (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Company and the negotiation and execution of this Agreement) and related activities and (b) since its formation, not been subject to a Material Adverse Effect and (c) since December 31, 2020, not taken any action or committed or agreed to take any action that would be prohibited by Section 5.3 (without giving effect to Schedule 5.3) if such action were taken on or after the date of this Agreement without the consent of Company.

2.8 Compliance with Laws. SPAC is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on SPAC, and SPAC has not received written notice alleging any violation of applicable Law in any material respect by SPAC.

2.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of SPAC, threatened Action to which SPAC is subject. There is no Action that SPAC has pending against any other Person. SPAC is not subject to any material Orders of any Governmental Authority, nor, to the Knowledge of the SPAC, are any such Orders pending. SPAC holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Permits or for such Permits to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on SPAC.

2.10 Taxes and Returns.

(a) SPAC has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the SPAC Financials have been established in accordance with GAAP.

(b) SPAC has complied in all respects with all Laws relating to the withholding and remittance of all amounts of Taxes, and all amounts of Taxes required by any Law to be withheld by SPAC have been withheld and paid over to the appropriate Governmental Authority.

(c) Within the last five (5) years, no claim has been made by any Governmental Authority in a jurisdiction in which SPAC does not file Tax Returns that it is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d) There are no claims, assessments, audits, examinations, investigations or other Actions pending against SPAC in respect of any material Tax, and SPAC has not been notified in writing of any material proposed Tax

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claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves in the SPAC Financials have been established in accordance with GAAP).

(e) SPAC has not received any written or, to the Knowledge of SPAC, other communication from a taxing authority alleging that SPAC (x) should be classified as having a permanent establishment (within the meaning of an applicable Tax treaty), or (y) otherwise has an office, fixed place of business, trade or business, or taxable presence in a country other than the country in which it is organized.

(f) SPAC is not being audited by any Tax authority and has not been notified in writing by any Tax authority that any such audit is contemplated or pending.

(g) SPAC has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(h) There are no Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens.

(i) SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes and there are no outstanding requests by SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return outside of the Ordinary Course of Business consistent with past practices.

(j) SPAC has no material Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state, local or non-United States Law). SPAC has no material Liability for the Taxes of another Person as a transferee or successor or by contract (other than any Contract the principal purpose of which does not relate to Taxes).

(k) SPAC is not nor has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(l) Neither SPAC, nor any Person related to SPAC (within the meaning of Treasury Regulations Section 1.368-1(e)(4), without regard to Treasury Regulations Section 1.368-1(e)(4)(i)(A)) has any plan or intention at the Merger Effective Time to acquire or redeem, either directly or through any transaction, agreement, or arrangement with any other Person, any Company Ordinary Shares issued to any equityholder of SPAC pursuant to this Agreement. SPAC has no plan or intention to cause the Surviving Company after the Merger to issue additional shares of the Surviving Company that would result in the Company losing “control” of the Surviving Company within the meaning of Section 368(c) of the Code. SPAC has no plan or intention at the Merger Effective Time to cause the Surviving Company to cease its separate legal existence for U.S. federal income tax purposes after the Merger. SPAC’s principal reason for participating in the Merger is a bona fide business purpose not related to Taxes. SPAC has neither taken nor agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the Knowledge of SPAC, no facts or circumstances exist that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

2.11 Employees and Employee Benefit Plans. SPAC does not (a) have any employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans. Neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will (i) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, employee or other service provider of SPAC, (ii) result in the acceleration of the time of payment or vesting of any such payment or benefit, or (iii) result in any “parachute payment” under Section 280G of the Code.

2.12 Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. SPAC does not own or lease any material real property or Personal Property.

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2.13 Material Contracts.

(a) Other than this Agreement and the Ancillary Documents, there are no Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $500,000, or (ii) prohibits, prevents, restricts or impairs in any material respect any business practice of SPAC or any acquisition of material property by SPAC, or restricts in any material respect the ability of SPAC from engaging in business as conducted as of the date of this Agreement by it (each, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arm’s length and in the ordinary course of business consistent with past practices; (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against SPAC and, to the Knowledge of SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) SPAC is not in breach or default in any material respect, and to the Knowledge of SPAC, no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract; and (iv) to the Knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by SPAC under any SPAC Material Contract.

2.14 Transactions with Affiliates. SPAC has provided the Company with, and Schedule 2.14 of the SPAC Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between SPAC, on the one hand, and (a) any present or former director, officer, employee, manager, direct or indirect equityholder (including Sponsor) or Affiliate of either SPAC or Sponsor, or any immediate family member of any of the foregoing Persons, or (b) record or beneficial owner of more than five percent (5%) of SPAC’s outstanding shares as of the date of this Agreement, on the other hand.

2.15 Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

2.16 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from SPAC the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of SPAC.

2.17 Certain Business Practices.

(a) Neither SPAC, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist it in connection with any actual or proposed transaction.

(b) The operations of SPAC are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving SPAC with respect to any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

(c) None of SPAC, any of its Subsidiaries, or any of their directors, officers or employees, or, to the Knowledge of SPAC, any other Representative acting on behalf of SPAC is currently, or has been in the last five (5) years, (i) identified on the list of specially designated nationals or other blocked persons or otherwise currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department

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(“OFAC”), the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine); or (iii) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

2.18 Insurance. Schedule 2.18 of the SPAC Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by SPAC relating to SPAC or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and SPAC is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of SPAC, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by SPAC. SPAC has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not have a Material Adverse Effect on the SPAC.

2.19 Information Supplied. None of the information supplied or to be supplied by SPAC expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by SPAC expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Target Companies, Merger Sub or any of their respective Affiliates.

2.20 Independent Investigation. SPAC has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies and Merger Sub for such purpose. SPAC acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and Merger Sub set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to SPAC pursuant hereto; and (b) none of the Company, Merger Sub or their respective Representatives have made any representation or warranty as to the Target Companies or Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to SPAC pursuant hereto.

2.21 Trust Account. As of December 17, 2021, SPAC has an amount of assets in the Trust Account at least equal to $169,208,418. The funds held in the Trust Account are invested in U.S. government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or, to the Knowledge of SPAC, that would entitle any Person (other than (i) in respect of deferred underwriting

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commissions or Taxes, (ii) the holders of SPAC Securities prior to the Merger Effective Time who shall have elected to redeem their SPAC Class A Shares pursuant to SPAC Organizational Documents or (iii) if SPAC fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation and dissolution, and then SPAC’s Public Shareholders) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account have been released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem SPAC Class A Shares pursuant to SPAC Organizational Documents. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account.

2.22 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY, MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE II, NEITHER SPAC NOR ANY OTHER PERSON MAKES, AND SPAC EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SPAC AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY, MERGER SUB OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SPAC AND ITS SUBSIDIARIES BY THE MANAGEMENT OF SPAC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY AND MERGER SUB IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE II, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY SPAC ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SPAC, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY AND MERGER SUB IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Article III
REPRESENTATIONS AND WARRANTIES OF MERGER SUB

Except as set forth on the Company Disclosure Schedules, each section of which qualifies the correspondingly numbered representation or warranty specified therein and such other representation or warranty where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent on the face of such disclosure, Merger Sub hereby represents and warrants to SPAC, as of the date of this Agreement and as of the Closing, as follows:

3.1 Organization and Standing. Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Merger Sub has heretofore made available to SPAC and the Company accurate and complete copies of the Organizational Documents of Merger Sub as is currently in effect. Merger Sub is not in violation of any provision of its Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions

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contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholders of Merger Sub and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement, on the part of Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement, (c) any filings required with NASDAQ or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Merger Sub.

3.4 Non-Contravention. The execution and delivery by Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by Merger Sub with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Merger Sub’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Merger Sub under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Merger Sub under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Merger Sub, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Merger Sub.

3.5 Capitalization.

(a) As of the date of this Agreement, Merger Sub is authorized to issue 500,000,000 Merger Sub Ordinary Shares, of which 1 share is issued and outstanding, and is owned by the Company. All such issued and outstanding shares have been, or will be prior to such issuance, duly authorized, validly issued, fully paid and nonassessable and not subject to or issues issued in violation of any purchase option, right of first refusal, preemptive right, subscription right, call option or any similar right. No other shares or other equity interests of Merger Sub are issued, reserved for issuance or outstanding. Prior to giving effect to the transactions contemplated by this Agreement, Merger Sub does not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth in its Organizational Documents, Merger Sub (i) has not granted any registration rights or information rights to any Person, (ii) has not granted any phantom shares and there are no voting or similar agreements entered into by Merger Sub which relate to its respective capital or equity interests (iii) has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for voting interests of Merger Sub or equity interests of Merger Sub) with the owners or holders of Merger Sub on any matter or any agreements to issues such bonds, debentures, notes or other obligations and (iv) have no outstanding contractual obligations to provide funds to, or make any investment (other than the Transactions contemplated herein) in, any other Person.

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3.6 Merger Sub Activities. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own or control, directly or indirectly, any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, as of the date of this Agreement, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

3.7 Compliance with Laws. Merger Sub is not, nor since the date of its formation, has not been, in conflict or non-compliance with, or in default or violation of, any Laws applicable to it. Merger Sub, has not, since the date of its formation, received any written or, to the Knowledge of the Company, oral notice of, is under investigation with respect to, any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it is or was bound.

3.8 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Company, threatened Action to which Merger Sub is subject and no such Action has been brought or, to the Knowledge of the Company, threatened since the date of its formation. There is no Action that Merger Sub has pending against any other Person. Merger Sub, is not subject to any Orders of any Governmental Authority, nor, to the Knowledge of the Company, are any such Orders pending and no such Order has been brought or, to the Knowledge of the Company, has been threatened since the date of its formation. Merger Sub holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

3.9 Transactions with Related Persons. There are no transactions, Contracts or understandings between Merger Sub on the one hand, and any Related Person of such party, on the other hand, either (a) currently in effect or (b) that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

3.10 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from SPAC, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Merger Sub.

3.11 Investment Company Act. Merger Sub is not an “investment company” or, a Person directly or indirectly controlled by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meanings of the Investment Company Act.

3.12 Intended Tax Treatment. Merger Sub has been classified as an association taxable as a corporation under Treasury Regulation Section 301.7701-3 with an effective date of the date of formation of Merger Sub and has not subsequently changed such classification. Merger Sub has not taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

3.13 Information Supplied. None of the information supplied or to be supplied by Merger Sub expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Merger Sub expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Merger Sub does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, the Target Companies or any of their respective Affiliates.

3.14 Independent Investigation. Merger Sub has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies

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and SPAC and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies and SPAC for such purpose. Merger Sub acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and SPAC set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the SPAC Disclosure Schedules) and in any certificate delivered to the Company or Merger Sub pursuant hereto or SPAC for the Registration Statement; and (b) none of the Company, SPAC or their respective Representatives have made any representation or warranty as to the Target Companies, SPAC or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the SPAC Disclosure Schedules) or in any certificate delivered to the Company or Merger Sub pursuant hereto.

3.15  EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC, THE COMPANY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III, NEITHER MERGER SUB NOR ANY OTHER PERSON MAKES, AND MERGER SUB EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF MERGER SUB THAT HAVE BEEN MADE AVAILABLE TO SPAC OR THE COMPANY OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF MERGER SUB BY THE MANAGEMENT OF MERGER SUB OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC AND THE COMPANY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY MERGER SUB ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF MERGER SUB, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC AND THE COMPANY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to SPAC on the date of this Agreement (the “Company Disclosure Schedules”), each section of which qualifies the correspondingly numbered representation or warranty specified therein and such other representation or warranty where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent on the face of such disclosure, the Company hereby represents and warrants to SPAC and Merger Sub, as of the date of this Agreement and as of the Closing as follows:

4.1 Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate or other entity power and authority to own, lease and operate its properties and assets and to carry on its business as being conducted on the date of this Agreement. Each other Target Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to own, lease and operate its properties and assets and to carry on its business as being conducted as of the date of this Agreement. Each Target Company is duly qualified or licensed and in good standing (to the extent that such concept applies) in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except if the failure to be so qualified or licensed or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Schedule 4.1 of the Company Disclosure

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Schedules lists all jurisdictions in which any Target Company is so licensed to conduct business and all names other than its legal name under which any Target Company does business. The Company has made available to SPAC accurate and complete copies of the Organizational Documents of each Target Company, each as amended to date and as currently in effect as of the date of this Agreement. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

4.2 Authorization; Binding Agreement. Subject to filing the Amended Organizational Documents, the Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to the Required Company Shareholder Approval. Assuming that the Required Company Shareholder Approval has been obtained, the execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the board of directors and shareholders of the Company (as applicable) in accordance with the Company Organizational Documents, the Cayman Act and any other applicable Law, and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is a party shall be, when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto and the obtainment of the Required Company Shareholder Approval, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, in each case, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are in the best interests of, the Company, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement, (iii) directed that this Agreement be submitted to the Company’s shareholders for adoption and (iv) resolved to recommend that the Company shareholders adopt this Agreement. Other than with respect to the approval of the Recapitalization, the Target Voting Agreements delivered by the Company include holders of Company Ordinary Shares representing at least the Required Company Shareholder Approval, and such Target Voting Agreements are in full force and effect, subject to the Enforceability Exceptions.

4.3 Capitalization.

(a) The authorized share capital of the Company is $19,920,000 divided into: (i) 14,000,000 Company Ordinary Shares; (ii) 1,650,000 Company Series A Preferred Shares; (iii) 1,600,000 Company Series B Preferred Shares; (iv) 1,220,000 Company Series C Preferred Shares; and (v) 1,450,000 Company Series D Preferred Shares. The issued and outstanding shares of the Company as of the date of this Agreement consist of (i) 6,191,100 Company Ordinary Shares; (ii) 1,639,344 Company Series A Preferred Shares; (iii) 1,558,312 Company Series B Preferred Shares; (iv) 1,182,926 Company Series C Preferred Shares; and (v) 1,432,665 Company Series D Preferred Shares, and there are no other authorized, issued or outstanding equity interests of the Company. All of the outstanding shares and other equity interests of the Company (i) have been duly authorized and validly issued, are fully paid and non-assessable, (ii) except as set out in the Company Organizational Documents, are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Act, any other applicable Law or any Contract to which the Company is a party or by which the Company is bound and (iii) as of the date of this Agreement are owned legally and of record by the Persons set forth on Schedule 4.3(a) of the Company Disclosure Schedules. None of the outstanding Company Shares has been issued in violation of any applicable securities Laws. The Company does not, directly or indirectly, hold any of its shares or other equity interests in treasury.

(b) As of the date of this Agreement, the Company has reserved 1,627,236 Company Ordinary Shares for issuance to, among others, officers, directors, employees and consultants of the Company pursuant to the Company Equity Plan, which was duly adopted by the Company’s board of directors. As of the date of this Agreement, of such Company Ordinary Shares reserved for issuance under the Company Equity Plan, (x) 1,627,236 of such shares are reserved for issuance upon exercise of currently outstanding Company Options granted under the Company Equity Plan, (y) 921,100 of such shares are currently issued and outstanding that were issued upon exercise of options previously granted under the Company Equity Plan, and (z) none of such shares remain available for future awards permitted under the Company Equity Plan. The Company has made available to SPAC a true and complete schedule setting forth each outstanding Company Option granted under the Company Equity Plan as of

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the date of this Agreement and, as applicable: (a) the name of the holder of such grant; (b) the number of Company Ordinary Shares subject to such grant; (c) the exercise price (or similar economic term) of such grant; (d) the applicable vesting schedule of such grant; and (e) the date on which such grant expires.

(c) Other than the Company Shares, and the Company Options or except as set forth in the Company Organizational Documents or Schedule 4.3(c) of the Company Disclosure Schedules or with respect to the Recapitalization, there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents) (A) relating to the issued or unissued securities of the Company or (B) obligating the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any shares, or (C) obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for any shares. Other than as expressly set forth in this Agreement or with respect to the Recapitalization, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or shares of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth on Schedule 4.3(c), there are no shareholders agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the Company’s equity interests. Except as contemplated by this Agreement including with regard to the Recapitalization, as a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(d) Since the Lookback Date, no Target Company has declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of such Target Company, and the board of directors of such Target Company has not authorized any of the foregoing.

4.4 Subsidiaries. Schedule 4.4 of the Company Disclosure Schedules contains a complete and accurate list of each Subsidiary of the Company as of the date of this Agreement and, with respect to each Subsidiary, (a) its name and jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), and (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents or applicable securities Laws). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to is equity holders or repay any debt owed to another Target Company. As of the date of this Agreement, except for the equity interests of the Subsidiaries listed on Schedule 4.4 of the Company Disclosure Schedules and Merger Sub, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement.

4.5 Governmental Approvals. No Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with NASDAQ or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder,

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and (e) where the failure to obtain or make such Consents or to make such filings or notifications would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

4.6 Non-Contravention. Except for the filing of the Amended Organizational Documents, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is a party, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate, or constitute a default under, any provision of such Target Company Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Target Company under, (viii) give rise to any obligation to provide notice to, or obtain any third party Consent from, any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

4.7 Financial Statements.

(a) Schedule 4.7(a) of the Company Disclosure Schedules contains true and correct copies of the Audited Financial Statements and the Interim Financial Statements. The Audited Financial Statements and the Interim Financial Statements (A) were prepared from the books and records of the Target Companies as of the times and for the periods referred to therein, (B) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except as may be indicated in the notes thereto), and (C) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations of the Target Companies for the periods indicated, except that the Interim Financial Statements (x) are subject to normal year-end adjustments and (y) do not include footnotes required under IFRS. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Schedule 4.7(b) of the Company Disclosure Schedules contains true and correct copies of the PCAOB Audited Financial Statements; provided that, such PCAOB Audited Financial Statements do not contain the signed report of the PCAOB qualified auditor. The PCAOB Audited Financial Statements, (A) were prepared from the books and records of the Target Companies as of the times and for the periods referred to therein, (B) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except as may be indicated in the notes thereto), and (C) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated.

(c) No Target Company is subject to any Liabilities, except (i) as set forth on the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials, (ii) as set forth on Schedule 4.7(c) of the Company Disclosure Schedules, and (iii) for Liabilities incurred after the Interim Balance Sheet Date in the Ordinary Course of Business, which Liabilities are not, individually or in the aggregate, material to the Target Companies taken as a whole.

(d) Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target

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Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. In the past five (5) years, no Target Company or, to the Knowledge of the Company, its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(e) The Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 4.7(e), which schedule sets for the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. No Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(f) All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business.

4.8 Absence of Certain Changes. Since the Lookback Date to the date of this Agreement, each Target Company has (a) conducted its business only in the Ordinary Course of Business, and (b) not been subject to a Material Adverse Effect.

4.9 Compliance with Laws. No Target Company is, or since January 1, 2017, has been, in conflict or non-compliance with, or in default or violation of, any Laws applicable to it or the conduct of its business, except as would not be material to the Target Companies taken as a whole. No Target Company has, since January 1, 2017, received any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it is or any of its properties, assets, employees, business or operations are or were bound or affected, except as would not, individually or in the aggregate, reasonably be expected to result in Liabilities that are material to the Target Companies taken as a whole.

4.10 Company Permits. Each Target Company holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted as of the date of this Agreement and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to the SPAC true, correct and complete copies of all material Company Permits, all of which are in full force and effect and no suspension or cancellation of any of the Company is pending or, the Company’s knowledge, threatened, except where the failure to hold such Company Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Schedule 4.10 of the Company Disclosure Schedules correctly lists each material Company Permit, together with the name of the Governmental Authority issuing the same. No Target Company is in violation of the terms of any Company Permit except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Since January 1, 2016, no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

4.11 Litigation. As of the date of this Agreement, there is no material, and in the past five (5) years, there has been no, pending or, to the Knowledge of each Target Company, threatened Actions by, against or affecting such Target Company or any of their properties, rights or assets, in each case, that would reasonably be expected to (a) relate to any Target Company’s information privacy or data security practices relating to personal information of consumers, including with respect to the access, disclosure or use of personal information maintained by or on behalf of any Target Company or using Target Company’s Software, products, or services,

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or products or services that include Target Company’s Software or (b) Order now pending or outstanding, in either case of (a) or (b), against any Target Company, or its directors or officers (in their capacity as such) or its business or assets or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transaction contemplated hereby or by any Ancillary Document or (c) involve an amount in controversy (not counting insurance deductibles) of at least $500,000. There is no, and in the past five (5) years there has been no, Order imposed upon or, to the Knowledge of such Target Company, threatened against such Target Company or any of their properties, rights or assets that would reasonably be expected to have a Material Adverse Effect on the Target Company. No Target Company nor any of their respective Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions, or liabilities (of any nature) that would reasonably be expected to be, individually or in the aggregate, material to such Target Companies taken as a whole.

4.12 Material Contracts.

(a) Schedule 4.12(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of, and the Company has made available to SPAC true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound (each Contract required to be set forth on Schedule 4.12(a) of the Company Disclosure Schedules, a “Company Material Contract”) that:

(i) contains covenants that limit in any material respect the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) relates to the formation, creation, operation, management or control of any joint venture, profit-sharing, partnership, non-wholly-owned limited liability company or other similar agreement or arrangement, or involving the sharing of profits or losses;

(iii) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $1,000,000 (other than those incurred in the Ordinary Course of Business);

(iv) involves the lease, license, sale, use acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or assets with an aggregate value in excess of $1,000,000 (other than in the Ordinary Course of Business) or shares or other equity interests of any Target Company or another Person;

(v) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets with a value above $1,000,000 or the sale of any Target Company or its business or material assets with a value above $1,000,000;

(vi) by its terms, individually or with all related Contracts, requires aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $1,000,000 per year or $1,000,000 in the aggregate;

(vii) obligates the Target Companies to (A) provide a guarantee of obligations of a third party after the date of this Agreement in excess of $1,000,000 or (B) indemnification arrangements and other hold harmless arrangements made or provided by any Target Company to a third party, in each case, other than those incurred in the Ordinary Course of Business;

(viii) obligates the Target Companies to make any capital commitment or expenditure in excess of $5,000,000 (including pursuant to any joint venture);

(ix) relates to the waiver, compromise, conciliation, settlement or similar resolution of any Action under which any Target Company has material outstanding obligations (other than customary confidentiality or non-disparagement obligations);

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(x) is an employment or engagement Contract with any officer, director, employee, consultant or individual independent contractor of any Target Company under which any Target Company (A) has continuing obligations for payment of annual base compensation of at least $200,000, or (B) has severance or post-termination obligations in excess of $200,000 as measured as of the date of this Agreement (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements;

(xi) relates to the voting or control of the equity interests of the Target Companies or the election of directors of the Target Company (other than the Organizational Documents of the Target Companies);

(xii) relates to benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or independent contractor of any Target Company that will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xiii) is between any Target Company, on one hand, and any Related Person, on the other hand;

(xiv) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant;

(xv) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(xvi) is with any Top Customer or Top Supplier;

(xvii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xviii) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $500,000 per year;

(xix) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations); or

(xx) is between any Target Company, on the one hand, any Governmental Authority, on the other hand, with payments to or from the Target Companies in the aggregate of at least $1,000,000.

(b) With respect to each Company Material Contract: (i) such Company Material Contract was entered into at arms’ length and in the Ordinary Course of Business; (ii) such Company Material Contract is legal, valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iv) no Target Company is in material breach or default, and to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (v) to the Knowledge of the Company, no other party to such Company Material Contract is in material breach or default, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (vi) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any

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party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vii) no Target Company has waived any material rights under any such Company Material Contract.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, all Patents, Trademarks, Copyrights and Internet Assets owned by, registered or issued to, or applied for in the name of a Target Company (“Company Registered IP”), specifying as to each item, as applicable: (A) the title of the item, if applicable, (B) the owner, registrant, applicant, or assignee (as applicable) of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers, filing dates, status and next action due within the next six (6) months. Schedule 4.13(a)(ii) of the Company Disclosure Schedules sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions of the Target Companies’ (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software that is available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $200,000 per year for any such item of Software or group of related items of Software, which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property. Each Target Company owns, free and clear of all Liens (other than Permitted Liens) each item of Company Registered IP that is claimed to be owned by, registered in the name of, issued to, or applied for in the name of, such Target Company as set forth in Schedule 4.13(a)(i) of the Company Disclosure Schedules and to the Knowledge of the Target Companies, all Company Registered IP used in the Company’s business as currently conducted is subsisting, valid, and enforceable and free from any material defects in form or in preparation and filing and prosecution and is being diligently prosecuted. All material Company Registered IP, and, to the Knowledge of the Company, the Company Trade Secrets are owned exclusively by the applicable Target Company and to the Knowledge of the Target Companies, Company Trade Secrets are subsisting, valid and enforceable.

(b) Each Target Company has a valid and enforceable license to use all material Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. To the Knowledge of the Company, the Company IP Licenses and Company Registered IP include all of the licenses, sublicenses and other agreements or permissions and rights for Intellectual Property necessary to operate the Target Companies as conducted as of the date of this Agreement. All Software developed by or for a Target Company and used in a Target Company’s business as presently conducted and all Copyrights and, to the Knowledge of the Target Companies, the Trade Secrets in such Software are either owned exclusively by a Target Company, or are otherwise used pursuant to a valid license or other enforceable right (including any applicable open source Software license). Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company: (x) none of the Software used in the business of any of the Target Companies is a “bootleg” version or unauthorized copy; and (y) to the Knowledge of the Company, no such unauthorized Software is used in the business of any Target Company. The Software and other information technology that are used the operation of the businesses of the Target Companies as conducted as of the date of this Agreement: (i) are in satisfactory working order (apart from any that is under development); and (ii) have reasonable security, backups, disaster recovery arrangements, and hardware and software support.

(c) None of the Company Registered IP, or other Intellectual Property used in the businesses of the Target Companies as conducted as of the date of this Agreement and owned or claimed to be owned by the any Target Company (collectively, “Company IP”) (i) are subject to any action challenging the validity, enforceability, or ownership of such Intellectual Property before any Governmental Authority or arbitration entity, and (ii) to the Knowledge of the Company are or have been subject to any written threats or claims of estoppel, invalidity, or other unenforceability. Without limitation on the preceding representations and warranties:

(i) No proceeding or action before any Governmental Authority is pending or, to the Knowledge of the Company, threatened in writing against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Company IP.

(ii) During the past three (3) years, no Target Company or, has received any written notice or claim asserting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person in material respects is occurring or has occurred, in each case, as a consequence of the

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business activities of any Target Company. To the Knowledge of the Target Companies, the Target Companies have rights to all Intellectual Property necessary to conduct its business as currently operated.

(iii) There are no Orders to which any Target Company is a party or is otherwise bound that restrict the rights of a Target Company to use, transfer, license or enforce any material Intellectual Property owned by a Target Company.

(iv) To the Knowledge of the Company, no Target Company is currently infringing as of the date of this Agreement, or has, in the past three (3) years: (x) infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect that is reasonably likely to result in a material Liability to any of the Target Companies, nor (y) been the subject of any written and unresolved noticed or threatened claim of misappropriation or violation of any Intellectual Property of another Person.

(v) To the Knowledge of the Company, none of the Software used in the business of a Target Company as presently conducted with respect to which copyrights are included in the Company IP is subject to any term or condition of an open source Software license that as used by a Target Company requires or purports to require release of such source code included in the Company IP to third parties.

(vi) To the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any Company IP.

(d) All employees and independent contractors of a Target Company who develop Software used in the business of the Target Companies as presently conducted or planned to be conducted have assigned to such Target Company Intellectual Property arising from the services performed for a Target Company by such Persons that is included in the Company IP. No current or former officers, employees or independent contractors of a Target Company have claimed in writing any ownership interest in any material Intellectual Property owned by a Target Company. The Company has made available to SPAC true and complete copies of templates of written Contracts used by the Target Companies under which employees and independent contractors of a Target Company assigned the Intellectual Property developed for such Target Company, and to the Knowledge of the Company all such employee and independent contractors have signed such agreements and the Company has maintained records of such signed agreements. Each Target Company has taken commercially reasonable security measures for the purposes of protecting the secrecy and confidentiality of the Trade Secrets included in Company IP and to the Knowledge of the Company, all such Trade Secrets are valid, subsisting and enforceable.

(e) To the Knowledge of the Company, during the past three (3) years, (i) no Person has obtained unauthorized access to third party personal information and data regarding individuals that are protected by applicable data privacy Law, in the possession of a Target Company and used or generated by the businesses of Target Companies as conducted as of the date of this Agreement, and (ii) nor has there been any other material compromise of the security, confidentiality or integrity of such information or data.

(f) Except as would not result in Liabilities that are material to the Target Companies taken as a whole, the consummation of any of the transactions contemplated by this Agreement will not result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments by a Target Company under, or release of source code for software included in Company IP because of: (i) any Contract providing for the license granted by a Target Company to a third party to use Intellectual Property owned by a Target Company, or (ii) any Company IP License. Except as would not result in Liabilities that are material to the Target Companies taken as a whole, following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same or similar extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred.

(g) Notwithstanding anything to the contrary herein, the representations and warranties in this Section 4.13 are the sole and exclusive representations and warranties of the Company concerning Intellectual Property matters.

4.14 Privacy and Data Security.

(a) Except as would not result in Liabilities that are material to the Target Companies taken as a whole, to the extent that a Target Company collects or stores any personally identifiable information (“PII”) from third party individual persons as of the date of this Agreement, such Target Company has a privacy policy (which may be a group wide policy covering affiliated entities) regarding the collection, use, storage and disclosure of such

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PII in connection with the operation of the its business as conducted as of the date of this Agreement, and each Target Company is and has been in compliance with any such privacy policy applicable to it.

(b) Except as would not result in Liabilities that are material to the Target Companies taken as a whole, the Target Companies taken as a whole, all Target Companies have complied at all times in all respects with all applicable Laws regarding the collection, retention, use and protection of PII. There is no claim pending or threatened in writing against any Target Company regarding any violation of or noncompliance with such applicable Laws.

(c) Except as would not result in Liabilities that are material to the Target Companies taken as a whole, the Target Companies are in compliance with the terms of all contracts to which such Target Company or Target Companies are a party related to data privacy, security or breach notification (including provisions that impose conditions or restrictions on the collection, use, disclosure, transmission, destruction, maintenance, storage or safeguarding of PII).

(d) To the Knowledge of the Company, in the last three (3) years, none of the Target Companies have experienced any loss, damage, or unauthorized access, disclosure, use or breach of security of any PII in their possession, custody or control, or otherwise held or processed on their behalf.

(e) To the Knowledge of the Company, in the last three (3) years, there has been no unauthorized material access, intrusion or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any of the Target Company’s information technology systems, that has caused or could reasonably be expected to cause any: (i) material disruption of or interruption in or to the use of such systems or the conduct of the business of any Target Company; or (ii) material loss, destruction, damage or harm to any Target Company or any of their material operations, personnel, property or other material assets. Each Target Company has taken reasonable actions, consistent with applicable laws and regulations of the relevant jurisdictions, to protect the integrity and security of the PII.

4.15 Taxes and Returns.

(a) No Target Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(b) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(c) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes and there are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return outside of the Ordinary Course of Business.

(d) No Target Company has any material Liability for the Taxes of any Person (other than a Target Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state, local or non-United States Law). No Target Company has any material Liability for the Taxes of another Person (other than a Target Company or any of its current Affiliates) as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(e) No Target Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(f) Neither the Company, nor any Person related to the Company (within the meaning of Treasury Regulations Section 1.368-1(e)(4), without regard to Treasury Regulations Section 1.368-1(e)(4)(i)(A)) has any plan or intention at the Merger Effective Time to acquire or redeem, either directly or through any transaction, agreement, or arrangement with any other Person, any Company Ordinary Shares issued to any equityholder of SPAC pursuant to this Agreement. The Company has no plan or intention to cause the Surviving Company after the Merger to issue additional shares of the Surviving Company that would result in the Company losing “control” of the Surviving Company within the meaning of Section 368(c) of the Code. The Company has no plan or intention at the Merger Effective Time to cause the Surviving Company to cease its separate legal existence for U.S. federal income tax purposes after the Merger. The Company’s principal reason for participating in the Merger is a bona fide business purpose not related to

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Taxes. The Company has neither taken nor agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment. To the Knowledge of the Company and any Target Company, no facts or circumstances exist that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(g) Except as would not reasonably be expected result in any material Liability on the Target Companies, taken as a whole:

(i) Each Target Company has timely filed, or caused to be timely filed, all Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established in accordance with IFRS.

(ii) The Target Companies have complied in all respects with all Laws relating to the withholding and remittance of all amounts of Taxes, and all amounts of Taxes required by any Law to be withheld by the Target Companies have been withheld and paid over to the appropriate Governmental Authority.

(iii) Within the last five (5) years, no claim has been made by any Governmental Authority in a jurisdiction in which any Target Company does not file Tax Returns that it is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(iv) There are no claims, assessments, audits, examinations, investigations or other Actions pending against any Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against such Target Company (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established in accordance with IFRS).

(v) No Target Company has received any written or, to the Knowledge of the Company, other communication from a taxing authority alleging that such Target Company (x) should be classified as having a permanent establishment (within the meaning of an applicable Tax treaty), or (y) otherwise has an office, fixed place of business, trade or business, or taxable presence in a country other than the country in which it is organized.

(vi) No Target Company is currently as of the date of this Agreement being audited by any Tax authority or has been notified in writing by any Tax authority that any such audit is contemplated or pending.

(h) Notwithstanding anything to the contrary herein, the representations and warranties in this Section 4.15 and Section 4.18 are the sole and exclusive representations and warranties of the Company concerning Tax matters.

4.16 Title; Real Property.

(a) Except with respect to Intellectual Property (which is addressed by Section 4.13), (i) the Target Companies have good, valid and marketable title in and to, or in the case of the Personal Property or assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their Personal Property and material assets reflected on the Interim Financial Statements or acquired after the date of the Interim Financial Statements, and (ii) no such material Personal Property or asset is subject to any Liens other than Permitted Liens. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the business of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted. For clarity, the only representations being provided with respect to non-infringement of Intellectual Property are recited in Sections 4.13(c)(ii), 4.13(c)(iv) and 4.13(c)(vi).

(b) Schedule 4.16 of the Company Disclosure Schedules contains a complete and accurate list as of the date of this Agreement of all premises currently leased or subleased by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents as of the date of this Agreement related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to SPAC a true and complete copy of each of

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the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with their terms, and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received any written notice of any such condition.

(c) Schedule 4.16(c) of the Company Disclosure Schedules contains a complete and accurate list as of the date of this Agreement of all premises currently owned by the Target Companies (collectively, the “Company Owned Real Properties”). Each Target Company has good and valid title (free from any Liens other than Permitted Liens) to all the Company Owned Real Properties. Each Target Company has obtained all permits, licenses, consents, approvals, certificates, qualifications, specifications, registrations or other authorizations, or filings of a notification, reports or assessments concerned with the Company Owned Real Properties, or their ownership, occupation, building of structures or buildings, possession or existing use and operation (each, a “Property Permit”) except where the failure to obtain a Property Permit would not reasonably be expected to have a Material Adverse Effect on the Company. Each Target Company has complied with the terms and conditions of each Property Permit and has performed and complied with each obligation, condition, restriction, agreement and legal and administrative requirement affecting the Company Owned Real Properties, their ownership, occupation, possession or existing use and operation, except where the failure to perform or comply would not be reasonably expected to have a Material Adverse Effect on the Company.

4.17 Employee and Labor Matters.

(a) The Target Companies have for the last three (3) years materially complied, and are in material compliance with, all applicable Laws regarding employment, terms and conditions of employment and wages and hours, including those relating to discrimination, harassment, retaliation, leaves of absence, payroll and withholding taxes, immigration, occupational safety and health in the workplace (including applicable workplace orders regarding COVID-19), hours of work, payment of wages and overtime, meal and rest periods, notice and severance obligations, termination of employment, and mandatory insurance and pension (if applicable). As of the date of this Agreement, no Target Company employs or has agreed to employ any Person who is not permitted to work in the jurisdiction in which such Person was employed. None of the Target Companies has any direct or indirect material liability with respect to any misclassification of any Person as an independent contractor rather than as an employee, or as, if applicable, an “exempt” employee rather than a “non-exempt” employee (within the meaning of the Fair Labor Standards Act of 1938 or comparable state law).

(b) The Company has provided to SPAC, in each case, as of June 30, 2021, (i) a true and complete list of the Target Companies’ employees; (ii) the base compensation of each such employee; (iii) each such employee’s eligibility for bonus, commissions, or other incentive pay; (iv) the job title of each such employee; (v) the work location of each such employee; (vi) the classification of each such employee as exempt or non-exempt for purposes of applicable wage payment Laws (if any) ; and (v) the applicable statutory pension plan that the employees are enrolled in.

(c) Schedule 4.17(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) a true and complete list of all of the Target Companies’ contractors or consultants who are providing services on an individual basis; and (ii) a description of fees and services for each such consultant or contractor.

(d) There are no charges, audits, investigations, grievances, or complaint proceedings pending, or, to the Knowledge of the Company, threatened, against the Target Companies before any worker’s compensation board or any international, federal, state, or local agency responsible for the prevention of unlawful employment, occupational safety and health, or wage and hour practices. To the Knowledge of the Company, no Target Company has received notice from any governmental agency evidencing its intent to conduct an audit or an investigation relating to any employees or employment law compliance, occupational safety, or wage payment practices, and no such investigations are as of the date of this Agreement currently in progress.

(e) No Target Company is a party to any collective bargaining agreement or other Contract with any labor union, works council, employee association, or other labor organization. There has not been any actual

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or, to the Knowledge of the Company, threatened strike, lockout, or other material labor dispute against any Target Company since the Lookback Date. There are no grievance or arbitration proceedings against any Target Company pending or, to the Knowledge of the Company, threatened.

4.18 Benefit Plans.

(a) Set forth on Schedule 4.18(a) of the Company Disclosure Schedules is a true and complete list of each Foreign Plan and Benefit Plan maintained, sponsored or contributed to by a Target Company or with respect to which a Target Company has any Liability (each, a “Company Benefit Plan”).

(b) The Company has made available to SPAC, if applicable, copies of (i) the current plan document for each Company Benefit Plan (or a written summary if a plan document is not available) and any amendments thereto, and any related insurance policies, trust agreements and other funding arrangements, (ii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required and any summary of material modifications thereto, (iii) the most recent favorable determination, opinion or advisory letter, as applicable, from the IRS with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, (iv) the three (3) most recent annual reports (Form 5500 series) with respect to any Company Benefit Plan, (v) the most recent financial statements with respect to any Company Benefit Plan, (vi) all notices that were issued by, or non-routine correspondence received from, the IRS, U.S. Department of Labor, or any other Governmental Authority with respect to any Company Benefit Plan within the last three years, and (vii) any material associated administrative agreements with respect to any Company Benefit Plan, in each case, as of the date of this Agreement.

(c) Each Company Benefit Plan has been adopted, established, registered (where required) administered, maintained and operated in material compliance with its terms and the requirements of applicable Law. Each Company Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (“IRS”) or is in the form of a prototype or volume submitter plan with respect to which the IRS has issued a favorable opinion or advisory letter, as applicable, and to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to result in the loss of any such qualified status of such Company Benefit Plan. All contributions or premiums required to be remitted by the applicable Target Company under the terms of each Company Benefit Plan, or by applicable Law, have been remitted in a timely fashion in accordance with applicable Law and the terms of the applicable Company Benefit Plan, and all Liabilities of the Target Companies related to all Company Benefit Plans have been fully and accurately disclosed in accordance with applicable accounting principles. In the last three (3) years, no Target Company nor any ERISA Affiliate has incurred or is reasonably expected to incur any Liability for any Tax imposed under Chapter 43 of the Code or civil Liability under Section 502(i) or (l) of ERISA.

(d) No Company Benefit Plan is, and no Target Company nor any ERISA Affiliate have ever sponsored, maintained, or contributed to, a (i) “defined benefit plan” (as defined in Section 3(35) of ERISA) or “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), in each case, that is or was subject to Section 412 of the Code or Title IV of ERISA, or (ii) multiple employer plan described in Section 413(b) or (c) of the Code or Section 210 of ERISA.

(e) No Company Benefit Plan (i) is a nonqualified deferred compensation plan within the meaning of Section 409A(d)(1) of the Code, (ii) is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA (whether or not subject thereto), (iii) provides medical or life insurance benefits beyond termination of employment, except as required by applicable Law or until the end of the month of termination, or (iv) provides for any reimbursement, indemnity or gross-up to compensate an employee for any Tax Liability. No Target Company has any Liability under Title IV of ERISA or on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

(f) Each Target Company and each Company Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010 (“PPACA”), and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material Liability for penalties or excise Taxes under Sections 4980D or 4980H of the Code or any other provision of the PPACA.

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(g) The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any director, employee or individual independent contractor of a Target Company to severance pay or other payment, benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any director, employee or individual independent contractor of a Target Company; (iii) give rise to any forgiveness of indebtedness of any director, employee or individual independent contractor of a Target Company for amounts due or owing to a Target Company; or (iv) cause any Target Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan.

(h) There are no pending audits or investigations by any Governmental Authority involving any Company Benefit Plan and, to the Knowledge of the Company, no threatened or pending material claims (except for individual claims for benefits payable in the normal operations of the Company Benefit Plans, as applicable), suits or proceedings involving any Company Benefit Plan, nor, to the Knowledge of the Company, are there any facts which could reasonably give rise to any material Liability in the event of any such audit, investigation, claim, suit or proceeding.

4.19 Transactions with Related Persons. No Target Company nor any of its Affiliates, nor any Related Person is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). No Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person.

4.20 Certain Business Practices.

(a) Since January 1, 2017, no Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. Since January 1, 2017, Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf has directly or, knowingly, indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or any other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) Since January 1, 2017, the operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions that govern the operations of the Target Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction on the Target Companies, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors, officers or employees, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently, or has been in the last five (5) years, (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority, (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country

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(currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine); or (iii) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and no Target Company has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State since the Lookback Date.

4.21 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act.

4.22 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Target Company.

4.23 Insurance. Schedule 4.23 of the Company Disclosure Schedules lists all material insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by any Target Company relating to such Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to SPAC. All premiums due and payable under all such insurance policies have been timely paid and the applicable Target Company is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Company, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. Except as set forth on Schedule 4.23 of the Company Disclosure Schedules, there have been no insurance claims made by the Target Companies. Since the Lookback Date, each Target Company has reported to its insurers all material claims and pending circumstances that would reasonably be expected to result in a claim.

4.24 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC or its Affiliates.

4.25 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of SPAC and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of SPAC and Merger Sub for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of SPAC and Merger Sub set forth in this Agreement (including the related portions of the SPAC Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of SPAC or Merger Sub for the Registration Statement; and (b) none of SPAC, Merger Sub or their respective Representatives have made any representation or warranty as to SPAC or Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the SPAC Disclosure Schedules) or in any certificate delivered to Company pursuant hereto.

4.26 Top Customers and Suppliers. Schedule 4.26 lists, by dollar volume received or paid, as applicable, for each of (a) the twelve (12) months ended on December 31, 2020 and (b) the period from January 1, 2021 through

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the Interim Balance Sheet Date, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. (i) No Top Supplier or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, to the Knowledge of the Company, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or, to the Knowledge of the Company, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or intends to stop, decrease or limit materially its products or services to any Target Company or its usage or purchase of the products or services of any Target Company, (iii) to the Knowledge of the Company, no Top Supplier or Top Customer intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, and (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer.

4.27 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO SPAC OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Article V
COVENANTS

5.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing Date (the “Interim Period”), subject to Section 5.11, each of the Target Companies and Merger Sub shall give, and shall cause its Representatives to give, SPAC and its Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements) of the Target Companies and Merger Sub as SPAC or its Representatives may reasonably request regarding the Target Companies, Merger Sub and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited balance sheets and income statements, a copy of each material report, schedule and other document filed with or received by or from a Governmental Authority, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if the financial statements or other documents already exist) and cause each of the Representatives of the Target Companies and Merger Sub to reasonably cooperate with SPAC and its Representatives in their investigation, and,

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except as provided in Section 5.11, the Target Companies and Merger Sub are not required to produce new reports or information that otherwise are not already in existence; provided, however, that SPAC and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies or Merger Sub; provided, further, that such access may be limited to the extent any of the Target Companies or Merger Sub reasonably determines, in light of COVID-19 or COVID-19 Measures, that such access would jeopardize the health and safety of any employee of any of the Target Companies or Merger Sub. SPAC hereby agrees that, during the Interim Period, it shall not contact any employee (excluding executive officers), customer, supplier, distributor or other material business relation of any Target Company regarding any Target Company, the business or the transactions contemplated by this Agreement and the Ancillary Documents without the prior written consent of the Company. Notwithstanding the foregoing, the Company shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a third party, (ii) the disclosure of which would violate any applicable Law or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

(b) During the Interim Period, subject to Section 5.11, SPAC shall give, and shall cause its Representatives to give, the Company, Merger Sub and their respective Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of SPAC or its Subsidiaries, as the Company, Merger Sub or their respective Representatives may reasonably request regarding SPAC, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by or from a Governmental Authority, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if such financial statements or other documents already exist) and cause each of SPAC’s Representatives to reasonably cooperate with the Company and Merger Sub and their respective Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of SPAC or any of its Subsidiaries; provided, further, that such access may be limited to the extent SPAC or its Subsidiaries reasonably determines, in light of COVID-19 or COVID-19 Measures, that such access would jeopardize the health and safety of any employee of SPAC or its Subsidiaries. Notwithstanding the foregoing, SPAC shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a third party, (ii) the disclosure of which would violate any applicable Law or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

5.2 Conduct of Business of the Company and Merger Sub.

(a) Unless SPAC shall otherwise consent in writing (including e-mail or other forms of electronic communications) (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document, as set forth on Schedule 5.2(a) of the Company Disclosure Schedules, or as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), the Company and Merger Sub shall, and shall cause their respective Subsidiaries to (i) conduct their respective businesses, in all material respects, in the Ordinary Course of Business which, for the avoidance of doubt, shall include any reasonable actions or omission in response to any change, effect, event, occurrence, state of facts or development attributable to COVID-19 or COVID-19 Measures, (ii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their officers and employees providing services to the Target Companies, and to preserve the possession, control and condition of their respective material assets and (iii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees in all material respects.

(b) Notwithstanding anything contained herein to the contrary, except as contemplated by this Agreement (including as contemplated by any PIPE Investment), any Ancillary Document, as set forth on Schedule 5.2(b) of the Company Disclosure Schedules, as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), during the Interim Period, without the prior written consent (including e-mail or

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other forms of electronic communications) of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company or Merger Sub shall, and each shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) except in connection with the Recapitalization, sub-divide, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any non-cash dividend or other non-cash distribution in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities, or pay any cash dividend or other cash distribution;

(iv) incur, create, assume or otherwise become liable for any Indebtedness (which for this purpose excludes trade payables or similar obligations) in excess of $500,000 individually or $1,000,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the Ordinary Course of Business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $500,000 individually or $1,000,000 in the aggregate, in each case, except for Indebtedness for which the Target Companies will not have any liability after the Closing;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than ten percent (10%) without the consent of SPAC, or make or commit to make any bonus payment (whether in cash, property or securities) to any employee other than in the ordinary course of business, consistent with past practice, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law or, pursuant to the terms of any Company Benefit Plan;

(vi) other than in connection with the Recapitalization, make or rescind any material election relating to Taxes, settle any claim or Action relating to Taxes, file any amended Tax Return or claim for refund, take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with IFRS;

(vii) transfer or license to any Person other than the license of IP in the Ordinary Course of Business or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP or other material Company IP;

(viii) terminate, or waive or assign any material right under, any Company Material Contract, other than the expiration of any Company Material Contract in accordance with its terms;

(ix) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the Ordinary Course of Business;

(x) establish any Subsidiary or enter into any new line of business;

(xi) make any capital expenditures in excess of $500,000 individually for any project or set of related projects or $1,000,000 in the aggregate (excluding, for the avoidance of doubt, incurring any Company Transaction Expenses), unless such amount has been reserved in the Company Financials;

(xii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate (excluding the incurrence of any Company Transaction Expenses or any Liability or obligation pursuant to any of the Company Material Contracts);

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(xiii) except in the Ordinary Course of Business, enter into any partnership or joint venture with any Person;

(xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xv) fail to maintain its books, accounts and records in all material respects in the Ordinary Course of Business;

(xvi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its material assets, operations and activities in such amount and scope of coverage as are as of the date of this Agreement currently in effect;

(xvii) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with IFRS and after consulting with the Company’s outside auditors;

(xviii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $250,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xix) close or materially reduce its activities, or effect any material layoff or other material personnel reduction or change, at any of its facilities;

(xx) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights, other than licensing of Intellectual Property in the Ordinary Course of Business;

(xxii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the Ordinary Course of Business consistent with past practice;

(xxiii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the Ordinary Course of Business); or

(xxiv) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xxv) enter into, amend, renew, waive or terminate (other than terminations in accordance with their terms) any transaction or Contract in excess of $200,000 with any officer, director, manager, employee, consultant or security holder of any Target Company or any of their Affiliates, other than compensation and benefits and advancement of expenses, in each case, provided in the Ordinary Course of Business or increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than ten percent (10%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;
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(xxvi) commence any Action where the amount claimed exceeds $1,000,000;

(xxvii) (A) establish, enter into, adopt, amend, terminate or increase or accelerate the funding, payment or vesting of the compensation or benefits provided under, any Company Benefit Plan or any other benefit or compensation plan, Contract, program, policy, or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement (except as may be required by the terms of any of the foregoing as in effect on the date of this Agreement), (B) materially increase the aggregate compensation or benefits of, or loan or advance any money or other property to any employee or current or former independent contractor who is a natural person (other than base salary or hourly wage increases in the Ordinary Course of Business), (C) change the key management structure of any Target Company, including the hiring of additional officers or the termination of existing officers (other than for cause), or (D) grant or promise to grant, any bonuses, change in control payments, deferred compensation, severance, retention, equity or equity-based rights, or other compensatory payments or benefits (other than base salary or hourly wages in the Ordinary Course of Business), to any present or former employee, director, officer, or other service provider who is a natural person; or

(xxviii) authorize or agree to do any of the foregoing actions.

5.3 Conduct of Business of SPAC.

(a) Unless the Company shall otherwise consent in writing (including e-mail or other forms of electronic communications) (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement (including as contemplated by any PIPE Investment) or any Ancillary Document, as set forth on Schedule 5.3(a) of the SPAC Disclosure Schedules, or as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), SPAC shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the Ordinary Course of Business which, for the avoidance of doubt, shall include any actions or omission in response to any change, effect, event, occurrence, state of facts or development attributable to COVID-19 or COVID-19 Measures and (ii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors and officers, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict SPAC from extending one or more times, in accordance with the SPAC Organizational Documents and IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 5.3(a) and except as contemplated by this Agreement or any Ancillary Document, as set forth on Schedule 5.3(b) of the SPAC Disclosure Schedules, or as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), SPAC shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) sub-divide, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan

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or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent SPAC from borrowing funds necessary to finance (x) its ordinary course administrative costs and expenses and SPAC Transaction Expenses incurred in connection with the consummation of the Transactions (excluding costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $500,000) and (y) its Extension Expenses of up to $1,750,000);

(v) make or rescind any material election relating to Taxes, settle any claim or Action relating to Taxes, file any amended Tax Return or claim for refund, take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP; provided, that SPAC may, without the consent of the Company, change the accounting treatment of SPAC’s issued and outstanding warrants with respect to the treatment of such warrants as equity rather than liabilities in SPAC’s financial statements;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to SPAC’s ability to consummate the transactions contemplated by this Agreement;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practices;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are as of the date of this Agreement currently in effect;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting SPAC’s outside auditors; provided that SPAC may, without the consent of the Company, change the accounting treatment of SPAC’s issued and outstanding warrants with respect to the treatment of such warrants as equity rather than liabilities in SPAC’s financial statements;

(xii) waive, release, assign, settle or compromise any Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC or its Subsidiary), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the SPAC Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xv) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate (excluding the incurrence of any SPAC Transaction Expenses, including Extension Expenses);

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xvii) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

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(xviii) enter into, amend, renew, waive or terminate (other than terminations in accordance with their terms) any transaction or Contract with any officer, director, manager, employee, consultant or security holder of SPAC or any of their Affiliates;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

5.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each three-month quarterly period and each fiscal year, the Company shall deliver to SPAC an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Interim Balance Sheet Date through the end of such quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year. From the date hereof through the Closing Date, the Company will also promptly deliver to SPAC copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

5.5 Redemptions; PIPE Agreements. During the Interim Period, the Parties will use their reasonable best efforts to minimize the amount of funds in the Trust Account redeemed by SPAC’s shareholders in the Redemption. Without limiting anything to the contrary contained herein, during the Interim Period, the Parties shall use their reasonable best efforts to enter into and consummate subscription agreements with investors relating to a private equity investment in the Company or SPAC to purchase Company Ordinary Shares or SPAC Shares (or other equity securities of SPAC or the Company or debt or other securities that are convertible into equity securities of SPAC or the Company) (“PIPE Shares”) in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to the Parties (a “PIPE Investment”), and, if the Parties elect to seek a PIPE Investment, the Parties shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable best efforts to cause such PIPE Investment to occur (including having senior management of the Parties participate in any investor meetings and roadshows as reasonably requested).

5.6 SPAC Public Filings. During the Interim Period, SPAC will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Merger to maintain the listing of the SPAC Units, the SPAC Class A Shares and the SPAC Public Warrants on NASDAQ; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on NASDAQ only the Company Ordinary Shares and the Company Warrants. It is understood and agreed that any actions or inactions taken by SPAC, based on advice by its legal counsel or auditors, in connection with the accounting treatment of SPAC’s issued and outstanding warrants, or any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities in SPAC’s financial statements shall not be a breach of the requirements of this Section 5.6.

5.7 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement or with the approval of SPAC) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the Ordinary Course of Business) or (y) any material amount of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to SPAC and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination for SPAC.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives not to, without the prior written consent of the Company and SPAC, directly or indirectly, (i) solicit, initiate or knowingly facilitate or assist the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal with respect to such Party, (ii) furnish any non-public

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information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to an Acquisition Proposal, other than to promptly inform such Person or group that it is subject to an exclusivity agreement that prohibits it from engaging or participating in any discussions with respect to any Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement in furtherance of any Acquisition Proposal.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

5.8 No Trading. The Company and Merger Sub each acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of SPAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and NASDAQ promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company and Merger Sub each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC, communicate such information to any third party, take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to receive all applicable Consents of Governmental Authorities needed to consummate the transactions contemplated by this Agreement and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement;.

(b) In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at SPAC’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and use its commercially reasonable efforts to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) subject to a customary “attorneys’ eyes only” arrangement, keep the other Parties and/or their respective outside counsel reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority, in each case regarding any of the transactions contemplated by this

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Agreement; (iii) subject to a customary “attorneys’ eyes only” arrangement, permit a Representative of the other Parties and/or their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority challenging any of the transactions contemplated by this Agreement as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or Actions which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority challenging the transactions contemplated by this Agreement, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts. With respect to the Company, during the Interim Period, the Company shall qualify as “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and to maintain such status through the Closing.

5.10 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings

5.11 The Registration Statement.

(a) As promptly as practicable after the date hereof, the Company shall prepare, and the Company shall file (with SPAC’s assistance) with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Company’s Ordinary Shares and the Company Warrants (and Company Ordinary Shares underlying the Company Warrants) to be issued under this Agreement to the holders of SPAC Shares and the Company Ordinary Shares issuable upon exercise or conversion of the SPAC Warrants

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outstanding prior to the Merger Effective Time, which Registration Statement will also contain a proxy statement of SPAC (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from SPAC shareholders for the matters to be acted upon at the Extraordinary General Meeting and providing the SPAC’s shareholders an opportunity in accordance with SPAC Organizational Documents and the IPO Prospectus to have their SPAC Class A ordinary shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the SPAC Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC shareholders to vote, at an extraordinary general meeting of SPAC shareholders to be called and held for such purpose (the “Extraordinary General Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Transactions, (ii) to the extent required, the issuance of any PIPE Shares, (iii) the approval of the Surviving Company Memorandum and Articles of Association, and (iv) such other matters as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) through (iv), collectively, the “SPAC Shareholder Approval Matters”), and (v) the adjournment of the Extraordinary General Meeting, if necessary or desirable in the reasonable determination of SPAC. In connection with the Registration Statement and the Merger, the Company shall (x) assist SPAC in obtaining NASDAQ approval of the Merger and the change of control resulting from the Merger, (y) file any listing application necessary for the listing of the Company on NASDAQ as successor issuer to SPAC, and (z) file a registration statement (the “1934 Act Registration Statement”) pursuant to the Securities Exchange Act of 1934 and request effectiveness of the 1934 Act Registration Statement concurrently with the effectiveness of the Company’s listing of its securities on NASDAQ.

(b) SPAC and the Company shall cooperate and provide the other Party (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Registration Statement shall include such information concerning the Target Companies, SPAC and their respective equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company and SPAC, respectively, shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading. In connection with the Registration Statement and the Proxy Statement, the Company and SPAC will file with the SEC financial and other information about the Transactions in accordance with applicable Law and applicable proxy solicitation and registration statement rules, SPAC Organizational Documents, the Cayman Act and the rules and regulations of the SEC and NASDAQ.

(c) SPAC and the Company shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Extraordinary General Meeting and the Redemption. Each of SPAC and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company and SPAC and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC and the Company shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to SPAC’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and SPAC Organizational Documents.

(d) SPAC and the Company, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. The Company shall provide SPAC with copies of any written comments, and shall inform SPAC of any material oral comments, that the Company or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Extraordinary General Meeting and the Redemption promptly after the receipt of such comments and shall give SPAC a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

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(e) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, SPAC (with the reasonable cooperation of the Company) shall distribute the Proxy Statement to SPAC’s shareholders and, pursuant thereto, shall call the Extraordinary General Meeting in accordance with the Cayman Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement. After the Registration Statement is declared effective under the Securities Act, SPAC shall solicit proxies from the SPAC shareholders to vote in favor of the SPAC Shareholder Approval Matters, as approved by the SPAC board of directors, which approval shall also be included in the Registration Statement.

(f) If on the date for which the Extraordinary General Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required SPAC Shareholder Approval, whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of the Extraordinary General Meeting with the Company’s consent not to be unreasonably withheld. SPAC, with the Company’s consent not to be unreasonably withheld, may also adjourn the Extraordinary General Meeting to establish a quorum or if the SPAC stockholders have elected to redeem a number of shares of SPAC Shares as of such time that would reasonably be expected to result in the condition set forth in Section 7.2(d) not being satisfied. Notwithstanding the foregoing, without the consent of the Company, in no event shall SPAC adjourn the Extraordinary General Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond four (4) Business Days prior to the Outside Date. The recommendation of the SPAC board of directors shall be included in the Registration Statement. Except as otherwise required by applicable Law, SPAC covenants that none of the SPAC board of directors (including any committee thereof) or SPAC shall withdraw, withhold or modify, or publicly propose a change to any recommendation in support of the Transactions.

(g) SPAC and the Company shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, SPAC Organizational Documents, the Company Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement and Proxy Statement, the listing on NASDAQ, any solicitation of proxies thereunder, the calling and holding of the Extraordinary General Meeting and the Redemption.

(h) The Company (with reasonable cooperation from SPAC) shall take such reasonable steps as are necessary for the listing of the Company Ordinary Shares and the SPAC Public Warrants on NASDAQ, as a successor issuer, and shall provide such information as is necessary to obtain NASDAQ approval of such listing.

5.12 Public Announcements.

(a) The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of SPAC and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four (4) Business Days after the execution of this Agreement), SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review and comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with a draft of which shall be provided to the Company for reviewing and comment promptly following the execution of this Agreement); provided, however, if the Company does not approve of the Form 8-K on or prior to the date such filing is required to be made pursuant to Federal Securities Laws, the failure to secure the approval of the Company shall not prevent SPAC from making such filing in accordance with Federal Securities Laws. Prior to Closing, SPAC and the Company shall prepare a current report on Form 8-K to be filed by the Company announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Filing”); provided, however, if the Company does not approve of the Form 8-K on or prior to the date such filing is required to be made pursuant to Federal Securities Laws, the failure to secure the approval of the Company shall not prevent SPAC from making such filing in accordance with Federal

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Securities Laws. SPAC shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) the Closing Filing prior to filing. The Parties shall mutually agree upon and, as promptly as practicable after the Closing Date (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing or the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in the Interim Period in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

5.13 Company Shareholder Approval Matters. The Company shall call a general meeting of its shareholders for the purpose of obtaining the consent of the shareholders as required by the Company Organizational Documents and the Cayman Act (the “Required Company Shareholder Approval”) approving (i) the adoption and approval of this Agreement and the Transactions (including to the extent required, the issuance of Company Securities pursuant to this Agreement), in accordance with the Company Organizational Documents and the Cayman Act and, to the extent applicable, regulations of the SEC and Nasdaq, (ii) the approval of the Amended Organizational Documents and the Recapitalization; (iii) the appointment of the members of the Post-Closing Board in accordance with this Agreement, (iv) the issuance of Company Ordinary Shares and Company Warrants pursuant to this Agreement, including (A) the Company Ordinary Shares issuable pursuant to the Recapitalization, and (B) the Company Ordinary Shares issuable upon exercise of the Company Warrants, and the outstanding Company Options; and (v) such other matters as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) through (v), collectively, the “Company Shareholder Approval Matters” as promptly as practicable after the date hereof), and (vi) the adjournment of the general meeting, if necessary or desirable in the reasonable determination of the Company. The Company shall use its reasonable best efforts to solicit from the holders of Company Ordinary Shares and Company Preferred Shares proxies or written consents in favor of the Company Shareholder Approval Matters, and to take all other actions necessary or advisable to secure the Required Company Shareholder Approval, including enforcing the Voting Agreements.

5.14 Confidential Information.

(a) The Company and Merger Sub agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any SPAC Confidential Information that is provided to such Person, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the SPAC Confidential Information without SPAC’s prior written consent; and (ii) in the event that the Company, Merger Sub or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any SPAC Confidential Information, (A) provide SPAC to the extent legally permitted with prompt written notice of such requirement so that SPAC or an Affiliate thereof may seek, at SPAC’s cost, a protective Order or other remedy or waive compliance with this Section 5.14(a), and (B) in the event that such protective Order or other remedy is not obtained, or SPAC waives compliance with this Section 5.14(a), furnish only that portion of such SPAC Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such SPAC Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and Merger Sub shall, and shall cause their respective Representatives to, promptly deliver to SPAC or destroy (at SPAC’s election) any and all copies (in whatever form or medium) of SPAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) the Company, Merger Sub and their Representatives shall be permitted to disclose any and all SPAC Confidential Information to the extent required by Federal Securities Laws, as advised by outside counsel and after giving SPAC a reasonable opportunity under the circumstances to review such disclosure and considering in good faith any comments made by SPAC regarding such disclosure, (y) the Company and Merger Sub

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shall, and shall cause their respective Representatives to, treat and hold in strict confidence any Trade Secret of SPAC disclosed to such Person until such information ceases to be a Trade Secret and (z) the Company, Merger Sub and their Representatives shall be permitted to retain copies of SPAC Confidential Information to the extent required by internal compliance policies or applicable Laws or to satisfy requirements of a Governmental Authority.

(b) SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information that is provided to such Person, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that SPAC or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.14(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.14(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, SPAC shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) SPAC and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by Federal Securities Laws, as advised by outside counsel and after giving the Company a reasonable opportunity under the circumstances to review such disclosure and considering in good faith any comments made by the Company regarding such disclosure, (y) SPAC shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of any Target Company or Merger Sub disclosed to such Person until such information ceases to be a Trade Secret and (z) SPAC and its Representatives shall be permitted to retain copies of Company Confidential Information to the extent required by internal compliance policies or applicable Laws or to satisfy requirements of a Governmental Authority.

(c) For the avoidance of doubt, the obligations set forth in this Section 5.14 are in addition to and shall not supersede any continuing obligations under any confidentiality agreement between or among the Parties.

5.15 Post-Closing Board of Directors and Executive Officers.

(a)  The Parties shall take all necessary action, including causing the directors of the Company to resign, so that effective as of the Closing, the Company’s board of directors (the “Post-Closing Board”) will consist of the individuals listed on Schedule 5.15(a) of the Company Disclosure Schedules. At or prior to the Closing, the Company will provide each director with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.

(b)  The Parties shall take all action necessary, including causing the executive officers of the Company to resign, so that the executive officers of the Company will consist of the individuals listed on Schedule 5.15(b) of the Company Disclosure Schedules.

5.16 2022 Equity Plan. Prior to the effectiveness of the Registration Statement/Proxy Statement, the board of directors of the Company shall approve and adopt the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan (the “2022 Equity Plan”), in the form attached hereto as Exhibit H, and in the manner prescribed under applicable Laws, effective as of the Closing Date, reserving for grant thereunder a the number of Company Ordinary Shares equal to 10% of the number of issued and outstanding Company Ordinary Shares immediately after the Closing (exclusive of the number of Company Ordinary Shares subject to outstanding awards under the Company Equity Plan as of such date of approval). The 2022 Equity Plan will provide that the Company Ordinary Shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2023 fiscal year in an amount equal to the percentage of Company Ordinary Shares outstanding on the last day of the

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immediately preceding fiscal year set forth on Schedule 5.16 of the Company Disclosure Schedules or such lesser amount as determined by the Board of Directors of the Surviving Company.

5.17 Indemnification of Directors and Officers.

(a) From and after the Closing Date, the Surviving Company and the Company shall jointly and severally indemnify and hold harmless (i) each present and former director and officer of the Target Company, SPAC or Merger Sub, and (ii) in addition, solely with respect to the Target Company, named senior executives of the Target Company (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the relevant Target Company, SPAC or Merger Sub, respectively) (the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date (each, a “Claim”), to the fullest extent that the relevant Target Company, SPAC or Merger Sub, respectively, would have been permitted under applicable Law and subject to the limitations of its respective Organizational Documents and indemnification agreements, if any, in effect from time to time at or prior to the Closing to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). After the Closing Date, in the event that any D&O Indemnified Party becomes involved in any capacity in any Action based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Closing Date, the D&O Indemnified Party may retain counsel reasonably satisfactory to them after consultation with the Company; provided, however, that the Company shall have the right to assume the defense thereof with counsel reasonably satisfactory to the D&O Indemnified Parties.

(b) Prior to the Merger Effective Time, the Surviving Company shall use its commercially reasonable efforts to purchase and obtain, as of the Closing Date a “tail” insurance policy, to the extent available on commercially reasonable terms, extending coverage for an aggregate period of six (6) years providing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred on or before the Closing covering (as direct beneficiaries) those persons who are as of the date of this Agreement currently covered by the SPAC’s directors’ and officers’ liability insurance policy, of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the date of this Agreement by, or for the benefit of, the SPAC; provided, however, that to the extent a policy as permitted by this Section 5.17(b) is purchased by SPAC, the aggregate cost of such policy shall be deemed a SPAC Transaction Expense and shall not exceed 400% of the annual premium of SPAC’s directors’ and officers’ liabilities insurance policy as of the date of this Agreement (which consent shall be deemed to be commercially reasonably for purposes of this paragraph (b)).

(c) Notwithstanding the foregoing (i) none of the Surviving Company or the Company shall be obligated to indemnify a D&O Indemnified Party with respect to any amount in relation to a Claim of any type whatsoever to the extent such Claim (or part thereof) has been paid to the D&O Indemnified Party (or paid directly to a third party on a D&O Indemnified Party’s behalf) by any directors and officers, or other type, of insurance maintained by the Surviving Company or the Company, and (ii) no D&O Indemnified Party shall settle any Claim without the prior written consent of the Surviving Company and the Company (which consents shall not be unreasonably withheld, conditioned or delayed), nor shall any of the Surviving Company or the Company: (A) settle any Claim without either (x) the written consent of all D&O Indemnified Parties against whom such Claim was made (which consents shall not be unreasonably withheld, conditioned or delayed), or (y) obtaining an unconditional general release from all liability arising out of the proceeding to which the Claim relates for all D&O Indemnified Parties without admission nor finding of wrongdoing as a condition of such settlement, or (B) be liable to a D&O Indemnified Party for any amounts paid in settlement of any threatened or pending Claim effected without its prior written consent (which consents shall not be unreasonably withheld, conditioned or delayed).

(d) On or prior to the Closing Date, the Company shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and SPAC with, or for the benefit of, the D&O Indemnified Parties, which indemnification agreements shall continue to be effective following the Closing Date. To the extent applicable, on or prior to the Closing Date, SPAC shall countersign such indemnification agreements with respect to any D&O Indemnified Party that was a director or officer of SPAC prior to the Merger for the purposes of acknowledging the termination of any applicable indemnification agreements between such D&O Indemnified Party and SPAC.

(e) The provisions of this Section 5.17 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and representatives.

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5.18 Section 16 Matters. Prior to the Closing Date, the Parties shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of Company Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to the Company, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.19 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption and any proceeds received by the Company from any PIPE Investment (i) the SPAC Transaction Expenses, (ii) any loans owed by SPAC to Sponsor for the SPAC Transaction Expenses, other administrative costs and expenses incurred by or on behalf of SPAC and (iii) the Company Transaction Expenses. Such amounts, will be paid at the Closing. Any remaining cash will be transferred to the Company and used for working capital and general corporate purposes, except to the extent such transfer could jeopardize the Intended Tax Treatment.

5.20 Tax Matters.

(a) Transfer Taxes. The Party required under Law to file all necessary Tax Returns and other documentation, and pay any necessary Taxes, with respect to any transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with the Merger shall do so, and any other Party shall cooperate and join in the execution of any such Tax Returns and other documentation as necessary, and each of the SPAC and the Company shall share the costs of all such Taxes and fees equally.

(b) Tax Treatment. Each Party shall (i) use its respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its Knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment and (ii) cause, in each case for U.S. federal income tax purposes, Merger Sub to be treated, or elect to be treated (if necessary), as an association taxable as a corporation for U.S. federal income tax purposes as of the effective date of its formation and not subsequently change such classification effective on or prior to the Closing Date. Each Party shall report the Merger consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Merger.

(c) Following the Merger the Surviving Company shall, for at least six (6) months following the Closing Date, either (i) continue SPAC’s “historic business” (with the meaning of Treasury Regulations Section 1.368- 1(d)(2)), or (ii) use a significant portion of SPAC’s “historic business assets” (within the meaning of Treasury Regulations Section 1.368-1(d)(3)) in a business. Within two (2) years following the Closing, the Company will not cause the Surviving Company to (i) dispose of more than 50% of the assets held by it at Closing pursuant to one or more distributions or other transfers where the Surviving Company does not receive an exchange of net value in such transfer, (ii) make any distribution or other transfer that fails to satisfy the requirements of Treasury Regulations Section 1.368-2(k)(1)(i) (in the case of a distribution), Treasury Regulations Section 1.368-2(k)(1)(ii) (in the case of a transfer other than a distribution), or (iii) otherwise take any action that would result in an actual or deemed liquidation of the Surviving Company for U.S. federal income tax purposes.

(d) Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, any claim for a refund of any Tax, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

5.21 NASDAQ Listing. The Company shall use commercially reasonable efforts to cause: (a) the Company’s initial listing application with NASDAQ in connection with the transactions contemplated by this Agreement to have been approved: (b) the Company to satisfy all applicable initial listing requirements of NASDAQ; and (c) the Company Ordinary Shares and Company Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on NASDAQ (and SPAC shall reasonably cooperate in connection therewith),

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subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Merger Effective Time. The Company shall pay all fees of NASDAQ in connection with the application to list and the listing of Company Ordinary Shares and Company Warrants on NASDAQ.

5.22 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates that would reasonably be likely to result in a material Liability to such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

Article VI
SURVIVAL

6.1 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Closing, and all of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall terminate and expire upon the occurrence of the Closing (and there shall be no Liability after the Closing in respect thereof), in each case, except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing and (b) Articles IX X and XI & this Section 6.1.

Article VII
CLOSING CONDITIONS

7.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger shall be subject to the satisfaction or written waiver (where permissible) by the Company and SPAC of the following conditions:

(a) Required SPAC Shareholder Approval. The SPAC Shareholder Approval Matters that are submitted to the vote of the shareholders of SPAC at the Extraordinary General Meeting in accordance with the Proxy Statement shall have been approved by the Required SPAC Shareholder Approval.

(b) Required Company Shareholder Approval. The Required Company Shareholder Approval shall have been obtained.

(c) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the Transactions set forth on Schedule 7.1(c) shall have been obtained or made.

(d) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Closing illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

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(e) Net Tangible Assets. Either immediately prior to or upon the Closing, after giving effect to the Redemption and any receipt of proceeds from any PIPE Investment, SPAC shall have net tangible assets of at least $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(f) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(g) NASDAQ Listing. (i) The Company’s initial listing application with NASDAQ in connection with the Transactions shall have been conditionally approved and (ii) the Company’s Ordinary Shares and Company Warrants to be issued in connection with the Transactions shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(h) Foreign Private Issuer. The Company shall not have received evidence that it will not qualify as a “foreign private issuer” pursuant to Rule 3b-4 of the Exchange Act as of the Closing.

(i) Recapitalization; Amendment to Company Articles. Prior to the Merger Effective Time, the Company shall (i) have consummated the Recapitalization, and (ii) provide evidence that the Company’s shareholders have adopted the Amended Organizational Documents in a form to be agreed upon by the Parties, and shall have provided SPAC with evidence of such adoption.

7.2 Conditions to Obligations of the Company and Merger Sub. In addition to the conditions specified in Section 7.1, the obligations of the Company and Merger Sub to consummate the Closing are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of SPAC set forth in this Agreement and in any certificate delivered by or on behalf of SPAC pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), (ii) with respect to the SPAC Fundamental Representations, any failures to be true and correct in all material respects, and (iii) for all other representations and warranties of SPAC, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, SPAC.

(b) Agreements and Covenants. SPAC shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to SPAC since the date of this Agreement which is continuing and uncured.

(d) Available Closing SPAC Cash. The Available Closing SPAC Cash shall be equal to or greater than $50,000,000.

(e) Resignation of Directors and Officers. At or prior to the Closing, the directors and officers of SPAC shall have resigned or otherwise removed, effective as of or prior to the Closing.

(f) Closing Deliveries.

(i) Officer Certificate. SPAC shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of SPAC in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b), 7.2(c), 7.2(d) and 7.2(e) with respect to SPAC.

(ii) Secretary Certificate. SPAC shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of SPAC Organizational Documents as in effect as of the Closing Date (immediately prior to the Merger Effective Time), (B) the resolutions of SPAC’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required SPAC Shareholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which SPAC is a party or otherwise bound.

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(iii) Good Standing. SPAC shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for SPAC certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of SPAC’s jurisdiction of organization.

(iv) Assignment, Assumption and Amendment to Warrant Agreement. The Company shall have received a copy of the Assignment, Assumption and Amendment to Warrant Agreement.

(v) Registration Rights Agreement. The Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(vi) Lock-Up Agreements. The Company shall have received a Lock-Up Agreement for certain shareholders of the Company, duly executed by SPAC and each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

7.3 Conditions to Obligations of SPAC. In addition to the conditions specified in Section 7.1, the obligations of SPAC to consummate the Closing are subject to the satisfaction or written waiver (by SPAC) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company and Merger Sub set forth in this Agreement and in any certificate delivered by or on behalf of the Company or Merger Sub pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, shall be true and correct on and as of the Closing Date as if made on the Closing Date, in each case except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), (ii) with respect to the representations and warranties contained in the first sentence of Section 3.5, the second and third sentences of Section 4.3 and Section 4.17, which shall be true and correct other than de minimis inaccuracies, (iii) with respect to the Company and Merger Sub Fundamental Representations, any failures to be true and correct in all material respects, and (iv) for all other representations and warranties of the Company and Merger Sub, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company or Merger Sub, as applicable.

(b) Agreements and Covenants. The Company and Merger Sub shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company since the date of this Agreement which is continuing and uncured.

(d) Resignation of Directors and Officers. At or prior to the Closing, the directors and officers of the Company not listed on Schedule 5.15(a) and Schedule 5.15(b) shall have resigned or otherwise removed, effective as of or prior to the Closing.

(e) Closing Deliveries.

(i) Officer Certificate. SPAC shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c) with respect to the Company and Merger Sub, as applicable.

(ii) Secretary Certificates. The Company and Merger Sub shall each have delivered to SPAC a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Merger Effective Time), (B) the resolutions of its board of directors and shareholders, as applicable, authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is a party or otherwise bound.

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(iii) Good Standing. The Company shall have delivered to SPAC good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization, to the extent that good standing certificates or similar documents are generally available in such jurisdiction. The Company shall have delivered to SPAC a good standing certificate (or similar document applicable for such jurisdiction) for Merger Sub certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of Merger Sub’s jurisdiction of organization, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdiction.

(iv) Registration Rights Agreement. SPAC shall have received a copy of the Registration Rights Agreement, duly executed by the Company and each Company shareholder party thereto.

(v) Company Organizational Documents. At or prior to the Merger Effective Time, the shareholders of the Company shall have adopted the Amended Organizational Documents in a form to be mutually agreed upon by the Parties.

(vi) SPAC Registration Rights Agreement Amendment. The SPAC Registration Rights Agreement Amendment shall be in full force and effect in accordance with the terms thereof as of the Closing.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Merger Sub) to comply with or perform any of its covenants or obligations set forth in this Agreement in all material respects.

Article VIII
TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of SPAC and the Company;

(b) by written notice by SPAC or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by April 13, 2022 (the “Outside Date”) (provided, that, if SPAC seeks and obtains an Extension, SPAC shall have the right, with the prior written consent of the Company, to extend the Outside Date for an additional period equal to the shortest of (i) three (3) additional months, (ii) the period ending on the last date for SPAC to consummate its Business Combination pursuant to such Extension and (iii) such period as mutually agreed by the Parties); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company or Merger Sub) of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either SPAC or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Company or Merger Sub) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to SPAC, if (i) there has been a breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of SPAC shall have become untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured before the earlier of (A) end of the twentieth day after written notice of such breach or inaccuracy is provided to SPAC by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company or Merger Sub is

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in uncured breach of this Agreement which would result in a failure of any condition set forth in Section 7.3(a) or Section 7.3(b) from being satisfied;

(e) by written notice by SPAC to the Company, if (i) there has been a breach by the Company or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured before the earlier of (A) end of the twentieth (20th) day after written notice of such breach or inaccuracy is provided to the Company by SPAC or (B) the Outside Date; provided, that SPAC shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time SPAC is in uncured breach of this Agreement which would result in a failure of any condition set forth in Section 7.2(a) or Section 7.2(b) from being satisfied;

(f) by written notice by either SPAC or the Company to the other if the Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, SPAC’s shareholders have duly voted, and the Required SPAC Shareholder Approval was not obtained; or

(g) by written notice by the SPAC to the Company, if there shall have been a Material Adverse Effect on the Company following the date of this Agreement which is uncured and continuing.

8.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party, any of their respective Affiliates or any of their and their Affiliates’ respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.14, 8.3, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, (ii) nothing herein shall relieve any Party from Liability for any Fraud Claim against such Party prior to termination of this Agreement, and (iii) nothing herein shall relieve the Company or Merger Sub from Liability for willful breach (in each case of clauses (i), (ii) and (iii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.6), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3 Fees and Expenses. Subject to Section 9.1, unless otherwise provided for in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all unpaid Company Transaction Expenses and SPAC shall pay, or cause to be paid, all unpaid SPAC Transaction Expenses and (b) if the Closing occurs, then the Company shall pay, or cause to be paid, all unpaid Company Transaction Expenses and all unpaid SPAC Transaction Expenses.

Article IX
WAIVERS AND RELEASES

9.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. Each of the Company and Merger Sub hereby represents and warrants that it understands that SPAC has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by SPAC’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by SPAC’s underwriters) (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Class A Shares in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with a shareholder vote to amend SPAC Organizational

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Documents to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Class A Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of SPAC Class A Shares if SPAC does not complete a Business Combination within 12 months from the closing of the IPO or with respect to any other provision relating to the rights of holders of SPAC Class A Shares, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within 12 months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any income taxes, and (d) to SPAC after the consummation of a Business Combination, in each case, subject to the Trust Agreement. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and Merger Sub hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company or Merger Sub nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or Merger Sub or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company and Merger Sub on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company and Merger Sub each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter in this Agreement, and each of the Company and Merger Sub further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. Notwithstanding anything herein to the contrary, (A) the Company and Merger Sub or any of their respective Affiliates may commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds but excluding any distributions to Public Shareholders); provided that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behaves or in lieu of them) to have any claim against the Trust Account or any amounts contained therein or any distributions to Public Shareholders, and (B) nothing herein shall limit or prohibit the Company and Merger Sub or any of their respective Affiliates from pursuing a claim against SPAC for specific performance or other equitable relief. This Section 9.1 shall survive termination of this Agreement for any reason.

Article X
MISCELLANEOUS

10.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SPAC at or prior to the Closing, to: Global SPAC Partners Co. 2093 Philadelphia Pike #1968 Claymont, DE 19703 Attn: Steve Cannon Telephone No.: (650) 560-4753 Email: steve@spacpartners.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Stuart Neuhauser, Esq.
Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: sneuhauser@egsllp.com
mgray@egsllp.com

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If to the Company or Merger Sub at or prior to the Closing, to:

Gorilla Technology Group Inc.
7F-1, No.302, Ruey Kuang Road, Neihu, Taipei, Taiwan, R.O.C.
Attn: Dr. Spincer Koh, CEO
Facsimile No.: +886-2-2627-7698
Telephone No.: +886-2-2627-7996
Email: spkoh@gorilla-technology.com

with a copy (which will not constitute notice) to:

K&L Gates LLP
30/F, 95 Dun Hua S. Road, Sec. 2
Taipei 106, Taiwan
Attn: James Chen and Billy M.C. Chen
Facsimile No.: +886.2.2326.5188
Telephone No.: +886.2.2325.5838
Email: james.chen@klgates.com
billy.chen@klgates.com

and

K&L Gates LLP
599 Lexington Avenue
New York, New York 10022
Attn: Robert S. Matlin and Jonathan M. Barron
Facsimile No.: +1-212-536-3901
Telephone No.: +1-212-536-3900
Email: robert.matlin@klgates.com
jonathan.barron@klgates.com

If to Surviving Company or the Company after the Closing, to:

Dr. Spincer Koh, CEO
7F-1, No.302, Ruey Kuang Road, Neihu, Taipei, Taiwan, R.O.C.
Attn: Dr. Spincer Koh, CEO
Facsimile No.: +886-2-2627-7698
Telephone No.: +886-2-2627-7996
Email: spkoh@gorilla-technology.com

with a copy (which will not constitute notice) to:

K&L Gates LLP
30/F, 95 Dun Hua S. Road, Sec. 2
Taipei 106, Taiwan
Attn: James Chen and Billy M.C. Chen
Facsimile No.: +886.2.2326.5188
Telephone No.: +886.2.2325.5838
Email: james.chen@klgates.com
billy.chen@klgates.com

and

K&L Gates LLP
599 Lexington Avenue
New York, New York 10022
Attn: Robert S. Matlin and Jonathan M. Barron
Facsimile No.: +1-212-536-3901
Telephone No.: +1-212-536-3900
Email: robert.matlin@klgates.com
jonathan.barron@klgates.com

10.2 Binding Effect; Assignment. Subject to Section 10.3, this Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party, by operation of Law or otherwise, without the prior written consent of SPAC and the Company, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3 Third Parties. Except for the rights of the D&O Indemnified Parties set forth in Section 5.18, of the Sponsor set forth in Section 5.20, of Ellenoff Grossman & Schole LLP (“EGS”) set forth in Section 10.14(a) and K&L Gates LLP (“KLG”) set forth in Section 10.14(b), which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4 Governing Law; Jurisdiction. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by,

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construed and enforced in accordance with the Laws (both substantive and procedural) of the State of New York, without regard to the conflict of laws principles thereof, except that the Merger, the internal affairs of SPAC and any provisions of this Agreement that are expressly or otherwise required to be governed by the Cayman Act, shall be governed by the Laws of the Cayman Islands (without giving effect to choice of law principles thereof) in respect of which the Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands. Subject to the immediately preceding sentence, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively by the state and federal courts seated in New York County, New York (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, restraining order or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by SPAC and the Company.

10.9 Waiver. Each of SPAC and the Company on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein

Annex A-55

or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

10.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with IFRS or GAAP, based on the accounting principles used by the applicable Person; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to SPAC or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of SPAC and its Representatives and SPAC and its Representatives have been given access to the electronic folders containing such information at least two (2) Business Days prior to the date of this Agreement.

10.12 Counterparts. This Agreement may be executed and delivered (including by facsimile, e-mail or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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10.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee or other Representative of any past, present or future equity holder of any Party or of any Affiliate or successor or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law;.

10.14 Legal Representation.

(a) The Parties agree that, notwithstanding the fact that EGS may have, prior to the Closing, jointly represented SPAC and the Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented SPAC, Sponsor and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after the Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to SPAC or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and Merger Sub hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’ future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of Merger Sub, SPAC and/or the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Sponsor, SPAC or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by SPAC; provided, further, that nothing contained herein shall be deemed to be a waiver by SPAC or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) The Parties agree that, notwithstanding the fact that KLG may have, prior to the Closing, represented the Company and Merger Sub in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented the Company, Merger Sub and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, KLG will be permitted in the future, after the Closing, to represent the shareholders or holders of other equity interests of the Company on or prior to the Closing or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “Gorilla Group”) in connection with matters in which such Persons are adverse to the Surviving Company, including any disputes arising out of, or related to, this Agreement. The Company and Merger Sub hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with KLG’s future representation of any member of the Gorilla Group in which the interests of such Person are adverse to the interests of Merger Sub, SPAC and/or the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by KLG of any member of the Gorilla Group. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Company and the Gorilla Group shall be deemed the client of KLG with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Gorilla Group, shall be controlled by the Gorilla Group and shall not pass to or be claimed by the Surviving Company; provided, further, that nothing contained herein shall be deemed to be a waiver by the Surviving Company or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

Article XI
DEFINITIONS

11.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any charge, claim, demand, notice of noncompliance or violation, action, complaint, petition, investigation, appeal, suit, litigation, arbitration or other similar proceeding initiated or

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conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of SPAC prior to the Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Lock-Up Agreements, the Target Voting Agreement, the Sponsor Voting Agreement, the Registration Rights Agreement, the SPAC Registration Rights Agreement Amendment and the Amended Organizational Documents and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Audited Financial Statements” means the audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the audited consolidated balance sheets of the Target Companies as of the Balance Sheet Date and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the years ended December 31, 2020 and December 31, 2019.

“Available Closing SPAC Cash” means, without duplication, an amount equal to (a) all amounts in the Trust Account (after deducting the aggregate amount of payments required to be made in connection with the Redemption) or SPAC’s operating account, in any case, prior to payment of any SPAC Transaction Expenses or Company Transaction Expenses or other liabilities due at the Closing, plus (b) the aggregate amount of cash that has been funded to and remains with, or that will be funded concurrently with the Closing to, SPAC pursuant to any PIPE Investment.

“Balance Sheet Date” means December 31, 2020.

“Benefit Plans” of any Person means any deferred compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other welfare benefit, profit sharing, pension, or retirement plan and each other employee benefit plan, program, agreement or arrangement (whether written or unwritten), including (i) each “employee benefit plan” as such term is defined under Section 3(3) of ERISA (whether or not subject to ERISA), and (ii) any statutory scheme or plan under the laws of the Republic of China (Taiwan), including the national health insurance scheme under the National Health Insurance Act, the labor insurance scheme under the Labor Insurance Act, the defined benefit pension scheme under the Labor Standards Act (if applicable) and/or Labor Pension Act (“Taiwan Old Pension Scheme”), and the defined contribution pension scheme under the Labor Pension Act, maintained, sponsored or contributed to, or required to be contributed to, by a Person for the benefit of any current or former employee or individual service provider of such Person, or with respect to which such Person has any Liability.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Cayman Act” means the Cayman Islands Companies Act (As Revised).

“Code” means the U.S. Internal Revenue Code of 1986.

“Company and Merger Sub Fundamental Representations” means the representations and warranties contained in Sections 3.1 (Organization and Standing), 3.2 (Authorization; Binding Agreement) 3.5 (Capitalization) other than the first sentence of Section 3.5(a), 3.10 (Finders and Brokers), 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.3 (Capitalization) other than the second sentence of Section 4.3(a), Section 4.4 (Subsidiaries) and 4.22 (Finders and Brokers).

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“Company Organizational Documents” means the memorandum and articles of association of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies, Merger Sub or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by SPAC or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by any Target Company, Merger Sub or their respective Representatives to SPAC or its Representatives was previously known by such receiving party, other than from any Target Company, Merger Sub or their respective Representatives, without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Equity Plan” means the Company’s Employee Stock (Management Team) Option Program Policy.

“Company Financials” means the Audited Financial Statements and the Interim Financial Statements.

“Company Option” means, as of any determination time, each option to purchase Company Ordinary Shares that is outstanding and unexercised and granted under the Company Equity Plan.

“Company Ordinary Shares” means the Company’s Ordinary Shares, par value $1.00.

“Company Preferred Shares” means, collectively, the Company Series A Shares, Company Series B Shares, Company Series C Shares, and the Company Series D Shares.

“Company Securities” means the Company Ordinary Shares, and the Company Warrants, collectively.

“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Series A Shares” means the Company’s Series A Convertible Preferred Shares, par value $1.00.

“Company Series B Shares” means the Company’s Series B Convertible Preferred Shares, par value $1.00.

“Company Series C Shares” means the Company’s Series C Convertible Preferred Shares, par value $1.00.

“Company Series D Shares” means the Company’s Series D Convertible Preferred Shares, par value $1.00.

“Company Shares” means collectively, the Company Ordinary Shares; the Company Series A Shares, the Company Series B Shares, the Company Series C Shares and the Company Series D Shares.

“Company Shareholders” means, collectively, the holders of Company Ordinary Shares

“Company Transaction Expenses” means all fees and expenses of any of the Target Companies or Merger Sub (and not otherwise expressly allocated to SPAC pursuant to the terms of this Agreement or any Ancillary Document) incurred or payable as of the Closing Date in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of their covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Target Companies or Merger Sub, (b) all bonuses, change in control payments, retention payments, severance payments or similar payments payable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, and the amount of the employer portion of any employment Taxes payable with respect to such payments, and (c) any other fees, expenses, commissions or other amounts that are expressly allocated to any Target Company or Merger Sub pursuant to this Agreement or any Ancillary Document.

Annex A-59

“Company Warrants” means one whole warrant entitling the holder thereof to purchase one (1) Company Ordinary Share at a purchase price of $11.50 per share.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other binding contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means (a) the ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the share then in issue and conferring the rights to vote at all general meetings of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings.

“Copyrights” means any works of authorship, mask works designs and other equivalent rights in any of the foregoing, and all copyrights therein, and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, guidelines or recommendations promulgated by any applicable Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemics, pandemics or disease outbreaks, including the CARES Act and Families First Act, for similarly situated companies.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that, together with any other Person, would be, at any relevant time, deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414 of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Foreign Plan” means any plan, fund (including any superannuation fund) or other similar program or arrangement established or maintained outside the United States by any Target Company primarily for the benefit of employees of any Target Company residing outside the United States, which plan, fund or other similar program or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, other than (i) any of the foregoing maintained or to which contributions are required by a Governmental Authority and (ii) any Benefit Plan.

“Fraud Claim” means any claim a Party has committed an actual and intentional fraud as defined under the laws of the State of New York.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“GLSP Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 25, 2021, by and between SPAC and Sponsor.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department, division, commission or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“IFRS” means the Internal Financial Reporting Standards as in effect issued by the International Accounting Standards Board.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for

Annex A-60

the deferred purchase price of property or services (other than those incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP or IFRS (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against and not settled, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, and (h) all obligations described in clauses (a) through (g) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, intellectual property rights in Software, and other intellectual property.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Target Companies consisting of the consolidated balance sheets of the Target Companies as of the Interim Balance Sheet Date and the related consolidated income statements for the six months ended June 30, 2021 and June 30, 2020.

“Interim Balance Sheet Date” means June 30, 2021.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and all documentation related thereto, and any applications for registration therefor worldwide.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” means the initial public offering of SPAC Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated as of April 8, 2021, and filed with the SEC on April 12, 2021 (File No. 333-249465).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Knowledge” means, with respect to (i) the Company and other Target Companies, the actual knowledge of the individuals set forth on Schedule 11.1 of the Company Disclosure Schedules or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter and Company and other Target Companies employees who are named inventors or direct participants in the creation or prosecution of any Target Company Intellectual Property, (ii) SPAC, the actual knowledge of the individuals set forth on Schedule 11.1 of the SPAC Disclosure Schedules or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter or (iii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter or (B) if a natural person, the actual knowledge of such Party or the knowledge that such Party would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, IFRS or other applicable accounting standards), including Tax liabilities due or to become due.

Annex A-61

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (on voting, sale, transfer or disposition), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Lookback Date” means January 1, 2019.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect after the date of this Agreement that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole or (b) the ability of such Person and its Affiliates to consummate the transactions contemplated by this Agreement; provided, however, that any fact, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, events, occurrences, changes or effects) shall not be taken into account when determining whether a Material Adverse Effect pursuant to clause (a) above has occurred: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP, IFRS or other applicable accounting principles (or any authoritative interpretation hereof) or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by any acts of God, terrorism, war (whether or not declared) or natural disaster or any worsening thereof; (v) any epidemic, pandemic, plague or other outbreak of illness or disease or public health event (including COVID-19) or any COVID-19 Measures or any changes or prospective changes in such COVID-19 Measures or changes or prospective changes in the interpretation, implementation or enforcement thereof; (vi) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vii) with respect to SPAC, the consummation and effects of the Redemption; (viii) the announcement or the existence of this Agreement or the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, works councils or other labor organizations, customers, suppliers or partners; (ix) any actions taken at the written request of SPAC (including e-mail or other forms of electronic communications) to the extent taken in accordance with such express instructions; or (x) any changes or prospective changes after the date of this Agreement in applicable Law (or interpretations, implementation or enforcement thereof), excluding GAAP, IFRS or any other accounting principles (or authoritative interpretations thereof); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii), (iv), (v) and(x), immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries and geographic location in which such Person or any of its Subsidiaries primarily conducts and operates its businesses. Notwithstanding the foregoing, with respect to SPAC, the amount of the Redemption or the failure to obtain the Required SPAC Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to SPAC.

“Merger Sub Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Merger Sub, which shares shall entitle the holder thereof to 1 vote per share, as provided for and fully described in memorandum and articles of association of Merger Sub.

“NASDAQ” means The Nasdaq Stock Market LLC.

“Ordinary Course of Business” means (i) the ordinary course of the Target Companies’ business consistent with past practices, (ii) any reasonable actions or omission in response to or otherwise related to any change, effect, event, occurrence, state of facts or development attributable to COVID-19 or COVID-19 Measures, and (iii) any other action reasonably deemed necessary in the good faith determination of the management or directors of the Company in connection with the operations of the Target Companies or the furtherance of the Transactions.

Annex A-62

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is or has been entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its memorandum and articles of association or similar organizational documents, in each case, as amended. With respect to SPAC, Organizational Documents shall also include the Trust Agreement.

“Patents” means any patents, patent applications in any jurisdiction in the world, and the inventions, designs and improvements described and claimed therein, and other patent rights (including any divisionals, provisionals, non-provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“PCAOB Audited Financial Statements” means the audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the audited consolidated balance sheets of the Target Companies as of the Balance Sheet Date and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the year then ended, each audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business, (b) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established with respect thereto, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Target Companies’ use or occupancy of such real property for the operation of their business, (d) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (e) licenses of Intellectual Property in the ordinary course of business, (f) Liens arising under this Agreement or any Ancillary Document, or (g) non-exclusive licenses of Intellectual Property granted by a Target Company in the ordinary course of business, in each case other than such encumbrances or restrictions that are the direct and intended result of the affirmative vote or action occurring after the date of this Agreement by a Target Company.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Related Person” means any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person).

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

Annex A-63

“Required SPAC Shareholder Approval” means the approval of the SPAC Shareholder Approval Matters by the requisite vote of the holders of SPAC Shares at the Extraordinary General Meeting, in accordance with, and as required by the SPAC Organizational Documents, the Cayman Act and other applicable law.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the U.S. Securities Act of 1933.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002.

“SPAC Organizational Documents” means the Amended and Restated Memorandum and Articles of Association of SPAC; provided, that references herein to the SPAC Organizational Documents for periods after the Merger Effective Time includes the Surviving Company Memorandum and Articles of Association.

“SPAC Class A Shares” means the Class A ordinary shares, par value $0.0001 per share, of SPAC.

“SPAC Class B Shares” means the Class B ordinary shares, par value $0.0001 per share, of SPAC.

“SPAC Confidential Information” means all confidential or proprietary documents and information concerning SPAC or any of its Representatives; provided, however, that SPAC Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, Merger Sub or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by SPAC or its Representatives to by the Company, Merger Sub or any of their respective Representatives, was previously known by such receiving party, other than from SPAC or its Representatives, without violation of Law or any confidentiality obligation by the Person receiving such SPAC Confidential Information. For the avoidance of doubt, from and after the Closing, SPAC Confidential Information will include the confidential or proprietary information of the Target Companies.

“SPAC Fundamental Representations” means the representations and warranties contained in Sections 2.1 (Organization and Standing), 2.2 (Authorization; Binding Agreement), 2.5 (Capitalization) and 2.16 (Finders and Brokers).

“SPAC Preference Shares” means preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by SPAC’s board of directors.

“SPAC Private Units” means the units issued in a private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase (i) one SPAC Subunit and (ii) one half of one SPAC Private Warrant.

“SPAC Public Units” means the units issued in the IPO (including over-allotment units acquired by SPAC’s underwriter) consisting of (i) one SPAC Subunit and (ii) one half of one SPAC Public Warrant.

“SPAC Private Warrants” means the warrants issued in a private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase one SPAC Class A Share per whole warrant at a purchase price of $11.50 per share.

“SPAC Public Warrants” means the warrants that were included as part of each SPAC Unit, entitling the holder thereof to purchase one SPAC Class A Share per whole warrant at a purchase price of $11.50 per share.

“SPAC Shares” means, collectively, the SPAC Class A Shares and the SPAC Class B Shares.

“SPAC Securities” means the SPAC Units, the SPAC Shares, the SPAC Preference Shares and the SPAC Warrants, as appropriate.

Annex A-64

“SPAC Subunit” means the subunits, issuable upon detachment of a SPAC Unit, entitling the holder thereof to (i) one SPAC Class A Share and (ii) one-quarter of one SPAC Public Warrant.

“SPAC Transaction Expenses” means all fees and expenses of SPAC (and not otherwise expressly allocated to any of the Target Companies or Merger Sub pursuant to the terms of this Agreement or any Ancillary Document) incurred or payable as of the Closing Date in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of their covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, along with any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO payable upon consummation of a Business Combination, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, financial printer, proxy solicitor, or other agents or service providers of SPAC, travel and entertainment incurred by SPAC, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to SPAC pursuant to this Agreement or any Ancillary Document.

“SPAC Units” means the SPAC Private Units and SPAC Public Units, collectively.

“SPAC Warrants” means SPAC Private Warrants and SPAC Public Warrants, collectively.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules. Notwithstanding the forgoing, Merger Sub shall not be deemed to be a Subsidiary of the Company for purposes of this Agreement.

“Target Company” means each of the Company and its direct and indirect Subsidiaries (excluding Merger Sub).

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Tax” means any U.S. federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Authority with respect thereto, whether disputed or not, and including any secondary liability for any of the aforementioned.

“Trade Secrets” means, collectively, any trade secrets, know-how, confidential research and development information, formulae, confidential price and cost information, processes, and other confidential information or proprietary rights, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, Software

Annex A-65

documentation operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, and improvements (whether or not patentable or subject to copyright, trademark, or trade secret protection), in each case, to the extent the foregoing are confidential, provide material competitive advantage, and protected by applicable Law.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trust Account” means the trust account established by SPAC with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of April 8, 2021, as it may be amended (including to accommodate the Merger), by and between SPAC and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

11.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
2022 Equity Plan	5.16	Lock-Up Agreement	Recitals
Accounts Receivable	4.7(f)	Lost Certificate Affidavit	1.7(c)
Acquisition Proposal	5.7(a)	Merger	Recitals
Agreement	Recitals	Merger Consideration	Recitals
Alternative Transaction	5.7(a)	Merger Documents	1.1(b)
Amended Organizational Documents	1.1(d)	Merger Effective Time	1.1(b)
Antitrust Laws	5.9(b)	Merger Sub	Preamble
Assignment, Assumption and Amendment to Warrant Agreement	Recitals	New SPAC Ordinary Share	Recitals
Business Combination	9.1	OFAC	2.17(c)
Business Combination Proposal	5.11	Outside Date	8.1(b)
Cayman Registrar	1.1(b)	Outstanding Company Options	Recitals
Claim	5.17(a)	Party	Preamble
Closing	1.1(a)	PII	4.14(a)
Closing Date	1.1(a)	PIPE Investment	5.5
Closing Filing	5.12(b)	PIPE Share	5.5
Closing Press Release	5.12(b)	Post-Closing Board	5.15(a)
Company	Preamble	PPACA	4.18(f)
Company Benefit Plan	4.18(a)	Proxy Statement	5.11
Company Disclosure Schedules	Article IV	Public Certifications	2.6(a)
Company IP	4.13(c)	Public Shareholders	9.1
Company IP Licenses	4.13(a)	Recapitalization	1.1(h)
Company Material Contract	4.12(a)	Redemption	9.1
Company Ordinary Shares	Recitals	Registration Rights Agreement	Recitals
Company Real Property Leases	4.16(b)	Registration Statement	5.11(a)
Company Registered IP	4.13(a)	Released Claims	9.1
Company Shareholder Approval Matters	5.13	Required Company Shareholder Approval	5.13
Company Warrants	Preamble	SEC Reports	2.6(a)
Company Warrant Assumption	Recitals	SEC SPAC Accounting Changes	2.6(a)
Conversion Ratio	1.1(h)	Signing Filing	5.12(b)
D&O Indemnified Parties	5.17(a)	Signing Press Release	5.12(b)
EGS	10.3	SPAC	Preamble
Enforceability Exceptions	2.2	SPAC Disclosure Schedules	Article II
Exchange Agent	1.7(a)	SPAC Financials	2.6(c)
Exercising Warrants	2.2	SPAC Material Contract	2.13(a)
Existing Articles	Recitals	SPAC Recommendation	2.2

Annex A-66

Term	Section	Term	Section
Extension	5.3(a)e	SPAC Registration Rights Agreement Amendment	Recitals
Extension Expenses	5.3(b)	SPAC Shareholder Approval Matters	5.11(a)
Extraordinary General Meeting	5.11	SPAC Shares Merger Consideration	Recitals
Federal Securities Laws	5.8	Specified Courts	10.4
Forward Purchase Agreements	Recitals	Sponsor	Recitals
FPA Investors	Recitals	Sponsor Voting Agreement	Recitals
FPA Securities	Recitals	Subscription Agreement	Recitals
Gorilla Group	10.14(b)	Surviving Company	1.1(a)
Health Plan	4.8(f)	Surviving Company Memorandum and Articles of Association	Recitals
Intended Tax Treatment	Recitals	Target Voting Agreement	Recitals
Interim Period	5.1(a)	Top Customers	4.26
IRS	4.18(c)	Top Suppliers	4.26
KLG	10.3	Transactions	Recitals

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

SPAC:
GLOBAL SPAC PARTNERS CO.
By:	/s/ Bryant B. Edwards
Name:	Bryant B. Edwards
Title:	Chief Executive Officer
Merger Sub:
GORILLA MERGER SUB, INC.
By:	/s/ Dr. Spincer Koh
Name:	Dr. Spincer Koh
Title:	Chief Executive Officer
The Company:
GORILLA TECHNOLOGY GROUP INC.
By:	/s/ Dr. Spincer Koh
Name:	Dr. Spincer Koh
Title:	Chief Executive Officer

Annex A-67

Annex B

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Gorilla Technology GROUP Inc.
(adopted by Special Resolution dated [Date] and effective on [date])

Annex B-1

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
Gorilla Technology GROUP Inc.
(adopted by Special Resolution dated [Date] and effective on [date])

1         The name of the Company is Gorilla Technology Group Inc.

2         The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3         The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4         The liability of each Member is limited to the amount unpaid on such Member’s shares.

5         The share capital of the Company is US$[ ] divided into [ ] ordinary shares of a par value of US$0.0001 each and [ ] preference shares of a par value of US$0.0001 each1.

6         The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7         Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the respective meanings given to them in the Amended and Restated Articles of Association of the Company.

____________

1        Share capital TBC

Annex B-2

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
Gorilla Technology GROUP Inc.
(adopted by Special Resolution dated [Date] and effective on [date])

1         Interpretation

1.1      In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Applicable Law”

means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these amended and restated articles of association of the Company.
“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“Clearing House”

means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	means the above named company.
“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).
“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Capital Market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Communication”

means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.
“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

Annex B-3

“Exchange Act”

means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.
“IPO”	means the Company’s initial public offering of securities.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the amended and restated memorandum of association of the Company.
“Officer”	means a person appointed to hold an office in the Company.
“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	means an ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.
“Securities Act”

means the United States Securities Act of 1933, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Share”	means an Ordinary Share or a Preference Share and includes a fraction of a share in the Company.
“Special Resolution”	has the same meaning as in the Statute.
“Statute”	means the Companies Act (As Revised) of the Cayman Islands.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2      In the Articles:

(a)     words importing the singular number include the plural number and vice versa;

(b)    words importing the masculine gender include the feminine gender;

(c)     words importing persons include corporations as well as any other legal or natural person;

Annex B-4

(d)    “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)     “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)     references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)    any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)    the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)     headings are inserted for reference only and shall be ignored in construing the Articles;

(j)     any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)    any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)     sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)   the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)    the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2         Commencement of Business

2.1      The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3         Issue of Shares

3.1      Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2      The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3      The Company may issue securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4      The Company shall not issue Shares to bearer.

Annex B-5

4         Register of Members

4.1      The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2      The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5         Closing Register of Members or Fixing Record Date

5.1      For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2      In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3      If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6         Certificates for Shares

6.1      A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2      The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3      If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4      Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

Annex B-6

6.5      Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7         Transfer of Shares

7.1      Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such right, option or warrant.

7.2      The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8         Redemption, Repurchase and Surrender of Shares

8.1      Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

8.2      Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3      The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4      The Directors may accept the surrender for no consideration of any fully paid Share.

9         Treasury Shares

9.1      The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2      The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10       Variation of Rights of Shares

10.1    Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with

Annex B-7

the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2    For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3    The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

11       Commission on Sale of Shares

           The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12       Non Recognition of Trusts

           The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13       Lien on Shares

13.1    The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2    The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3    To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4    The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

Annex B-8

14       Call on Shares

14.1    Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2    A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3    The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4    If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5    An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6    The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7    The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8    No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15       Forfeiture of Shares

15.1    If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2    If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3    A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4    A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect

Annex B-9

of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5    A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6    The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16       Transmission of Shares

16.1    If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2    Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3    A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17       Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1    The Company may by Ordinary Resolution:

(a)     increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)    consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)     convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)    by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

Annex B-10

(e)     cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2    All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3    Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)     change its name;

(b)    alter or add to the Articles;

(c)     alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)    reduce its share capital or any capital redemption reserve fund.

18       Offices and Places of Business

           Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19       General Meetings

19.1    All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2    The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

19.3    The Directors or the chairman of the board of Directors may call general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

19.4    Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to Members in connection with the previous year’s annual general meeting or, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.

20       Notice of General Meetings

20.1    At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)     in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)    in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

Annex B-11

20.2    The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21       Proceedings at General Meetings

21.1    No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

21.2    A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3    If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.4    The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.5    If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.6    The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.7    When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.8    If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

21.9    When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

21.10  A resolution put to the vote of the meeting shall be decided on a poll.

21.11  A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

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21.12  A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.13  In the case of an equality of votes the chairman shall not be entitled to a second or casting vote.

22       Votes of Members

22.1    Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

22.2    In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3    A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4    No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5    No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6    Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7    A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

23       Proxies

23.1    The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2    The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

Annex B-13

23.3    The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.4    The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5    Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24       Corporate Members

24.1    Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24.2    If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

25       Shares that May Not be Voted

           Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26       Directors

26.1    There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

26.2    The Directors shall be divided into two classes: Class I and Class II. The number of Directors in each class shall be as nearly equal as possible, provided that notwithstanding anything herein, a managing director (if any) shall not be classified as Class I or Class II Director, and the term of a managing director (if any) shall be indefinite until he is removed pursuant to the Articles, resigns as a Director or his death. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I or Class II Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class II Directors shall stand appointed for a term expiring at the Company’s third annual general meeting. A Director whose term has expired shall be eligible for re-appointment. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a

Annex B-14

majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

27       Powers of Directors

27.1    Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2    All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3    The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4    The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

28       Appointment and Removal of Directors

28.1    The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2    The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29       Vacation of Office of Director

           The office of a Director shall be vacated if:

(a)     the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)    the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)     the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)    the Director is found to be or becomes of unsound mind; or

(e)     all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

Annex B-15

30       Proceedings of Directors

30.1    The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

30.2    Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote.

30.3    A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4    A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5    A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6    The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7    The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

30.8    All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9    A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31       Presumption of Assent

           A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

Annex B-16

32       Directors’ Interests

32.1    A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2    A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

32.3    A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

32.4    No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

32.5    A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33       Minutes

           The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

34       Delegation of Directors’ Powers

34.1    The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee and the Compensation Committee. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2    The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3    The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules

Annex B-17

and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee and the Compensation Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee and the Compensation Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

34.4    The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.5    The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.6    The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

35       No Minimum Shareholding

           The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36       Remuneration of Directors

36.1    The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

36.2    The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

37       Seal

37.1    The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

37.2    The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

Annex B-18

37.3    A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

38       Dividends, Distributions and Reserve

38.1    Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

38.2    Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

38.3    The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

38.4    The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

38.5    Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

38.6    The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

38.7    Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

38.8    No Dividend or other distribution shall bear interest against the Company.

38.9    Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

Annex B-19

39       Capitalisation

           The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

40       Books of Account

40.1    The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

40.2    The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

40.3    The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

41       Audit

41.1    The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

41.2    Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

41.3    If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

41.4    The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

Annex B-20

41.5    If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

41.6    Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

41.7    Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

41.8    Any payment made to members of the Audit Committee (if one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.

41.9    The Audit Committee shall monitor compliance with the terms of the IPO and, if any non-compliance is identified, the Audit Committee shall be charged with the responsibility to take all action necessary to rectify such non-compliance or otherwise cause compliance with the terms of the IPO.

41.10  At least one member of the Audit Committee shall be an “audit committee financial expert” as determined by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The “audit committee financial expert” shall have such past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

42       Notices

42.1    Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

42.2    Where a notice is sent by:

(a)     courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)    post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)     cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)    e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)     placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

Annex B-21

42.3    A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

42.4    Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

43       Winding Up

43.1    If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)     if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)    if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

43.2    If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44       Indemnity and Insurance

44.1    Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

44.2    The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount

Annex B-22

to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

44.3    The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

45       Financial Year

           Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

46       Transfer by Way of Continuation

           If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

47       Mergers and Consolidations

           The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

48       Business Opportunities

48.1    To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

48.2    Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a Director and/or Officer who is also a member of Management acquires knowledge.

48.3    To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

Annex B-23

Annex C

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

This plan of merger (the “Plan of Merger”) is made on [date] between Global SPAC Partners Co. (the “Surviving Company”) and Gorilla Merger Sub, Inc. (the “Merging Company”).

Whereas the Merging Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act (As Revised) (the “Statute”).

Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Statute.

Whereas the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement dated as of 21 December 2021 (the “Business Combination Agreement”) by and among, among others, the Surviving Company and the Merging Company, a copy of which is annexed at Annexure 1 hereto.

Now therefore this Plan of Merger provides as follows:

1       The constituent companies (as defined in the Statute) to this Merger are the Surviving Company and the Merging Company.

2       The surviving company (as defined in the Statute) is the Surviving Company.

3       The registered office of:

3.1    the Surviving Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands; and

3.2    the Merging Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

4       Immediately prior to the Effective Date (as defined below), the share capital of:

4.1    the Surviving Company will be US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each; and

4.2    the Merging Company will be US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each.

5       The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute (the “Effective Date”).

6       The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Merger Agreement in the form annexed at Annexure 1 hereto.

7       The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

Annex C-1

8       upon the Effective Date:

8.1    the name of the Surviving Company shall be changed from “Global SPAC Partners Co.” to “Gorilla Technology Group Inc.”;

8.2    the Amended and Restated Memorandum and Articles of Association of the Surviving Company currently in effect shall be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto;

8.3    the authorised share capital of the Surviving Company shall be re-designated as follows:

From:    US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each;

To:    US$22,100 divided into 221,000,000 shares of a par value of US$0.0001 each;

By:    the re-designation of the 200,000,000 Class A ordinary shares of a par value of US$0.0001 each into 200,000,000 shares of a par value of US$0.0001 each;

By:    the re-designation of the 20,000,000 Class B ordinary shares of a par value of US$0.0001 each into 20,000,000 shares of a par value of US$0.0001 each; and

By:    the re-designation of the 1,000,000 preference shares of a par value of US$0.0001 each into 1,000,000 shares of a par value of US$0.0001 each.

9       There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.

10     The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

11     The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

12     The names and addresses of each director of the surviving company (as defined in the Statute) are:

12.1  [only one director is required] of [Insert personal address of Director];

12.2  [multiple directors can be appointed if desired] of [Insert personal address of Director]; and

12.3  [repeat for all Directors of the surviving company (i.e. the merged entity)].

13     This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Statute.

14     This Plan of Merger has been authorised by:

14.1  the sole shareholder of the Merging Company pursuant to section 233(6) of the Statute by way of resolutions passed pursuant to resolutions in writing; and

14.2  the shareholders of the Surviving Company pursuant to section 233(6) of the Statute by way of resolutions passed at an extraordinary general meeting of the Surviving Company.

15     At any time prior to the Effective Date, this Plan of Merger may be:

15.1  terminated by the board of directors of either the Surviving Company or the Merging Company;

Annex C-2

15.2  amended by the board of directors of both the Surviving Company and the Merging Company to:

(a)     change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)    effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

16     This Plan of Merger may be executed in counterparts.

17     This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

(The remainder of this page is intentionally left blank — signature pages follow)

Annex C-3

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by	)
Global SPAC Partners Co.	)
By:	)	Name:
	)	Title: Director

Annex C-4

SIGNED by	)
Gorilla Merger Sub, Inc.	)
By:	)	Name: Koh, Sih-Ping
	)	Title: Director

Annex C-5

Annexure 1

Business Combination Agreement

Annex C-6

Annexure 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

Annex C-7

Annex D

GLOBAL SPAC PARTNERS CO.
2093 Philadelphia Pike #1968,
Claymont, DE 19703

FORM OF PROXY CARD
FOR THE EXTRAORDINARY GENERAL MEETING OF
GLOBAL SPAC PARTNERS CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jayesh Chandan and Bryant B. Edwards (each, a “Proxy”) as proxies, each with full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting of Global SPAC Partners Co. (“Global”) to be held on _________, 2022 at _________ a.m., Eastern Time solely over the Internet by means of a live audio webcast at https://www.cstproxy.com/globalspacpartners/2022, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in each Proxy’s discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▲
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

(1) Proposal No. 1 — The Business Combination Proposal — To approve and adopt the Business Combination Agreement, dated as of December 21, 2021 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among Global, Gorilla Technology Group Inc., a Cayman Islands exempted company (“Gorilla”) and Gorilla Merger Sub, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Gorilla (“Merger Sub”), and the transactions contemplated therein, including the Business Combination whereby Merger Sub will merge with and into Global, with Global surviving the merger as a wholly-owned subsidiary of Gorilla (the “Business Combination”). A copy of the Business Combination Agreement and the related agreements to be entered into pursuant to the Business Combination Agreement are appended to the accompanying proxy statement/prospectus as Annex A.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2) Proposal No. 2 — The Charter Proposals — To approve and adopt the following material differences between Global’s amended and restated memorandum and articles of association (the “Global Articles”) and Gorilla’s amended and restated memorandum and articles of association (the “Gorilla Articles”), to be effective upon the consummation of the Business Combination:

1.	the name of the new public entity will be “Gorilla Technology Group Inc.” as opposed to “Global SPAC Partners Co.”;
	☐ FOR	☐ AGAINST	☐ ABSTAIN

Annex D-1

2.	the Gorilla Articles will provide for one class of ordinary shares as opposed to the two classes of ordinary shares provided for in the Global Articles;
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Gorilla’s corporate existence is perpetual as opposed to Global’s corporate existence terminating if a business combination is not consummated within a specified period of time; and
	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	the Gorilla Articles will not include the various provisions applicable only to special purpose acquisition corporations that the Global Articles contains.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3) Proposal No. 3 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of five million PIPE Subunits (one Global Class A ordinary share and one-quarter of redeemable Global warrant) in the PIPE Investment.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4) Proposal No. 4 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn this extraordinary general meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.
ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
Date:	___________, 2022
Signature
Signature

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

▲ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▲

Annex D-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Item 21. Exhibits and Financial Statements Schedules

(a) Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of December 21, 2021, by and among Global, Gorilla and Merger Sub (included as Annex A to the proxy statement/prospectus).
3.1**	Memorandum and Articles of Association of Gorilla.
3.2	Form of Amended and Restated Memorandum and Articles of Association of Gorilla (included as Annex B to the proxy statement/prospectus).
3.3	Amended and Restated Memorandum and Articles of Association of Global (incorporated by reference to Exhibit 3.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).
4.1	Specimen Unit Certificate of Global (incorporated by reference to Exhibit 4.1 of Global’s Form S-1/A5 filed with the SEC on March 23, 2021).
4.2	Specimen Class A Ordinary Shares Certificate of Global (incorporated by reference to Exhibit 4.2 of Global’s Form S-1/A2 filed with the SEC on March 9, 2021).
4.3	Specimen Warrant Certificate of Global (incorporated by reference to Exhibit 4.3 of Global’s Form S-1/A2 filed with the SEC on March 9, 2021).
4.4	Specimen Subunit Certificate of Global (incorporated by reference to Exhibit 4.4 of Global’s Form S-1/A5 filed with the SEC on March 23, 2021).
4.5

Warrant Agreement, dated as of April 8, 2021, between Continental Stock Transfer & Trust Company and Global (incorporated by reference to Exhibit 4.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).

4.6	Specimen Ordinary Share Certificate of Gorilla Technology Group Inc.
4.7	Specimen Warrant Certificate of Gorilla Technology Group Inc.
4.7

Registration Rights Agreement, dated as of April 8, 2021, by and among Global, the Sponsor and I-Bankers (incorporated by reference to Exhibit 10.3 of Global’s Form 8-K filed with the SEC on April 14, 2021).

5.1*	Opinion of Maples and Calder (Cayman) LLP as to the validity of the Gorilla ordinary shares to be issued.
5.2*	Opinion of K&L Gates LLP as to the validity of the Gorilla warrants to be issued.
8.1*	Opinion of Ellenoff Grossman & Schole LLP regarding certain federal income tax matters.
10.1

Investment Management Trust Agreement, dated as of April 8, 2021, by and between Global and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on April 14, 2021).

10.2

Letter Agreement, dated April 8, 2021, by and among Global, its officers, its directors, the Sponsor and I-Bankers (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).

Exhibit Number	Description
10.3	Placement Unit Subscription Agreement, dated April 8, 2021, by and between Global and the Sponsor (incorporated by reference to Exhibit 10.4 of Global’s Form 8-K filed with the SEC on April 14, 2021).
10.4	Placement Unit Subscription Agreement, dated April 8, 2021, by and between Global and I-Bankers (incorporated by reference to Exhibit 10.5 of Global’s Form 8-K filed with the SEC on April 14, 2021).
10.5

Administrative Support Agreement, dated as of April 8, 2021, by and between Global and SPAC Partners, LLC (incorporated by reference to Exhibit 10.6 of Global’s Form 8-K filed with the SEC on April 14, 2021).

10.6	Form of Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan.
10.7

Form of Voting Agreement, dated as of December 21, 2021, by and among Global, Gorilla, and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on December 28, 2021).

10.8

Form of Lock-Up Agreement, dated as of December 21, 2021, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on December 28, 2021).

10.9

Founder Voting Agreement, dated as of December 21, 2021, by and between Gorilla, Global and the Sponsor (incorporated by reference to Exhibit 10.3 of Global’s Form 8-K filed with the SEC on December 28, 2021).

10.10

Form of First Amendment to Registration Rights Agreement, by and among Gorilla, Global and the Sponsor (incorporated by reference to Exhibit 10.4 of Global’s Form 8-K filed with the SEC on December 28, 2021).

10.11

Form of Registration Rights Agreement, by and between Gorilla and the shareholders of Gorilla party thereto (incorporated by reference to Exhibit 10.5 of Global’s Form 8-K filed with the SEC on December 28, 2021).

10.11

Form of Assignment, Assumption and Amendment to Warrant Agreement among Continental Stock Transfer & Trust Company, LLC, Gorilla and Global (incorporated by reference to Exhibit 10.6 of Global’s Form 8-K filed with the SEC on December 28, 2021).

10.12

Form of First Amendment to Lock-Up Agreement, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on February 11, 2022).

10.13

Form of Subscription Agreement, dated as of February 10, 2022, by and among Global, Gorilla and the investor named therein. (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on February 11, 2022).

21.1**	List of subsidiaries of Gorilla.
23.1	Consent of PricewaterhouseCoopers, Taiwan, independent registered accounting firm for Gorilla.
23.2	Consent of UHY LLP, independent registered accounting firm for Global.
23.3*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.4*	Consent of K&L Gates LLP (included in Exhibit 5.2).
23.5*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1).
24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
99.1**	Consent of Jayesh Chandan (Director Nominee).
99.2**	Consent of Dr. Sih-Ping Koh (Director Nominee).
99.3**	Consent of Tomoyuki Nii (Director Nominee).
99.4**	Consent of Rt. Hon. Ruth Kelly (Director Nominee).
99.5**	Consent of Gregg Walker (Director Nominee).
99.6**	Consent of Yoichiro Hirano (Director Nominee).
99.7**	Form of Proxy Card for Extraordinary General Meeting (included as Annex D to the proxy statement/prospectus).
107	Calculation of Registration Fee

____________

*        To be filed by amendment.

**      Previously filed.

†        Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

•        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

•        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Neihu, Taipei 114720, Taiwan, R.O.C, on the 18th day of February, 2022.

Gorilla Technology Group Inc.
By:	/s/ Dr. Sih-Ping “Spincer” Koh
Name: Title:	Dr. Sih-Ping “Spincer” Koh Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, as amended, has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Dr. Sih-Ping “Spincer” Koh	Chief Executive Officer and Director	February 18, 2022
Dr. Sih-Ping “Spincer” Koh	(Principal Executive Officer)
*	Senior Vice President — Finance	February 18, 2022
Ming-hsing “Stardi” Yen	(Principal Financial Officer and Principal Accounting Officer)
*	Director	February 18, 2022
Dr. Sih-Ping “Spincer” Koh
*	Director	February 18, 2022
Richard Chang for and on behalf of Landtek Corporation
*	Director	February 18, 2022
Chun-Chuan Pu
*	Director	February 18, 2022
Tomoyuki Nii
*	Director	February 18, 2022
Steven Ho for and on behalf of Technology Associates Management Co., Ltd.
*	Director	February 18, 2022
Hsu, Chang-I for and on behalf of Rivetel Inv. Co., Ltd.
*	Director	February 18, 2022
Yoichiro Hirano
*By:	/s/ Dr. Sih-Ping “Spincer” Koh	February 18, 2022
Name:	Dr. Sih-Ping “Spincer” Koh
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gorilla Technology Group Inc. has signed this registration statement in the City of Newark, State of Delaware, on the 18th day of February, 2022.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates